UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STARWOOD WAYPOINT RESIDENTIAL TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common shares $0.01 par value per share
	(2)	Aggregate number of securities to which transaction applies: 71,269,583
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Based on the average of the high and low prices of the registrant’s common shares of $25.02 per share on October 13, 2015. The 6,400,0000 common units of Starwood Waypoint Residential Partnership, L.P. to be received in the internalization transaction are redeemable for the registrant’s common shares on a one-for-one basis.

	(4)	Proposed maximum aggregate value of transaction: $1,783,164,967
	(5)	Total fee paid: $179,565

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Starwood Waypoint Residential Trust

1999 Harrison Street

Oakland, California 94612

                    , 2015

Dear Fellow Shareholders:

The trustees and officers of Starwood Waypoint Residential Trust (“SWAY”) join me in extending to you a cordial invitation to attend a special meeting of shareholders of SWAY (the “Special Meeting”). The Special Meeting will be held on                               at         p.m., Pacific Time, at SWAY’s principal executive offices at 1999 Harrison Street, Oakland, California 94612.

Enclosed you will find the notice of meeting, proxy statement and proxy card. At the Special Meeting, you will be asked to consider and vote upon a proposal that will allow SWAY to internalize its management (the “Internalization”) and a proposal that will allow SWAY to merge Colony American Homes, Inc. (“CAH”) with and into a wholly owned subsidiary of SWAY (the “Merger”). Upon the closing of the Internalization and the Merger, the combined company will be named “Colony Starwood Homes” (the “Combined Company”). Currently, SWAY’s common shares, $0.01 par value per share (“Common Shares”), are listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “SWAY.” Upon the closing of the Internalization and the Merger, the Common Shares will be listed and traded on the NYSE under the ticker symbol “SFR.” These matters are described briefly below and in greater detail in the enclosed materials, which I urge you to read carefully.

The Internalization

SWAY, Starwood Waypoint Residential Partnership, L.P., SWAY’s wholly owned subsidiary (the “Operating Partnership”), SWAY Management LLC (the “Manager”) and Starwood Capital Group Global, L.P. (“Starwood Capital Group”) have entered into a Contribution Agreement dated as of September 21, 2015 (the “Contribution Agreement”), pursuant to which SWAY will internalize its management through the acquisition of the Manager in exchange for the issuance to Starwood Capital Group of 6,400,000 common units of the Operating Partnership (“OP Units”), which under certain circumstances are redeemable for Common Shares on a one-for-one basis, and certain post-closing asset-based adjustments in cash (the “Internalization Consideration”). A copy of the Contribution Agreement is attached as Annex A to the accompanying proxy statement.

Since SWAY’s spin-off from Starwood Property Trust, Inc. on January 31, 2014, SWAY has been externally managed by the Manager, which is currently 100% owned by Starwood Capital Group. SWAY has relied on the Manager, to provide or obtain, on SWAY’s behalf, the personnel and services necessary for SWAY to conduct its business as SWAY has no employees of its own. During this time, the Manager has provided SWAY with investment, acquisition and property management services.

If the Internalization is completed, Starwood Capital Group will contribute the outstanding equity interests of the Manager to the Operating Partnership in exchange for 6,400,000 OP Units. The OP Units are redeemable at the election of the holder, and SWAY has the option, at SWAY’s sole discretion, to redeem any such OP Units for cash or exchange such OP Units for Common Shares, on a one-for-one basis. Upon the closing of the Internalization and the Merger, the OP Units will represent approximately 5.8% of the Combined Company’s fully diluted shares of beneficial interest (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger (as described below)). You will find a more detailed description of the terms of the Contribution Agreement, including a description of the treatment of management fees under the current agreements and mechanics of a net asset adjustment, in the accompanying materials. A copy of the Contribution Agreement is attached as Annex A to the accompanying proxy statement.

SWAY believes that the Internalization will produce compelling benefits to the Combined Company and SWAY’s shareholders, including reduced expenses in the combined general and administrative and management fee expense categories, improved cash flow and a simplified corporate structure. SWAY believes that the impact of these benefits will cause the Internalization to be accretive over time to net income and core funds from operations (“Core FFO”) on a per share basis because the anticipated savings from the reduction in management fees will more than offset the issuance of OP Units and increased personnel and other expenses related to the Internalization. In addition, SWAY believes that the scale of the Combined Company, as a result of the Merger, will be sufficient to internalize the functions of the Manager efficiently. Because CAH is already internally managed, internalizing the Manager will also facilitate a more efficient integration of the CAH personnel, business and platform.

Following the Internalization and the Merger (each of which is conditioned upon the occurrence of the other), the Combined Company will own all material assets and intellectual property rights of the Manager currently used in the conduct of SWAY’s business. Following the Internalization and the Merger, the Combined Company will have the benefit of being internally managed by both (1) officers and employees who currently manage SWAY’s business and who have industry expertise, management capabilities and a unique knowledge of SWAY’s assets and business strategies and (2) officers and employees who currently manage CAH’s business and who have industry expertise, management capabilities and a unique knowledge of CAH’s assets and business strategies.

All of SWAY’s officers are employees of the Manager and some of SWAY’s trustees are partners or employees of the Manager or Starwood Capital Group. These relationships result in those officers and trustees having a material financial interest in the Internalization. To address these conflicts of interest, SWAY’s board of trustees (the “Board”) formed a special committee comprised entirely of independent and disinterested trustees in connection with the evaluation and negotiation of the proposed Internalization (the “Internalization Special Committee”). None of the members of the Internalization Special Committee is affiliated with Starwood Capital Group and none have a financial interest in the proposed Internalization that differs from those of SWAY’s shareholders. The Board authorized the Internalization Special Committee to review, consider and negotiate the terms and conditions of the Internalization and to make a recommendation to the entire Board as to whether SWAY should pursue the Internalization. In evaluating the Internalization, the Internalization Special Committee engaged its own legal and financial advisors.

The Merger

SWAY, CAH and certain of their subsidiaries and certain investors in CAH have entered into an Agreement and Plan of Merger dated as of September 21, 2015 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, including the implementation of the Internalization, CAH will merge with and into SWAY Holdco, LLC, a wholly owned subsidiary of SWAY formed for the purpose of effecting the Merger (the “Merger Subsidiary”). Following the Merger, the Merger Subsidiary will be the surviving entity in the Merger and will continue to be a wholly owned subsidiary of SWAY. The Board has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex B to the accompanying proxy statement.

If the Merger is completed, all of the issued and outstanding shares of CAH common stock, $0.01 par value per share (other than shares held by CAH’s wholly owned subsidiaries, which shares will be canceled), shall be converted into the right to receive an aggregate of 64,869,583 Common Shares (all such shares, the “Merger Consideration”). The Merger Consideration is fixed and will not be adjusted to reflect price changes prior to the closing of the Merger, except for adjustments to reflect any stock split, stock dividend, reorganization, recapitalization, combination, exchange of shares or like change. No fractional shares will be issued in the Merger, and cash will be paid in lieu thereof.

Upon the closing of the Internalization and the Merger, existing shareholders of SWAY will own approximately 35.2% of the Combined Company, Starwood Capital Group (as the former owner of the Manager) will own approximately 5.8% of the Combined Company and former CAH investors will own approximately 59.0% of the Combined Company, in each case, on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger).

The Board believes that the Merger will provide a number of significant strategic and financial opportunities, including the following: (1) a leading platform (combining the advanced technology platforms of SWAY and CAH), management team and Board, led by Barry Sternlicht and Thomas J. Barrack, Jr., each of whom will be appointed as a Co-Chairman of the Board of the Combined Company upon the closing of the Merger; (2) the scale and density to optimize operations and reduce operating costs, with a combined platform of over 30,000 homes and an average of approximately 2,700 homes in each of the Combined Company’s ten largest markets; (3) anticipated synergies, including anticipated general and administrative expense consolidation, regional property-level efficiencies, elimination of the base management fee and economies of scale in services and procurement; (4) a portfolio concentrated in high-growth markets, with the Combined Company’s ten largest markets having strong fundamentals driving occupancy, retention and rent growth and a unique footprint reflecting early acquisitions in strong home price appreciation (“HPA”) markets; (5) further strengthening of SWAY’s balance sheet and expected further improvement in SWAY’s long-term cost of capital and credit profile; (6) anticipated enhanced competitive position as a result of the Combined Company’s size and scale, which position it as a leading aggregator in the SFR sector driving anticipated operational and cost of capital advantages; (7) expected accretive impact on SWAY’s cash flow and Core FFO per share; and (8) expected benefit to shareholders of a stable and secure dividend with growth potential.

CAH is an internally managed REIT focused on the acquisition, ownership, renovation, leasing and management of single-family rental (“SFR”) homes in the United States. CAH operates a fully integrated business and is one of the largest owners of high quality SFR homes in the United States. CAH commenced operations in March 2012 to take advantage of the dislocation in the housing market and has assembled an experienced management team with an extensive background in real estate, property management, acquisitions, renovations and capital markets. CAH was founded by Colony Capital, Inc., a leading global real estate and investment management firm that has made over $60 billion of investments since its founding in 1991. CAH’s experienced management team leads an integrated operating platform that consists of approximately 400 personnel dedicated to acquisitions, renovations, marketing, leasing, administrative, financial and property management functions. As of June 30, 2015, CAH’s portfolio consisted of 17,974 wholly owned homes and 973 homes owned in a joint venture, with an aggregate cost basis of approximately $3.5 billion.

The Special Meeting

At the Special Meeting, SWAY’s common shareholders will be asked to consider and vote on: (1) a proposal to approve the Internalization, including the issuance of Common Shares to be issued upon redemption of OP Units in certain circumstances (the “Internalization Proposal”); (2) a proposal to approve the issuance of the Common Shares to be issued in the Merger (the “Merger Share Issuance Proposal”); and (3) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, as determined in the sole discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes to approve the Internalization Proposal and the Merger Share Issuance Proposal (the “Adjournment Proposal”).

The Internalization Proposal and the Merger Share Issuance Proposal (the “Related Proposals”) are related and interdependent proposals for shareholder action. Implementation of each Related Proposal is contingent upon the implementation of the other Related Proposal. Accordingly, unless the Internalization Proposal is approved by SWAY’s shareholders, SWAY will not effect the Merger, and alternatively, unless the Merger Share Issuance Proposal is approved by SWAY’s shareholders, SWAY will not effect the Internalization. However, approval of the Adjournment Proposal is not contingent upon the approval of any of the other proposals.

After careful consideration of the proposals and, in the case of the Internalization Proposal, the unanimous recommendation of the Internalization Special Committee that the Internalization is advisable and in the best interests of SWAY and its shareholders, the Board unanimously recommends that you vote (1) “FOR” the Internalization Proposal, (2) “FOR” the Merger Share Issuance Proposal and (3) “FOR” the Adjournment Proposal.

The proxy statement attached to this letter provides you with important information about SWAY, the Manager, the Internalization, CAH, the Merger and the Special Meeting. SWAY encourages you to read the entire proxy statement carefully, including the section entitled “Risk Factors” beginning on page 34. You may also obtain more information about SWAY and the Manager from documents SWAY has filed with the Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting in person, please authorize a proxy to vote your Common Shares as promptly as possible. To authorize a proxy, please complete, sign, date and mail your proxy in the pre-addressed postage-paid envelope provided or authorize your proxy by one of the other methods specified in this proxy statement or the accompanying notices. Authorizing a proxy will ensure that your vote is counted at the Special Meeting if you do not attend in person. If your Common Shares are held in “street name” by your broker or other nominee, only your broker or other nominee can vote your shares and the vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or you obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares. You may revoke your proxy at any time before it is voted.

SWAY looks forward to the successful internalization of the Manager and the combination of SWAY and CAH.

Yours very truly,

Barry S. Sternlicht

Chairman of the Board of Trustees

The accompanying proxy statement is dated as of                     , 2015 and is first being sent or given to SWAY’s shareholders on or about                      .

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

To the Shareholders of Starwood Waypoint Residential Trust:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “Special Meeting”) of Starwood Waypoint Residential Trust, a Maryland real estate investment trust (“SWAY”), will be held at SWAY’s principal executive offices at 1999 Harrison Street, Oakland, California 94612 on                      at      p.m., Pacific Time, to consider and vote on the following matters:

1.	a proposal to approve the internalization of SWAY’s management through the acquisition of SWAY Management LLC (the “Manager”) (the “Internalization”) in exchange for the issuance to Starwood Capital Group Global, L.P. (“Starwood Capital Group”) of 6,400,000 common units of Starwood Waypoint Residential Partnership, L.P. (the “Operating Partnership”) (“OP Units”), which under certain circumstances are redeemable for Common Shares on a one-for-one basis, and certain post-closing asset-based adjustments in cash (the “Internalization Consideration”), pursuant to the Contribution Agreement dated as of September 21, 2015 (the “Contribution Agreement”) among SWAY, the Operating Partnership, the Manager and Starwood Capital Group (the “Internalization Proposal”);

2.	a proposal to approve the issuance of 64,869,583 of SWAY’s common shares, $0.01 par value per share (“Common Shares”), in connection with the merger (the “Merger”) of Colony American Homes, Inc. (“CAH”) with and into SWAY Holdco, LLC, a wholly owned subsidiary of SWAY (the “Merger Subsidiary”), pursuant to the Agreement and Plan of Merger dated as of September 21, 2015 among SWAY, the Merger Subsidiary, the Operating Partnership, CAH, CAH Operating Partnership, L.P. and the parties identified therein as the Colony Stockholders, the Colony Unitholders and the Colony Investors (the “Merger Share Issuance Proposal”); and

3.	a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, as determined in the sole discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes to approve the Internalization Proposal and the Merger Share Issuance Proposal (the “Adjournment Proposal”).

Details concerning those matters to come before the Special Meeting are set forth in the accompanying proxy statement for your inspection and SWAY urges you to carefully read the entire proxy statement, including all documents incorporated by reference and annexes thereto, so that you may be informed about the proposals to be addressed at the Special Meeting.

The Internalization Proposal and the Merger Share Issuance Proposal (the “Related Proposals”) are related and interdependent proposals for shareholder action. Implementation of each Related Proposal is contingent upon the implementation of the other Related Proposal. Accordingly, unless the Internalization Proposal is approved by SWAY’s shareholders, SWAY will not effect the Merger, and alternatively, unless the Merger Share Issuance Proposal is approved by SWAY’s shareholders, SWAY will not effect the Internalization. However, approval of the Adjournment Proposal is not contingent upon the approval of any of the other proposals.

SWAY’s board of trustees (the “Board”) unanimously recommends that SWAY’s shareholders vote (1) “FOR” the Internalization Proposal, (2) “FOR” the Merger Share Issuance Proposal and (3) “FOR”

the Adjournment Proposal. The Internalization and the Merger cannot be completed without the approval by SWAY’s shareholders of the Internalization Proposal and the Merger Share Issuance Proposal. The Merger Share Issuance Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on such proposal, assuming a quorum is present. The Internalization Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on such proposal, other than the votes of shares held by Starwood Capital Group and its affiliates, assuming a quorum is present.

The Board has fixed                      as the record date for the Special Meeting. Only the holders of record of Common Shares as of the close of business on                              are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Special Meeting in person, please authorize a proxy to vote your shares as promptly as possible. To authorize a proxy, complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided or, if the option is available to you, call the toll free telephone number listed on your proxy card or use the Internet as described in the instructions on the enclosed proxy card to authorize your proxy. Authorizing a proxy will assure that your vote is counted at the Special Meeting if you do not attend in person. If your Common Shares are held in “street name” by your broker or other nominee, only your broker or other nominee can vote your Common Shares and the vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your Common Shares. You may revoke your proxy at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the Internalization, the Merger and the Special Meeting.

By Order of the Board of Trustees,

Tamra D. Browne

Secretary

Dated:                     , 2015

Oakland, California

ADDITIONAL INFORMATION

The accompanying proxy statement incorporates by reference important business and financial information about SWAY from documents that are not included in or delivered with the proxy statement. This information is available to you without charge at the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov. You can also obtain additional copies of this proxy statement, as well as other relevant materials, by visiting SWAY’s website at www.starwoodwaypoint.com (SWAY does not incorporate by reference into this document information included on the website) or by requesting them in writing using the following contact information or by writing to SWAY at the following address:

Starwood Waypoint Residential Trust

Attn: Secretary

1999 Harrison Street

Oakland, California 94612

For a more detailed description of the information incorporated by reference in the accompanying proxy statement and how you may obtain it, see “Where You Can Find More Information” beginning on page 209.

You may also request information or assistance from Innisfree M&A Incorporated, who is assisting SWAY, at the following address and telephone number:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

i

Starwood Waypoint Residential Trust

1999 Harrison Street

Oakland, California 94612

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

The information in this section does not provide all of the information that may be important to you with respect to the matters being considered at the special meeting of shareholders (the “Special Meeting”) of Starwood Waypoint Residential Trust, a Maryland real estate investment trust (“SWAY,” and, upon the closing of the Internalization (as defined below) and the Merger (as defined below), the “Combined Company”), which, after the Internalization and the Merger, will be named “Colony Starwood Homes.” Therefore, you should read this proxy statement carefully, as well as the full contents of the other documents to which this proxy statement refers or incorporates by reference. These documents contain information that may be important to you in determining how you will vote on the matters to be considered at the Special Meeting.

Overview

Q: Why am I receiving these proxy materials?

A: You are receiving this proxy statement and other proxy materials because you have been identified as a shareholder of SWAY. This proxy statement is being used to solicit proxies on behalf of the SWAY board of trustees (the “Board”) for the Special Meeting. This proxy statement contains important information about the Special Meeting, and you should read it carefully. At the Special Meeting you will be asked to consider and vote upon the following proposals:

1.	Internalization Proposal: a proposal to approve the internalization of SWAY’s management through the acquisition of SWAY Management LLC (the “Manager”) (the “Internalization”) in exchange for the issuance to Starwood Capital Group Global, L.P. (“Starwood Capital Group”) of 6,400,000 common units of Starwood Waypoint Residential Partnership, L.P. (the “Operating Partnership”) (“OP Units”), which under certain circumstances are redeemable for Common Shares on a one-for-one basis, and certain post-closing asset-based adjustments in cash (the “Internalization Consideration”), pursuant to the Contribution Agreement dated as of September 21, 2015 (the “Contribution Agreement”) among SWAY, the Operating Partnership, the Manager and Starwood Capital Group (the “Internalization Proposal”);

2.	Merger Share Issuance Proposal: a proposal to approve the issuance of 64,869,583 of SWAY’s common shares, $0.01 par value per share (“Common Shares”), in connection with the merger (the “Merger”) of Colony American Homes, Inc. (“CAH”) with and into SWAY Holdco, LLC, a wholly owned subsidiary of SWAY (the “Merger Subsidiary”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 21, 2015 among SWAY, the Merger Subsidiary, the Operating Partnership, CAH, CAH Operating Partnership, L.P. (the “CAH Operating Partnership”) and the parties identified therein as the Colony Stockholders, the Colony Unitholders and the Colony Investors (collectively, the “CAH Investors”) (the “Merger Share Issuance Proposal”); and

3.	Adjournment Proposal: a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, as determined in the sole discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes to approve the Internalization Proposal and the Merger Share Issuance Proposal (the “Adjournment Proposal”).

Q: Are the proposals contingent upon one another?

A: The Internalization Proposal and the Merger Share Issuance Proposal (the “Related Proposals”) are related and interdependent proposals for shareholder action. Implementation of each Related Proposal is contingent upon the implementation of the other Related Proposal. Accordingly, unless the Internalization Proposal is approved by SWAY’s shareholders, SWAY will not effect the Merger, and alternatively, unless the Merger Share Issuance Proposal is approved by SWAY’s shareholders, SWAY will not effect the Internalization. However, approval of the Adjournment Proposal is not contingent upon the approval of any of the other proposals.

Q: How does the Board recommend that SWAY shareholders vote on the proposals?

A: After careful consideration of the proposals and, in the case of the Internalization Proposal, the unanimous recommendation of a special committee comprised entirely of independent and disinterested trustees (the “Internalization Special Committee”) that the Internalization is advisable and in the best interests of SWAY and its shareholders, the Board unanimously recommends that you vote (1) “FOR” the Internalization Proposal, (2) “FOR” the Merger Share Issuance Proposal and (3) “FOR” the Adjournment Proposal. Neither the Internalization nor the Merger may be completed without the approval by SWAY shareholders of both the Internalization Proposal and the Merger Share Issuance Proposal.

The Internalization and the Merger

Q: What is the Internalization?

A: SWAY, the Operating Partnership, the Manager and Starwood Capital Group have entered into the Contribution Agreement, pursuant to which, SWAY will internalize its management through the acquisition of the Manager in exchange for the issuance to Starwood Capital Group of 6,400,000 OP Units, which under certain circumstances are redeemable for Common Shares on a one-for-one basis, and certain post-closing asset-based adjustments in cash. A copy of the Contribution Agreement is attached as Annex A to the accompanying proxy statement.

If the Internalization is completed, Starwood Capital Group will contribute all of the outstanding equity interests of the Manager to the Operating Partnership in exchange for 6,400,000 OP Units. The OP Units are redeemable at the election of the holder, and SWAY has the option, at SWAY’s sole discretion, to redeem any OP Units for cash or exchange such OP Units for Common Shares, on a one-for-one basis. Upon the closing of the Internalization and the Merger, the OP Units will represent approximately 5.8% of the Combined Company’s fully diluted shares of beneficial interest (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger). You will find a more detailed description of the terms of the Contribution Agreement, including a description of the mechanics of a net asset adjustment, in the accompanying materials. A copy of the Contribution Agreement is attached as Annex A to the accompanying proxy statement.

Q: Why is SWAY proposing the Internalization?

A: As a result of the Merger, SWAY believes the scale of the Combined Company will be sufficient to internalize the functions of the Manager efficiently. In addition, because CAH is internally managed, internalizing the Manager will facilitate the closing of the Merger and a more efficient integration of the CAH personnel, business and platform. SWAY believes the Internalization will enable the Combined Company to internalize the systems, personnel and management of the Manager with compelling benefits to the Combined Company and the Combined Company’s shareholders through reduced expenses in the combined general and administrative and management fee expense categories, improved cash flow and a simplified corporate structure.

SWAY believes the impact of these benefits will cause the Internalization to be accretive over time to net income and core funds from operations (“Core FFO”) on a per share basis because the anticipated savings from the reduction in management fees will more than offset the issuance of OP Units and increased personnel and other expenses related to the Internalization. See “Proposal 1: The Internalization Proposal—The Internalization—Reasons for the Internalization.” However, the Internalization poses certain risks, and the Combined Company may not realize the expected benefits of the Internalization. See “Risk Factors—Risks Relating to the Internalization and the Merger.”

Q: What is the Merger?

A: SWAY, the Merger Subsidiary, the Operating Partnership, CAH, the CAH Operating Partnership and the CAH Investors have entered into the Merger Agreement, pursuant to which, subject to the terms and conditions thereof, including the implementation of the Internalization and an internal reorganization by CAH to separate its residential specialty finance business from CAH, CAH will merge with and into the Merger Subsidiary. Following the Merger, the Merger Subsidiary will be the surviving entity in the Merger and will continue to be a wholly owned subsidiary of SWAY. A copy of the Merger Agreement is attached as Annex B to the accompanying proxy statement.

If the Merger is completed, all of the issued and outstanding shares of CAH common stock, $0.01 par value per share (other than shares held by CAH’s wholly owned subsidiaries, which shares will be canceled), shall be converted into the right to receive an aggregate of 64,869,583 Common Shares (all such shares, the “Merger Consideration”). The Merger Consideration is fixed and will not be adjusted to reflect price changes prior to the closing of the Merger, except for adjustments to reflect any stock split, stock dividend, reorganization, recapitalization, combination, exchange of shares or like exchange. No fractional shares will be issued in the Merger, and cash will be paid in lieu thereof.

Upon the closing of the Internalization and the Merger, existing shareholders of SWAY will own approximately 35.2% of the Combined Company, Starwood Capital Group (as the former owner of the Manager) will own approximately 5.8% of the Combined Company and former CAH investors will own approximately 59.0% of the Combined Company, in each case, on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger).

The Combined Company will be named “Colony Starwood Homes.” Currently, the Common Shares are listed and traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “SWAY.” Upon the closing of the Internalization and the Merger, the Common Shares will be listed and traded on the NYSE under the ticker symbol “SFR.”

Q: What is CAH’s Business?

A: CAH is an internally managed REIT focused on the acquisition, ownership, renovation, leasing and management of single-family rental (“SFR”) homes in the United States. CAH operates a fully integrated business and is one of the largest owners of high quality SFR homes in the United States. CAH commenced operations in March 2012 to take advantage of the dislocation in the housing market and has assembled an experienced management team with an extensive background in real estate, property management, acquisitions, renovations and capital markets. CAH was founded by Colony Capital, Inc. (“Colony Capital”), a leading global real estate and investment management firm that has made over $60 billion of investments since its founding in 1991. CAH’s experienced management team leads an integrated operating platform that consists of approximately 400 personnel dedicated to acquisitions, renovations, marketing, leasing, administrative, financial and property management functions. As of June 30, 2015, CAH’s portfolio consisted of 17,974 wholly owned homes and 973 homes owned in a joint venture, with an aggregate cost basis of approximately $3.5 billion.

Q: Why is SWAY proposing the Merger?

A: The Board believes that the Merger will provide a number of significant strategic and financial opportunities, including the following: (1) a leading platform (combining the advanced technology platforms of SWAY and CAH), management team and Board, led by Barry Sternlicht and Thomas J. Barrack, Jr., each of whom will be appointed as a Co-Chairman of the Board of the Combined Company upon the closing of the Merger; (2) the scale and density to optimize operations and reduce operating costs, with a combined platform of over 30,000 homes and an average of approximately 2,700 homes in each of the Combined Company’s ten largest markets; (3) anticipated synergies, including anticipated general and administrative expense consolidation, regional property-level efficiencies, elimination of the base management fee and economies of scale in services and procurement; (4) a portfolio concentrated in high-growth markets, with the Combined Company’s ten largest markets having strong fundamentals driving occupancy, retention and rent growth and a unique footprint reflecting early acquisitions in strong home price appreciation (“HPA”) markets; (5) further strengthening of SWAY’s balance sheet and expected further improvement in SWAY’s long-term cost of capital and credit profile; (6) anticipated enhanced competitive position as a result of the Combined Company’s size and scale, which position it as a leading aggregator in the SFR sector driving anticipated operational and cost of capital advantages; (7) expected accretive impact on SWAY’s cash flow and Core FFO per share; and (8) expected benefit to shareholders of a stable and secure dividend with growth potential. See “Proposal 2: The Merger Share Issuance Proposal—The Merger—SWAY’s Reasons for the Merger.” However, the Merger poses certain risks, and the Combined Company may not realize the expected benefits of the Merger. See “Risk Factors—Risks Relating to the Internalization and the Merger.”

Q: What happens if the market price of the Common Shares changes before the closing of the Internalization and the Merger?

A: No change will be made to the Internalization Consideration or the Merger Consideration due to a change in the market price of the Common Shares before the closing of the Internalization and the Merger, except for adjustments to reflect any stock split, stock dividend, reorganization, recapitalization, combination, exchange of shares or other like exchange. Because the number of Common Shares is fixed, the value of the Internalization Consideration and the Merger Consideration will depend on the market price of the Common Shares at the time of the closing of the Internalization and the Merger. See “Risk Factors—Risks Relating to the Internalization and the Merger—The number of OP Units and Common Shares constituting the Internalization Consideration and the Merger Consideration, respectively, is fixed and will not be adjusted in the event of any change in either SWAY’s or CAH’s share price.”

Q: How will I be affected by the Internalization, the Merger, the issuance of OP Units to Starwood Capital Group in the Internalization and the issuance of Common Shares to the CAH Investors (or their designees) in the Merger?

A: After the Internalization and the Merger, each SWAY shareholder will continue to own the Common Shares that the shareholder held immediately prior to the closing of the Merger. As a result, each SWAY shareholder will own Common Shares in a larger company with more assets. However, because the Operating Partnership will have issued new OP Units to Starwood Capital Group in the Internalization (which, under certain circumstances, are redeemable for Common Shares on a one-for-one basis) and SWAY will have issued new Common Shares to the CAH Investors (or their designees) upon closing of the Merger, each outstanding Common Share immediately prior to the closing of the Merger will represent a smaller percentage of the aggregate number of Common Shares outstanding on a fully diluted basis after the Internalization and the Merger. Upon the closing of the Internalization and the Merger, existing shareholders of SWAY will own approximately 35.2% of the Combined Company, Starwood Capital Group (as the former owner of the Manager) will own approximately 5.8% of the Combined Company and former CAH investors will own approximately 59.0% of the Combined Company, in each case, on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP

Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger). Consequently, current SWAY shareholders as a group, as a general matter, may have less influence over the management and policies of the Combined Company after the Internalization and Merger than they currently exercise over the management and policies of SWAY. See “Risk Factors—Risks Relating to the Internalization and the Merger.”

Q: Who will compose the Board and the management of the Combined Company if the Internalization and the Merger are completed?

A: The Board has agreed to increase the number of trustees to twelve and to appoint Barry S. Sternlicht and Thomas J. Barrack, Jr., as well as six designees of CAH and four designees of SWAY (the “Board Designees”), to the Board. The Board has agreed to appoint Fred Tuomi as Chief Executive Officer (“CEO”), Douglas R. Brien as President and Chief Operating Officer (“COO”) and Arik Prawer as Chief Financial Officer (“CFO”), and SWAY and CAH may select a replacement for each such officer by mutual agreement.

In addition to Messrs. Sternlicht and Barrack, the remaining members of the Board will be                     . In addition to Messrs. Tuomi, Brien and Prawer, the remaining executive officers will be             .

Q: Do SWAY shareholders have appraisal rights in connection with the Internalization or the Merger?

A: No. SWAY shareholders are not entitled to exercise the right of objecting shareholders to receive payment of the fair value of their shares (“appraisal rights”) because neither the Internalization nor the Merger falls within the enumerated transactions in which shareholders have such a right under Maryland law. Even if either or both transactions did fall within the enumerated transactions in which shareholders have such a right, SWAY’s declaration of trust provides that the holders of shares of beneficial interest of SWAY are not entitled to exercise appraisal rights, unless a majority of the entire Board shall determine that such rights apply, as permitted by Section 3-202(c)(4) of the Maryland General Corporation Law (the “MGCL”). The Board has not made, and does not intend to make, such a determination. Also, because the Common Shares are listed on the NYSE, appraisal rights are not available to SWAY shareholders pursuant to Section 3-202(c)(1) of the MGCL. See “Proposal 1: The Internalization Proposal—The Internalization—No Appraisal Rights” and “Proposal 2: The Merger Share Issuance Proposal—The Merger—No Appraisal Rights.”

Q: When are the Internalization and the Merger expected to close?

A: The Contribution Agreement provides that the Internalization will be completed immediately prior to the closing of the Merger, subject to the satisfaction or waiver of the conditions to the Internalization set forth in the Contribution Agreement. See “Proposal 1: The Internalization Proposal—Description of the Contribution Agreement—Conditions to Closing.” The closing of the Merger will take place on the third business day following the date on which the last of the conditions to the closing of the Merger described under “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Conditions to the Closing of the Merger” have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions at the closing of the Merger), or such other date as agreed to by CAH and SWAY in writing. If such date is within 30 days of the end of a fiscal quarter for SWAY, SWAY may elect to defer the closing until the first business day after the end of the fiscal quarter.

SWAY currently expects the Internalization and Merger will be completed in the first quarter of 2016, subject to receipt of required shareholder approvals, the satisfaction or waiver of the other conditions to the closing of the Internalization and the Merger summarized elsewhere in this proxy statement and certain extensions to the closing date as provided in the Contribution Agreement and the Merger Agreement. Either SWAY or CAH may terminate the Merger Agreement if the Internalization and the Merger are not completed by June 30, 2016 (the “Outside Date”), subject to extensions as described in the Merger Agreement, so long as such party’s breach of the Merger Agreement has not been the cause of, or resulted in, the failure of the Merger to be completed by the Outside Date. See “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Termination of the Merger Agreement—Termination by Either SWAY or CAH.” Similarly, either SWAY or Starwood Capital Group may terminate the Contribution Agreement on or after the Outside Date. See “Proposal 1: The Internalization Proposal—Description of the Contribution Agreement—Termination.”

Q: Are there risks associated with the Internalization and the Merger that I should consider in deciding how to vote?

A: Yes. There are a number of risks related to the Internalization and the Merger that are discussed in this proxy statement under “Risk Factors.”

Q: What are the anticipated material U.S. federal income tax consequences of the Merger?

A: The Merger is intended to qualify as a reorganization, within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). It is a condition to the closing of the Merger that SWAY and CAH receive written opinions from their respective counsel to the effect that the Merger will qualify as a reorganization, within the meaning of Section 368(a) of the Code. See “Proposal 2: The Merger Share Issuance Proposal—Material U.S. Federal Income Tax Consequences.”

The Special Meeting and the Proxy Materials

Q: When and where is the Special meeting?

A: The Special Meeting will be held on                      at         p.m., Pacific Time, at SWAY’s principal executive offices at 1999 Harrison Street, Oakland, California 94612.

Q: Who can vote at the Special Meeting?

A: All shareholders of record as of the close of business on                     , the record date for determining shareholders entitled to notice of and to vote at the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting.

As of the record date, there were             Common Shares issued and outstanding and entitled to vote at the Special Meeting, held by approximately             holders of record. Each Common Share is entitled to one vote on each proposal presented at the Special Meeting.

Q: How do I vote?

A: You may vote at the Special Meeting in any of the following ways:

Submitting a Proxy by Telephone or via the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically via the Internet, by following the instructions on your proxy card. Easy-to-follow prompts allow you to submit a proxy for your shares and to confirm that your instructions have been properly recorded. SWAY’s telephone and Internet proxy submission procedures are designed to authenticate shareholders by using individual control numbers. If you hold your shares in street name, please check your voting instruction card or contact your broker, bank or other nominee to determine whether you will be able to provide your instructions by telephone or via the Internet.

Submitting a Proxy by Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the postage-prepaid envelope provided. If you hold your shares in street name, you can instruct your broker, bank or other nominee to vote by following the directions on your voting instruction card.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

Voting in Person at the Special Meeting: Shareholders of record may vote in person by ballot at the Special Meeting. Shareholders who own their shares in street name may vote in person at the Special Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares.

Please note that even if you plan to attend the Special Meeting in person, SWAY encourages you to submit a proxy in advance to ensure your shares are represented. Your vote in person at the Special Meeting will revoke any previously submitted proxy.

If you hold Common Shares in the name of a broker, bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the Special Meeting.

Q: Can I change my vote after I have returned a proxy or voting instruction card?

A: Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting. If you are a holder of record, you can do this in any of the three following ways:

•	by sending a written notice to the Secretary of SWAY, at the address set forth under “Where You Can Find More Information,” in time to be received before the Special Meeting, stating that you would like to revoke your proxy;

•	by completing, signing and dating another proxy card and returning it by mail in time to be received before the Special Meeting, or by completing a later dated proxy over the Internet or by telephone, in which case your later dated proxy will be recorded and your earlier proxy revoked; or

•	if you are a holder of record, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone at the Special Meeting will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of SWAY, no later than the beginning of the Special Meeting. If your shares are held in street name by your broker, bank or other nominee, you should contact them to change your vote.

Q: How will my proxy be voted?

A: All Common Shares entitled to vote and which are represented by properly completed proxies received prior to the Special Meeting that are not revoked, will be voted at the Special Meeting as instructed on the proxies. If you properly submit a proxy card, but do not indicate how your Common Shares should be voted on a proposal, the Common Shares represented by your proxy card will be voted as the Board unanimously recommends and therefore (1) “FOR” the Internalization Proposal, (2) “FOR” the Merger Share Issuance Proposal and (3) “FOR” SWAY Adjournment Proposal.

Q: If my Common Shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my Common Shares for me?

A: If you hold your shares in a stock brokerage account or if your shares are held by a broker, bank or other nominee (that is, in street name), you must provide your broker, bank or other nominee with instructions on how to vote your shares. If you do not provide such voting instructions to your broker, bank or other nominee, your Common Shares will NOT be voted at the Special Meeting for or against the Internalization Proposal or the

Merger Share Issuance Proposal because they are “non-routine” matters, as discussed below, and they will therefore be considered broker non-votes. Please follow the voting instructions provided by your broker, bank or other nominee on the enclosed voting instruction card. You may not vote Common Shares held in street name by returning a proxy card directly to SWAY or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Q: Which proposals are considered “non-routine” or “routine”?

A: The Internalization Proposal and the Merger Share Issuance Proposal is each considered a “non-routine” proposal. If you hold your Common Shares through a broker, bank or other nominee and do not provide such nominee your voting instructions, a broker non-vote will result. A broker non-vote occurs when a broker, bank or other nominee returns a valid proxy but does not vote on a non-routine proposal because such nominee does not have discretionary authority from the holder of such Common Shares in street name to do so. The vote represented by such a proxy is not counted in determining whether a quorum is present. Because a bank, broker or other nominee cannot vote without instructions on non-routine proposals, broker non-votes may exist in connection with the Internalization Proposal and the Merger Share Issuance Proposal. The Adjournment Proposal is considered a routine proposal under applicable rules. A broker, bank or other nominee may generally vote on routine proposals, and therefore no broker non-votes are expected in connection with the Adjournment Proposal.

Q: What constitutes a quorum for the Special Meeting?

A: At the Special Meeting, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting constitutes a quorum for purposes of transacting business at the Special Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Q: What vote is required to approve each proposal at the Special Meeting?

A: The Merger Share Issuance Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on such proposal, assuming a quorum is present. The Internalization Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on such proposal, other than the votes of shares held by Starwood Capital Group and its affiliates, assuming a quorum is present.

Issuance of the OP Units in connection with the Internalization must be approved by a vote of SWAY’s shareholders under Section 312.03(b) of the NYSE Listed Company Manual (the “NYSE Manual”), which requires shareholder approval prior to the issuance of common stock, or securities exchangeable for common stock, in excess of 1% of a company’s outstanding shares in a transaction with a related party. In addition, issuance of Common Shares in connection with the Merger must be approved by a vote of SWAY shareholders under Section 312.03(c) of the NYSE Manual, which requires shareholder approval prior to the issuance of common stock, or securities exchangeable for common stock, in excess of 20% of a company’s outstanding shares. The NYSE Manual requires the approval by a majority of votes cast on the Internalization Proposal and the Merger Share Issuance Proposal at the Special Meeting, assuming a quorum is present, and counts abstentions as “Against” votes.

The Contribution Agreement requires as a closing condition that the Internalization be approved by the affirmative vote of at least a majority of the votes cast by the shareholders entitled to vote on the matter, other than the votes of shares held by Starwood Capital Group or its affiliates. This provision of the Contribution Agreement was included because the Internalization involves a transaction in which some of SWAY’s trustees and officers have a material financial interest. Pursuant to SWAY’s Bylaws and the applicable Maryland law, contracts or other transactions in which trustees have a material financial interest are not void or voidable solely because of such fact if, among other things, a majority of a company’s disinterested trustees approve or ratify such transaction, the majority of a company’s shareholders approve or ratify such transaction (excluding the votes of shares owned by interested trustees or corporations) or the contract or transaction is otherwise fair and reasonable to the corporation. SWAY’s interested trustees, officers and their affiliates own approximately 2.5% of the outstanding Common Shares as of September 30, 2015.

If you “Abstain” from voting, it will have no effect on the Internalization Proposal, Merger Share Issuance Proposal or Adjournment Proposal under Maryland law. However, if you “Abstain” from voting, it will have the same effect as an “Against” vote on the Internalization Proposal and the Merger Share Issuance Proposal under the NYSE rules.

Failures to vote, which include broker non-votes (as defined below), will have no effect on the Internalization Proposal, the Merger Share Issuance Proposal or the Adjournment Proposal. A “broker non-vote” occurs when a broker, bank or other nominee that holds shares for a beneficial owner in “street name” does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q: Will my vote be kept confidential?

A: SWAY keeps all proxies, ballots and voting tabulations confidential as a matter of practice. SWAY only lets its inspector of election and tabulating agent, Broadridge Financial Solutions, Inc. (“Broadridge”), examine these documents.

Q: Who will tabulate the Voting Results?

A: Broadridge, SWAY’s independent tabulating agent, will count the votes and act as the inspector of election at the Special Meeting.

Q: May I attend the Special Meeting?

A: Yes, all shareholders of record as of the close of business on the record date,                     , may attend the Special Meeting. Institutional or entity shareholders are permitted to bring one representative. Proof of share ownership as of the record date, such as a bank or brokerage statement, and a government-issued photo identification, such as a valid driver’s license or passport, will be required for admission to the Special Meeting.

Even if you currently plan to attend the Special Meeting, SWAY recommends that you also submit your proxy as described above so that your vote will be counted in case you later decide not to attend the Special Meeting. Submitting your proxy in advance of the meeting does not affect your right to attend the Special Meeting and vote in person.

Q: Who is paying for this Proxy Solicitation?

A: SWAY will pay all of the expenses incurred in connection with the solicitation of proxies, including preparing, assembling, printing and mailing of the materials used in the solicitation of proxies. SWAY may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at SWAY’s expense, to the beneficial owners of Common Shares held of record by such persons. Solicitation of proxies will be primarily by mail. However, certain of SWAY’s trustees or officers and certain officers, managers or members of the Manager and other affiliates of SWAY or the Manager, also may solicit proxies by telephone, Internet or in person.

In addition, SWAY has engaged Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to aid in the solicitation of proxies at a fee estimated to be approximately $20,000. SWAY has agreed to indemnify such proxy solicitation firm against certain liabilities that it may incur arising out of the services it provides in connection with the Special Meeting. Innisfree has advised SWAY that approximately 25 of Innisfree’s employees will be involved in the proxy solicitation on SWAY’s behalf.

Q: What should I do if I receive more than one set of voting materials for the Special Meeting?

A: You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your Common Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Common Shares. If you are a holder of record and your Common Shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or please authorize your proxy by telephone, facsimile or over the Internet.

Q: How can I find out the results of the voting at the Special Meeting?

A: Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K filed by SWAY with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting.

Q: What happens if the Special Meeting is postponed or adjourned?

A: If the Special Meeting is postponed or adjourned, your proxy will still be in effect and will be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted.

Q: What do I need to do now?

A: After you have carefully read this proxy statement, please complete, sign and date your proxy card or voting instruction form and return it in the enclosed pre-addressed postage-paid envelope or authorize your proxy by one of the other methods specified in your proxy card or voting instruction form as promptly as possible so that your Common Shares will be represented and voted at the Special Meeting.

Please refer to your proxy card, which is included with this proxy statement, or the voting instruction form forwarded by your broker, bank or other nominee to see which voting options are available to you.

The method by which you authorize your proxy will in no way limit your right to vote at the Special Meeting if you later decide to attend the Special Meeting in person. However, if your Common Shares are held in the name of a broker, bank or other nominee, you must obtain a “legal proxy,” executed in your favor, from your broker, bank or other nominee, to be able to vote in person at the Special Meeting. Obtaining a legal proxy may take several days.

Q: Do I need to do anything with respect to my Common Share certificates or book-entry shares in connection with the Merger?

A: No, you are not required to take any action with respect to your Common Shares.

Q: Who can help answer my questions?

A: If you have questions about the Internalization, the Merger or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement or additional proxy or voting instruction cards, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

SUMMARY

The following summary highlights some of the information contained elsewhere in this proxy statement and may not contain all the information that is important to you. For a more complete description of (1) the Internalization pursuant to the terms and conditions of the Contribution Agreement, which is attached to this proxy statement as Annex A, and (2) the Merger pursuant to the terms and conditions of the Merger Agreement, which is attached to this proxy statement as Annex B, SWAY encourages you to carefully read this entire proxy statement, including the attached annexes. SWAY also encourages you to read the information incorporated by reference into this proxy statement, which includes important business and financial information filed with the SEC regarding SWAY. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions described under “Where You Can Find More Information.”

The Companies (pg. 88)

SWAY (pg. 88)

SWAY is a Maryland real estate investment trust formed in May 2012 primarily to acquire, renovate, lease and manage residential assets in select markets throughout the United States. SWAY’s objective is to generate attractive risk-adjusted returns for its shareholders over the long-term through dividends and capital appreciation. SWAY’s primary strategy is to acquire SFR homes through a variety of channels, renovate these homes to the extent necessary and lease them to qualified residents. SWAY seeks to take advantage of the macroeconomic trends in favor of leasing homes by acquiring, owning, renovating and managing homes that SWAY believes will (1) generate substantial current rental revenue, which SWAY expects to grow over time, and (2) appreciate in value over the next several years.

In addition, SWAY has a significant portfolio of non-performing loans (“NPLs”), which it may seek to (1) modify and hold or resell at higher prices if circumstances warrant, thus providing additional liquidity or (2) convert into homes through the foreclosure or other resolution process that can then either be contributed to SWAY’s rental portfolio or sold.

As of June 30, 2015, SWAY’s portfolio consisted of 17,517 owned homes and homes underlying NPLs, including (1) 13,767 homes and (2) 3,750 homes underlying 3,863 NPLs, of which 3,644 represent first lien NPLs and 219 represent second, third, and unsecured lien NPLs.

Prior to the Internalization and the Merger, SWAY will continue to be dependent on the Manager for SWAY’s day-to-day management and does not have any independent officers or employees, and all of SWAY’s officers also have been and will continue to be executives of the Manager. As of September 30, 2015, the Manager had approximately 460 employees. The Manager is an affiliate of Starwood Capital Group, a privately-held private equity firm founded and controlled by Barry Sternlicht, who also serves as SWAY’s chairman.

See “The Companies—SWAY.”

CAH (pg. 90)

CAH is an internally managed REIT focused on the acquisition, ownership, renovation, leasing and management of SFR homes in the United States. CAH operates a fully integrated business and is one of the largest owners of high quality SFR homes in the United States. CAH commenced operations in March 2012 to take advantage of the dislocation in the housing market and has assembled an experienced management team with an extensive background in real estate, property management, acquisitions, renovations and capital markets. CAH was founded by Colony Capital, a leading global real estate and investment management firm that has made over $60 billion of investments since its founding in 1991.

As of June 30, 2015, CAH’s portfolio consisted of 17,974 wholly owned homes and 973 homes owned in a joint venture, with an aggregate cost basis of approximately $3.5 billion.

CAH’s experienced management team leads an integrated operating platform that consists of approximately 400 personnel dedicated to acquisitions, renovations, marketing, leasing, administrative, financial and property management functions. CAH is headquartered in Scottsdale, Arizona and currently has 18 regional offices across the United States and property management personnel located in each of CAH’s target markets.

See “The Companies—CAH.”

The Combined Company Following the Internalization and the Merger (pg. 91)

Following the Internalization and the Merger, the name of the Combined Company will be “Colony Starwood Homes,” and the consumer facing brand of the Combined Company will continue to be Waypoint Homes. The Combined Company is expected to be one of the world’s largest owners and operators of SFR properties. As of June 30, 2015, the portfolio of homes expected to be owned by the Combined Company (the “Combined Company Home Portfolio”) consisted of over 30,000 homes located in strategic markets in the United States. The Combined Company Home Portfolio is concentrated in markets characterized by significant HPA (both historical and expected), expected population and household growth and positive economic fundamentals that the expected management of the Combined Company (“Management”) believes will lead to sustained rent growth. In addition, the Combined Company will have significant scale and operating density which is expected to maximize operational efficiencies and meaningfully reduce operating costs. For example, as of June 30, 2015, approximately 90% of the Combined Company Home Portfolio, was located in its 10 largest markets. The Combined Company Home Portfolio had, as of June 30, 2015, an average of approximately 2,700 homes in each of its 10 largest markets. Management believes that Combined Company Home Portfolio’s strategically dense operational footprint, combined with its exposure to targeted markets with strong growth outlooks and market fundamentals, will leave the Combined Company well positioned to generate consistent growth in cash flow and earnings stability.

In addition, as a result of the Merger and the Internalization, the Combined Company expects to realize significant synergies of $40 to $50 million on a normalized annual basis. The Combined Company believes that the efficiencies and synergies associated with the Merger when coupled with the combined operating capabilities of the SWAY and CAH platforms will result in a strong margin profile and durable cash flows that support sustainable dividend growth.

The Combined Company will be run by a fully internalized and integrated management team consisting of key leadership talent from SWAY and CAH. Each of SWAY and CAH was among the earliest institutional investors in the SFR home sector and bring significant operational experience to the Combined Company. Furthermore, Barry Sternlicht, the current chairman and CEO of Starwood Capital Group, and Thomas J. Barrack, Jr., the executive chairman of Colony Capital will be co-chairmen of the Combined Company, providing significant leadership and real estate experience.

Following the Merger and Internalization (each of which is conditioned upon the occurrence of the other), the Combined Company will be 35.2% owned by former SWAY shareholders, 5.8% owned by the former owners of the Manager and 59.0% owned by former CAH stockholders, in each case, on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger).

The Combined Company’s principal executive offices will be located at 9305 E. Vía de Ventura, Scottsdale, Arizona 85258.

Combined Company Competitive Strengths

•	High-Quality Portfolio Strategically Located in Attractive Markets

•	Targeted Strategy Focused on Market Density to Maximize Operational Efficiency

•	Industry-Leading Management Team and Board

•	Sophisticated Operating and Technology Platform

•	Significant Expected Synergies as a Result of the Merger and the Internalization

•	Ability to Optimize Rents and Minimize Turnover through Institutionalized Active Property Management and Asset Management

•	Strong Rent Growth through Proprietary Revenue Management in High Growth SFR Markets

•	Balance Sheet Positioned to Provide Stability and Liquidity

Growth Strategies of the Combined Company

•	Maximizing Operating Cash Flow Through Proactive Asset and Property Management

•	Continuing to Scale the Combined Company’s Business through Organic Growth and Consolidation

•	Expanding and Optimizing the Combined Company’s Portfolio through Acquisitions and Selective Dispositions

•	Enhancing Brand Awareness through Continued Investment in Technology and Resident Experience

•	Strategically Pursuing Ancillary Business Opportunities

See “The Companies—The Combined Company Following the Internalization and the Merger.”

Summary of the Risk Factors Related to the Internalization and the Merger (pg. 34)

You should consider carefully all of the risk factors and other information included or otherwise incorporated by reference in this proxy statement before deciding how to vote. Certain of the risks related to the Internalization and the Merger and the related transactions are described under “Risk Factors.” The principal risks relating to the Internalization and the Merger include the following:

•	The ownership percentage in the Combined Company of SWAY’s common shareholders will be diluted by the Internalization and the Merger.

•	The Internalization and the Merger may not be accretive to SWAY’s common shareholders.

•	The closing of the Internalization and the Merger is subject to many conditions. If these conditions are not satisfied or waived, the Internalization and the Merger will not be completed. Failure to complete the Internalization and the Merger could have material adverse effects on SWAY.

•	There may be unexpected delays in the closing of the Internalization and the Merger, which could impact the ability to timely achieve the benefits associated with the Internalization and the Merger.

•	In the event of the occurrence of certain material adverse events prior to the closing of the Internalization and the Merger, SWAY may nevertheless be required to close the Internalization and the Merger, which could have a material adverse effect on the Combined Company.

•	The number of OP Units and Common Shares constituting the Internalization Consideration and the Merger Consideration, respectively, is fixed and will not be adjusted in the event of any change in either SWAY’s or CAH’s share price.

•	Certain of SWAY’s trustees and officers have interests in the Internalization and the Merger that are different from, or in addition to those of SWAY’s shareholders more generally.

•	The Merger Agreement contains provisions that could discourage a potential competing acquirer of SWAY from making a favorable proposal and, in specified circumstances, could require SWAY to pay a termination payment of $35 million to the CAH Operating Partnership or its designee.

•	The pendency of the Internalization and the Merger could adversely affect the business and operations of SWAY and CAH.

•	Upon the closing of the Merger, each of Colony Capital and Thomas J. Barrack, Jr. will control a significant number of votes in any matter, including the election of trustees, presented to common shareholders of the Combined Company for approval.

•	The Combined Company may compete with Starwood Capital Group in ancillary lines of business and, after the end of the restricted period, Starwood Capital Group may engage in competitive businesses or solicit the Combined Company’s employees for hire, which could have an adverse effect on the Combined Company’s business.

•	The Combined Company expects to incur substantial expenses related to the Internalization and the Merger.

•	The Internalization and the Merger will result in changes to the Board and management that may affect the strategy and operations of SWAY.

•	The Combined Company may be unable to retain key employees.

•	The market price of Common Shares may decline as a result of the Internalization, the Merger, the issuance of OP Units or the issuance of Common Shares.

The Internalization (pg. 103)

The Internalization and the Contribution Agreement (pg. 124)

SWAY has entered into the Contribution Agreement wherein, among other matters, the owner of the Manager, which is Starwood Capital Group, will contribute and assign to the Operating Partnership all of its right, title and interest in all of the equity interests of the Manager.

At the closing of the Internalization, Starwood Capital Group will contribute all equity interests in the Manager to the Operating Partnership in exchange for the issuance of 6,400,000 OP Units to Starwood Capital Group. The OP Units are redeemable for cash at the election of the holder, although SWAY has the option, at SWAY’s sole discretion, to purchase any OP Units sought to be redeemed for Common Shares, on a one-for-one basis. Upon the closing of the Internalization and the Merger, the OP Units will represent approximately 5.8% of the Combined Company’s fully diluted shares of beneficial interest (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger).

The Contribution Agreement provides that Starwood Capital Group will receive, immediately prior to the closing of the Internalization, a distribution from the Manager of (1) all of the unrestricted cash held by the Manager, which will include cash received by the Manager from SWAY representing a payment of the management fees accrued and payable under the Management Agreement between the Manager and SWAY dated January 31, 2014 (the “Management Agreement”), as of the closing and (2) Common Shares received by the Manager as a result of the vesting of the unvested portion of a restricted stock unit (“RSU”) award that the Manager received from SWAY in February 2014.

The Contribution Agreement also includes a post-closing adjustment in the form of a net asset adjustment, payable in cash, in the event that the “net assets” of the Manager are greater or less than zero dollars at closing. “Net assets” are defined in the Contribution Agreement as total assets less total liabilities of the Manager as of the closing date of the Internalization, after making adjustments to reflect the pre-closing distribution of unrestricted cash and to exclude any assets and liabilities associated with the RSUs covered by the RSU award.

A copy of the Contribution Agreement is attached to this Proxy Statement as Annex A and is incorporated herein by reference. SWAY encourages you to read the Contribution Agreement carefully and in its entirety as it is the principal document governing the Internalization.

Principal Reasons for the Internalization (pg. 103)

As a result of the Merger, SWAY believes that the scale of the Combined Company will be sufficient to internalize the functions of the Manager efficiently. In addition, because CAH is already internally managed, internalizing the Manager will facilitate the closing of the Merger and a more efficient integration of the CAH personnel, business and platform. SWAY believes that the Internalization will produce compelling benefits to the Combined Company and the Combined Company’s shareholders including reduced expenses in the combined general and administrative and management fee expense categories, improved cash flow and a simplified corporate structure. SWAY believes that the impact of these benefits will cause the Internalization to be accretive over time to net income and Core FFO on a per share basis because the anticipated savings from the reduction in management fees will more than offset the issuance of OP Units and increased personnel and other expenses relating to the Internalization. See “Proposal 1: The Internalization Proposal—The Internalization—Reasons for the Internalization.”

Conditions to the Closing of the Internalization (pg. 127)

The Contribution Agreement contains a number of conditions to the respective obligations of SWAY, the Operating Partnership and Starwood Capital Group to complete the Internalization that must be satisfied or waived to the extent waivable prior to the closing of the Internalization, including the following:

•	the approval of the Contribution Agreement and the transactions contemplated by the Contribution Agreement, including the issuance of 6,400,000 OP Units, by the affirmative vote of at least a majority of the votes cast by the shareholders entitled to vote on the matter, other than the votes of shares owned of record or beneficially by Starwood Capital Group or its affiliates;

•	the absence of any enactment, entering into, promulgation or enforcement of any statute, rule, regulation, order, decree or injunction by a governmental authority that prohibits the closing of the Internalization or the Merger;

•	the absence of any action, suit or proceeding that is pending before any governmental authority that is reasonably likely to result in an injunction, judgment, order, decree or ruling that would prevent the closing of the Internalization or the Merger; and

•	receipt of all consents and approvals of any governmental authority required for the closing of the Internalization or the Merger.

The respective obligations of SWAY and the Operating Partnership to effect the closing of the Internalization are also subject to the satisfaction of the following, among other conditions:

•	accuracy of the representations and warranties contained in the Contribution Agreement of Starwood Capital Group and the Manager in all respects, if qualified by materiality, and otherwise in all material respects;

•	absence of any material adverse effect with respect to the Manager; and

•	the delivery of the documents required to be executed and delivered pursuant to the Contribution Agreement by Starwood Capital Group.

The obligations of Starwood Capital Group to effect the closing of the Internalization are also subject to the satisfaction of the following, among other conditions:

•	accuracy of the representations and warranties contained in the Contribution Agreement of SWAY and the Operating Partnership in all respects, if qualified by materiality, and otherwise in all material respects;

•	absence of any material adverse effect with respect to SWAY or the Operating Partnership; and

•	the delivery of the documents required to be executed and delivered pursuant to the Contribution Agreement by SWAY and the Operating Partnership.

Any condition to the closing of the Internalization may be waived in writing by the party to the Contribution Agreement entitled to the benefit of such condition.

Termination of the Contribution Agreement (pg. 137)

The Contribution Agreement may be terminated, and the Internalization contemplated thereby may be abandoned, at any time prior to the closing of the Internalization by:

•	the mutual written agreement of SWAY and Starwood Capital Group before or after approval of the Internalization by SWAY’s shareholders;

•	either SWAY or Starwood Capital Group if any court of competent jurisdiction or other competent governmental authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting all or any portion of the transactions contemplated by the Contribution Agreement or the Merger and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable;

•	either SWAY or Starwood Capital Group, in the event (1) of a material breach of the Contribution Agreement by the non-terminating party if such non-terminating party fails to cure such breach within 30 days following written notification thereof by the terminating party or (2) the satisfaction of any condition to the terminating party’s obligations under the Contribution Agreement becomes impossible, but only if the failure of such condition to be satisfied is not caused by a breach of the Contribution Agreement by the terminating party or its affiliates;

•	either SWAY or Starwood Capital Group, if the Merger Agreement is terminated; or

•	either SWAY or Starwood Capital Group, on or after the Outside Date.

If the Contribution Agreement is validly terminated pursuant to the Contribution Agreement, it will be void and have no effect, without liability on the part of any party or its affiliates, directors, managers, officers, shareholders or members, except as specifically contemplated in the Contribution Agreement. The Contribution Agreement does not provide for a termination payment by any party.

Change in Recommendation (pg. 129)

Pursuant to the Contribution Agreement, the Board agreed to recommend the Internalization to SWAY’s shareholders and SWAY agreed to use reasonable best efforts to solicit proxies to approve the issuance of the OP Units in connection with the Internalization. Nevertheless, the Board may decline to make, or may withdraw, modify or change its recommendation at any time prior to obtaining such shareholder approval if the Internalization Special Committee determines in good faith that the failure to take such action would be inconsistent with their duties to SWAY’s shareholders.

Expenses (pg. 138)

Except as otherwise expressly provided in the Contribution Agreement, whether or not the transactions contemplated by the Contribution Agreement are completed, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of the Contribution Agreement and the related transaction documents and the transactions contemplated thereby.

Lock-up (pg. 129)

Under the Contribution Agreement, Starwood Capital Group will be required to hold its ownership of, and will not be permitted to redeem, the OP Units for nine months following closing of the Internalization.

Interests of Certain Persons in the Internalization (pg. 123)

When considering the recommendation of the Board with respect to the Internalization Proposal, you should be aware that SWAY’s executive officers and trustees may have interests in the Internalization that are different from, or in addition to, those of SWAY’s shareholders more generally. These interests may present such executive officers and trustees with actual or potential conflicts of interest. The Internalization Special Committee was aware of these interests in reviewing, considering and negotiating the terms of the Internalization and in recommending to the entire Board that it pursue the Internalization. The Board was aware of these interests during its deliberations on the merits of the Internalization and in deciding to recommend that SWAY’s shareholders vote for the approval of the Internalization Proposal.

Barry Sternlicht is the chairman of the Board, the chairman of the board of directors of the Manager and the president and CEO of Starwood Capital Group, the owner of the Manager. As a result of his relationship with Starwood Capital Group, Mr. Sternlicht has interests in the Internalization that differ from those of SWAY’s shareholders as he will have an indirect beneficial interest in the consideration received by Starwood Capital Group in the Internalization. In addition, as of September 30, 2015, Mr. Sternlicht beneficially owned 388,788 SWAY RSUs that were granted to the Manager under the Starwood Waypoint Residential Trust Manager Equity Plan (the “Manager Equity Plan”) that had not yet vested. Pursuant to the terms of the equity award agreement and the Manager Equity Plan, all such RSUs that have not vested as of the closing of the Internalization will fully vest upon the closing of the Merger. As of September 30, 2015, Mr. Sternlicht also beneficially owned 915,349 Common Shares, and, upon the closing of the Internalization and the Merger, Mr. Sternlicht will beneficially own approximately 7.0% of the Combined Company on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger).

Andrew J. Sossen is a member of the Board and an executive vice president and a director of the Manager.

Douglas R. Brien is a member of the Board and the CEO and a director of the Manager. Mr. Brien has an employment agreement with the Manager that provides his annual salary will increase from $450,000 to $500,000 upon the closing of the Internalization. In addition, Mr. Brien and the other executive officers of SWAY have indirect residual interests in the Manager that will be paid off upon the closing of the Internalization by Starwood Capital Group. Specifically, as a result of such indirect residual interests, Douglas R. Brien will receive a payment of approximately $2.5 million, Nina A. Tran will receive a payment of approximately $0.2 million, Charles D. Young will receive a payment of approximately $0.2 million, Tamra D. Browne will receive a payment of approximately $0.1 million and S. Ali Nazar will receive a payment of approximately $0.5 million.

The Combined Company expects to enter into employment arrangements with Mr. Brien,             and             , all of whom are officers of SWAY and employees of the Manager.

See “Proposal 1: The Internalization Proposal—The Internalization—Interests of Certain Persons in the Internalization.”

Internalization Special Committee (pg. 107)

On July 22, 2015, recognizing that certain members of the Board were affiliated with the Manager, and considering the recommendations of SWAY’s in-house and outside counsel, the Board adopted resolutions forming the Internalization Special Committee, which consisted of Michael D. Fascitelli, Jeffrey E. Kelter and Stephen H. Simon, each of whom is a member of the Board. The Board delegated to the Internalization Special Committee broad powers to, among other things, represent SWAY in the negotiation of the terms and conditions of the Internalization, consider and review alternatives to the Internalization and recommend a course of action to the Board. See “Proposal 1: The Internalization Proposal—The Internalization.” Each member of the Internalization Special Committee is an independent trustee on the Board and is not affiliated with Starwood Capital Group.

Opinion of Financial Advisor to the Internalization Special Committee (pg. 113)

In connection with the Internalization, Wells Fargo Securities, LLC (“Wells Fargo Securities”), financial advisor to the Internalization Special Committee in connection with the Internalization, rendered an opinion, dated September 19, 2015, to the Internalization Special Committee as to the fairness, from a financial point of view and as of such date, to SWAY of the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement. For purposes of Wells Fargo Securities’ analyses and opinion, the term “initial Internalization Consideration” refers to 6,400,000 OP Units, issuable by SWAY in the Internalization, prior to any post-closing asset-based adjustments. The full text of Wells Fargo Securities’ written opinion is attached as Annex C to this proxy statement and is incorporated in this document by reference. SWAY encourages you to read the opinion carefully and in its entirety. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by Wells Fargo Securities in rendering its opinion. The opinion was addressed to the Internalization Special Committee (in its capacity as such) for its information and use in connection with its evaluation of the initial Internalization Consideration from a financial point of view to SWAY and did not address any other terms, aspects or implications of the Internalization or any related transactions. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by SWAY to enter into the Contribution Agreement or any related agreements or the relative merits of the Internalization or any related transactions compared with other business strategies or transactions available or that have been or might be considered by SWAY or the Internalization Special Committee or in which SWAY might engage. Wells Fargo Securities’ opinion does not constitute a recommendation to the Internalization Special Committee or any other person or entity in respect of the Internalization or any related transactions, including as to how any securityholder should vote or act in connection with the Internalization, any related transactions or any other matters.

Regulatory Approvals Required for the Internalization

No regulatory approvals or filings are required in order to effect the Internalization.

Consequences of Not Obtaining Shareholder Approval of the Internalization Proposal

A condition to the closing of the Internalization and the Merger is the approval of the Internalization Proposal by SWAY’s shareholders as provided in the Contribution Agreement and the Merger Agreement. See “Proposal 1: The Internalization Proposal—The Internalization—Description of the Contribution Agreement—Conditions to Closing.” If SWAY’s shareholders do not approve both the Internalization and the Merger as described in this proxy statement, then the transactions contemplated by the Contribution Agreement and the Merger Agreement will not be completed, the Contribution Agreement and the Merger Agreement will be terminated, the Manager will continue to act as external manager of SWAY pursuant to the Management Agreement and CAH will continue as a separate company.

The Merger (pg. 141)

The Merger and the Merger Agreement (pg. 177)

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, CAH will merge with and into Merger Subsidiary. Merger Subsidiary will be the surviving entity in the Merger and, following the closing of the Merger, will continue to exist as a wholly owned subsidiary of SWAY.

Upon the closing of the Merger, all of the shares of CAH common stock, $0.01 par value per share, issued and outstanding immediately prior to the Merger closing (other than shares of CAH held by CAH’s wholly owned subsidiaries, which will be cancelled) will be converted into the right to receive an aggregate of 64,869,583 Common Shares. The Merger Consideration will be adjusted appropriately to reflect the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the number of Common Shares outstanding prior to the closing of the Merger so as to provide CAH Investors with the same economic effect as contemplated by the Merger Agreement prior to such event. Additionally, all of the shares of CAH preferred stock issued and outstanding shall automatically be redeemed for an aggregate of $125,000, plus accrued and unpaid dividends, in cash in accordance with the liquidation preference of the preferred stock. No fractional shares will be issued in the Merger, and cash will be paid in lieu thereof. See “Proposal 2: The Merger Share Issuance Proposal—The Merger—Effects of the Merger.” Currently, the Common Shares are listed and traded on the NYSE under the ticker symbol “SWAY.” Upon the closing of the Internalization and the Merger, the Common Shares will be listed and traded on the NYSE under the ticker symbol “SFR.”

SWAY shareholders will continue to own their existing Common Shares following the closing of the Merger. Upon the closing of the Internalization and the Merger, existing shareholders of SWAY will own approximately 35.2% of the Combined Company, Starwood Capital Group (as the former owner of the Manager) will own approximately 5.8% of the Combined Company and former CAH investors will own approximately 59.0% of the Combined Company, in each case, on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger). See “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement.” The value of the Merger Consideration will fluctuate with changes in the market price of Common Shares. SWAY urges you to obtain current market quotations of Common Shares.

A copy of the Merger Agreement is attached to this proxy statement as Annex B and is incorporated herein by reference. SWAY encourages you to carefully read the Merger Agreement carefully and in its entirety as it is the principal document governing the Merger.

Principal Reasons for the Merger (pg. 146)

The Board believes that the Merger will provide a number of significant strategic and financial opportunities, including the following: (1) a leading platform (combining the advanced technology platforms of SWAY and CAH), management team and board, led Barry Sternlicht and Thomas J. Barrack, Jr., each of whom will be appointed as a Co-Chairman of the Board of the Combined Company upon the closing of the Merger; (2) the scale and density to optimize operations and reduce operating costs, with a combined platform of over 30,000 homes and an average of approximately 2,700 homes in each of the Combined Company’s ten largest markets; (3) anticipated synergies, including anticipated general and administrative expense consolidation, regional property-level efficiencies, elimination of the base management fee and economies of scale in services and procurement; (4) a portfolio concentrated in high-growth markets, with the Combined Company’s ten largest markets having strong fundamentals driving occupancy, retention and rent growth and a unique footprint reflecting early acquisitions in strong HPA markets; (5) further strengthening of SWAY’s balance sheet and expected further improvement in SWAY’s long-term cost of capital and credit profile; (6) anticipated enhanced competitive position as a result of the Combined Company’s size and scale, which position it as a leading aggregator in the SFR sector driving anticipated operational and cost of capital advantages; (7) expected accretive impact on SWAY’s cash flow and Core FFO per share; and (8) expected benefit to shareholders of a stable and secure dividend with growth potential. See “Proposal 2: The Merger Share Issuance Proposal—The Merger—SWAY’s Reasons for the Merger.”

Conditions to the Closing of the Merger (pg. 198)

As more fully described elsewhere in this proxy statement and in the Merger Agreement, the closing of the Merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	SWAY shareholder approval of the issuance of Common Shares in connection with the Merger and the Internalization;

•	the absence of any law or order prohibiting the Merger or other transactions contemplated thereby;

•	the closing of the Internalization and the reorganization of CAH (the “CAH Reorganization”) contemplated by the Merger Agreement;

•	the correctness of all representations and warranties made by the parties to the Merger Agreement and performance by the parties of their obligations under the Merger Agreement (subject, in each case, to certain materiality standards);

•	the receipt of a legal opinion from each of CAH’s and SWAY’s tax counsel regarding the qualification of CAH and SWAY, respectively, as a REIT.

•	the receipt of a legal opinion from each of CAH’s and SWAY’s tax counsel regarding the qualification of the Merger as a reorganization for U.S. federal income tax purposes;

•	the separation and distribution of CAH’s residential specialty finance business having taken effect pursuant to an “Excluded Business Separation Agreement”;

•	the amendment and restatement of the declaration of trust and bylaws of SWAY;

•	the appointment of the Board Designees to the Board;

•	the continued effectiveness of the Registration Rights Agreement (as defined below);

•	the amendment and restatement of the partnership agreement of the Operating Partnership; and

•	the approval for listing on the NYSE of the Common Shares to be issued in connection with the Merger.

SWAY cannot give any assurance as to when or if all of the conditions to the closing of the Merger will be satisfied or waived or that the Merger will occur. See “Risk Factors—Risks Relating to the Internalization and the Merger—The closing of the Internalization and the Merger is subject to many conditions and if these conditions are not satisfied or waived, the Internalization and the Merger will not be completed. Failure to complete the Internalization and the Merger could have material adverse effects on SWAY.”

No Solicitation; Change in Recommendation (pg. 190)

The Merger Agreement provides that neither CAH nor SWAY will, and will cause each of its subsidiaries and instruct its and their respective representatives not to, directly or indirectly, (1) (a) enter into, engage in or otherwise participate in any discussions or negotiations relating to, (b) furnish to any person (other than SWAY,

CAH and their subsidiaries and affiliates) any information regarding CAH or SWAY or their respective subsidiaries or their respective businesses’ assets and liabilities or any of the transactions contemplated by the Merger Agreement to any third person in connection with any inquiries, proposals or offers that would constitute or may reasonably be expected to lead to, or (c) initiate, solicit or knowingly encourage or facilitate any inquiry, proposal or offer, that would constitute or may reasonably be expected to lead to, a competing acquisition proposal, (2) enter into any contract with respect to a competing acquisition agreement, (3) grant any waiver, amendment or release under any standstill or confidentiality agreement, provided, that SWAY may waive any provision of a standstill or confidentiality agreement that prohibits a confidential proposal being made to the Board, if the Board determines after consultation with legal counsel that not doing so would be inconsistent with its duties as trustees under applicable law) so long as (x) such waiver, amendment or release is limited only to permitting such a confidential proposal and (y) SWAY promptly notifies CAH of the granting of such waiver, amendment or release prior thereto, or (4) agree, approve, recommend or propose to do any of the foregoing.

The Merger Agreement further provides that (1) if prior to obtaining SWAY shareholder approval, SWAY receives a written competing acquisition proposal that was not solicited in breach of its non-solicitation obligations under the Merger Agreement, and (2) the Board determines, after consultation with legal counsel and financial advisors, that (a) such competing acquisition proposal constitutes or is reasonably expected to lead to a proposal that is superior to the Merger Agreement and (b) its failure to take action would be inconsistent with its duties as trustees under applicable law, then SWAY may provide information concerning itself to the potential acquirer pursuant to an acceptable confidentiality agreement and engage in discussions with such potential acquirer. SWAY has an obligation to notify CAH of its receipt of a competing acquisition proposal within 24 hours, to generally keep CAH informed of the status of any competing acquisition proposal and to provide CAH with any material non-public information provided to the potential acquiror.

Prior to obtaining SWAY shareholder approval, SWAY may withdraw or modify its recommendation to the SWAY shareholders with respect to the Merger, terminate the Merger Agreement and enter into an agreement with respect to a competing acquisition proposal with a third party if (1) SWAY receives a competing acquisition proposal that was not solicited in violation of its non-solicitation obligations under the Merger Agreement, (2) the Board determines in good faith, after consultation with legal counsel and taking into account the advice of its financial advisor, that the competing proposal constitutes a superior proposal and that failure to take such action would be inconsistent with the trustees’ duties as trustees under applicable law, and (3) in the case of a termination of the Merger Agreement, SWAY pays a specified termination payment to the CAH Operating Partnership. Prior to any such withdrawal, modification or termination, SWAY generally must provide CAH with at least five business days prior notice of its intention to effect such withdrawal, modification or termination and an opportunity to negotiate revisions to the terms of the Merger Agreement during such five business day period. In very limited circumstances, the Board has a right to withdraw or modify its recommendation to its shareholders in the absence of a competing proposal, if it determines, after consultation with its legal counsel and financial advisor, that it is necessary to do so in order to comply with its duties as trustees under applicable law.

A superior proposal is defined in the Merger Agreement as any bona fide written competing proposal that was not the result of SWAY’s breach of the foregoing provisions and that the Board has determined, after consultation with legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms and that if consummated, and taking into account all financial, legal, regulatory and any other aspects of the transaction described in the written proposal, would result in a transaction more favorable to SWAY’s shareholders from a financial point of view than the Merger and other transactions contemplated by the Merger Agreement, which proposal, if consummated, would provide for a combination, acquisition or sale, directly or indirectly, involving (1) 50% or more of SWAY’s consolidated assets or assets to which 50% or more of SWAY’s revenues or earnings on a consolidated basis are attributable or (2) 50% or more of the outstanding Common Shares or OP Units.

Breaches of the non-solicitation provisions of the Merger Agreement by SWAY, SWAY’s subsidiaries, the Manager or any representatives of the foregoing are deemed to be breaches by SWAY. See “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Covenants and Agreements—Non-Solicitation.”

Termination of the Merger Agreement (pg. 200)

SWAY and CAH may mutually agree to terminate the Merger Agreement at any time prior to the Merger effective date, regardless of whether the SWAY shareholder approval or CAH stockholder approval has been obtained. In addition, either CAH or SWAY may terminate the Merger Agreement if:

•	the other party’s breach of its representations or warranties under the Merger Agreement, subject to a cure period, causes a condition of the Merger Agreement not to be satisfied (provided the terminating party is not in material breach of its representations, warranties, covenants or other agreements under the Merger Agreement that would permit the termination of the Merger Agreement by the other party);

•	the other party’s breach of its covenants under the Merger Agreement, subject to a cure period, causes a condition of the Merger Agreement not to be satisfied (provided the terminating party is not in breach of its representations, warranties, covenants or other agreements under the Merger Agreement that would permit the termination of the Merger Agreement by the other party);

•	the Merger is not completed by the Outside Date (provided the terminating party is not in breach of its representations, warranties, covenants or other agreements under the Merger Agreement, the result of which has caused the delay in closing);

•	there is a final, non-appealable order or injunction prohibiting the Merger; or

•	the SWAY shareholders fail to approve the Merger Share Issuance Proposal or the Internalization Proposal; or

SWAY may terminate the Merger Agreement if:

•	at any time prior to the receipt of SWAY shareholder approval of the Merger Share Issuance Proposal and the Internalization Proposal enters into any competing acquisition agreement with respect to a superior acquisition proposal that was not the result of a breach by SWAY of its non-solicitation and change in recommendation obligations under the Merger Agreement, provided that prior to or concurrently with such termination, SWAY pays a termination payment to the CAH Operating Partnership or its designee.

CAH may terminate the Merger Agreement if:

•	the Board has made an adverse recommendation change; or

•	the Contribution Agreement is terminated for any reason.

See “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Termination of the Merger Agreement.”

Expenses and Termination Payments (pg. 202 and 203)

Generally, all fees and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement will be paid by SWAY; provided that if the Merger Agreement terminates prior to closing, all such expenses shall be paid by the party incurring such expenses. The Merger Agreement provides that, if the Merger Agreement is terminated under certain circumstances, SWAY may be obligated to pay CAH a termination payment of $35 million. In addition, the Merger Agreement provides that if the Merger Agreement is terminated because the SWAY shareholders fail to approve the Merger Share Issuance Proposal or the

Internalization Proposal, SWAY is obligated to pay CAH an amount not to exceed $7 million in respect of invoiced costs and expenses. For more information, see “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Termination of the Merger Agreement—Termination Payments.”

Lock-up (pg. 155)

Common Shares issued as Merger Consideration are subject to specified transfer restrictions until the earlier of (1) the nine-month anniversary of the Merger closing and (2) the expiration of the term of the lock-up applicable to the equity securities issued in connection with the Contribution Agreement, if such term is reduced.

Interests of Certain Persons in the Merger (pg. 154)

When considering the recommendation of the Board with respect to the Merger Share Issuance Proposal, you should be aware that SWAY’s executive officers and trustees may have interests in the Merger that are different from, or in addition to, those of SWAY’s shareholders more generally. These interests may present such executive officers and trustees with actual or potential conflicts of interest. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that SWAY’s shareholders vote for the approval of the Merger Share Issuance Proposal.

As of September 30, 2015, each of SWAY’s executive officers and certain other employees of the Manager had been granted RSUs under the Starwood Waypoint Residential Trust Equity Plan (the “SWAY Equity Plan”) that had not yet vested. Specifically, as of September 30, 2015, Douglas R. Brien held 71,756 RSUs, Nina A. Tran held 26,175 RSUs, Charles D. Young held 30,077 RSUs, Tamra D. Browne held 18,099 RSUs, S. Ali Nazar held 21,026 RSUs and certain other employees of the Manager held an aggregate of 165,433 RSUs. In addition, as of September 30, 2015, Mr. Sternlicht beneficially owned 388,788 SWAY RSUs that were granted to the Manager under the Manager Equity Plan that had not yet vested. As of September 30, 2015, certain of SWAY’s trustees had been granted restricted Common Shares under the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan (the “SWAY Non-Executive Trustee Share Plan”) that had not yet vested. Specifically, as of September 30, 2015, Richard D. Bronson held 3,096 restricted Common Shares, Michael D. Fascitelli (a member of the Internalization Special Committee) held 3,096 restricted Common Shares, Jeffrey E. Kelter (a member of the Internalization Special Committee) held 3,096 restricted Common Shares and Stephen H. Simon (a member of the Internalization Special Committee) held 1,985 restricted Common Shares. The equity grants to the Internalization Special Committee members are customary annual grants to non-employee trustees and were not made in connection with their service thereon. Pursuant to the terms of the applicable equity award agreements and the SWAY Equity Plan, the Manager Equity Plan and the SWAY Non-Executive Trustee Share Plan, as applicable, all such RSUs and restricted Common Shares that have not vested as of the closing of the Merger will fully vest upon the closing of the Merger.

See “Proposal 2: The Merger Share Issuance Proposal—The Merger—Interests of Certain Persons in the Merger.”

Opinion of SWAY’s Financial Advisor Regarding the Merger (pg. 148)

In connection with the proposed Merger, SWAY retained Moelis & Company, LLC (“Moelis”) to act as SWAY’s financial advisor. At a meeting of the Board on September 19, 2015 to evaluate the proposed Merger, Moelis delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated September 19, 2015, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the number of Common Shares to be retained by the pre-transaction holders of Common Shares after giving effect to the proposed Merger and the proposed Internalization was fair from a financial point of view to the holders (other than Starwood Capital Group and its affiliates).

The full text of Moelis’ written opinion dated September 19, 2015, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex D and is incorporated herein by reference. SWAY shareholders are urged to read Moelis’ written opinion carefully and in its entirety. Moelis’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the proposed transaction. Moelis’ opinion is limited solely to the fairness of the retained shares to be retained by the pre-transaction holders of Common Shares after giving effect to the proposed Merger and the proposed Internalization from a financial point of view to the holders (other than Starwood Capital Group and its affiliates) and does not address SWAY’s underlying business decision to effect the proposed transaction or the relative merits of the proposed transaction as compared to any alternative business strategies or transactions that might be available to SWAY. Moelis’ opinion does not constitute a recommendation to any shareholder of SWAY as to how such shareholder should vote or act with respect to the proposed Merger, the proposed Internalization or any other matter. At the direction of the Board, Moelis was not asked to, nor did Moelis, offer any opinion as to any terms of the Merger Agreement or the Contribution Agreement or any aspect or implication of the proposed Merger or the proposed Internalization, except as to the retained shares to the extent expressly specified in Moelis’ opinion. Moelis’ opinion relates to the value of a Common Share prior to giving effect to the proposed transaction as compared to the value of a Common Share after giving effect to the proposed transaction. Moelis was not asked to, nor did Moelis, offer any opinion as to the terms of the Contribution Agreement. With the consent of the Board, Moelis expressed no opinion as to what the value of the Common Shares actually will be when issued pursuant to the proposed Merger and the proposed Internalization or the prices at which the Common Shares may trade at any time. Moelis’ opinion was approved by a Moelis fairness opinion committee. See “Proposal 2: The Merger Share Issuance Proposal—The Merger—Opinion of SWAY’s Financial Advisor.”

Listing of Common Shares (pg. 155)

Approval of the listing on the NYSE of the Common Shares to be issued as Merger Consideration, subject to official notice of issuance, is a condition precedent to CAH’s obligation to complete the Merger. SWAY has agreed to use its reasonable best efforts to cause such Common Shares to be approved for listing on the NYSE prior to the Merger closing, subject to official notice of issuance. See “Proposal 2: The Merger Share Issuance Proposal—The Merger—Listing of Common Shares.”

Material U.S. Federal Income Tax Consequences of the Merger (pg. 155)

The Merger is intended to qualify as a reorganization, within the meaning of Section 368(a) of the Code. It is a condition to the closing of the Merger that SWAY and CAH receive written opinions from their respective counsel to the effect that the Merger will qualify as a reorganization, within the meaning of Section 368(a) of the Code. For more information, see “Proposal 2: The Merger Share Issuance Proposal—Material U.S. Federal Income Tax Consequences.”

Accounting Treatment of the Merger (pg. 154)

Since both SWAY and CAH have significant pre-combination activities, the Merger will be accounted for as a business combination by the Combined Company in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. In applying the acquisition method specified by ASC 805, it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective shareholders after consummation of the merger, and the composition of senior management and the board after consummation of a merger. Based upon consideration of those factors, CAH has been designated as the accounting acquirer, resulting in a reverse acquisition of SWAY. The assets

(including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of SWAY will be recorded at their respective fair values at the date of Merger. While consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer, CAH is not issuing any consideration in the Merger. Accordingly, the fair value of the consideration transferred will be measured based on the number of equity interests CAH would have to issue to give the shareholders of SWAY the same percentage interest in the Combined Company that results from the reverse acquisition. Since CAH’s common stock is not publicly traded, the fair value of consideration transferred may differ from the amount that would otherwise be determined solely by reference to the trading price of Common Shares. If the fair value of the consideration transferred exceeds the fair value of the net assets and liabilities acquired, the excess will be recorded as goodwill. Alternatively, if the fair value of the net assets and liabilities acquired exceeds the fair value of consideration transferred, the transaction could result in a bargain purchase. Consolidated financial statements of the Combined Company issued after the Merger will reflect these fair value adjustments and the combined results of operations subsequent to the date of the Merger. Since CAH is designated as the accounting acquirer, its historical financial statements will become the historical financial statements of the Combined Company upon consummation of the Merger. See “Proposal 2: The Merger Share Issuance Proposal—The Merger—Accounting Treatment of the Merger.”

Regulatory Approvals Required for the Merger (pg. 154)

Neither SWAY nor CAH is aware of any regulatory approvals that are expected to prevent the closing of the Merger. See “Proposal 2: The Merger Share Issuance Proposal—The Merger—Regulatory Approvals in Connection with the Merger.”

Consequences of Not Obtaining Shareholder Approval of the Merger Share Issuance Proposal

A condition to the closing of the Internalization and the Merger is the approval of the Merger Share Issuance Proposal by SWAY’s shareholders as provided in the Contribution Agreement and the Merger Agreement. If SWAY’s shareholders do not approve the Internalization and the Merger as described herein, then the transactions contemplated by the Contribution Agreement and the Merger Agreement will not be completed, the Contribution Agreement and the Merger Agreement will be terminated, the Manager will continue to act as external manager of SWAY pursuant to the Management Agreement and CAH will continue as a separate company.

Expected Timing of the Internalization and the Merger

SWAY and CAH currently expect to complete the Internalization and the Merger in first quarter of 2016, subject to receipt of required shareholder approvals, the satisfaction or waiver of the other closing conditions to the closing of the Internalization and the Merger summarized elsewhere in this proxy statement and certain extensions to the closing date as provided in the Contribution Agreement and the Merger Agreement.

Registration Rights Agreement (pg. 138)

SWAY has entered into a Registration Rights Agreement dated as of September 21, 2015 with Starwood Capital Group and CAH Investors (the “Registration Rights Agreement”), pursuant to which SWAY has agreed, among other things, in certain instances, upon the request of Starwood Capital Group or a CAH Investor, to file with the SEC a registration statement to register for resale the Common Shares to be issued pursuant to the Merger Agreement. See “Proposal 1: The Internalization Proposal—Registration Rights Agreement.”

No Appraisal Rights (pgs. 122 and 155)

SWAY shareholders are not entitled to exercise appraisal rights because neither the Internalization nor the Merger falls within the enumerated transactions in which shareholders have such a right under Maryland law. Even if either or both transactions did fall within the enumerated transactions in which shareholders have such a right, SWAY’s declaration of trust provides that the holders of shares of beneficial interest of SWAY are not entitled to exercise appraisal rights, unless a majority of the entire Board shall determine that such rights apply, as permitted by Section 3-202(c)(4) of the MGCL. The Board has not made, and does not intend to make such a determination. The Common Shares also are listed on the NYSE, which extinguishes appraisal rights pursuant to Section 3-202(c)(1) of the MGCL. See “Proposal 1: The Internalization Proposal—The Internalization—No Appraisal Rights” and “Proposal 2: The Merger Share Issuance Proposal—The Merger—No Appraisal Rights.”

SWAY’s Trustees and Management Following the Internalization and the Merger (pg. 195)

The Board has agreed to increase the number of trustees to twelve and to appoint Barry S. Sternlicht and Thomas J. Barrack, Jr., as well as six designees of CAH and four designees of SWAY, to the Board. The Board has agreed to appoint Fred Tuomi as CEO, Douglas R. Brien as President and COO and Arik Prawer as CFO, and SWAY and CAH may select a replacement officer by mutual agreement.

In addition to Messrs. Sternlicht and Barrack, the remaining members of the Board will be             . In addition to Messrs. Tuomi, Brien and Prawer, the remaining executive officers will be             .

Impact of the Internalization and the Merger on SWAY’s Existing Shareholders (pg. 34)

If approved and implemented, the Internalization Proposal and the Merger Share Issuance Proposal will dilute the ownership and voting interests of SWAY’s existing shareholders. Therefore, the ownership and voting interests of SWAY’s existing shareholders will be proportionately reduced.

Recommendation of the Board (pgs. 102, 141 and 204)

After careful consideration of the proposals and, in the case of the Internalization Proposal, the unanimous recommendation of the Internalization Special Committee that the Internalization is advisable and in the best interests of SWAY and its shareholders, the Board unanimously recommends that you vote (1) “FOR” the Internalization Proposal, (2) “FOR” the Merger Share Issuance Proposal and (3) “FOR” the Adjournment Proposal. The Internalization and the Merger cannot be completed without the approval by SWAY’s shareholders of both the Internalization Proposal and the Merger Share Issuance Proposal. See “Proposal 1: Internalization Proposal—Recommendation of the Board,” “Proposal 2: The Merger Share Issuance Proposal—Recommendation of the Board” and “Proposal 3: The Adjournment Proposal—Recommendation of the Board.”

The Special Meeting

All SWAY shareholders of record as of the close of business on                     , the record date for determining shareholders entitled to notice of and to vote at the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. As of the record date, there were             Common Shares issued and outstanding and entitled to vote at the Special Meeting, held by approximately             holders of record. Each Common Share is entitled to one vote on each proposal presented at the Special Meeting.

At the Special Meeting, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting constitutes a quorum for purposes of transacting business at the Special Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

At the Special Meeting, SWAY shareholders will be asked to consider and vote on (1) the Internalization Proposal, (2) the Merger Share Issuance Proposal and (3) the Adjournment Proposal. The Merger Share Issuance Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on such proposal, assuming a quorum is present. The Internalization Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on such proposal, other than the votes of shares held by Starwood Capital Group and its affiliates, assuming a quorum is present.

Your vote is very important. You are encouraged to authorize your proxy to vote your shares as promptly as possible.

If you properly submit a proxy card, but do not indicate how your Common Shares should be voted on a proposal, the Common Shares represented by your proxy card will be voted as the Board unanimously recommends and therefore “FOR” the Internalization Proposal, “FOR” the Merger Share Issuance Proposal and “FOR” SWAY Adjournment Proposal. If you do not provide voting instructions to your broker, bank or other nominee, your Common Shares will NOT be voted at the Special Meeting and will be considered broker non-votes.

If you “Abstain” from voting, it will have no effect on the Internalization Proposal, Merger Share Issuance Proposal or Adjournment Proposal under Maryland law. However, if you “Abstain” from voting, it will have the same effect as an “Against” vote on the Internalization Proposal and the Merger Share Issuance Proposal under the NYSE rules.

Failures to vote, which include broker non-votes , will have no effect on the Internalization Proposal, the Merger Share Issuance Proposal or the Adjournment Proposal. A “broker non-vote” occurs when a broker, bank or other nominee that holds shares for a beneficial owner in “street name” does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Share Ownership of Trustees and Executive Officers of SWAY

At the close of business on September 30, 2015, SWAY’s trustees and executive officers and their affiliates held and were entitled to vote 979,468 Common Shares, collectively representing 2.6% of the Common Shares issued and outstanding and entitled to vote on that date. SWAY’s trustees and executive officers have indicated that they expect to vote “FOR” the Internalization Proposal, the Merger Share Issuance Proposal and the Adjournment Proposal. See “Proposal 1: The Internalization Proposal—Vote Required.”

Summary Selected Historical Information of SWAY (pg. 47)

The following summary selected historical financial information of SWAY for each of the years ended December 31, 2014 and 2013 and the period from May 23, 2012 (inception) through December 31, 2012 and the summary selected consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from SWAY’s consolidated audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 6, 2015, which is incorporated by reference in this proxy statement. The summary selected historical financial information as of June 30, 2015 and for the six months ended June 30, 2015 and 2014, is unaudited and has been derived from SWAY’s unaudited condensed consolidated financial statements contained in SWAY’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 6, 2015, which is incorporated by reference into this proxy statement. Interim results for the six months ended June 30, 2015 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 31, 2015 or of the Combined Company following the Merger.

You should read this summary selected historical financial information together with the financial statements filed with the SEC and incorporated by reference into this proxy statement and their accompanying notes and management’s discussion and analysis of operations and financial condition of SWAY. See “Where You Can Find More Information.”

Consolidated Statements of Operations Data

	Six Months Ended June 30,		Year Ended December 31,		Period from May 23, 2012 (inception) through December 31, 2012
(in thousands, except shares and per share data)	2015	2014	2014	2013
Total revenues	$120,651	$55,833	$142,863	$30,867	$517
Total expenses	$162,582	$85,669	$229,596	$55,320	$5,375
Total other income (expense)	$39,130	$2,970	$43,663	$1,221	$586
Income tax expense	$424	$485	$460	$252	$152
Net loss	$(3,225)	$(27,351)	$(43,530)	$(23,484)	$(4,424)
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$(3,444)	$(27,424)	$(43,695)	$(23,424)	$(4,424)
Weighted-average shares outstanding—basic and diluted	37,959,928	39,091,796	38,623,893	39,110,969	39,110,969
Net loss per common share—basic and diluted	$(0.09)	$(0.70)	$(1.13)	$(0.60)	$(0.11)
Dividends declared or paid per common share	$0.28	$—	$0.28	$—	$—

Consolidated Balance Sheet Data

	June 30,	As of December 31,
(in thousands)	2015	2014	2013	2012
Investment in real estate, net	$2,226,738	$1,970,050	$749,353	$99,401
NPLs	$579,550	$644,189	$214,965	$68,106
Total assets	$3,074,133	$2,936,163	$1,018,408	$181,981
Total financing arrangements(1)	$1,929,123	$1,785,414	$—	$—
Total liabilities	$2,011,335	$1,855,728	$26,352	$1,521
Total Starwood Waypoint Residential Trust equity	$1,060,554	$1,079,824	$990,419	$179,960
Total equity	$1,062,798	$1,080,435	$992,056	$180,460

(1)	Includes credit facilities, asset-backed securitizations, net, and convertible senior notes, net.

Summary Selected Portfolio Data

(dollars in thousands, except per home amounts)	As of June 30, 2015
Total SFR portfolio homes(1)	13,767
Total portfolio NPLs(2)	3,750

Total	17,517

Cost basis of SFR portfolio homes(3)	$2,300,185
Carrying value of portfolio NPLs	579,550

Total	$2,879,735

Average monthly rent per home(4)	$1,474
Total portfolio occupancy(5)	89.0%
Stabilized occupancy(4)(6)	94.1%

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Renewal rent growth(4)(7)	2.8%	2.6%
Replacement rent growth(4)	3.6%	2.3%
Blended rent growth(4)	3.0%	2.6%
Retention(4)	78.0%	78.0%
Core NOI margin(8)	66.5%	65.5%

(1)	Includes 1,205 homes SWAY did not intend to hold for the long term as of June 30, 2015.
(2)	Excludes 110 first and second liens secured by parcels of land and 3 unsecured liens.
(3)	Excludes accumulated depreciation as of June 30, 2015.
(4)	Excludes 1,205 homes SWAY did not intend to hold for the long term as of June 30, 2015.
(5)	Represents number of homes occupied as of the last day of the period, divided by total SFR portfolio homes minus 1,205 homes that SWAY did not intend to hold for the long term. In addition, as reported in SWAY’s Quarterly Report on Form 10-Q filed on August 6, 2015, SWAY’s homes were 92.2% percent leased as of June 30, 2015, which represents number of homes that had a signed lease as of the last day of the period.
(6)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(7)	Renewal rent growth includes rent growth from renewals and escalation clauses on multi-year leases.
(8)	Core net operating income (“NOI”) is a non-U.S. generally accepted accounting principles (“GAAP”) measure. Core NOI excludes financial results related to SWAY’s NPL segment as well as other adjustments. For a reconciliation of core NOI to consolidated net loss, see “Selected Historical Information of SWAY—Selected Portfolio Data.”

Summary Selected Historical Information of CAH (pg. 50)

The following summary selected historical financial information of CAH for each of the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) to December 31, 2012 and the summary selected consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from CAH’s consolidated audited financial statements contained in this proxy statement. The summary selected historical financial information as of June 30, 2015 and for the six months ended June 30, 2015 and 2014, is unaudited and has been derived from CAH’s unaudited condensed consolidated financial statements contained in this proxy statement. Interim results for the six months ended June 30, 2015 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 31, 2015 or of the Combined Company following the Merger.

You should read this summary selected historical financial information together with the financial statements contained in this proxy statement and their accompanying notes and CAH’s management’s discussion and analysis of operations and financial condition. See “CAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Consolidated Statements of Operations Data

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
(in thousands)	2015	2014	2014	2013
Total revenue	$155,453	$88,694	$213,487	$82,290	$9,931

Property operating expenses	30,680	25,999	59,396	23,761	2,571
Real estate taxes and insurance	26,087	17,438	40,479	17,896	3,150
Property management expenses	9,261	6,947	16,950	5,635	779
Loan operating expenses	2,827	508	1,670	—	—
Acquisition costs	72	620	961	1,034	1,910
Interest expense	37,256	13,836	38,345	237	42
Depreciation and amortization	52,897	39,575	87,196	36,449	2,948
Impairment of assets held for sale	453	3,425	7,025	737	—
General and administrative	20,858	17,685	44,389	41,848	13,595

Total expenses	180,391	126,033	296,411	127,597	24,995

Net gain on sales of real estate	1,239	4,765	5,282	1,285	—
Equity in income from unconsolidated joint ventures	106	63	305	501	62
Loss on disposition of unconsolidated joint venture	—	—	—	(3,527)	—
Other loss, net	(780)	(2,151)	(4,296)	(526)	—
Income tax (expense) benefit	(270)	(232)	693	(681)	—

Net loss	(24,643)	(34,894)	(80,940)	(48,255)	(15,002)
Net loss attributable to noncontrolling interests	(9,121)	(9,966)	(23,340)	(9,928)	(4,254)

Net loss attributable to Colony American Homes, Inc.	(15,522)	(24,928)	(57,600)	(38,327)	(10,748)

Net income attributable to preferred stockholders	8	8	15	15	—

Net loss attributable to common stockholders	$(15,530)	$(24,936)	$(57,615)	$(38,342)	$(10,748)

Consolidated Balance Sheet Data

	June 30,	As of December 31,
(in thousands)	2015	2014	2013
Investment in real estate, net	$3,311,454	$3,230,390	$2,395,656
Total assets	$4,331,587	$3,910,661	$2,712,008
Total financing arrangements(1)	$2,243,694	$1,818,202	$499,998
Total liabilities	$2,329,700	$1,894,216	$559,643
Total stockholders’ equity	$1,316,939	$1,333,487	$1,418,149
Total equity	$2,001,887	$2,016,445	$2,152,365

(1)	Includes secured credit facility, mortgage loans, net and secured financing facility.

Summary Selected Portfolio Data

(dollars in thousands, except per home amounts)	As of June 30, 2015
Total SFR portfolio homes(1)	17,974
Cost basis of SFR portfolio homes(2)	$3,470,040
Average monthly rent per home(3)	$1,454
Total portfolio occupancy(4)	93.8%
Stabilized occupancy(3)(5)	95.7%

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Renewal rent growth(3)	4.5%	4.1%
Replacement rent growth(3)	4.6%	3.3%
Blended rent growth(3)	4.5%	3.7%
Retention(3)	77.5%	74.6%
Core NOI margin(6)	61.5%	61.1%

(1)	Includes 231 homes CAH did not intend to hold for the long term as of June 30, 2015.
(2)	Excludes accumulated depreciation as of June 30, 2015.
(3)	Excludes 231 homes CAH did not intend to hold for the long term as of June 30, 2015.
(4)	Represents number of homes occupied as of the last day of the period, divided by total SFR portfolio homes minus 231 homes that CAH did not intend to hold for the long term.
(5)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(6)	Core NOI is non-GAAP measure. For a reconciliation of core NOI to consolidated net loss, see “CAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Net Operating Income” in this proxy statement.

Summary Unaudited Pro Forma Combined Information (pg. 74)

The following summary pro forma combined financial information is based on the historical financial statements of SWAY and CAH after giving effect to the Internalization, CAH Reorganization (as defined below) and the Merger and the assumptions and adjustments described in the section entitled “Unaudited Pro Forma Combined Financial Information.” The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the Combined Company or the combined financial position or the results of operations that would have been realized had the Internalization and the Merger been consummated during the period or as of the dates for which the unaudited pro forma combined financial statements are presented.

Pro Forma Combined Balance Sheet

(in thousands)	Combined Pro Forma As of June 30, 2015
Total assets	$7,397,439
Total liabilities	$4,191,764
Total stockholders’ equity	$2,991,719
Total equity	$3,205,675

Pro Forma Combined Statement of Operations

	Combined Pro Forma
(in thousands, except per share data)	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Total revenues	$270,113	$367,577
Net loss	$(13,099)	$(126,554)
Net loss attributable to common stockholders	$(12,336)	$(119,184)
Net loss per common share:
Basic and diluted	$(0.12)	$(1.15)

Summary Combined Company Selected Portfolio Data

The Combined Company portfolio data included below is presented as if the Internalization, CAH Reorganization and the Merger had occurred as of June 30, 2015 or as of January 1, 2014, as applicable.

(dollars in thousands, except per home amounts)	As of June 30, 2015
Total SFR portfolio homes(1)	31,741
Total portfolio NPLs(2)	3,750

Total	35,491

Cost basis of SFR portfolio homes(3)	$5,923,737
Carrying value of portfolio NPLs	642,572

Total	$6,566,309

Average monthly rent per home(4)	$1,462
Total portfolio occupancy(5)	91.8%
Stabilized occupancy(4)(6)	95.0%

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Renewal rent growth(4)(7)	3.8%	3.5%
Replacement rent growth(4)	4.3%	3.0%
Blended rent growth(4)	4.0%	3.3%
Retention(4)	77.7%	76.1%
Core NOI margin(8)	62.8%	62.2%

(1)	Includes 1,436 homes that were not intended to be held for the long term as of June 30, 2015.
(2)	Excludes 110 first and second liens secured by parcels of land and 3 unsecured liens.
(3)	Excludes accumulated depreciation as of June 30, 2015. Also includes adjustments to reflect the preliminary allocation of the purchase price of SWAY’s land and land improvements, building and building improvements, and furniture, fixtures and equipment.

(4)	Excludes 1,436 homes that were not intended to be held for the long term as of June 30, 2015.
(5)	Represents number of homes occupied as of the last day of the period, divided by total SFR portfolio homes minus 1,436 homes that were not intended to be held for the long term.
(6)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(7)	Renewal rent growth includes rent growth from renewals and escalation clauses on multi-year leases.
(8)	Core NOI is a non-GAAP measure. Core NOI excludes financial results related to NPLs as well as other adjustments. For a reconciliation of core NOI to consolidated net loss, see “Unaudited Pro Forma Combined Financial Information—Combined Company Selected Portfolio Data.”

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote your Common Shares. In addition, you should read and consider the risks associated with the business of SWAY in SWAY’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed by SWAY with the SEC, which are incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement/ and the other documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

Risks Relating to the Internalization and the Merger

The ownership percentage of SWAY common shareholders will be diluted by the Internalization and the Merger.

The Internalization and the Merger will dilute the ownership percentage of SWAY common shareholders. Upon the closing of the Internalization and the Merger, existing SWAY shareholders will own approximately 35.2% of the Combined Company, Starwood Capital Group (as the former owner of the Manager) will own approximately 5.8% of the Combined Company and former CAH investors will own approximately 59.0% of the Combined Company, in each case, on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger). Consequently, SWAY shareholders, as a general matter, may have less influence over the management and policies of the Combined Company after the Internalization and Merger than they currently exercise over the management and policies of SWAY.

The Internalization and the Merger may not be accretive to SWAY common shareholders.

Because OP Units and Common Shares will be issued in the Internalization and the Merger, respectively, it is possible that, although SWAY currently expects the Internalization and the Merger to be accretive to earnings per share and Core FFO per share, the Internalization and the Merger may be dilutive to SWAY earnings per share and Core FFO per share, if, among other thing, SWAY incurs higher than expected expenses in connection with the Internalization and the Merger or fails to realize the cost savings and other benefits of the Internalization and the Merger in a timely manner or at all. The failure of the Internalization and the Merger to be accretive to SWAY common shareholders could have a material adverse effect on SWAY’s business, financial condition and results of operations.

The closing of the Internalization and the Merger is subject to many conditions and if these conditions are not satisfied or waived, the Internalization and the Merger will not be completed. Failure to complete the Internalization and the Merger could have material adverse effects on SWAY.

The closing of the Internalization and the Merger is subject to a number of conditions, including the approval by SWAY shareholders of the Internalization Proposal and the Merger Share Issuance Proposal, which make the closing and the timing of the closing of the Internalization and the Merger uncertain. See “Proposal 1: The Internalization Proposal—Description of the Contribution Agreement—Conditions to Closing” and “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Conditions to the Closing of the Merger.” The Merger Agreement may be terminated if the Internalization and the Merger are not completed by the Outside Date so long as such party’s breach of the Merger Agreement has not been the cause of, or resulted in, the failure of the Internalization and the Merger to be completed by the Outside Date. The Contribution Agreement may be terminated if the Internalization has not been completed by the Outside Date.

There can be no assurance that the conditions to the closing of the Internalization and the Merger will be satisfied or waived or that the Internalization and the Merger will be completed. Failure to complete the Internalization and the Merger may adversely affect SWAY’s results of operations and business prospects for the following reasons, among others:

•	the market price of Common Shares could decline to the extent that the current market price reflects, and is positively affected by, a market assumption that the transactions contemplated by the Contribution Agreement and the Merger Agreement will be completed.

•	the Internalization and the Merger, whether or not they close, will divert the attention of certain management and other key employees of the Manager from ongoing business activities, including the pursuit of other opportunities that could be beneficial to SWAY; and

•	SWAY will incur certain transaction costs, regardless of whether the Internalization and the Merger close;

There may be unexpected delays in the closing of the Internalization and the Merger, which could impact the ability to timely achieve the benefits associated with the Internalization and the Merger.

Certain events may delay the closing of the Internalization and the Merger, such as failure to timely receive shareholder approval or failure to satisfy the other closing conditions to which the Internalization and the Merger are subject. SWAY cannot assure you that the conditions to the closing of the Internalization and the Merger will be satisfied or waived, if permitted, or that any adverse effect, event, development or change will not occur, or provide any assurances as to whether or when the Internalization and the Merger will be completed. The Merger Agreement provides that either SWAY or CAH may terminate the Merger Agreement if the Merger has not occurred by the Outside Date, subject to extension as described in the Merger Agreement. See “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Termination of the Merger Agreement.” Similarly, the Contribution Agreement may be terminated if the Internalization has not been completed by the Outside Date. Any delay in the closing of the Internalization and the Merger could materially reduce or, if the Merger Agreement and the Contribution Agreement are terminated, eliminate the benefits expected to be obtained by the Combined Company in the Internalization and the Merger.

The number of OP Units and Common Shares constituting the Internalization Consideration and the Merger Consideration, respectively, is fixed and will not be adjusted in the event of any change in either SWAY’s or CAH’s share price.

Upon the closing of the Internalization and the Merger, (1) Starwood Capital Group will contribute all equity interests in the Manager to the Operating Partnership in exchange for the issuance of 6,400,000 OP Units to Starwood Capital Group and (2) all of the shares of CAH common stock will be converted into the right to receive an aggregate of 64,869,583 Common Shares, with cash paid in lieu of fractional shares. The number of OP Units and Common Shares constituting the Internalization Consideration and the Merger Consideration was fixed in the Contribution Agreement and the Merger Agreement, respectively, and will not be adjusted for changes in the market price of either Common Shares or CAH common stock. Changes in the price of Common Shares prior to the Internalization and the Merger will affect the market value of the Internalization Consideration and the Merger Consideration that Starwood Capital Group and CAH stockholders, respectively, will receive on the date of the closing of the Internalization and the Merger. Share price changes may result from a variety of factors (many of which are beyond either company’s control), including the following factors:

•	market reaction to the announcement of the Internalization and the Merger and the Combined Company’s prospects following the closing of the Internalization and the Merger;

•	changes in the business, operation, assets, liabilities, financial position and prospects of either company or in market assessments thereof;

•	changes in the operating performance of SWAY, CAH or similar companies;

•	changes in market valuations of similar companies;

•	market assessments of the likelihood that the Internalization and the Merger will be completed;

•	interest rates, general market and economic conditions and other factors generally affecting the price of OP Units, Common Shares and CAH’s common stock;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which CAH and SWAY operate;

•	dissident shareholder activity;

•	changes that affect SWAY’s and CAH’s industry, the U.S. or global economy, or capital, financial or securities markets generally; and

•	other factors beyond the control of either SWAY or CAH, including those described or referred to elsewhere in these “Risk Factors.”

The price of the OP Units and Common Shares upon the closing of the Internalization and the Merger may vary from its respective price on the date the Contribution Agreement and Merger Agreement were executed, on the date of this proxy statement and on the date of the Special Meeting. As a result, the market value of the Internalization Consideration and Merger Consideration will also vary. For example, based on the range of closing prices of Common Shares during the period from September 18, 2015, the last trading day before public announcement of the Internalization and the Merger, through                     , 2015, the last trading day before the date of this proxy statement, the Internalization Consideration and Merger Consideration represented a market value ranging from a low of $         and $        , respectively, to a high of $         and $        , respectively.

Because the Internalization and the Merger will be completed after the date of the Special Meeting, at the time of the Special Meeting, you will not know the exact market value of the OP Units and Common Shares that Starwood Capital Group and CAH stockholders, respectively, will receive upon the closing of the Internalization and the Merger. As a result, if the market price of Common Shares increases between the date the Contribution and the Merger Agreement were signed or the date of the Special Meeting and the date of the closing of the Internalization and the Merger, Starwood Capital Group and CAH stockholders will receive OP Units and Common Shares, respectively, that have a market value upon the closing of the Internalization and the Merger that is greater than the market value of such shares as of when the Contribution Agreement and the Merger Agreement were signed or the date of the Special Meeting, respectively.

Certain of SWAY’s trustees and officers have interests in the Internalization and the Merger that are different from, or in addition to, those of SWAY’s shareholders more generally.

When considering the recommendation of the Board with respect to the Internalization Proposal, you should be aware that SWAY’s executive officers and trustees may have interests in the Internalization that are different from, or in addition to, those of SWAY’s shareholders more generally. See “Proposal 1: The Internalization Proposal—The Internalization—Interests of Certain Persons in the Internalization—Trustees and Officers of SWAY” and “Proposal 2: The Merger Share Issuance Proposal—The Merger—Interests of Certain Persons in the Merger.” These interests may present such executive officers and trustees with actual or potential conflicts of interest. The Board was aware of these interests during its deliberations on the merits of the Internalization and in deciding to recommend that SWAY’s shareholders vote for the approval of the Internalization Proposal.

The Merger Agreement contains provisions that could discourage a potential competing acquirer of SWAY from making a favorable proposal and, in specified circumstances, could require SWAY to pay a termination payment of $35 million to the CAH Operating Partnership.

The Merger Agreement contains provisions that restrict SWAY’s ability to approve or effect other merger transactions. See ““Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Covenants and Agreements—Conduct of the Business of SWAY Pending the Merger.” SWAY will be required to pay to the

CAH Operating Partnership or its designee a termination payment of $35 million in certain circumstances, including if CAH terminates the Merger Agreement because the Board changes its recommendation with respect to the Merger prior to the approval of the Merger Share Issuance Proposal by SWAY shareholders. See “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Termination of the Merger Agreement—Termination Payments.”

The Merger Agreement contains provisions that prevent SWAY from participating in any discussions or otherwise facilitating any inquiry, proposal or offer that may reasonably be expected to lead to a competing acquisition proposal or entering into a competing acquisition agreement, unless certain criteria are satisfied. See “Proposal 2: The Merger Share Issuance Proposal—The Merger Agreement—Covenants and Agreements—Non-Solicitation.”

Such provisions could discourage a potential party that might have an interest in SWAY from pursuing a transaction while the Internalization and the Merger are pending, even if such transactions would be in the best interests of SWAY’s shareholders.

If the Merger Agreement is terminated and after the termination either SWAY or CAH determines to seek another business combination, SWAY may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the transactions contemplated by the Merger Agreement.

The pendency of the Internalization and the Merger could adversely affect the business and operations of SWAY and CAH.

In connection with the pending Internalization and the Merger, some tenants, operators, borrowers, managers or vendors may delay or defer decisions related to their business dealings with SWAY and/or CAH, which could negatively impact the revenues, earnings, cash flows or expenses of SWAY or CAH, as the case may be, regardless of whether the Internalization and the Merger are completed. Similarly, employees of CAH may experience uncertainty about their future roles with the Combined Company following the Internalization and the Merger, which may materially adversely affect the ability of CAH to attract and retain key personnel during the pendency of and after the closings of the Internalization and the Merger. In addition, due to operating covenants in the Contribution Agreement and the Merger Agreement, each of SWAY and CAH may be unable, during the pendency of the Internalization and the Merger, to pursue certain strategic transactions, undertake certain significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions that are not in the ordinary course of business without the consent of the other, even if such actions would prove beneficial to SWAY or CAH, respectively.

The unaudited pro forma combined financial information in this proxy statement is presented for illustrative purposes only and the operating results and financial condition of the Combined Company following the closing of the transactions contemplated by the Contribution Agreement and the Merger Agreement may differ and such differences may be material.

The unaudited pro forma combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial position or results of operations would have been had the transactions contemplated by the Contribution Agreement and the Merger Agreement been completed on the dates indicated. Further, the Combined Company’s actual results and financial position following the closing of the Internalization and the Merger may differ materially and adversely from the unaudited pro forma combined financial data that is included in this proxy statement. The unaudited pro forma combined financial information does not reflect future events that may occur after the closing of the Internalization and the Merger, including the costs related to the planned integration of the Manager and the two companies and any future nonrecurring charges resulting from the Internalization and the Merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined financial information presented elsewhere in this proxy statement is based in part on certain assumptions regarding the Internalization and the Merger that SWAY believes are reasonable under the circumstances. SWAY cannot assure you that the assumptions will prove to be accurate over time. See “Unaudited Pro Forma Combined Financial Information.”

The unaudited prospective financial information in this proxy statement is presented for disclosure purposes only and actual results of the Combined Company following the closing of the transactions contemplated by the Contribution Agreement and the Merger Agreement may differ materially.

The unaudited pro forma combined financial information in this proxy statement is presented for disclosure purposes only, and the Combined Company’s actual results and financial position following the closing of the Internalization and the Merger may differ materially from the unaudited prospective financial information that is included in this proxy statement. In addition, the unaudited prospective financial information was prepared prior to a formal annual budgeting process of the Combined Company, and such information is not intended to be used, and should not be used, for purposes of guidance or forecasting. Moreover, this unaudited prospective financial information was based on estimates and assumptions made by SWAY and the Manager, as applicable, at the time of their preparation and speak only as of such time. The unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared. The assumptions made in preparing the above unaudited prospective financial information may not necessarily reflect actual future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies See “Certain Unaudited Prospective Financial Information.”

Risks Relating to the Combined Company Following the Internalization and the Merger

Upon the closing of the Merger, each of Colony Capital and Thomas J. Barrack, Jr. will control a significant number of votes in any matter, including the election of trustees, presented to common shareholders of the Combined Company for approval.

The Common Shares issued in connection with the Merger will result in Colony Capital and Thomas J. Barrack, Jr., each controlling, upon the closing of the Merger, a significant number of votes in any matter, including the election of trustees, submitted to a vote of common shareholders of the Combined Company. Thomas J. Barrack, Jr. is the executive chairman of Colony Capital and he will be appointed as a Co-Chairman of the Board upon the closing of the Merger. Upon the closing of the Merger, Colony Capital, an independent public company, and Thomas J. Barrack, Jr. will together control 52,780,722 Common Shares, representing approximately 48.0% of the outstanding Common Shares on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger). Each of Colony Capital and Thomas J. Barrack, Jr. have interests that differ from other SWAY shareholders, and, therefore, may exercise their respective votes on matters that may not be consistent with the interests of those other shareholders with respect to any such matters.

The Combined Company may compete with Starwood Capital Group in ancillary lines of business and, after the end of the restricted period, Starwood Capital Group may engage in competitive businesses or solicit the Combined Company’s employees for hire, which could have an adverse effect on the Combined Company’s business.

Starwood Capital Group has agreed that, commencing on the closing date of the Internalization and ending on the first anniversary thereof, it will not compete with the Combined Company or solicit its employees, subject to certain exceptions as forth in the Contribution Agreement. After the expiration of this restricted period, however, Starwood Capital Group will be free to acquire or manage SFR portfolios, which could result in it competing directly with the Combined Company for acquisition opportunities, financing opportunities, tenants and in other aspects of the Combined Company’s business, and they may solicit and hire key employees, each of which could have an adverse effect on the Combined Company’s business.

Additionally, the restrictions do not limit Starwood Capital Group from engaging in lines of business ancillary to SFR homes or other lines of business that the Combined Company might consider in the future. As a result, if the Combined Company were to expand its business strategy, it might compete with Starwood Capital Group in such line of business.

The Combined Company expects to incur substantial expenses related to the Internalization and the Merger.

The Combined Company will incur substantial expenses in connection with completing the Internalization and the Merger and integrating the Manager and CAH’s business, operations, networks, systems, technologies, policies and procedures with those of the Combined Company’s. While the Combined Company expects to incur a certain level of transaction and integration expenses, factors beyond the Combined Company’s control could affect the total amount or the timing of its integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the Internalization and the Merger could, particularly in the near term, exceed the savings that the Combined Company expects to achieve from the elimination of the management and duplicative expenses and the realization of economies of scale and cost savings related to the integration of the Manager and the businesses of SWAY and CAH following the closing of the Internalization and the Merger. If the expenses the Combined Company incurs as a result of the Internalization and the Merger are higher than anticipated, the Combined Company’s net income per share and Core FFO per share would be adversely affected.

The future results of the Combined Company will suffer if the Combined Company does not effectively manage its expanded portfolio and operations.

The Internalization and the Merger are expected to result in certain benefits to the Combined Company, including, among others, those described in “Proposal 1: The Internalization Proposal—The Internalization—Reasons for the Internalization” and “Proposal 2: The Merger Share Issuance Proposal—The Merger—SWAY’s Reasons for the Merger.” There can be no assurance, however, regarding when or the extent to which the Combined Company will be able to realize these benefits, which may be difficult, unpredictable and subject to delays. The Internalization and Merger involves the combination of three companies, which currently operate as independent companies. The Combined Company will be required to devote significant management attention and resources to integrating the business practices and operations of SWAY, the Manager and CAH. It is possible that the integration process could result in the distraction of the Combined Company’s management, the disruption of the Combined Company’s ongoing business or inconsistencies in the Combined Company’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of the Combined Company to maintain relationships with operators, vendors and employees or to fully achieve the anticipated benefits of the Internalization and the Merger. There may also be potential unknown or unforeseen liabilities, increased expenses, delays or regulatory conditions associated with integrating the Manager and integrating CAH’s portfolio into SWAY’s.

Following the Internalization and the Merger, the Combined Company will have an expanded portfolio and operations and likely will continue to expand its operations through additional acquisitions and other strategic transactions, some of which may involve complex challenges. The future success of the Combined Company will depend, in part, upon its ability to manage its expansion opportunities, integrate new operations into its existing business in an efficient and timely manner, successfully monitor its operations, costs, regulatory compliance and service quality, and maintain other necessary internal controls. There can be no assurance that the Combined Company’s expansion or acquisition opportunities will be successful, or that it will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

The Merger will result in changes to the Board and management that may affect the strategy and operations of SWAY.

If the Merger is completed, the composition of the Board and management team will change. Following the closing of Internalization and the Merger, the Board will increase from seven to twelve trustees. At the closing of the Merger, the trustees will be Barry Sternlicht, Thomas Barrack, four designees of SWAY and six designees of CAH. Further, the management team will consist of Fred Tuomi as CEO, Arik Prawer as CFO and Douglas R. Brien as President and COO. This new composition of the Board and management team may affect the Combined Company’s business strategy and operating decisions following the closing of the Internalization and the Merger. In addition, there can be no assurances that the new Board and management team will function effectively as a team and that there will not be any adverse effects on the Combined Company’s business as a result.

The Combined Company may be unable to retain key employees.

The success of the Combined Company after the Internalization and the Merger will depend in part upon its ability to retain key Manager and CAH employees. Key employees may depart either before or after the closing of the Internalization and the Merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the Combined Company following the Internalization and the Merger. Accordingly, no assurance can be given that the Manager, CAH and, following the Internalization and the Merger, the Combined Company will be able to retain key employees to the same extent as in the past.

The Contribution Agreement provides that Starwood Capital Group shall use commercially reasonable efforts to keep available the services of its present officers and employees and of all other persons who provide material services to SWAY and its subsidiaries. If the Combined Company needs to recruit and hire additional personnel, there may be delays in doing so, the compensation to such employees may be higher, and there could be disruptions to the Combined Company’s business.

The Combined Company may be exposed to risks to which SWAY has not historically been exposed.

SWAY currently has no employees of its own. The Combined Company will have employees following the Internalization and the Merger. As their employer, the Combined Company will be subject to those potential liabilities that are commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Further, the Combined Company will bear the costs of the establishment and maintenance of health, retirement and similar benefit plans for its employees.

The Combined Company may not be able to obtain the anticipated revolving credit facility on favorable terms, or at all, which may affect its ability to consummate future acquisitions and implement its business plan.

Concurrently with or shortly after the closing of the Internalization and the Merger, the Combined Company expects to obtain a revolving credit facility in the amount of approximately $         million. However, there can be no assurance that the Combined Company will enter into definitive documentation with regard to the anticipated revolving credit facility on favorable terms or at all. The Combined Company’s failure to obtain the anticipated revolving credit facility could render it incapable of consummating future SFR acquisitions, which could have an adverse effect on the Combined Company’s business and the implementation of its business plan.

Risks Relating to an Investment in Common Shares Following the Internalization and the Merger

The market price of Common Shares may decline as a result of the Internalization, the Merger, the issuance of OP Units or the issuance of Common Shares.

The market price of Common Shares may decline as a result of the Internalization and the Merger for a number of reasons, including if the Combined Company does not achieve the perceived benefits of the

Internalization and the Merger as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the Internalization and the Merger on the Combined Company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, if the Internalization and the Merger are completed, the Combined Company’s shareholders will own interests in a company operating an expanded business with a different mix of properties, risks and liabilities. Current shareholders may not wish to continue to invest in the Combined Company if the Internalization and the Merger are completed, or for other reasons may wish to dispose of some or all of their Common Shares. If, following the closing of the Internalization and the Merger, there is selling pressure on Common Shares that exceeds demand at the market price, the price of Common Shares could decline.

In addition, SWAY is unable to predict the potential effects of the issuance of OP Units in connection with the Internalization or Common Shares in connection with the Merger on the trading activity and market price of Common Shares. The OP Units (or shares issued on redemption thereof) issued to Starwood Capital Group and the Common Shares issued to the CAH Investors will be subject to a nine-month lock-up period, subject to certain exceptions. SWAY has granted registration rights to Starwood Capital Group and the CAH Investors for the resale of Common Shares issued as a result of any redemption of OP Units issued in connection with the Internalization or Common Shares issued in connection with the Merger. Following expiration of the lock-up and the filing and effectiveness of a resale registration statement covering the shares, these shares will be freely transferable without restriction. These registration rights would facilitate the resale of such securities into the public market, and any such resale would increase the number of Common Shares available for public trading. Prior to the Internalization and the Merger, the common stock of CAH was not listed on any national securities exchange and the ability of CAH stockholders to liquidate their investments was limited. As a result, there may be significant pent-up demand for the CAH Investors to sell their Common Shares. Sales of a substantial number of Common Shares in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of Common Shares.

SWAY cannot assure you that the Combined Company will be able to continue paying distributions at the rate currently paid by SWAY.

As noted elsewhere in this proxy statement, the Combined Company expects to continue SWAY’s current distribution practices following the Internalization and the Merger. However, common shareholders of the Combined Company may not receive distributions following the Internalization and the Merger equivalent to those currently paid by SWAY for various reasons, including the following:

•	as a result of the Internalization and the Merger and the issuance of OP Units in connection with the Internalization and Common Shares in connection with the Merger, the total amount of cash required for the Combined Company to pay dividends at its current rate will increase;

•	the Combined Company may not have enough cash to pay such distributions due to changes in the Combined Company’s cash requirements, capital spending plans, cash flows or financial position or as a result of unknown or unforeseen liabilities incurred in connection with the Internalization and the Merger;

•	decisions on whether, when and in what amounts to make any future distributions will remain at all times entirely at the discretion of the Board, which reserves the right to change the Combined Company’s dividend practices at any time and for any reason;

•	the Combined Company may desire to retain cash to maintain or improve its credit ratings; and

•	the Combined Company’s declaration and payment of distributions will be subject to compliance with restrictions contained in the Combined Company’s debt instruments and may be subject to restrictions in similar instruments and agreements governing future debt that the Combined Company may incur.

SWAY’s existing and future shareholders have no contractual or other legal right to distributions that have not been declared.

Legal Risks Related to the Internalization and Merger

Counterparties to certain significant agreements with CAH may have consent rights in connection with the Mergers.

CAH is party to certain agreements that give the counterparty certain rights, including consent rights, in connection with “change in control” transactions or otherwise. Under certain of these agreements, the Merger may constitute a “change in control” or otherwise give rise to consent rights and, therefore, the counterparty may assert its rights in connection with the Merger. Any such counterparty may request modifications of its agreements as a condition to granting a waiver or consent under those agreements, and there can be no assurance that such counterparties will not exercise their rights under the agreements, including termination rights where available. In addition, the failure to obtain consent under one agreement may be a default under other agreements and, thereby, trigger rights of the counterparties to such other agreements, including termination rights where available.

SWAY may have failed to uncover all liabilities of CAH through the due diligence process prior to the Internalization and the Merger, exposing the Combined Company to potentially large, unanticipated costs.

Prior to completing the Internalization and the Merger, SWAY performed certain due diligence reviews of the business of CAH. In view of timing and other considerations relevant to successfully achieving the closing of the Internalization and the Merger, SWAY’s due diligence reviews have necessarily been limited in nature and may not adequately have uncovered all of the contingent or undisclosed liabilities the Combined Company may incur as a consequence of the Merger. Any such liabilities could cause the Combined Company to experience potentially significant losses, which could materially adversely affect the Combined Company’s business, results of operations and financial condition.

Tax Risks Relating to the Merger

The Combined Company may incur adverse tax consequences, if it or CAH has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

Each of SWAY and CAH has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code and intends to continue to do so through the time of the closing of the Internalization and the Merger. The Combined Company intends to operate in a manner that it believes allows it to qualify as a REIT after the Internalization and the Merger. Neither SWAY nor CAH has requested or plans to request a ruling from the Internal Revenue Service (the “IRS”) that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable regulations of the U.S. Department of the Treasury (“Treasury regulations”) that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership (which, consistent with the past practices of SWAY and CAH, the Combined Company will do after the Internalization and the Merger). The determination of various factual matters and circumstances not entirely within the control of SWAY or CAH may affect its ability to qualify as a REIT. In order to qualify as a REIT, each of SWAY and CAH must satisfy a number of requirements, including requirements regarding the ownership of its shares and the composition of its gross income and assets. Also, a REIT must make distributions to shareholders annually of at least 90% of its net taxable income, excluding any capital gains.

If either SWAY or CAH has failed or fails to qualify as a REIT and the Internalization and the Merger are completed, the Combined Company may inherit significant tax liabilities and could lose its REIT qualification. Even if the Combined Company retains its REIT qualification, if SWAY or CAH has not been or loses its REIT qualification for a taxable year before the Internalization and the Merger or that includes the Internalization and the Merger, the Combined Company will face serious tax consequences that could substantially reduce its cash available for distribution to its shareholders because:

•	the Combined Company, as the successor by merger to SWAY and CAH, would generally inherit any corporate income tax liabilities of SWAY and CAH, including penalties and interest, which inherited tax liabilities could be particularly substantial if the Merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code;

•	the Combined Company would be subject to tax on the built-in gain on each asset of SWAY and CAH existing at the time of the Internalization and the Merger; and

•	the Combined Company could be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including penalties and interest payments to the IRS) to eliminate any earnings and profits accumulated by SWAY and CAH for taxable periods that it did not qualify as a REIT.

As a result of these factors, any failure by SWAY or CAH before the Internalization and the Merger to qualify as a REIT could impair the Combined Company’s ability after the Internalization and the Merger to expand its business and raise capital, and could materially adversely affect the value of Common Shares.

Other Risks

The Combined Company faces other risks.

The foregoing risks are not exhaustive, and you should be aware that, following the Internalization and the Merger, the Combined Company will face various other risks, including those discussed in reports filed by the Combined Company with the SEC. See “Where You Can Find More Information.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains, in addition to historical information, certain forward-looking statements that involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “may,” “will,” “should,” “could,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements may include statements about the expected closing of the Internalization and the Merger, the integration of the systems and personnel of the Manager and CAH into the Combined Company, and the expected benefits of the Internalization and the Merger.

The forward-looking statements contained in this proxy statement reflect SWAY’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or implied in any forward-looking statement. SWAY is not able to predict all of the factors that may affect future results. For a discussion of these and other factors that could cause actual results to differ materially from any forward-looking statements, see the risk factors discussed below and in Item 1A, “Risk Factors,” and in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in SWAY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other risks and uncertainties detailed in such annual report and SWAY’s other reports and filings with the SEC. These risks, contingencies and uncertainties include:

•	the possibility that the proposed transactions will not close, including by the failure to obtain shareholder approvals or the failure to satisfy other closing conditions under the Contribution Agreement or Merger Agreement or by the termination of the Contribution Agreement or Merger Agreement;

•	failure to plan and manage the proposed Internalization or Merger effectively and efficiently;

•	the possibility that the anticipated benefits from the Internalization or the Merger may not be realized or may take longer to realize than expected;

•	unexpected costs or unexpected liabilities that may arise from the transactions contemplated by the Contribution Agreement or the Merger Agreement, whether or not completed;

•	the outcome of any legal proceedings that may be instituted against SWAY, CAH or others following announcement of the Internalization or the Merger;

•	expectations regarding the timing of generating additional revenues;

•	changes in SWAY’s business and growth strategies;

•	volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise;

•	events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

•	declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes;

•	the availability of attractive investment opportunities in homes that satisfy SWAY’s investment objective and business and growth strategies;

•	the impact of changes to the supply of, value of and the returns on NPLs;

•	SWAY’s ability to convert the homes and NPLs it acquires into rental homes generating attractive returns;

•	SWAY’s ability to successfully modify or otherwise resolve NPLs;

•	SWAY’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all;

•	the failure of residents to pay rent when due or otherwise perform their lease obligations;

•	SWAY’s ability to effectively manage its portfolio of rental homes;

•	the concentration of credit risks to which SWAY is exposed;

•	the rates of default or decreased recovery rates on SWAY’s target assets;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of SWAY’s cash reserves and working capital;

•	potential conflicts of interest with Starwood Capital Group, CAH and their affiliates;

•	the timing of cash flows, if any, from SWAY’s investments;

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•	SWAY’s expected leverage;

•	effects of derivative and hedging transactions;

•	SWAY’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

•	actions and initiatives of the U.S. government and changes to U.S. government policies that impact the economy generally and, more specifically, the housing and rental markets;

•	changes in governmental regulations, tax laws (including changes to laws governing the taxation of REITs) and rates, and similar matters;

•	limitations imposed on SWAY’s business and its ability to satisfy complex rules in order for it and, if applicable, certain of SWAY’s subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of SWAY’s subsidiaries to qualify as taxable REIT subsidiaries (“TRSs”) for U.S. federal income tax purposes, and SWAY’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and

•	estimates relating to SWAY’s ability to make distributions to its shareholders in the future.

The foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in SWAY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, subsequent Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings, as such filings may be amended from time to time. All subsequent written and oral forward looking statements concerning SWAY and the transactions contemplated by the Contribution Agreement and the Merger Agreement or other matters attributable to SWAY or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

All forward looking statements, expressed or implied, included in this proxy statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward looking statements that SWAY or persons acting on its behalf may issue.

The forward-looking statements in this proxy statement represent SWAY’s views as of the date of this proxy statement. SWAY anticipates that subsequent events and developments will cause its views to change. However, except as otherwise required by applicable law, SWAY disclaims any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section. You should, therefore, not rely on these forward-looking statements as representing SWAY’s views as of any date subsequent to the date of this proxy statement.

PRICE RANGE OF COMMON SHARES AND RELATED SHAREHOLDER MATTERS

Currently, the Common Shares are listed and traded on the NYSE under the symbol “SWAY.” Upon the closing of the Internalization and the Merger, the Common Shares will be listed and traded on the NYSE under the ticker symbol “SFR.” CAH common stock is not publicly traded. The following are the high and low sale prices for Common Shares during the periods indicated as reported by the NYSE, and the quarterly cash dividends per share declared. The high and low sales prices are based on intraday sales for the periods reported.

	High		Low		Dividends
Quarterly for 2015:
First Quarter		$26.89		$23.82		$0.14
Second Quarter		$26.66		$23.41		$0.14
Third Quarter		$26.59		$22.62		$0.19
October 1, 2015 through , 2015	$		$		$

Quarterly for 2014:
First Quarter		$31.04		$25.85		$—
Second Quarter		$28.81		$25.50		$—
Third Quarter		$28.45		$25.18		$0.14
Fourth Quarter		$26.94		$23.92		$0.14

As of September 30, 2015, there were 18 holders of record of 37,907,966 Common Shares outstanding. In addition, SWAY believes that a significant number of beneficial owners of Common Shares held their shares in street name.

On September 18, 2015 the day immediately prior to the public announcement of the Internalization and the Merger, the high and low sales prices of Common Shares as reported on the NYSE were $23.19 and $22.67, respectively. On                     , 2015, the last trading day before the date of this proxy statement, the high and low sales prices of Common Shares as reported on the NYSE were $         and $        , respectively. The market price of Common Shares will fluctuate between the date of this proxy statement and the date of the closing of the Internalization and the Merger.

SELECTED HISTORICAL INFORMATION OF SWAY

The following selected historical financial information of SWAY for each of the years ended December 31, 2014 and 2013 and the period from May 23, 2012 (inception) through December 31, 2012 and the selected consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from SWAY’s consolidated audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 6, 2015, which is incorporated by reference in this proxy statement. The selected historical financial information as of June 30, 2015 and for the six months ended June 30, 2015 and 2014, is unaudited and has been derived from SWAY’s unaudited condensed consolidated financial statements contained in SWAY’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 6, 2015, which is incorporated by reference into this proxy statement. Interim results for the six months ended June 30, 2015 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 31, 2015 or of the Combined Company following the Merger.

You should read this selected historical financial information together with the financial statements filed with the SEC and incorporated by reference into this proxy statement and their accompanying notes and management’s discussion and analysis of operations and financial condition of SWAY. See “Where You Can Find More Information.”

Consolidated Statements of Operations Data

	Six Months Ended June 30,		Year Ended December 31,		Period from May 23, 2012 (inception) through December 31, 2012
(in thousands, except shares and per share data)	2015	2014	2014	2013
Total revenues	$120,651	$55,833	$142,863	$30,867	$517
Total expenses	$162,582	$85,669	$229,596	$55,320	$5,375
Total other income (expense)	$39,130	$2,970	$43,663	$1,221	$586
Income tax expense	$424	$485	$460	$252	$152
Net loss	$(3,225)	$(27,351)	$(43,530)	$(23,484)	$(4,424)
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$(3,444)	$(27,424)	$(43,695)	$(23,424)	$(4,424)
Weighted-average shares outstanding—basic and diluted	37,959,928	39,091,796	38,623,893	39,110,969	39,110,969
Net loss per common share—basic and diluted	$(0.09)	$(0.70)	$(1.13)	$(0.60)	$(0.11)
Dividends declared or paid per common share	$0.28	$—	$0.28	$—	$—

Consolidated Balance Sheet Data

	June 30,	As of December 31,
(in thousands)	2015	2014	2013	2012
Investment in real estate, net	$2,226,738	$1,970,050	$749,353	$99,401
NPLs	$579,550	$644,189	$214,965	$68,106
Total assets	$3,074,133	$2,936,163	$1,018,408	$181,981
Total financing arrangements(1)	$1,929,123	$1,785,414	$—	$—
Total liabilities	$2,011,335	$1,855,728	$26,352	$1,521
Total Starwood Waypoint Residential Trust equity	$1,060,554	$1,079,824	$990,419	$179,960
Total equity	$1,062,798	$1,080,435	$992,056	$180,460

(1)	Includes credit facilities, asset-backed securitizations, net, and convertible senior notes, net.

Selected Portfolio Data

(dollars in thousands, except per home amounts)	As of June 30, 2015
Total SFR portfolio homes(1)	13,767
Total portfolio NPLs(2)	3,750

Total	17,517

Cost basis of SFR portfolio homes(3)	$2,300,185
Carrying value of portfolio NPLs	579,550

Total	$2,879,735

Average monthly rent per home(4)	$1,474
Total portfolio occupancy(5)	89.0%
Stabilized occupancy(4)(6)	94.1%

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Renewal rent growth(4)(7)	2.8%	2.6%
Replacement rent growth(4)	3.6%	2.3%
Blended rent growth(4)	3.0%	2.6%
Retention(4)	78.0%	78.0%
Core NOI margin(8)	66.5%	65.5%

(1)	Includes 1,205 homes SWAY did not intend to hold for the long term as of June 30, 2015.
(2)	Excludes 110 first and second liens secured by parcels of land and 3 unsecured liens.
(3)	Excludes accumulated depreciation as of June 30, 2015.
(4)	Excludes 1,205 homes that were not intended to be held for the long term as of June 30, 2015.
(5)	Represents number of homes occupied as of the last day of the period, divided by total SFR portfolio homes minus 1,205 homes that SWAY did not intend to hold for the long term. In addition, as reported in SWAY’s Quarterly Report on Form 10-Q filed on August 6, 2015, SWAY’s homes were 92.2% percent leased as of June 30, 2015, which represents number of homes that had a signed lease as of the last day of the period.
(6)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(7)	Renewal rent growth includes rent growth from renewals and escalation clauses on multi-year leases.
(8)	Core NOI is a non-GAAP number. Core NOI excludes financial results related to SWAY’s NPL segment as well as other adjustments. SWAY defines Total NOI as total revenues less property operating and maintenance expenses and real estate taxes and insurance expenses (“property operating expenses”) and mortgage loan servicing costs. SWAY defines Total NPL Portfolio NOI as gains on NPLs, net and gains on loan conversions, net, less mortgage loan servicing costs. SWAY defines Total Non-Core NOI as total revenues on the non-stabilized portfolio less property operating expenses on the non-stabilized portfolio. SWAY defines Total Core NOI as total revenues on the stabilized portfolio less property operating expenses on the stabilized portfolio. SWAY considers these NOI measures to be appropriate supplemental measures of operating performance to net income attributable to common shareholders because they reflect the operating performance of SWAY’s homes without allocation of corporate level overhead or general and administrative costs and reflect the operations of the segments and sub-segments of SWAY’s business.

These NOI measures should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of SWAY’s performance or as measures of liquidity. Although SWAY uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that SWAY’s basis for computing these non-GAAP measures are comparable with that of other REITs.

The following is a reconciliation of net loss to the NOI measures defined above and is consistent with the definition and reconciliation of core NOI:

(in thousands)	Three Months ended June 30, 2015	Six Months ended June 30, 2015
Reconciliation of net loss to Core NOI
Net loss attributable to Starwood Waypoint Residential Trust Shareholders	$(3,437)	$(3,444)
Add (deduct) adjustments to derive total NOI
Non-performing loan management fees and expenses	2,589	6,155
General and administrative	4,004	7,862
Share-based compensation	1,390	3,317
Investment management fees	4,881	9,662
Acquisition fees and other expenses	259	622
Interest expense, including amortization	19,595	37,212
Depreciation and amortization	18,984	36,992
Finance-related expenses and write-off of loan costs	911	1,455
Impairment of real estate	440	659
Realized gain on sales of investments in real estate, net	(458)	(704)
Realized gain on divestiture homes, net	(1,101)	(319
Loss on derivative financial instruments, net	65	276
Income tax expense	199	424
Net income attributable to non-controlling interests	98	219

Total NOI	48,419	100,388
Add (deduct) adjustments to derive total Core NOI
NPL portfolio NOI components:
Realized gain on non-performing loans, net	(4,315)	(14,486)
Realized gain on loan conversions, net	(6,123)	(14,672)
Mortgage loan servicing costs	9,586	19,581
Unrealized gain on non-performing loans, net	(18,426)	(38,383)

Deduct: Total NPL Portfolio NOI	(19,278)	(47,960)
Non-Core NOI components:
Property operating expenses on non-stabilized homes	1,766	5,055

Add Total Non-Core NOI	1,766	5,055

Total Core NOI	30,907	57,483

Calculation of Core NOI margin:
Rental revenues	46,677	88,660
Less Allowance for doubtful accounts	(230)	(938)

Total rental revenues	$46,447	$87,722

Core NOI margin	66.5%	65.5%

SELECTED HISTORICAL INFORMATION OF CAH

The following selected historical financial information of CAH for each of the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) to December 31, 2012 and the selected consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from CAH’s consolidated audited financial statements contained in this proxy statement. The selected historical financial information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015, is unaudited and has been derived from CAH’s unaudited condensed consolidated financial statements contained in this proxy statement. Interim results for the six months ended June 30, 2015 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ending December 31, 2015 or of the Combined Company following the Merger.

You should read this selected historical financial information together with the financial statements contained in this proxy statement and their accompanying notes and CAH’s management’s discussion and analysis of operations and financial condition. See “CAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Consolidated Statements of Operations Data

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
(in thousands)	2015	2014	2014	2013
Total revenue	$155,453	$88,694	$213,487	$82,290	$9,931

Property operating expenses	30,680	25,999	59,396	23,761	2,571
Real estate taxes and insurance	26,087	17,438	40,479	17,896	3,150
Property management expenses	9,261	6,947	16,950	5,635	779
Loan operating expenses	2,827	508	1,670	—	—
Acquisition costs	72	620	961	1,034	1,910
Interest expense	37,256	13,836	38,345	237	42
Depreciation and amortization	52,897	39,575	87,196	36,449	2,948
Impairment of assets held for sale	453	3,425	7,025	737	—
General and administrative	20,858	17,685	44,389	41,848	13,595

Total expenses	180,391	126,033	296,411	127,597	24,995

Net gain on sales of real estate	1,239	4,765	5,282	1,285	—
Equity in income from unconsolidated joint ventures	106	63	305	501	62
Loss on disposition of unconsolidated joint venture	—	—	—	(3,527)	—
Other loss, net	(780)	(2,151)	(4,296)	(526)	—
Income tax (expense) benefit	(270)	(232)	693	(681)	—

Net loss	(24,643)	(34,894)	(80,940)	(48,255)	(15,002)
Net loss attributable to noncontrolling interests	(9,121)	(9,966)	(23,340)	(9,928)	(4,254)

Net loss attributable to Colony American Homes, Inc.	(15,522)	(24,928)	(57,600)	(38,327)	(10,748)
Net income attributable to preferred stockholders	8	8	15	15	—

Net loss attributable to common stockholders	$(15,530)	$(24,936)	$(57,615)	$(38,342)	$(10,748)

Consolidated Balance Sheet Data

	June 30,	As of December 31,
(in thousands)	2015	2014	2013
Investment in real estate, net	$3,311,454	$3,230,390	$2,395,656
Total assets	$4,331,587	$3,910,661	$2,712,008
Total financing arrangements(1)	$2,243,694	$1,818,202	$499,998
Total liabilities	$2,329,700	$1,894,216	$559,643
Total stockholders’ equity	$1,316,939	$1,333,487	$1,418,149
Total equity	$2,001,887	$2,016,445	$2,152,365

(1)	Includes secured credit facility, mortgage loans, net and secured financing facility.

Selected Portfolio Data

(dollars in thousands, except per home amounts)	As of June 30, 2015
Total SFR portfolio homes(1)	17,974
Cost basis of SFR portfolio homes(2)	$3,470,040
Average monthly rent per home(3)	$1,454
Total portfolio occupancy(4)	93.8%
Stabilized occupancy(3)(5)	95.7%

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Renewal rent growth(3)	4.5%	4.1%
Replacement rent growth(3)	4.6%	3.3%
Blended rent growth(3)	4.5%	3.7%
Retention(3)	77.5%	74.6%
Core NOI margin(6)	61.5%	61.1%

(1)	Includes 231 homes CAH did not intend to hold for the long term as of June 30, 2015.
(2)	Excludes accumulated depreciation as of June 30, 2015.
(3)	Excludes 231 homes CAH did not intend to hold for the long term as of June 30, 2015.
(4)	Represents number of homes occupied as of the last day of the period, divided by total SFR portfolio homes minus 231 homes that CAH did not intend to hold for the long term.
(5)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(6)	Core NOI is non-GAAP measure. For a reconciliation of core NOI to consolidated net loss, see “CAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Net Operating Income.”

CAH’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the CAH financial statements and related notes appearing elsewhere in this proxy. These effects are reflected in the pro forma combined financial statements located elsewhere in this proxy statement. As used in this section only, unless the context otherwise requires, “CAH” refers to Colony American Homes, Inc. together with its consolidated subsidiaries, as well as its predecessor, ColFin American Investors, LLC, which began operations in March 2012. One of CAH’s subsidiaries, CSFR ColFin American Investors, LLC, acquired all of the membership interests of ColFin American Investors, LLC in a series of transactions that were completed on October 5, 2012.

Overview

CAH is an internally managed REIT focused on the acquisition, ownership, renovation, leasing and management of SFR homes in the United States. It operates a fully integrated business and is one of the largest owners of high quality SFR homes in the United States. CAH commenced operations in March 2012 to take advantage of the dislocation in the housing market and has assembled an experienced management team with an extensive background in real estate, property management, acquisitions, renovations and capital markets. It was founded by Colony Capital, a leading global real estate and investment management firm that has made over $60 billion of investments since its founding in 1991.

CAH’s Portfolio and Target Markets

CAH’s portfolio strategy is focused on acquiring homes in locations characterized by proximity to quality school districts, work centers, retail services and transportation infrastructure as well as low crime rates. As a result, its homes tend to be located in more established neighborhoods within its target markets, which results in an older average age for its targeted rental homes. Furthermore, given the demographics and amenities of the neighborhoods, many of CAH’s homes have had substantial renovations by prior owners and, in combination with the substantial improvements it makes following its acquisition, often reflect updated systems and attractive finishes.

CAH has assembled sizeable portfolios of single-family homes in each of its target markets, which allows it to benefit from operating efficiencies. As of June 30, 2015, CAH’s portfolio consisted of 17,974 wholly owned homes and 973 homes owned in a joint venture, with a cost basis of approximately $3.5 billion. CAH’s portfolio is located in the following eleven states: California, Florida, Georgia, Nevada, Texas, Arizona, Colorado, North Carolina, Tennessee, Delaware and Pennsylvania. Excluding 231 homes that CAH does not intend to hold long term, approximately 89% of its homes are concentrated in 10 markets. Its existing portfolio provides for significant diversification both across markets and within markets and provides for substantial resident diversification. CAH plans to augment its portfolio by continuing to opportunistically buy in its existing markets and to strategically expand its footprint to additional markets where conditions support attractive investment returns and where it believes it can achieve the requisite scale to generate meaningful operating efficiencies. Given that its homes are all separate physical properties, CAH believes the risk that any adverse developments to any single property or group of homes would impact its overall portfolio is very minimal.

CAH’s wholly owned homes, on average, are 1,902 square feet with three bedrooms and two bathrooms, have a cost basis of $193,033 ($25,600 of which is rehabilitation costs), which represents an average cost basis per square foot of approximately $102. CAH’s average monthly rent per wholly owned home was $1,454 as of June 30, 2015.

CAH is operationally focused on continuing to grow its stabilized portfolio of cash-flowing rental homes. Excluding 231 homes that CAH does not intend to hold long term, as of June 30, 2015, its portfolio wide occupancy rate was 93.8%. Furthermore, as of June 30, 2015, CAH’s stabilized occupancy, which it defines as occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods, was 95.7%. CAH targets and attracts a resident base that is more mature and less transitory than traditional residents of multi-family units. For example, a majority of CAH’s residents are families with children. CAH believes targeting this demographic segment will result in less turnover than is experienced in traditional multi-family units.

Revolving Credit Facility

In August 2013, CAH entered into a $500.0 million revolving credit facility which bore interest at one-month London Interbank Offered Rate (“LIBOR”) plus 3.50% (subject to a LIBOR floor of 0.50%). In November 2013, it amended the terms of the revolving credit facility to increase the borrowing capacity thereunder from $500.0 million to $1.2 billion. In May 2014, the revolving credit facility was amended to decrease the interest rate to LIBOR plus 3.00% (subject to a LIBOR floor of 0.50%). See “—Liquidity and Capital Resources—Cash—Revolving Credit Facility.”

In July of 2015, CAH amended and restated its credit facility to, among other things, reduce the facility amount to $800.0 million, provide for additional leverage capacity, remove the LIBOR floor and consolidate the lending syndicate. In addition, in July 2015, CAH executed an $87.7 million draw on its credit facility and, with proceeds from this draw and cash on hand, paid a $332.2 million dividend to its equity investors. As of August 31, 2015, CAH had $431.3 million outstanding on its credit facility at three-month LIBOR plus 3.00%. CAH’s total liquidity at that date, representing cash plus availability on its revolving credit facility, was $520.8 million.

Mortgage Loans

On April 10, 2014, CAH borrowed through CAH 2014-1 Borrower, LLC, its single-purpose, bankruptcy-remote special purpose subsidiary (the “April 2014 Borrower”), $513.6 million under the April 2014 mortgage loan, arranged by JPMorgan Chase Bank, National Association (“JPMorgan”). The April 2014 mortgage loan provides for monthly payments at a blended interest rate equal to one-month LIBOR plus 1.69%, subject to a 0.25% LIBOR floor. The loan, which requires approximately $5.1 million in annual principal payments while it remains outstanding, matures in May 2019, assuming the exercise of two one-year extensions at CAH’s option, subject to the satisfaction of certain conditions, including that no event of default has occurred and is continuing and that it has obtained an extension of the interest rate cap. The April 2014 mortgage loan was issued at a discount of $4.7 million, which is amortized as additional interest expense over the expected term of the borrowing. The April 2014 mortgage loan was secured by a pledge of all of the assets of the April 2014 Borrower, including first priority mortgages on approximately 3,400 SFR homes. The April 2014 mortgage loan was also guaranteed by the sole member of the April 2014 Borrower, also a single-purpose, bankruptcy-remote special purpose subsidiary. The guarantor’s only asset is the April 2014 Borrower. The April 2014 Borrower as well as its sole member are CAH’s subsidiaries and consolidated by it. The April 2014 mortgage loan requires an interest rate cap with a 2.08% strike on one-month LIBOR. Concurrent with the April 2014 mortgage loan borrowing, CAH paid down the revolving credit facility by $237.9 million.

On June 30, 2014, CAH borrowed through CAH 2014-2 Borrower, LLC, its single-purpose, bankruptcy-remote special purpose subsidiary (the “June 2014 Borrower”), $558.5 million under the June 2014 mortgage loan, also arranged by JPMorgan. The June 2014 mortgage loan provides for monthly payments of interest only at a blended interest rate equal to LIBOR plus 1.73%. The loan matures in July 2019, assuming the exercise of three one-year extensions at CAH’s option, subject to the satisfaction of certain conditions, including that no event of default has occurred and is continuing and that it has obtained an extension of the interest rate cap. The June 2014 mortgage loan was secured by a pledge of all of the assets of the June 2014 Borrower, including first priority mortgages on approximately 3,700 SFR homes. The June 2014 mortgage loan was also guaranteed by the sole member of the June 2014 Borrower, also a single-purpose, bankruptcy remote special purpose subsidiary. The guarantor’s only asset is the June 2014 Borrower. The June 2014 Borrower as well as its sole member are CAH’s subsidiaries and consolidated by CAH. The June 2014 mortgage loan requires an interest rate cap with a

2.96% strike on one-month LIBOR. Concurrent with the June 2014 mortgage loan borrowing, CAH paid down the revolving credit facility by $345.5 million.

On June 11, 2015, CAH borrowed through CAH 2015-1 Borrower, LLC, its single-purpose, bankruptcy-remote special purpose subsidiary (the “June 2015 Borrower”), $640.1 million under the June 2015 mortgage loan, exclusive of the Class G certificate, also arranged by JPMorgan. The June 2015 mortgage loan provides for monthly payments of interest only at a blended interest rate equal to LIBOR plus 1.97%. The loan matures in July 2020, assuming the exercise of three one-year extensions at CAH’s option, subject to the satisfaction of certain conditions, including that no event of default has occurred and is continuing and that it has obtained an extension of the interest rate cap. The June 2015 mortgage loan is secured by a pledge of all of the assets of the June 2015 Borrower, including first priority mortgages on approximately 3,900 SFR homes. The June 2015 mortgage loan was also guaranteed by the sole member of the June 2015 Borrower, also a single-purpose, bankruptcy remote special purpose subsidiary. The guarantor’s only asset is the June 2015 Borrower. The June 2015 Borrower as well as its sole member are CAH’s subsidiaries and consolidated by CAH. The June 2015 mortgage loan requires an interest rate cap with a 2.42% strike on one-month LIBOR. Concurrent with the June 2015 mortgage loan borrowing, CAH paid down the revolving credit facility by $432.9 million.

CAH’s April 2014, June 2014 and June 2015 mortgage loan borrowings contain customary affirmative and negative covenants, including those governing indebtedness, liens, investments, issuance of equity interests, change in business, transactions with affiliates, and sales or transfers of assets. CAH’s mortgage loan borrowings also contain a “cash trap” financial test that requires its debt yield (which is defined as the ratio of underwritten adjusted annual net cash flow from the mortgaged properties to the loan balance) not be less than 85% of the closing date debt yield as of the last day of each calendar quarter. In addition, CAH’s mortgage loan borrowings require that it set aside funds for the payment of various potential expenditures associated with the homes securing the borrowings such as capital expenditures for ongoing maintenance and repairs and for taxes. As of June 30, 2015, CAH had approximately $13.0 million included in escrow deposits associated with the required reserves. The rental revenues from the leases for the homes securing the borrowings are used first to pay the interest on the borrowings and to reserve funds for capital expenditures and taxes, after which, CAH is entitled to the excess rental revenues related to such collateralized homes.

The homes included in the collateral underlying CAH’s mortgage loans cannot be cross collateralized or serve as collateral for other purposes. CAH may however substitute the homes securing the borrowings if they become “disqualified properties” because they fail to comply with certain property covenants and representations. It may elect to substitute a disqualified property with a substitute eligible property, subject to the satisfaction of certain conditions, including that no event of default exists (except if it could be cured by the substitution) and the “as is” value of the properties for which substitutions are made are no more than 10% of the aggregate “as is” value of all properties as of the closing date. The homes that were pledged as collateral under the mortgage loan borrowings are similar to the homes in CAH’s overall portfolio and were subject to similar underwriting standards as its overall portfolio.

CAH’s mortgage loan borrowings also contain customary events of default, including payment defaults, covenant defaults, breaches of representations and warranties, bankruptcy and insolvency, and judgments. In an event of default under a mortgage loan (which default is not cured within the applicable cure period), the loan arranger may accelerate the maturity of all or any portion of the outstanding principal balance of that mortgage loan and declare the debt to be immediately due and payable or commence foreclosure proceedings or other action with respect to all or any part of the homes or other assets securing that mortgage loan so that they may be sold in satisfaction of the debt. A default under one mortgage loan will not trigger a default in the other mortgage loan.

The mortgage loans are non-recourse (other than standard “bad boy” carve outs) and recourse upon the occurrence of an event of default will be limited to the homes mortgaged to secure the loans and those other assets that were pledged to secure the mortgage loans.

In connection with the June 2015 mortgage loan, CAH purchased the $33.7 million Class G “risk retention” certificate. This certificate bears no interest and must be retained by CAH throughout the term of the financing.

Joint Venture

In October 2012, CAH completed a joint venture agreement with Fannie Mae, in which CAH invested approximately $35 million, including funded reserves, to acquire an interest in a portfolio of homes in California, Arizona and Nevada. One of CAH’s subsidiaries serves as managing member of this joint venture with responsibility for operation and management of the venture, subject to Fannie Mae’s approval on certain major decisions, as well as asset and property management services. As of June 30, 2015, the joint venture owned 973 homes.

Colony American Finance

As of June 30, 2015, CAH held a $248.1 million controlling interest in CAF, a specialty residential finance company that originates loans to small to midsize aggregators of SFR homes. CAH’s maximum investment in CAF was $280.7 million. On June 16, 2015, CAF paid to CAH a one-time dividend in the amount of $30.0 million, bringing CAH’s total invested capital in CAF down to $250.7 million. In connection with the Merger and the CAH Reorganization, CAF will be spun out to CAH’s investors as part of the CAH Reorganization and CAH will no longer own an interest in CAF. See “Unaudited Pro Forma Combined Financial Information.”

Investment Policies

CAH’s board of directors has adopted the following overall investment guidelines for CAH:

•	no investment shall be made that would cause CAH to fail to qualify as a REIT for U.S. federal income tax purposes; no investment shall be made that would cause CAH or any of its subsidiaries to be regulated as an investment company under the 1940 Act;

•	CAH’s investments will be predominantly in SFR homes in its target markets throughout the United States; and

•	until appropriate investments can be identified, CAH may invest the proceeds of offerings in interest-bearing, short-term investments, including money market accounts and/or U.S. treasury securities, that are consistent with CAH’s intention to qualify as a REIT and maintain its exemption from registration under the 1940 Act.

Colony Single Family Home REIT’s target assets are single-family homes and other related assets and businesses in the United States, which are acquired generally with a view of being converted into and/or managed as rental properties for a period following such acquisition.

If CAH’s board of directors determines that additional funding is required, CAH may raise such funds through offerings of equity or debt securities, the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income), the sale of assets or a combination of these methods. In the event that CAH’s board of directors determines to raise equity capital, it has the authority, without stockholder approval, to issue common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

CAH’s board of directors may change any of these policies without prior notice to its stockholders or a vote of its stockholders.

CAH’s board of directors has also adopted the following investment policies with respect to each of the specified investment types set forth immediately below. As is the case with CAH’s general investment policies, CAH’s board of directors may change any of the following policies without prior notice to its stockholders or a vote of its stockholders.

Investments in Real Estate or Interests in Real Estate

CAH’s portfolio of SFR homes is located in the following 11 states: California, Florida, Georgia, Nevada, Texas, Arizona, Colorado, North Carolina, Tennessee, Delaware and Pennsylvania, with approximately 89% of CAH’s homes concentrated in 10 markets. CAH expects to continue to acquire additional SFR homes in these markets. In addition, CAH regularly evaluates SFR home acquisition opportunities in other markets that CAH believes exhibit favorable demographic and HPA trends, and may expand the geographic scope of its real estate portfolio by purchasing SFR homes in such markets. CAH acquired the majority of CAH’s homes one-by-one in trustee auctions, with some homes purchased through the MLS, and the remainder through other sourcing channels.

Once acquired, CAH renovates its SFR homes as needed and leases them to tenants. CAH targets and attracts a resident base that is more mature and less transitory than traditional residents of multi-family units; for example, a majority of CAH’s residents are families with children and on average are in their late thirties or early forties. As a vertically integrated entity, CAH manages and controls all aspects of its operations from property acquisition to lease servicing.

CAH finances its portfolio of SFR homes using a combination of equity and debt financing from CAH’s revolving credit facility and mortgage loan borrowings. In addition, CAH has successfully completed three securitizations, the proceeds of which were used, amongst other things, to repay financing on the credit facility, for general corporate purposes and to finance additional SFR home purchases. CAH does not obtain mortgages in connection with real estate purchases.

CAH acquires its real estate assets primarily for the purpose of achieving total returns through asset appreciation and income. CAH’s acquisition policy differs from market to market where it operates, but the majority of homes that CAH acquires have an estimated value that ranges from $125,000 to $300,000. Many of the homes that CAH has acquired or will acquire in the future may have values below or in excess of the aforementioned range, but such homes have had or are likely to have other characteristics that justify an investment amount outside of the range. CAH continuously reviews its acquisition investment related parameters, and all such investment parameters may be revised by CAH from time to time when CAH deems it appropriate or necessary to do so.

Investments in Real Estate Mortgages

Other than through its subsidiary CAF, which SWAY will not acquire in the Merger, CAH does not currently make, or intend to make, investments in properties through the purchase of real estate mortgages.

Interests in Persons Primarily Engaged in Real Estate Activities

Subject to the ownership limitations applicable to REITs and the gross income and asset tests necessary for REIT qualification, CAH may invest in equity or debt securities of other REITs and other entities engaged in real estate activities, including for the purpose of exercising control over such entities. CAH does not intend that it investments in securities will require it to register as an investment company under the 1940 Act, and CAH would intend to divest such securities before any such registration would be required. CAH’s material investments in entities engaged in real estate are expected to be directed towards entities focusing on residential real estate and products and services that are ancillary to the residential real estate industry. CAH’s investment philosophy is to evaluate potential investment opportunities on a case-by-case basis and examine the extent to which the potential investment opportunity aligns with CAH’s overall strategic objectives in the market or markets where the investment opportunity exists.

Investments in Other Securities

Subject to the ownership limitations applicable to REITs and the gross income and asset tests necessary for REIT qualification, CAH may invest in equity or debt securities of entities across a wide range of industries, including for the purpose of exercising control over such entities as well as in interest-bearing, short-term investments, including money market accounts and/or U.S. treasury securities. Consistent with its overall investment policy of maintaining its qualification as a REIT, CAH will not invest more than 25% of its assets in securities that are not REIT “qualifying assets” under the Code. CAH’s investment approach with respect to securities generally is identical to its investment approach in entities engaged in real estate: CAH’s investment decisions are guided by an emphasis on achieving its overall strategic objectives rather than “bright line” criteria. Consequently, CAH has considered and may make investments in a wide spectrum of securities including securities that are and are not registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and securities that are and are not traded on nationally recognized exchanges such as the NYSE.

REIT Qualification/Tax Status

CAH was incorporated as a Maryland corporation on July 5, 2012 and has elected and qualified to be taxed as a REIT for U.S. federal income tax purposes, commencing with its taxable year ended December 31, 2012. CAH believes that its organization, investments and proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT for U.S. federal income tax purposes through the date of the Internalization and the Merger. As a REIT, CAH is required to satisfy a number of organizational and operational requirements, including a requirement that CAH annually distribute at least 90% of its net taxable income (excluding net capital gains) to its stockholders. In addition, CAH is generally not subject to U.S. federal income tax on its net taxable income (including net capital gains) that CAH currently distributes to its stockholders. If CAH fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, CAH would be subject to U.S. federal income tax at regular corporate rates and may not be able to re-elect to be taxed as a REIT for the four taxable years following the year in which CAH lost its REIT qualification. Even if CAH qualifies as a REIT, CAH may be subject to some U.S. federal, state and local taxes on its income and property and, in certain cases, a 100% penalty tax, in the event CAH sells property as a dealer, and CAH’s TRSs will be subject to tax at regular corporate rates.

Factors Expected to Affect CAH’s Operating Results and Financial Condition

CAH’s results of operations and financial condition will be affected by numerous factors, many of which are beyond its control. The key factors CAH expects to impact its results of operations and financial condition include its pace of acquisitions and ability to deploy its capital, the time and cost required to stabilize and enter into leases for newly acquired homes, rental rates, occupancy levels, rates of resident turnover, its expense ratios and capital structure, and economic conditions in its target markets.

Property Acquisitions

To date, CAH has rapidly and systematically grown its portfolio in a cost-efficient manner. Upon the closing of the Merger, it plans to continue to grow its portfolio of SFR homes. CAH’s ability to identify and acquire single-family homes that meet its investment criteria will be impacted by home prices in its target markets, the inventory of homes available through its acquisition channels and competition for its homes.

CAH has accumulated a substantial amount of recent data on acquisition costs, actual upfront renovation costs and time frames for the conversion of single-family homes to rental. Throughout the acquisition process, it closely monitors the pace and source of these purchases, providing real-time informational advantages relative to its competition.

Property Stabilization

Before an acquired property becomes an income-producing asset, CAH must take possession of the property (to the extent it remains occupied by a hold-over property owner), renovate, market and lease the property, to the extent there is not an existing resident. CAH refers to this process as property stabilization. The acquisition of homes involves the outlay of capital beyond payment of the purchase price, including payments for property inspections, closing costs, title insurance, transfer taxes, recording fees, broker commissions, property taxes and homeowners association (“HOA”) fees in arrears.

As part of its underwriting criteria in evaluating homes, CAH typically estimates upfront renovation costs to be 10% to 20% of the purchase price. Although actual costs may vary significantly on an asset-by-asset basis based on markets and the age and condition of the property, in the aggregate, CAH’s actual renovation costs tend to be consistent with its underwriting. To date, CAH has incurred, on average, upfront renovation costs of approximately $25,600 per rehabbed home.

CAH expects to continue to control renovation costs by leveraging its supplier relationships to negotiate attractive rates and rebates on items such as appliances, flooring, hardware, paint and other material components. Although the time to renovate a newly acquired property may vary significantly among homes depending on the acquisition channel by which it was acquired and the age and condition of the property, on average, CAH continues to cycle through the renovation and lease up process at or faster than its underwriting timeline.

Revenue

CAH earns revenue primarily from rents collected from residents under lease agreements for its homes, which are typically for a one-year term. The most important drivers of revenue (aside from portfolio growth) are rental and occupancy rates. CAH’s revenue may be impacted by macroeconomic, local and property-level factors, including market conditions, seasonality, resident defaults or vacancies, timing of renovation activities and occupancy of homes and timing to re-lease vacant homes.

Market-specific factors, including CAH’s residents’ finances, the unemployment rate, household formation and net population growth, income growth, size and make-up of existing and future housing stock, prevailing market rental and mortgage rates and credit availability will also impact the single-family real estate market. Growth in demand for rental housing in excess of the growth of rental housing supply will generally drive higher occupancy rates and rental price increases. Negative trends in CAH’s target markets with respect to these metrics or others could adversely impact its rental income.

The performance of CAH’s portfolio will also be impacted by turnover rates, which affect both occupancy rates and maintenance costs, with lower turnover resulting in higher operating income from increased occupancy and reduced expenses. Turnover can be caused by a number of factors, including customer dissatisfaction, lease defaults leading to eviction and change in family, financial or employment status of the resident. For the six months ended June 30, 2015, CAH’s average annualized turnover rate was 31% and its average net turnover cost per home was $1,684. In addition, as of June 30, 2015, CAH’s portfolio wide occupancy rate was 93.8%, and its stabilized occupancy rate was 95.7%, in each case exclusive of 231 homes not intended to be held for the long term. Overall, the quality of its property management execution, including resident screening designed to attract a loyal and mature resident base, other ongoing customer service efforts and marketing efficacy will be important occupancy drivers and enable lower turnover.

CAH believes its vertically integrated platform will allow it to achieve strong resident retention and lease renewal rates. For the six months ended June 30, 2015, CAH had a 74.6% retention rate. Average rent growth was 4.1% during that same period (excludes month-to-month or renewals still in process). This performance may not be indicative of future renewals in those markets or of renewals in other markets.

Expenses

CAH’s ability to acquire, renovate, lease and maintain its homes in a cost-effective manner will be a key driver of its ultimate success. CAH intends to monitor the following categories of expenses that it expects to most significantly affect its results of operations.

Property Operating Expenses

Once CAH has acquired and renovated a property, it will have ongoing property-related expenses, including the ongoing operating costs to market and maintain the homes, expenses associated with the turnover of residents and depreciation and amortization. Certain of these expenses are, to a greater or lesser degree, not subject to CAH’s control, including HOA fees, property insurance and real estate taxes.

Property Management

CAH now internally manages substantially all of its portfolio of single-family properties using its proprietary property management platform. As part of developing its property management platform, CAH has made significant investments in its infrastructure, systems and technology. CAH believes that these investments will enable the costs of its property management platform to become more efficient over time and as its overall portfolio grows in size.

General and Administrative Expenses

General and administrative expenses primarily consists of compensation expenses and administrative expenses, including fees paid to third-party service providers and transition support service fees payable to Colony Capital. Upon the completion of the internalization of its external manager, CAH entered into a transition services agreement with Colony Capital to obtain the services of certain administrative personnel. CAH is required to reimburse Colony Capital for such transition services. Upon the closing of the Merger the transition services agreement with Colony Capital will be terminated.

Results of Operations

CAH’s results of operations and financial condition will be affected by numerous factors, many of which are beyond its control. The key factors CAH expects to impact its results of operations and financial condition include its pace of acquisitions and ability to deploy its capital, the time and cost required to stabilize and enter into leases for newly acquired homes, rental rates, occupancy levels, rates of resident turnover, its expense ratios and capital structure, and economic conditions in CAH’s target markets.

Net Operating Income

Management evaluates the operating performance and financial results of CAH’s properties based on NOI, which it defines as operating revenues (rental income, resident reimbursements, other property income, management fee income, interest income) less property operating expenses, real estate taxes and insurance and property management expenses. Management considers NOI to be an important and appropriate supplemental performance measure to net income (loss) because CAH believes it helps investors, industry analysts and management to understand its core operations of its properties excluding corporate and financing-related costs and noncash depreciation and amortization. Other real estate companies may use different methodologies for calculating NOI, and accordingly, CAH’s presentation of NOI may not be comparable to other real estate companies. Because of the exclusion of the items shown in the reconciliation below, NOI should only be used as a supplemental measure of CAH’s financial performance and not as an alternative to net income (loss) calculated in accordance with GAAP.

(In thousands)	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (Commencement of Operations) to December 31, 2012
	2015	2014	2014	2013
Net loss	$(24,643)	$(34,894)	$(80,940)	$(48,255)	$(15,002)
Loan operating expenses	2,827	508	1,670	—	—
Acquisition costs	72	620	961	1,034	1,910
Interest expense	37,256	13,836	38,345	237	42
Depreciation and amortization	52,897	39,575	87,196	36,449	2,948
Impairment of assets held for sale	453	3,425	7,025	737	—
General and administrative	20,858	17,685	44,389	41,848	13,595
Net gain on sale of real estate	(1,239)	(4,765)	(5,282)	(1,285)	—
Equity in income from unconsolidated joint ventures	(106)	(63)	(305)	(501)	(62)
Loss on disposition of unconsolidated joint venture	—	—	—	3,527	—
Income tax expense (benefit)	270	232	(693)	681	—
Other loss, net	780	2,151	4,296	526	—

NOI	$89,425	$38,310	$96,662	$34,998	$3,431

For the six months ended June 30, 2015 and 2014, CAH generated NOI of $89.4 million and $38.3 million, respectively. For the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, CAH generated NOI of $96.7 million, $35.0 million and $3.4 million, respectively. The increases are primarily attributable to the overall growth in the size of its portfolio and improved occupancy rates.

Stabilized and Non-Stabilized Property Operations

CAH’s strategy is to continue to grow and optimize its portfolio in its existing submarkets and also to strategically expand its footprint to additional markets, provided conditions support attractive investment returns. CAH evaluates its operating results by looking separately at (1) stabilized operations and (2) non-stabilized operations. CAH defines stabilized operations to include wholly owned properties that, as of the day prior to the beginning of each month, had previously been or were currently occupied and revenue generating. Homes are considered stabilized even after subsequent resident turnover. CAH believes that by looking separately at its stabilized and non-stabilized operations, it gains insight into normalized returns that may be available to it from its homes once they have completed initial renovations and realized revenue.

The following table presents operating data for CAH’s (1) stabilized property operations and (2) non-stabilized property operations for the six months ended June 30, 2015 and reconciles such operating data to its net loss for that period.

(In thousands)	Six Months Ended June 30, 2015
	Stabilized	Non-stabilized	Total
PROPERTY REVENUE
Rental income	$134,652	$—	$134,652
Other property income	8,882	—	8,882

Total property revenue	143,534	—	143,534

PROPERTY OPERATING EXPENSES
Property operating expenses	29,154	1,526	30,680
Real estate taxes and insurance	24,781	1,306	26,087
Property management expenses	8,560	701	9,261

Total property operating expenses	62,495	3,533	66,028

Net property operating income (loss)	81,039	(3,533)	77,506

Other operating income			11,919

NOI			89,425
OTHER INCOME (EXPENSES)
Loan operating expenses			(2,827)
Acquisition costs			(72)
Interest expense			(37,256)
Depreciation and amortization			(52,897)
Impairment of assets held for sale			(453)
General and administrative			(20,858)
Net gain on sale of real estate			1,239
Equity in income from unconsolidated joint ventures			106
Other loss, net			(780)
Income tax expense			(270)

Net loss			$(24,643)

For the six months ended June 30, 2015, stabilized homes generated revenues of $143.5 million and had operating expenses of $62.5 million. CAH’s net property operating margin for stabilized homes, calculated as net property operating income divided by property revenues for stabilized homes, was 56.5%. CAH believes the net property operating margin will improve as it achieves economies of scale in certain markets and leverage the fixed costs of its internal property management platform.

The following table presents operating data for CAH’s (1) stabilized property operations and (2) non-stabilized property operations for the year ended December 31, 2014 and reconciles such operating data to its net loss for that period.

(In thousands)	Year Ended December 31, 2014
	Stabilized	Non-stabilized	Total
PROPERTY REVENUE
Rental income	$195,303	$—	$195,303
Other property income	12,230	—	12,230

Total property revenue	207,533	—	207,533

PROPERTY OPERATING EXPENSES
Property operating expenses	52,438	6,958	59,396
Real estate taxes and insurance	36,623	3,856	40,479
Property management expenses	14,741	2,209	16,950

Total property operating expenses	103,802	13,023	116,825

Net property operating income (loss)	103,731	(13,023)	90,708

Other operating income			5,954

NOI			96,662

OTHER INCOME (EXPENSES)
Loan operating expenses			(1,670)
Acquisition costs			(961)
Interest expense			(38,345)
Depreciation and amortization			(87,196)
Impairment of assets held for sale			(7,025)
General and administrative			(44,389)
Net gain on sale of real estate			5,282
Equity in income from unconsolidated joint ventures			305
Other loss, net			(4,296)
Income tax benefit			693

Net loss			$(80,940)

For the year ended December 31, 2014, stabilized homes generated revenues of $207.5 million and had property operating expenses of $103.8 million. CAH’s net property operating margin for stabilized homes was 50.0%.

Core NOI

Management also evaluates stabilized property operating performance and financial results based on core NOI, a non-GAAP financial measure, which CAH defines as stabilized operating revenues, net of bad debt expense and resident reimbursements, less stabilized property operating expenses, excluding bad debt expense and expenses reimbursed by residents. CAH believes that bad debt expense represents lost revenues rather than operating expenses and should be excluded from the calculation of the margin for its stabilized core operations. Additionally, resident reimbursements do not have a net impact on CAH’s core operations and have also been excluded from the calculation of the margin for its stabilized core operations.

CAH believes that core NOI is a meaningful financial measure that is helpful to investors in understanding the operating performance of its stabilized properties, without the impact of certain tenant reimbursed operating expenses that are presented gross in the consolidated statements of operations in accordance with GAAP. Core

NOI should not be considered as an alternative to net income or loss (determined in accordance with GAAP) as an indication of operating performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor an indication of the availability of funds for its cash needs, including funds available to make distributions. CAH’s calculation of core NOI may differ from those methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

(In thousands)	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015	Year Ended December 31, 2014
CORE NOI
Stabilized rental income	$70,434	$134,652	$195,303
Bad debt expense	(1,288)	(1,927)	(6,881)

Stabilized rental income, adjusted	69,146	132,725	188,422
Other property income	4,641	8,882	12,230
Tenant reimbursements	(2,191)	(4,168)	(5,661)

Total revenues as adjusted	71,596	137,439	194,991

Stabilized property operating expenses	32,572	62,495	103,802
Bad debt expense	(1,288)	(1,927)	(6,881)
Expenses reimbursed by tenant	(2,191)	(4,168)	(5,661)

Stabilized core property operating expenses	29,093	56,400	91,260

Total core NOI	$42,503	$81,039	$103,731

Stabilized rental income, adjusted	$69,146	$132,725	$188,422
core NOI margin	61.5%	61.1%	55.1%

The following is a reconciliation of core NOI to net loss:

(In thousands)	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015	Year Ended December 31, 2014
core NOI	$42,503	$81,039	$103,731
Other operating income	6,554	11,919	5,954
Non-stabilized property operating expenses	(1,132)	(3,533)	(13,023)

NOI	47,925	89,425	96,662
Loan operating expenses	(1,713)	(2,827)	(1,670)
Acquisition costs	(37)	(72)	(961)
Interest expense	(20,289)	(37,256)	(38,345)
Depreciation and amortization	(26,885)	(52,897)	(87,196)
Impairment of assets held for sale	(275)	(453)	(7,025)
General and administrative	(10,201)	(20,858)	(44,389)
Net gain on sale of real estate	838	1,239	5,282
Equity in income from unconsolidated joint ventures	13	106	305
Other gain (loss), net	3,662	(780)	(4,296)
Income tax (expense) benefit	(281)	(270)	693

Net loss	$(7,243)	$(24,643)	$(80,940)

Rental Income

CAH’s rental income was approximately $134.7 million and $83.2 million for the six months ended June 30, 2015 and 2014, respectively, and $195.3 million, $77.9 million and $9.6 million for the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively. The increases are primarily attributable to the overall growth in the size of its portfolio and increases in its occupancy rates. The number of homes and the overall occupancy rate at the end of each quarterly period is summarized below:

	Number of Homes(1)	Overall Occupancy(1)
March 31, 2014	16,189	70%
June 30, 2014	17,269	76%
September 30, 2014	18,223	83%
December 31, 2014	18,726	87%
March 31, 2015	18,956	91%
June 30, 2015	18,947	94%

(1)	Number of homes and overall occupancy include homes owned by CAH in a joint venture with Fannie Mae.

The following table summarizes CAH’s resident turnover and rental growth experiences for the six quarters ended June 30, 2015.

Quarter Ending:	Annualized Turnover(1)	YTD Annualized Turnover(1)	Rent Growth(2)
March 31, 2014	28.3%	28.3%	2.8%
June 30, 2014	26.3%	27.3%	2.6%
September 30, 2014	31.8%	28.9%	2.1%
December 31, 2014	25.7%	28.0%	2.1%
March 31, 2015	28.9%	28.9%	3.6%
June 30, 2015	33.8%	31.4%	4.5%

(1)	For the measurement period, calculated as the annualized monthly average of (1) total move-outs for the month divided by (2) total stabilized homes at the beginning of the month. Stabilized homes include all homes that are “move-in ready,” currently stabilized or were previously stabilized. Excluding homes owned by CAH in a joint venture with Fannie Mae.
(2)	Rent growth based on (1) average rent increase (stated as a dollar amount) for each home that renewed in the period shown above divided by (2) average pre-renewal rent for such homes. Excluding homes not intended to be held for the long term and homes owned by CAH in a joint venture with Fannie Mae.

Property Expenses

Property operating expenses include ongoing property maintenance and other costs (repairs and maintenance, utilities, HOA dues, marketing and bad debt expenses), real estate taxes, property insurance and property management costs. Total property operating expenses were $66.0 million and $50.4 million for the six months ended June 30, 2015 and 2014, respectively, and $116.8 million, $47.3 million and $6.5 million for the years ended December 31, 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively.

Property operating expenses for CAH’s stabilized homes totaled $62.5 million and $103.8 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively. As a percentage of total property revenue, its stabilized property operating expenses fell to 43.5% for the six months ended June 30, 2015 from 50.0% for the year ended December 31, 2014. This was primarily caused by decreases in CAH’s occupied property maintenance and other costs. CAH’s occupied property maintenance and other costs declined to 20.3% from 25.3%, as a percentage of revenue, for the six months ended June 30, 2015 and the year ended

December 31, 2014, respectively. The decrease in property maintenance and other costs resulted primarily from improvements in its leasing operations as it implemented more effective tenant screening processes for new and prospective residents which led to a decrease in bad debt expense to 1.3% from 3.3%, as a percentage of revenue, for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively. CAH’s property maintenance and other costs for non-stabilized properties decreased to 1.1% from 3.4%, as a percentage of revenue, for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively. The decrease primarily related to a lower proportion of properties within its non-stabilized property set during the six months ended June 30, 2015 compared to the year ended December 2014.

CAH’s stabilized real estate taxes and insurance were 17.3% of revenue for the six months ended June 30, 2015, decreasing from 17.6% of revenue for the year ended December 31, 2014 as rental revenue increases out-paced increased property taxes resulting from property valuation and assessment increases. Its non-stabilized real estate taxes and insurance decreased to 0.9% from 1.9%, as a percentage of total property revenue, for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively. The decrease in non-stabilized cost reflects the reduction in property count attributable to its non-stabilized property set during 2015; the number of non-stabilized homes has decreased as the year has progressed with revenue increasing month over month. Total real estate taxes and insurance costs decreased from 19.5% in 2014 to 18.2% as a percentage of revenues during the first six months of 2015.

CAH’s stabilized property management expenses, as a percentage of property revenue, decreased from 7.1%, for the year ended December 2014, to 6.0% for the six months ended June 30, 2015, respectively. The decrease in the 2015 period was primarily due to implementation of its internal property management platform as it realized cost efficiencies associated with moving from third-party property managers to an internal management model.

Interest Income

Interest income includes interest earned from loans CAH originated within Colony American Finance REIT, Inc. (“CAF REIT”). Interest income was $11.3 million and $0.3 million for the six months ended June 30, 2015 and 2014, respectively, and $4.1 million $0.04 million for the years ended December 31, 2014 and 2013. The period-over-period increases reflect the commencement of its private residential mortgage financing business through CAF REIT in November 2013 and its subsequent growth. Total loans receivable increased from $3.5 million as of December 31, 2013 to $266.9 million as of December 31, 2014 and $401.4 million as of June 30, 2015. As of the closing of the Merger, CAH will no longer have an interest in CAF REIT. See “Unaudited Pro Forma Combined Financial Information.”

Other Income

Other income includes ancillary services and fees from CAH’s residents, as well as management fee income from its joint venture with Fannie Mae. Other income was $9.6 million and $5.3 million for the six months ended June 30, 2015 and 2014, respectively, and $14.1 million, $4.4 million and $0.3 million for the years ended December 31, 2014 and 2013 and for the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively. The increases are primarily attributable to the overall growth in total portfolio occupancy and the internalization of property management, which has resulted in more opportunities to earn income from ancillary services.

Acquisition Costs

Costs related to the acquisition of homes with existing leases are expensed as incurred. Acquisition costs were $0.07 million and $0.6 million for the six months ended June 30, 2015 and 2014, respectively, and $1.0 million, $1.0 million and $1.9 million for the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively. Acquisition costs fluctuate depending on the volume of acquisitions of homes with existing leases.

General and Administrative Expenses

General and administrative expense primarily consists of compensation expenses, professional fees, including legal, audit, consulting, and other costs associated with the start-up and formation of CAH’s business. General and administrative expenses were $20.9 million and $17.7 million for the six months ended June 30, 2015 and 2014, respectively, and $44.4 million, $41.8 million and $13.6 million for the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively. The period-over-period increases reflect the additional administrative burden associated with the expansion of CAH’s homes business and the commencement of its residential mortgage financing business beginning in November 2013, which has resulted in increases of compensation and benefit and information technology expenses. Compensation and benefit expenses totaled $10.3 million and $5.7 million for the six months ended June 30, 2015 and 2014, respectively, and $10.2 million, $7.7 million and $4.7 million for the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively. Information technology expenses were $1.7 million and $0.7 million for the six months ended June 30, 2015 and 2014, respectively, and $2.2 million, $0.8 million and $0.2 million for the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012.

Depreciation and Amortization

Depreciation and amortization expense consists primarily of depreciation of buildings and building improvements and amortization of leasing commissions. Depreciation of CAH’s assets is calculated over their useful lives, which is calculated on a straight-line basis over five to 30 years. Leasing costs are amortized over the term of the lease, usually approximately one year. Depreciation and amortization expense was $52.9 million and $39.6 million for the six months ended June 30, 2015 and 2014, respectively, and $87.2 million, $36.4 million and $2.9 million for the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively. The period-over-period increases reflect the substantial growth of CAH’s real estate portfolio.

Interest Expense

The following table summarizes CAH’s gross interest expense, including contractual interest and fees, discount and financing cost amortization, net of capitalized interest for the periods in which it incurred interest. CAH obtained its credit facility in September 2013, one mortgage loan in June 2015 and two mortgage loans in April 2014 and June 2014 and its secured financing facility in December 2014.

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
(In thousands)	2015	2014	2014	2013
Credit facility	$19,002	$17,462	$31,996	$6,811	$—
Mortgage loans	16,481	3,226	17,109	—	—
Secured financing facility	4,071	—	259	—	—
Other	—	—	—	62	42
Amounts capitalized	(2,298)	(6,852)	(11,019)	(6,636)	—

Total interest expense	$37,256	$13,836	$38,345	$237	$42

Impairment

CAH evaluates its single-family homes for impairment quarterly or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. CAH also regularly evaluates its single-family homes to ensure that the individual properties still meet its investment criteria. For the six months ended June 30, 2015 and 2014, CAH recorded $0.5 million and $3.4 million, respectively, of impairment charges related to its real estate assets held for sale to reflect those assets at their estimated net realizable value. For the years ended December 31, 2014 and 2013, CAH recorded impairment charges of $7.0 million and $0.7 million, respectively. No impairment was recorded for the period from March 13, 2012 (commencement of operations) through December 31, 2012.

Funds from Operations Attributable to Common Stockholders

FFO is a non-GAAP financial measure widely used among REITs. CAH calculates FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

CAH believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values fluctuate with market conditions, management considers FFO an appropriate supplemental performance measure by excluding historical cost depreciation, as well as gains or losses related to sales of previously depreciated homes and noncash financing expenses.

FFO should not be considered as alternatives to net income or loss (determined in accordance with GAAP) as an indication of operating performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor an indication of the availability of funds for its cash needs, including funds available to make distributions. CAH’s calculations of FFO may differ from those methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The following is a reconciliation of net loss to FFO attributable to common stockholders:

(In thousands)	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (Commencement of Operations) to December 31, 2012
	2015	2014	2014	2013
Net loss	$(24,643)	$(34,894)	$(80,940)	$(48,255)	$(15,002)
Net income attributable to preferred stockholders	8	8	15	15	—

Net loss attributable to common stockholders and noncontrolling interests	(24,651)	(34,902)	(80,955)	(48,270)	(15,002)
Adjustments:
Real estate depreciation and amortization	52,897	39,575	87,196	36,449	2,948
Net gain on sale of real estate	(1,239)	(4,765)	(5,282)	(1,285)	—
Impairment of assets held for sale	453	3,425	7,025	737	—
FFO from unconsolidated joint ventures	134	158	303	258	50

Funds from operations	27,594	3,491	8,287	(12,111)	(12,004)
Less: funds from operations attributable to noncontrolling interests	10,421	3,113	7,634	2,639	(2,622)

Funds from operations attributable to common stockholders	$17,173	$378	$653	$(14,750)	$(9,382)

Liquidity and Capital Resources

Liquidity is a measure of CAH’s ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain its assets and operations, make distributions to its stockholders and other general business needs. CAH will use significant amounts of cash to purchase its real estate, repay principal and interest on its borrowings, make distributions to its stockholders and fund its operations. In the near term, CAH expects its sources of cash to consist of cash generated from its operating results, dispositions in connection with its portfolio optimization strategy and borrowings, including under CAH’s revolving line of credit. In addition, CAH may utilize other sources of financing to the extent available to it, including public and private equity and debt issuances.

CAH’s near-term liquidity requirements consist primarily of purchasing real estate, renovating and managing homes for rent, funding its operations and making distributions to its stockholders.

As of June 30, 2015, CAH had $414.3 million in cash on hand available for future acquisitions and working capital. In addition, CAH had $456.4 million of available borrowing under its $800.0 million revolving credit facility. As of August 31, 2015, CAH had $520.8 million of total liquidity, consisting of $152.1 million in cash on hand and $368.7 million of available borrowing under its $800.0 million revolving credit facility.

The acquisition of homes involves the outlay of capital beyond payment of the purchase price, including payments for property inspections, closing costs, title insurance, transfer taxes, recording fees, and broker commissions and property taxes or HOA fees in arrears. Typically, these costs would be capitalized as a component of the purchase price. CAH will also make significant capital expenditures to renovate and maintain its homes to its standards. CAH’s ultimate success will depend in part on its ability to make prudent, cost-effective decisions measured over the long-term with respect to these expenditures. The following table summarizes CAH’s capital expenditures for the periods presented:

(In thousands)	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
	2015	2014	2014	2013
Capital expenditures related to renovations on new acquisitions	$33,637	$74,000	$130,996	$233,898	$17,098
Capital expenditures related to redevelopments of stabilized properties	1,429	559	3,059	*	—
Other capital expenditures	6,961	4,167	17,601	*	*

Total improvements and capital expenditures	$42,027	$78,726	$151,656	$233,898	$17,098

*	Capital expenditures by type were not tracked separately as they were not significant during these periods. All items capitalized followed CAH’s capitalization policy.

CAH believes it has been organized and operated in a manner that has enabled it to qualify as a REIT for U.S. federal income tax purposes. As a REIT, under U.S. federal income tax law CAH is required to distribute annually at least 90% of its net taxable income, excluding net capital gains, and to pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income, including net capital gains. Subject to the requirements of the MGCL, CAH intends to pay quarterly dividends to its stockholders, if and to the extent authorized by its board of directors, which in the aggregate approximately equal CAH’s net taxable income in the relevant year. Future dividends payable is indeterminable at this time.

CAH intends to satisfy its near-term liquidity requirements, including purchasing real estate, renovating and managing homes for rent, originating loans to smaller aggregators of single-family homes, and funding its operations, with its existing cash balances, draw-downs on its credit facility, its existing working capital, and from cash provided by its operations. CAH believes its rental income net of operating expenses will, over time, generally provide cash inflows sufficient to fund its operations and distributions to its stockholders. However, there may be times when CAH experiences shortfalls which may cause it to seek additional financing to fund its operations or result in it not making distributions to its stockholders. Should these shortfalls occur for lengthy periods of time or be material in nature, CAH’s financial condition may be adversely affected.

CAH’s principal long-term liquidity needs are related to the purchase of additional homes and the origination of loans to smaller aggregators of single-family homes. CAH is actively seeking growth in its portfolio through one or more of its four primary sourcing channels. CAH expects to fund these acquisitions from its existing cash balances, draw-downs on its credit facility, its existing working capital, and from cash provided by its operations.

CAH’s assets are illiquid by their nature. Thus, a timely liquidation of assets might not be a viable source of short-term liquidity should a cash flow shortfall arise that causes a need for additional liquidity. It could be necessary to source liquidity from other financing alternatives should any such scenario arise.

Cash

As of June 30, 2015, CAH had approximately $414.3 million of cash on hand.

The following table summarizes CAH’s cash flow activity for the periods presented:

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (Commencement of Operations) to December 31, 2012
(In thousands)	2015	2014	2014	2013
Net cash provided by (used in) operating activities	$40,182	$1,224	$18,767	$(3,542)	$(6,632)
Net cash used in investing activities	(251,091)	(552,555)	(1,174,686)	(1,878,016)	(623,579)
Net cash provided by financing activities	401,379	789,088	1,204,420	2,035,016	652,109

Operating Activities

Cash flows from operating activities are primarily a product of the occupancy levels of CAH’s properties and the collection of rents from its residents offset by payment of its operating expenses. The increases are primarily attributable to the overall growth in the size of CAH’s portfolio and improved occupancy rates.

Investing Activities

Net cash used in investing activities for the periods presented include cash outlays for the acquisition of properties and the costs of renovating CAH’s properties during the periods. These expenditures are partially offset by proceeds from the sale of real estate. CAH invested approximately $117.3 million and $475.6 million in the acquisitions of real estate assets during the six months ended June 30, 2015 and 2014, respectively, and approximately $803.7 million, $1.6 billion and $524.9 million in the acquisitions of real estate assets during the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively. CAH disbursed loan proceeds through CAF REIT totaling $135.5 million and $17.7 million during the six months ended June 30, 2015 and 2014, respectively, and $236.9 million during 2014. In addition, CAH invested in purchased loan receivable amounting to $64.6 million during the six months ended June 30, 2015 and $53.2 million and $3.5 million in 2014 and 2013, respectively.

Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2015 primarily consisted of $640.1 million in proceeds from a mortgage loan and $111.6 million in funding from the CAF secured financing facility, offset by a net repayment of $356.9 million in outstanding borrowings under the revolving credit facility. Net cash provided by financing activities for the six months ended June 30, 2014 primarily consisted of $1.1 billion in funding from two mortgage loans, offset in part by a net repayment of $249.4 million in borrowings under the revolving credit facility and $32.4 million in financing costs.

Net cash provided by financing activities for the year ended December 31, 2014 primarily consisted of $1.1 billion in funding from two mortgage loans and net increases in outstanding borrowings under CAH’s revolving credit facility and secured financing facility totaling $256.0 million. CAH paid $40.1 million in financing costs and dividends and distributions to common stockholders and noncontrolling interests totaled $53.4 million.

Net cash provided by financing activities for the year ended December 31, 2013 primarily consisted of $1.2 billion in proceeds from issuance of common stock, $413.6 million in contributions from noncontrolling interests, and $500.0 million in borrowings under the revolving credit facility. Net cash provided by financing activities for the period from March 13, 2012 (commencement of operations) through December 31, 2012 primarily consisted of $296.1 million in proceeds from issuance of common stock and $357.0 million in contributions from noncontrolling interests.

On July 17, 2015, CAH paid a one-time dividend to its shareholders in the amount of $325.0 million and a quarterly dividend in the amount of $7.3 million. The dividend was paid from cash on hand and proceeds from an $87.7 million draw on its revolving credit facility.

Revolving Credit Facility

On August 28, 2013, CAH entered into a $500.0 million revolving credit facility with JPMorgan. In November 2013, the revolving credit facility was amended to increase the borrowing capacity to $1.2 billion and to syndicate the loan to three additional lenders. In May 2014, the revolving credit facility was amended to decrease the interest rate to LIBOR plus 3.00% (subject to a LIBOR floor of 0.50%).

In July 2015, CAH amended and restated its revolving credit facility to, among other things, decrease the borrowing capacity to $800.0 million and extend the maturity to July 2017. The interest rate is equal to the three-month LIBOR plus 3.00% with no LIBOR floor. In addition, CAH is generally able to draw up to 65% of the aggregate value of the eligible homes in the borrowing subsidiaries’ portfolios (previously 60%) based on the lesser of (1) the value of the homes or (2) the original purchase price plus certain renovation and other capitalized costs of the homes. Proceeds from the revolving credit facility may be used for the acquisition, financing, and renovation of homes, and other general purposes.

At June 30, 2015, there was $343.6 million outstanding under the facility.

All amounts outstanding under the revolving credit facility are collateralized by the equity interests in certain of CAH’s property owning subsidiaries, or pledged subsidiaries. The amounts outstanding under the revolving credit facility and certain obligations contained therein are guaranteed by CAH’s operating partnership and certain of its subsidiaries only in the case of certain bad acts (including bankruptcy) as outlined in the credit documents. The pledged subsidiaries are required to pay a monthly fee in connection with the revolving credit facility based upon the unused portion of the facility, certain fees assessed in connection with establishing the facility and other fees specified in the revolving credit facility documents. The pledged subsidiaries are separate legal entities, but continue to be reported in CAH’s consolidated financial statements. As long as the revolving credit facility is outstanding, the assets of the pledged subsidiaries are not available to satisfy the other debts and obligations of the pledged subsidiaries or CAH. However, CAH is permitted to receive distributions from the pledged subsidiaries as long as CAH and the pledged subsidiaries are current with all payments and in compliance with all other obligations under the revolving credit facility.

The revolving credit facility contains certain covenants that may restrict CAH’s ability to make distributions or other payments to its stockholders and may restrict its investment activities. The amended and restated revolving credit facility agreement requires, among other things, that CAH maintains the following financial covenants: (1) a debt service coverage ratio of not less than 1.25:1 as of a reporting date, (2) a debt yield ratio of not less than 7.00% as of a reporting date, (3) a modified loan-to-cost ratio not to exceed 70% as of the date on which the BPO Report (as defined therein) is required to be delivered or (4) a loan to market value not exceeding 65%. In addition, the revolving credit facility requires that in connection with any borrowing under the facility, the loan to aggregate market value ratio prior to and after giving pro forma effect to such borrowing shall not exceed 65%, and contains a “cash trap” test that requires CAH to maintain a debt service coverage ratio of not less than 1.50:1 or a debt yield ratio of not less than 7.25% as of a reporting date. The revolving credit facility also contains customary events of default for a facility of this type, including payment defaults, covenant defaults, breaches of representations and warranties, bankruptcy and insolvency, judgments, change of control and cross-default with certain other indebtedness. CAH must maintain total liquidity of $40.0 million, a net worth of at least $200.0 million and a ratio of debt to equity no greater than 3.5:1, as determined in accordance with its revolving credit facility, at all times.

Off-Balance Sheet Arrangements

As of the date of this proxy statement, CAH has no off-balance sheet arrangements.

Contractual Obligations

The following table summarizes CAH’s known contractual obligations and commitments on an undiscounted basis as of June 30, 2015 and in future periods in which it expects to settle such obligations. CAH has estimated the future interest payments based on the LIBOR in effect at June 30, 2015 and unused commitment fees on its credit facility were calculated at 0.50% based upon the amount drawn as of June 30, 2015. The table does not reflect amounts due for derivative instruments as those contracts do not have fixed and determinable payments.

(In thousands)	Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Principal payments—credit facility	$343,619	$—	$343,619	$—	$—
Interest and fees—credit facility	28,013	13,799	14,214	—	—
Principal payments—mortgage loans	1,736,583	5,136	5,136	1,052,549	673,762
Interest and fees—mortgage loans	150,474	34,619	68,746	47,109	—
Principal payments—secured financing facility	167,080	167,080	—	—	—
Interest and fees—secured financing facility	2,469	2,469	—	—	—
Offering costs payable to placement agent	14,245	4,748	9,497	—	—

Total	$2,442,483	$227,851	$441,212	$1,099,658	$673,762

Additionally, as of June 30, 2015, CAH had $220.7 million in unfunded loan commitments through CAH’s CAF REIT operations.

Quantitative and Qualitative Disclosures about Market Risk

CAH’s future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. CAH uses derivative financial instruments to manage, or hedge, interest rate risks related to its borrowings and loans receivable. CAH does not enter into derivative transactions for speculative or trading purposes, and enters into such contracts only with major financial institutions based on their credit ratings and other factors.

The interest rate sensitivity table below illustrates the projected impact of changes in interest rates in 1% increments on CAH’s net income for twelve months, assuming no changes in its interest-bearing liabilities as it stood at June 30, 2015. CAH’s floating rate borrowings are indexed to LIBOR. The maximum decrease in the interest rates is assumed to be 0.19%, the actual one-month LIBOR at June 30, 2015.

(In thousands)
Affected Line Item in the Consolidated Statement of Operations	+2.00%	+1.00%	-0.19%
Interest income	$134	$67	$(12)
Interest expense	(45,481)	(22,741)	3,285

Net (loss) income	(45,347)	(22,674)	3,273

Net (loss) income attributable to noncontrolling interests	(16,962)	(8,481)	1,224

Net (loss) income attributable to Colony American Homes, Inc.	$(28,385)	$(14,193)	$2,049

COMPARATIVE UNAUDITED PRO FORMA PER SHARE DATA

The table below sets forth the book value per Common Share, cash dividends per Common Share and basic and diluted earnings per Common Share data for each of SWAY and CAH on a historical basis and for the Combined Company on a pro forma combined basis. The pro forma combined information give effect to the Internalization and the Merger as if each of the Internalization and the Merger had been effective on the dates presented in the case of the book value per Common Share data, and as if each of the Internalization and the Merger had been effective as of January 1 of the applicable pro forma period, in the case of the cash dividends paid per Common Share and earnings per Common Share data. The pro forma combined amounts are calculated by combining the SWAY historical share amounts with pro forma amounts from CAH, assuming 64,869,583 Common Shares are issued to the CAH holders, along with 6,400,000 OP Units issued by SWAY to Starwood Capital Group, which are included in the denominator since each OP Unit is redeemable under certain circumstances for Common Shares on a one-for-one basis. The pro forma combined amounts for the Combined Company reflect certain acquisition accounting adjustments, which are based on estimates that are subject to change depending on fair values as of the closing date of each of the Internalization and the Merger. These adjustments are described in the notes to unaudited pro forma combined financial information contained elsewhere in this document under the heading “Unaudited Pro Forma Combined Financial Information.”

The pro forma financial information in the table below is provided for illustrative purposes, does not include any projected cost savings, revenue enhancements or other possible financial benefits of the Internalization and the Merger to the Combined Company and does not attempt to suggest or predict future results. This information also does not necessarily reflect what the historical financial condition or results of operations of the Combined Company would have been had SWAY, the Manager and CAH been combined as of the dates and for the periods shown.

	SWAY	CAH	Pro Forma Combined Amounts(4)
Book value per Common Share:(1)
June 30, 2015	$28.09	$13.42	$29.17
Cash dividends paid per Common Share:(2)
Year ended December 31, 2014	$0.28	$0.36	$0.58
Six months ended June 30, 2015	$0.28	$0.00	$0.10
Basic and diluted earnings (loss) per common share:(3)
Year ended December 31, 2014	$(1.13)	$(0.39)	$(1.15)
Six months ended June 30, 2015	$(0.09)	$(0.10)	$(0.12)

(1)	Calculated by dividing the total equity by total Common Shares and OP Units outstanding as of the date indicated.
(2)	Represents the historical cash dividends per share paid by SWAY for the period.
(3)	Pro forma earnings per Common Share are based on pro forma combined net income and pro forma combined weighted average shares outstanding during the period.
(4)	Pro forma adjustments are described in “Unaudited Pro Forma Combined Financial Information.” Per share amounts are calculated based on the post-Internalization and post-Merger fully diluted share-count of 103,498,903, which exclude OP Units as income/loss attributable to these OP Units is excluded from income/loss allocable to common shareholders.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet as of June 30, 2015 and the unaudited pro forma combined statements of income for the six months ended June 30, 2015 and the year ended December 31, 2014 are based on the historical financial statements of SWAY and CAH after giving effect to the Internalization, CAH Reorganization and the Merger.

The adjustments described in the accompanying notes to the unaudited pro forma combined financial statements have been made as if the Internalization, CAH Reorganization and the Merger had occurred as of June 30, 2015 for purposes of the unaudited pro forma combined balance sheet and as of January 1, 2014 for purposes of the unaudited pro forma combined income statements for the six months ended June 30, 2015 and year ended December 31, 2014.

The Merger and Internalization are being accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Based upon consideration of the relative size of the companies prior to the Merger, the relative voting interests in the Combined Company and composition of senior management and the Board, CAH has been designated as the accounting acquirer in the Merger. As a result, the unaudited pro forma combined balance sheet reflects certain pro forma adjustments to present SWAY’s assets and liabilities at their estimated fair values. In preparing the accompanying unaudited pro forma combined financial statements, management has generally allocated aggregate purchase consideration based upon (1) the amounts reported in the SWAY historical financial statements for any assets that are reported at fair value in accordance with SWAY’s historical accounting policies or (2) management’s preliminary estimates of fair value. The allocation of the estimated purchase price is preliminary pending finalization of management’s estimates and/or adjusting for any differences between SWAY’s estimate of the fair value of certain assets and that of CAH. The completion of the valuation, the finalization of the accounting for the Internalization and the Merger and the impact of ongoing integration activities could cause material differences in the fair value of consideration transferred or the allocation of the purchase price, which may cause such amounts to differ materially from the pro forma adjustments presented herein.

The unaudited pro forma combined financial statements are based upon available information, preliminary estimates and certain assumptions that SWAY believes are reasonable in the circumstances, as set forth in the notes to the unaudited pro forma financial statements. The unaudited pro forma financial statements do not take into account any synergies or cost savings that may be realized as a result of the Internalization or the Merger.

The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the Combined Company or the combined financial position or the results of operations that would have been realized had the Internalization and the Merger been consummated during the period or as of the dates for which the unaudited pro forma combined financial statements are presented.

Certain conforming reclassification adjustments have been made to the SWAY and CAH historical financial statement presentations. The pro forma financial information should be read in conjunction with, and is SWAY’s historical consolidated financial statements and notes thereto incorporated by reference into this proxy statement and CAH’s historical consolidated financial statements and notes thereto included herein.

Pro Forma Combined Balance Sheet

As of June 30, 2015

(in thousands, except share and per share data)

	Historical CAH	CAH Reorganization		CAH Pro Forma	Historical SWAY	Historical SWAY Management	Pro forma Adjustments		Combined Pro Forma
ASSETS
Investments in real estate:
Land and land improvements	$754,226	$—		$754,226	$389,320	$—	$338,675	(B)	$1,482,221
Buildings and building improvements	2,632,380	—		2,632,380	1,815,697	—	(227,602)	(B)	4,220,475
Furniture, fixtures and equipment	70,187	(13)	(A)	70,174	—	—	26,041	(B)	96,215

Total investments in real estate properties	3,456,793	(13)		3,456,780	2,205,017	—	137,114		5,798,911
Accumulated depreciation	(158,095)	13	(A)	(158,082)	(72,572)	—	72,572	(B)	(158,082)

Investments in real estate properties, net	3,298,698	—		3,298,698	2,132,445	—	209,686		5,640,829
Real estate assets held for sale, net	12,756	—		12,756	94,293	—	17,777	(B)	124,826
Cash and cash equivalents	414,327	(23,151)	(A)	391,176	79,984	14,506	(21,612)	(C)	464,054
Restricted cash	58,452	(963)	(A)	57,489	87,247	1,060	—		145,796
Investment in unconsolidated joint venture	36,591	—		36,591	—	—	—		36,591
Resident and other receivables, net	6,824	(5,224)	(A)	1,600	23,620	296	—		25,516
Related party receivable	453	—		453	—	—	—		453
Loans receivable, net	401,406	(401,406)	(A)	—	—	—	—		—
Non-performing loans	—	—		—	79,538	—	63,022	(D)	142,560
Non-performing loans held for sale	—	—		—	87,509	—	—		87,509
Non-performing loans (fair value option)	—	—		—	412,503	—	—		412,503
Deferred financing costs, net	47,244	(3,534)	(A)	43,710	29,605	—	(29,605)	(E)	43,710
Asset-backed securitization certificates	33,689	—		33,689	26,553	—	—		60,242
Other assets, net	21,147	(2,025)	(A)	19,122	20,836	27,389	(19,367)	(F)	47,098
Goodwill	—	—		—	—	—	164,871	(G)	164,871

Total assets	$4,331,587	$(436,303)		$3,895,284	$3,074,133	$43,251	$384,771		$7,397,439

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$35,443	$(3,732)	(A)	$31,711	$60,121	$12,796	$23,673	(H)	$128,301
Tenant prepaid rent and security deposits	30,967	—		30,967	22,091	—	—		53,058
Related party payable	1,606	(1,606)	(A)	—	—	—	—		—
Secured credit facility	343,619	—		343,619	629,558	—	—		973,177
Mortgage loans	1,732,995	—		1,732,995	—	—	—		1,732,995
Secured financing facility	167,080	(167,080)	(A)	—	—	—	—		—
Master repurchase agreement	—	—		—	404,730	—	—		404,730
Convertible senior notes, net	—	—		—	367,792	—	(9,778)	(I)	358,014
Asset-backed securitization, net	—	—		—	527,043	—	—		527,043
Other liabilities	17,990	(3,745)	(A)	14,245	—	9,041	(8,840)	(J)	14,446

Total liabilities	2,329,700	(176,163)		2,153,537	2,011,335	21,837	5,055		4,191,764

Commitments and contingencies
Equity
Preferred stock $.01 par value, 100,000,000 shares authorized; none issued and outstanding as of June 30, 2015	—	—		—	—	—	—		—
Common stock, par value $.01 per share; 500,000,000 shares authorized; 37,841,943 shares issued and outstanding as of June 30, 2015	—	—		—	381	—	649	(K)	1,030
Class A common stock $.01 par value, shares authorized, issued and outstanding, actual; no shares outstanding, pro forma	261	1,231	(A)	1,492	—	—	(1,492)	(K)	—
Class B common stock $.01 par value, shares authorized; shares issued and outstanding, actual; no shares outstanding, pro forma	1,231	(1,231)	(A)	—	—	—	—	(K)	—
Additional paid-in capital	1,441,565	423,254	(A)	1,864,819	1,128,334	(10,415)	132,677	(K)	3,115,415
Distributions in excess of earnings	—	—		—	—	—	—		—
Accumulated deficit	(124,135)	1,554	(A)	(122,581)	(67,999)	31,829	36,170	(K)	(122,581)
Accumulated other comprehensive loss	(1,983)	—		(1,983)	(162)	—	—		(2,145)

Total stockholders’ equity	1,316,939	424,808		1,741,747	1,060,554	21,414	168,004		2,991,719
Noncontrolling interests	684,948	(684,948)		—	2,244	—	211,712	(K)	213,956

Total equity	2,001,887	(260,140)		1,741,747	1,062,798	21,414	379,716		3,205,675

Total liabilities and equity	$4,331,587	$(436,303)		$3,895,284	$3,074,133	$43,251	$384,771		$7,397,439

Pro Forma Combined Statement of Operations

Six Months Ended June 30, 2015

(in thousands, except share and per share data)

	Historical CAH	CAH Reorganization		CAH Pro Forma	Historical SWAY	SWAY Management	Pro Forma Adjustments		Combined Pro Forma
REVENUES
Rental income	$134,652	$—		$134,652	$88,660	$—	$—		$223,312
Interest income	11,248	(11,248)	(A)	—	—	—	—		—
Realized gain on non-performing loans, net	—	—		—	14,486	—	—		14,486
Realized gain on loan conversions, net	—	—		—	14,672	—	—		14,672
Management fees	—	—		—	—	9,662	(9,662)	(L)	—
Cost recovery revenue	—	—		—	—	32,534	(27,117)	(L)	5,417
Other income	9,553	(160)	(A)	9,393	2,833	—	—		12,226

Total revenues	155,453	(11,408)		144,045	120,651	42,196	(36,779)		270,113

EXPENSES
Property operating and maintenance	30,680	—		30,680	21,520	—	—		52,200
Real estate taxes and insurance	26,087	—		26,087	17,545	—	1,344	(M)	44,976
Property management expenses	9,261	—		9,261	—	—	—		9,261
Loan operating expenses	2,827	(2,827)	(A)	—	—	—	—		—
Mortgage loan servicing costs	—	—		—	19,581	—	—		19,581
Non-performing loan management fees and expenses	—	—		—	6,155	—	—		6,155
Acquisition costs	72	(55)	(A)	17	622	—	—		639
Interest expense	37,256	(5,941)	(A)	31,315	37,212	—	—		68,527
Depreciation and amortization	52,897	(12)	(A)	52,885	36,992	613	(7,993)	(N)	82,497
Impairment of assets held for sale	453			453	659	—	—		1,112
Finance related expenses and write-off of loan costs	—	—		—	1,455	—	—		1,455
General and administrative	20,858	(2,897)	(A)	17,961	7,862	32,624	(27,117)	(O)	31,330
Share-based compensation	—	—		—	3,317	—	—		3,317
Investment management fees	—	—		—	9,662	—	(9,662)	(O)	—

Total expenses	180,391	(11,732)		168,659	162,582	33,237	(43,428)		321,050

Net gain on sale of real estate	1,239			1,239	704	—	—		1,943
Realized gain on sales of divestiture homes, net	—	—		—	319	—	—		319
Unrealized gain on non-performing loans, net	—	—		—	38,383	—	—		38,383
Equity in income from unconsolidated joint venture	106			106	—	—	—		106
Other income/(loss), net	(780)	(1,179)	(A)	(1,959)	(276)	2,577	(2,577)	(P)	(2,235)

Loss before income taxes	(24,373)	(855)		(25,228)	(2,801)	11,536	4,072		(12,421)
Income tax (expense) benefit	(270)	16	(A)	(254)	(424)	—	—		(678)

Net loss	(24,643)	(839)		(25,482)	(3,225)	11,536	4,072		(13,099)
Net (loss) income attributable to noncontrolling interests	(9,121)			(9,121)	219	—	8,139	(Q)	(763)
Net income (loss) attributable to preferred stockholders	8	(8)	(A)	—	—	—	—		—

Net (loss) income attributable to common stockholders	$(15,530)	$(831)		$(16,361)	$(3,444)	$11,536	$(4,067)		$(12,336)

Net (loss) income per common share:
Basic and diluted	$(0.10)				$(0.09)				$(0.12)	(R	)

Weighted average number of common shares outstanding:
Basic and diluted	149,143,500				37,959,928				103,498,903

Pro Forma Combined Statement of Operations

Year Ended December 31, 2014

(in thousands, except share and per share data)

	Historical CAH	CAH Reorganization		CAH Pro Forma	Historical SWAY	SWAY Management	Pro forma Adjustments		Combined Pro Forma
REVENUES
Rental income	$195,303	$—		$195,303	$104,830	$—	$—		$300,133
Interest income	4,060	(4,060)	(A)	—	—		—		—
Realized gain on non-performing loans, net	—	—		—	9,770	—	—		9,770
Realized gain on loan conversions, net	—	—		—	24,682	—	—		24,682
Management fees	—	—		—	—	16,097	(16,097)	(L)	—
Cost recovery revenue	—	—		—	—	60,106	(44,746)	(L)	15,360
Other income	14,124	(73)	(A)	14,051	3,581	—	—		17,632

Total revenues	213,487	(4,133)		209,354	142,863	76,203	(60,843)		367,577

EXPENSES
Property operating and maintenance	59,396	—		59,396	31,252	—	—		90,648
Real estate taxes and insurance	40,479	—		40,479	22,346	—	2,687	(M)	65,512
Property management expenses	16,950	—		16,950	—	—	—		16,950
Loan operating expenses	1,670	(1,670)	(A)	—	—	—	—		—
Mortgage loan servicing costs	—	—		—	28,959	—	—		28,959
Non-performing loan management fees and expenses	—	—		—	10,944	—	—		10,944
Acquisition costs	961	(236)	(A)	725	1,301		—		2,026
Interest expense	38,345	(259)	(A)	38,086	35,223	16	—		73,325
Depreciation and amortization	87,196	(2)	(A)	87,194	41,872	770	16,583	(N)	146,419
Impairment of assets held for sale	7,025	—		7,025	2,579	—	—		9,604
Finance related expenses and write-off of loan costs	—	—		—	7,715	—	—		7,715
General and administrative	44,389	(4,261)	(A)	40,128	19,307	61,916	(44,746)	(O)	76,605
Share-based compensation	—	—		—	8,458	—	—		8,458
Investment management fees	—	—		—	16,097	—	(16,097)	(O)	—
Separation costs	—	—		—	3,543	—	—		3,543

Total expenses	296,411	(6,428)		289,983	229,596	62,702	(41,573)		540,708

Net gain (loss) on sale of real estate	5,282	—		5,282	(224)	—	—		5,058
Realized gain on sales of divestiture homes, net	—	—		—	—	—	—		—
Unrealized gain on non-performing loans, net	—	—		—	44,593	—	—		44,593
Equity in income from unconsolidated joint venture	305	—		305	—	—	—		305
Other income/(loss), net	(4,296)	1,388	(A)	(2,908)	(706)	6,854	(6,854)	(P)	(3,614)

Loss before income taxes	(81,633)	3,683		(77,950))	(43,070)	20,355	(26,124)		(126,789)
Income tax (expense) benefit	693	2	(A)	695	(460)		—		235

Net loss	(80,940)	3,685		(77,255)	(43,530)	20,355	(26,124)		(126,554)
Net (loss) income attributable to noncontrolling interests	(23,340)	—		(23,340)	165	—	15,805	(Q)	(7,370)
Net income (loss) attributable to preferred stockholders	15	(15)	(A)	15	—	—	—		—

Net (loss) income attributable to common stockholders	$(57,615)	$3,700		$(53,915)	$(43,695)	$20,355	$(41,929)		$(119,184)

Net loss per common share:
Basic and diluted	$(0.39)				$(1.13)				$(1.15)	(R	)

Weighted average number of common shares outstanding:
Basic and diluted	149,143,500				38,623,893				103,498,903

Notes to Unaudited Pro Forma Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma combined balance sheet as of June 30, 2015 and the unaudited pro forma combined statements of income for the six months ended June 30, 2015 and the year ended December 31, 2014 are based on the historical financial statements of SWAY and CAH after giving effect to the (1) the Internalization; (2) CAH Reorganization; and (3) the Merger.

Since both SWAY and CAH have significant pre-combination activities, the Merger will be accounted for as a business combination in accordance with ASC Topic 805, Business Combinations. In applying the acquisition method specified by ASC 805, it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective shareholders after consummation of the merger and the composition of senior management and the board after consummation of a merger. Based upon consideration of those factors, CAH has been designated as the accounting acquirer, resulting in a reverse acquisition. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of SWAY will be recorded at their respective fair values at the date of Merger.

2. Allocation of Purchase Price and Calculation of Goodwill

The number of shares to be issued to CAH shareholders in the merger was determined based upon the estimated fair value of each company’s net assets. Since CAH, as the legal acquiree, is not issuing any consideration in the transaction, the fair value of the consideration transferred is measured based on the number of equity interests CAH would have to issue to give the shareholders of SWAY the same percentage interest in the Combined Company that results from the reverse acquisition. For purposes of preparing the unaudited pro forma financial information, the estimated fair value of the consideration transferred and non-controlling interest assumed is approximately $1.5 billion, which is based upon the estimated fair value of CAH’s equity interests, giving consideration to the estimated fair value of its net assets and SWAY’s net assets used to negotiate the Merger Consideration and SWAY’s public share price, as adjusted for the transactions contemplated by this proxy statement. The estimated fair value of the consideration transferred is subject to change prior to the closing date due to fluctuations in the estimated fair value of the companies’ net assets, fluctuations in the observable market price of Common Shares and other factors. A 5% increase in the estimated fair value of the consideration transferred will increase goodwill by approximately $74.5 million, while a 5% decrease in the estimated fair value of the consideration transferred will decrease goodwill by approximately $70.9 million.

In accordance with the guidelines for preparing pro forma financial statements, the total purchase price has been allocated in the accompanying unaudited pro forma combined financial statements based upon (1) the amounts reported in the SWAY historical financial statements for any assets that are reported at fair value in accordance with SWAY’s historical accounting policies, or (2) management’s preliminary estimates of fair value. Management’s preliminary estimates of fair value for SWAY’s investments in real estate properties is based upon a progressive method which incorporated three value sources: automated valuation model values (“AVMs”), broker price opinions (“BPOs”) and internal desktop evaluations.

The fair value of SWAY’s investments in NPLs was determined using the net present values of the BPOs of the underlying homes discounted at the then current market discount rate. The net present values of the BPOs of the underlying homes were determined using estimates of the length of time to foreclose or convert the relevant homes, with such estimates made on a state-by-state basis pursuant to market data received from service providers and based on SWAY’s experience.

The fair value of SWAY’s debt was determined by comparison of contractual terms of SWAY’s existing debt obligations to the then current market rates on a risk-adjusted basis. The associated future debt cash flows were then discounted back to present value to arrive at an estimated fair value of SWAY’s debt.

The allocation to SWAY’s tangible and intangible assets and liabilities under this methodology as if the transaction occurred as of June 30, 2015, is as follows (amounts in thousands):

Consideration transferred (A)	$1,277,858
Assets acquired
Land and land improvements	$727,995
Building and building improvements	1,588,095
Furniture, fixtures and equipment	26,041
Real estate held for sale	112,070
Cash and cash equivalents	72,878
Restricted cash	88,307
Resident and other receivables, net	23,916
Non-performing loans	142,560
Non-performing loans held for sale	87,509
Non-performing loans (fair value option)	412,503
Asset-backed securitization certificates	26,553
Other assets	28,858
Liabilities assumed
Accounts payable and accrued expenses	(70,949)
Tenant prepaid rent and security deposits	(22,091)
Senior credit facility	(629,558)
Master repurchase agreement	(404,730)
Convertible senior notes, net	(358,014)
Asset-backed securitization, net	(527,043)
Other liabilities	(201)
Non-controlling interests	(211,712)

Net assets acquired (B)	$1,112,987

Goodwill (A – B)	$164,871

Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. The determination of goodwill for the purposes of this pro forma presentation is preliminary, and is subject to change when the evaluation is complete.

3. Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements have been prepared as if the transaction had occurred as of June 30, 2015 for balance sheet purposes and as of January 1, 2014 for income statement purposes and reflect the following pro forma adjustments (amounts in thousands, except share and per share amounts):

A.	Adjustments to reflect the CAH Reorganization that will occur immediately prior to the Merger, including (1) the liquidation of CAH Operating Partnership and exchange of 242,665,006 outstanding CAH Operating Partnership OP Units for CAH common stock; (2) the redemption of an aggregate of $250 in outstanding preferred stock of CAH in accordance with the liquidation preference of the preferred stock; (3) elimination of expenses and related party payables related to the transition services agreement with Colony Capital; and (4) the spin-out of the CAF specialty finance business through a distribution of its equity interests to CAH common stockholders.

B.	Adjustments to reflect the preliminary allocation of the purchase price of SWAY’s land and land improvements, building and building improvements, and furniture, fixtures and equipment and to eliminate historical accumulated depreciation on these assets.

C.	Adjustment to reflect (1) the pro forma distribution of $14,506 in cash and cash equivalents held by the Manager to Starwood Capital Group prior to the Internalization, and (2) a $7,106 payment from SWAY to Starwood Capital Group, which is equal to the adjusted net assets of the Manager, per the terms of the Contribution Agreement.

D.	Adjustment to record NPLs acquired prior to 2014 at estimated fair value. Beginning in 2014, SWAY elected the fair value option for purchases of pools of NPLs, with NPLs acquired prior to 2014 accounted for at historical cost. See Note 2 for a description of the methodology and assumptions used in valuing NPLs.

E.	Adjustment to eliminate SWAY’s unamortized deferred financing costs as this intangible asset is considered in the valuation of the debt assumed by the accounting acquirer in the Merger.

F.	Adjustment to eliminate (1) the Manager’s unvested RSU balance of $8,641, (2) management fee payable from SWAY to the Manager of $1,969 and (3) $8,757 of capitalized leasing costs and tenant concessions as these intangible assets are considered in the valuation of the real estate assets acquired.

G.	Adjustment to record goodwill resulting from the Internalization and the Merger, as described in Note 2 above. Goodwill is subject to change based on the final estimates of fair value of considered transferred and net assets acquired at the close date of the Merger.

H.	Adjustment to (1) eliminate $1,969 of management fees payable from SWAY to the Manager, (2) accrue for $25,000 of estimated transaction costs to be incurred as a result of the proposed Merger, and (3) accrue for transfer tax liabilities related to the deemed change in control of SWAY’s real estate assets in certain jurisdictions as a result of the Merger. Transfer taxes related to the Merger are estimated to range from $0.6 to $9.0 million, although the most likely scenario is $0.6 million, which is reflected in the accrual above.

I.	Adjustment to reflect the fair value of SWAY’s convertible senior notes; see Note 2 for a description of the methodology and assumptions used in estimated the fair value of SWAY’s debt obligations.

J.	Adjustment to remove deferred revenue liability from the Manager related to unvested RSUs in SWAY, as, per the Contribution Agreement, all SWAY RSUs held by the Manager will vest immediately upon the closing of the Internalization and the Merger.

K.	Adjustments represent the elimination of historical equity for both SWAY and the Manager, exchange of CAH equity interests for 64,869,583 Common Shares and issuance of 6,400,000 OP Units to Starwood Capital Group in the Internalization.

L.	Adjustments to eliminate management fee revenue and reimbursement revenue earned by the Manager from SWAY.

M.	Adjustment to reflect incremental property tax expense primarily related to the change in tax basis of certain of SWAY’s real estate assets as a result of the Merger. SWAY estimates that incremental annual property taxes related to the change in basis will be approximately $2.7 million, and as such this amount was utilized for purposes of calculating the pro forma adjustments.

N.	Adjustment to reflect a pro forma increase in depreciation expenses related to the new basis of SWAY’s real estate assets, based upon the purchase price allocation summarized in Note 2 and described in Note 3(B). For purposes of pro forma depreciation, the following useful lives have been assigned to SWAY’s assets: 30 years for buildings and building improvements; 20 years for land improvements; and seven years for furniture, fixtures and equipment.

O.	Adjustments to eliminate costs incurred by the Manager that relate to reimbursement revenues (as described in Note 3(L) above) and management fee expense incurred by SWAY.

P.	Adjustment reflects the elimination of income, dividend income, and unrealized gain or loss recognized by the Manager as a result of its investment in SWAY.

Q.	Adjustment reflects the portion of the pro forma income which is attributable to the 6.4 million OP Units issued for the Internalization which are considered non-controlling interest. The total non-controlling interest shown in the pro forma statements above was calculated based on the proportion of OP Units relative to the total post-close fully diluted share count (i.e., 6,400,000 divided by 109,898,903) times the Combined Company net loss.

R.	Represents the pro forma combined earnings (loss) per share, giving pro forma effect to the Common Shares and OP Units issued in the Merger and the Internalization, calculated as follows:

	SWAY(2)	CAH(3)	Pro-Forma Combined(4)
Basic and diluted earnings per Common Share(1):

Year ended December 31, 2014
Net loss attributable to common stockholders	$(43,695)	$(57,615)	$(119,184)
Weighted-average number of shares	38,623,893	149,143,500	103,498,903

Year ended December 31, 2014—Basic and diluted	$(1.13)	$(0.39)	$(1.15)

Six months ended June 30, 2015
Net loss attributable to common stockholders	$(3,444)	$(15,530)	$(12,336)
Weighted-average number of shares	37,959,928	149,143,500	103,498,903

Six months ended June 30, 2015—Basic and diluted	$(0.09)	$(0.10)	$(0.12)

(1)	As the companies have both reported losses, the number of shares used in basic and diluted earnings per share calculations are the same.
(2)	Historical amounts before the Internalization and pro forma adjustments.
(3)	Historical amounts before CAH Reorganization and pro forma adjustments.
(4)	Pro forma adjustments are described above. Per share amounts are calculated based on the post-Internalization and post-Merger fully diluted share-count of 103,498,903, which exclude OP Units as income/loss attributable to these OP Units is considered in non-controlling interest as described in Note 3(Q) above.

Combined Company Selected Pro Forma Portfolio Data

The Combined Company portfolio data included below is presented as if the Internalization, CAH Reorganization and the Merger had occurred as of June 30, 2015 or as of January 1, 2014, as applicable.

(dollars in thousands, except per home amounts)	As of June 30, 2015
Total SFR portfolio homes(1)	31,741
Total portfolio NPLs(2)	3,750

Total	35,491

Cost basis of SFR portfolio homes(3)	$5,923,737
Carrying value of portfolio NPLs	642,572

Total	$6,566,309

Average monthly rent per home(4)	$1,462
Total portfolio occupancy(5)	91.8%
Stabilized occupancy(4)(6)	95.0%

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Renewal rent growth(4)(7)	3.8%	3.5%
Replacement rent growth(4)	4.3%	3.0%
Blended rent growth(4)	4.0%	3.3%
Retention(4)	77.7%	76.1%
Core NOI margin(8)	62.8%	62.2%

(1)	Includes 1,436 homes that were not intended to be held for the long term as of June 30, 2015.
(2)	Excludes 110 first and second liens secured by parcels of land and 3 unsecured liens.
(3)	Excludes accumulated depreciation as of June 30, 2015. Also includes adjustments to reflect the preliminary allocation of the purchase price of SWAY’s land and land improvements, building and building improvements, and furniture, fixtures and equipment.
(4)	Excludes 1,436 homes that were not intended to be held for the long term as of June 30, 2015.
(5)	Represents number of homes occupied as of the last day of the period, divided by total SFR portfolio homes minus 1,436 homes that were not intended to be held for the long term.
(6)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(7)	Renewal rent growth includes rent growth from renewals and escalation clauses on multi-year leases.
(8)	Core NOI is a non-GAAP measure. Core NOI excludes financial results related to the Combined Company’s NPL segment as well as other adjustments. The Combined Company defines Total NOI as total revenues less property operating and maintenance expenses and real estate taxes and insurance expenses (“property operating expenses”) and mortgage loan servicing costs. The Combined Company defines Total NPL Portfolio NOI as gains on NPLs, net and gains on loan conversions, net, less mortgage loan servicing costs. The Combined Company defines Total Non-Core NOI as total revenues on the non-stabilized portfolio less property operating expenses on the non-stabilized portfolio. The Combined Company defines Total Core NOI as total revenues on the stabilized portfolio less property operating expenses on the stabilized portfolio. The Combined Company considers these NOI measures to be appropriate supplemental measures of operating performance to net income attributable to common shareholders because they reflect the operating performance of the Combined Company’s homes without allocation of corporate level overhead or general and administrative costs and reflect the operations of the segments and sub-segments of the Combined Company’s business.

These NOI measures should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Combined Company’s performance or as measures of liquidity. Although the Combined Company uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Combined Company’s basis for computing these non-GAAP measures are comparable with that of other REITs.

The following is a reconciliation of net loss to the NOI measures defined above and is consistent with the definition and reconciliation of core NOI:

(in thousands)	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Reconciliation of net loss to stabilized portfolio NOI
Net loss attributable to common stockholders	$(6,606)	$(12,336)
Add (deduct) adjustments to reconcile net loss to total NOI:
Non-performing loan management fees and expenses	2,589	6,155
General and administrative expenses	16,311	31,330
Share-based compensation	1,390	3,317
Acquisition costs	262	639
Interest expense	34,764	68,527
Depreciation and amortization	41,907	82,497
Finance-related expenses and write-off of loan costs	911	1,455
Impairment of assets held for sale	715	1,112
Net gain on sales of real estate	(1,296)	(1,943)
Realized gain on sales of divestiture homes, net	(1,101)	(319)
Cost recovery revenue	(3,072)	(5,417)
Equity in income from unconsolidated joint ventures	(13)	(106)
Other income (loss), net	2,438	2,235
Income tax expense	466	678
Net loss attributable to non-controlling interests	(409)	(763)

Total NOI	89,256	177,061

Add (deduct) adjustments to reconcile NOI to Total Core NOI:
NPL portfolio NOI components:
Realized gain on non-performing loans, net	(4,315)	(14,486)
Realized gain on loan conversions, net	(6,123)	(14,672)
Mortgage loan servicing costs	9,586	19,581
Unrealized gain on non-performing loans, net	(18,426)	(38,383)

Total NPL Portfolio NOI	(19,278)	(47,960)

Non-core NOI components
Property operating expenses on non-stabilized homes, net	2,653	8,077

Total Core NOI	$72,631	$137,178

Calculation of Core NOI margin:
Stabilized rental revenues	$117,111	$223,312
Less allowance for doubtful accounts	(1,518)	(2,865)

Net rental revenues	$115,593	$220,447

Core NOI margin	62.8%	62.2%

CERTAIN UNAUDITED PROSPECTIVE FINANCIAL INFORMATION

SWAY is including below certain unaudited prospective financial information of SWAY, the Combined Company and the Manager that was prepared by SWAY and the Manager, as applicable, and made available to SWAY, the Board and the Internalization Special Committee in connection with the evaluation of the Internalization and the Merger and to Moelis and Wells Fargo Securities in connection with their respective financial analyses and opinions. Neither SWAY nor the Manager as a matter of course makes public long-term projections as to future revenues, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. As a result, SWAY does not endorse the unaudited prospective financial information below as an assurance or guarantee of future actual results. In addition, the unaudited prospective financial information was prepared prior to a formal annual budgeting process of the Combined Company, and such information is not intended to be used, and should not be used, for purposes of guidance or forecasting.

The inclusion of this information should not be regarded as an indication that any of SWAY, CAH, the Board, the Manager, the Internalization Special Committee, their respective affiliates or advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Further, the unaudited prospective financial information is not included in this proxy statement in order to influence any SWAY shareholder’s vote on any of the proposals contained in this proxy statement. Rather, the unaudited prospective financial information is included in this proxy statement because it was provided to the Board and the Internalization Special Committee in connection with the evaluation of the Internalization and the Merger and their respective advisors and not with a view towards public disclosure. Moreover, this unaudited prospective financial information was based on estimates and assumptions made by SWAY and the Manager, as applicable, at the time of their preparation and speak only as of such time. Except to the extent required by applicable law, neither SWAY nor the Manager has any obligation to update the unaudited prospective financial information included in this proxy statement and has not done so and does not intend to do so.

The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.

You should review the SEC filings of SWAY for a description of risk factors with respect to the business of SWAY. See “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements” and “Where You Can Find More Information.” The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to any similarly titled GAAP measures in SWAY’s historical GAAP financial statements.

Neither the independent registered public accounting firm of SWAY nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm of SWAY contained in SWAY’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this proxy statement, relates to the historical financial information of SWAY and does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared.

SWAY and Combined Company Prospective Financial Information

The following table presents selected unaudited prospective financial data for the years ended December 31, 2016, 2017 and 2018 for SWAY, including potential projected acquisitions and dispositions. It does not give effect to the Internalization or the Merger. The following selected unaudited prospective financial data speaks only as of the time it was prepared and does not, and will not be updated to, take into account any circumstances or events that have occurred since it was prepared or that may occur in the future and such information is not intended to be used, and should not be used, for purposes of guidance or forecasting.

(in millions)	2016 Estimate	2017 Estimate	2018 Estimate
Total SFR Revenue	$239.0	$254.3	$264.8
SFR NOI	$146.8	$160.0	$169.1
NPL Operating Income	$24.5	$12.8	$2.2
EBITDA	$145.1	$138.6	$136.6
Core FFO	$62.3	$52.4	$52.4
Core FFO Excluding NPLs	$43.8	$41.7	$51.6

The following table presents selected unaudited prospective financial data for the years ended December 31, 2016, 2017 and 2018 for the Combined Company, including potential projected acquisitions and dispositions. It gives effect to the Internalization and the Merger, including potential projected cost savings and synergies. The following selected unaudited prospective financial data speaks only as of the time it was prepared and does not, and will not be updated to, take into account any circumstances or events that have occurred since it was prepared or that may occur in the future and such information is not intended to be used, and should not be used, for purposes of guidance or forecasting.

(in millions)	2016 Estimate	2017 Estimate	2018 Estimate
Total SFR Revenue	$554.7	$586.3	$609.6
SFR NOI	$356.6	$389.2	$407.8
NPL Operating Income(1)	$24.5	$12.8	$2.2
EBITDA(1)	$353.0	$376.8	$383.4
Core FFO(1)(2)	$213.0	$228.8	$228.6
Core FFO Excluding NPLs(2)	$194.4	$218.1	$227.8

(1)	Does not give effect to any changes in effective yields that may result from purchase accounting adjustments recorded at the closing of the Merger.
(2)	Excludes non-cash interest expense related to deferred financing fees and expenses of CAH.

EBITDA, NOI, FFO, Core FFO and Core FFO Excluding NPLs are non-GAAP financial measures. SWAY uses EBITDA, SFR NOI, FFO, Core FFO and Core FFO Excluding NPLs to measure the operating performance of its business.

•	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. SWAY believes that the presentation of EBITDA provides useful information regarding its ability to service debt and provides useful information to investors regarding its results of operations because these measures are useful for trending, analyzing and benchmarking the performance and value of its business.

•	SFR NOI is defined as total revenues less property operating and maintenance expenses and real estate taxes, HOA fees and insurance expenses. SWAY considers SFR NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of SWAY’s homes without allocation of corporate level overhead or general and administrative costs.

•

FFO is defined by NAREIT as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures.

SWAY believes that FFO is a meaningful supplemental measure of the operating performance of its SFR home business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation.

•	Core FFO begins with FFO as defined by the NAREIT White Paper and is adjusted for: share-based compensation, non-recurring costs associated with the separation, acquisition fees and other expenses, write-off of loan costs, loss on derivative financial instruments, amortization of derivative financial instruments cost, severance expense, non-cash interest expense related to amortization on convertible senior notes, and other non-comparable items as applicable. SWAY believes that Core FFO is a meaningful supplemental measure of its operating performance for the same reasons as FFO and adjusting for non-routine items that when excluded allows for more comparable periods.

•	Core FFO Excluding NPLs is defined as Core FFO excluding operating income and interest expense related to the NPL portfolio. Except for interest expense, Core FFO Excluding NPLs includes all non-operating income and expenses related to the NPL portfolio, such as general and administrative expenses, management fees and one-time gains related to disposition of NPLs.

In preparing the foregoing unaudited prospective financial information, SWAY and the Manager made a number of assumptions and estimates regarding, among other things, interest rates, corporate financing activities, including SWAY’s ability to finance its operations and investments and refinance certain of its outstanding indebtedness and the terms of any such financing or refinancing and leverage ratios, the amount and timing of investments by SWAY and the yield to be achieved on such investments, the amount and timing of capital expenditures, the amount and timing of asset dispositions and returns achieved on them, the amount and timing of resolution and monetization of its loan portfolio and achieved gains, distribution rates, share price appreciation, occupancy and customer retention levels, changes in rent, timing of portfolio stabilization, the amount of income taxes paid and the amount of employee costs and other general and administrative costs.

Manager Prospective Financial Information

The following reflects selected unaudited prospective financial data for the years ended December 31, 2016, 2017 and 2018 for the Manager. It does not give effect to the Internalization or the Merger. The following selected unaudited prospective financial data speaks only as of the time it was prepared and does not, and will not be updated to, take into account any circumstances or events that have occurred since it was prepared or that may occur in the future.

SWAY and the Manager prepared unaudited projected financial information based on two scenarios. Both scenarios assumed 4% annual net asset value (“NAV”) growth through the end of 2018, with such assumption based on a reduction to the average of projected MSA-level home price information through the end of 2018 for SWAY’s markets from Corelogic and John Burns Real Estate Consulting (“JBREC”). The unaudited projected financial information prepared by SWAY and the Manager also assumed that SWAY’s share price would increase from the closing price of Common Shares on June 30, 2015 of $23.76 to eventually converge with SWAY’s per share NAV by June 2017. In addition, the unaudited projected financial information also assumed an EBITDA margin of 89%, as the Manager’s historical EBITDA margin since inception is approximately 89%.

The first unaudited projected financial information scenario prepared by SWAY and the Manager follows the assumptions presented above. This scenario resulted in, for the Manager in each of 2016, 2017 and 2018, projected: (1) revenue between approximately $24 million and $30 million; (2) expenses of approximately $3 million; and (3) EBITDA between approximately $21 million and $26 million.

The second unaudited projected financial information scenario prepared by SWAY and the Manager follows the same assumptions presented above and also assumes that $200 million of additional equity is raised in June 2017. This scenario resulted in, for the Manager in each of 2016, 2017 and 2018, projected: (1) revenue between approximately $24 million and $33 million; (2) expenses between approximately $3 million to $4 million; and (2) EBITDA between $21 million and $29 million.

In connection with its financial analyses and opinion, Wells Fargo Securities was provided with certain projected financial information prepared by SWAY and the Manager and was directed by the Internalization Special Committee to use certain assumptions provided by the Internalization Special Committee that differed from the projected financial information described above. Assumptions made by the Internalization Special Committee did not include an equity raise or the convergence of SWAY’s share price with SWAY’s per share NAV and the projected financial information provided by SWAY and the Manager included updated estimates of transaction costs of the Combined Company. These assumptions and estimates resulted in EBITDA projections for the Manager that were lower and core FFO projections for the Combined Company that were higher than those included in the unaudited projected financial information described above. The projections based on such assumptions and estimates were used by the Internalization Special Committee in its evaluation of the Internalization. See “Proposal 1: The Internalization Proposal—The Internalization—Proceedings of the Internalization Special Committee and the Board.”

General

The assumptions made in preparing the above unaudited prospective financial information may not accurately reflect future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements,” as well as the risks described in the periodic reports of SWAY filed with the SEC, all of which are difficult to predict and many of which are beyond the control of SWAY and the Manager and will be beyond the control of the Combined Company. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the Internalization and the Merger are completed.

You should not place undue reliance on the unaudited prospective financial information set forth above. No representation is made by SWAY, the Manager or any other person to any SWAY shareholder regarding the ultimate performance of SWAY or the Manager compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such. You should review the description of SWAY’s reported results of operations and financial condition and capital resources during 2014 and the first six months of 2015, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in SWAY’s periodic reports filed with the SEC and incorporated by reference into this proxy statement.

SWAY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE IT WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

THE COMPANIES

SWAY

SWAY is a Maryland real estate investment trust formed in May 2012 primarily to acquire, renovate, lease and manage residential assets in select markets throughout the United States. SWAY’s objective is to generate attractive risk-adjusted returns for its shareholders over the long-term through dividends and capital appreciation. SWAY’s primary strategy is to acquire SFR homes through a variety of channels, renovate these homes to the extent necessary and lease them to qualified residents. SWAY seeks to take advantage of the macroeconomic trends in favor of leasing homes by acquiring, owning, renovating and managing homes that SWAY believes will (1) generate substantial current rental revenue, which SWAY expects to grow over time, and (2) appreciate in value over the next several years.

In addition, SWAY has a significant portfolio of NPLs, which it may seek to (1) modify and hold or resell at higher prices if circumstances warrant, thus providing additional liquidity or (2) convert into homes through the foreclosure or other resolution process that can then either be contributed to SWAY’s rental portfolio or sold.

As of June 30, 2015, SWAY’s portfolio consisted of 17,517 owned homes and homes underlying NPLs, including (1) 13,767 homes and (2) 3,750 homes underlying 3,863 NPLs, of which 3,644 represent first lien NPLs and 219 represent second, third, and unsecured lien NPLs.

SWAY was organized as a Maryland corporation in May 2012 as a wholly owned subsidiary of Starwood Property Trust, Inc. (“SPT”) to own homes and NPLs. Subsequently, SWAY changed its corporate form from a Maryland corporation to a Maryland real estate investment trust and its name from Starwood Residential Properties, Inc. to Starwood Waypoint Residential Trust. On January 31, 2014, SPT completed the spin-off of SWAY to SPT’s stockholders.

Prior to the Internalization and the Merger, SWAY will continue to be dependent on the Manager for SWAY’s day-to-day management and does not have any independent officers or employees, and all of SWAY’s officers also have been and will continue to be executives of the Manager. As of September 30, 2015, the Manager had approximately 460 employees. The Manager is an affiliate of Starwood Capital Group, a privately-held private equity firm founded and controlled by Barry Sternlicht, who also serves as SWAY’s chairman. On January 31, 2014, the Manager acquired the Waypoint platform, which is an advanced, technology driven operating platform that provides the backbone for deal sourcing, property underwriting, acquisitions, asset protection, renovations, marketing and leasing, repairs and maintenance, portfolio reporting and property management of homes.

As of June 30, 2015, the Manager is headquartered in Oakland, California and maintained 11 regional offices and 10 resident service centers. The regional offices house the Manager’s regional officers, local acquisitions and construction teams, and, if applicable, the Manager’s local marketing and leasing, property management and repairs and maintenance teams. The resident service centers serve as localized customer-facing offices aimed at promoting resident satisfaction and retention, as well as to integrate all local operations.

Additional information regarding SWAY is set forth in documents on file with the SEC and incorporated by reference in this proxy statement. See “Where You Can Find More Information.”

SWAY’s Portfolio

As of June 30, 2015, SWAY’s portfolio consisted of 17,517 owned homes and homes underlying NPLs, including (1) 13,767 homes and (2) 3,750 homes underlying 3,863 NPLs, of which 3,644 represent first liens and 219 represent second, third, and unsecured lien NPLs. As of June 30, 2015, the 3,644 of first lien NPLs had an unpaid principal balance (“UPB”) of $787.4 million, a total purchase price of $515.6 million, and were secured by liens on 3,536 homes and 108 parcels of land with a total BPO value of $798.4 million. As of June 30, 2015, SWAY’s portfolio wide stabilized occupancy rate was 94.1%.

Homes

The following table provides a summary of SWAY’s portfolio of homes as of June 30, 2015:

Markets	Stabilized Homes(1)	Non- Stabilized Homes	Number of Homes(2)(3)	Stabilized Occupancy(4)	Total Portfolio Occupancy	Average Acquisition Cost Per Home	Average Investment Per Home(5)	Aggregate Investment (in millions)	Average Home Size (square feet)	Weighted Average Age (years)	Average Monthly Rent Per Leased Home(6)
Atlanta	2,508	48	2,556	93.3%	91.9%	$101,222	$131,092	$335	1,933	22	$1,203
Miami	2,283	233	2,516	94.3%	86.2%	$139,223	$175,089	441	1,582	45	$1,626
Tampa	1,135	68	1,203	93.7%	88.6%	$108,625	$131,269	158	1,486	44	$1,314
Houston	1,533	61	1,594	91.4%	88.5%	$131,290	$149,988	239	2,031	27	$1,539
Southern California	438	17	455	93.2%	89.9%	$240,960	$254,175	116	1,641	38	$1,833
Orlando	536	69	605	93.7%	84.0%	$115,477	$141,466	86	1,585	37	$1,312
Dallas	1,306	91	1,397	95.9%	89.8%	$140,668	$162,180	227	2,135	20	$1,577
Denver	626	89	715	97.6%	86.6%	$200,980	$229,161	164	1,601	32	$1,768
Las Vegas	41	0	41	85.4%	85.4%	$155,993	$167,627	7	1,965	28	$1,284
Phoenix	244	0	244	96.7%	96.7%	$139,868	$158,648	39	1,537	40	$1,196

Top 10 Markets Total	10,650	676	11,326	93.9%	88.8%	$133,251	$159,794	1,810	1,786	32	$1,466

Other Markets	1,172	64	1,236	95.3%	90.7%	$133,926	$157,282	194	1,512	36	$1,547

Overall Portfolio Total	11,822	740	12,562	94.1%	89.0%	$133,317	$159,547	$2,004	1,759	33	$1,474

(1)	SWAY defines the stabilized home portfolio to include homes from the first day of initial occupancy or subsequent occupancy after a renovation. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home life cycle.
(2)	Excludes 1,205 homes that SWAY did not intend to hold for the long-term.
(3)	Effective January 1, 2015, SWAY measures homes by the number of rental units as compared to SWAY’s previous measure by number of properties. Although historically SWAY has primarily invested in SFRs, and expect to continue to do so in the foreseeable future, this change takes into account SWAY’s investments in multi-unit properties and, SWAY believes, provides a more meaningful measure to investors.
(4)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(5)	Includes acquisition costs and actual upfront renovation costs. Actual renovation costs may exceed estimated renovation costs, and SWAY may acquire homes in the future with different characteristics that result in higher renovation costs. As of June 30, 2015, the average actual renovation costs per renovated home was approximately $26,200.
(6)	Represents average monthly contractual cash rent. Average monthly cash rent is presented before rent concessions and incentives. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on SWAY’s average monthly rent.

NPL Portfolio

The following table summarizes SWAY’s first lien NPL portfolio as of June 30, 2015:

	Total Loans							Rental Pool Assets(4)
State	Loan Count(1)(2)	Total Purchase Price (in millions)	Total UPB (in millions)	Total BPO (in millions)	Weighted- Average LTV(3)	Purchase Price as a Percentage of UPB	Purchase Price as a Percentage of BPO	Loan Count	Percent of Total Loans Per State
Florida	674	$86.6	$160.3	$144.0	128.8%	54.1%	60.2%	378	46.1%
Illinois	343	44.9	71.6	68.6	132.6%	62.7%	65.4%	173	21.1%
California	294	88.3	118.6	139.9	95.9%	74.5%	63.1%	153	18.7%
New York	209	43.9	68.6	80.4	103.5%	63.9%	54.6%	—	0.0%
Arizona	160	15.2	25.1	21.1	209.6%	60.5%	72.0%	11	1.3%
Wisconsin	158	13.0	18.0	20.4	112.3%	72.4%	63.8%	—	0.0%
Indiana	155	11.1	15.1	16.4	115.9%	73.3%	67.6%	—	0.0%
Maryland	145	28.4	41.9	35.7	140.6%	67.7%	79.5%	—	0.0%
New Jersey	145	22.9	37.7	37.1	124.1%	60.8%	61.7%	—	0.0%
Pennsylvania	114	11.0	16.5	15.9	123.6%	67.1%	69.5%	—	0.0%
Georgia	93	10.1	15.8	15.0	119.6%	64.1%	67.7%	42	5.1%
Other	1,154	140.2	198.2	203.9	114.8%	70.7%	68.7%	63	7.7%

Total/Average	3,644	$515.6	$787.4	$798.4	120.5%	65.5%	64.6%	820	100.0%

(1)	Represents first liens on 3,536 homes and 108 parcels of land.
(2)	Excludes 219 unsecured, second, and third lien NPLs with an aggregate purchase price of $1.6 million.
(3)	Weighted-average loan-to-value (“LTV”) is based on the ratio of UPB to BPO weighted by UPB for each state.
(4)	SWAY has the exclusive right under the joint venture, exercisable in SWAY’s sole and absolute discretion, to designate NPLs and homes as rental pool assets.

CAH

CAH is an internally managed REIT focused on the acquisition, ownership, renovation, leasing and management of SFR homes in the United States. CAH operates a fully-integrated business and is one of the largest owners of high quality SFR homes in the United States. CAH commenced operations in March 2012 to take advantage of the dislocation in the housing market and has assembled an experienced management team with an extensive background in real estate, property management, acquisitions, renovations and capital markets. CAH was founded by Colony Capital, a leading global real estate and investment management firm that has made over $60 billion of investments since its founding in 1991.

As of June 30, 2015, CAH’s portfolio consisted of 17,974 wholly owned homes and 973 homes owned in a joint venture, with an aggregate cost basis of approximately $3.5 billion.

CAH’s experienced management team leads an integrated operating platform that consists of approximately 400 personnel dedicated to acquisitions, renovations, marketing, leasing, administrative, financial and property management functions. CAH is headquartered in Scottsdale, Arizona and currently has 18 regional offices across the United States and property management personnel located in each of CAH’s target markets. CAH’s principal executive offices are currently located at 9305 East Vía de Ventura, Scottsdale, Arizona 85258.

CAH’s Portfolio

As of June 30, 2015, CAH’s wholly owned portfolio consisted of 17,974 SFR homes with a total cost basis of $3.5 billion, inclusive of acquisition and actual upfront renovation costs. The weighted average total cost basis per wholly owned home, inclusive of acquisition and actual upfront renovation costs, was approximately $193,033, representing an average blended price per square foot of approximately $102. As of June 30, 2015, CAH’s portfolio wide stabilized occupancy rate was 95.7%.

In addition to CAH’s portfolio of owned homes, it owns a portfolio of 973 homes in a joint venture with Fannie Mae, with homes in California, Arizona and Nevada.

The following table provides a summary of CAH’s portfolio of homes as of June 30, 2015:

Markets	Stabilized Homes(1)	Non- Stabilized Homes	Number of Homes(2)(3)	Stabilized Occupancy(4)	Total Portfolio Occupancy	Average Acquisition Cost Per Home	Average Investment Per Home(5)	Aggregate Investment (in millions)	Average Home Size (square feet)	Weighted Average Age (years)	Average Monthly Rent Per Leased Home(6)
Atlanta	3,237	12	3,249	95.5%	95.1%	$106,972	$140,839	$458	2,046	21	$1,215
Miami	794	124	918	96.5%	83.4%	$212,936	$272,702	250	2,062	27	$2,073
Tampa	1,771	11	1,782	95.1%	94.5%	$151,882	$200,976	358	1,921	20	$1,537
Houston	1,196	0	1,196	95.4%	95.4%	$119,714	$123,419	148	1,802	8	$1,332
Southern California	2,413	7	2,420	95.2%	94.9%	$249,070	$301,077	729	1,723	40	$1,903
Orlando	1,540	45	1,585	95.1%	92.4%	$123,356	$166,657	264	1,823	21	$1,299
Dallas	733	15	748	94.8%	92.9%	$145,711	$158,738	119	1,954	23	$1,473
Denver	1,067	40	1,107	96.3%	92.8%	$158,823	$191,614	212	1,799	36	$1,473
Las Vegas	1,682	0	1,682	95.8%	95.8%	$184,196	$203,439	342	2,046	15	$1,348
Phoenix	1,125	0	1,125	97.1%	97.1%	$124,592	$143,372	161	1,744	22	$1,046

Top 10 Markets Total	15,558	254	15,812	95.6%	94.0%	$157,470	$192,307	3,041	1,899	24	$1,451

Other Markets	1,841	90	1,931	96.7%	92.2%	$167,721	$198,977	384	1,928	25	$1,477

Overall Portfolio Total	17,399	344	17,743	95.7%	93.8%	$158,586	$193,033	$3,425	1,902	24	$1,454

(1)	CAH defines the stabilized home portfolio to include homes from the first day of initial occupancy or subsequent occupancy after a renovation. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home life cycle.
(2)	Excludes 231 homes that CAH did not intend to hold for the long-term.
(3)	CAH measures homes by the number of rental units. This takes into account CAH’s investments in multi-unit properties and, CAH believes, provides a more meaningful measure to investors.
(4)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(5)	Includes acquisition costs and actual and estimated upfront renovation costs. Actual renovation costs may exceed estimated renovation costs, and CAH may acquire homes in the future with different characteristics that result in higher renovation costs. As of June 30, 2015, the average actual renovation costs per renovated home were approximately $25,600.
(6)	Represents average monthly contractual cash rent. Average monthly cash rent is presented before rent concessions and incentives. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on CAH’s average monthly rent.

The Combined Company Following the Internalization and the Merger

The name of the Combined Company will be “Colony Starwood Homes,” and the consumer facing brand of the Combined Company will continue to be Waypoint Homes. The Combined Company is expected to be one of the world’s largest owners and operators of SFR properties. As of June 30, 2015, the Combined Company Home Portfolio consisted of over 30,000 homes located in strategic markets in the United States. The Combined Company Home Portfolio is concentrated in markets characterized by significant HPA (both historical and expected), expected population and household growth and positive economic fundamentals that Management believes will lead to sustained rent growth. In addition, the Combined Company will have significant scale and operating density which is expected to maximize operational efficiencies and meaningfully reduce operating costs. For example, as of June 30, 2015, approximately 90% of the Combined Company Home Portfolio, was located in its 10 largest markets. The Combined Company Home Portfolio had, as of June 30, 2015, an average of approximately 2,700 homes in each of its 10 largest markets. Management believes that Combined Company Home Portfolio’s strategically dense operational footprint, combined with its exposure to targeted markets with strong growth outlooks and market fundamentals, will leave the Combined Company well positioned to generate consistent growth in cash flow and earnings stability.

In addition, as a result of the Merger and the Internalization, the Combined Company expects to realize significant synergies of $40 to $50 million on a normalized annual basis. The Combined Company believes that the efficiencies and synergies associated with the Merger when coupled with the combined operating capabilities of the SWAY and CAH platforms will result in a strong margin profile and durable cash flows that support sustainable dividend growth.

The Combined Company will be run by a fully internalized and integrated management team consisting of key leadership talent from SWAY and CAH. Each of SWAY and CAH was among the earliest institutional investors in the SFR home sector and bring significant operational experience to the Combined Company. Furthermore, Barry Sternlicht, the current chairman and CEO of Starwood Capital Group, and Thomas J. Barrack, Jr., the executive chairman of Colony Capital will be co-chairmen of the Combined Company, providing significant leadership and real estate experience.

Following the Merger and Internalization, the Combined Company will be 35.2% owned by former SWAY shareholders, 5.8% owned by the former owners of the Manager and 59.0% owned by former CAH stockholders on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger).

The Combined Company intends to operate and to be taxed as a REIT for U.S. federal income tax purposes. The Combined Company generally will not be subject to U.S. federal income taxes on the Combined Company’s REIT taxable income to the extent that the Combined Company annually distributes all of its REIT taxable income to shareholders maintains its qualification as a REIT.

The Combined Company’s principal executive offices will be located at 9305 E. Vía de Ventura, Scottsdale, Arizona 85258.

Combined Company Portfolio

Homes

The following table provides a summary, as of June 30, 2015, of the Combined Company Home Portfolio:

Markets	Stabilized Homes(1)	Non- Stabilized Homes	Number of Homes(2)(3)	Stabilized Occupancy(4)	Total Portfolio Occupancy	Average Acquisition Cost Per Home	Average Investment Per Home(5)	Aggregate Investment (in millions)	Average Home Size (square feet)	Weighted Average Age (years)	Average Monthly Rent Per Leased Home(6)
Atlanta	5,745	60	5,805	94.5%	93.7%	$104,440	$136,547	$793	1,996	22	$1,210
Miami	3,077	357	3,434	94.9%	85.5%	$158,928	$201,183	691	1,710	40	$1,738
Tampa	2,906	79	2,985	94.6%	92.1%	$134,449	$172,883	516	1,746	30	$1,450
Houston	2,729	61	2,790	93.1%	91.5%	$126,328	$138,598	387	1,933	19	$1,450
Southern California	2,851	24	2,875	94.9%	94.1%	$247,786	$293,654	844	1,710	40	$1,892
Orlando	2,076	114	2,190	94.7%	90.0%	$121,179	$159,698	350	1,757	26	$1,303
Dallas	2,039	106	2,145	95.5%	90.9%	$142,427	$160,979	345	2,072	21	$1,541
Denver	1,693	129	1,822	96.8%	90.3%	$175,366	$206,348	376	1,722	34	$1,587
Las Vegas	1,723	0	1,723	95.6%	95.6%	$183,525	$202,587	349	2,044	16	$1,347
Phoenix	1,369	0	1,369	97.0%	97.0%	$127,314	$146,095	200	1,707	25	$1,073

Top 10 Markets Total	26,208	930	27,138	94.9%	91.9%	$147,362	$178,738	4,851	1,852	27	$1,460

Other Markets	3,013	154	3,167	96.2%	91.6%	$154,532	$182,705	579	1,766	30	$1,504

Overall Portfolio Total	29,221	1,084	30,305	95.0%	91.8%	$148,112	$179,152	$5,429	1,843	28	$1,462

(1)	Stabilized home portfolio is defined to include homes from the first day of initial occupancy or subsequent occupancy after a renovation. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home life cycle.

(2)	Excludes 1,436 homes that were not intended to be held for the long-term.
(3)	Homes are measured by the number of rental units. This takes into account investments in multi-unit properties and, Management believes, provides a more meaningful measure to investors.
(4)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(5)	Includes acquisition costs and actual and estimated upfront renovation costs. Actual renovation costs may exceed estimated renovation costs, and the Combined Company may acquire homes in the future with different characteristics that result in higher renovation costs. As of June 30, 2015, the average actual renovation costs per renovated home were approximately $25,900.
(6)	Represents average monthly contractual cash rent. Average monthly cash rent is presented before rent concessions and incentives. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on the Combined Company Home Portfolio’s average monthly rent.

NPL Portfolio

The NPL portfolio that the Combined Company will hold after the Internalization and Merger (the “Combined Company NPL Portfolio”) will consist of SWAY’s NPL portfolio.

Combined Company Competitive Strengths

High-Quality Portfolio Strategically Located in Attractive Markets

The Combined Company Home Portfolio included more than 30,000 homes as of June 30, 2015, which is the second largest public SFR portfolio, and had an aggregate asset value of more than $7.7 billion. The Combined Company Home Portfolio consists of attractive homes in high-growth markets, which Management believes will allow the Combined Company to take advantage of its considerable operating scale and supportive and compelling market fundamentals to drive growth and stable cash flows.

Management believes this portfolio composition is unique and provides outsized exposure to select markets that are underrepresented in the investable SFR landscape. Many of the underrepresented markets are those that experienced significant HPA in the early days of the housing recovery and now have high cost barriers to entry. Both SWAY and CAH were among the earliest investors in certain of these high HPA markets. Based on data compiled by JBREC, on a weighted average basis, the markets in which the homes in the Combined Company Home Portfolio are located generated cumulative HPA for the 24 month period ending June 30, 2015 of 20.0%, compared with the national average of 12.9% over the same time period.

In particular, Management believes two of the most attractive high-growth markets with the greatest barriers to entry are Northern and Southern California. A significant portion of the capital of the Combined Company Home Portfolio was invested in California early in the housing market recovery, including in attractive submarkets in the Los Angeles, San Diego and San Francisco MSAs, among others. As of June 30, 2015, the Combined Company Home Portfolio included over $1 billion of investment in California representing 18.8% of the Combined Company’s aggregate investment, with other public SFR portfolios having a 3.8% average investment in the state as of June 30, 2015. From April 2013 (the weighted average acquisition date of the homes in the Combined Company Home Portfolio in target California markets, which consists of the markets listed in the table below) to June 30, 2015, the target California markets in which the Combined Company owns homes have experienced weighted average HPA of 21.7% according to JBREC, which is over 44% higher than the national average over the same time period. In addition, according to JBREC, as of June 30, 2015 the Combined Company’s target California markets were still down 12.7% from their May 2006 peak. Thus, not only have the Combined Company’s California markets appreciated significantly, but these markets are also expected to have significant room for additional HPA. In addition, California has some of the lowest homeownership rates in the country. According to JBREC, as of August 2015, the home ownership rate in Southern California was 51.8% as compared to the national average of 63.4%. More renters fuel demand for rental properties which results in California locales consistently garnering higher rents and rent growth than others. For example, as of August 2015, according to JBREC, the average single family rental rate in Southern California is $2,288 versus the national average of $1,378. As the only public SFR portfolio that will have a material component of its portfolio in California, Management believes its California portfolio is a significant competitive advantage. The following table illustrates certain information regarding the Combined Company’s California homes and its target California markets.

Target California Markets	Combined Company’s Home Count(1)	Aggregate Investment (in millions)(2)	Average Monthly Rent Per Leased Home(3)	Weighted Average Acquisition Date	Market HPA from Weighted Average Acquisition Date to June 30, 2015(4)
Riverside	1,262	$309	$1,683	05/2013	24.9%
Los Angeles	1,236	391	$2,016	03/2013	19.7%
San Diego	265	99	$2,108	04/2013	16.5%
Vallejo	287	68	$1,731	07/2013	26.5%
Sacramento	258	47	$1,315	08/2013	12.8%
San Francisco	231	60	$1,823	05/2013	25.5%
Ventura	112	45	$2,373	02/2013	20.2%

Total / Weighted Average	3,651	$1,020	$1,834	04/2013	21.7%

(1)	Excludes 101 homes that were not intended to be held for the long-term and 16 homes in other California markets.
(2)	Includes acquisition costs and actual and estimated upfront renovation costs. Actual renovation costs may exceed estimated renovation costs, and the Combined Company may acquire homes in the future with different characteristics that result in higher renovation costs.
(3)	Represents average monthly contractual cash rent. Average monthly cash rent is presented before rent concessions and incentives. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on the Combined Company Home Portfolio’s average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent received from leased homes.
(4)	According to JBREC.

In addition, Combined Company NPL Portfolio will include a significant number of NPLs, which the Combined Company may seek to (1) modify and resell at higher prices if circumstances warrant thus providing additional liquidity for home acquisitions or (2) convert into homes through the foreclosure or other resolution process that can then either be contributed to the Combined Company Home Portfolio or sold. The Combined Company NPL Portfolio will be held in a joint venture between the Combined Company and Prime Asset Fund VI, LLC, an entity managed by Prime Finance, an asset manager that specializes in acquisition, resolution and disposition of NPLs. The Combined Company will own greater than 98.75% interest in the joint venture.

Targeted Strategy Focused on Market Density to Maximize Operational Efficiency

SWAY and CAH have portfolios with substantial market overlap, and the Combined Company Home Portfolio is characterized by a significant number of homes in each of its markets. As of June 30, 2015, the Combined Company Home Portfolio had an average of approximately 2,700 homes in each of its 10 largest markets. Management believes this market overlap and density will create operating efficiencies due to economies of scale. Over time, Management expects to further expand the Combined Company’s depth in markets currently represented in the Combined Company Home Portfolio and to target select additional high-growth markets, with a focus on markets where the Combined Company will be able to establish the requisite critical mass of homes Management believes is necessary to maximize operational efficiency. The following table illustrates the market density of the Combined Company Home Portfolio:

Market	Home Count(1)	Cost Basis (in millions)	% of Total Cost
Atlanta	5,805	793	14.6%
Tampa	2,985	516	9.5%
Miami	3,434	691	12.7%
Southern California	2,875	844	15.6%
Houston	2,790	387	7.1%
Dallas	2,145	345	6.4%
Las Vegas	1,723	349	6.4%
Denver	1,822	376	6.9%
Orlando	2,190	350	6.4%
Phoenix	1,369	200	3.7%

Top 10 Markets Total	27,138	4,851	89.3%

Other Markets	3,167	579	10.7%

Overall Portfolio Total	30,305	5,429	100.0%

(1)	Excludes 1,436 homes that were not intended to be held for the long-term.

Industry-Leading Management Team and Board

The Combined Company will be led by a SFR industry-leading management team, reflecting the operating history and experience of certain of the management members of each of SWAY and CAH. The Combined Company will be led by CEO Fred Tuomi, CAH’s co-president and COO, and a 20 year veteran of the residential housing industry, having served as executive vice president and president—property management at Equity Residential, the largest multi-family REIT (based on the aggregate market value of its outstanding common stock and net debt). Mr. Tuomi led the development of Equity Residential’s property management group through years of rapid growth and expansion while helping pioneer its industry-leading operational platform. Douglas R. Brien will be the President and COO of the Combined Company and is the co-founder of Waypoint Homes, one of the earliest institutional investors in the SFR sector, and has served as the CEO of SWAY since its founding. Mr. Brien formerly served as a principal of Redwood Capital Management Group, where he focused on the investment and management of multi-family real estate. Arik Prawer will be the CFO of the Combined Company and has over 20 years of real estate and finance experience, having been at CAH since its inception in March 2012, served as CAH’s co-president since March 2015 and CFO since December 2012 and run the West Coast real estate investment banking operation for Credit Suisse.

The Combined Company will have a majority independent Board, consisting of Barry Sternlicht, Thomas J. Barrack, Jr. six designees from CAH and four designees from SWAY. Each of SWAY and CAH was founded and led by real estate investment firms with a track record of success. Barry Sternlicht, the current chairman and CEO of Starwood Capital Group, and Thomas J. Barrack, Jr., the executive chairman of Colony Capital, will be co-chairmen of the Combined Company, providing significant leadership and real estate experience. As SWAY’s current chairman, a former chairman and CEO of Starwood Hotels & Resorts Worldwide, Inc., a Fortune 500 company, and current chairman and CEO of Starwood Capital Group, chairman and CEO of Starwood Property Trust and Chairman of TRI Pointe Homes, Inc., a builder of single-family homes, Mr. Sternlicht, brings a unique perspective on building a world class real estate operating business. Starwood Capital Group had approximately $45.3 billion of real estate-related assets under management as of June 30, 2015, and, as of June 30, 2015, Starwood Capital Group had invested over $1.8 billion of equity in land and home-related transactions and had participated in the development and financing of more than 50,000 home sites across the United States since its inception. Through Starwood Land Ventures, Starwood Capital Group has enhanced its local market expertise in residential assets, which Starwood Capital Group has used to identify target markets that it believes are attractive for the acquisition of SFR housing. In addition, as of June 30, 2015, Starwood Capital Group owned over 40,000 multi-family apartment units throughout the United States. Mr. Barrack founded Colony Capital in 1991, and since that time has led the investment of over $60 billion around the globe across a variety of real estate investment strategies. Colony Capital has an extensive track record of investing in and sponsoring public companies across a wide range of real estate related sectors, including First Republic Bank, Colony Financial, and William Lyon Homes. Since the 2008 financial crisis, Colony Capital has invested more than $13 billion of equity in real estate related investments, spanning single-family housing, homebuilding, real estate debt, multi-family real estate, and other commercial real estate assets. At present, Mr. Barrack is the executive chairman of Colony Capital, and he previously served as Deputy Undersecretary of the Department of the Interior.

Sophisticated Operating and Technology Platform

Management believes the Combined Company’s customized operating and technology platform, which will combine the best characteristics of the platforms of each of SWAY and CAH, will provide the Combined Company with a critical competitive advantage. The Combined Company’s technology platform will facilitate the management and oversight of its SFR assets in the most efficient and cost effective manner, leveraging the combined team’s experience implementing operating and technology platforms in both the multi-family and the SFR sector. Management expects that the Combined Company’s operating and technology platform will generate operational efficiencies that will facilitate growth of the Combined Company’s business while limiting additional costs and personnel.

The new operating and technology platform is expected to be a single platform that is able to:

•	Scale to easily manage tens of thousands of homes with little or no performance degradation.

•	Reduce costs and cycle time by automating the workflow of the entire resident and property lifecycles.

•	Provide efficient and superior customer and employee experiences, including heavy reliance on mobile-friendly interfaces and use of analytics to measure performance.

•	Harness the combined data of the two companies for increased business intelligence, underwriting and forecasting accuracy.

Modules of the combined operating and technology platform system will include:

•	Acquisitions, including the ability to quickly and accurately source homes from retail, auction, or bulk transactions.

•	Construction, with a custom mobile scoping application with SKU level integration to material suppliers.

•	Leasing, with sophisticated marketing syndication feeds, self-showing technology and paperless documents.

•	Property Management, with best in class revenue management tools, customer service management and monitoring, and integrated smart home technologies.

•	Repairs and Maintenance, including intelligent scheduling and dispatch functions as well as a custom mobile application for task and route optimization for field employees.

•	Dispositions, with the ability to strategically prune the portfolio to optimize returns.

•	Business Intelligence, with tools to provide operational visibility so that managers can quickly spot trends and identify problem areas.

Management believes that the Combined Company’s operating and technology platform will facilitate the implementation of best practices across the Combined Company and position the Combined Company as the operational leader in the SFR industry. In addition, by pursuing the Combined Company’s differentiated SFR portfolio strategy with a premier operating and technology platform, Management believes that the Combined Company will be positioned to generate consistent and strong shareholder returns over time.

Significant Expected Synergies as a Result of the Merger and the Internalization

As a result of the Merger and the Internalization, the Combined Company expects to realize significant synergies of $40 to $50 million on a normalized annual basis. These synergies are expected to arise from property level savings and savings related to the Internalization and general and administrative expenses (including savings related to a smaller workforce, information technology efficiencies, consolidation of office space and procurement of goods and services). The Combined Company expects to realize 80% of the total synergies in 2016 and 100% of the synergies in 2017. The Combined Company believes that the efficiencies and synergies associated with the Merger when coupled with the combined operating capabilities of the SWAY and CAH platforms will result in a strong margin profile and durable cash flows that support sustainable dividend growth.

Ability to Optimize Rents and Minimize Turnover through Institutionalized Active Property Management and Asset Management

Management believes a fundamental component to maximizing revenue and minimizing expenses is hands on property and asset management focused on optimizing rents and reducing vacancies and associated turnover costs. Although the Combined Company’s desirable homes and marketing strategy are expected to be critical to attracting new residents, Management believes its focus on active property management will drive consistent retention and strong rent renewal increases. The Combined Company’s internal property management and leasing team will focus on increasing revenues and reducing expenses by delivering a consistent product and industry leading customer service in a cost efficient manner. The Combined Company’s internal property management platform will have direct connectivity between in the field property managers and its corporate office, which is expected to allow for a streamlined and consistent approach to quickly and efficiently address resident requests and needs and enable the Combined Company to deliver consistently high resident satisfaction. Management believes the Combined Company’s property management platform will help keep the Combined Company’s homes leased and optimize rents upon renewal resulting in a sustainable increase to top line revenue and a reduction of vacancy and turnover expenses.

In addition, Management believes the Combined Company will have an industry leading asset management platform that maximizes revenue and controls costs by focusing on two primary functions:

•	Portfolio Optimization. Using proprietary analytical and performance tools, the Combined Company’s asset management team will actively review its portfolio and earmark non-performing properties for divestiture. This active approach to portfolio optimization is expected to not only provide an additional source of liquidity to be deployed in better performing assets, but also maximizes cash flows by reducing the number of properties that are not accretive to Core FFO. Over the course of the first 18 months following the closing of the Merger the Combined Company expects to divest and reinvest approximately 5% of its portfolio.

•	Performance Monitoring. Management expects to optimize operational performance and drive margin expansions through a data driven approach to performance management. Management expects that this analytical approach will allow the Combined Company to identify trends on an asset by asset and neighborhood by neighborhood basis, and implement strategies to reduce costs and optimize revenues.

Strong Rent Growth through Proprietary Revenue Management in High Growth SFR Markets

Management believes the Combined Company will drive SFR industry-leading organic revenue growth through the use of a proprietary revenue management system. Management expects that this institutionalized system will enable strong rent and renewal growth across the portfolio by implementing many of the revenue optimization strategies and practices from the multi-family sector. The compelling market fundamentals across the Combined Company Home Portfolio of attractive homes in high-growth markets further supports Management’s belief that it will have the ability to implement its rental pricing models in conjunction with active property and asset management to attain industry-leading rent growth while sustaining strong retention.

Each of SWAY and CAH underwent a portfolio stabilization process after acquiring a meaningful number of homes. Once stabilized, SWAY and CAH were able to use this portfolio strategy to generate substantial rental growth while maintaining and maximizing operational efficiency. During the three months ended June 30, 2015, the Combined Company Home Portfolio has generated average rental rate increases on lease renewals of 4.0%, well in excess of the public SFR portfolio industry average of 3.2% for that period. Management believes that the Combined Company is positioned to continue to generate outsized growth relative to its public SFR peers, particularly as the Combined Company integrates SWAY and CAH best practices to drive superior operational execution. The following table summarizes the Combined Company Home Portfolio experience on renewals and new leases for the three and six month periods ended June 30, 2015.

	Three Months Ended June 30, 2015		Six Months Ended June 30, 2015
	Leases	Rent Growth	Leases	Rent Growth
CAH(1)
Renewals	2,155	4.5%	3,950	4.1%
Replacement	1,818	4.6%	3,525	3.3%

Total/Blended	3,973	4.5%	7,475	3.7%
SWAY(2)
Renewals(3)	1,347	2.8%	2,249	2.6%
Replacement	634	3.6%	1,177	2.3%

Total/Blended	1,981	3.0%	3,426	2.6%
Combined Company(4)
Renewals(3)	3,502	3.8%	6,199	3.5%
Replacement	2,452	4.3%	4,702	3.0%

Total/Blended	5,954	4.0%	10,901	3.3%

(1)	Excludes 231 homes CAH did not intend to hold for the long term as of June 30, 2015.
(2)	Excludes 1,205 SWAY did not intend to hold for the long term as of June 30, 2015.
(3)	Renewal rent growth includes rent growth from renewals and escalation clauses on multi-year leases.
(4)	Excludes 1,436 homes that were not intended to be held for the long term as of June 30, 2015.

Balance Sheet Positioned to Provide Stability and Liquidity

Through June 30, 2015, SWAY and CAH had successfully raised an aggregate of over $8.0 billion of equity and debt capital through their broad relationships with institutional investors, retail distribution networks and financial institutions. The Combined Company is expected to have access to a variety of sources of capital including a $             billion revolving credit facility, $236 million of cash on hand on a pro forma basis as of June 30, 2015 and access to capital markets. The Merger is structured as an all-equity transaction, and Management believes that the Combined Company will have improved credit metrics. In addition, Management believes the Combined Company NPL Portfolio, which has a BPO value of nearly $800 million as of June 30, 2015, and its active portfolio optimization strategy are potential captive sources of internal equity funding, which decrease the Combined Company’s need for external equity capital.

Proven Multi-Channel Sourcing and Underwriting Capabilities

Management expects to acquire homes in the Combined Company’s target markets through a variety of acquisition channels, including foreclosure auctions, online auctions, brokers, short sales, bulk purchases from institutions or investor groups and government sponsored entities. Management expects to use a multi-market and multi-channel investment strategy to provide flexibility in deploying capital and to diversify the Combined Company Home Portfolio, mitigate risk and avoid overexposure to any single market.

The Combined Company will have, a portfolio strategy characterized by acquiring and operating higher price point homes within infill markets of high-growth markets. Management believes that the Combined Company Home Portfolio’s infill submarket focus has resulted in a SFR portfolio with close proximity between assets, with concentrations in key submarkets within Management’s targeted markets. The Combined Company Home Portfolio is characterized by higher price point submarkets with family friendly three bedroom, two bathroom configurations, proximity to transportation corridors and employment centers and highly rated school districts. Over time, Management believes this portfolio strategy will generate a sustainably higher growth rate and consistent performance relative to peers.

Growth Strategies of the Combined Company

The Combined Company is focused on continuing to build its leading SFR home platform with the objective of generating attractive risk-adjusted returns for its shareholders through dividends and capital appreciation. Growth in the existing portfolio is focused on maximizing operating cash flow and margin improvement by maximizing the efficiency of the operating platform and brand awareness to drive sustained high occupancy levels while growing rental rates and managing operating expenses. External growth is expected to be driven by continuing to scale the business via single asset purchases, portfolio acquisitions and SFR sector consolidation that increase the density of the Combined Company in target markets featuring strong fundamental rental economics and capital appreciation potential. The overall growth strategy is intended to optimize the deployment of capital while enhancing overall portfolio performance. Key elements of the Combined Company’s growth strategy include:

•	Maximizing Operating Cash Flow Through Proactive Asset and Property Management

•	Continuing to Scale the Combined Company’s Business through Organic Growth and Consolidation

•	Expanding and Optimizing the Combined Company’s Portfolio through Acquisitions and Selective Dispositions

•	Enhancing Brand Awareness through Continued Investment in Technology and Resident Experience

•	Strategically Pursuing Ancillary Business Opportunities

Management

The following table sets forth certain information concerning the individuals who will serve as the members of the Board and the Combined Company’s executive officers.

Name	Age	Position(s)
Barry S. Sternlicht	54	Co-Chairman of the Board
Thomas J. Barrack, Jr.	67	Co-Chairman of the Board
		Trustee
		Trustee
		Trustee
		Trustee
		Trustee
		Trustee
		Trustee
		Trustee
		Trustee
		Trustee
Frederick C. Tuomi	60	CEO
Douglas R. Brien	44	President and COO
Arik Prawer	49	CFO

Biographical Summaries of Trustees and Executive Officers

The following individuals will serve as the members of the Board or the Combined Company’s executive officers:

Barry S. Sternlicht will serve as one of the Co-Chairmen of the Board of the Combined Company. Mr. Sternlicht has been the chairman of the Board since 2012 and has been the president and CEO of Starwood Capital Group, a privately-held global investment firm and an affiliate of SWAY, since its formation in 1991. He is also the chairman of the board of directors of the Manager and will continue to serve in this role until the closing of the Internalization and the Merger. He is also the chairman and CEO of Starwood Capital Group Management, L.L.C., a registered investment advisor and an affiliate of SWAY, and the chairman and CEO of Starwood Property Trust, Inc. (NYSE: STWD). Over the past 24 years, Mr. Sternlicht has structured investment transactions with an aggregate asset value of approximately $65 billion. From 1995 to 2005, he was the chairman and CEO of Starwood Hotels & Resorts Worldwide, Inc., a NYSE-listed hotel and leisure company that he founded. Mr. Sternlicht is the chairman of the board of TRI Pointe Homes, Inc. and Baccarat S.A., a crystal maker. He also serves on the board of directors of The Estée Lauder Companies, A.S. Roma and the Real Estate Roundtable and previously served on the board of directors of Restoration Hardware. Mr. Sternlicht is a trustee of Brown University. Additionally, he serves on the boards of The Robin Hood Foundation (of which he is the former chairman), the Dreamland Film & Performing Arts Center and the executive advisory board of Americans for the Arts. He is a member of the World Presidents Organization and the Urban Land Institute. Mr. Sternlicht received a B.A. degree, magna cum laude, with honors from Brown University. He later earned a M.B.A. with distinction from Harvard Business School. Mr. Sternlicht’s extensive experience in both the real estate markets and as a senior executive and director of other publicly traded corporations enables him to provide the Board with leadership and financial expertise as well as insight into the current status of the global financial markets.

Thomas J. Barrack, Jr. will serve as one of the Co-Chairmen of the Board of the Combined Company. Mr. Barrack has served as the chairman of CAH’s board of directors since July 2012 and will continue to serve in this role until the closing of the Internalization and the Merger. Mr. Barrack served as the chairman of CAH’s former manager from September 2012 (having previously served as CAH’s former manager’s CEO since July 2012) until it was internalized. Mr. Barrack has also served as CAH’s CEO since July 2012 and will continue to serve in this role until the closing of the Internalization and the Merger. Mr. Barrack is also the founder and executive chairman of Colony Capital, a leading global real estate and investment management firm headquartered in Los Angeles, California, where he has led the investment of over $60 billion around the globe. Mr. Barrack oversees a global organization operating in 14 offices in 10 countries. Prior to founding Colony Capital, LLC, where Mr. Barrack has worked since its formation in 1991, Mr. Barrack was a principal with the Robert M. Bass Group, the principal investment vehicle of the Fort Worth, Texas investor Robert M. Bass. Prior to joining the Robert M. Bass Group, Mr. Barrack also served in the Reagan administration as Deputy Undersecretary of the Department of the Interior. Since January 2014, Mr. Barrack has served on the board of directors of Carrefour S.A., a French multinational retailer and the second largest retailer in the world. Since June 2010, Mr. Barrack has served on the board of directors of First Republic Bank, a full service bank and wealth management firm. Mr. Barrack served on the public board of Challenger Financial Services Group Limited, a diversified financial services organization listed on the Australian Securities Exchange from November 2007 to October 2010. From August 1994 to September 2007, Mr. Barrack served on the board of Continental Airlines, Inc., one of the largest passenger airlines in the United States, including as a member of its Corporate Governance Committee, Executive Committee and HR Committee. Mr. Barrack received a B.A. from the University of Southern California. He attended law school at the University of San Diego and the University of Southern California, where he was an editor of the law review, and received a J.D. in 1972 from the University of San Diego. Mr. Barrack is a Trustee at the University of Southern California. Mr. Barrack has a long track record of success in managing and investing commercial mortgage loans and other commercial real estate and real estate-related investments, including performing, sub-performing and non-performing loan portfolios and real estate owned properties, through a variety of credit cycles and market conditions. Mr. Barrack’s extensive investment experience in SFR assets will be key to the Board’s oversight of the Combined Company’s investment strategy and management of its investment portfolio. Mr. Barrack’s prior service as Deputy Undersecretary of the Department of the Interior also will provide a unique government perspective to the Board.

Frederick C. Tuomi will serve as the CEO of the Combined Company. Mr. Tuomi has served as CAH’s co-president since March 2015 and COO since July 2013 and will continue to serve in this role until the closing of the Internalization and the Merger. He is responsible for setting CAH’s strategic direction and leading the operations of CAH’s SFR operations including construction/renovations, marketing, leasing, property management, asset management, human resources and information technology. Prior to joining CAH, Mr. Tuomi was executive vice president and president—property management for Equity Residential which he joined in 1994. He led the development of Equity Residential’s property management group through years of rapid growth and expansion to become the largest multi-family REIT in the United States, while helping to pioneer its leading operational platform. Prior to Equity Residential, he was President of Residential Asset Management Group, a subsidiary of Post Properties. Throughout his 35 year career, he has served on numerous multi-family industry boards and executive committees, including the National Multi-Housing Council, California Housing Council, California Apartment Association and the USC Lusk Center for Real Estate. Since September 2014, Mr. Tuomi also serves as a director of Tejon Ranch Co. (NYSE: TRC), a diversified real estate development and agribusiness company. Mr. Tuomi serves on the board of directors and as treasurer of the National Rental Housing Council. Mr. Tuomi is a graduate of Georgia State University, with degrees in Business Information Systems and a Masters in Business Administration.

Douglas R. Brien will serve as the President and COO of the Combined Company. Mr. Brien has been a member of the Board since March 2015 and SWAY’s CEO since January 2014 and will continue to serve in these roles until the closing of the Internalization and the Merger. He is also the CEO and a director of the Manager and will continue to serve in these roles until the closing of the Internalization and the Merger. Mr. Brien is a co-founder of the Waypoint Manager and has served as one of its managing directors since its founding in 2009. He has been an active real estate investor since 1997. Prior to founding the Waypoint Manager, Mr. Brien served as a principal of Redwood Capital Management Group, where he raised capital and managed out-of-state multi-family units. From 1994 to 2005, Mr. Brien was a place-kicker in the National Football League. He played for the Super Bowl Champion San Francisco 49ers in 1994. Mr. Brien was elected team captain and NFLPA Player Representative by his teammates on the New Orleans Saints. Mr. Brien has founded and operated a number of non-profit enterprises including Kick for Kids’ Sake and The Leo Brien Foundation. Mr. Brien was recently selected as one of the “Top 100 Most Innovative Entrepreneurs” by Goldman Sachs, and, in 2014, he received the Ernst & Young Entrepreneur of the Year Award. Mr. Brien received a B.A. in political economies of industrial societies from the University of California, Berkeley and a M.B.A. from Tulane University. Mr. Brien also completed the Wharton Sports Business Initiative Program in Entrepreneurial Management at the University of Pennsylvania. In 2014, Mr. Brien was appointed, and currently serves, as a member of the U.S. Olympic Ethics committee. Mr. Brien brings to the Board extensive expertise in the single-family home real estate sector and familiarity with real estate markets.

Arik Prawer will serve as the CFO of the Combined Company. Mr. Prawer has been at CAH since its inception in March 2012 and has served as CAH’s co-president since March 2015 and CFO since December 2012. He will continue to serve in these roles until the closing of the Internalization and the Merger. Mr. Prawer is responsible for setting CAH’s strategic direction and for all of CAH’s financial and treasury functions. Prior to being appointed CFO of CAH’s, Mr. Prawer devoted his efforts to acquisitions, developing third-party affiliate partner relationships and capital markets activities. Prior to joining CAH in 2012, Mr. Prawer spent 12 years at Credit Suisse Securities, LLC where he led the West Coast Real Estate investment banking practice focusing on capital formation and mergers and acquisitions for public and private real estate companies. Mr. Prawer also has nine years of private equity and corporate experience in the real estate and energy sectors. Mr. Prawer received an M.B.A. from The Wharton School, University of Pennsylvania and a B.S.E. in Finance and a B.A. in History from the University of Pennsylvania.

PROPOSAL 1: THE INTERNALIZATION PROPOSAL

General

SWAY is asking its shareholders to approve the Internalization in the exchange for the issuance to Starwood Capital Group of 6,400,000 OP Units and certain post-closing asset-based adjustments, pursuant to the Contribution Agreement, which such proposal SWAY refers to as the Internalization Proposal. For a detailed discussion of the terms and conditions of the Internalization and the Contribution Agreement, see “—The Internalization” and “—Description of the Contribution Agreement.” As discussed in the section entitled “—The Internalization—Reasons for the Internalization,” after careful consideration, the approval by the Board of the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement was unanimously recommended by the Internalization Special Committee consisting of three disinterested, independent trustees of SWAY, which retained its own legal and financial advisors. Upon recommendation by the Internalization Special Committee, the Board approved the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement, with all independent trustees voting unanimously while SWAY’s non-independent trustees abstained from the vote. The approval by the shareholders of the Internalization Proposal is a condition precedent to the closing of the Internalization and the Merger.

Vote Required

The Internalization Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on such proposal, other than the votes of shares held by Starwood Capital Group and its affiliates, assuming a quorum is present. If you “Abstain” from voting, it will have no effect on the Internalization Proposal under Maryland law. However, if you “Abstain” from voting, it will have the same effect as an “Against” vote on the Internalization Proposal under the NYSE rules. Failures to vote, including broker non-votes, will have no effect on the Internalization Proposal.

Pursuant to SWAY’s Bylaws and applicable Maryland law, contracts or other transactions in which trustees have a material financial interest are not void or voidable solely because of such fact if, among other things, a majority of a company’s disinterested trustees approve or ratify such transaction, the majority of a company’s shareholders approve or ratify such transaction (excluding the votes of shares owned by interested trustees or corporations) or the contract or transaction is otherwise fair and reasonable to the corporation. The approval by the Board of the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement was unanimously recommended by the Internalization Special Committee consisting of three disinterested, independent trustees of SWAY, which retained its own legal and financial advisors. Upon recommendation by the Internalization Special Committee, the Board approved the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement. Because the Internalization involves a transaction in which some of SWAY’s trustees and officers have a material financial interest, the Board has determined that it wishes to solicit shareholder approval of the Internalization in addition to the approval of its disinterested trustees. SWAY’s interested trustees, officers and their affiliates own approximately 2.5% of the outstanding Common Shares as of September 30, 2015.

Because the OP Units to be issued to “related parties” in the Internalization will be redeemable for cash or, at SWAY’s option, Common Shares, which in the aggregate would total more than 1% of SWAY’s outstanding Common Shares, Section 312.03(b) of the NYSE Manual requires the approval by a majority of votes cast on the Internalization at the Special Meeting, assuming that a quorum is present. If such approval is not received, then the Internalization will not be completed. Accordingly, the results of the vote will be analyzed for compliance with the NYSE voting requirements.

Recommendation of the Board

After the unanimous recommendation of the Internalization Special Committee, the Board (excluding Messrs. Sternlicht, Brien and Sossen who have material financial interests in the Internalization and,

accordingly, have abstained from joining in the Board’s recommendation) unanimously recommends that you vote “FOR” the Internalization Proposal.

The Internalization

The following is a description of the material aspects of the Internalization. While SWAY believes that the following description covers the material terms of the Internalization, the description may not contain all of the information that may be important to you. You should read this proxy statement carefully and in its entirety, including the Contribution Agreement attached to this proxy statement as Annex A and incorporated herein by reference, for a more complete understanding of the Internalization.

Reasons for the Internalization

SWAY’s relationship with the Manager has been instrumental to the successful operation of SWAY since its spin-off from SPT as a publicly traded REIT in January 2014. The Manager is engaged in the acquisition, renovation, management and leasing of SWAY’s portfolio of SFR homes. In building and managing this portfolio, the Manager developed a network of vendors, service providers and third-party property managers along with institutional knowledge related to the acquisition and management of SFR homes. On the date of SWAY’s spin-off, the Manager acquired the Waypoint platform, which is an advanced, technology driven operating platform that provides the backbone for deal sourcing, property underwriting, acquisitions, renovations, marketing and leasing, repairs and maintenance, portfolio reporting and property management of homes.

As a result of the Merger, SWAY believes that the scale of the Combined Company will be sufficient to internalize the functions of the Manager efficiently. Upon the closing of the Merger, the Combined Company will own over 30,000 homes and have a combined asset value of approximately $7.7 billion. SWAY believes that an internalized management team and employee base that are dedicated to operations of the Combined Company will allow the Combined Company to operate more efficiently and productively.

In addition, because CAH is internally managed, internalizing the Manager will facilitate the closing of the Merger and a more efficient integration of the CAH personnel, business and platform. In the course of discussions concerning a combination, SWAY and CAH quickly realized that it did not make sense to have a partially externally managed and partially internally managed REIT, and the parties focused on internalizing the Manager as a key component of the Merger.

SWAY believes that the Internalization and the Merger will enable the Combined Company to internalize the systems, personnel and management of the Manager with compelling benefits to the Combined Company and the Combined Company’s shareholders through reduced expenses in the combined general and administrative and management fee expense categories, improved cash flow and a simplified corporate structure.

Following the Internalization and the Merger (each of which is conditioned upon the occurrence of the other), the Combined Company will own all material assets and intellectual property rights of the Manager currently used in the conduct of SWAY’s business. Following the Internalization and the Merger, the Combined Company will be managed by certain of the officers and employees who currently manage SWAY’s business through the Manager and certain of the current officers and employees of CAH. The net effect is that, following the Internalization and the Merger, the Combined Company will have the benefit of being internally managed by both (1) officers and employees who currently manage SWAY’s business and who have industry expertise, management capabilities and a unique knowledge of SWAY’s assets and business strategies and (2) officers of employees who currently manage CAH’s business and who have industry expertise, management capabilities and a unique knowledge of CAH’s assets and business strategies. In addition, SWAY believes that the Combined Company will combine the best aspects of SWAY’s and CAH’s sophisticated proprietary technology platforms and retain the best employees from each company.

One important benefit of the Internalization is the elimination of the management fee expense, which SWAY expects to result in improved cash flow and Core FFO per share. For the calendar year ended December 31, 2014, SWAY incurred approximately $16.1 million in base management fees. In the six months ended June 30, 2015, SWAY incurred approximately $9.7 million in base management fees. The Internalization will eliminate these management fees. At the same time, SWAY expects that general and administrative costs will increase as the Combined Company becomes responsible for additional costs that are currently borne by the Manager (such as the compensation of the CEO). Excluding any one-time expenses related to the Internalization and the Merger, SWAY estimates that the Combined Company’s expenses would increase annually in an amount between $1.5 million to $2.5 million as a result of the Internalization. Thus, the elimination of the base management fees would more than offset any increase in general and administrative costs related to the Internalization on a going forward basis and would make the Internalization accretive over time to net income and Core FFO as the net savings will more than offset the issuance of OP Units. The Combined Company’s estimated increase in general and administrative expenses from the Internalization contains many assumptions, including assumptions related to the compensation of employees of the Manager that the Combined Company plans to hire in the transaction. These employees include SWAY’s CEO and COO for whom the compensation committee has not yet determined post-Internalization and post-Merger compensation. If the compensation of these individuals differs markedly from SWAY’s assumptions, the accretive impact of the Internalization could be negatively or positively impacted.

The Internalization will also simplify the Combined Company’s organizational structure in a way that may assist the Combined Company in attracting new investors. Certain institutional investors have a notable preference for internally managed REITs given the perception that externally managed REITs have higher overall expenses and are more susceptible to conflicts of interest that might negatively impact shareholder interests. Thus, the Internalization may positively impact efforts to diversify the Combined Company’s shareholder base, although no assurances can be given that such a result will occur.

Background of the Manager

At the time of SWAY’s spin-off from SPT in January 2014, SWAY chose to be externally managed given the previous success of Starwood Capital Group in launching and managing externally managed investment vehicles and because SWAY sought to leverage the resources, experience and expertise of Starwood Capital Group and the Waypoint platform in the early days of its development.

The Manager is party to two management agreements: (1) the Management Agreement, pursuant to which it provides advisory, property management and other services to SWAY, as its external manager; and (2) a Management and Reimbursement Agreement dated as of January 31, 2014 with Waypoint Real Estate Group Holdco, LLC (“WREG”), pursuant to which it provides advisory, property management and other services on behalf of WREG to several investment funds that own SFR housing (the “Legacy Management Agreement”). The Manager’s business consists of its activities under these two management agreements. The Manager has also entered into an investment advisory agreement with Starwood Capital Group Management, L.L.C. on behalf of SWAY.

Management Agreement

Under the Management Agreement, the Manager administers SWAY’s business and growth strategies and performs certain services for SWAY, subject to oversight by the Board. The Manager is responsible for, among other duties:

•	identifying homes and distressed and non-performing residential mortgage loans for acquisition;

•	conducting negotiations on SWAY’s behalf with respect to prospective purchases;

•	supervising its employees with respect to the conversion of SWAY’s acquisitions into rental homes and the subsequent renovation, leasing, maintenance and other property management of SWAY’s rental homes;

•	arranging financing for SWAY’s acquisitions and activities related thereto; and

•	providing SWAY with investment advisory services.

In addition, the Manager has an investment committee that oversees compliance with SWAY’s investment policies, business and growth strategies and financing strategy.

Term and Termination. The initial term of the Management Agreement ends on January 31, 2017, with automatic one-year renewal terms. SWAY’s independent trustees review the Manager’s performance annually, and, following the initial term or any automatic renewal term, the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of SWAY’s independent trustees based upon: (1) the Manager’s unsatisfactory performance that is materially detrimental to SWAY; or (2) SWAY’s determination that the management fees payable to the Manager are unfair, subject to the Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of SWAY’s independent trustees. SWAY will provide the Manager with 180 days’ prior written notice of such a termination. Unless terminated for cause, the Manager will be paid a termination payment equal to three times the annualized base management fee, based on the management fee paid in the most recently completed eight fiscal quarters before the date of termination. SWAY may also terminate the Management Agreement at any time, including during the initial term, for cause without payment of any termination payment. During the initial three-year term of the Management Agreement, SWAY may not terminate the Management Agreement except for cause. The Manager may decline to renew the Management Agreement by providing SWAY with 180 days prior written notice, in which case SWAY would not be required to pay a termination payment. The Manager is entitled to a termination payment upon termination of the Management Agreement by SWAY without cause or termination by the Manager if SWAY materially breaches the Management Agreement.

Management Fees and Expense Reimbursements. SWAY pays the Manager a base management fee calculated and payable quarterly in arrears in cash in an amount equal to one-fourth of 1.5% of the daily average of SWAY’s adjusted equity market capitalization for the preceding quarter. For purposes of calculating the management fee, SWAY’s adjusted equity market capitalization means: (1) the average daily closing price per Common Share during the relevant period, multiplied by (2) (a) the average number of Common Shares and securities convertible into Common Shares issued and outstanding during the relevant period, plus (b) the maximum number of Common Shares issuable pursuant to outstanding rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares that are in the money on such date, or the common share equivalents, minus (3) the aggregate consideration payable to SWAY on the applicable date upon the redemption, exercise, conversion and/or exchange of any common share equivalents, plus (x) the average daily closing price per SWAY’s preferred share during the relevant period, multiplied by (y) average number of SWAY’s preferred shares issued and outstanding during the relevant period.

SWAY is required to reimburse the Manager for certain expenses incurred by the Manager on SWAY’s behalf or otherwise in connection with the operation of SWAY’s business, including SWAY’s allocable share of compensation paid to certain of the Manager’s officers and employees. In addition, pursuant to the terms of the Management Agreement, SWAY is required to reimburse the Manager for the cost of legal, tax, consulting, auditing and other similar services rendered for SWAY by the Manager’s personnel, provided that such costs are no greater than those that would be payable if the services were provided by an independent third party. The expense reimbursement is not subject to any dollar limitations.

Upon the closing of the Internalization and the Management, the Combined Company will no longer be externally managed.

Legacy Management Agreement

Under the Legacy Management Agreement, the Manager provides services to DC Real Estate Group LLC, DC Real Estate Fund II, LP, Wiel Brien Fund III, LP, Wiel Brien IV, LP, Wiel Brien IV-A, LP, Wiel Brien SCFF

Fund I, LP, Waypoint Fund I, LP, Waypoint Fund I-A, LP, Waypoint Fund II-A, LP, Waypoint/GI Venture LLC, Waypoint Fund XI, LLC and Enterprise Waypoint Fund I, LP (collectively, the “Legacy Funds”); as agent for WREG, which is the designated manager for those entities. The Manager is responsible for, among other duties:

•	preparing business plans and budgets as reasonably requested by WREG;

•	preparing (either directly or through legal counsel) all legal documentation, including purchase and sale contracts, leases and all other necessary or appropriate documents and instruments relating to properties for the Legacy Funds;

•	handling and paying all real and personal property taxes and assessments,

•	engaging and paying personnel and consultants, including brokers and marketing and leasing agents, property managers, engineers, architects, general contractors, material suppliers, consultants, attorneys, accountants, title companies and escrow companies for the Legacy Funds and directly supervising and coordinating the services of such personnel in connection with the renovation, improvement, operation, repair and maintenance of the properties, and pay all bills, expenses and expenditures and discharge all costs, expenses, liabilities and obligations on behalf of the Legacy Funds;

•	depositing all receipts (including, but not limited to, all rents, fees and security deposits) from the operation and management of the properties into the appropriate bank accounts as specified in writing from time to time by WREG;

•	procuring and maintaining insurance for the Legacy Funds and the properties, as directed from time to time by WREG;

•	causing the properties to be reasonably maintained and repaired in accordance with the requirements of the leases and applicable law; and

•	providing such other services as are reasonably necessary for the conduct of the business of the Legacy Funds as reasonably requested by WREG from time to time.

Term and Termination. The Legacy Management Agreement terminates, as to a Legacy Fund, when that fund is no longer in existence, and entirely when all of the Waypoint Legacy Funds are no longer in existence. The Legacy Management Agreement can be terminated earlier by (1) mutual agreement of the parties, (2) WREG, as to each and any Legacy Fund, upon 60 days’ notice to the Manager and the agreement of WREG and the terminated Fund to pay certain costs associated with that termination, (3) a nondefaulting party in the event that the other party has failed to perform, or has breached, a material obligation set forth in the Legacy Management Agreement and has failed to cure the same after thirty days written notice given by the nondefaulting Party and (4) a party in the event of certain insolvency or bankruptcy events affecting the other party.

Expense Reimbursements. The Legacy Funds are required to reimburse the Manager for all costs incurred by the Manager in performing services under the Legacy Management Agreements. Those costs include expenses directly attributable to those services and an allocated share of compensation paid to certain of the Manager’s officers and employees. The Manager does not receive any separate management fees for its services under the Legacy Management Agreement.

Investment Advisory Agreement

The Manager, acting on SWAY’s behalf, entered into an investment advisory agreement with Starwood Capital Group Management, L.L.C., which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Pursuant to this agreement, through the Manager, SWAY is provided with access to, among other things, Starwood Capital Group Management, L.L.C.’s investment advice regarding securities investments and Starwood Capital Group’s portfolio management, asset valuation, risk management and asset management services, as well as administration services addressing legal, compliance, investor relations and information technologies necessary for SWAY’s operations, in exchange for a fee representing the Manager’s allocable cost for these services. All securities investment management services and advice with respect to SWAY’s portfolio are made by the registered investment adviser, Starwood Capital Group Management, L.L.C. The Manager does not provide any investment management services or investment advice to SWAY with respect to securities. The fee paid by the Manager pursuant to this agreement does not constitute a reimbursable expense under the Management Agreement.

Upon the closing of the Internalization, the investment advisory agreement between the Manager and Starwood Capital Group Management, L.L.C. will be terminated.

Proceedings of the Internalization Special Committee and the Board

The Internalization Special Committee consists of Michael D. Fascitelli, chair of the Internalization Special Committee, Jeffrey E. Kelter and Stephen H. Simon. None of the members of the Internalization Special Committee is an officer or employee of SWAY, the Manager or any of the Manager’s affiliates and none has an ownership or other economic interest, direct or indirect, in the Manager.

The Internalization Special Committee was formally constituted by resolutions adopted by the Board on July 22, 2015, pursuant to which the Board delegated to the Internalization Special Committee the full power and authority of the Board with respect to the evaluation of and actions with respect to the proposed internalization, including the authority to negotiate and recommend to the full Board rejection or acceptance of any process, proposal, offer, inquiry or agreement relating to the proposed internalization.

Also on July 22, 2015, the Board met to receive a presentation from representatives of the Manager regarding a potential combination with CAH in which the Manager, including SWAY’s management, would be internalized. The presentation included a high level discussion of CAH; a discussion of an exchange ratio based upon the relative NAVs of SWAY and CAH; a proposed internalization of the Manager; an overview of the basic, non-binding terms of a potential business combination; and an illustrative timeline of a possible transaction. The non-binding, indicative terms of a potential business combination contemplated, among other things, a combination of the companies via merger; an internalization of the Manager; the potential pro forma share ownership, subject to further discussions and confirmatory diligence on asset values, of each of the Manager, SWAY’s existing shareholders and CAH’s equityholders in the Combined Company as a result of a potential transaction; an outline of the board structure of the Combined Company; and a nine-month transfer restriction on shares to be received by CAH equityholders and shares or OP Units received in an internalization of the Manager. The non-binding, indicative terms of a potential internalization included, among other things, a reference to an illustrative value of $180 million to be paid in consideration of a contribution of the outstanding equity of the Manager by Starwood Capital Group to the Operating Partnership; the understanding that any internalization would be made contingent upon the closing of the potential merger and vice versa; and the understanding that any internalization would be conditioned upon approval by a special committee of the Board. After considering the potential terms presented to it, the Board authorized proceeding with further discussions with respect to a potential business combination, and authorized SWAY to enter into an exclusivity agreement with CAH that provided for a period for exclusive negotiations between the parties ending October 31, 2015. In light of the existing relationships among the Manager, SWAY’s management and certain members of the Board, the Board determined that it would be in the best interests of SWAY to form the Internalization Special Committee, consisting exclusively of independent and disinterested members of the Board, to consider the internalization proposal and to make a recommendation to the Board. The Board also authorized the Internalization Special Committee to retain its own legal and financial advisors. The Board appointed Messrs. Fascitelli, Kelter and Simon, each of whom the Board confirmed was not affiliated with, and was independent from, Starwood Capital Group, to the Internalization Special Committee.

On July 31, 2015, the Internalization Special Committee met to discuss next steps with respect to the potential internalization. Among other things, the Internalization Special Committee discussed the engagement of advisors and agreed upon a number of potential legal and financial advisors, including Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) and Wells Fargo Securities. The Internalization Special Committee authorized Mr. Fascitelli to approach such advisors to discuss their possible engagement. Also on July 31, 2015, Mr. Fascitelli discussed the proposed internalization and Merger with Thomas M. Bowers, Managing Director at Starwood Capital Group, the owner of the Manager.

On August 21, 2015, Mr. Bowers sent Mr. Fascitelli a draft of the proposed Contribution Agreement that had been prepared by Sidley Austin LLP, legal counsel to Starwood Capital Group in connection with the proposed internalization.

On August 27, 2015, the Internalization Special Committee met telephonically to discuss the proposed internalization. Also present at the meeting were Wachtell Lipton and Wells Fargo Securities, each of which had been engaged as legal and financial advisors, respectively, to the Internalization Special Committee to assist the Internalization Special Committee in connection with the proposed internalization based on their qualifications, reputation and experience generally and particularly in the real estate industry and, in the case of Wells Fargo Securities, its familiarity with SWAY and its business. The Internalization Special Committee and its legal and financial advisors discussed the proposed internalization, including the proper approach to evaluating the value of the equity component of the consideration that was proposed to be paid as consideration to Starwood Capital Group in the proposed internalization.

Between August 27, 2015 and September 19, 2015, representatives of the Internalization Special Committee’s legal and financial advisors received and reviewed relevant information relating to the Manager, the proposed internalization and related matters.

During this period, Mr. Fascitelli met telephonically with Mr. Bowers to discuss the proposed terms of the Internalization.

On August 29, 2015, Mr. Fascitelli spoke to Mr. Sternlicht, in his role as Chairman and CEO of Starwood Capital Group, regarding the fair consideration for SWAY’s purchase of the Manager. Mr. Fascitelli noted that the non-binding, indicative term sheet included reference to a value of $180 million for the Manager. Mr. Sternlicht noted that the consideration specified in the term sheet was a placeholder to be used for modeling purposes, and that it was understood that the consideration to be paid in the Internalization would ultimately need to be negotiated with the Internalization Special Committee. Mr. Sternlicht expressed Starwood Capital Group’s view that the value of the Manager was close to 7.2 million OP Units, which equated to approximately $180 million at a price of $25.00 per SWAY share or $240 million based on a SWAY NAV of $33.04 per share.

On September 3, 2015, the Internalization Special Committee met telephonically to discuss the status of the negotiations with Starwood Capital Group regarding the proposed internalization. Representatives of Wells Fargo Securities and Wachtell Lipton also attended the meeting. Mr. Fascitelli updated the Internalization Special Committee on his discussions with Mr. Bowers and Mr. Sternlicht, and advised the Internalization Special Committee that Starwood Capital Group intended to send a formal proposal regarding proposed terms for the Internalization the following day. The Internalization Special Committee determined that it would respond after it had an opportunity to review the proposal with the assistance of its legal and financial advisors.

Following the Internalization Special Committee meeting, Mr. Bowers sent a letter to Mr. Fascitelli describing the terms of the proposed internalization. The letter noted that, although the non-binding, indicative term sheet had contained an assumption that the Manager would be internalized at a value of $180 million, the amount was not intended to be a proposal to the Internalization Special Committee but rather a pre-diligence evaluation that SWAY and CAH would use for negotiating purposes. The letter described Starwood Capital Group’s approach to the Manager’s valuation and noted that Starwood Capital Group believed that the appropriate value for the Manager was approximately 7.2 million OP Units, which equated to approximately $180 million at a price of $25.00 per SWAY share or $240 million based on SWAY’s estimated NAV of $33.04 per share.

On September 4, 2015, Mr. Fascitelli spoke with Mr. Bowers to discuss the letter and Starwood Capital Group’s approach to valuing the Manager.

On September 8, 2015, the Internalization Special Committee met to discuss Starwood Capital Group’s proposal and the ongoing negotiations with Starwood Capital Group regarding the Internalization, including the proper approach to evaluating the equity component of the consideration to be paid to Starwood Capital Group in the Internalization. Representatives of Wells Fargo Securities and Wachtell Lipton also attended the meeting. The Internalization Special Committee determined to request Wells Fargo Securities’ assistance in connection with the Internalization Special Committee’s consideration of a counter-proposal to Starwood Capital Group’s proposal.

On September 9, 2015, at the direction of the Internalization Special Committee, representatives of Wells Fargo Securities discussed with several representatives of Starwood Capital Group, including Mr. Bowers, the post-closing net asset adjustment that had been proposed by Starwood Capital Group. Later that day, Mr. Fascitelli spoke with each of Mr. Sternlicht and Mr. Bowers to discuss the Internalization. Also that day, representatives of Wachtell Lipton delivered a revised draft of the Contribution Agreement to representatives of Sidley Austin LLP.

On September 10, 2015, Mr. Fascitelli, Mr. Sternlicht and Mr. Bowers continued discussions relating to the consideration proposed to be paid for the Manager. Also that day, representatives of Sidley Austin LLP delivered a revised draft of the Contribution Agreement to representatives of Wachtell Lipton. Key legal issues being negotiated by the parties and their respective legal advisors included the representations and warranties relating to the Manager and Starwood Capital Group’s indemnification and non-competition obligations after the closing of the transactions.

On September 11, 2015, the Internalization Special Committee presented Mr. Bowers and Mr. Sternlicht with a counter-proposal for the consideration to be paid to Starwood Capital Group in an amount equal to 6.1 million OP Units. Following delivery of the counter-proposal, Mr. Fascitelli, together with representatives of Wells Fargo Securities, had a telephone conversation with Mr. Bowers to explain the way in which the Internalization Special Committee had arrived at its counter-proposal, including the assumptions made regarding the value of the Manager. Mr. Bowers conveyed Starwood Capital Group’s request that the consideration include $12.5 million in cash, with the remainder in OP Units.

On September 12, 2015, Mr. Bowers communicated to the Internalization Special Committee Starwood Capital Group’s views regarding the differences between the Internalization Special Committee’s and Starwood Capital Group’s valuations of the Manager, and noted that Starwood Capital Group’s calculations justified a valuation of not less than 6.8 million OP Units for the Manager. Also on September 12, 2015, representatives of Wachtell Lipton delivered a revised draft of the Contribution Agreement to representatives of Sidley Austin LLP, after which the legal advisors discussed the changes to the Contribution Agreement.

On September 14, 2015, the Internalization Special Committee met telephonically to review the status of negotiations with Starwood Capital Group regarding the Internalization. Representatives of Wells Fargo Securities and Wachtell Lipton also attended the meeting. The Internalization Special Committee discussed a number of key issues in the negotiations that remained unresolved, including several legal points in the Contribution Agreement, the number of OP Units that would be issued to Starwood Capital Group in the Internalization as consideration for the Manager and Starwood Capital Group’s request that some portion of the consideration be paid in cash. Later in the day, in response to Starwood Capital Group’s most recent proposal, Mr. Fascitelli presented Mr. Bowers with a counter-proposal pursuant to which SWAY would pay as consideration for the Manager $12.5 million in cash and 5.9 million OP Units, which he noted equated to an equivalent of 6.275 million OP Units in aggregate, based on SWAY’s NAV. Mr. Bowers responded to the counter-proposal with a revised proposal pursuant to which Starwood Capital Group would agree to eliminate its request for a cash component of the consideration and reduce the consideration proposed to be paid to Starwood Capital Group from an aggregate of 6.8 million OP Units to 6.625 million OP Units.

Following a telephone conversation between the representatives of both parties, representatives of Sidley Austin LLP delivered a revised draft of the Contribution Agreement to representatives of Wachtell Lipton.

On September 15, 2015, representatives of Wachtell Lipton delivered a further revised draft of the Contribution Agreement to representatives of Sidley Austin LLP. Key issues negotiated by the parties related to Starwood Capital Group’s representations and warranties, the amount of the indemnification cap and deductible, the scope of the non-competition provisions and SWAY’s ability to terminate the Contribution Agreement under certain circumstances.

On September 16, 2015, the Internalization Special Committee met telephonically to review the status of negotiations with Starwood Capital Group regarding the Internalization. Representatives of Wells Fargo Securities and Wachtell Lipton also attended the meeting. Wells Fargo Securities reviewed with the Internalization Special Committee the financial terms of the proposals and counter-proposals that had been made by SWAY and Starwood Capital Group to date for the consideration to be paid for the Manager in the Internalization. Mr. Fascitelli noted that in its most recent proposal, Starwood Capital Group had agreed to withdraw its request for a portion of the consideration to be paid in cash. After discussion, the Internalization Special Committee agreed to make a counter-proposal to Starwood Capital Group with respect to the consideration to be paid in the Internalization.

Following the Internalization Special Committee meeting, Mr. Fascitelli delivered to Mr. Bowers a counter-proposal offering 6.4 million OP Units for the Manager in an all-equity transaction.

Later that day, representatives of Sidley Austin LLP delivered a revised draft of the Contribution Agreement to representatives of Wachtell Lipton.

On September 17, 2015, Mr. Bowers informed Mr. Fascitelli that Starwood Capital Group was prepared to accept 6.4 million OP Units for the Manager. Representatives of Wachtell Lipton delivered a revised draft of the Contribution Agreement to representatives of Sidley Austin LLP.

On September 18, 2015, the Internalization Special Committee met telephonically to discuss the status of the proposed internalization. Representatives of Wells Fargo Securities and Wachtell Lipton also attended the meeting. Mr. Fascitelli reported that the Internalization Special Committee had reached an agreement with Starwood Capital Group on the consideration that would be paid to Starwood Capital Group with respect to the Internalization. The Internalization Special Committee then discussed several of the legal issues with respect to the Internalization still under negotiation, including the scope of the non-competition provision and the size of the indemnification cap and agreed upon a proposal to be made to Starwood Capital Group to resolve the key open issues. Wells Fargo Securities discussed with the Internalization Special Committee financial aspects of the proposed consideration to be paid for the Manager in the Internalization.

Following a telephone conversation, representatives of Sidley Austin LLP delivered a revised draft of the Contribution Agreement to representatives of Wachtell Lipton.

On September 19, 2015, the Internalization Special Committee met telephonically. Representatives of Wells Fargo Securities and Wachtell Lipton also attended the meeting. A representative of Wachtell Lipton updated the Internalization Special Committee on the legal issues in the Contribution Agreement that remained the subject of negotiation in connection with the Internalization. The Internalization Special Committee discussed and agreed that the proposals made by Starwood Capital Group to resolve the key open issues were acceptable. Also at this meeting, Wells Fargo Securities rendered to the Internalization Special Committee an oral opinion, confirmed by delivery of a written opinion dated September 19, 2015, to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken stated in its opinion, the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement was fair, from a financial point of view, to SWAY. The Internalization Special Committee unanimously agreed to recommend the Internalization to the Board.

Following the Internalization Special Committee meeting, on September 19, 2015, the Board held a telephonic meeting to discuss and vote on the Internalization and Merger. Representatives from Moelis presented their financial review of SWAY and the Manager and delivered to the Board the oral opinion of Moelis, which was confirmed by delivery of a written opinion, dated September 19, 2015, addressed to the Board to the effect that, as of September 19, 2015 and based upon and subject to the conditions and limitations set forth in the opinion, the number of Common Shares to be retained by the pre-transaction holders of Common Shares after giving effect to the proposed Merger and the proposed Internalization was fair from a financial point of view to the holders (other than Starwood Capital Group and its affiliates), as more fully described under “Proposal 2: The Merger Share Issuance Proposal—The Merger—Opinion of SWAY’s Financial Advisor.” Mr. Fascitelli presented to the Board the Internalization Special Committee’s recommendation concerning the Internalization, discussed the process followed by the Internalization Special Committee in reviewing, analyzing and negotiating the Internalization and the Contribution Agreement and informed the Board of the unanimous recommendation of the Internalization Special Committee that SWAY proceed with the Internalization and recommend approval of the Contribution Agreement to SWAY’s shareholders. At this meeting, Mr. Fascitelli reported to the Board that Wells Fargo Securities had rendered its opinion to the Internalization Special Committee as to the fairness, from a financial point of view and as of September 19, 2015, to SWAY of the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement, which opinion was based on and subject to various assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken stated in its opinion. SWAY’s counsel reviewed the terms of the Contribution Agreement and the Merger Agreement. Based on the factors listed under “—Recommendations of the Internalization Special Committee and the Board,” the Board determined that the Internalization and the Contribution Agreement are advisable and in the best interests of SWAY and its shareholders. Accordingly, after due consideration and receipt of the recommendation of the Internalization Special Committee, the Board (with Messrs. Sternlicht, Brien and Sossen abstaining) approved the Internalization and Contribution Agreement by a vote which included the affirmative vote of all of the independent directors, and recommended that SWAY’s shareholders approve the Internalization and the Contribution Agreement. The Board also unanimously approved the Merger.

Following a telephone conversation, representatives of Wachtell Lipton delivered a revised draft of the Contribution Agreement to representatives of Sidley Austin LLP.

On September 21, 2015, the Contribution Agreement, the Merger Agreement and the Registration Rights Agreement were signed and, thereafter, SWAY filed a Current Report on Form 8-K. A press release announcing the transactions was issued.

Recommendations of the Internalization Special Committee and the Board

Recommendation of the Internalization Special Committee; Reasons for Recommendation

The Internalization Special Committee unanimously recommended that the Board approve the Internalization based upon a variety of factors. In evaluating the Internalization, the Internalization Special Committee held numerous meetings and consulted with its legal and financial advisors as described in greater detail in the section entitled “—Proceedings of the Internalization Special Committee and the Board” beginning on page 107. The Internalization Special Committee considered the following factors in its evaluation and recommendation of the Internalization:

•	The Internalization Special Committee’s understanding of the Manager’s business, assets, financial condition and results of operations, and its historical and projected financial performance.

•	The limited termination rights contained in the management agreement with the Manager and the fact that the management agreement would not be terminable by SWAY upon completion of the Merger.

•	That the aggregate consideration of 6.4 million OP Units proposed to be paid to Starwood Capital Group was the result of extensive arm’s-length negotiations with representatives of Starwood Capital Group.

•	The terms and conditions of the Contribution Agreement, including the representations, warranties, covenants, non-compete and co-investment obligations and indemnification obligations set forth therein, together with the material terms of the Registration Rights Agreement and the other ancillary agreements entered into or to be entered into in connection with the Internalization, which the Internalization Special Committee believes are fair and commercially reasonable.

•	The financial presentation and opinion, dated September 19, 2015, of Wells Fargo Securities to the Internalization Special Committee as to the fairness, from a financial point of view and as of such date, to SWAY of the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken as more fully described below in the section entitled “—Opinion of Financial Advisor to the Internalization Special Committee” beginning on page 113.

After carefully evaluating the Internalization, the Internalization Special Committee determined that the Internalization, on the terms and conditions negotiated by the Internalization Special Committee, was advisable and in the best interests of SWAY and its shareholders. Accordingly, the Internalization Special Committee unanimously recommended that the Board approve the Internalization.

The foregoing discussion of the information and factors considered by the Internalization Special Committee includes the material information and factors considered by the Internalization Special Committee, but is not, and is not intended to be, exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Internalization, and the complexity of these matters, the Internalization Special Committee did not find it practical or useful, and did not attempt, to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to make its recommendation to the Board. Rather, the Internalization Special Committee viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Internalization Special Committee may have given differing weights to different factors.

Recommendation of the Board

The Board (excluding Messrs. Sternlicht, Brien and Sossen who have material financial interests in the Internalization and, accordingly, have abstained from joining in the Board’s recommendation) approved the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement, having determined that they are advisable and in the best interests of SWAY and SWAY’s shareholders. Accordingly, the Board (excluding Messrs. Sternlicht, Brien and Sossen who have material financial interests in the Internalization and, accordingly, have abstained from joining in the Board’s recommendation) unanimously recommends that you vote “FOR” the Internalization Proposal.

The Board based its determination that the Internalization is advisable and in the best interests of SWAY and SWAY’s shareholders on, among other things:

•	the factors considered and conclusions of the Internalization Special Committee (which were adopted by the Board as its own);

•	the extensive negotiations of the Internalization Special Committee with representatives of Starwood Capital Group; and

•	the receipt by the Internalization Special Committee of the opinion, dated September 19, 2015, of Wells Fargo Securities to the Internalization Special Committee as to the fairness, from a financial point of view and as of such date, to SWAY of the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement, which opinion was based on and subject to various assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken stated in its opinion, as more fully described in the section entitled “—Opinion of Financial Advisor to the Internalization Special Committee.”

The Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Opinion of Financial Advisor to the Internalization Special Committee

SWAY and the Internalization Special Committee retained Wells Fargo Securities to act as the Internalization Special Committee’s financial advisor in connection with the Internalization. As part of Wells Fargo Securities’ engagement, the Internalization Special Committee requested that Wells Fargo Securities evaluate the fairness, from a financial point of view, to SWAY of the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement. On September 19, 2015, at a meeting of the Internalization Special Committee held to evaluate the Internalization, Wells Fargo Securities rendered to the Internalization Special Committee an oral opinion, confirmed by delivery of a written opinion dated September 19, 2015, to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken stated in its opinion, the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement was fair, from a financial point of view, to SWAY. For purposes of Wells Fargo Securities’ analyses and opinion, the term “initial Internalization Consideration” refers to 6,400,000 OP Units, issuable by SWAY in the Internalization, prior to any post-closing asset-based adjustments.

The full text of Wells Fargo Securities’ written opinion, dated September 19, 2015, to the Internalization Special Committee is attached as Annex C to this proxy statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by Wells Fargo Securities in rendering its opinion. The following summary is qualified in its entirety by reference to the full text of the opinion. The opinion was addressed to the Internalization Special Committee (in its capacity as such) for its information and use in connection with its evaluation of the initial Internalization Consideration from a financial point of view to SWAY and did not address any other terms, aspects or implications of the Internalization or any related transactions. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by SWAY to enter into the Contribution Agreement or any related agreements or the relative merits of the Internalization or any related transactions compared with other business strategies or transactions available or that have been or might be considered by SWAY or the Internalization Special Committee or in which SWAY might engage. Wells Fargo Securities’ opinion does not constitute a recommendation to the Internalization Special Committee or any other person or entity in respect of the Internalization or any related transactions, including as to how any securityholder should vote or act in connection with the Internalization, any related transactions or any other matters.

The terms of the Internalization and the related transactions, including the Merger, were determined through negotiations among, as applicable, the Internalization Special Committee, the Manager, Starwood Capital Group, SWAY and CAH, rather than by Wells Fargo Securities, and the decision to enter into the Contribution Agreement was solely that of the Internalization Special Committee and the Board. Wells Fargo Securities did not determine or recommend any specific form of consideration to the Internalization Special Committee or the Board or that any specific form of consideration constituted the only appropriate consideration for the Internalization. The opinion was only one of many factors considered by the Internalization Special Committee in its evaluation of the Internalization and should not be viewed as determinative of the views of the Internalization Special Committee, the Board, management or any other party with respect to the Internalization, the initial Internalization Consideration or any other matter.

In arriving at its opinion, Wells Fargo Securities, among other things:

•	reviewed a draft, dated September 18, 2015, of the Contribution Agreement, including the financial terms of the Internalization;

•	reviewed certain publicly available business, financial and other information regarding SWAY, including information set forth in SWAY’s annual report to shareholders for the fiscal year ended December 31, 2014 and annual reports on Form 10-K for the fiscal years ended December 31, 2013 and December 31, 2014 and quarterly report on Form 10-Q for the period ended June 30, 2015;

•	reviewed certain other business and financial information regarding the Manager and SWAY furnished to Wells Fargo Securities by and discussed with the Internalization Special Committee and the Manager’s management, including (1) financial forecasts and estimates relating to the Manager for the fiscal years ending December 31, 2015 through December 31, 2018 prepared by and discussed with the Manager’s management (the “Manager forecasts”), (2) an alternative version of the Manager forecasts incorporating certain adjustments thereto as directed by the Internalization Special Committee (the “adjusted Manager forecasts”), (3) financial forecasts and estimates relating to SWAY after giving effect to the Internalization and the related transactions for the fiscal years ending December 31, 2015 through December 31, 2018 prepared by the Manager’s management (the “pro forma forecasts”), and (4) estimates of the NAV of SWAY after giving effect to the Internalization and the related transactions prepared by the respective managements of the Manager and CAH (the “pro forma NAV estimates”);

•	discussed with the Manager’s management the operations and prospects of the Manager and SWAY, including the historical financial performance and trends in the results of operations of the Manager and SWAY;

•	discussed with the Manager’s management the strategic rationale for the Internalization and the related transactions and financial and strategic benefits anticipated by such management to result from the Internalization and the related transactions;

•	participated in discussions and negotiations among representatives of the Internalization Special Committee, the Manager and their respective advisors regarding the proposed Internalization;

•	reviewed reported prices and trading activity for Common Shares;

•	compared certain financial data of the Manager with similar data of certain publicly traded companies that Wells Fargo Securities deemed relevant in evaluating the Manager;

•	compared the proposed financial terms of the Internalization with financial terms of certain business combinations and other transactions that Wells Fargo Securities deemed relevant in evaluating the Manager;

•	analyzed the estimated present value of the future cash flows of the Manager based upon the adjusted Manager forecasts and related assumptions discussed with and confirmed as reasonable by the Internalization Special Committee;

•	compared certain financial data of SWAY after giving effect to the Internalization and the related transactions with similar data of certain publicly traded companies that Wells Fargo Securities deemed relevant in evaluating SWAY (after giving effect to the Internalization and the related transactions) and analyzed the estimated present value of the future dividends per share of SWAY based upon the pro forma forecasts; and

•	considered such other information, such as financial studies and analyses, and investigations, as well as financial, economic and market criteria, that Wells Fargo Securities deemed relevant.

In connection with Wells Fargo Securities’ review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to Wells Fargo Securities, including all accounting, tax, regulatory and legal information, and Wells Fargo Securities did not make (and did not assume any responsibility for) any independent verification of such information. Wells Fargo Securities relied upon assurances of the Internalization Special Committee and the Manager’s management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Based on the Internalization Special Committee’s assessments as to the relative likelihood of achieving the future financial results reflected in the Manager forecasts and the adjusted Manager forecasts, the Internalization Special Committee directed Wells Fargo Securities to rely on the adjusted Manager forecasts for purposes of its analyses and opinion. With respect to the adjusted Manager forecasts, at the Internalization Special Committee’s direction, Wells Fargo Securities assumed that they were reasonably prepared and reflected the best currently available estimates, judgments and assumptions of the Internalization Special Committee (and, to the extent the Manager forecasts were incorporated therein, also reflected the best currently available estimates, judgments and assumptions of the Manager) as to, and were a reasonable basis upon which to evaluate, the future financial performance of the Manager and the other matters covered thereby. As the Internalization Special Committee was aware, in evaluating SWAY pro forma for the Internalization and the related transactions, Wells Fargo Securities was not provided with access to CAH’s management and, accordingly, Wells Fargo Securities relied on the Manager’s management with respect to such matters. Wells Fargo Securities assumed that, were Wells Fargo Securities to have access to CAH’s management, any information received would not affect or change its analyses or opinion in any meaningful respect. With respect to the pro forma forecasts and the pro forma NAV estimates which Wells Fargo Securities was directed to utilize for purposes of its analyses and opinion, Wells Fargo Securities was advised by the Manager’s management, and at the Internalization Special Committee’s direction, Wells Fargo Securities assumed that they were reasonably prepared and reflected the best currently available estimates, judgments and assumptions of such management as to, and were a reasonable basis upon which to evaluate, the future financial performance and NAV of SWAY, the potential pro forma effects of the Internalization and the related transactions and the other matters covered thereby. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, any forecasts, estimates or other information utilized in its analyses or the judgments or assumptions upon which they were based. Wells Fargo Securities also assumed that there were no meaningful changes in the condition (financial or otherwise), results of operations, businesses or prospects of the Manager, SWAY or CAH since the respective dates of the most recent financial statements and other information provided to Wells Fargo Securities and that the pro forma forecasts and the pro forma NAV estimates reflected all assets and liabilities of SWAY in the Internalization and the related transactions. Wells Fargo Securities relied, at the Internalization Special Committee’s direction, upon the assessments of the Manager’s management as to the potential impact on the Manager, SWAY and CAH of certain trends and other developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the residential real estate market and related credit and financial markets. Wells Fargo Securities assumed, with the Internalization Special Committee’s consent, that there would not be any developments with respect to any such matters that would have an adverse effect on the Manager, SWAY, CAH or the Internalization or any related transactions (including the contemplated benefits thereof to SWAY) or that otherwise would be meaningful in any respect to Wells Fargo Securities’ analyses or opinion. Wells Fargo Securities also assumed, at the Internalization Special Committee’s direction, that there would be no adjustments to the initial Internalization Consideration that would be meaningful in any respect to Wells Fargo Securities’ analyses or opinion.

In arriving at its opinion, Wells Fargo Securities did not conduct physical inspections of the properties or assets of the Manager, SWAY, CAH or any other entity, and Wells Fargo Securities did not make and was not provided with any evaluations or appraisals of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Manager, SWAY, CAH or any other entity. Wells Fargo Securities is not an expert in the evaluation of, and Wells Fargo Securities did not evaluate, mortgage, loan or lease portfolios or individual credit files and Wells Fargo Securities expressed no view or opinion as to the adequacy or sufficiency of allowances for losses or other matters with respect thereto. Wells Fargo Securities also did not evaluate the solvency or fair value, as the case may be, of the Manager, SWAY, CAH or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, Wells Fargo Securities assumed, with the Internalization Special Committee’s consent, that (1) SWAY and CAH would retain or acquire all assets, properties and rights required for the operation of their respective businesses, (2) there were appropriate reserves, indemnification arrangements and other provisions with respect to liabilities of or relating to the Manager, SWAY and CAH, and (3) SWAY would not directly or indirectly assume or incur any liabilities that are contemplated to be excluded as a result of the related transactions or otherwise.

In rendering its opinion, Wells Fargo Securities assumed, at the Internalization Special Committee’s direction, that the final form of the Contribution Agreement, when signed by the parties thereto, would not differ from the draft reviewed by Wells Fargo Securities in any respect meaningful to Wells Fargo Securities’ analyses or opinion, that the Internalization and the related transactions would be completed in accordance with the terms described in the Contribution Agreement and the related agreements and in compliance with all applicable laws, documents and other requirements, without amendment or waiver of any material terms or conditions and that, in the course of obtaining any necessary governmental, regulatory or third party consents, approvals or agreements for the Internalization and the related transactions, no delay, limitation or restriction would be imposed or action would be taken that would have an adverse effect on the Manager, SWAY, CAH or the Internalization or any related transactions (including the contemplated benefits thereof to SWAY). Wells Fargo Securities was advised by the Manager’s management that SWAY and CAH have operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since their respective formation as a REIT and further assumed, at the Internalization Special Committee’s direction, that the Internalization and the related transactions would not adversely affect such status or operations of SWAY or CAH.

Wells Fargo Securities did not express any opinion as to what the value of OP Units or Common Shares actually would be when issued or the prices at which such securities would trade or otherwise be transferable at any time and Wells Fargo Securities assumed that each OP Unit has a value equivalent to one Common Share. Wells Fargo Securities’ opinion was necessarily based on economic, market, financial and other conditions existing, and information made available to Wells Fargo Securities, as of the date thereof. Wells Fargo Securities noted for the Internalization Special Committee that the credit, financial and stock markets have experienced significant volatility and Wells Fargo Securities expressed no opinion or view as to any potential effects of such volatility on the Manager, SWAY, CAH or the Internalization or any related transactions (including the contemplated benefits thereof to SWAY). Although subsequent developments may affect the matters set forth in its opinion, Wells Fargo Securities does not have any obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider any such events occurring or coming to Wells Fargo Securities’ attention after the date of its opinion.

Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view and as of the date thereof, to SWAY of the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement to the extent expressly specified in its opinion, and did not address any other terms, aspects or implications of the Internalization or any related transactions, including, without limitation, the form or structure of the initial Internalization Consideration or the Internalization, the form or structure, or financial or other terms, of any related transactions, any adjustment to the initial Internalization Consideration, or any non-compete, non-solicit, transfer or redemption restriction, co-investment, indemnification or other agreement, arrangement or understanding entered into in connection with or contemplated by the Internalization, any related transactions or otherwise. In addition, Wells Fargo Securities’ opinion did not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Internalization or any related transactions, or class of such persons, relative to the initial Internalization Consideration or otherwise. Wells Fargo Securities was not requested to, and it did not, participate in the structuring of the Internalization or any related transactions. Wells Fargo Securities’ opinion also did not address the merits of the underlying decision by SWAY to enter into the Contribution Agreement or any related agreements or the relative merits of the Internalization or any related transactions compared with other business strategies or transactions available or that have been or might be considered by SWAY or the Internalization Special Committee or in which SWAY might engage. Wells Fargo Securities also did not express any view or opinion with respect to, and with SWAY’s consent relied upon the assessments of representatives of SWAY regarding, accounting, tax, regulatory, legal or similar matters as to which Wells Fargo Securities understood that SWAY obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Wells Fargo Securities performed certain financial, comparative and other analyses as summarized below. This summary is not a complete description of the financial analyses performed and factors considered in connection with such opinion. In arriving at its opinion, Wells Fargo Securities did not ascribe a specific value to the Manager or SWAY but rather made its determinations as to the fairness, from a financial point of view, to SWAY of the initial Internalization Consideration on the basis of various financial and comparative analyses taken as a whole. The preparation of a financial opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a financial opinion is not readily susceptible to summary description.

In arriving at its opinion, Wells Fargo Securities did not attribute any particular weight to any single analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered and in the context of the circumstances of the particular transaction. Accordingly, the analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying such opinion. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. No company, business or transaction is identical to the Manager, SWAY or the Internalization and an evaluation of Wells Fargo Securities’ analyses is not entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies and businesses reviewed.

In performing its analyses, Wells Fargo Securities considered industry performance, general business and economic conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Manager, SWAY, CAH or other parties to the Internalization and the related transactions. None of the Manager, SWAY, CAH, Wells Fargo Securities or any other person assumes responsibility if future results are different from those described whether or not any such difference is material. Any estimates contained in these analyses and the ranges of values resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of properties, businesses or securities do not purport to be appraisals or necessarily reflect the prices at which properties, businesses or securities may actually be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, the following analyses are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses provided on September 19, 2015 to the Internalization Special Committee by Wells Fargo Securities in connection with its opinion. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses. For purposes of Wells Fargo Securities’ analyses described below, (1) the term “SWAY” in the dividend discount analysis and selected publicly traded companies analysis described under the heading “Pro Forma SWAY Financial Analyses” refers to SWAY on a pro forma basis after giving effect to the Internalization and the related transactions, (2) the term “implied value range of the aggregate initial Internalization Consideration” refers to, at the low-end of such range, the implied value of the initial Internalization Consideration based on 6,400,000 OP Units issuable in the Internalization and the closing price of Common Shares on September 18, 2015 of $22.75 per share assuming no adjustments to the initial Internalization Consideration and, at the high-end of such range, the pro forma NAV for SWAY reflected in the pro forma NAV estimates for SWAY excluding value attributed to the Manager provided by the Manager’s management, assuming the closing of the Merger, of $31.15 per share and (3) the term “implied per share value range of the initial Internalization Consideration” refers to the implied value range of the aggregate initial Internalization Consideration on a per Common Share basis.

The Manager Financial Analyses

Selected Precedent Transactions Analysis. Wells Fargo Securities reviewed publicly available financial information relating to the following 12 selected transactions that Wells Fargo Securities deemed generally relevant as management internalization and buy-out transactions in the real estate sector (collectively, the “selected transactions”):

Announcement Date	Acquiror	Target
April 2015	• Colony Capital, Inc.	• Colony Capital, LLC
September 2014	• Silver Bay Realty Trust Corp.	• PRCM Real Estate Advisers LLC
September 2013	• H&R Real Estate Investment Trust	• H&R Property Management Ltd.
June 2013	• American Homes 4 Rent	• American Homes 4 Rent Advisor, LLC/American Homes 4 Rent Management Holdings, LLC
March 2013	• Cole Credit Property Trust III, Inc.	• Cole Holdings Corporation
November 2007	• Inland Western Retail Real Estate Trust, Inc.	• Inland Western Retail Real Estate Advisory Services, Inc./Inland Southwest Management Corp./Inland Northwest Management Corp./Inland Western Management Corp.
April 2007	• Wells Real Estate Investment Trust, Inc.	• Wells Real Estate Advisory Services, Inc./Wells Government Services, Inc.
October 2006	• Dividend Capital Trust Inc.	• Dividend Capital Advisors LLC
October 2006	• Health Care Property Investors, Inc.	• CNL Retirement Corp.
June 2006	• CNL Hotels & Resorts, Inc.	• CNL Hospitality Corp.
December 2005	• America First Apartment Investors, Inc.	• American First Apartment Advisory Corporation
January 2005	• Inland Retail Real Estate Trust, Inc.	• Inland Retail Real Estate Advisory Services, Inc.

Wells Fargo Securities reviewed transaction values, based on the consideration payable in the selected transactions, as a multiple, to the extent publicly available, of, among other things, the target company’s trailing earnings before interest, taxes, depreciation and amortization (“EBITDA”). The overall low to high trailing EBITDA multiples observed for the selected transactions were 4.3x to 19.6x (including earn-out payments and 16.4x excluding earn-out payments), with a mean of 8.1x and a median of 7.1x (excluding earn-out payments). Wells Fargo Securities then applied a selected range of trailing EBITDA multiples derived from the selected transactions of 7.0x to 11.0x to the Manager’s calendar year 2015 estimated EBITDA. Financial data of the selected transactions were based on public filings, press releases and other publicly available information and financial data of the Manager was based on the adjusted Manager forecasts. This analysis indicated the following approximate implied enterprise value reference range for the Manager, as compared to the implied value range of the aggregate initial Internalization Consideration:

Implied Enterprise Value Reference Range	Implied Value Range of Aggregate Initial Internalization Consideration
$120,000,000 – $190,000,000	$146,000,000 – $199,000,000

Selected Publicly Traded Companies Analysis. Wells Fargo Securities reviewed and compared financial and operating data relating to the Manager and the following nine selected companies that Wells Fargo Securities deemed generally relevant, consisting of two publicly traded real estate asset managers (collectively, the “selected real estate asset managers”) and seven publicly traded diversified real estate asset managers (collectively, the “selected diversified real estate asset managers” and, together with the selected real estate asset managers, collectively, the “selected manager companies”):

Selected Real Estate Asset Managers

•	Ashford Inc.

•	NorthStar Asset Management Group Inc.

Selected Diversified Real Estate Asset Managers

•	Altisource Portfolio Solutions S.A.

•	Brookfield Asset Management Inc.

•	CBRE Group, Inc.

•	Cohen & Steers, Inc.

•	Colony Capital, Inc.

•	Jones Lang LaSalle Incorporated

•	Kennedy-Wilson Holdings, Inc.

Wells Fargo Securities reviewed total enterprise values, calculated as fully-diluted equity values based on closing stock prices on September 18, 2015 plus the book value of net debt, preferred stock and minority interests, as a multiple, to the extent publicly available, of, among other things, calendar year 2015 and calendar year 2016 estimated EBITDA. The overall low to high calendar year 2015 and calendar year 2016 estimated EBITDA multiples observed for the selected manager companies were 5.1x to 20.9x (with a mean of 12.2x and a median of 10.3x) and 6.9x to 21.4x (with a mean of 11.0x and a median of 9.3x), respectively, with overall low to high calendar year 2015 and calendar year 2016 estimated EBITDA multiples observed for the selected real estate asset managers for which information was publicly available of 16.4x and 12.7x, respectively, and overall low to high calendar year 2015 and calendar year 2016 estimated EBITDA multiples observed for the selected diversified real estate asset managers of 5.1x to 20.9x (with a median of 10.2x) and 6.9x to 21.4x (with a median of 9.0x), respectively. Wells Fargo Securities then applied a selected range of calendar year 2015 and calendar year 2016 estimated EBITDA multiples derived from the selected manager companies of 10.0x to 14.0x and 8.0x to 12.0x, respectively, to corresponding data of the Manager. Estimated financial data of the selected manager companies were based on publicly available research analysts’ consensus estimates, public filings and other publicly available information and estimated financial data of the Manager was based on the adjusted Manager forecasts. This analysis indicated the following approximate implied enterprise value reference range for the Manager, as compared to the implied value range of the aggregate initial Internalization Consideration:

Implied Enterprise Value Reference Range	Implied Value Range of Aggregate Initial Internalization Consideration
$140,000,000 – $210,000,000	$146,000,000 – $199,000,000

Discounted Cash Flow Analysis. Wells Fargo Securities performed a discounted cash flow analysis of the Manager to calculate a range of implied present values of the after-tax unlevered free cash flows that the Manager was forecasted to generate during the last six months of the fiscal year ending December 31, 2015 through the full fiscal year ending December 31, 2018 utilizing the adjusted Manager forecasts. Wells Fargo Securities derived implied terminal values by applying to the Manager’s estimated forward-year EBITDA for the fiscal year ending December 31, 2019 a selected range of terminal value forward-year EBITDA multiples of 8.0x to 12.0x. Present values (as of June 30, 2015) of cash flows and terminal values were then calculated using a selected discount rate range of 11.0% to 13.0%. This analysis indicated the following approximate implied enterprise value reference range for the Manager, as compared to the implied value range of the aggregate initial Internalization Consideration:

Implied Enterprise Value Reference Range	Implied Value Range of Aggregate Initial Internalization Consideration
$150,000,000 – $215,000,000	$146,000,000 – $199,000,000

Pro Forma SWAY Financial Analyses

Dividend Discount Analysis. Wells Fargo Securities performed a dividend discount analysis of SWAY to calculate a range of implied present values of the distributable cash flows that SWAY was forecasted to generate during the last six months of the fiscal year ending December 31, 2015 through the full fiscal year ending December 31, 2018 utilizing the pro forma forecasts. Wells Fargo Securities derived implied terminal values by applying to SWAY’s estimated forward-year FFO for the fiscal year ending December 31, 2019 (assuming 2.5% growth from the fiscal year ending December 31, 2018) a selected range of terminal value forward-year FFO multiples of 13.0x to 17.0x. Present values (as of June 30, 2015) of distributable cash flows and terminal values were then calculated by using a selected discount rate range of 8.0% to 10.0%. This analysis indicated the following approximate implied per share equity value reference range for SWAY, as compared to the implied per share value range of the initial Internalization Consideration:

Implied Per Share Equity Value Reference Range	Implied Per Share Value Range of Initial Internalization Consideration
$22.00 – $30.00	$22.75 – $31.15

Selected Publicly Traded Companies Analysis. Wells Fargo Securities reviewed and compared financial and operating data relating to SWAY and the following four selected companies that Wells Fargo Securities deemed generally relevant as publicly traded companies with operations in the single-family residential sector of the REIT industry (collectively, the “SWAY selected companies”):

•	Altisource Residential Corporation

•	American Homes 4 Rent

•	American Residential Properties, Inc.

•	Silver Bay Realty Trust Corp.

Wells Fargo Securities reviewed equity values (including operating partnership units), based on closing stock prices on September 18, 2015, as a multiple of calendar year 2015 (annualized based on the last six months of calendar year 2015) and calendar year 2016 estimated FFO per share and estimated FFO per share as adjusted for certain items, including recurring capital costs and excluding non-cash interest amortization (“AFFO per share”). The overall low to high calendar year 2015 estimated FFO per share and AFFO per share multiples observed for the SWAY selected companies were 13.8x to 27.1x (with a mean of 21.8x and a median of 23.1x) and 10.9x to 46.5x (with a mean of 29.0x and a median of 29.2x), respectively, and the overall low to high calendar year 2016 estimated FFO per share and AFFO per share multiples observed for the SWAY selected companies were 16.6x to 19.8x (with a mean of 17.7x and a median of 17.3x) and 13.9x to 23.9x (with a mean of 20.5x and a median of 22.1x), respectively. Wells Fargo Securities then applied selected ranges of calendar year 2015 estimated FFO per share and AFFO per share multiples derived from the SWAY selected companies of 18.0x to 22.0x and 24.0x to 28.0x, respectively, and selected ranges of calendar year 2016 estimated FFO per share and AFFO per share multiples derived from the SWAY selected companies of 13.0x to 17.0x and 16.0x to 20.0x, respectively, to corresponding data of SWAY. Estimated financial data of the selected companies were based on publicly available research analysts’ consensus estimates, public filings and other publicly available information and estimated financial data of SWAY was based on the pro forma forecasts. This analysis indicated the following approximate implied per share equity value reference range for SWAY, as compared to the implied per share value range of the initial Internalization Consideration:

Implied Per Share Equity Value Reference Range	Implied Per Share Value Range of Initial Internalization Consideration
$25.00 – $36.00	$22.75 – $31.15

Other Information

Wells Fargo Securities observed certain additional information that was not considered part of Wells Fargo Securities’ financial analyses with respect to its opinion but was referenced for informational purposes, including the following:

•	publicly available Wall Street research analyst reports relating to SWAY, on a standalone basis, which indicated share price targets for Common Shares ranging from $29.00 per share to $34.00 per share (with a mean of $31.00 per share) and, to the extent published in such reports, target NAVs for Common Shares ranging from $35.70 per share to $34.79 per share (with a mean and a consensus of $35.35 per share);

•	historical trading price premium/(discount) to NAV for Common Shares from the date of the initial public offering of Common Shares through September 18, 2015, which indicated that, during such period, Common Shares had not traded at a premium to NAV and the overall trading price discount to NAV for Common Shares had increased, with a mean trading price discount to NAV for Common Shares during such period of approximately (20.0%) and a trading price discount to NAV for Common Shares on September 18, 2015 of approximately (35.5%), noting that another single family residential REIT, American Homes 4 Rent, historically had traded, on average, at an approximately 7.8% discount to its NAV since the date of its initial public offering;

•	a potential estimated NAV range for SWAY of approximately $28.73 per share to $31.15 per share (based on, at the high-end, the pro forma NAV for SWAY reflected in the pro forma NAV estimates excluding value attributed to the Manager provided by the Manager’s management, assuming the closing of the Merger, and, at the low-end, $31.15 per share discounted by an illustrative 7.8%) and the 90-day trailing mean price of Common Shares as of September 18, 2015 of approximately $24.77 per share; and

•	calendar year 2015 and calendar year 2016 estimated EBITDA multiples, to the extent publicly available, of 13 selected publicly traded alternative asset managers (Apollo Global Management, LLC, Ares Management, L.P., Artisan Partners Asset Management Inc., Calamos Asset Management, Inc., Fortress Investment Group LLC, GAMCO Investors, Inc., KKR & Co. L.P., Oaktree Capital Group, LLC, Och-Ziff Capital Management Group LLC, Pzena Investment Management, Inc., The Blackstone Group L.P., The Carlyle Group L.P. and Virtus Investment Partners, Inc.), which indicated overall low to high calendar year 2015 and calendar year 2016 estimated EBITDA multiples observed for such alternative asset managers of 4.9x to 13.1x (with a median of 8.0x) and 4.2x to 9.2x (with a median of 6.9x), respectively.

General

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Internalization Special Committee and SWAY selected Wells Fargo Securities as the Internalization Special Committee’s financial advisor in connection with the Internalization because of its qualifications, reputation and experience generally and particularly in the real estate industry and its familiarity with SWAY and its business. The issuance of Wells Fargo Securities’ opinion was approved by an authorized committee of Wells Fargo Securities.

SWAY agreed to pay Wells Fargo Securities for its financial advisory services in connection with its opinion an aggregate fee of $750,000, which was payable upon delivery of its opinion, regardless of the conclusion reached therein. Wells Fargo Securities may be entitled to an additional fee, at the sole discretion of the Internalization Special Committee, upon the closing of the Internalization. In addition, SWAY has agreed to reimburse certain of Wells Fargo Securities’ expenses, including fees and disbursements of Wells Fargo Securities’ counsel, and to indemnify Wells Fargo Securities and certain related parties against certain liabilities, including liabilities under the U.S. federal securities laws, that may arise out of Wells Fargo Securities’ engagement.

Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which Wells Fargo Securities and such affiliates receive customary fees and, given certain policies and procedures designed to preserve the independence of Wells Fargo Securities’ research and credit analysts, the views of such analysts may differ from those reflected in Wells Fargo Securities’ analyses and opinion. Wells Fargo Securities and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to SWAY, Starwood Capital Group, CAH and certain related entities, for which Wells Fargo Securities and such affiliates have received and would expect to receive fees including, during the past two years, having acted or acting as (1) a calculation agent and paying agent and/or a lender or buyer under certain asset-backed, construction, repurchase and other credit facilities of SWAY, Starwood Capital Group and certain related entities, (2) a certificate administrator for a private offering of SFR pass-through certificates by a trust established by SWAY, (3) an underwriter for various equity and debt offerings of an entity related to Starwood Capital Group and (4) an agent and broker to Starwood Capital Group, CAH and certain related entities for sales of real estate assets and loans, real estate debt financings and other transactions. During the two-year period prior to the date of Wells Fargo Securities’ opinion, Wells Fargo Securities and its affiliates received or expected to receive for the services described in clauses (1) through (4) above aggregate fees of approximately $40 million from Starwood Capital Group, SWAY and certain related entities and less than $5 million from CAH. Furthermore, a Wells Fargo Securities employee who is member of the Wells Fargo Securities deal team providing services to the Internalization Special Committee in connection with the Internalization is currently a member of the Board of Directors of a portfolio company of Starwood Capital Group. In the ordinary course of business, Wells Fargo Securities and its affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of SWAY, Starwood Capital Group, CAH and certain related entities for Wells Fargo Securities’ and its affiliates’ own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

No Appraisal Rights

SWAY shareholders are not entitled to exercise appraisal rights because the Internalization does not fall within the enumerated transactions in which shareholders have such a right under Maryland law. Even if the Internalization did fall within the enumerated transactions in which shareholders have such a right, SWAY’s declaration of trust provides that the holders of shares of beneficial interest of SWAY are not entitled to exercise appraisal rights, unless a majority of the entire Board shall determine that such rights apply, as permitted by Section 3-202(c)(4) of the MGCL. The Board has not made, and does not intent to make, such a determination.

Also, because the Common Shares are listed on the NYSE, appraisal rights are not available to SWAY shareholders pursuant to Section 3-202(c)(1) of the MGCL.

Interests of Certain Persons in the Internalization

When considering the recommendation of the Board with respect to the Internalization Proposal, you should be aware that SWAY’s executive officers and trustees may have interests in the Internalization that are different from, or in addition to, those of SWAY’s shareholders more generally. These interests may present such executive officers and trustees with actual or potential conflicts of interest. The Internalization Special Committee was aware of these interests in reviewing, considering and negotiating the terms of the Internalization and in recommending to the entire Board that it pursue the Internalization. The Board was aware of these interests during its deliberations on the merits of the Internalization and in deciding to recommend that SWAY’s shareholders vote for the approval of the Internalization Proposal.

Barry Sternlicht is the chairman of the Board, the chairman of the board of directors of the Manager and the president and CEO of Starwood Capital Group, the owner of the Manager. As a result of his relationship with Starwood Capital Group, Mr. Sternlicht has interests in the Internalization that differs from those of SWAY’s shareholders as he will have an indirect beneficial interest in the consideration received by Starwood Capital Group in the Internalization. In addition, as of September 30, 2015, Mr. Sternlicht beneficially owned 388,788 SWAY RSUs that were granted to the Manager under the Manager Equity Plan that had not yet vested. Pursuant to the terms of the equity award agreement and the Manager Equity Plan, all such RSUs that have not vested as of the closing of the Internalization will fully vest upon the closing of the Merger. As of September 30, 2015, Mr. Sternlicht also beneficially owned 915,349 Common Shares, and, upon the closing of the Internalization and the Merger, Mr. Sternlicht will beneficially own approximately 7.0% of the Combined Company on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger).

Andrew J. Sossen is a member of the Board and an executive vice president and a director of the Manager.

Douglas R. Brien is a member of the Board and the CEO and a director of the Manager. Mr. Brien has an employment agreement with the Manager that provides his annual salary will increase from $450,000 to $500,000 upon the closing of the Internalization. In addition, Mr. Brien and the other executive officers of SWAY have indirect residual interests in the Manager that will be paid off upon the closing of the Internalization by Starwood Capital Group. Specifically, as a result of such indirect residual interests, Douglas R. Brien will receive a payment of approximately $2.5 million, Nina A. Tran will receive a payment of approximately $0.2 million, Charles D. Young will receive a payment of approximately $0.2 million, Tamra D. Browne will receive a payment of approximately $0.1 million and S. Ali Nazar will receive a payment of approximately $0.5 million.

The Combined Company expects to enter into employment arrangements with Mr. Brien,             and             , all of whom are officers of SWAY and employees of the Manager.

As of September 30, 2015, the Internalization Special Committee members had been granted restricted Common Shares under the SWAY Non-Executive Trustee Share Plan that had not yet vested. These equity grants are customary annual grants to non-employee trustees and were not made in connection with service on the Internalization Special Committee. Specifically, as of September 30, 2015, Michael D. Fascitelli held 3,096 restricted Common Shares, Jeffrey E. Kelter held 3,096 restricted Common Shares and Stephen H. Simon held 1,985 restricted Common Shares. Pursuant to the terms of the applicable equity award agreements and the SWAY Non-Executive Trustee Share Plan, all such restricted Common Shares that have not vested as of the closing of the Merger will fully vest upon the closing of the Merger.

Description of the Contribution Agreement

The following is a summary of the material terms and conditions of the Contribution Agreement. This summary does not purport to be complete and may not contain all of the information about the Contribution Agreement that is important to you. This summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached as Annex A to, and incorporated by reference into, this proxy statement. The rights and obligations of the parties are governed by the express terms and conditions of the Contribution Agreement and not by this summary or any other information contained in this proxy statement. You are urged to read the Contribution Agreement carefully and in its entirety before making any decisions regarding the Internalization.

Explanatory Note Regarding the Contribution Agreement and the Summary of the Contribution Agreement: Representations, Warranties and Covenants in the Contribution Agreement are not Intended to Function as Public Disclosures

The Contribution Agreement and the summary of its terms in this proxy statement have been included only to provide you with information about the terms and conditions of the Contribution Agreement. The terms and information in the Contribution Agreement are not intended to provide any other public disclosure of factual information about SWAY, the Manager or any of their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Contribution Agreement are made by SWAY, the Manager and Starwood Capital Group only for purposes of the Contribution Agreement and as of specific dates, and were qualified and subject to certain limitations and exceptions agreed to by the parties to the Contribution Agreement in connection with negotiating the terms of the Contribution Agreement. In particular, in your review of the representations and warranties contained in the Contribution Agreement and described in this summary, it is important to note that the representations and warranties were made solely for the benefit of the parties to the Contribution Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Contribution Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to shareholders and reports and documents filed with the SEC, and, in some cases, they may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Contribution Agreement or other public disclosures made by SWAY. Moreover, information concerning the subject matter of the representations, warranties and covenants, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Contribution Agreement, and subsequent developments or new information may not be fully reflected in public disclosures of SWAY.

For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of SWAY or any of its subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

General

The Contribution Agreement provides that, subject to the approval thereof by SWAY’s shareholders and subject to the satisfaction of certain other conditions, Starwood Capital Group will contribute all equity interests in the Manager to the Operating Partnership in exchange for the issuance of 6,400,000 OP Units to Starwood Capital Group. The OP Units are redeemable, at the option of the holder, and SWAY has the option, at SWAY’s sole discretion, to redeem any such OP Units for cash or exchange such OP Units for Common Shares, on a one-for-one basis, that represents approximately 5.8% of the outstanding Common Shares on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger). The issuance of the OP Units to Starwood Capital Group is expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

As a result of the Internalization, the Manager will become a wholly owned subsidiary of the Operating Partnership, and SWAY will become internally managed. Employees of the Manager will remain its employees following the closing of the Internalization.

Payment of Internalization Consideration

In the Internalization, Starwood Capital Group will receive 6,400,000 OP Units. The number of OP Units to be issued has been fixed (subject to adjustment for stock splits and similar adjustments).

In addition, the Contribution Agreement provides that Starwood Capital Group is to receive, immediately prior to the closing of the Internalization, a distribution from the Manager of:

•	all of the unrestricted cash held by the Manager, which will include cash received by the Manager from SWAY representing a payment of the management fees accrued and payable under the Management Agreement as of the closing of the Merger; and

•	Common Shares received by the Manager as a result of the vesting of the unvested portion of a RSU award that the Manager received from SWAY in February 2014.

The Contribution Agreement also includes a net asset adjustment, payable in cash, in the event that the “net assets” of the Manager are greater or less than zero dollars at closing. “Net assets” are defined in the Contribution Agreement as total assets less total liabilities of the Manager as of the closing date, after making adjustments to reflect the pre-closing distribution of unrestricted cash and to exclude any assets and liabilities associated with the RSUs covered by the RSU award.

Closing

The Contribution Agreement provides that the Internalization will be completed immediately prior to the closing of the Merger, subject to the satisfaction or waiver of the conditions to the Internalization set forth in the Contribution Agreement (other than conditions that by their nature are to be satisfied at the closing).

In connection with the Internalization, SWAY will enter into a Registration Rights Agreement with Starwood Capital Group. See “—Registration Rights Agreement” below for a description of that agreement.

Conduct of Business Prior to Closing

Between the signing and the closing, except to the extent expressly provided in the Contribution Agreement, the Manager has agreed, and Starwood Capital Group has agreed to cause the Manager, among other things, to:

•	conduct the business in the ordinary course, consistent with past practice and the requirements of the Management Agreement and the Legacy Management Agreement;

•	use commercially reasonable efforts to preserve substantially intact its present organization;

•	use commercially reasonable efforts to keep available the services of its present officers and employees and of all other persons who provide material services to SWAY and its subsidiaries; and

•	use commercially reasonable efforts to preserve its relationships with others having business dealings with it relating to its business of providing the advisory, property management and other services pursuant to the Management Agreement and the Legacy Management Agreement (the “Business”).

Until the closing, the Manager has agreed, and Starwood Capital Group has agreed to cause the Manager, not to, without the Internalization Special Committee’s prior consent:

•	sell, lease, encumber, transfer, license or dispose of any assets, contracts or any intellectual property that will be transferred as part of the Internalization, in each case, except in the ordinary course of business;

•	enter into, amend or terminate any material contract;

•	fail to timely pay any account payable in the ordinary course of business relating to the Business other than amounts that are subject to dispute in good faith;

•	take any action that would adversely affect SWAY’s qualification as a REIT within the meaning of Section 856 of the Code;

•	make any material change in any financial accounting principles or practices, in each case, except for any such change required by a change in GAAP or applicable law;

•	enter into any material commitment or transaction relating to the Business except in the ordinary course of business;

•	enter into any new line of business;

•	incur, create, assume or guarantee any indebtedness;

•	make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

•	change (or permit to be changed) any accounting or tax procedure or practice (including any method of accounting for tax purposes), make (or permit to be made) any tax election or settle or compromise any tax liability;

•	increase in any manner the compensation or benefits of any Business Employee, or pay or otherwise grant any benefit not required by any employee benefit plan, agreement, practice, policy or arrangement (“Plan”) with respect to any Business Employee, or enter into any contract to do any of the foregoing, in each case, other than: (1) awarding annual performance-related merit increases in base salaries to executive officers of the Manager in the ordinary course of business by an amount that does not exceed 5% of their current aggregate base salaries; (2) awarding annual performance-related merit increases in base salaries to Business Employees (other than executive officers of the Manager) in the ordinary course of business by an amount that does not exceed 5% of their current aggregate base salaries; (3) increasing annual bonus opportunities in the ordinary course of business consistent with past practice; (4) providing payments and benefits required under the terms of existing Plans; or (5) to the extent required by Law;

•	except as required by law or any existing Plan maintained by the Manager (“Manager Plan”), (1) enter into, adopt, amend, terminate or waive any right under any Plan (including any employment or consulting arrangement) or any collective bargaining agreement; (2) accelerate any rights or benefits, or, other than in the ordinary course of business and consistent with past practice, make any determinations or interpretations with respect to any Manager Plan; or (3) fund any rabbi trust or similar arrangement;

•	commit to any single or aggregate capital expenditure or commitment in excess of $50,000 (on a consolidated basis);

•	acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof;

•	cancel any debts or waive any claims or rights of substantial value relating to the Business or the Manager;

•	issue, sell or grant any equity interests of the Manager, including any securities or rights convertible into, exchangeable for, or exercisable for such equity interests;

•	settle or compromise any claim, action, suit or proceeding pending or threatened against it or relating to the Business, other than any such settlement or compromise in the ordinary course of business consistent with past practice that involves solely payment of money damages in an amount not in excess of $50,000 individually or $250,000 in the aggregate that is paid prior to Closing; provided, however, that neither the Manager nor any of its subsidiaries shall agree to, or shall, settle any claim, action, suit or proceeding if the settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Business;

•	except as required in connection with the Merger, hire or terminate, or enter into any transaction or any contract with, any employee, or promote or appoint any person to a position of executive officer or director of the Manager;

•	make or authorize any change in the organizational documents of the Manager;

•	abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to intellectual property;

•	take, or agree or otherwise commit to take, or cause the REIT to take or to agree or otherwise commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the closing of the Transactions or the transactions contemplated by the Merger Agreement or that would reasonably be expected to result in a breach under the Merger Agreement; or

•	take, or agree or otherwise commit to take, any of the foregoing actions or action that if taken would reasonably be expected to prevent the satisfaction of the closing conditions set forth in the Contribution Agreement.

Actions and Documents Delivered at Closing

Pursuant to the Contribution Agreement, SWAY, the Operating Partnership and Starwood Capital Group have agreed that the following closing documents shall be delivered and actions shall be taken by the parties specified below, among others:

•	an Assignment and Acceptance Agreement that assigns the membership interests in the Manager to the Operating Partnership shall be executed and delivered by Starwood Capital Group and the Operating Partnership;

•	an assignment of the Registration Rights Agreement between SWAY and the Manager, dated as of February 4, 2014, from the Manager to Starwood Capital Group shall be executed and delivered by the Manager and Starwood Capital Group and consented to by SWAY;

•	a registration rights agreement shall be executed and delivered by Starwood Capital Group and SWAY;

•	the existing investment advisory agreement shall be terminated;

•	the persons currently serving on the Board of Managers of the Manager shall resign; and

•	such other documents or items as may be reasonably required to effect the closing of the transactions contemplated by the Contribution Agreement shall have been delivered.

Conditions to Closing

Conditions to Each Party’s Obligations

The respective obligations of SWAY, the Operating Partnership and Starwood Capital Group to effect the closing of the Internalization are subject to the satisfaction or waiver at or prior to the closing of the following, among other conditions:

•	SWAY’s shareholders shall have approved the Internalization;

•	the investment advisory agreement shall have been terminated;

•	no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a governmental authority that prohibits the closing of the Internalization or the Merger;

•	no action, suit or proceeding shall be pending before any governmental authority which is reasonably likely to result in an injunction, judgment, order, decree or ruling that would prevent the closing of the Internalization or the Merger;

•	receipt of all necessary consents and approvals of any governmental authority required for the closing of the Internalization or the Merger; and

•	all of the conditions set forth in the Merger Agreement shall have been satisfied or irrevocably waived (if permitted under applicable law) in writing by the applicable party thereto (other than those conditions that by their terms are to be satisfied by actions taken at the closing under the Merger Agreement and the condition relating to the closing of the Internalization) and the parties thereto shall be ready, willing and able to complete the Merger and the Merger shall be completed substantially concurrently with the closing of the Internalization.

Conditions to SWAY’s and the Operating Partnership’s Obligations

The respective obligations of SWAY and the Operating Partnership to effect the closing of the Internalization are subject to the satisfaction or waiver at or prior to the closing of the following, among other conditions:

•	each of the representations and warranties of Starwood Capital Group shall be true and correct, if qualified by materiality, and each of the other representations and warranties of Starwood Capital Group shall be true and correct in all material respects as of the closing date (or as of any earlier date specified in a representation or warranty);

•	all of the covenants and agreements of Starwood Capital Group required by the Contribution Agreement have been performed as of the closing date shall have been performed in all material respects as of the closing date;

•	SWAY shall have received an officer’s certificate of Starwood Capital Group with respect to the two bullet points above.

•	each of the representations and warranties of the Manager shall be true and correct, if qualified by materiality, and each of the other representations and warranties of Manager shall be true and correct in all material respects as of the closing date (or as of any earlier date specified in a representation or warranty);

•	all of the covenants and agreements of Manager required by the Contribution Agreement have been performed as of the closing date shall have been performed in all material respects as of the closing date;

•	there shall not have occurred a material adverse effect with respect to the Manager;

•	SWAY shall have received an officer’s certificate of the Manager with respect to the three preceding bullet points;

•	the execution and delivery of the documents required to be executed and delivered by Starwood Capital Group, as described above in “—Actions and Documents Delivered at Closing”; and

•	SWAY shall have received an officer’s certificate of Starwood Capital Group, certifying as of the Closing Date: (1) applicable resolutions, evidencing Starwood Capital Group’s authorization to execute, deliver and perform the documents relating to the Internalization to which it is a party; and (2) a true and complete copy of its certificate of limited partnership and partnership agreement, and any amendments.

Conditions to the Obligations of Starwood Capital Group

The obligation of Starwood Capital Group to effect the closing of the Internalization are subject to the satisfaction or waiver at or prior to the closing of the following conditions:

•	each of the representations and warranties of SWAY and the Operating Partnership shall be true and correct, if qualified by materiality, and each of the other representations and warranties of SWAY and the Operating Partnership shall be true and correct in all material respects as of the closing date (or any of any earlier date specified in a representation or warranty);

•	all of the covenants and agreements of SWAY and the Operating Partnership required by the Contribution Agreement to have been performed as of the closing date shall have been performed in all material respects as of the closing date;

•	there shall not have occurred a material adverse effect with respect to SWAY or the Operating Partnership;

•	SWAY shall have paid to the Manager, by wire transfer of immediately available funds, the management fee that has accrued and become payable under the Management Agreement through the closing;

•	the execution and delivery of the documents required to be executed and delivered by SWAY and the Operating Partnership, as described in “—Actions and Documents Delivered at Closing”; and

•	the Board shall have authorized the vesting of any unvested RSUs outstanding under the RSU award held by the Manager and such RSUs shall have become vested and shall no longer be subject to the restrictions set forth in the award.

Certain Pre-Closing Covenants

Pursuant to the Contribution Agreement, SWAY, the Operating Partnership and Starwood Capital Group have agreed to certain covenants, among others, as described below.

Starwood Capital Group has agreed to furnish the Internalization Special Committee, SWAY and their representatives with any information and data (including copies of contracts, plans and other books and records) concerning the Business, the Manager and operations of the Business and the Manager as the Internalization Special Committee, SWAY or any of SWAY’s representatives reasonably may request.

SWAY agreed to prepare and file with the SEC this proxy statement to approve the Internalization and to call and hold the Special Meeting. The Board agreed to recommend the Internalization to SWAY’s shareholders and SWAY agreed to use reasonable best efforts to solicit proxies to approve the issuance of the OP Units in connection with the Internalization. Nevertheless, the Board may decline to make, or may withdraw, modify or change its recommendation at any time prior to obtaining such shareholder approval if the Internalization Special Committee determines in good faith that the failure to take such action would be inconsistent with their duties to SWAY’s shareholders.

Post-Closing Covenants

Lock-up of OP Units

Starwood Capital Group has agreed, without the prior written consent of the Operating Partnership, not to offer, sell, contract to sell, pledge or otherwise transfer or dispose of any of the OP Units issued in connection with the Internalization or securities convertible or exchangeable or exercisable for any of the OP Units, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OP Units for a period of nine months commencing on the closing date, other than transfers by Starwood Capital Group to its affiliates, successors or any investment fund or other entity controlled or managed by Starwood Capital Group so long as the transferee agrees to be bound by such restrictions.

Starwood Capital Group has also agreed not to seek to have the OP Units it receives in the Internalization redeemed sooner than nine months after the closing date of the Internalization.

Covenant Not to Compete

Pursuant to the Contribution Agreement, Starwood Capital Group has agreed that, commencing on the closing date and ending on the one-year anniversary of the closing date, it shall not, and shall cause its affiliates not to:

•	engage in, directly or indirectly, in any capacity, or have any direct or indirect ownership interest in, or permit Starwood Capital Group’s or any such affiliate’s name to be used in connection with, any business in the United States which is engaged directly in the business of acquiring, owning and operating SFR residential properties (the “Restricted Business”);

•	directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of SWAY or the Operating Partnership or any of their subsidiaries for purposes of diverting their business or services from SWAY or the Operating Partnership or any of their subsidiaries; and

•	solicit the employment or engagement of services of any person who is or was employed as an employee, contractor or consultant by SWAY or the Operating Partnership or any of their subsidiaries during such period on a full- or part-time basis.

However, nothing in the Contribution Agreement prevents or restricts Starwood Capital Group or any of its affiliates from any of the following:

•	owning equity interests, indebtedness or other securities representing not more than 10% of the equity capital of a company that is engaged in the Restricted Business, so long as Starwood Capital Group is not otherwise associated with the management of such company, including by serving on the board of directors or holding any other similar governing position;

•	owning, operating or leasing, directly or indirectly, fewer than 100 single-family residential properties;

•	owning, operating or leasing, directly or indirectly, single-family residential properties acquired as a result of loss mitigation, foreclosure or similar activities in connection with or incidental to investments in mortgage loans, mortgage servicing rights, mortgage-backed securities or other mortgage-related assets; or

•	the acquisition and operation of any person or business engaged in a Restricted Business so long as, with respect to this bulleted paragraph, (1) the revenues from such Restricted Business constitute less than 20% of the total revenues of such acquired person or business (measured for the four calendar quarters before the execution of the purchase agreement) or (2) Starwood Capital Group or its Affiliate, within 12 months of the closing of such acquisition, divests a sufficient portion of the acquired Person or business such that the revenues from such Restricted Business constitute less than 20% of the total revenues of such acquired person or business (measured for the four calendar quarters before the disposition).

Co-Investment Right

SWAY shall have following co-investment rights during the period commencing on the Internalization closing date and ending on the earliest of (1) the date on which the Board determines that SWAY should exit the activity of investing in distressed and non-performing loans, (2) the date on which SWAY and its Subsidiaries dispose of all or substantially all of their portfolio of distressed and non-performing loans and (3) the one-year anniversary of the closing date:

•	of the equity capital proposed to be invested by any Starwood Investment Vehicle (as defined below) in any Starwood Target Asset Opportunity (as defined below), SWAY shall have the right to invest up to a minimum of 50% of such equity capital;

•	to the extent that any Starwood Investment Vehicle elects to invest less than 50% of the equity capital proposed to be invested by such Starwood Investment Vehicle in any Starwood Target Asset Opportunity (including in cases where such Starwood Target Asset Opportunity does not satisfy such Starwood Investment Vehicle’s minimum investment criteria as then in effect), SWAY shall also have the right to invest an additional percentage of equity capital in such Starwood Target Asset Opportunity equal to the percentage of equity capital not so invested by such Starwood Investment Vehicle; and

•	any portion of a Starwood Target Asset Opportunity that SWAY elects not to invest in pursuant to the preceding two bulleted paragraphs may be thereafter offered to, and purchased by, any investment vehicle sponsored or managed by Starwood Capital Group or its Affiliates.

SWAY’s co-investment rights are subject to (1) the availability of SWAY’s cash to make investments, (2) SWAY’s determination that the proposed investment opportunity is consistent with, and would not violate any of its investment guidelines and (3) the determination by SWAY that the proposed investment opportunity is suitable for SWAY, taking into account the composition of SWAY’s portfolio at the time and any other relevant factors (including maintaining its status as a REIT). SWAY shall not have any co-investment or similar rights under the foregoing with respect to (1) Starwood Property Trust, Inc. and its subsidiaries, (2) Starwood Real Estate Securities, L.L.C. and its sponsored funds, or (3) Starwood Energy Group Global, L.L.C. and its sponsored funds.

The terms “Starwood Investment Vehicle,” “Starwood Target Asset Opportunity” and “Target Assets” have the following meanings:

“Starwood Investment Vehicle” means (1) Starwood Capital Group and any of its affiliates and (2) any investment vehicle sponsored or managed by any of the foregoing, including the SOF-X Partnership.

“Starwood Target Asset Opportunities” means investment opportunities in Target Assets that are identified by a Starwood Investment Vehicle and shall also include opportunities to invest in a portfolio of assets including both Target Assets and real estate related equity investments, if Starwood Capital Group determines that more than 50% of the aggregate anticipated investment returns from the portfolio is expected to come from the Target Assets, but shall not include opportunities to invest in a portfolio of assets including both Target Assets and real estate related equity investments, if Starwood Capital Group determines that 50% or less of the aggregate anticipated investment returns from the portfolio is expected to come from the Target Assets.

“Target Assets” means distressed and non-performing single-family residential mortgage loans on property located within the United States.

Taxes

SWAY and Starwood Capital Group have agreed to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any tax return and any audit or other proceeding with respect to taxes.

Representations and Warranties

Representations and Warranties of Starwood Capital Group and the Manager

The Contribution Agreement includes various representations and warranties of Starwood Capital Group, either alone or together with the Manager, as to, among other things:

•	the due formation and qualification of Starwood Capital Group and the Manager to do business in each of the states in which each is required to be qualified to do business;

•	the authorization, execution and delivery of the Contribution Agreement by each of Starwood Capital Group and the Manager and the enforceability of the Contribution Agreement against each of them, subject to certain exceptions;

•	the absence of any breach, violation of or default under any judgment, order, law, regulation or permit of any governmental authority; the absence of any breach of any of the organizational documents of Starwood Capital Group or the Manager; and the absence of any default, cancellation, termination, acceleration, breach or violation of any agreement, instrument or other material document to which either of them is a party or their respective properties are bound (or right to declare such cancellation, termination, acceleration, breach or violation), in each case, as a result of the execution, delivery or performance of the Contribution Agreement or any action or omission by Starwood Capital Group or the Manager required by the Contribution Agreement (except to the extent that such breach, violation, default, cancellation, termination, acceleration or right thereto (other than a breach or violation of any organizational documents would not reasonably be expected to result in a material adverse effect on the Manager);

•	the absence of any legal proceeding or any threatened material legal proceeding against the Manager or any of its subsidiaries or any of their respective properties or, to the Manager’s knowledge, any executive officer or director of the Manager in their capacity as such;

•	the Manager and its subsidiaries’ absence of any general assignment for the benefit of creditors, any voluntary or involuntary bankruptcy petition, the appointment of a receiver to take possession of all or substantially all, assets, the attachment or judicial seizure of all, or substantially all, assets, any admission in writing of an inability to pay debts as they come due, or any offer of settlement to its creditors;

•	its ownership of all of the outstanding equity interests in the Manager, free and clear of any liens, claims or encumbrances; and the authorized and outstanding equity interests of the Manager and the absence of other rights or agreements giving any person the right to acquire any equity interests in the Manager;

•	identification of the material contracts of the Manager as of the date of signing of the Contribution Agreement and each contract that would be a Parent Material Contract (as defined in the Merger Agreement) after giving effect to the Internalization;

•	the absence of defaults by the Manager under any contract or, to the knowledge of the Manager, any other party thereto;

•	the operation of the Business as having been at all times since January 31, 2014 operated in all material respects in accordance with applicable laws and governmental permits, licenses and authorizations;

•	the treatment of the Manager from the time of its formation until June 15, 2015 as a partnership, and since June 15, 2015 as an entity disregarded as separate from Starwood Capital Group, for U.S. federal income tax purposes; the timely filing of all material federal, state, local and foreign tax returns and reports and the accuracy thereof in all material respects; the absence of any liens for taxes upon any assets or equity interests of the Manager; and the absence of any pending or written threats with respect to audits, assessments or other actions with respect to taxes of the Manager or any matters under discussion with any tax authority with respect to taxes that are likely to result in an additional liability for taxes;

•	the consolidated financial statements for the Manager as having been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except in the case of the unaudited financial statements, for the absence of footnotes and subject to customary year-end adjustments; and those financial statements as being complete and correct in all material respects and fairly presenting, in all material respects, the financial position and results of operations of the Manager as of their respective dates and for the respective periods presented, and being consistent with the books and records of the Manager (which books and records are complete and correct in all material respects);

•	the good, valid and marketable title to all assets of the Manager;

•	except for the pre-closing cash distribution, immediately following the closing, SWAY having all of the assets necessary for it and the Operating Partnership to conduct the Business as conducted on the signing date of the Contribution Agreement, and to provide the services provided as of the signing date under the Management Agreement and the Legacy Management Agreement, in substantially the same manner as such Business is being conducted and such services are being provided as of the signing date;

•	neither the Manager nor any of its subsidiaries being, or having been, a party to any collective bargaining agreement, labor union contract, or trade union agreement; no such agreement is being negotiated; and neither the Manager nor any of its subsidiaries being the subject of any legal proceeding that seeks to compel the Manager or any of its subsidiaries to bargain with any labor organization as to wages or conditions of employment or any other matter; absence of any currently pending or threatened strike, lockout, slowdown, or work stoppage against the Manager or any of its subsidiaries that may interfere in any material respect with the conduct of the Business by the Manager or any of its subsidiaries; and compliance in all material respects with all laws regarding employment and employment practices;

•	establishment, operation and administration of the Manager Plans in all material respects in accordance with their respective terms and the requirements of all applicable laws; the absence of pending or threatened claims (other than claims for benefits in the ordinary course), and, to the knowledge of Starwood Capital Group, no set of circumstances existing that may reasonably give rise to a claim or lawsuit, against the Manager or any of its subsidiaries, the Manager Plans or any fiduciaries thereof; timely making of all contributions and payment of all premiums under Manager Plans and related insurance arrangements; the Manager not having at any time, maintained, established, contributed to or been obligated to contribute to any Plan that is a “multiemployer plan,” subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, or subject to corresponding or similar provisions of foreign Laws; and neither the Manager nor any of its subsidiaries has sponsored, or having any obligation with respect to, any post-employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code;

•	neither the execution and delivery of the Contribution Agreement, nor the performance of the Internalization, (either alone or in conjunction with any other event, such as termination of employment) (1) resulting in any payment (including severance payments, payments under any other agreements or unemployment compensation payments) becoming due from SWAY, the Operating Partnership or the Manager or any of their respective subsidiaries to any Business employee or any other person, under any Plan or otherwise; (2) materially increasing any benefits otherwise payable under any Plan operated or maintained by or on behalf of SWAY, the Operating Partnership or the Manager or any of their respective subsidiaries; (3) resulting in any acceleration of the time of payment or vesting of any benefits payable by SWAY, the Operating Partnership or the Manager or any of their respective subsidiaries to any Business Employee; (4) triggering any funding obligation under any Manager Plan or impose any restrictions or limitations on the Manager’s or any of its subsidiaries’ rights to administer, amend or terminate any Manager Plan; or (5) resulting in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code);

•	there are no outstanding loans to, or other Indebtedness incurred by, the Manager.

•	the Manager holding all licenses, permits and other regulatory and governmental authorizations that are required to be maintained by it in connection with the conduct of the Business, except where the failure to hold any Governmental License would not reasonably be expected to result in a material adverse effect with respect to the Manager; the Manager having been in compliance in all material respects with all of the terms and requirements of each such license, permit and authorization, and there being no disputes, oral agreements or forbearance programs in effect as to any of them;

•	the insurance policies held by or on behalf of the Business or the Manager as of the signing date of the Contribution Agreement; such policies being in full force and effect and the Manager being in compliance in all material respects with the terms of those policies; all premiums due and payable on those policies having been duly and timely paid and no notice of cancellation or termination having been received with respect to any such policy; and the policies not terminating due to the closing of the Internalization; and there being no claims pending under any of those policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies (other than through customary reservation of rights letters);

•	the Manager having made available to SWAY and the Operating Partnership true and complete copies of all material corporate records of the Manager relevant to the Business and all other items referred to in the disclosure schedules of the Contribution Agreement, and neither the Contribution Agreement nor the disclosure schedules, taken as a whole, containing any untrue statement of a material fact or omitting any material fact necessary to make the statements herein or therein, as the case may be, not misleading;

•	the projections provided to SWAY by Starwood Capital Group prior to the signing of the Contribution Agreement having been prepared in good faith using assumptions that Starwood Capital Group believes in good faith are reasonable (which assumptions are disclosed therein) and being based on all reasonably available information regarding the current and historic operations, income and expenses of the Business by the Manager and the operations, income and expenses of the Business as it is proposed as of the signing of the Contribution Agreement to be conducted following the Closing as reflected in the assumptions underlying those projections, it being understood that (1) those projections are not a guarantee of the future performance of the Business, or that the projections will be obtained and (2) neither Starwood Capital Group nor the Manager shall have any liability under, and there shall not be a breach of, this representation based solely on any failure to achieve the projections.

•	there being no liabilities or obligations relating to the Business, the Manager’s intellectual property or the Manager’s assets, and, to the knowledge of the Manager, there is no existing condition, situation or set of circumstances that reasonably could be expected to result in such a liability or obligation, except for liabilities or obligations: (1) reflected in the June 30, 2015 balance sheet of the Manager; (2) incurred since June 30, 2015 in the ordinary course of business (including in the course of the Internalization) and would not reasonably be expected to have a material adverse effect with respect to the Manager; or (3) that are incurred after the signing of the Contribution Agreement in connection with, or as a result of, the Merger; and as of the Closing, the Manager will not have any liabilities other than liabilities set forth on the Closing Date Balance Sheet;

•	leased property held by the Manager, including copies of, the continued validity and enforceability of, and the absence of defaults under, the related lease agreements;

•	absence of proceedings, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that are reasonably likely to result in the imposition, on the Manager or any of its subsidiaries of any liability or obligation arising under environmental law, except as would not be reasonably likely, individually or in the aggregate, to result in a material adverse effect with respect to the Manager;

•	the intellectual property held or used by the Manager in the Business; as of the closing, the Manager will own or otherwise have the right to use all of the intellectual Property necessary for the conduct of the Business as it is currently conducted, free and clear of all liens, claims or encumbrances; to the knowledge of the Manager, use of that intellectual property in the conduct of the Business has not and does not infringe upon or misappropriate the intellectual property of any other Person; and the Internalization will not result in the imposition of any material financial obligation on the part of SWAY or the Operating Partnership arising from the transfer of that intellectual property pursuant to the Internalization;

•	absence of (1) outstanding loans, receivables or payables from or to Starwood Capital Group, on the one hand, and any Business employee or the Manager or any of its subsidiaries, on the other hand, (2) agreements between the Manager or any of its subsidiaries, on the one hand, and (a) Starwood Capital Group, (b) any current or former officer, employee, director or partner of Starwood Capital Group or the Manager or any of its subsidiaries or (c) any affiliate of the Persons identified in clauses (1) and (b), excluding the Manager and its subsidiaries, on the other hand, except for employment agreements or other agreements governing terms of employment or as disclosed in the Contribution Agreement; or (3) agreement requiring payments to be made by the Manager or any of its subsidiaries to any Person on a change of control or otherwise as a result of the closing of the Internalization, other than as provided in the employment agreement with Mr. Brien;

•	neither the Manager nor any of its Subsidiaries is required to be registered as an investment company under the 1940 Act, as amended;

•	neither the Manager nor any its subsidiaries is the owner of, or issuer of, any mortgage-backed securities, or holds any residential mortgage loans;

•	the Manager’s only clients since its inception having been: (1) SWAY; and (2) the Legacy Funds; and the Manager having conducted no business other than the Business and having conducted no activities other than pursuant to the Management Agreement and the Legacy Management Agreement; and

•	the absence of fees or commissions payable to brokers or finders in connection with the Internalization.

SWAY’s Representations and Warranties

The Contribution Agreement also includes various customary representations and warranties of SWAY as to, among other things:

•	the authorization, execution and delivery of the Contribution Agreement by SWAY and the Operating Partnership and the enforceability of the Contribution Agreement against SWAY and the Operating Partnership, subject to certain exceptions;

•	the due organization or formation of SWAY and the Operating Partnership and the qualification to do business of SWAY and the Operating Partnership in each of the states in which SWAY or the Operating Partnership is required to be qualified to do business;

•	the power and authority of SWAY and the Operating Partnership to conduct business and to enter into and perform the Contribution Agreement and related transaction documents and perform the transactions contemplated thereby;

•	the absence of any breach, violation of or default under any judgment, order, law, regulation or permit of any governmental authority; the absence of any breach of any organizational documents of SWAY or the Operating Partnership; or the absence of any default, cancellation, termination, acceleration, breach or violation of any agreement, instrument or other material document to which SWAY or the Operating Partnership is a party or by which SWAY’s or the Operating Partnership’s properties are bound (or right to declare such cancellation, termination, acceleration, breach or violation), in each case, as a result of the execution, delivery or performance of the Contribution Agreement by SWAY or the Operating Partnership or any action or omission by SWAY or the Operating Partnership required by the Contribution Agreement (except to the extent that such breach, violation, default, cancellation, termination, acceleration or right thereto would not reasonably be expected to result in a material adverse effect on SWAY or the Operating Partnership);

•	SWAY’s authorized capital and the due authorization and valid issuance of the OP Units to be issued in the Internalization and upon issuance, the due authorization and valid issuance of Common Share for which the OP Units are redeemable;

•	the absence of fees or commissions payable to brokers or finders in connection with the Internalization; and

•	the acquisition by Starwood Capital Group of the OP Units free and clear of all encumbrances, other than those imposed by law or resulting from action by Starwood Capital Group.

The representations and warranties of Starwood Capital Group, SWAY and the Operating Partnership generally survive until the date that is 18 months after the closing date, with the exception of certain representations and warranties, including those relating to the authorization and approval of the Contribution Agreement and related documents; due organization or formation; qualification to do business and authority and power to conduct business and to enter into and perform the Contribution Agreement and related documents; ownership of the equity interests in the Manager and the Property Manager; fees payable to brokers and finders; tax matters; the capitalization of SWAY; and title to the OP Units and the valid issuance of the OP Units and Common Shares for which the OP Units are redeemable, each of which will survive until the later of 18 months after the closing date or 30 days after the expiration of the applicable statute of limitations.

Indemnification

Starwood Capital Group Indemnification of SWAY

Subject to the qualifications and limitations described below, Starwood Capital Group has agreed to indemnify and hold harmless SWAY and the Operating Partnership and their respective successors and the respective shareholders, members, managers, partners, officers, directors, employees and agents of each such indemnified person (collectively, the “SWAY Indemnified Parties”) from and against any and all losses that may be asserted against, or paid, suffered or incurred by any SWAY Indemnified Party to the extent arising out of, resulting from, based upon or relating to any:

•	breach, as of the effective date of the Contribution Agreement or the closing date, of any representation or warranty made by Starwood Capital Group or the Manager in the Contribution Agreement or in any of the transaction documents, in each case, determined without regard to any limitation or qualification including the terms “material” or “Material Adverse Effect”;

•	failure by Starwood Capital Group or the Manager duly and timely to perform or fulfill any of their covenants or agreements required to be performed by them under the Contribution Agreement or any of the transaction documents;

•	act, omission or state of affairs for which the Manager would be required to provide indemnity to SWAY or the Operating Partnership under the Management Agreement in effect immediately prior to the closing, to the extent such act, omission or state of affairs preceded the closing (a “Management Claim”); provided such indemnity shall not include claims by the Manager’s employees arising from actual or prospective changes in employment levels, locations or conditions associated with the Merger; and

•	taxes payable by the Manager in respect of any pre-closing tax period.

Limitations to Starwood Capital Group Indemnification of SWAY and the Operating Partnership

No amounts of indemnity will be payable by Starwood Capital Group with respect to any claim relating to a breach or alleged breach of a representation or warranty unless and until SWAY Indemnified Parties have paid, suffered or incurred losses with respect to such breaches in excess of $2 million in the aggregate (the “Basket Amount”), in which case SWAY Indemnified Parties may bring a claim for all losses regardless of the Basket Amount; provided that a SWAY Indemnified Party may not assert a claim for indemnity unless such loss or series of losses exceeds $100,000 (and any such losses that do not exceed that per claim amount shall not be aggregated for purposes of the Basket Amount); and provided further, no such thresholds exists with respect to fraud and certain specified representations. The maximum aggregate liability of Starwood Capital Group under its indemnity obligations with respect to (1) breaches of representations and warranties or Management Claims shall not exceed $22.05 million or (2) failure to perform covenants or agreements shall not exceed $40 million; provided the aggregate indemnity payments as a result of breaches of representations and warranties, breach of covenants or agreements, or Management Claims shall not exceed $40 million.

SWAY Indemnification of Starwood Capital Group

Subject to the qualifications and limitations described below, SWAY shall indemnify and hold harmless Starwood Capital Group and its successors and the respective shareholders, members, managers, partners, officers, directors, employees and agents of each such indemnified person (“SCG Indemnified Parties”) from and against any and all losses that may be asserted against, or paid, suffered or incurred by any SCG Indemnified Party to the extent arising out of, resulting from, based upon or relating to any:

•	breach, as of the effective date of the Contribution Agreement or the closing date, of any representation or warranty made by SWAY or the Operating Partnership in the Contribution Agreement or in any of the transaction documents (determined without regard to any limitation or qualification including the terms “material” or “Material Adverse Effect”), except to the extent that such breach is caused by any act or omission of the Manager; and

•	failure by SWAY or the Operating Partnership duly and timely to perform or fulfill any of their covenants or agreements required to be performed by them under the Contribution Agreement or any of the transaction documents.

Limitations to SWAY Indemnification of Starwood Capital Group

No amounts of indemnity will be payable by SWAY with respect to any claim relating to a breach or alleged breach of a representation or warranty unless and until the SCG Indemnified Parties have paid, suffered, incurred, sustained or become subject to losses with respect to such breaches in excess of $2 million in the aggregate, in which case the SCG Indemnified Parties may bring a claim for all losses in excess of such amount; provided that a SCG Indemnified Party shall not assert a claim for indemnity unless such loss or series of losses exceeds $100,000; and provided further, no such threshold exists with respect to fraud or certain specified representations. The maximum aggregate liability of Starwood Capital Group under their indemnity obligations with respect to breaches of representations and warranties shall not exceed $22.05 million.

Amendment; Waiver; Assignment

Amendments and Waivers

The Contribution Agreement may be amended or modified only by a written instrument duly executed by or on behalf of each party to the Contribution Agreement. In addition, any term or condition of the Contribution Agreement may be waived at any time by the party that is entitled to the benefit thereof.

Assignment

The covenants, agreements, rights and options contained in the Contribution Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, successors and assigns of the parties to the Contribution Agreement and all persons or entities claiming by, through or under any of them.

Termination

The Contribution Agreement may be terminated, and the Internalization contemplated thereby may be abandoned at any time prior to the closing by:

•	the mutual written agreement of SWAY and Starwood Capital Group before or after approval of the Internalization by SWAY’s shareholders;

•	either SWAY or Starwood Capital Group if any court of competent jurisdiction or other competent governmental authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting all or any portion of the transactions contemplated by the Contribution Agreement or the Merger and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable;

•	either SWAY or Starwood Capital Group, in the event (1) of a material breach of the Contribution Agreement by the non-terminating party if such non-terminating party fails to cure such breach within 30 days following written notification thereof by the terminating party or (2) the satisfaction of any condition to the terminating party’s obligations under the Contribution Agreement becomes impossible, but only if the failure of such condition to be satisfied is not caused by a breach of the Contribution Agreement by the terminating party or its affiliates;

•	either SWAY or Starwood Capital Group, if the Merger Agreement is terminated; or

•	either SWAY or Starwood Capital Group, on or after the Outside Date, as provided in the Merger Agreement.

The termination of the Contribution Agreement in accordance with its terms will relieve the parties to the Contribution Agreement or their respective affiliates, directors, managers, officers, shareholders or members of any liability or further obligation.

Expenses

Except as otherwise expressly provided in the Contribution Agreement, whether or not the transactions contemplated by the Contribution Agreement are completed, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of the Contribution Agreement and the related transaction documents and the transactions contemplated thereby.

Redemption, Exchange and Registration Rights

In connection with the Internalization, the Operating Partnership will issue an aggregate of 6,400,000 OP Units to Starwood Capital Group. As a holder of these OP Units, Starwood Capital Group will have the right to require the Operating Partnership to redeem all of their OP Units for cash, or, at SWAY’s election, SWAY may purchase the units sought to be redeemed for cash or Common Shares on a one-for-one basis. The price at which the Operating Partnership must redeem OP Units is based upon the fair market value of an equivalent number of Common Shares at the time of the redemption. Starwood Capital Group has agreed in the Contribution Agreement not to seek have the OP Units that it receives in the Internalization redeemed by the Operating Partnership sooner than nine months after the closing under the Contribution Agreement.

Registration Rights Agreement

In connection with the execution of the Contribution Agreement and the Merger Agreement, SWAY entered into a Registration Rights Agreement with Starwood Capital Group, as contemplated by the Contribution Agreement, and the CAH Investors, as contemplated by the Merger Agreement.

Set forth below is a summary of the material terms of the Registration Rights Agreement. The rights and obligations of SWAY, Starwood Capital Group and the CAH Investors are governed by the express terms and conditions of the Contribution Agreement and not by this summary or any other information contained in this proxy statement. SWAY urges you to read the Registration Rights Agreement carefully and in its entirety. This summary is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Annex E to this proxy statement.

Under the Registration Rights Agreement, Starwood Capital Group, in respect of any Common Shares that it may receive in connection with any request to redeem the OP Units it receives in the Internalization, and the

CAH Investors, in respect of any Common Shares they receive in connection with the Merger, may require the Combined Company from time to time to register those Common Shares. The Common Shares so received are referred to in this summary as the “Registrable Securities,” and Starwood Capital Group, the CAH Investors, and their respective transferees, distributees and assignees are referred to as “Holders.”

Demand and Piggyback Registrations

The Registration Rights Agreement grants each Holder certain rights to demand that the Combined Company register some or all of such Holder’s Common Shares (a “Demand Registration”) for sale under the Securities Act or to request the inclusion of some or all of their Common Shares in a registration being affected by the Combined Company for itself or on behalf of another person (a “Piggyback Registration”); in each case, subject to customary registration procedures and indemnity provisions. The Combined Company is not required to honor a request for either a Demand Registration or a Piggyback Registration until after the nine-month anniversary of the closing of the Merger.

The ability to cause the Combined Company to effect a Demand Registration is subject to certain conditions. Starwood Capital Group may request up to three Demand Registrations, and the CAH Investors may request an unlimited number of Demand Registrations; however, in each case, the Combined Company is not required to effect such registration within 180 days of the effective date of any prior registration statement, and the Combined Company may delay the filing of a registration statement for up to 60 days, as described in the next paragraph. Regardless of which Holders makes a demand, the other Holders are required to be given notice of the demand and be afforded an opportunity to include Registrable Securities in that registration.

The Combined Company may postpone the filing of a registration statement pursuant to a Demand Registration if the Board determines in its good faith judgment that the filing of a Demand Registration would (1) be seriously detrimental to the Combined Company in that such registration would interfere with a material corporate transaction, or (2) require the disclosure of material non-public information concerning the Combined Company that at the time is not, in the good faith judgment of the Board, in the Combined Company’s best interests to disclose and is not, in the opinion of the Combined Company’s counsel, otherwise required to be disclosed. In such circumstances, the Combined Company may defer the filing for the period during which such registration would be seriously detrimental; provided, however, that (x) the Combined Company may not defer such filing for a period of more than 60 days after receipt of any demand by a Holder, and (y) the Combined Company may not exercise the deferral right more than once in any 12-month period.

Also, the Combined Company may require Holder not to sell under a registration statement or suspend the effectiveness thereof, if any of the following events will occur: (1) an underwritten public offering by the Combined Company of Common Shares if the Combined Company is advised by the underwriters that the concurrent resale of the Registrable Shares by the Holders would have a material adverse effect on the Combined Company’s offering; (2) there is material non-public information regarding the Combined Company that the Combined Company determines not to be in its best interest to disclose, would, in its good faith determination, require any revision to such registration statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Combined Company is not otherwise required to disclose; or (3) there is a significant bona fide business opportunity (including the acquisition or disposition of assets (other than in the ordinary course of business), including any significant merger, consolidation, tender offer or other similar transaction) available to the Combined Company that it determines not to be in its best interests to disclose. The Combined Company has agreed that it may not delay, suspend or withdraw such registration statement for more than 30 days in any 90-day period or 90 days in any 365-day period.

If the offering that is the subject of a Demand Registration or Piggyback Registration is proposed to be an underwritten offering, and the managing underwriter in that offering advises that the number of Common Shares requested to be included in such registration exceeds a maximum number (the “Maximum Number”) that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Registration Rights Agreement specifies the order in which Registrable Securities are to be included. In the case of Registrable Securities held by the Holders, the Registration Rights Agreement allocates 22.5% of the Maximum Number to Starwood Capital Group (Starwood Capital Group is also allocated any unused allocation of the CAH Investors) and 77.5% of the Maximum Number to the CAH Investors (the CAH Investors are also allocated any unused allocation of Starwood Capital Group).

The Combined Company is obligated to prepare and file the registration statement within 30 days and to use commercially reasonable efforts to cause that registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter. The Combined Company is responsible for the costs of preparing and filing the registration statement, including fees and expenses of its accountants and counsel, registration fees due the SEC, and listing fees due the NYSE. Each Holder selling Common Shares is responsible for the fees and expenses of its counsel and associated underwriting or broker fees, discounts and selling commissions.

Indemnification

In accordance with the Registration Rights Agreement, the Combined Company will indemnify a Holder and its affiliates for any and all losses relating to any untrue statement of a material fact contained in, or any omission of a material fact from, any registration statement, prospectus or any amendment or supplement thereto (except to the extent any such untrue statements or omissions are based upon written information furnished by such Holder expressly for use in such registration statement or prospectus (the “Holder Information”)).

Similarly, each Holder will severally, and not jointly with each other, indemnify the Combined Company and its affiliates and each other Holder from and against any and all losses for any untrue statement of a material fact contained in, or any omission of a material fact from, any registration statement, prospectus or any amendment or supplement thereto to the extent that such untrue statements or omissions are based upon Holder Information.

Reports Under the Exchange Act

To make available the benefits of Rule 144 to the Holders, the Combined Company is obligated to use commercially reasonable efforts to file timely the reports required to be filed by the Combined Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Assignment of Registration Rights

The rights under the Registration Rights Agreement, subject to certain conditions and exceptions, will be automatically assignable by any Holder of Registrable Securities to any transferee or assignee of all or any portion of the Registrable Securities (provided such transferee agrees in writing to be bound by all of the provisions of the Registration Rights Agreement and such Holder provides written notice to the Combined Company of such assignment).

PROPOSAL 2: THE MERGER SHARE ISSUANCE PROPOSAL

General

SWAY is asking its shareholders to approve the issuance of Common Shares to the CAH Investors (or their specified designees) in connection with the Merger, pursuant to the Merger Agreement. SWAY refers to such proposal as the Merger Share Issuance Proposal. For a detailed discussion of the terms and conditions of the Merger and the Merger Agreement, see “—The Merger Agreement.” As discussed in the section entitled “—The Merger—SWAY’s Reasons for the Merger,” after careful consideration, the Board, by a unanimous vote of all trustees, approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The approval of the Merger Share Issuance Proposal is a condition precedent to the closing of the Internalization and the Merger.

Vote Required

The Merger Share Issuance Proposal requires the affirmative vote of holders of at least a majority of the votes cast on such proposal assuming a quorum is present. If you “Abstain” from voting, it will have no effect on the Merger Share Issuance Proposal under Maryland law. However, if you “Abstain” from voting, it will have the same effect as an “Against” vote on the Merger Share Issuance Proposal under the NYSE rules. Failures to vote, which include broker non-votes, will have no effect on the Merger Share Issuance Proposal.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the Merger Share Issuance Proposal.

The Merger

The following is a description of the material aspects of the Merger. While SWAY believes that the following description covers the material terms of the Merger, the description may not contain all of the information that may be important to you. You should read this proxy statement carefully and in its entirety, including the Merger Agreement attached to this proxy statement as Annex B and incorporated herein by reference, for a more complete understanding of the Merger.

Effects of the Merger

The Merger Agreement provides for the Merger of CAH with and into the Merger Subsidiary, a wholly owned subsidiary of SWAY formed for the purpose of effecting the Merger. Merger Subsidiary will be the surviving entity in the Merger and will continue to be a wholly owned subsidiary of SWAY.

In the Merger, all of the outstanding shares of CAH common stock (other than shares of CAH common stock owned by any wholly owned subsidiary of CAH, which will be cancelled) will be converted into the right to receive an aggregate of 64,869,583 Common Shares. The Merger Consideration is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Merger, provided, that adjustments shall be made to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or other like change. No fractional shares will be issued in the Merger, and cash will be paid in lieu thereof. SWAY shareholders will continue to own their existing Common Shares following the closing of the Merger.

Background of the Merger

The Board and management of SWAY periodically review and evaluate potential strategic opportunities to enhance shareholder value. When SWAY was spun-off in January 2014, it intended for its business to grow partly through raising additional equity capital for use in acquiring additional homes. After the spin-off, SWAY has been reluctant to raise growth capital in the equity markets, in part, because of its belief that the market is undervaluing its assets. It is both the Board’s and our management’s belief that other participants in the SFR industry also have been reluctant to sell equity at their current valuations, which has caused many industry participants to consider merger and acquisition opportunities. Since its spin-off, SWAY has evaluated potential combinations with a number of participants in the SFR industry, but found that many participants in the industry lacked a portfolio of homes in attractive sub-markets and did not have the desired management teams or compatible platforms with which to partner with SWAY.

In December 2014, Barry Sternlicht, Chairman of SWAY’s Board and CEO and Chairman of Starwood Capital Group, and Tom Barrack, Executive Chairman of Colony Capital, began a conversation about a possible transaction involving SWAY and CAH. Both had known each other for years and had contact with each other at various real estate conferences and other events. They routinely discussed the real estate industry and SFR sector.

On December 22, 2014, Barry Sternlicht and Tom Barrack exchanged emails indicating a desire to have members of their respective teams discuss the possibility of combining the businesses of SWAY and CAH.

On December 24, 2014, at the direction of Barry Sternlicht, representatives of Starwood Capital Group and the Manager telephoned Justin Chang, CEO of CAH, for the purpose of discussing SWAY’s and CAH’s respective businesses, platforms, investment criteria, target markets, acquisition channels and plans for future growth. The discussions suggested that both companies operated in a similar manner and that a combination might result in significant scale and operating synergies. There was general agreement to continue discussions and to enter into a mutual non-disclosure agreement to facilitate a more detailed information exchange and analysis.

On January 8, 2015, SWAY and CAH executed a mutual non-disclosure agreement. The agreement included a standstill provision, by which each party agreed not to, unless specifically requested in writing by the other party’s representatives, among other things, acquire any material assets, businesses or securities of the other party, propose any business combination or other extraordinary transaction with the other party or seek or propose to influence, advise, change or control the management or board of the other party, in each case for a period of 18 months after the execution of the agreement.

In January 2015, SWAY investigated a possible transaction with another public SFR company that had initiated a sale process. Ultimately, discussions were abandoned given differences between the parties over business strategy and relative valuation.

On January 12, 2015, Tom Barrack and Barry Sternlicht discussed a potential business combination in which SWAY would issue Common Shares to CAH’s equityholders having an aggregate market value equal to CAH’s NAV. Alternatively, a potential transaction using the relative NAVs of SWAY and CAH was also discussed.

In a conference call on January 14, 2015, representatives of Starwood Capital Group, the Manager and CAH discussed SWAY and CAH in more detail, including asset locations, details regarding asset information files that had been exchanged and next steps. After answering questions and determining next steps, it was decided to schedule a future call to discuss a more in-depth analysis to be prepared and provided by CAH.

In the scheduled conference call, held on January 26, 2015, representatives of Starwood Capital Group, the Manager and CAH reviewed a draft of an initial business combination analysis performed by CAH. The analysis presented various high-level items, including potential synergies, pro forma FFO yields and FFO accretion/dilution.

On January 28, 2015, Barry Sternlicht emailed Tom Barrack about the combination analysis that was discussed on January 26, 2015, expressing the view that the combination be based on an NAV-to-NAV basis between SWAY and CAH and that the property valuations be validated independently by SWAY and CAH during a diligence period.

On February 24, 2015, the independent members of the Board were briefed during a regularly scheduled Board meeting on the possibility of a business combination between SWAY and CAH. The Board agreed that such a business combination merited further consideration, authorized further discussions and expressed the view that a combination should be based upon the relative NAVs of the parties.

Following the January 26, 2015 teleconference and the briefing of the Board on February 24, 2015, representatives of Starwood Capital Group and CAH continued their discussions, periodically updating the combination analysis as new considerations were taken into account and information became available. Meanwhile, the Manager addressed some management departures and transitions. On March 20, 2015, Gary Beasley, a Co-CEO of SWAY and the Manager, announced his resignation, effective April 3, 2015, in order to pursue other opportunities. Douglas Brien, Co-CEO of SWAY and the Manager, assumed Mr. Beasley’s duties. On the same date, Colin Wiel, Chief Investment Officer of SWAY and the Manager, announced his resignation, effective April 3, 2015. On March 25, 2015, SWAY and the Manager appointed Charles Young as COO.

On April 8, 2015, Barry Sternlicht, in an email to Tom Barrack, discussed different structures related to keeping the Manager and the management of the combined business external or internalizing the management, in each case, as part of a potential business combination. In an email on April 30, 2015, Tom Barrack expressed the preference of internalizing management to enhance shareholder value in connection with a business combination. Barry Sternlicht agreed, noting that such an internalization would require the review and approval of a special committee of SWAY’s Board, comprised entirely of independent and disinterested trustees. Thereafter, the two discussed a preliminary range in value of the Manager of between $150 million and $200 million. Barry Sternlicht and Tom Barrack agreed that $180 million was a reasonable working assumption, with the mutual understanding that the valuation of the Manager would remain subject to the review and negotiation of an independent special committee of the Board, advised by its own legal and financial advisors, and recommendation of such special committee to the Board.

On June 23 and 24, 2015, representatives of Starwood Capital Group, the Manager and CAH met in person in New York City to introduce themselves to each other, and discuss next steps, including the process for setting the exchange ratio that would determine the number of Common Shares that might be issued to CAH equityholders as part of any merger. The representatives reviewed the methodology used by each company to value its assets as part of its NAV calculation process. Although the two methodologies produced similar results, it was decided that, for purposes of setting the exchange ratio, a common methodology should be used.

On June 29 and July 1, 2015, Barry Sternlicht and Tom Barrack discussed exchange ratios based on the analyses performed to date and reached an agreement in principle on such methodology, subject to confirmatory due diligence on the valuations and calculations supporting such analyses.

In late June 2015 and continuing throughout July 2015, conversations continued between Barry Sternlicht and Tom Barrack and other representatives of SWAY and CAH on a range of open issues relating to a potential transaction, including with respect to valuations, the name of the combined business, its headquarters, registration rights of and transfer restrictions on Common Shares issued in connection with any merger and equity issued or exchanged in connection with any internalization, and the separation and distribution of CAF, which is CAH’s residential specialty finance business. To facilitate the discussions, several drafts of non-binding, indicative terms sheets were exchanged between SWAY and CAH reflecting the parties’ positions on these and additional related terms, which included the structure of a potential internalization and combination, a potential exchange ratio based on the relative NAVs of SWAY and CAH, the allocation of estimated transaction costs, the board structure of the combined business, an envisioned exclusivity period for negotiations between SWAY and CAH, registration rights and transfer restrictions, the potential senior management team of a combined business, and closing conditions of a possible internalization.

On July 22, 2015, the Board met to receive a presentation from representatives of the Manager regarding a potential combination with CAH in which the Manager, including SWAY’s management, would be internalized. The presentation included a high-level discussion of CAH; a discussion of an exchange ratio based upon the relative NAVs of SWAY and CAH; a proposed internalization of the Manager; an overview of the basic, non-binding terms of a potential business combination; and an illustrative timeline of a possible transaction. The non-binding, indicative terms of a potential business combination contemplated, among other things, a combination of the companies via merger; an internalization of the Manager; the potential pro forma share ownership, subject to further discussions and confirmatory diligence on asset values, of each of the Manager, SWAY’s existing shareholders and CAH’s equityholders in the Combined Company as a result of a potential transaction; an outline of the board structure of the Combined Company; and a nine-month transfer restriction on shares to be received by CAH equityholders and shares or OP Units received in an internalization of the Manager. The non-binding, indicative terms of a potential internalization included, among other things, a reference to an illustrative value of $180 million to be paid in consideration of a contribution of the outstanding equity of the Manager by Starwood Capital Group to the Operating Partnership; the understanding that any internalization would be made contingent upon the closing of the potential merger and vice versa; and the understanding that any internalization would be conditioned upon approval by a special committee of the Board. After considering the potential terms presented to it, the Board authorized proceeding with further discussions with respect to a potential business combination, and authorized SWAY to enter into an exclusivity agreement with CAH that provided for a period for exclusive negotiations between the parties ending October 31, 2015. In light of the existing relationships among the Manager, SWAY’s management and certain members of the Board, the Board determined that it would be in the best interests of SWAY to form the Internalization Special Committee, consisting exclusively of independent and disinterested members of the Board, to consider the internalization proposal and to make a recommendation to the Board. The Board also authorized the Internalization Special Committee to retain its own legal and financial advisors. The Board appointed Messrs. Fascitelli, Kelter and Simon, each of whom the Board confirmed was not affiliated with, and was independent from, Starwood Capital Group, to the Internalization Special Committee. See “Proposal 1: The Internalization Proposal—The Internalization—Proceedings of the Internalization Special Committee and the Board.”

Also on July 22, 2015, representatives of Starwood Capital Group, the Manager and CAH met by telephone to discuss many of the same issues covered that same day in the presentation to SWAY’s Board, as well as the process and illustrative timelines for further discussions.

The exclusivity agreement was executed by each of SWAY, the Manager and CAH on July 23, 2015 with a term expiring on October 31, 2015. A conference call between representatives of SWAY and CAH was held on July 23, 2015 to discuss the process for determining the NAV for each company for purposes of establishing the exchange ratio and the information needed by both companies in order to perform analyses and valuation diligence.

Following an initial discussion on July 28, 2015, and the execution on July 29, 2015 of a non-disclosure agreement, the Board approved the engagement of Moelis as SWAY’s financial advisor on July 31, 2015. An engagement letter between SWAY and Moelis was subsequently executed on August 26, 2015, confirming Moelis’ engagement.

On July 30, 2015, representatives of Starwood Capital Group, SWAY and CAH met in New York. At the meeting, the attendees discussed SWAY’s and CAH’s business models, operating performance, culture, future plans, best practices, technology, capital structure and asset valuation, among other things, in significant detail in order for each company’s representatives to begin to formulate a strategy for the proposed combination.

On July 31, 2015, SWAY’s Board met. At that meeting, the Board received an update regarding the potential transaction with CAH. Representatives of CAH, by invitation of the Board, joined briefly to meet the members of the Board and to discuss CAH and the potential combination.

Later in the day on July 31, 2015, representatives of SWAY’s financial advisor and Morgan Stanley & Co., LLC, CAH’s financial advisor, held a conference call to discuss the format and assumptions behind SWAY’s budget model to be used as a preliminary step to SWAY and CAH’s officers building a pro forma financial model. Throughout the course of the period leading up to the announcement of the Internalization and the Merger, the parties held several other meetings to discuss the pro forma model, as well as the SWAY and CAH individual projection models.

In late July 2015, Sidley Austin LLP, as SWAY’s outside counsel, together with representatives of SWAY, discussed and finalized a list of legal diligence items to send to CAH. On July 28, 2015, Sidley Austin LLP sent the legal diligence request list to Skadden, Arps, Slate, Meagher & Flom LLP, as CAH’s outside counsel. On August 6, 2015, a similar call was held by representatives of SWAY with Moelis to discuss and finalize a business diligence list, which was subsequently sent to CAH. On August 3, 2015, Skadden, Arps, Slate, Meagher & Flom LLP sent a legal diligence request list to Sidley Austin LLP on August 3, 2015. On August 4, 2015, Morgan Stanley & Co., LLC, as CAH’s financial advisor, sent a business diligence request list to SWAY.

On August 6, 2015, representatives of SWAY and CAH met in Los Angeles to discuss potential operating synergies that might be achieved in the proposed combination of the two businesses. Both SWAY and CAH presented proposals outlining pro forma organizational charts and potential cost savings. Overall, the proposals were similar and both companies agreed to go-forward organizational structures. Later on August 6, 2015, an initial draft of the Merger Agreement was sent by SWAY’s counsel to CAH’s counsel. On August 18, 2015, CAH’s counsel sent a revised draft of the Merger Agreement to SWAY’s counsel. Thereafter, the respective counsel exchanged revised drafts of the Merger Agreement, as well as drafts of disclosure schedules and ancillary agreements.

On August 13, 2015, a meeting was held between representatives of SWAY and CAH in Scottsdale, Arizona to discuss information technology systems, repairs and maintenance, property management, leasing, asset management, finance and accounting, human resources and retention, and broader transaction work streams. The meeting was followed by a tour of a sample of CAH’s homes in the Scottsdale area.

On August 14, 2015, discussions between representatives of SWAY and CAH began regarding the accounting treatment of the transaction, including the preparation of pro forma financial statements that would be required in connection with a proxy statement covering the potential transactions.

On August 18 and 19, 2015, Barry Sternlicht and Tom Barrack discussed the potential senior management team of a combined business, next steps for finalizing the NAVs to be used in determining the exchange ratio, the size of the combined business’ board of trustees and the potential consumer and corporate names of the business.

On August 21, 2015, an initial draft of the Contribution Agreement was sent by Starwood Capital Group to the Internalization Special Committee. On August 26, 2015, SWAY received initial due diligence request lists from the Internalization Special Committee’s advisors. On September 9, 2015, a revised draft of the Contribution Agreement was received from the Internalization Special Committee’s counsel. Thereafter, the respective counsel exchanged revised drafts of the Contribution Agreement as well as disclosure schedules and ancillary agreements.

On August 26, 2015, a meeting was held between representatives of SWAY and CAH in New York City to discuss the exchange ratio in an attempt to finalize an NAV methodology. Various possible combinations of valuation methodologies were discussed, in addition to the inclusion/exclusion of various balance sheet items in order to achieve a consistent calculation of the relative NAVs of SWAY and CAH. Ultimately, SWAY and CAH mutually agreed on an appropriate valuation methodology, which contemplated, among other things, that intangible assets would be removed from both companies’ NAVs for the purpose of determining the exchange ratio.

In a conference call on August 28, 2015, representatives of Starwood Capital Group discussed the assumptions used in Starwood Capital Group’s valuation of the Manager with representatives of the Internalization Special Committee’s financial advisor, Wells Fargo Securities. Various scenarios were discussed in addition to the reasons behind the assumptions used by Starwood Capital Group.

On September 1, 2015, a meeting among representatives of SWAY, including SWAY’s financial advisor, Moelis, and SWAY’s auditors, Deloitte LLP, and representatives of CAH, including its financial advisor and its auditors, was held in Los Angeles. At the meeting, participants discussed accounting topics relating to the Merger and the Internalization (e.g., harmonizing accounting policies and procedures, accounting/tax diligence, and accounting items) and costs associated with the Legacy Management Agreement, with a breakout session for deciding on the pro forma financial model assumptions related to potential synergies.

On September 2, 2015, an officer of SWAY discussed with a Moelis representative and representatives from Wells Fargo Securities the pro forma model, including synergy assumptions, transaction costs, and pro forma NAV. On another call that day, representatives of Wells Fargo Securities, SWAY and SWAY’s counsel discussed post-closing adjustment mechanics to the proposed consideration to be paid by SWAY to the Manager’s equityholder under the Contribution Agreement and the particulars of the Manager’s balance sheet. In addition, there was a discussion regarding the mechanics for transferring the management team and employees to SWAY post-contribution. Several subsequent calls with Wells Fargo Securities followed to discuss certain financial perspectives regarding the Internalization, which were attended by representatives of Starwood Capital Group and any, or all, of SWAY’s financial advisor, the Internalization Special Committee’s counsel and SWAY’s counsel. See “Proposal 1: The Internalization Proposal—The Internalization—Proceedings of the Internalization Special Committee and the Board.”

On September 8, 2015, representatives of SWAY and CAH held a call to discuss the proposed separation of CAF from CAH, which would occur prior to the closing of the Merger, including the scope of the separated business and related assets being separated and the mechanics contemplated to effect the separation.

On September 16, 2015, a representative of Starwood Capital Group held a call with a representative of CAH to convey the Internalization Special Committee’s approval of the internalization transaction and the number of OP Units to be issued in that transaction.

On September 19, 2015, the Board held a telephonic meeting to discuss and vote on the Internalization and Merger. Representatives from Moelis presented their financial review of SWAY and the Manager and financial analysis of the proposed combination and delivered to the Board the oral opinion of Moelis, which was confirmed by delivery of a written opinion, dated September 19, 2015, addressed to the Board to the effect that, as of September 19, 2015 and based upon and subject to the conditions and limitations set forth in the opinion, the number of Common Shares to be retained by the pre-transaction holders of Common Shares after giving effect to the proposed Merger and the proposed Internalization was fair from a financial point of view to the holders (other than Starwood Capital Group and its affiliates), as more fully described under “Proposal 2: The Merger Share Issuance Proposal—The Merger—Opinion of SWAY’s Financial Advisor.”

The Internalization Special Committee provided a recommendation to the broader Board that it should approve the Internalization. SWAY’s counsel reviewed the terms of the Contribution Agreement and the Merger Agreement. A vote was called and the Board (with Messrs. Sternlicht, Brien and Sossen abstaining) approved the Internalization and Contribution Agreement by a vote which included the affirmative vote of all of the independent directors, and recommended that SWAY’s shareholders approve the Internalization and the Contribution Agreement. The Board also unanimously approved the Merger.

Following the September 19, 2015 Board meeting, the parties finalized the transaction agreements during the next few days. On September 21, 2015, the Contribution Agreement, the Merger Agreement and the Registration Rights Agreement were signed. A press release announcing the transactions was issued.

SWAY’s Reasons for the Merger

After careful consideration, the Board, by a unanimous vote of all trustees, at a meeting held on September 19, 2015, approved the Merger Agreement and the transactions contemplated thereby, including the Merger. In reaching its decision, the Board consulted with SWAY’s senior management and SWAY’s financial and legal advisors, and considered a number of factors that the Board believed supported its decision, including the following material factors:

•	Strategic and Financial Considerations. The Board believes that the Merger will provide a number of significant strategic and financial opportunities, including the following:

•	a leading (1) platform, combining the advanced technology platforms of SWAY and CAH, (2) management team, led by CEO Fred Tuomi, COO Douglas R. Brien and CFO Arik Prawer, and (3) Board, led by Barry Sternlicht and Thomas J. Barrack, Jr., each of whom will be appointed as a Co-Chairman of the Board of the Combined Company upon the closing of the Merger;

•	the scale and density to optimize operations and reduce operating costs, with a combined platform of over 30,000 homes and an average of approximately 2,700 homes in each of the Combined Company’s ten largest markets;

•	anticipated synergies, including anticipated general and administrative expense consolidation, regional property-level efficiencies, elimination of the base management fee and economies of scale in services and procurement;

•	a portfolio concentrated in high-growth markets, with the Combined Company’s ten largest markets having strong fundamentals driving occupancy, retention and rent growth and a unique footprint reflecting early acquisitions in strong HPA markets;

•	further strengthening of SWAY’s balance sheet and expected further improvement in SWAY’s long-term cost of capital and credit profile;

•	anticipated enhanced competitive position as a result of the Combined Company’s size and scale, which position it as a leading aggregator in the SFR sector driving anticipated operational and cost of capital advantages;

•	expected accretive impact on SWAY’s cash flow and Core FFO per share; and

•	expected benefit to shareholders of a stable and secure dividend with growth potential.

•	Fixed Merger Consideration. The Board considered that the Merger Consideration is fixed and that it will not fluctuate as a result of changes in the price of Common Shares or CAH common stock and that a fixed Merger Consideration limits the impact of external factors on the transaction.

•	Opinion of SWAY’s Financial Advisor. The Board considered the oral opinion of Moelis, which was confirmed by delivery of a written opinion, dated as of September 19, 2015, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the number of Common Shares to be retained by the pre-transaction holders of Common Shares after giving effect to the proposed Merger and the proposed Internalization was fair from a financial point of view to the holders (other than Starwood Capital Group and its affiliates), as more fully described under “Proposal 2: The Merger Share Issuance Proposal—The Merger—Opinion of SWAY’s Financial Advisor.”

•	Familiarity with Business. The Board considered its knowledge of the business, operations, financial condition, earnings and prospects of SWAY and CAH, taking into account the results of SWAY’s due diligence review of CAH, as well as its knowledge of the current and prospective environment in which SWAY and CAH operate, including economic and market conditions.

•	High Likelihood of Closing. The Board considered the commitment on the part of both parties to complete the business combination between SWAY and CAH pursuant to their respective obligations under the terms of the Merger Agreement and the resulting likelihood that the SWAY shareholder approval needed to complete the transaction would be obtained in a timely manner.

•

Internalization. The Board considered the benefits of the Internalization and that the Merger would facilitate the Internalization. The Board considered the fact that the Internalization Special Committee had received an opinion, dated September 19, 2015, of Wells Fargo Securities to the Internalization Special Committee as to the fairness, from a financial point of view and as of such date, to SWAY of the initial Internalization Consideration to be paid by SWAY pursuant to the Contribution Agreement, which opinion was based on and subject to various assumption made, procedures followed, factors considered and limitations and qualifications on the review undertaken stated in its opinion.

The Board also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the Merger, including the following:

•	the possibility that the Internalization or the Merger may not be completed, or that the closing may be unduly delayed, including because SWAY shareholders may not approve the Internalization or the issuance of Common Shares to the CAH Investors (or their designees) in connection with the Merger or because of reasons beyond the control of SWAY and/or CAH;

•	the risk that failure to complete the Merger would negatively affect the price of Common Shares and future business and financial results of SWAY;

•	the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Internalization, the Merger and related transactions;

•	the risk of not capturing all of the anticipated operational synergies and cost savings between SWAY and CAH and the risk that other anticipated benefits might not be realized within the expected timeframe or at all;

•	the substantial costs to be incurred in connection with the Internalization and the Merger and related transactions, including the costs of integrating the businesses of SWAY and CAH and the transaction expenses to be incurred in connection with the Internalization and the Merger and related transactions;

•	the restrictions on the conduct of SWAY’s business between the date of the Merger Agreement and the date of the closing of the Internalization and the Merger;

•	the risks associated with integrating new personnel into the management team and the Board;

•	the obligation to pay to the CAH Operating Partnership a termination payment of $35 million if the Merger Agreement is terminated under certain circumstances; and

•	the other factors described under “Risk Factors.”

In addition to considering the factors described above, the Board considered the fact that trustees and/or officers of SWAY may have interests in the transaction that are different from, or in addition to, the interests of SWAY’s shareholders generally. See “—Interests of Certain Persons in the Merger” below.

The above discussion of the factors considered by the Board is not intended to be exhaustive, but does set forth the material factors considered by the Board. In reaching its determination, the Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Board considered all these factors as a whole, including its discussion with, and inquiry of, SWAY’s management and financial and legal advisors, and overall considered these factors to be favorable to, and to support, its determination.

Opinion of SWAY’s Financial Advisor

In connection with the proposed Merger, SWAY retained Moelis to act as SWAY’s financial advisor. At a meeting of the Board on September 19, 2015 to evaluate the proposed Merger, Moelis delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated September 19, 2015, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the number of Common Shares to be retained by the pre-transaction holders of Common Shares (the “retained shares”) after giving effect to the proposed Merger and the proposed Internalization (together, the “proposed transaction”) was fair from a financial point of view to the holders (other than Starwood Capital Group and its affiliates).

The full text of Moelis’ written opinion dated September 19, 2015, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex D and is incorporated herein by reference. SWAY shareholders are urged to read Moelis’ written opinion carefully and in its entirety. Moelis’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the proposed transaction. Moelis’ opinion is limited solely to the fairness of the retained shares to be retained by the pre-Transaction holders of Common Shares after giving effect to the proposed Merger and the proposed Internalization from a financial point of view to the holders (other than Starwood Capital Group and its affiliates) and does not address SWAY’s underlying business decision to effect the proposed transaction or the relative merits of the proposed transaction as compared to any alternative business strategies or transactions that might be available to SWAY. Moelis’ opinion does not constitute a recommendation to any shareholder of SWAY as to how such shareholder should vote or act with respect to the proposed Merger, the proposed Internalization or any other matter. At the direction of the Board, Moelis was not asked to, nor did Moelis, offer any opinion as to any terms of the Merger Agreement or the Contribution Agreement or any aspect or implication of the proposed Merger or the proposed Internalization, except as to the retained shares to the extent expressly specified in Moelis’ opinion. Moelis’ opinion relates to the value of a Common Share prior to giving effect to the proposed transaction as compared to the value of a Common Share after giving effect to the proposed transaction. Moelis was not asked to, nor did Moelis, offer any opinion as to the terms of the Contribution Agreement. With the consent of the Board, Moelis expressed no opinion as to what the value of the Common Shares actually will be when issued pursuant to the proposed Merger and the proposed Internalization or the prices at which the Common Shares may trade at any time. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

1.	reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to SWAY;

2.	reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of CAH furnished to Moelis by CAH, including financial forecasts provided to or discussed with Moelis by the management of CAH and reviewed and approved for Moelis’ use by officers of SWAY;

3.	reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of SWAY furnished to Moelis by SWAY, including financial forecasts provided to or discussed with Moelis by officers of SWAY;

4.	reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Manager furnished to Moelis by the Manager, including financial forecasts provided to or discussed with Moelis by the management of the Manager and reviewed and approved for Moelis’ use by officers of SWAY;

5.	reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the proposed transaction, which Moelis refers to as the “expected synergies,” furnished to Moelis by SWAY and CAH;

6.	conducted discussions with members of the senior management teams and representatives of SWAY, CAH and the Manager concerning the information described in clauses 1—5 above, as well as the businesses and prospects of CAH and SWAY generally;

7.	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

8.	reviewed a draft, dated September 18, 2015, of the Merger Agreement, a draft, dated September 18, 2015, of the Contribution Agreement and a draft, dated September 18, 2015, of the Excluded Business Separation Agreement;

9.	participated in certain discussions and negotiations among representatives of SWAY and CAH and their advisors; and

10.	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with or reviewed by Moelis for the purpose of its opinion and has, with the consent of the Board, relied on such information being complete and accurate in all material respects. In addition, with the consent of the Board, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of CAH, SWAY or the Manager, nor was Moelis furnished with any such evaluation or appraisal. With respect to the financial forecasts and other information relating to CAH, SWAY and the Manager and the expected synergies referred to above, Moelis assumed, at the direction of the Board, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CAH, SWAY or the Manager, as the case may be, as to the future performance of CAH, SWAY and the Manager and such expected synergies (including the amount, timing and achievability thereof). Moelis also assumed, at the direction of the Board, that the future financial results (including the expected synergies) reflected in such forecasts will be achieved at the times and in the amounts projected. See “Certain Unaudited Prospective Financial Information” for a summary of certain of such forecasts.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion. Moelis’ opinion did not address, the fairness of the proposed transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of SWAY or CAH. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger or the Contribution, or any class of such persons, relative to the retained shares or otherwise. Moelis is not a tax, legal, regulatory or accounting expert and Moelis assumed and relied upon, without independent verification, the assessments of SWAY and its other advisors with respect to tax, legal, regulatory and accounting matters. In rendering its opinion, Moelis assumed, with the consent of the Board, that the final executed form of the Merger Agreement, the Contribution Agreement and the Excluded Business Separation Agreement would not differ in any material respect from the drafts that Moelis reviewed, that the proposed Merger, the proposed Internalization and the proposed distribution would be completed in accordance with their respective terms and that the parties to the Merger Agreement, the Contribution Agreement and the Excluded Business Separation Agreement would comply with all the material terms of the Merger Agreement, the Contribution Agreement and Excluded Business Separation Agreement, as applicable. Moelis also assumed, with the consent of the Board, that all governmental, regulatory or other consents and approvals necessary for the closing of the proposed Merger and the proposed Internalization would be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on CAH, the Manager or SWAY or on the expected benefits to SWAY of the proposed Merger and the proposed Internalization. In addition, representatives of SWAY advised Moelis, and Moelis assumed, with the consent of the Board, that the Merger would qualify as a reorganization for federal income tax purposes. Moelis also was not requested to, and did not, participate in the structuring or negotiation of the proposed Internalization. Except as described in this summary, SWAY and the Board imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion.

The following is a summary of the material financial analyses presented by Moelis to the Board at its meeting held on September 19, 2015, in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

Discounted Cash Flow Analysis

Moelis performed discounted cash flow (“DCF”) analyses of SWAY on a stand-alone basis and on a pro forma basis giving effect to the proposed transaction to calculate the present value of the estimated future unlevered free cash flows projected to be generated by SWAY on a stand-alone basis and on a pro forma basis giving effect to the proposed transaction. For this purpose, unlevered free cash flow is defined as earnings before interest, taxes, depreciation and amortization, or “EBITDA,” less, as applicable, any contribution to EBITDA from SWAY’s NPL portfolio, any applicable taxes, capital expenditures and changes to net working capital.

Moelis performed its primary DCF analyses utilizing, with respect to SWAY on a stand-alone basis, unlevered free cash flows of SWAY on a stand-alone basis for the periods ending December 31, 2016, 2017 and 2018 derived from the financial forecasts for SWAY provided by SWAY’s officers, and with respect to SWAY on a pro forma basis, the combined stand-alone unlevered free cash flows of SWAY, CAH and the Manager, plus the expected synergies, for the periods ending December 31, 2016, 2017 and 2018. For purposes of this analysis, Moelis calculated an implied enterprise value of SWAY by applying a range of discount rates of 6.85% to 8.25%, based on an estimated weighted average cost of capital, to calculate estimated present values of (1) the estimated unlevered free cash flows of SWAY for the periods ending December 31, 2016, 2017 and 2018 derived from the financial forecasts provided by SWAY’s offices and management of CAH and the Manager, and (2) an estimated terminal value of SWAY as of December 31, 2018 derived by applying an estimated perpetuity growth rate of 2.5%, reflecting an estimated long term general economic growth rate and SWAY’s management guidance regarding SWAY’s long term business prospects, to the estimated terminal year unlevered free cash flows of SWAY. Moelis derived an implied equity value for SWAY by reducing the implied enterprise value by the SWAY’s officers’ estimate of SWAY’s net debt as of December 31, 2015, adding to that result the present value of the estimated future cash flows from SWAY NPLs, discounted using a discount rate of 7.55% less the SWAY’s officers’ estimate of the outstanding balance under SWAY NPL facility as of December 31, 2015 and, with respect to SWAY on a pro forma basis, SWAY and CAH management’s estimate of the cost to achieve the expected synergies. This analysis indicated an implied per share reference range for SWAY on a stand-alone basis of approximately $18.76 to $34.04 as compared to an implied per share reference range for SWAY on a pro forma basis of approximately $25.98 to $42.93. Moelis considered these analyses to be its primary DCF analyses because they involved the use of free cash flow estimates for SWAY, CAH, the Manager and the expected synergies over a consistent period of time based upon available information.

Moelis performed supplemental DCF analyses utilizing, with respect to SWAY on a stand-alone basis, after-tax unlevered free cash flows of SWAY on a stand-alone basis for the periods ending December 31, 2016, 2017, 2018, 2019 and 2020, and, with respect to SWAY on a pro forma basis, (1) unlevered free cash flows of CAH and the Manager, plus the expected synergies, for the periods ending December 31, 2016, 2017 and 2018 serviced from the financial forecasts provided by management of CAH and the officers of SWAY (free cash flow estimates of CAH and the Manager, plus the expected synergies, for the periods ending December 31, 2019 and 2020 being unavailable) and (2) unlevered free cash flows of SWAY on a stand-alone basis for the periods ending December 31, 2016, 2017, 2018, 2019 and 2020 derived from the financial forecasts provided by the officers of SWAY. With respect to (1) and (2) above, Moelis calculated terminal values as of the last day of the applicable projection period by applying an estimated perpetuity growth rate of 2.5% to the respective estimated terminal year unlevered free cash flows. This analysis indicated an implied per share reference range for SWAY on a stand-alone basis of approximately $21.56 to $38.95 as compared to an implied per share reference range for SWAY on a pro forma basis of approximately $26.97 to $44.20.

Selected Public Companies Analysis

Moelis performed selected public companies analyses of SWAY on a stand-alone basis and on a pro forma basis giving effect to the proposed transaction.

For purposes of the selected public companies analysis, Moelis used financial data for the selected companies based on publicly available consensus research analysts’ estimates and publicly available information.

For purposes of the selected public companies analysis:

•	The term CFFO generally refers to the relevant company’s core cash flows from operations for a specified time period.

•	The term EBITDA generally refers to the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

•	The term Equity Value generally refers to the relevant company’s market value of the relevant company’s diluted common equity as of a specified date.

•	The term Enterprise Value generally refers to the relevant company’s Equity Value as of a specified date, plus, the value as of such date of its debt (excluding capital leases), plus capital leases, less cash and cash equivalents, plus book value of non-controlling interests.

Moelis reviewed financial and stock market information, as of September 16, 2015, of SWAY and the following selected publicly listed SFR REITs (excluding Altisource Residential Corporation, which Moelis deemed less relevant because its NPL portfolio constitutes a significantly larger percentage of its total portfolio as compared to SWAY):

•	American Homes 4 Rent

•	American Residential Properties, Inc.

•	Silver Bay Realty Trust Corp.

Moelis reviewed Equity Values of the selected companies as of September 16, 2015 as a multiple of estimated CFFO for calendar year 2016. The mean and median multiples based on publicly available consensus research analysts’ estimates for the selected companies were 17.7x and 17.6x, respectively. Using estimates provided by SWAY’s officers, Moelis also calculated that the Equity Value of SWAY as of September 16, 2015 (reduced by the book value of SWAY’s NPL portfolio as of June 30, 2015) as a multiple of estimated CFFO for SWAY for calendar year 2016 (excluding the contribution thereto of SWAY’s NPL portfolio) was 16.3x. Based on this review and its professional judgment and experience, Moelis derived an Equity Value/2016E CFFO multiple reference range for SWAY of 16.0x to 20.0x.

Moelis reviewed Enterprise Values of the selected companies as of September 16, 2015 as a multiple of estimated EBITDA for calendar year 2016. The mean and median multiples based on publicly available consensus research analysts’ estimates for the selected companies were 19.5x and 19.5x, respectively. Using estimates provided by SWAY’s officers, Moelis also calculated that the Enterprise Value of SWAY as of September 16, 2015 (reduced by the book value of SWAY’s NPL portfolio and net debt attributable as of June 30, 2015) as a multiple of estimated EBITDA for SWAY for calendar year 2016 (excluding the contribution thereto of SWAY’s NPL portfolio) was 17.9x. Based on the foregoing and its professional judgment and experience, Moelis derived an Enterprise Value/2016E EBITDA multiple reference range for SWAY of 17.5x to 20.0x.

Moelis applied these reference ranges to estimated 2016 CFFO and 2016 EBITDA for SWAY (excluding any contribution thereto from SWAY’s NPL portfolio) on a stand-alone basis and for SWAY on a pro forma basis (comprised of the combined stand-alone results of SWAY, CAH and the Manager, plus the expected synergies expected to be realized in 2016), and added the book value (of equity in the case of CFFO multiples and equity and allocated debt in the case of EBITDA multiples) of SWAY’s NPL portfolio to derive the following reference prices per share of SWAY.

SWAY per Share Reference Range
Equity Value / 2016E CFFO
SWAY Stand-alone	$22.66 – $27.19
SWAY Pro forma	$29.90 – $36.20

Enterprise Value / 2016E EBITDA
SWAY Stand-alone	$21.77 – $29.57
SWAY Pro forma	$25.97 – $32.81

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not base its opinion solely on any one factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company used in the analyses described above is identical to SWAY. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither SWAY, nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.

Moelis acted as financial advisor to SWAY in connection with the proposed Merger and will be entitled to receive a fee of $3 million, $1 million of which was paid in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the remaining portion of which is contingent upon the closing of the proposed Merger. In addition, SWAY has agreed to pay Moelis a discretionary fee of up to an additional $1 million payable at the sole discretion of SWAY upon closing of the Merger and to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement and reimburse Moelis for certain expenses.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of SWAY, CAH, Starwood Capital Group and their respective affiliates. Moelis has provided investment banking services to Starwood Capital Group and CAH unrelated to the proposed transaction and currently is providing such services to an affiliate of Starwood Capital Group and in the future may provide such services to SWAY, Starwood Capital Group, the shareholders of CAH and their respective affiliates and have received and may receive compensation for such services. On September 8, 2015, Moelis informed counsel to SWAY, who disclosed to the independent trustees of SWAY, services previously provided and currently being provided to Starwood Capital Group, CAH and their affiliates.

The Board selected Moelis as its financial advisor in connection with the Merger because Moelis has substantial experience in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Interests of Certain Persons in the Merger

When considering the recommendation of the Board with respect to the Merger Share Issuance Proposal, you should be aware that SWAY’s executive officers and trustees may have interests in the Merger that are different from, or in addition to, those of SWAY’s shareholders more generally. These interests may present such executive officers and trustees with actual or potential conflicts of interest. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that SWAY’s shareholders vote for the approval of the Merger Share Issuance Proposal.

As of September 30, 2015, each of SWAY’s executive officers and certain other employees of the Manager had been granted RSUs under the Starwood Waypoint Residential Trust Equity Plan (the “SWAY Equity Plan”) that had not yet vested. Specifically, as of September 30, 2015, Douglas R. Brien held 71,756 RSUs, Nina A. Tran held 26,175 RSUs, Charles D. Young held 30,077 RSUs, Tamra D. Browne held 18,099 RSUs, S. Ali Nazar held 21,026 RSUs and certain other employees of the Manager held an aggregate of 165,433 RSUs. In addition, as of September 30, 2015, Mr. Sternlicht beneficially owned 388,788 SWAY RSUs that were granted to the Manager under the Manager Equity Plan that had not yet vested. As of September 30, 2015, certain of SWAY’s trustees had been granted restricted Common Shares under the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan (the “SWAY Non-Executive Trustee Share Plan”) that had not yet vested. Specifically, as of September 30, 2015, Richard D. Bronson held 3,096 restricted Common Shares, Michael D. Fascitelli (a member of the Internalization Special Committee) held 3,096 restricted Common Shares, Jeffrey E. Kelter (a member of the Internalization Special Committee) held 3,096 restricted Common Shares and Stephen H. Simon (a member of the Internalization Special Committee) held 1,985 restricted Common Shares. The equity grants to the Internalization Special Committee members are customary annual grants to non-employee trustees and were not made in connection with their service thereon. Pursuant to the terms of the applicable equity award agreements and the SWAY Equity Plan, the Manager Equity Plan and the SWAY Non-Executive Trustee Share Plan, as applicable, all such RSUs and restricted Common Shares that have not vested as of the closing of the Merger will fully vest upon the closing of the Merger.

Regulatory Approvals in Connection with the Merger

Neither SWAY nor CAH is aware of any regulatory approvals that are expected to prevent the closing of the Merger.

Accounting Treatment of the Merger

Since both SWAY and CAH have significant pre-combination activities, the Merger will be accounted for as a business combination by the Combined Company in accordance with Accounting Standards Codification Topic 805, Business Combinations. In applying the acquisition method specified by ASC 805, it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective shareholders after consummation of the merger, and the composition of senior management and the board after consummation of a merger. Based upon consideration of those factors, CAH has been designated as the accounting acquirer, resulting in a reverse acquisition of SWAY. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of SWAY will be recorded at their respective fair values at the date of Merger. While consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer, CAH is not issuing any consideration in the Merger. Accordingly, the fair value of the consideration transferred will be measured based on the number of equity interests CAH would have to issue to give the shareholders of SWAY the same percentage interest in the Combined Company that results from the reverse acquisition. Since CAH’s common stock is not publicly traded, the fair value of consideration transferred may differ from the amount that would otherwise be determined solely by reference to the trading price of Common Shares. If the fair value of the consideration transferred exceeds the fair value of the net assets and liabilities acquired, the excess will be recorded as goodwill. Alternatively, if the fair value of the net assets and liabilities acquired exceeds the fair value of consideration transferred, the transaction could result in a bargain purchase. Consolidated financial statements of the Combined Company issued after the Merger will reflect these fair value adjustments and the combined results of operations subsequent to the date of the Merger. Since CAH is designated as the accounting acquirer, its historical financial statements will become the historical financial statements of the Combined Company upon consummation of the Merger.

Listing of Common Shares

Approval of the listing on the NYSE of the Common Shares to be issued Merger Consideration, subject to official notice of issuance, is a condition precedent to CAH’s obligation to complete the Merger. SWAY has agreed to use its reasonable best efforts to cause such Common Shares to be approved for listing on the NYSE prior to the Merger closing, subject to official notice of issuance.

Currently, the Common Shares are listed and traded on the NYSE under the ticker symbol “SWAY.” The Combined Company will be named “Colony Starwood Homes.” Upon the closing of the Internalization and the Merger, the Common Shares will be listed and traded on the NYSE under the ticker symbol “SFR.”

Lock-up

Common Shares issued as Merger Consideration are subject to specified transfer restrictions until the earlier of (1) the nine-month anniversary of the Merger closing and (2) the expiration of the term of the lock-up applicable to the equity securities issued in connection with the Contribution Agreement, if such term is reduced.

No Appraisal Rights

SWAY shareholders are not entitled to exercise appraisal rights because the Merger does not fall within the enumerated transactions in which shareholders have such a right under Maryland law. Even if the Merger did fall within the enumerated transactions in which shareholders have such a right, SWAY’s declaration of trust provides that the holders of shares of beneficial interest of SWAY are not entitled to exercise appraisal rights, unless a majority of the entire Board shall determine that such rights apply, as permitted by Section 3-202(c)(4) of the MGCL. The Board has not made, and does not intend to make, such a determination. Also, because the Common Shares are listed on the NYSE, appraisal rights are not available to SWAY shareholders pursuant to Section 3-202(c)(1) of the MGCL.

The Merger Agreement provides that no dissenters’, appraisal or similar rights are available to holders of shares of CAH common stock, units of limited partnership of the CAH Operating Partnership or Common Shares with respect to the Merger or the other transactions contemplated by the Merger Agreement.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the anticipated material United States federal income tax consequences of the Merger to U.S. Holders (as defined below) of Common Shares and the material U.S. federal income tax consequences generally relating to the qualification and taxation of the Combined Company as a REIT under the Code. This summary is based on applicable provisions of the Code, administrative pronouncements, judicial decisions and final, temporary, and proposed Treasury regulations, all of which are subject to change (possibly with retroactive effect) or to different interpretations. This summary does not discuss any estate, gift, state, local or foreign tax considerations. No ruling has been sought or will be sought from the IRS with respect to any matter described in this summary. There can be no assurance that the IRS or a court will agree with all of the statements made in this summary.

The summary does not describe all of the tax considerations that may be relevant to holders of Common Shares in light of a holder’s particular circumstances (such as the application of the alternative minimum tax) or to holders who are subject to special rules such as financial institutions, tax-exempt entities, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, insurance companies, regulated investment companies, REITs, traders in securities that elect to use a mark-to-market method of accounting, partnerships, other pass-through entities and investors in those entities, dealers in securities or foreign currencies, persons holding Common Shares as part of a hedge, straddle, “constructive sale,” “conversion” or other integrated transaction, former United States citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code, Non-U.S. Holders (as defined below), persons that do not hold their Common Shares as a capital asset within the meaning of Section 1221 of the Code, or persons who acquired their Common Shares through the exercise of an employee stock option or otherwise as compensation.

You should consult your tax advisors regarding the application of U.S. federal income tax laws to your particular circumstances and the consequences of U.S. federal estate or gift tax laws, state, local and foreign tax laws and tax treaties.

As used herein, the term “U.S. Holder” means a beneficial owner of Common Shares that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person.

Conversely, a “Non-U.S. Holder” is a beneficial owner of shares who is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. Holder.

Tax Consequences of the Merger to Holders

This section applies to you if you are a U.S. or Non-U.S. Holder.

Qualification of the Merger as a Reorganization

The parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the closing of the Merger that Sidley Austin LLP, counsel to SWAY, and Clifford Chance LLP, tax counsel to CAH, each render an opinion to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the Merger could differ from those described in the tax opinions and in this discussion. These tax opinions will represent the legal judgment of counsel rendering the opinion and will not be binding on the IRS or the courts. There can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions or below. Accordingly, the tax opinions are not a guarantee of the legal outcome of the Merger or any tax benefits that may be derived from the Merger.

Tax Consequences to SWAY Shareholders

Neither U.S. nor Non-U.S. Holders of SWAY will exchange any of their Common Shares in connection with the Merger. Accordingly, the Merger will have no U.S. federal income tax consequences to U.S. or Non-U.S. Holders.

Tax Consequences of the Merger to CAH and SWAY

Generally

CAH will not recognize any gain or loss as a result of the Merger. However, if, contrary to the belief of SWAY and CAH and contrary to the opinions of their respective tax counsel, the Merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then CAH would recognize gain or loss as if it sold all of its assets for the Merger Consideration plus the amount of its liabilities. Nevertheless, so long as CAH qualifies as a REIT at the time of the Merger and through the close of its taxable year that includes the Merger, CAH generally would not incur a U.S. federal income tax liability to the extent it makes appropriate distributions (including a deemed distribution of the Merger Consideration) to holders of CAH common stock in an amount at least equal to the net income or gain on the deemed sale of its assets to SWAY.

Tax Attributes and Potential Tax Liabilities Inherited from CAH in Connection with the Merger

SWAY generally will take a carryover basis and holding period in the CAH assets transferred in connection with the Merger. As the successor by Merger to CAH, SWAY will generally be responsible for all of CAH’s liabilities including any unpaid taxes (and penalties and interest, if any), whether as a result of a failure by CAH to distribute all of its taxable income in any tax period, including the short taxable period ending on the date of the Merger, or taxes that might otherwise be due and payable by CAH. In addition to SWAY inheriting CAH’s tax liabilities, if CAH has failed or fails to qualify as a REIT for any period prior to the Merger, the amount of CAH’s tax liabilities inherited by SWAY as a result of the Merger could be substantial. In addition, should CAH’s disqualifying activities continue after the Merger, SWAY could fail to qualify as a REIT after the Merger. Even if SWAY retains its REIT qualification, if CAH has not been or loses its REIT qualification for a taxable year before the Merger or that includes the Merger and no relief is available, in addition to the exposure to increased income tax liabilities being inherited from CAH, SWAY could face the following adverse income tax or other economic consequences, including consequences that could substantially reduce its cash available for distribution to its shareholders:

•	SWAY, as the successor by Merger to CAH, would generally inherit any corporate income tax liabilities of CAH, including penalties and interest, which inherited tax liabilities could be particularly substantial if the Merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code;

•	SWAY would be subject to tax on the built-in gain on each asset of CAH existing at the time of the Merger; and

•	SWAY could be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including penalties and interest payments to the IRS) to eliminate any earnings and profits accumulated by CAH for taxable periods that it did not qualify as a REIT.

Tax Considerations Related to Common Shares

Taxation of the Combined Company

SWAY has elected to be taxed as a REIT, commencing with SWAY’s initial taxable year ending December 31, 2014, upon the filing of its federal income tax return for such year. SWAY believes that SWAY has been organized, and the Combined Company expects to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Sidley Austin LLP has acted as SWAY’s tax counsel in connection with SWAY’s formation and election to be taxed as a REIT. In connection with the closing of the Merger, SWAY expects to receive an opinion of Sidley Austin LLP to the effect that SWAY has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code commencing with SWAY’s initial taxable year ending December 31, 2014 and that SWAY’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized that the opinion of Sidley Austin LLP will be based on various assumptions relating to SWAY’s organization and operation, and will be conditioned upon fact- based representations and covenants made by SWAY’s management regarding its organization, assets, and income, and the present and future conduct of SWAY’s business operations. Sidley Austin LLP will have no obligation to advise SWAY or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In addition, in connection with the closing of the Merger, CAH expects to receive an opinion of Clifford Chance LLP to the effect that CAH has been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code commencing with its initial taxable year ending December 31, 2012 through to the Merger closing. It must be emphasized that the opinion of Clifford Chance LLP will be based on various assumptions relating to SWAY’s organization and operation, and will be conditioned upon fact- based representations and covenants made by SWAY’s management regarding its organization, assets, and income, and the present and future conduct of SWAY’s business operations. While the Combined Company intends to operate so that the Combined Company will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in SWAY’s circumstances, no assurance can be given by Sidley Austin LLP, or by SWAY that the Combined Company will qualify as a REIT for any particular year. The opinion as to the REIT status of the Combined Company will be expressed as of the date issued, and will not cover subsequent periods.

Qualification and taxation as a REIT depends on SWAY’s ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Sidley Austin LLP. The Combined Company’s ability to qualify as a REIT also requires that the Combined Company satisfies certain asset tests, some of which depend upon the fair market values of assets that the Combined Company owns directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of the Combined Company’s operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, the Combined Company’s qualification and taxation as a REIT depends upon the Combined Company’s ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While the Combined Company intends to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge the Combined Company’s qualification, or that the Combined Company will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that the Combined Company qualifies as a REIT, generally the Combined Company will be entitled to a deduction for dividends that the Combined Company pays and therefore will not be subject to federal corporate income tax on the Combined Company’s taxable income that is currently distributed to the Combined Company’s shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a corporation. In general, the income that the Combined Company generates is taxed only at the shareholder level upon a distribution of dividends to SWAY’s shareholders.

Under current law, most domestic shareholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 23.8% (the same as the current rate for long-term capital gains), including the 3.8% Medicare tax described below. With limited exceptions, however, dividends from the Combined Company or from other REITs are generally not eligible for taxation at a reduced rate and will continue to be taxed at the substantially higher rates applicable to ordinary income. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Medicare Contribution Tax on Unearned Income” and “Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to SWAY’s shareholders, subject to special rules for certain items such as the capital gains that the Combined Company recognizes. See “—Taxation of Shareholders.”

If the Combined Company qualifies as a REIT, the Combined Company will nonetheless be subject to federal tax in the following circumstances:

•	The Combined Company will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	The Combined Company may be subject to the “alternative minimum tax” on its items of tax preference.

•	If the Combined Company has net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax. See “—Prohibited Transactions” below.

•	If the Combined Company elects to treat property that the Combined Company acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” the Combined Company may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If the Combined Company fails to satisfy the 75% gross income test or the 95% gross income test, as described below, and yet maintain its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, the Combined Company may be subject to a penalty tax. In that case, the amount of the penalty tax will be (1) the greater of (a) the amount by which the Combined Company fails to satisfy the 75% gross income test and (b) the amount by which the Combined Company fails to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect its profitability.

•	If the Combined Company violates the asset tests (other than certain de minimis violations) applicable to REITs, as described below, and yet maintain its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, the Combined Company may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If the Combined Company fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, the Combined Company would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that the Combined Company actually distributed, and (b) the amounts the Combined Company retained and upon which the Combined Company paid income tax at the corporate level.

•	The Combined Company may be required to pay monetary penalties to the IRS in certain circumstances, including if the Combined Company fails to meet record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between the Combined Company and a TRS that do not reflect arm’s-length terms.

•	If the Combined Company acquires appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in the Combined Company’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, the Combined Company may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if the Combined Company subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiaries that are subchapter C corporations, including any TRSs, are subject to federal corporate income tax.

In addition, the Combined Company and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on their assets and operations. The Combined Company could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax- exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in the Combined Company’s case, was 2014). The Combined Company believes it has been organized and has operated to allow it to satisfy conditions (1) through (4) above and will issue sufficient shares with sufficient diversity of ownership to allow the Combined Company to satisfy conditions (5) and (6) above. In addition, the Combined Company’s declaration of trust provides restrictions regarding the ownership and transfers of its shares, which are intended to assist the Combined Company in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, the Combined Company generally is required to maintain records regarding the actual ownership of its shares. To do so, the Combined Company must demand written statements each year from the record holders of significant percentages of its shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include the Combined Company’s dividends in their gross income). The Combined Company must maintain a list of those persons failing or refusing to comply with this demand as part of the Combined Company’s records. The Combined Company could be subject to monetary penalties if the Combined Company fails to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of the Combined Company’s shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. SWAY has adopted (and the Combined Company will adopt) December 31 as its year end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (See “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If the Combined Company fails to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable the Combined Company to maintain its qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If the Combined Company is a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that the Combined Company is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. The Combined Company’s proportionate share of a partnership’s assets and income is based on its capital interest in the partnership (except that for purposes of the 10% asset test, the Combined Company’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in the Combined Company’s hands. Thus, the Combined Company’s proportionate share of the assets and items of income of any of its subsidiary partnerships will be treated as the Combined Company’s assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If the Combined Company owns a corporate subsidiary that is a qualified REIT subsidiary (“QRS”), that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as the Combined Company’s assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any corporation, other than a TRS that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by the Combined Company, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which the Combined Company holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than the Combined Company or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect the Combined Company’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, the Combined Company may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. The Combined Company generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the Combined Company and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that the Combined Company and its subsidiaries generate in the aggregate, and may reduce the Combined Company’s ability to make distributions to its shareholders.

The Combined Company is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to the Combined Company is an asset in the Combined Company’s hands, and the Combined Company treats the dividends paid to the Combined Company from such taxable subsidiary, if any, as income. This treatment can affect the Combined Company’s income and asset test calculations, as described below. Because the Combined Company does not include the assets and income of TRSs or other taxable subsidiary corporations in determining the Combined Company’s compliance with the REIT requirements, the Combined Company may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude the Combined Company from doing directly or through pass-through subsidiaries. For example, the Combined Company may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by the Combined Company directly, could be treated in the Combined Company’s hands as prohibited transactions.

The “earnings stripping” rules of Section 163(j) of the Code may limit the deductibility of interest paid or accrued by a TRS to the Combined Company. Accordingly, if the Combined Company lends money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s residents that are not conducted on an arm’s-length basis. The Combined Company intends that all of its transactions with its TRSs, if any, will be conducted on an arm’s-length basis.

The Combined Company may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of the Combined Company’s assets. In general, the Combined Company intends that properties that the Combined Company purchases with an intention of selling in a manner that might expose the Combined Company to a 100% tax on “prohibited transactions” will be purchased or sold by a TRS.

Income Tests

In order to qualify as a REIT, the Combined Company must satisfy two gross income requirements on an annual basis. First, at least 75% of the Combined Company’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of the Combined Company’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of shares or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions.”

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If the Combined Company receives interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that the Combined Company acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and the Combined Company’s income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. The IRS issued Revenue Procedure 2011-16, which interprets the “principal amount” of the loan to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount as interest rather than principal. See “—Timing Differences Between Receipt of Cash and Recognition of Income” below.

The Combined Company believes that all of the mortgage loans that the Combined Company acquires are secured only by real property and no other property value is taken into account in the Combined Company’s underwriting and pricing. Accordingly, the Combined Company believes that the interest apportionment rules and Revenue Procedure 2011-16 will not apply to its portfolio. Nevertheless, if the IRS were to assert successfully that the Combined Company’s mortgage loans were secured by other property, that the interest apportionment rules applied for purposes of the Combined Company’s REIT testing, and that the position taken in Revenue Procedure 2011-16 should be applied to the Combined Company’s portfolio, then depending upon the value of the real property securing the Combined Company’s loans and their face amount, and the sources of the Combined Company’s gross income generally, the Combined Company might not be able to meet the 75% income test.

Rents received by the Combined Company will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” the Combined Company generally must not operate or manage the property or furnish or render services to the residents of such property, other than through an “independent contractor” from which the Combined Company derives no revenue. The Combined Company is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, the Combined Company may directly or indirectly provide non-customary services to residents of its properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, the Combined Company is deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, the Combined Company is generally permitted to provide services to residents or others through a TRS without disqualifying the rental income received from residents for purposes of the income tests.

Also, rental income will qualify as rents from real property only to the extent that the Combined Company does not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

The Combined Company may provide limited services to residents at residential properties the Combined Company owns. The Combined Company intends that services with respect to properties that will be provided by the Combined Company directly will be usually or customarily rendered in connection with the rental of space for occupancy only and will not be otherwise rendered to particular residents or, if considered impermissible resident services, income from the provision of such services will be received by an independent contractor from which the Combined Company does not receive or derive any income.

The Combined Company may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that the Combined Company receives from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests. The Combined Company will monitor the amount of the dividend and other income from its TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although the Combined Company expects these actions will be sufficient to prevent a violation of the gross income tests, the Combined Company cannot guarantee that such actions will in all cases prevent such a violation.

Fees for services generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

If the Combined Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the Combined Company may still qualify as a REIT for such year if the Combined Company is entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) the Combined Company’s failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following the Combined Company’s identification of the failure to meet the 75% or 95% gross income test for any taxable year, the Combined Company files a schedule with the IRS setting forth each item of the Combined Company’s gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether the Combined Company would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, the Combined Company will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which the Combined Company fails to satisfy the particular gross income test. The Combined Company may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of the Combined Company’s income.

The Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests

At the close of each calendar quarter, the Combined Company must also satisfy four tests relating to the nature of the Combined Company’s assets. First, at least 75% of the value of the Combined Company’s total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that the Combined Company owns may not exceed 5% of the value of the Combined Company’s total assets. Third, the Combined Company may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and QRSs and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of the Combined Company’s interest in the assets of a partnership or limited liability company in which the Combined Company owns an interest will be based on its proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities, including securities of TRSs, that the Combined Company holds may not exceed 25% of the value of its total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, the Combined Company is treated as owning its proportionate share of the underlying assets of a subsidiary partnership, if the Combined Company holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate such 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

In the event that the Combined Company is treated as investing in a mortgage loan that is not fully secured by real property, Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge the Combined Company’s treatment of such assets.

The Combined Company may hold certain loans to a TRS that are secured by interests in a wholly owned subsidiary of such TRS that owns real property and is treated as a disregarded entity for U.S. federal income tax purposes. The Combined Company intends to treat these loans as qualifying real estate assets for purposes of the

REIT assets tests to the extent that they are secured, directly or indirectly, by real property. As a result, the Combined Company would not treat such loans as subject to the limitation that securities from TRSs must constitute less than 25% of the Combined Company’s total assets. While the Combined Company believes that such loans to a TRS are treated as qualifying real estate assets for purposes of the REIT asset tests because they are treated as secured by real property, the IRS could challenge the Combined Company’s treatment of these mortgage loans as qualifying real estate assets. If such a challenge were successful, the Combined Company’s ability to meet the REIT asset tests and other REIT requirements could be adversely affected.

The Combined Company intends to comply with the foregoing asset tests for REIT qualification. However, the Combined Company cannot provide any assurance that the IRS will agree with the Combined Company’s determinations. In addition, the Combined Company does not expect to obtain independent appraisals to support its conclusions as to the value of its total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10 million , and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If the Combined Company fails to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause the Combined Company to lose its REIT qualification if the Combined Company (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of the Combined Company’s assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of the Combined Company’s assets. If the condition described in (2) were not satisfied, the Combined Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, the Combined Company is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to:

(1)	the sum of:

(a)	90% of the Combined Company’s “REIT taxable income,” computed without regard to the Combined Company’s net capital gains and the deduction for dividends paid; and

(b)	90% of the Combined Company’s net income, if any, (after tax) from certain foreclosure property; minus

(2)	the sum of specified items of noncash income.

The Combined Company generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before the Combined Company timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the Combined Company with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of beneficial interest within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in the Combined Company’s organizational documents.

To the extent that the Combined Company distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, the Combined Company will be subject to tax at ordinary corporate tax rates on the retained portion. The Combined Company may elect to retain, rather than distribute its net long-term capital gains and pay tax on such gains. In this case, the Combined Company could elect for its shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that the Combined Company paid. The Combined Company’s shareholders would then increase their adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that the Combined Company designated and that they include in their taxable income, minus (2) the tax that the Combined Company paid on their behalf with respect to that income.

To the extent that in the future the Combined Company may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that the Combined Company must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of the Combined Company’s shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”

If the Combined Company fails to distribute during each calendar year at least the sum of (1) 85% of the Combined Company’s REIT ordinary income for such year, (2) 95% of the Combined Company’s REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, the Combined Company would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, and (b) the amounts of income the Combined Company retained and on which the Combined Company paid corporate income tax.

As described in the subsection below, it is possible that, from time to time, the Combined Company may not have sufficient cash to meet the distribution requirements due to timing differences between the Combined Company’s actual receipt of cash, including receipt of distributions from the Combined Company’s subsidiaries and the Combined Company’s inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for the Combined Company to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends or in-kind distributions of property. Alternatively, the Combined Company may declare a taxable dividend payable in cash or shares at the election of each shareholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation.

The Combined Company may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in the Combined Company’s deduction for dividends paid for the earlier year but treated as an additional distribution to the Combined Company’s shareholders in the year such dividends are paid. In this case, the Combined Company may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. The Combined Company will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by the Combined Company and received by the Combined Company’s shareholders on December 31 of the year in which they are declared.

Timing Differences Between Receipt of Cash and Recognition of Income

Due to the nature of the assets in which the Combined Company will invest, the Combined Company may be required to recognize taxable income from those assets in advance of the Combined Company’s receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

The Combined Company may acquire distressed and non-performing residential mortgage loans in the secondary market for less than their face amount. The Combined Company may take the position these loans are uncollectible and that the Combined Company is not required to accrue unpaid interest as taxable income as it accrues, in the case of interest, or as payments are made on the applicable loans, in the case of market discount. Nevertheless, the Combined Company may be required to recognize interest as taxable income as it accrues. In addition, market discount, accrued on a constant yield method, is generally recognized as income when, and to the extent that, a payment of principal on the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. In such a case, while the Combined Company would ultimately have an offsetting loss deduction available later when the unpaid interest and market discount were determined to be uncollectible, the utility of that deduction could depend on the Combined Company’s having taxable income in that later year or thereafter.

In addition, pursuant to the Combined Company’s investment strategy, the Combined Company may foreclose on, or acquire by deed in lieu of foreclosure, distressed and non-performing residential mortgage loans to acquire the underlying properties. A foreclosure or deed in lieu of foreclosure is generally treated as a recognition event for tax purposes, which may result in taxable gain without receipt of cash based on the difference between the Combined Company’s cost of the related loan and the fair market value of the property acquired by foreclosure or similar process.

In addition, in certain circumstances, the Combined Company may modify a distressed or non-performing residential mortgage loan by agreement with the borrower. If these modifications are “significant modifications” under applicable Treasury regulations, the Combined Company may be required to recognize taxable gain to the extent the principal amount of the modified loan exceeds its adjusted tax basis in the unmodified loan, even if the value of the loan and payment expectations have not changed.

Finally, the Combined Company may be required under the terms of indebtedness that the Combined Company incur to use cash from rent or interest income payments that the Combined Company receives, or gain that the Combined Company recognizes, to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to the Combined Company’s shareholders.

Due to these potential timing differences between income recognition and cash receipts, there is a significant risk that the Combined Company may have substantial taxable income in excess of the cash available for distribution, which would require the Combined Company to have other sources of liquidity in order to satisfy the REIT distribution requirements.

Prohibited Transactions

Net income that the Combined Company derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business by the Combined Company. The Combined Company intends to conduct its operations so that no asset that the Combined Company owns (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of the Combined Company’s business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that the Combined Company sells will not be treated as property held for sale to customers, or that the Combined Company can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. The Combined Company intends to structure its activities to avoid transactions that are prohibited transactions.

Derivatives and Hedging Transactions

The Combined Company and its subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of its liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction the Combined Company enters into (1) in the normal course of the Combined Company’s business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that the Combined Company enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. The Combined Company intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

Failure to Qualify

If the Combined Company fails to satisfy one or more requirements for REIT qualification other than the income or asset tests, the Combined Company could avoid disqualification if the Combined Company’s failure is due to reasonable cause and not to willful neglect and the Combined Company pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If the Combined Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, the Combined Company would be subject to tax, including any applicable alternative minimum tax, on the Combined Company’s taxable income at regular corporate rates. The Combined Company cannot deduct distributions to shareholders in any year in which the Combined Company is not a REIT, nor would the Combined Company be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless the Combined Company is entitled to relief under specific statutory provisions, the Combined Company would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which the Combined Company lost qualification. It is not possible to state whether, in all circumstances, the Combined Company would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

The Combined Company holds investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. The Combined Company will include in its income its proportionate share of these partnership items for purposes of the various REIT income tests and in computation of the Combined Company’s REIT taxable income. Moreover, for purposes of the REIT asset tests, the Combined Company will include in its calculations its proportionate share of any assets held by partnerships. The Combined Company’s proportionate share of a partnership’s assets and income is based on the Combined Company’s capital interest in the partnership (except that for purposes of the 10% asset test, the Combined Company’s proportionate share is based on the Combined Company’s proportionate interest in the equity and certain debt securities issued by the partnership). See “—Taxation of REITs in General—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of the Combined Company’s assets and items of gross income would change and could preclude the Combined Company from satisfying the REIT asset tests or the gross income tests as discussed in “Taxation of REITs in General—Asset Tests” and “—Income Tests,” and in turn could prevent the Combined Company from qualifying as a REIT, unless the Combined Company is eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of REITs in General—Asset Tests,” “—Income Tests” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case the Combined Company could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of the Combined Company’s subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that the Combined Company makes to any subsidiary partnerships of the cash proceeds received in offerings of the Combined Company’s shares. As a result, the partners of the Combined Company’s subsidiary partnerships, including the Combined Company, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause the Combined Company to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect the Combined Company’s ability to comply with the REIT distribution requirements discussed above and result in a greater portion of distributions by the Combined Company being treated as dividend income.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

Distributions. So long as the Combined Company qualifies as a REIT, the distributions that the Combined Company makes to the Combined Company’s taxable U.S. Holders out of current or accumulated earnings and profits that the Combined Company does not designate as capital gain dividends will generally be treated as dividends and taken into account by such holders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, the Combined Company’s dividends are not eligible for taxation at the preferential income tax rates (i.e., the 23.8% maximum federal rate, including the 3.8% Medicare tax described below) for qualified dividends received by U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that certain holding requirements have been met and the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that the Combined Company designates as capital gain dividends will generally be taxed to the Combined Company’s U.S. Holders as long-term capital gains, to the extent that such dividends do not exceed the Combined Company’s actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such dividend has held its shares. The Combined Company may elect to retain and pay taxes on some or all of its net long-term capital gains, in which case provisions of the Code will treat the Combined Company’s U.S. Holders as having received, solely for tax purposes, the Combined Company’s undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that the Combined Company paid on such undistributed capital gains. See “—Taxation of REITs in General—Annual Distribution Requirements.” Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 23.8% in the case of U.S. Holders that are individuals, trusts and estates, including the 3.8% Medicare tax described below (although depending on the characteristics of the assets which produced these gains and on designations which the Combined Company may make, certain capital gain dividends may be taxed at a 28.8% rate, including the 3.8% Medicare tax described below) and 35% in the case of U.S. Holders that are corporations.

Distributions in excess of the Combined Company’s current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, the U.S. Holder generally must include such distributions in income as capital gain. In addition, any dividend that the Combined Company declares in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by the Combined Company and received by the shareholder on December 31 of such year, provided that the Combined Company actually pays the dividend before the end of January of the following calendar year.

To the extent that the Combined Company has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that the Combined Company must make in order to comply with the REIT distribution requirements. See “—Taxation of REITs in General—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Holders and do not offset income of U.S. Holders from other sources, nor would such losses affect the character of any distributions that the Combined Company makes, which are generally subject to tax in the hands of U.S. Holders to the extent that the Combined Company has current or accumulated earnings and profits.

Dispositions of the Combined Company’s Shares. In general, capital gains recognized by U.S. Holders that are individuals, trusts and estates upon the sale or disposition of the Combined Company’s shares will be subject to a maximum federal income tax rate of 23.8%, including the 3.8% Medicare tax described below, if the shares are held for more than one year, and will be taxed at substantially higher ordinary income tax rates if the shares are held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of the Combined Company’s shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, trusts and estates who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of the Combined Company’s shares of beneficial interest by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that the Combined Company makes that are required to be treated by the U.S. Holder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of the Combined Company’s shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of the Combined Company’s shares or securities, or transactions that the Combined Company might undertake directly or indirectly. Moreover, you should be aware that the Combined Company and other participants in the transactions in which the Combined Company is involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Contribution Tax on Unearned Income. A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of shares, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Combined Company’s shares.

Information Reporting and Backup Withholding. A U.S. Holder may be subject, under certain circumstances, to information reporting and/or backup withholding (currently at a rate of 28%) with respect to distributions on the Combined Company’s shares, and depending on the circumstances, the proceeds of a sale or other taxable disposition of the Combined Company’s shares. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you: (1) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

(2) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your federal income tax liability, provided that you timely furnish the IRS with certain required information.

Taxation of Foreign Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of the Combined Company’s shares applicable to Non-U.S. Holders. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

Ordinary Dividends. The portion of dividends received by Non-U.S. Holders that is (1) payable out of the Combined Company’s earnings and profits, (2) not attributable to the Combined Company’s capital gains and (3) not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of the Combined Company’s shares. In cases where the dividend income from a Non-U.S. Holder’s investment in the Combined Company’s shares is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

The Combined Company expects to withhold federal income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:

•	a lower treaty rate applies and the Non-U.S. Holder provides an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or

•	the Non-U.S. Holder provides an IRS Form W-8ECI with the Combined Company claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

Non-Dividend Distributions. Unless the Combined Company’s shares constitute United States real property interests (“USRPI”), distributions that the Combined Company makes that are not dividends paid out of the Combined Company’s earnings and profits and not attributable to gain from the disposition of USRPIs, will not be subject to U.S. income tax to the extent that such distributions do not exceed the Non-U.S. Holder’s adjusted basis in Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that the distributions exceed the Non-U.S. Holder’s adjusted basis in Common Shares, they will give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that such distribution was, in fact, in excess of the Combined Company’s current and accumulated earnings and profits. For withholding purposes, because the Combined Company generally cannot determine at the time the Combined Company makes a distribution whether the distribution will exceed the Combined Company’s current and accumulated earnings and profits, the Combined Company expects to treat all distributions as made out of the Combined Company’s current or accumulated earnings and profits.
Distributions Attributable to Gains from Real Property Sales and Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that the Combined Company makes to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that the Combined Company held directly or through pass-through subsidiaries, or USRPI capital gains, will, with the significant exception described below with respect to 5% (or less) shareholders, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the Combined Company designates the distribution as a capital gain dividend. See above under “—Taxation of Foreign Shareholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, the Combined Company generally will be required to withhold tax equal to 35% of any distribution to a Non- U.S. Holder to the extent attributable to gain from sales or exchanges by the Combined Company of USRPIs. The amount withheld would be creditable against the Non-U.S. Holder’s U.S. tax liability. Distributions subject to FIRPTA may also be subject to a branch profits tax of up to 30% in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI capital gain if the Combined Company held an interest in the underlying asset solely as a creditor. Dividends received by a Non-U.S. Holder that the Combined Company properly designates as capital gain dividends and are attributable to dispositions of the Combined Company’s assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the investment in the Combined Company’s shares is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will be subject to a 30% tax on his or her capital gains.

Notwithstanding the foregoing, a distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 35% withholding tax described above, if (1) the capital gain dividend is received with respect to a class of shares that is regularly traded on an established securities market located in the United States, within the meaning of applicable Treasury regulations and (2) the recipient Non-U.S. Holder does not own more than 5% of that class of shares at any time during the one-year period ending on the date on which the capital gain dividend is received. Common Shares are “regularly traded” on an established securities exchange.

Dispositions of the Combined Company’s Shares. The Combined Company expects that it will be a U.S. real property holding corporation (“USRPHC”) because at least 50% of the Combined Company’s assets throughout a prescribed testing period will consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. An interest in a USRPHC is generally treated as a USRPI, the disposition of which is subject to U.S. federal income tax.

However, the Combined Company’s shares will not constitute a USRPI if the Combined Company is a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by Non-U.S. Holders and other foreign persons at all times during a specified testing period. The Combined Company believes that it will likely be a domestically-controlled REIT, and that a sale of the Combined Company’s shares should not be subject to taxation under FIRPTA. However, because the Combined Company expects the Combined Company’s shares to be publicly traded, no assurance can be given that the Combined Company will be or will remain a domestically-controlled REIT.

Even in the event that the Combined Company is not “domestically-controlled”, if the Combined Company’s shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a Non-U.S. Holder’s sale of Common Shares would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 5% or less of the outstanding Common Shares at all times during the five-year period ending on the date of the sale. Common Shares are regularly traded on an established securities market.

If gain on the sale of the Combined Company’s shares were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a

U.S. Holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and, if the Combined Company’s shares were not regularly traded on an established securities market, within the meaning of applicable Treasury regulations, the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of the Combined Company’s shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (1) if the Non-U.S. Holder’s investment in the Combined Company’s shares is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, or (2) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if the Combined Company is a domestically controlled qualified investment entity, upon disposition of the Combined Company’s shares, a Non-U.S. Holder may be treated as having gain from the sale or exchange of a USRPI if the Non-U.S. Holder (1) disposes of Common Shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other Common Shares during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a Non-U.S. Holder if the Non-U.S. Holder did not own more than 5% of the shares at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of shares is “regularly traded” on an established securities market in the United States, within the meaning of applicable Treasury regulations.

Information Reporting and Backup Withholding. Generally, information returns will be filed with the IRS in connection with distributions on the Combined Company’s shares and, depending on the circumstances, the proceeds from a sale or other taxable disposition of the Combined Company’s shares. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable treaty or agreement.

Payments of dividends or of proceeds from the disposition of shares made to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either the Combined Company has or the Combined Company’s paying agent has actual knowledge, or reason to know, that a Non-U.S. Holder is a U.S. person.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA. Legislation enacted in 2010 (commonly known as foreign account tax compliance act) and existing guidance issued thereunder generally imposes a 30% withholding tax on dividends in respect of, and, after December 31, 2018, gross proceeds from a disposition of Common Shares held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which Common Shares is held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Combined Company will not pay any additional amounts to shareholders in respect of any amounts withheld. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your Common Shares.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held the Combined Company’s shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) the Combined Company’s shares are not otherwise used in an unrelated trade or business, distributions that the Combined Company makes and income from the sale of the Combined Company’s shares generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that the Combined Company makes as UBTI.

In certain circumstances, a pension trust that owns more than 10% of the Combined Company’s shares could be required to treat a percentage of the dividends as UBTI, if the Combined Company is a “pension-held REIT.” The Combined Company will not be a pension-held REIT unless (1) the Combined Company is required to “look through” one or more of the Combined Company’s pension trust shareholders in order to satisfy the REIT closely held test and (2) either (a) one pension trust owns more than 25% of the value of the Combined Company’s shares, or (b) one or more pension trusts, each individually holding more than 10% of the value of the Combined Company’s shares, collectively own more than 50% of the value of the Combined Company’s shares. Certain restrictions on ownership and transfer of the Combined Company’s shares generally should prevent a tax-exempt entity from owning more than 10% of the value of the Combined Company’s shares, and generally should prevent the Combined Company from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning Common Shares.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in the Combined Company’s shares.

State and Local Taxes

The Combined Company and the Combined Company’s subsidiaries and shareholders may be subject to state or local taxes in various jurisdictions, including those in which the Combined Company, the Combined Company’s subsidiaries, or shareholders transact business, own property or reside. The Combined Company may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The Combined Company’s state or local tax treatment and that of the Combined Company’s shareholders may not conform to the federal income tax treatment discussed above. Any taxes that the Combined Company incurs do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state or local income and other tax laws on an investment in the Combined Company’s shares.

The Merger Agreement

The following is a summary of the material terms and conditions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex B to, and incorporated by reference into, this proxy statement. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement are not Intended to Function as Public Disclosures

The Merger Agreement and the summary of its terms in this proxy statement have been included only to provide you with information about the terms and conditions of the Merger Agreement. The terms and information in the Merger Agreement are not intended to provide any other public disclosure of factual information about SWAY, CAH or any of their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Merger Agreement are made by SWAY, CAH, Merger Subsidiary, the Operating Partnership, the CAH Operating Partnership and the CAH Investors only for purposes of the Merger Agreement and as of specific dates, and were qualified and subject to certain limitations and exceptions agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to note that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to shareholders and reports and documents filed with the SEC, and, in some cases, they may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Merger Agreement or other public disclosures made by SWAY. Moreover, information concerning the subject matter of the representations, warranties and covenants, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information may not be fully reflected in public disclosures of SWAY.

For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of SWAY or any of its subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

Form and Closing of the Merger

The Merger Agreement provides for the Merger of CAH with and into Merger Subsidiary upon the terms and conditions set forth in the Merger Agreement. Merger Subsidiary will be the surviving entity of the Merger and, following the closing of the Merger, will continue to exist under the name SWAY Holdco, LLC as a wholly owned subsidiary of SWAY.

The closing of the Merger will take place on the third business day following the date on which the last of the conditions to the closing of the Merger described under “The Merger Agreement—Conditions to the Closing of the Merger” below have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing), or such other date as agreed to by CAH and SWAY in writing. However, the parties have agreed that if the closing would otherwise occur on a date that is within 30 days prior to the end of SWAY’s then-current fiscal quarter, SWAY may elect to defer the closing to the first business day after the end of such fiscal quarter of SWAY, subject to CAH’s consent, which will not be unreasonably withheld, conditioned or delayed.

The Merger will become effective at such time as the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland and the certificate of merger is accepted by the Secretary of State of the State of Delaware or on such later date and time agreed to by CAH and SWAY and specified in such articles and certificate of merger.

Organizational Documents of the Surviving Entity

At the Merger closing, the (1) certificate of formation and limited liability company operating agreement of Merger Subsidiary, (2) declaration of trust and bylaws of SWAY and (3) operating partnership agreement of the Operating Partnership will be substantially in the form of such documents attached to the Merger Agreement as exhibits.

Consideration to be Received in the Merger

Merger Consideration

If the Merger is completed, all of the issued and outstanding shares of CAH common stock (other than shares of CAH common stock owned by any wholly owned subsidiary of CAH, which will automatically be cancelled and retired and will cease to exist) will be converted into the right to receive an aggregate of 64,869,583 Common Shares. The number of Common Shares to be issued has been fixed (subject to adjustment for stock splits and similar adjustments). Additionally, all of the shares of preferred stock of CAH issued and outstanding shall automatically be redeemed for an aggregate of $125,000 in cash, plus accrued and unpaid dividends, (and automatically be cancelled and retired and cease to exist) in accordance with the liquidation preference of the preferred stock. No fractional Common Shares will be issued in the Merger, and cash will be paid in lieu thereof, as described in “—Fractional Shares” below. Upon the closing of the Internalization and the Merger, existing shareholders of SWAY will own approximately 35.2% of the Combined Company, Starwood Capital Group (as the former owner of the Manager) will own approximately 5.8% of the Combined Company and former CAH investors will own approximately 59.0% of the Combined Company, in each case, on a fully diluted basis (based on shares outstanding as of September 30, 2015 and assuming (1) the issuance and redemption for Common Shares of the 6,400,000 OP Units to be received by Starwood Capital Group in the Internalization and (2) the issuance of 64,869,583 Common Shares in the aggregate in the Merger). The issuance of the Common Shares to the CAH stockholders is expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

Adjustment of Merger Consideration

The Merger Consideration will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the number of Common Shares outstanding prior to the Merger closing so as to provide the CAH Investors (or their designees) with the same economic effect as contemplated by the Merger Agreement prior to such event.

Dissenter’s Rights

No dissenters’ or appraisal rights will be available with respect to the Merger or the other transactions contemplated by the Merger Agreement, so long as the provisions of Section 3-202(c)(1)(ii) of the MGCL are applicable to the transaction.

Withholding

All payments made pursuant to the Merger Agreement will be paid without interest (unless otherwise noted) and, in the case of CAH, SWAY or Merger Subsidiary, be net of all applicable withholding taxes that are required to be deducted and withheld under applicable law.

Fractional Shares

Fractional Common Shares will not be issued upon the conversion of the common stock of the CAH into the right to receive Common Shares. In lieu of any fractional shares, SWAY will pay the CAH Investor (or its designee) an amount in cash equal to the product obtained by multiplying (1) the fractional share interest to which the holder would otherwise be entitled by (2) the NYSE closing price, as reported on the consolidated tape at the close of the NYSE regular session of trading, for a Common Share on the last trading day immediately preceding the Merger closing.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by SWAY, Merger Subsidiary and the Operating Partnership, on the one hand, and CAH, the CAH Operating Partnership and the CAH Investors on the other hand. The representations and warranties are made by the parties as of the date of the Merger Agreement and as of the date of the closing of the Merger, and survive as specified in the Merger Agreement. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement, information SWAY filed with the SEC on or after December 31, 2014 and prior to the date of the Merger Agreement and the disclosure letters delivered to the other parties in connection therewith. See “Where You Can Find More Information.”

Representations and Warranties of CAH and the CAH Operating Partnership

CAH and the CAH Operating Partnership made representations and warranties in the Merger Agreement relating to, among other things:

•	corporate organization, valid existence, good standing, corporate power and authority, qualification to do business; and organizational documents of CAH;

•	organization, valid existence, good standing, organizational documents, power and authority, qualification to do business and REIT status with respect to CAH’s subsidiaries;

•	capitalization;

•	transfer restrictions, voting agreements, pre-emptive rights, anti-dilutive rights, registration rights, rights of first refusal or similar shareholder rights;

•	payment of dividends;

•	due authorization, execution, delivery and validity of the Merger Agreement and, as applicable, the other transactions contemplated by the Merger Agreement;

•	board and general partner and associate general partner approvals;

•	absence of a conflict with or violation of organizational documents or applicable laws, absence of any filings with or consent by a governmental entity, absence of a breach of or default under, certain agreements and the absence of the creation or imposition of liens;

•	financial statements and the compliance of such financial statements with GAAP;

•	internal accounting controls and the absence of improper payments, the absence of any liability under anti-corruption laws;

•	absence of certain changes since June 30, 2015;

•	absence of material adverse effect since December 31, 2014;

•	no undisclosed liabilities;

•	litigation and governmental proceedings;

•	labor and other employment matters and employee benefit plans;

•	tax matters, including qualification as a REIT;

•	material contracts and the absence of a violation, breach or default under such material contracts;

•	inapplicability of the 1940 Act;

•	environmental matters;

•	intellectual property;

•	compliance with law and permits;

•	real properties owned, leased or licensed by CAH, any liens with respect to such properties, the validity of title or leasehold interest, as applicable;

•	information in this proxy statement provided by CAH in connection with the transactions contemplated by the Merger Agreement;

•	insurance;

•	related party agreements;

•	mortgage-backed securities;

•	mortgage loans and non-mortgage loans;

•	broker’s, investment banker’s, financial advisor’s or other similar fees;

•	exemption of the Merger from anti-takeover statues;

•	assets and liabilities of the holders of CAH common stock (before giving effect to the reorganization of the CAH contemplated by the Merger Agreement);

•	absence of dissenters’, appraisal or similar rights in connection with the Merger; and

•	accredited investor status of the CAH Investors and any designee to whom Merger Consideration is to be distributed.

Representations and Warranties of CAH Investors

Each holder (or, where applicable, each holder that is not an individual) of CAH common stock (after giving effect to the reorganization of CAH contemplated by the Merger Agreement) made representations and warranties in the Merger Agreement relating to, among other things:

•	organization, valid existence, good standing, organizational power and authority, qualification to do business;

•	due authorization, execution, delivery and validity of the Merger Agreement and, as applicable, the other transactions contemplated by the Merger Agreement;

•	absence of a conflict with or violation of organizational documents or applicable laws, absence of any filings with or consent by a governmental entity, absence of a violation or breach of, or default under, certain agreements and the absence of the creation or imposition of liens;

•	ownership of CAH common stock;

•	acquisition of Common Shares; and

•	investigation, limitation of warranties and disclaimer of other representations and warranties.

Representations and Warranties of SWAY, Merger Subsidiary and the Operating Partnership

SWAY, Merger Subsidiary and the Operating Partnership made representations and warranties in the Merger Agreement relating to, among other things:

•	organization, valid existence, good standing, organizational power and authority, qualification to do business, organizational documents of SWAY and Operating Partnership;

•	organization, valid existence, good standing, organizational documents, power and authority, qualification to do business with respect to SWAY’s subsidiaries;

•	capitalization;

•	transfer restrictions, voting agreements, pre-emptive rights, anti-dilutive rights, registration rights, dissenters’ rights, rights of first refusal or similar shareholder rights;

•	payment of dividends;

•	due authorization, execution, delivery and validity of the Merger Agreement and, as applicable, the other transactions contemplated by the Merger Agreement;

•	board, sole shareholder and general partner approvals;

•	absence of a conflict with or violation of organizational documents or applicable laws, absence of any filings with or consent by a governmental entity, absence of a violation or breach of, or default under, certain agreements and the absence of the creation or imposition of liens;

•	SEC filings and financial statements, including the compliance of such financial statements with GAAP and applicable SEC requirements;

•	internal accounting controls, compliance with the he Sarbanes-Oxley Act of 2002, the absence of improper payments and the absence of any liability under anti-corruption laws;

•	absence of certain changes since June 30, 2015;

•	absence of material adverse effect since December 31, 2014;

•	no undisclosed liabilities;

•	litigation and governmental proceedings;

•	labor and other employment matters and employee benefit plans;

•	tax matters, including qualification as a REIT;

•	material contracts and the absence of any violation, breach or default under such material contracts;

•	inapplicability of the 1940 Act;

•	environmental matters;

•	intellectual property;

•	compliance with law and permits;

•	real properties owned, leased or licensed by SWAY, any liens with respect to such properties, the validity of title or leasehold interest, as applicable;

•	receipt of separate opinions of the financial advisor to the Board and the financial advisor to the Internalization Special Committee;

•	information in this proxy statement and any other SEC filings required to be made by SWAY in connection with the transactions contemplated by the Merger Agreement;

•	ownership and operations of Merger Subsidiary;

•	insurance;

•	related party agreements;

•	mortgage-backed securities;

•	mortgage loans and non-mortgage loans;

•	broker’s, investment banker’s, financial advisor’s or other similar fees;

•	exemption of the Merger from anti-takeover statues;

•	shareholder vote required in connection with the transactions contemplated by the Merger Agreement, including the issuance of Common Shares in connection with the Merger and the Internalization;

•	absence of dissenters’, appraisal or similar rights in connection with the Merger or the Internalization;

•	the Contribution Agreement; and

•	investigation, limitation of warranties and disclaimer of other representations and warranties.

Definition of “Material Adverse Effect”

Many of the representations of CAH, the CAH Operating Partnership, SWAY, Merger Subsidiary and the Operating Partnership are qualified by a “material adverse effect” standard (that is, they will be deemed to be true and correct unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect). For the purposes of the Merger Agreement, “material adverse effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have: (1) a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of CAH and its subsidiaries, taken as a whole, or SWAY and its subsidiaries, taken as a whole, as applicable; or (2) a material adverse effect on the ability of CAH or the CAH Operating Partnership, or SWAY, Operating Partnership or Merger Subsidiary, as applicable, to complete the Merger, the CAH reorganization contemplated by the Merger Agreement, the Internalization, or the other transactions contemplated by the Merger Agreement, as applicable, prior to the Outside Date, subject to extension as permitted by the Merger Agreement. However, for the purposes of clause (1), the following changes, effects, developments, circumstances, conditions, states of facts, events or occurrences will not be taken into account when determining whether a material adverse effect has occurred or is reasonably likely to exist or occur:

•	any changes after the date of the Merger Agreement in general United States or global economic conditions;

•	any changes after the date of the Merger Agreement to the industry or industries in which CAH and its subsidiaries or SWAY and its subsidiaries, as applicable, operate;

•	any changes after the date of the Merger Agreement in GAAP (or any interpretation thereof in accordance with the Financial Accounting Standards Board Statements of Financial Accounting Standards and Interpretations);

•	any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law of or by any governmental entity after the date of the Merger Agreement;

•	any actions taken, or the failure to take any action, if such action or such failure to take action is at the written request or with the prior written consent of the other party;

•	any change, effect, development, circumstance, condition, state of facts, event or occurrence attributable to the negotiation, execution or announcement of the Merger Agreement and the transactions contemplated thereby (including the Merger), including any litigation arising therefrom;

•	any failure by CAH or SWAY, as applicable, to meet any internal or published projections, estimates or expectations of CAH’s or SWAY’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by CAH or SWAY to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself;

•	any changes, effects, developments, circumstances, conditions, state of facts, events or occurrences after the date of the Merger Agreement arising out of changes in geopolitical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Merger Agreement;

•	any reduction in the credit rating of CAH or its subsidiaries, or SWAY or its subsidiaries, in and of itself; and

•	with respect to the CAH and its subsidiaries, any changes, effects, developments, circumstances, conditions, state of facts, events or occurrences to the extent solely affecting the business of the CAH to be excluded in accordance with the CAH Reorganization Step Plan (as defined below);

except to the extent, (1) in the case of the first, third, fourth and eighth bullet points above, that such changes or events do not disproportionately have a greater adverse impact on CAH or its subsidiaries, taken as a whole, or SWAY or its subsidiaries, taken as a whole, as applicable, relative to other similarly situated participants in the industries in which such entities operate generally (or, in the case of the first bullet point, relative to similarly situated participants in the single family residential leasing (and, in the case of SWAY or its subsidiaries, the related non-performing loans) industry) and (2) in the case of the seventh and ninth bullet points above, the facts or occurrences giving rise or contributing to such circumstances that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account.

Covenants and Agreements

Conduct of the Business of CAH Pending the Merger

CAH has agreed to certain restrictions on itself and its subsidiaries until the earlier of the Merger closing or the valid termination of the Merger Agreement. In general, except with SWAY’s prior written approval (which consent will not be unreasonably withheld, delayed or conditioned), or as otherwise expressly permitted by the Merger Agreement, by the CAH reorganization contemplated by the Merger Agreement, or required by law, CAH has agreed that it will, and will cause each of its subsidiaries (other than, in each case, as it relates to the CAH business specified in the Merger Agreement to be excluded) to, (1) conduct its business in all material respects in the ordinary course of business consistent with past practice, (2) use its reasonable best efforts to maintain in all material respects its assets and properties in their current condition (ordinary wear and tear excepted), (3) preserve its business organizations intact in all material respects, (4) maintain existing relations and goodwill with governmental entities, alliances, customers, tenants, lenders, employees and business associates in all material respects, and (5) maintain CAH’s status as a REIT and each of its subsidiaries as a QRS or a TRS as applicable and provided, that CAH or any of its subsidiaries may effect one securitization on customary terms in an amount not to exceed $625 million. Without limiting the generality of the foregoing, CAH has also agreed that, except with SWAY’s prior written approval (which consent will not be unreasonably withheld, delayed or conditioned), or as otherwise expressly permitted by the Merger Agreement, as contemplated by the CAH reorganization contemplated by the Merger Agreement pursuant to the CAH Reorganization Step Plan or required by law, CAH will not, and will not permit any of its subsidiaries (other than, in each case, as it relates to the CAH business specified in the Merger Agreement to be excluded) to, directly or indirectly:

•	amend its charter, bylaws or equivalent organizational documents;

•	adjust, split, combine, subdivide or reclassify any shares of capital stock or other equity interests of CAH or its subsidiaries;

•	declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of stock or other equity interests of CAH or its subsidiaries; except for (1) the declaration and payment by CAH of quarterly dividends in accordance with past practice in an amount not to exceed $0.05 per share of CAH common stock per quarter, (2) the declaration and payment of dividends or other distributions by the CAH Operating Partnership in an amount not to exceed $0.05 per CAH OP Unit per quarter, and (3) dividends or other distributions by any CAH subsidiary other than the CAH Operating Partnership in accordance with such subsidiary’s organizational documents, provided that CAH and any of its subsidiaries may make (or increase) dividends or distributions reasonably necessary for CAH or such CAH subsidiary to maintain its status as a REIT or avoid the imposition of certain entity-level taxes;

•	redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other equity interests of CAH or its subsidiaries, except CAH OP Units in accordance with the terms of the limited partnership agreement of the CAH Operating Partnership;

•	(1) grant any person any right or option to acquire any shares of capital stock or other equity interests of CAH or its subsidiaries, (2) issue, deliver or sell any additional shares of capital stock or other equity interests of CAH or its subsidiaries, or (3) enter into any contract with respect to the sale, voting, registration or repurchase of any shares of capital stock or other equity interests of CAH or its subsidiaries, provided that CAH may issue (a) common stock in connection with the redemption or exchange of any CAH OP Units in accordance with the terms of the limited partnership agreement of the CAH Operating Partnership and (b) equity by CAH’s subsidiaries solely to form special purpose entities that will be wholly owned directly or indirectly by CAH, as reasonably required to complete acquisitions permitted under the Merger Agreement;

•	acquire or agree to acquire any real property, personal property (other than personal property at a total cost of less than $2 million in the aggregate), non-performing loans, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except that the CAH Operating Partnership and any wholly owned subsidiary of CAH or the CAH Operating Partnership may acquire real property in the ordinary course of business consistent with past practice with an aggregate value of up to $30 million per month;

•	sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any real property or other tangible assets of CAH or its subsidiaries, except for (1) pledges and encumbrances on real property in the ordinary course of business consistent with past practices and that would not be material to any such property, and (2) with respect to any tangible property or assets with a net book value of less than $20 million per month in the aggregate;

•

incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any indebtedness or other debt securities or assume, guarantee or endorse, or otherwise become responsible for the indebtedness of any other person (other than indebtedness of the CAH Operating Partnership or a wholly owned subsidiary of CAH or the CAH Operating Partnership that is permitted under the Merger Agreement), except for (1) indebtedness incurred under CAH’s existing revolving credit facilities for working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted under the

Merger Agreement) in an aggregate amount not to exceed $100 million per quarter, or (2) unsecured, unsubordinated indebtedness to or among CAH and its subsidiaries in the ordinary course of business consistent with past practice;

•	make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (1) by CAH, the CAH Operating Partnership or a wholly owned subsidiary of CAH or the CAH Operating Partnership to CAH, the CAH Operating Partnership or a wholly owned subsidiary of the CAH or the CAH Operating Partnership, (2) loans or advances required to be made under any of CAH’s existing leases, residential leases or ground leases, or (3) loans or advances to non-affiliate borrowers in the ordinary course of business with a principal amount of up to $1 million;

•	enter into, renew, materially modify or amend, terminate, or waive, release, compromise or assign any rights or claims under any CAH material contract (or any contract that, if existing as of the date of the Merger Agreement, would be an CAH material contract), other than (1) any termination or renewal that occurs automatically under existing material contracts, (2) the entry into any modification or amendment of, or waiver or consent under, any mortgage, deed of trust, deed to secure debt, similar agreement or related agreement to which CAH or any CAH subsidiary is a party that is required or necessitated by the Merger Agreement or the transactions contemplated by the Merger Agreement, provided that such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise adversely affect CAH, any CAH subsidiary or SWAY in any material respect, (3) as necessary to comply with the terms of the Merger Agreement, or (4) modifications, amendments, terminations, waivers, releases, compromises, or assignments of rights or claims, in each case, that are not material and are made in the ordinary course of business and consistent with past practices;

•	waive, release, assign, commence, settle or compromise any pending or threatened legal proceeding (1) of or against CAH or any of its subsidiaries or (2) involving any present, former or purported holder or group of holders of CAH common stock or CAH Operating Partnerships units, in each case, that (a) requires payment by CAH of an amount in excess of $1 million in the aggregate or that would require the issuance of CAH common stock, (b) entails the incurrence of any obligation or liability of CAH in excess of such amount, including cost or revenue reductions or obligations that would impose any material restrictions on the business or operations of CAH or its subsidiaries, (c) imposes any non-monetary relief or an admission of liability or wrong doing, or that would result in any supplement, modification to or amendment of the terms of any agreement or document relating to the transactions contemplated by the Merger Agreement to which neither the SWAY nor any of its affiliates is a party or any CAH material contract that would not otherwise be permitted pursuant to the prior bullet point;

•	fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2014, except as required by a change in GAAP or applicable law, or make any change with respect to accounting policies, unless required by GAAP;

•	enter into any new line of business;

•	form any new funds, joint ventures or non-traded REITs or other pooled investment vehicles;

•	waive, release or assign any material rights or claims or make any payment, direct or indirect, of any liability of CAH or any CAH subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

•

except as otherwise required pursuant to any written agreement or CAH benefit plan existing on the date of the Merger Agreement or as otherwise required under the Merger Agreement, (1) hire or terminate (other than termination for cause) any employee, officer, executive officer or trustee of CAH or any CAH subsidiary or promote or appoint any person to a position of executive officer or director of CAH or any CAH subsidiary, (2) increase, or accelerate the vesting or payment of, compensation or other benefits payable or provided to CAH’s directors or executive officers, or (3) enter into, materially amend or adopt any benefit plan, except that CAH and its subsidiaries are not restricted from (a) awarding annual performance-related merit increases in base salaries made in the ordinary course of business to executive officers of CAH by an amount that in the aggregate does not exceed 5% of such officers’ current aggregate annual base salaries, (b) awarding annual performance-related merit increases in base salaries or base wages made in the ordinary course of business to all employees other than executive officers of CAH by an amount that in the aggregate does not exceed 5% of such employees’ current aggregate annual base salaries and base wages, (c) increasing annual bonus opportunities made in the ordinary course of business consistent with past practice, or (d) entering into or making available to newly hired employees (not including executive officers) or to employees (not including executive officers) in the context of promotions based on job performance or workplace requirements, including replacement of an open position, in each case, in the ordinary course of business, plans, agreements, benefits and compensation arrangements that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees (not including executive officers) in similar positions;

•	take or fail to take any action, which action or failure would reasonably be expected to cause: (1) CAH to fail to qualify as a REIT or (2) any CAH subsidiary to cease to be treated as any of (a) a partnership or disregarded entity for United States federal income tax purposes or (b) a REIT, a QRS or a TRS;

•	(1) make, change or rescind any material election relating to taxes, (2) change a material method of tax accounting, (3) amend any material tax return, (4) settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, (5) enter into any material closing agreement related to taxes, (6) knowingly surrender any right to claim any material tax refund, or (7) give or request any waiver of a statute of limitation with respect to any material tax return, except, in each case, as reasonably necessary to (a) comply with law or (b) preserve CAH’s qualification as a REIT or to qualify or preserve the status of any CAH subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a REIT, a QRS or a TRS;

•	adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger or liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with an acquisition of real property permitted under the Merger Agreement or the CAH reorganization contemplated by the Merger Agreement;

•	amend or modify the engagement letters entered into with Morgan Stanley & Co., LLC or the persons listed on Section 3.25 of the CAH Disclosure Letter, in a manner adverse to CAH, any CAH subsidiary or SWAY, or engage other financial advisors in connection with the transactions contemplated by the Merger Agreement;

•	other than as permitted by the sixth bullet point above, make or commit to make any recurring capital expenditures that are in excess of $17 million per quarter in the aggregate;

•	take any action under CAH’s or CAH Operating Partnership’s governing documents or otherwise (including by resolution) that would give dissenters’, appraisal or similar rights to the holders of CAH common stock or the CAH OP Units with respect to the Merger or the other transactions contemplated by the Merger Agreement; or

•	authorize, or enter into any contract, agreement or binding commitment or arrangement to do any of the foregoing.

Nothing in the Merger Agreement prohibits CAH from taking action reasonably necessary to maintain its qualification as a REIT for any period prior to the closing of the Merger.

Conduct of the Business of SWAY Pending the Merger

SWAY has agreed to certain restrictions on itself and its subsidiaries until the earlier of the Merger closing or the valid termination of the Merger Agreement. In general, except without CAH’s prior written consent (which consent will not be unreasonably withheld, delayed or conditioned), or as otherwise expressly permitted by the Merger Agreement or required by law, SWAY has agreed that it will, and will cause each of its subsidiaries to, (1) conduct its business in all material respects in the ordinary course of business consistent with past practice, (2) use its reasonable best efforts to maintain in all material respects its assets and properties in their current condition (ordinary wear and tear excepted), (3) preserve its business organizations intact in all material respects, (4) maintain existing relations and goodwill with governmental entities, alliances, customers, lenders, tenants, employees and business associates in all material respects, and (5) maintain SWAY’s status as a REIT and each of its subsidiaries as a QRS or a TRS, as applicable and provided, that SWAY or any of its subsidiaries may effect one securitization on customary terms in an amount not to exceed $625 million. Without limiting the generality of the foregoing, SWAY has also agreed that, except with CAH’s prior written approval (which consent will not be unreasonably withheld, delayed or conditioned), or as otherwise expressly permitted by the Merger Agreement, or required by law, SWAY will not, and will not permit any of its subsidiaries to, indirectly or indirectly:

•	amend its charter, bylaws or equivalent organizational documents;

•	adjust, split, combine, subdivide or reclassify any shares of capital stock or other equity interests of SWAY or its subsidiaries;

•	declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock or other equity interests of SWAY except for (1) the declaration and payment by SWAY of quarterly dividends in accordance with past practice for the period up to the closing date in an amount not to exceed $0.20 per Common Share per quarter, (2) the declaration and payment of dividends or other distributions by the Operating Partnership in an amount not to exceed $0.20 per OP Unit per quarter and (3) dividends or other distributions by any SWAY subsidiary (other than the Operating Partnership), in accordance with the terms of the organizational documents of such SWAY subsidiary and provided that SWAY and any of its subsidiaries may make (or increase) dividends or distributions reasonably necessary for SWAY to maintain its status as a REIT or avoid the imposition of certain entity-level taxes;

•	redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire any capital stock or other equity interests of SWAY, except any OP Units in accordance with the terms of the limited partnership agreement of the Operating Partnership;

•	(1) grant any person any right or option to acquire any equity interests of SWAY or its subsidiaries, (2) issue, deliver or sell any additional shares of capital stock or other equity interests of SWAY or its subsidiaries, or (3) enter into any contract with respect to the sale, voting or registration of any shares of capital stock or other equity interests of SWAY or its subsidiaries; provided that SWAY may issue Common Shares (a) upon the vesting or exercise of any SWAY equity awards outstanding as of the date of the Merger Agreement in accordance with the terms and conditions of the Merger Agreement, and (b) the issue of equity to form special purpose entities that will be wholly owned, directly or indirectly, by SWAY as reasonably required to complete acquisitions permitted under the Merger Agreement;

•	acquire or agree to acquire any real property, personal property (other than personal property at a total cost of less than $2 million in the aggregate), non-performing loans, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except that any wholly owned SWAY subsidiary may acquire real property in the ordinary course of business consistent with past practice with an aggregate value of up to $30 million per month;

•

sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any SWAY Property or tangible assets of SWAY or its subsidiaries, except for (1) pledges and encumbrances on property and assets in the ordinary course of business consistent with past practices and that would not be material to any SWAY property, and (2) with respect to property or assets with a net book value of less than $20 million per month in the aggregate;

•	incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any indebtedness or other debt securities or assume, guarantee or endorse, or otherwise become responsible for the indebtedness of any other person (other than a wholly owned SWAY subsidiary), except for (1) indebtedness under SWAY’s existing revolving credit facilities for working capital purposes in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $100 million per quarter, or (2) unsecured, unsubordinated indebtedness to or among SWAY and its subsidiaries in the ordinary course of business consistent with past practice;

•	make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (1) by SWAY or a wholly owned SWAY subsidiary to SWAY or a wholly owned SWAY subsidiary, (2) loans or advances required to be made under any of SWAY’s existing leases, residential leases and ground leases or (3) loans or advances to non-affiliate borrowers in the ordinary course of business with a principal amount of up to $1 million;

•	enter into, renew, materially modify or amend, terminate, or waive, release, compromise or assign any rights or claims under, any SWAY material contract (or any contract that, if existing as of the date of the Merger Agreement, would be an SWAY material contract), other than (1) any termination or renewal that occurs automatically under existing material contracts, (2) the entry into any modification or amendment of, or waiver or consent under, any mortgage, deed of trust, deed to secure debt, similar agreement, or related agreement to which SWAY or any SWAY subsidiary is a party that is required or necessitated by the Merger Agreement or the transactions contemplated by the Merger Agreement, provided that such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise adversely affect SWAY, any SWAY subsidiary or CAH in any material respect, (3) as necessary to comply with the terms of the Merger Agreement or (4) modifications, amendments, terminations, waivers, releases, compromises or assignments of rights or claims, in each case, that are not material and are made in the ordinary course of business and consistent with past practices;

•	waive, release, assign, commence, settle or compromise any pending or threatened legal proceeding (1) of or against SWAY or any of its subsidiaries or (2) involving any present, former or purported holder or group of holders of Common Shares, in each case, that (a) requires payment by SWAY of an amount in excess of $1 million in the aggregate or that would require the issuance of any Common Shares, (b) entails the incurrence of any obligation or liability of SWAY in excess of such amount, including costs or revenue reductions or obligations that would impose any material restrictions on the business or operations of SWAY or its subsidiaries, (c) imposes any non-monetary relief or an admission of material liability or wrong doing, or that would result in any supplement, modification to or amendment to the terms of (i) the Contribution Agreement or any agreement or document relating to the transactions contemplated by the Merger Agreement of which neither CAH, any holder of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement) nor their respective affiliates is a party or (ii) any SWAY Material Contract that would not otherwise be permitted pursuant to the tenth bullet point above;

•	fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2014, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, unless required by GAAP or the SEC or disclosed in any SWAY SEC filings filed prior to the date of the Merger Agreement;

•	enter into any new line of business;

•	form any new funds, joint ventures or non-traded REITs or other pooled investment vehicles;

•	waive, release, assign any material rights or claims or make any payment of any liability of SWAY or any of its subsidiaries before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

•	except as otherwise required pursuant to any written agreement or SWAY benefit plan existing on the date of the Merger Agreement or as otherwise required under the Merger Agreement or as otherwise permitted by the Contribution Agreement, (1) hire or terminate (other than termination for cause) any employee, officer, executive officer or trustee of SWAY or any SWAY subsidiary or promote or appoint any person to a position of executive officer or director of SWAY or any SWAY subsidiary, (2) increase, or accelerate the payment or vesting of, compensation or other benefits payable or to be provided to SWAY’s directors or executive officers; or (3) enter into, materially amend or adopt any SWAY benefit plan;

•	take or fail to take any action, which action or failure would reasonably be expected to cause (1) SWAY to fail to qualify as a REIT or (2) any SWAY subsidiary to cease to be treated as any of (a) a partnership or disregarded entity for United States federal income tax purposes or (b) a REIT, a QRS or a TRS;

•	(1) make, change or rescind any material election relating to taxes, (2) change a material method of tax accounting, (3) amend any material tax return, (4) settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, (5) enter into any material closing agreement related to taxes, (6) knowingly surrender any right to claim any material tax refund, or (7) give or request any waiver of a statute of limitation with respect to any material tax return, except, in each case, as reasonably necessary to (a) comply with law or (b) preserve SWAY’s qualification as a REIT or to qualify or preserve the status of any SWAY subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a REIT, a QRS or a TRS;

•	adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with an acquisition of real property permitted under the Merger Agreement;

•	amend or modify the engagement letters entered into with Moelis or the persons listed on Section 5.26 of the SWAY Disclosure Letter, in a manner adverse to SWAY, any SWAY subsidiary or CAH, or engage other financial advisors in connection with the transactions contemplated by the Merger Agreement;

•	make or commit to make any recurring capital expenditures in excess of $15 million per quarter in the aggregate, other than as permitted under the sixth bullet point above;

•	take any action under SWAY’s governing documents or otherwise (including by resolution) that would give dissenters’, appraisal or similar rights to the holders of Common Shares with respect to the Merger or the other transactions contemplated by the Merger Agreement; and

•	authorize, or enter into any contract, agreement or binding commitment or arrangement to do any of the foregoing.

Nothing in the Merger Agreement prohibits SWAY from taking action reasonably necessary to maintain its qualification as a REIT for any period prior to the closing of the Merger.

Non-Solicitation

Until the earlier of the Merger closing or the valid termination of the Merger Agreement, neither SWAY nor CAH will, and each will cause each of its subsidiaries and will instruct its and their respective representatives not to, directly or indirectly, (1), (a) enter into, engage in or otherwise participate in any discussions or negotiations relating to, (b) furnish to any Person (other than SWAY, CAH and their subsidiaries and affiliates) any information regarding CAH or SWAY or their respective subsidiaries or their respective businesses’ assets and liabilities or any of the transactions contemplated by the Merger Agreement to any third person in connection with, or for the purpose of facilitating, any inquiries, proposals, or offers that would constitute or may reasonably be expected to lead to, or (c) initiate, solicit or knowingly encourage or facilitate any inquiry proposal, offer, contract or commitment for, or take any other action designed to facilitate any inquiry, proposal or offer, that would constitute or may reasonably be expected to lead to, a competing acquisition proposal (as defined below), (2) enter into any contract with respect to a competing acquisition agreement, (3) grant any waiver, amendment or release under any standstill or confidentiality agreement or any takeover statute (provided that SWAY may waive any provision of any standstill or confidentiality that prohibits a confidential proposal being made to the Board, if the Board determined after consultation with legal counsel that not doing so would be inconsistent with its legal duties as trustees) so long as (a) such waiver, amendment or release is limited only to permitting such a confidential proposal and (b) SWAY promptly notifies CAH of the granting of such waiver, amendment or release prior thereto, or (4) agree, approve, recommend or propose to do any of the foregoing.

For the purposes of the Merger Agreement, “competing acquisition proposal” means any proposal or offer from any person (other than SWAY and its subsidiaries) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (1) acquisition, sale, lease, exchange, mortgage, pledge, license transfer or other disposition of assets of SWAY or CAH or any of their subsidiaries equal to 20% or more of CAH’s or SWAY’s consolidated assets or to which 20% or more of CAH’s or SWAY’s revenues or earnings on a consolidated basis are attributable, (2) acquisition of 20% or more of the outstanding shares of CAH common stock, CAH OP Units, Common Shares or OP Units, (3) tender offer or exchange offer that if completed would result in any person beneficially owning of 20% or more of the outstanding shares of CAH common stock, CAH OP Units, Common Shares or OP Units, (4) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving CAH or SWAY or any of their respective subsidiaries or (5) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and outstanding CAH common stock, CAH OP Units, Common Shares or OP Units involved is 20% or more, in each case, other than the transactions contemplated by the Merger Agreement.

Promptly following the execution of the Merger Agreement, each of SWAY and CAH will, and will cause each of their subsidiaries and instruct its and their respective representatives to, immediately cease any solicitation, discussions or negotiations with any persons with respect to any competing acquisition proposal, use reasonable best efforts to take such reasonable action as is necessary to enforce any applicable confidentiality or standstill or provisions of similar effect, and use reasonable best efforts to cause any such person to promptly return and/or destroy all confidential information concerning CAH or SWAY, as applicable and its subsidiaries previously furnished to any person in connection therewith and immediately terminate all physical and electronic data room access previously granted to any such person, its subsidiaries or any of their respective representatives.

If (1) at any time prior to obtaining the approval of the Merger by the SWAY shareholders, SWAY or any of its representatives receives a bona fide written competing acquisition proposal, which was made on or after the date of the Merger Agreement and was not solicited in, and did not otherwise result from, any breach by SWAY of the non-solicitation provisions in the Merger Agreement, and (2) the Board determines in good faith, after consultation with a financial advisor and outside legal counsel, that (a) such competing acquisition proposal constitutes or is reasonably expected to lead to a superior acquisition proposal (as defined below), and (b) its failure to take such action would be inconsistent with its legal duties as trustees, then SWAY and its representatives may after notifying CAH in writing of such determination (i) furnish, pursuant to an acceptable confidentiality agreement to which SWAY and the applicable person or persons making such competing acquisition proposal (and entered into prior to furnishing or communicating any information) are party, information (including non-public information) with respect to SWAY and its subsidiaries to the person or group of persons who has made such competing acquisition proposal, provided that SWAY will (A) provide to CAH a copy of the acceptable confidentiality agreement upon entering therein and (B) promptly provide to CAH any material non-public information concerning SWAY or its subsidiaries that is provided to any person given such access which was not previously provided to CAH or its representatives; and (2) engage in or otherwise participate in discussions or negotiations with respect to such competing acquisition proposal with the person or group of persons making such competing acquisition proposal. SWAY must promptly (and in any event within 24 hours) notify CAH after it or any of its subsidiaries or any of their respective representatives has received a competing acquisition proposal or inquiry, proposal or offer to enter into or seeking to have discussions or negotiations with SWAY relating to a possible competing acquisition proposal or the initial request for non-public information concerning SWAY or any of its subsidiaries.

After the date of the Merger Agreement, SWAY will keep CAH reasonably informed orally and in writing on a current basis (and in any event, within one business day) of any material developments, discussions or negotiations regarding any competing acquisition proposal (whether made before or after the date of the Merger Agreement) including providing a copy of all material documentation (including drafts) or material correspondence with respect thereto and upon the request of CAH will apprise CAH of the status and details of such competing acquisition proposal. SWAY agrees that it and its subsidiaries will not enter into any agreement with any person subsequent to the date of the Merger Agreement which prohibits SWAY from providing any information to CAH.

Except as described below, neither the Board, nor any of its committees may (1) (a) fail to recommend to its shareholders that it approve the issuance of the Merger Consideration or the Internalization, as applicable, or fail to include the Board’s recommendation of such approval, in this proxy statement or any filing or amendment or supplement relating thereto, (b) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or, in a manner adverse to the CAH or the holders of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement), modify the Board recommendation or the determination of the advisability to the SWAY shareholders of the Merger and other transactions contemplated by the Merger Agreement or make any other public statement in connection with the SWAY shareholder meeting by or on behalf of the Board or a committee thereof that would reasonably be expected to have the same effect of the foregoing (c) adopt, approve or recommend, or publicly propose to approve or recommend to the shareholders of SWAY, a competing acquisition proposal, (d) fail to recommend against any pending tender or exchange offer that constitutes a competing acquisition proposal within ten business days after it is launched or (e) fail within three (3) business days of a request by CAH, to reaffirm the Board recommendation without qualification (provided, that the Board or a committee thereof shall not be obligated to do so on more than three (3) occasions with respect to a competing acquisition proposal with each material modification thereof (including any change in consideration) being a new competing acquisition proposal for such purpose (each of the actions described in this clause (i) being referred to as an “adverse recommendation change”), provided that SWAY stating that it is continuing to negotiate with the person that made a competing acquisition proposal will not in and of itself be an adverse recommendation change, (2) authorize, cause or permit CAH or SWAY or any of their respective subsidiaries to enter into any competing acquisition agreement (other than an acceptable confidentiality agreement), or (3) take any action to terminate the Merger Agreement in connection with a competing acquisition proposal. Prior to the time the SWAY shareholder approval is obtained, the Board may make an adverse recommendation change, terminate the Merger Agreement and enter into any competing acquisition agreement with respect to a competing acquisition proposal, if and only if, SWAY receives a competing acquisition proposal (a) that was not the result of a breach by SWAY of the non-solicitation provisions in the Merger Agreement and (b) that the Board determines in good faith, after consultation with SWAY’s financial advisor and outside legal counsel, constitutes a superior acquisition proposal. The Board may not make an adverse recommendation change or terminate the Merger Agreement to enter into a enter into any competing acquisition agreement with respect to a superior acquisition proposal unless

(i) the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the trustees’ duties under applicable law, (ii) SWAY has given CAH at least five business days’ prior written notice of its intention to effect an adverse recommendation change or terminate the Merger Agreement (it being understood and agreed that such notice, or the public disclosure by SWAY of such notice will not in and of itself constitute an adverse recommendation change), (iii) SWAY has negotiated, and has caused its representatives to negotiate, in good faith with CAH during such notice period, to the extent CAH wishes to negotiate; and (iv) following the end of such notice period, the Board has considered in good faith any revisions, modifications or adjustments to the Merger Agreement and for the transactions contemplated by the Merger Agreement proposed by CAH, and has determined (after taking into account any such proposed revisions, modifications or adjustments), after consultation with its financial advisor and outside legal counsel that (A) such superior acquisition proposal continues to constitute a superior acquisition proposal and (B) after consultation with outside legal counsel, that failure to take such action would be inconsistent with the trustees’ duties under applicable law, provided that, in the event of any material change to the material terms of a superior acquisition proposal, SWAY must deliver to CAH an additional notice, in accordance with the requirements set forth in the Merger Agreement. No purported termination of the Merger Agreement under this section will be valid unless SWAY pays (or causes to be paid) to the CAH Operating Partnership (or its designee) a termination payment before or concurrently with such termination.

A breach of the non-solicitation provisions of the Merger Agreement by SWAY, the Manager, their subsidiaries or any representatives of the foregoing is deemed to be a breach by SWAY.

For purposes of the Merger Agreement, “superior acquisition proposal” means any bona fide written competing acquisition proposal arising after the date of the Merger Agreement that was not the result of a breach by SWAY of the non-solicitation and recommendation provisions of the Merger Agreement and that the Board has determined, after consulting with SWAY’s financial advisor and outside legal counsel, is reasonably likely to be completed in accordance with its terms and that if completed, and taking into account all financial, legal, regulatory and other aspects of the transaction described in such competing acquisition proposal, would result in a transaction more favorable to SWAY’s shareholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement (including any bona fide written revisions to the terms of the Merger Agreement proposed by CAH in response to such proposal or otherwise), which competing acquisition proposal, if completed, would provide for a combination, acquisition or sale, involving (1) 50% or more of SWAY’s consolidated assets or assets to which 50% or more of SWAY’s revenues or earnings on a consolidated basis are attributable or (2) 50 % or more of the outstanding Common Shares or OP Units.

Nothing in the non-solicitation provisions of the Merger Agreement prohibits or restricts the Board, in circumstances not involving or relating to (1) an alternative transaction with respect to SWAY Management LLC or the Internalization or (2) a competing acquisition proposal and to the extent a competing acquisition proposal has not been publicly disclosed, announced or otherwise made public, from effecting an adverse recommendation change; provided, that in order to make such an adverse recommendation change, (a) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that it is necessary to do so in order to comply with its duties under applicable law and (b) the provisions in Section 6.3(e)(ii) through (iv) of the Merger Agreement shall apply, mutatis mutandis.

The Merger Agreement does not prohibit the Board from: (1) taking and disclosing to the shareholders of SWAY a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (2) making any “stop, look and listen” communication to SWAY’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (3) making any other disclosure required under applicable law, and any disclosure referred to in clause (1), (2) or (3) shall be deemed not to be an adverse recommendation change so long as (a) any such disclosure includes the Board recommendation without any modification or qualification thereof or continues the prior recommendation of the Board, and (b) does not contain either an express adverse recommendation change or any other statements by or on behalf of the Board which would reasonably be expected to have the same effect as an adverse recommendation change.

Proxy Statement; Shareholders Meetings

SWAY agreed to prepare and cause to be filed with the SEC this proxy statement.

SWAY agreed to use its reasonable best efforts to cause the proxy statement to be mailed to its shareholders that are entitled to vote at its shareholder meeting and to hold its shareholder meeting as soon as reasonably practicable. SWAY agreed to include in this proxy statement the recommendation of the Board to SWAY shareholders that they approve the issuance of Common Shares in connection with the Merger and the Internalization, and solicit and use its reasonable best efforts to obtain such approval.

Access to Information; Notice of Certain Events

The Merger Agreement requires CAH (and its subsidiaries), on the one hand, and SWAY (and its subsidiaries), on the other, to provide, with limited exceptions, to the other party and its representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, commitments, personnel and records, and to furnish all other information in its possession (financial or otherwise) concerning its business, properties and personnel as such other party or its representatives may reasonably request.

Each of CAH and SWAY will hold, and will cause its representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of their existing confidentiality agreement.

CAH, on the one hand, and SWAY, on the other, have agreed to give prompt notice to the other of any notice or other communication received by such party (1) from any governmental entity in connection with the Merger or the other transactions contemplated by the Merger Agreement, (2) from any person alleging that the consent of such person (or another person) is or may be required in connection with the Merger or the other transactions contemplated by the Merger Agreement, or (3) of any written notice received from any person in connection with (a) any material violation or default under or notice to terminate, not renew or challenge the validity or enforceability of any material contract of such party or (b) any event or circumstance that would give rise to any option to purchase, right of first refusal or first offer, or any other right to purchase in favor of any person under any material contract or lease of such party.

In addition, CAH, on the one hand, and SWAY, on the other, have agreed to give prompt notice to the other (1) of any legal proceeding commenced or, to the party’s knowledge, threatened against or otherwise affecting such party or any of its subsidiaries or affiliates, in each case, in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by the Merger Agreement, and (2) upon becoming aware of the occurrence or impending occurrence of any event, change, development or circumstance relating to it or any of its respective subsidiaries that makes or is reasonably likely to make any of the conditions set forth in Merger Agreement to not be satisfied.

The failure to deliver any notices described above, in and of itself, will not result in the failure of, or otherwise affect, any of the conditions set forth in the Merger Agreement.

Consents and Approvals

Each of CAH and SWAY have agreed to use their reasonable best efforts (and to cause their respective subsidiaries) to take all actions, and to do, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable law or pursuant to any contract to complete, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including (1) the taking of all actions necessary to cause the closing conditions set forth in the Merger Agreement to be satisfied, (2) the preparing and filing of all documentation to effect all required submissions and the obtaining of all necessary authorizations from governmental entities or other persons and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid legal proceeding by, any governmental entity or other persons necessary in connection with the closing of the Merger and the other transactions contemplated by the Merger Agreement, (3) the defending of any legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the closing of the Merger or the other transactions contemplated by the Merger Agreement, and (4) the execution and delivery of any additional instruments necessary to complete the Merger and the other transactions contemplated by the Merger Agreement.

Each of SWAY and CAH have agreed to give any notices to any person, and each of SWAY and CAH will use its reasonable best efforts to obtain any consents from any person, that are necessary, proper or advisable to complete the Merger and the other transactions contemplated by the Merger Agreement. Each of the parties will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a governmental entity. To the extent reasonably practicable, the parties or their representatives will have the right to review in advance and each of the parties will consult with the others on, all the information relating to the other and each of its affiliates that appears in any filing made with, or written materials submitted to, any governmental entity in connection with the Merger and the other transactions contemplated by the Merger Agreement, except that confidential, competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither CAH nor SWAY may, nor may they permit their respective representatives to, participate independently in any meeting or engage in any substantive conversation with any governmental entity without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable law, without giving the other party the opportunity to attend such meeting.

In connection with obtaining any approval or consent from any person (other than any governmental entity) with respect to the Merger and the other transactions contemplated by the Merger Agreement, neither CAH nor SWAY (nor any of their subsidiaries) will be obligated to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, or make any accommodation or commitment or incur any liability or other obligation to such person, in each case, that is not conditioned upon the occurrence of the closing of the Merger. Otherwise, the parties will cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents. No approval or consent of any such person is a condition to the obligations of any party to effect the Merger.

Publicity

CAH and SWAY have agreed, subject to certain exceptions, that they will consult with each other and, to the extent practicable, give the other a reasonable opportunity to comment on, any press release or other public statement with respect to the transactions contemplated by the Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, duties under applicable law or by obligations pursuant to any listing agreement with the NYSE.

Directors’ and Officers’ Insurance and Indemnification

SWAY has agreed to cause the surviving entity and the Operating Partnership to honor and fulfill in all respects to the fullest extent permissible under applicable law CAH’s obligations under its (or CAH Operating Partnership’s) existing governing documents and indemnification agreements to the individuals covered by such documents or agreements, which SWAY refers to as the covered persons, arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Merger closing, including in connection with the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

For a period of six years after the Merger closing, pursuant to the terms of the Merger Agreement and subject to certain limitations, SWAY and the surviving entity will and SWAY shall cause the surviving entity (but only to the extent covered persons would be permitted to be indemnified by CAH or any of its subsidiaries under their respective governing documents and applicable law) to, (1) indemnify and hold harmless each covered person against and from any costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to any action or omission in such covered person’s capacity as such or the Merger Agreement and any of the transactions contemplated by the Merger Agreement and (2) pay the expenses (including attorney’s fees) of any covered person in advance of the final disposition of any such claim, action, suit, proceeding or investigation if such covered person agrees to repay such amount if it is ultimately determined that such covered person is not entitled to be indemnified.

For a period of six years after the Merger closing, SWAY will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by CAH with respect to claims arising from or related to facts or events which occurred at or before the Merger closing, provided that SWAY will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid by CAH as of the date of the Merger Agreement. At CAH’s election, in lieu of the foregoing insurance and effective as of the Merger closing, CAH may purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six years after the Merger closing with terms, conditions, retentions and limits of liability that are at least as favorable as provided in CAH’s existing policies.

Takeover Statues

CAH and SWAY and their respective boards have agreed to use their respective reasonable best efforts (1) to take all action necessary so that no takeover statute becomes applicable to the Merger or any of the other transactions contemplated by the Merger Agreement, and (2) if any such takeover statute is or becomes applicable, to take all action necessary so that the Merger and the other transactions contemplated by the Merger Agreement may be completed as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such takeover statute or any similar restrictions contained in CAH’s and SWAY’s respective governing documents on the Merger and the other transactions contemplated by the Merger Agreement.

The Board and Officers; Internalization Oversight Committee; Merger Oversight Committee

The Board has agreed to increase the number of trustees to twelve and to appoint Barry S. Sternlicht and Thomas J. Barrack, Jr., as well as six designees of CAH and four designees of SWAY, to the Board. The Board has agreed to appoint Fred Tuomi as CEO, Douglas R. Brien as President and COO and Arik Prawer as CFO, and SWAY and CAH may select a replacement officer by mutual agreement.

The Board agreed to constitute an “Internalization Oversight Committee” to oversee all decisions relating to the Contribution Agreement and to appoint the individuals designated by the CAH to the Internalization Oversight Committee. Any individual added to the Internalization Oversight Committee or replacing a former member must be (1) a trustee of SWAY at the time such vacancy is created, and (2) not a current or former director, manager, trustee or employee of, or a direct or indirect interest holder in SWAY Management LLC or any of its affiliates.

The Board also agreed to constitute a “Merger Oversight Committee” to oversee all decisions in connection with the Merger and the other transactions contemplated by the Merger Agreement and appoint the individuals designated by the SWAY to the Merger Oversight Committee. Any individual added to the Merger Oversight Committee or replacing a former member must be (1) a trustee of SWAY at the time such vacancy is created and (2) a trustee of SWAY as of the date of the Merger Agreement (or, if no such individual is available, another individual who is independent with respect to the holders of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement)).

Lock-up

All Common Shares received by a CAH Investor (or designee) as Merger Consideration shall be subject to specified transfer restrictions until the earlier of the nine-month anniversary of the date of the closing of the Merger and the term of the Lock-up applicable to the equity securities issued in connection with the Contribution Agreement.

CAH Reorganization

CAH and CAH Operating Partnership agreed to use reasonable best efforts to, and cause each of their respective controlled affiliates to use reasonable best efforts to (1) maintain in effect the Excluded Business Separation Agreement, (2) comply, or cause the compliance by each party thereto, with all the provisions of the Excluded Business Separation Agreement, (3) satisfy, or cause the satisfaction by each of the parties thereto, of the conditions to the closing of the Excluded Business Separation Agreement, (4) complete the reorganization of the CAH, including the separation and distribution of its residential specialty finance business from CAH pursuant to a “CAH Reorganization Step Plan” and the documents and instruments entered into and/or delivered to effect the steps actions therein to be completed immediately prior to the closing of the Merger and (5) enforce its (or any of its subsidiaries’) rights and the obligations under the Excluded Business Separation Agreement, including, if necessary, by commencement of one or more legal proceedings to fully enforce the terms of the Excluded Business Separation Agreement.

CAH and each CAH subsidiary agreed to not without SWAY’s reasonable consent amend or waive any provision of the Excluded Business Separation Agreement or enter into any agreement that would have the effect of amending, supplementing or waiving any provision of the Excluded Business Separation Agreement. CAH agreed to cooperate with SWAY in implementing such CAH reorganization and to provide SWAY and its representatives with a reasonable opportunity to review and comment on any contract, document or instrument effecting any portion of such CAH reorganization. If any portion of the CAH Reorganization Step Plan cannot be completed, CAH and the holders of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement) agreed to use their reasonable best efforts to develop alternative steps reasonably acceptable to SWAY to accomplish the same result.

CAH agreed to notify SWAY after first becoming aware of (1) any potential material breach by any party to the Excluded Business Separation Agreement and (2) any event that would reasonably be expected to result in the failure of, or material delay in, the closing of the reorganization of the CAH as contemplated by the Merger Agreement, including, for the avoidance of doubt, the separation and distribution set forth in the Excluded Business Separation Agreement.

Internalization

SWAY and Operating Partnership agreed to use their respective reasonable best efforts to, and to cause each of their respective controlled affiliates to use reasonable best efforts to take all actions necessary to (1) complete the Internalization in accordance with the Contribution Agreement on the date of the closing of the Merger immediately prior to the closing of the Merger, (2) maintain in effect the Contribution Agreement, (3) comply or cause the compliance by each party thereto with all the provisions of the Contribution Agreement, (4) satisfy or cause the satisfaction by each of the parties thereto of the conditions to the Contribution Agreement and (5) enforce its (or any of its subsidiaries’) rights, and Manager’s obligations, under the Contribution Agreement.

SWAY and each SWAY subsidiary agreed to not, without CAH’s reasonable prior written consent, amend or waive any provision of the Contribution Agreement or enter into any other transaction that would have the effect of amending or waiving any provision of the Contribution Agreement.

SWAY agreed to notify CAH promptly after first becoming aware of (1) any potential material breach by any party to the Contribution Agreement and (2) of any event that would reasonably be expected to result in the failure of, or material delay in, the Internalization.

Obligations of SWAY and Merger Subsidiary

SWAY guaranteed the prompt discharge by Merger Subsidiary of, and the compliance by Merger Subsidiary with, all of Merger Subsidiary’s obligations under the Merger Agreement. Prior to the closing of the Merger, the Merger Agreement prevents Merger Subsidiary from engaging in any activity of any nature except as provided in the Merger Agreement.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants related to:

•	CAH and SWAY, as applicable, taking such steps to cause any dispositions of CAH common stock or acquisitions of Common Shares resulting from the Merger and the other transactions contemplated by the Merger Agreement by each CAH director or officer or who will become a director or officer of SWAY to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	CAH and/or SWAY promptly notifying the other party, as applicable, of any legal proceeding related to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement that is brought against CAH and/or SWAY and/or their respective subsidiaries, officers, directors and/or representatives by security holders of CAH, SWAY or any of their respective subsidiaries, keeping such other party informed on a current basis with respect to the status of any such legal proceeding and providing such other party with the opportunity to participate in the defense and settlement of any such legal proceeding, with no settlement thereof being agreed to without such other party’s written consent;

•	CAH using reasonable best efforts to cause to be delivered to SWAY resignations executed by each director of CAH, CAH Operating Partnership and each of their wholly owned subsidiaries in office immediately prior to the Merger closing, such resignations to be effective as of the Merger closing;

•	CAH agreeing to use reasonable best efforts to (1) obtain an opinion regarding the CAH’s status as a REIT, (2) deliver to Clifford Chance US LLP a tax representation letter, dated as of the date of the closing of the Merger and signed by an officer of CAH, containing representations of CAH reasonably necessary or appropriate to enable Clifford Chance US LLP to render such opinion and (3) deliver to Clifford Chance US LLP and Sidley Austin LLP a tax representation letter, dated as of the date of the closing of the Merger and signed by an officer of CAH and CAH Operating Partnership, containing representations of CAH and CAH Operating Partnership reasonably necessary or appropriate to enable Clifford Chance US LLP and Sidley Austin LLP to render opinions that the Merger qualifies as a reorganization under Section 368(a) of the Code;

•	SWAY agreeing to use reasonable best efforts to (1) obtain an opinion regarding the SWAY’s status as a REIT, (2) deliver to Sidley Austin LLP a tax representation letter, dated as of the date of the closing of the Merger and signed by an officer of SWAY and the Operating Partnership, containing representations of SWAY and Operating Partnership reasonably necessary or appropriate to enable Sidley Austin LLP to render such opinion, and (3) deliver to Clifford Chance US LLP and Sidley Austin LLP a tax representation letter, dated as of the date of the closing of the Merger and signed by an officer of SWAY and the Operating Partnership, containing representations of SWAY and the Operating Partnership reasonably necessary or appropriate to enable Clifford Chance US LLP and Sidley Austin LLP to render opinions that the Merger qualifies as a reorganization under Section 368(a) of the Code;

•	the parties agreeing to reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any transfer taxes and to cooperate in attempting to minimize the amount of such transfer taxes;

•	the parties agreeing to use their respective reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code;

•	amendments to the operating partnership agreement of the Operating Partnership;

•	SWAY and CAH terminating all contracts with related parties;

•	SWAY agreeing to use its reasonable best efforts to cause Common Shares that are to be issued as Merger Consideration to be approved for listing on the NYSE at the closing of the Merger;

•	SWAY agreeing to prepare and deliver any notices required or potentially required pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as mutually agreed with CAH;

•	SWAY agreeing to change the name of the SWAY, effective as of the closing of the Merger, to such name as shall be mutually agreed by SWAY and CAH;

•	authorization by the Board, prior to the closing of the Merger, of an increase of such number of Common Shares to allow for the issuance of the Merger Consideration;

•	SWAY and CAH agreeing to coordinate dividends; and

•	SWAY exempting applicable Common Share ownership limitations.

Conditions to the Closing of the Merger

Mutual Closing Conditions

The obligation of each of SWAY, the Operating Partnership, Merger Subsidiary, CAH, the CAH Operating Partnership and the holders of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement) to complete the Merger is subject to the satisfaction or waiver, on or prior to the date of the closing of the Merger, of the following conditions:

•	approval of the issuance of Common Shares in connection with the Merger and the Internalization by the SWAY common shareholders;

•	the absence of any law or order by any governmental entity prohibiting, restraining, enjoining or making illegal the closing of the Merger or the other transactions contemplated by the Merger Agreement; and

•	the closing of the Internalization.

Additional Closing Conditions for the Benefit of SWAY

The obligation of each of SWAY, Operating Partnership and Merger Subsidiary to effect the Merger is subject to the satisfaction or waiver, on or prior to the date of the closing of the Merger, of the following additional conditions:

•	(1) certain representations and warranties made in the Merger Agreement by CAH and the CAH Operating Partnership regarding the absence of certain changes since December 31, 2014, are true and correct in all respects as of the date of the Merger Agreement and the closing of the Merger; (2) certain representations and warranties made in the Merger Agreement by the CAH Investors regarding organization and qualification, due authorization, validity of agreement, taking of necessary action, ownership of CAH common stock and acquisition of Common Shares in compliance with securities laws, are true and correct in all material respects as of the date of the Merger Agreement and the closing of the Merger as though made on and as of the closing of the Merger (except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date are true and correct in all material respects as of such date), and (3) the remaining representations and warranties made in the Merger Agreement by CAH and its subsidiaries are true and correct (without giving effect to any qualification as to materiality or material adverse effect) as of the date of the Merger Agreement and the closing of the Merger as though made on and as of the date of the closing of the Merger (except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date are true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect;

•	receipt by SWAY of an officer’s certificate signed by each holder of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement) and on behalf of CAH certifying that the closing conditions described in the preceding bullet point are satisfied;

•	CAH, the CAH Operating Partnership and the holders of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement) have each performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Merger closing;

•	receipt by SWAY of an officer’s certificate signed by each holder of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement) and on behalf of CAH certifying that the closing condition described in the preceding bullet point is satisfied;

•	receipt by SWAY of a written opinion dated as of the date of the closing of the Merger from Clifford Chance US LLP regarding CAH’s qualification and taxation as a REIT under the Code commencing with CAH’s taxable year ended December 31, 2012 and through the Merger closing, on which SWAY is entitled to rely;

•	receipt by SWAY of a written opinion of Sidley Austin LLP dated as of the date of the closing of the Merger regarding the Merger’s qualification as a reorganization within the meaning of Section 368(a) of the Code, on which SWAY is entitled to rely;

•	the closing of the reorganization of CAH contemplated by the Merger Agreement; and

•	the separation and distribution of CAH’s residential specialty finance business pursuant to the Excluded Business Separation Agreement.

Additional Closing Conditions for the Benefit of CAH, CAH Operating Partnership and the CAH Investors

The obligation of CAH and the CAH Investors to effect the Merger is subject to the satisfaction or waiver, on or prior to the date of the closing of the Merger, of the following additional conditions:

•	(1) certain representations and warranties made in the Merger Agreement by SWAY, Operating Partnership and Merger Subsidiary regarding the absence of certain changes since December 31, 2014, are true and correct in all respects as of the date of the Merger Agreement and the closing of the Merger; (2) certain representations and warranties made in the Merger Agreement by SWAY, Operating Partnership and Merger Subsidiary regarding SWAY’s and SWAY’s subsidiaries’ organization and qualification, certain aspects of SWAY’s capital structure, corporate authority relative to the Merger Agreement and board approvals are true and correct in all material respects as of the date of the Merger Agreement and the closing of the Merger as though made on and as of the closing of the Merger (except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date are true and correct in all material respects as of such date), and (3) the remaining representations and warranties made in the Merger Agreement by SWAY, Operating Partnership and Merger Subsidiary are true and correct (without giving effect to any qualification as to materiality) as of the date of the Merger Agreement and the closing of the Merger as though made on and as of the closing of the Merger (except that representations and warranties that by their terms speak specifically as of the date of the Merger Agreement or another date are true and correct in all material respects as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect;

•	receipt by CAH of an officer’s certificate signed on behalf of SWAY certifying that the closing conditions described in the preceding bullet point are satisfied;

•	SWAY, Operating Partnership and Merger Subsidiary must have performed or complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to the Merger closing;

•	receipt by CAH of an officer’s certificate signed on behalf of SWAY certifying that the closing condition described in the preceding bullet point is satisfied;

•	restatement of the SWAY declaration of trust and bylaws substantially in the form specified;

•	receipt by CAH of a written opinion dated as of the date of the closing of the Merger from Sidley Austin LLP regarding (1) SWAY’s qualification and taxation as a REIT under the Code commencing with SWAY’s taxable year ended December 31, 2014 and through the Merger closing, and (2) the proposed method of operation of the Combined Company enabling it to meet the requirements for qualification as a REIT, on which CAH is entitled to rely;

•	receipt by CAH of a written opinion of Clifford Chance US LLP dated as of the date of the closing of the Merger regarding the Merger’s qualification as a reorganization within the meaning of Section 368(a) of the Code, on which CAH is entitled to rely;

•	each of the persons to be appointed to the Board in accordance with the Merger Agreement (see “—Covenants and Agreements—The Board and Officers; Internalization Oversight Committee; Merger Oversight Committee”) have been appointed to the Board effective as of the Merger closing;

•	the Registration Rights Agreement shall remain in full force and effect;

•	restatement of the operating partnership agreement of the Operating Partnership substantially in the form specified; and

•	the Common Shares to be issued in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

Termination of the Merger Agreement

Termination by Mutual Agreement

The Merger Agreement may be terminated at any time by the mutual written consent of SWAY and CAH.

Termination by Either SWAY or CAH

The Merger Agreement may be terminated prior to the Merger closing by either SWAY or CAH in any of the following scenarios.

•	Breach of Representations and Warranties. Any of the representations or warranties made by the other party or parties were inaccurate when made, which causes a condition of the Merger Agreement to be incapable of being satisfied (and such breach is (1) not curable prior to the Outside Date, or (2) is curable prior to the Outside Date but has not been cured within the earlier of (a) 30 calendar days after the receipt of notice thereof by the defaulting party from the non-defaulting party or (b) two business days before the Outside Date), provided that the Merger Agreement may not be so terminated by any party if it is then in material breach of any representation, warranty (as if made on such date, other than representations and warranties made as of a specific date), covenant or agreement set forth in the Merger Agreement that would permit termination of the Merger Agreement by the other party.

•	Breach of Covenants. There has been a breach by the other party or parties of any covenant or agreement set forth in the Merger Agreement, which causes a condition of the Merger Agreement to be incapable of being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (1) 30 calendar days after the receipt of notice thereof by the defaulting party from the non-defaulting party or (2) two business days before the Outside Date), provided that the Merger Agreement may not be so terminated by any party if it is then in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement that would permit termination of the Merger Agreement by the other party.

•	Failure to Close Prior to Outside Date. If the Merger closing has not occurred by 11:59 p.m., eastern standard time on the Outside Date, provided that the Merger Agreement may not be so terminated by any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the cause of, or resulted in, the Merger closing not occurring prior to the Outside Date.

•	Issuance of Governmental Order. A governmental entity of competent jurisdiction has issued a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the closing of the Merger or the other transactions contemplated by the Merger Agreement, provided that the party seeking to so terminate the Merger Agreement must have complied with its obligations under the Merger Agreement to use reasonable best efforts to prevent the entry of and to remove such order.

•	Failure to Receive SWAY Shareholder Approval. The SWAY common shareholders do not approve the issuance of Common Shares in connection with the Merger or the Internalization at the SWAY shareholder meeting or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken.

Termination by SWAY

The Merger Agreement may be terminated by SWAY in the following scenario.

•	SWAY Superior Acquisition Agreement. At any time prior to the receipt of SWAY shareholder approval of the Merger and the other transactions contemplated by the Merger Agreement, in order to concurrently enter into any SWAY acquisition agreement with respect to a superior acquisition proposal that was not the result of a breach by SWAY in any material respect of certain of its obligations with respect to non-solicitation and change in recommendation under the Merger Agreement, provided that prior to or concurrently with such termination, SWAY pays a termination payment to the CAH Operating Partnership.

Termination by CAH

The Merger Agreement may be terminated by CAH in any of the following scenarios.

•	SWAY Adverse Recommendation Change. In the event that the Board has effected an adverse recommendation change.

•	Termination of Contribution Agreement. In the event the Contribution Agreement is terminated for any reason.

Effect of Termination Generally

In the event that CAH or SWAY terminates the Merger Agreement, the Merger Agreement will become void and have no effect, without any liability on the part of SWAY, Operating Partnership, Merger Subsidiary, CAH, the CAH Operating Partnership or the CAH Investors, except that the confidentiality letter agreement, dated January 8, 2015, between SWAY, the Manager and the CAH and certain provisions of the Merger Agreement, including the provisions relating to termination, termination payments, other fees and expenses, notices, definitions, interpretation, counterparts, third-party beneficiaries, severability, governing law, waiver of jury trial, assignment and injunctive relief will survive such termination. No such termination will relieve any party from any liability resulting from a material breach, prior to the termination of the Merger Agreement, of such party’s representations, warranties, covenants or agreements set forth in the Merger Agreement that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of the Merger Agreement. If either party terminates the Merger Agreement and such termination would result in the obligation to pay a termination payment, such termination payment (if accepted by the other party) and related interest, fees and expenses will be the sole and exclusive remedy of such party against the other party for any loss or damage suffered as a result of the failure of the Merger to be completed or for a breach or failure to perform under the Merger Agreement or otherwise, other than (1) liability for willful breach prior to such termination, (2) breaches of SWAY’s obligations with respect to the closing of the Internalization and (3) CAH’s obligations with respect to the closing of the Excluded Business Separation Agreement and the CAH reorganization contemplated by the Merger Agreement, as applicable.

Termination Payments

SWAY has agreed to pay CAH a termination payment of $35 million (the “Termination Payment”) in the event that:

•	(1) a competing acquisition proposal has been publicly made, proposed or communicated prior to the SWAY shareholder meeting (or prior to the termination of the Merger Agreement if there has been no SWAY shareholder meeting) and (2) thereafter, the Merger Agreement is terminated by (a) SWAY or CAH in accordance with “—Termination by Either SWAY or CAH—Failure to Close Prior to Outside Date” above, and the SWAY shareholders have not yet approved the Merger and the other transactions contemplated by the Merger Agreement, or (b) SWAY or CAH in accordance with “—Termination by Either SWAY or CAH—Failure to Receive SWAY Shareholder Approval” above, and (3) within 12 months of the date of such termination, SWAY enters into a definitive agreement with respect to, or completes, a competing acquisition proposal for 50% or more of the issued and outstanding Common Shares or assets;

•	the Merger Agreement is terminated by CAH in accordance with “—Termination by CAH—SWAY Adverse Recommendation Change” above; or

•	the Merger Agreement is terminated by SWAY in accordance with “—Termination by SWAY—SWAY Superior Acquisition Agreement” above.

SWAY has agreed to pay CAH a termination payment of not to exceed $7 million in respect of invoiced costs and expenses in the event that the Merger Agreement is terminated by SWAY or CAH in accordance with “—Termination by Either SWAY or CAH—Failure to Receive SWAY Shareholder Approval” above, which amount is credited to any Termination Payment that becomes payable.

In no event will CAH or SWAY be required to pay the Termination Payment on more than one occasion.

Effective as of the closing of the Merger, the Operating Partnership will unconditionally guarantee all payment obligations of CAH and its subsidiaries (excluding CAF REIT and its subsidiaries) in connection with the Excluded Business Separation Agreement.

Miscellaneous Provisions

Amendment

Subject to applicable law and except as otherwise provided in the Merger Agreement, the parties may amend, modify and supplement the Merger Agreement, whether before or after receipt of the SWAY shareholders’ approval of the issuance of Common Shares in connection with the Merger or the Internalization, by written agreement of SWAY, Operating Partnership, CAH and the holders of CAH common stock (after giving effect to the CAH reorganization contemplated by the Merger Agreement) provided that, after receipt of the SWAY shareholder approval of the issuance of Common Shares in connection with the Merger or Internalization, no amendment will be made which by law requires further approval by such shareholders without obtaining such further approval.

Waiver

Prior to the Merger closing, any party or parties may extend the time for performance of any obligation or other acts of the other party or parties, or waive any inaccuracy in the representations and warranties of the other party or their compliance with any agreement or condition for the benefit of such party contained in the Merger Agreement, to the extent permitted by law.

Payment of Expenses

Except as otherwise expressly provided in the Merger Agreement, all expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by SWAY, provided, that if the Merger Agreement terminates prior to the closing of the Merger, all expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses.

Governing Law

The Merger Agreement is governed by the laws of the State of Maryland without giving effect to conflicts of laws principles thereof.

Specific Performance

The parties are entitled to injunctions, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity.

Notwithstanding the right to specific performance described above, each party is entitled to specific performance of the other party’s obligation to complete the Merger only in the event that all of the conditions to closing have been satisfied.

Registration Rights Agreement

In connection with the Merger, SWAY will enter into a Registration Rights Agreement with the CAH Investors. See “Proposal 1: Internalization Proposal—Registration Rights Agreement.”

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

General

SWAY is asking its shareholders to authorize the chairman of the Special Meeting to adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of the Internalization Proposal and the Merger Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposals.

If the shareholders approve this proposal, the chairman of the Special Meeting, in his or her sole discretion, may adjourn the Special Meeting and any adjourned session of the Special Meeting and SWAY may use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.

Vote Required

Approval of any adjournments of the Special Meeting, if necessary, to solicit additional proxies requires the affirmative vote of holders of at least a majority of the votes cast at the Special Meeting on this proposal assuming a quorum is present. If you “Abstain” from voting, it will have no effect Adjournment Proposal. Failures to vote, which include broker non-votes, will have no effect on the Adjournment Proposal.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, TRUSTEES AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Shares as of September 30, 2015 with respect to:

•	each of SWAY’s trustees and trustee nominees;

•	each of SWAY’s named executive officers; and

•	all of SWAY’s trustees, trustee nominees and executive officers as a group.

Unless otherwise indicated, all shares set forth in the tables below are owned directly, and the indicated person has sole voting and investment power with respect thereto. The percentage of beneficial ownership is calculated based on 37,907,966 Common Shares outstanding as of September 30, 2015. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund);

•	all shares the investor has the right to acquire within 60 days (such as RSUs which are scheduled to vest within 60 days); and

•	all RSUs that will vest upon the closing of the Internalization and the Merger.

Unless otherwise indicated, the business address of the shareholders listed below is the address of SWAY’s principal executive offices 1999 Harrison Street, Oakland, California, 94612.

Trustees and Named Executive Officers	Amount and Nature Of Beneficial Ownership	Percent of Class
Barry S. Sternlicht(1)(2)	1,304,137	3.44%
Douglas R. Brien(3)	81,644	*
Richard D. Bronson	10,688	*
Tamra D. Browne(4)	20,321	*
Michael D. Fascitelli	3,651	*
Jeffrey E. Kelter	8,032	*
S. Ali Nazar(5)	23,248	*
Stephen H. Simon	7,120	*
Andrew J. Sossen(1)	13,630	*
Nina A. Tran(6)	29,508	*
Charles D. Young(7)	33,410	*
Trustees and Executive Officers as a Group (11 persons)	1,535,389	4.05%

*	Less than 1%
(1)	Business address is 591 West Putnam Avenue, Greenwich, Connecticut 06830.
(2)	Includes 388,788 RSUs that have not yet vested but that will vest upon the closing of the Internalization and the Merger.
(3)	Includes 71,756 RSUs that have not yet vested but that will vest upon the closing of the Internalization and the Merger.
(4)	Includes 18,099 RSUs that have not yet vested but that will vest upon the closing of the Internalization and the Merger.
(5)	Includes 21,026 RSUs that have not yet vested but that will vest upon the closing of the Internalization and the Merger.
(6)	Includes 26,175 RSUs that have not yet vested but that will vest upon the closing of the Internalization and the Merger.
(7)	Includes 30,077 RSUs that have not yet vested but that will vest upon the closing of the Internalization and the Merger.

The following table sets forth certain information relating to the beneficial ownership of Common Shares by each person, entity or group known to SWAY to be the beneficial owner of more than five percent of Common Shares based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through September 30, 2015.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class
The Vanguard Group—23-1945930(1)	5,141,796	13.56%
100 Vanguard Blvd.
Malvern, PA 19355
Cohen & Steers, Inc.(2)	3,822,870	10.08%
280 Park Avenue, 10th Floor
New York, New York 10017
EJF Capital LLC(3)	3,138,611	8.28%
2107 Wilson Boulevard, Suite 410
Arlington, VA 22201
Vanguard Specialized Funds—Vanguard REIT Index	2,867,546	7.56%
Fund—23-2834924(4)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.(5)	2,371,006	6.25%
55 East 52nd Street
New York, New York 10022
Long Pond Capital, LP(6)	2,133,597	5.63%
527 Madison Avenue, 15th Floor
New York, New York 10022
Citadel GP LLC(7)	2,065,632	5.45%
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

(1)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group—23-1945930, which reported that it has sole voting power with respect to 56,667 Common Shares, shared voting power with respect to zero Common Shares, sole dispositive power with respect to 5,090,309 Common Shares and shared dispositive power with respect to 51,487 Common Shares.
(2)	Based on information as of January 31, 2015 set forth in Schedule 13G filed with the SEC on February 10, 2015 by Cohen & Steers, Inc., which reported that it has solve voting power with respect to 2,617,243 Common Shares, shared voting power with respect to zero Common Shares, sole dispositive power with respect to 3,822,870 Common Shares and shared dispositive power with respect to zero Common Shares.
(3)	Based on information as of February 11, 2015 set forth in Schedule 13G filed with the SEC on February 20, 2015 by EJF Capital LLC, which reported that it has solve voting power with respect to zero Common Shares, shared voting power with respect to 3,138,611 Common Shares, sole dispositive power with respect to zero Common Shares and shared dispositive power with respect to 3,138,611 Common Shares.
(4)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 6, 2015 by Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924, which reported that it has solve voting power with respect to 2,867,546 Common Shares, shared voting power with respect to zero Common Shares, sole dispositive power with respect to zero Common Shares and shared dispositive power with respect to zero Common Shares.
(5)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 2, 2015 by BlackRock, Inc., which reported that it has solve voting power with respect to 2,371,006 Common Shares, shared voting power with respect to zero Common Shares, sole dispositive power with respect to 2,371,006 Common Shares and shared dispositive power with respect to zero Common Shares.

(6)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 17, 2015 by Long Pond Capital, LP, which reported that it has solve voting power with respect to zero Common Shares, shared voting power with respect to 2,133,597 Common Shares, sole dispositive power with respect to zero Common Shares and shared dispositive power with respect to 2,133,597 Common Shares.
(7)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 17, 2015 by Citadel GP LLC, which reported that it has solve voting power with respect to zero Common Shares, shared voting power with respect to 2,065,632 Common Shares, sole dispositive power with respect to zero Common Shares and shared dispositive power with respect to 2,065,632 Common Shares.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Proposals received from shareholders are given careful consideration by SWAY in accordance with Rule 14a-8 under the Exchange Act. Shareholder proposals are eligible for consideration for inclusion in the proxy statement for the 2016 annual meeting of shareholders if they are received by SWAY on or before December 5, 2015. Any proposal should be directed to the attention of SWAY’s Secretary at Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be delivered to SWAY’s Secretary at SWAY’s principal executive offices not later than the last date for submission of shareholder proposals under SWAY’s bylaws. In order for a proposal to be “timely” under SWAY’s bylaws, it must be received not earlier than the close of business on the 150th day (i.e., November 5, 2015) nor later than the close of business on the 120th day (i.e., December 5, 2015) prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of shareholders. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than 5:00 p.m., Eastern time, on the 150th day prior to the date of such annual meeting of shareholders and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting of shareholders, as originally convened, or the 10th day after the day on which public announcement of the date of such meeting is first made.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of Deloitte & Touche LLP, SWAY’s independent registered public accounting firm for 2013, 2014 and 2015, will be present at the Special Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.

OTHER MATTERS

The Board knows of no other business to be brought before the Special Meeting.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this proxy statement.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. SWAY and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or SWAY that they or SWAY will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or SWAY if you hold registered shares. You can notify SWAY by phone at (510) 987-8308 or send a written request to SWAY’s Secretary at Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612.

If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying SWAY as set forth above.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows SWAY to “incorporate by reference” the information that it files with the SEC, which means that SWAY can disclose important information to you by referring you to other documents. The information SWAY incorporates by reference is an important part of this proxy statement, and information that SWAY files later with the SEC will automatically update and supersede that information. This information is available to you without charge at the SEC’s website at http://www.sec.gov. SWAY incorporates by reference the documents listed below and any filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the date of this proxy statement. The documents SWAY incorporates by reference are (file no. 001-36163):

•	SWAY’s Proxy Statement on Schedule 14A filed with the SEC on April 3, 2015;

•	SWAY’s Annual Reports on Form 10-K for the years ended December 31, 2014 filed with the SEC on March 6, 2015;

•	SWAY’s Quarterly Reports on Form 10-Q filed with the SEC on May 13, 2015 and August 6, 2015; and

•	SWAY’s Current Reports on Form 8-K filed with the SEC on February 6, 2015, February 26, 2015, March 9, 2015, March 25, 2015, May 8, 2015, June 19, 2015, August 6, 2015, September 4, 2015 and September 21, 2015.

SWAY will provide without charge to each person, including any beneficial owner, to whom a copy of this proxy statement has been delivered, upon written or oral request, a copy of any or all of the documents SWAY incorporates by reference in this proxy statement, other than any exhibit to any of those documents, unless SWAY has specifically incorporated that exhibit by reference into the information this proxy statement incorporates. You may request copies by telephoning SWAY by visiting its website at www.starwoodwaypoint.com (SWAY does not incorporate by reference into this document information included on the website) or by requesting them in writing using the following contact information or by writing to SWAY at the following address:

Starwood Waypoint Residential Trust

Attn: Secretary

1999 Harrison Street

Oakland, California 94612

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on                     : The proxy statement and related materials are available at: www.proxyvote.com.

By Order of the Board of Trustees,

Tamra D. Browne
Chief Legal Officer and Secretary

Dated:                     , 2015

Oakland, California

INDEX TO FINANCIAL STATEMENTS

COMBINED CONSOLIDATED FINANCIAL STATEMENTS OF COLONY AMERICAN HOMES, INC. AND SUBSIDIARIES AND COLFIN AMERICAN INVESTORS, LLC

Page
Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheet as of June 30, 2015 (unaudited), December 31, 2014 and December 31, 2013	F-3

Combined Consolidated Statements of Operations for the six months ended June  30, 2015 and 2014 (unaudited), the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012

F-4

Combined Consolidated Statements of Comprehensive Income for the six months ended June  30, 2015 and 2014 (unaudited), the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012

F-5

Combined Consolidated Statements of Equity for the six months ended June  30, 2015 and 2014 (unaudited), the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012

F-6

Combined Consolidated Statements of Cash Flows for the six months ended June  30, 2015 and 2014 (unaudited), the years ended December 31, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012

F-7

Notes to the Combined Consolidated Financial Statements.	F-9

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Colony American Homes, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Colony American Homes, Inc. and Subsidiaries (the Company), as of December 31, 2014 and 2013, and the related combined consolidated statements of operations, comprehensive income, equity and cash flows of Colony American Homes, Inc. and Subsidiaries and ColFin American Investors, LLC for the years ended December 31, 2014 and 2013 and for the period from March 13, 2012 (commencement of operations) through December 31, 2012. Our audits also included the financial statement schedules listed in the accompanying Index to Financial Statements. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Colony American Homes, Inc. and Subsidiaries at December 31, 2014 and 2013, and the combined consolidated results of operations and cash flows of Colony American Homes, Inc. and Subsidiaries and ColFin American Investors, LLC for the years ended December 31, 2014 and 2013 and for the period from March 13, 2012 (commencement of operations) through December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ Ernst & Young LLP

Los Angeles, California

April 23, 2015

Colony American Homes, Inc. and Subsidiaries

Consolidated Balance Sheet

(In thousands, except share and per share data)

		December 31,
	June 30, 2015	2014	2013
	(unaudited)
ASSETS
Investments in real estate:
Land and land improvements	$754,226	$736,356	$567,694
Buildings and building improvements	2,632,380	2,517,878	1,751,144
Furniture, fixtures and equipment	70,187	55,623	34,633

	3,456,793	3,309,857	2,353,471
Accumulated depreciation	(158,095)	(110,305)	(34,655)

	3,298,698	3,199,552	2,318,816
Real estate held for sale, net	12,756	30,838	76,840
Cash and cash equivalents	414,327	223,857	175,356
Restricted cash	58,452	72,232	62,926
Investments in unconsolidated joint ventures	36,591	40,579	36,219
Related party receivable	453	274	573
Loans receivable, net	401,406	266,939	3,539
Asset-backed securitization certificate	33,689	—	—
Other assets, net	75,215	76,390	37,739

Total assets	$4,331,587	$3,910,661	$2,712,008

LIABILITIES AND EQUITY
Liabilities
Accounts payable and accrued expenses	$35,443	$25,760	$18,660
Tenant prepaid rent and security deposits	30,967	27,107	15,284
Related party payable	1,606	1,096	4,300
Secured credit facility	343,619	700,540	499,998
Mortgage loans, net	1,732,995	1,062,197	—
Secured financing facility	167,080	55,465	—
Other liabilities	17,990	22,051	21,401

Total liabilities	2,329,700	1,894,216	559,643

Commitments and contingencies (Note 15)
Equity
Preferred stock $.01 par value, 50,000,000 shares authorized, 125 shares issued and outstanding at June 30, 2015, December 31, 2014 and December 31, 2013	—	—	—
Class A common stock $.01 par value, 26,075,000 shares authorized, 26,075,000 issued and outstanding	261	261	261
Class B common stock $.01 par value, 423,925,000 shares authorized; 123,068,500 shares issued and outstanding at June 30, 2015, December 31, 2014 and December 31, 2013	1,231	1,231	1,231
Additional paid-in capital	1,441,565	1,441,565	1,467,514
Accumulated deficit	(124,135)	(108,605)	(50,890)
Accumulated other comprehensive (loss) income	(1,983)	(965)	33

Total stockholders’ equity	1,316,939	1,333,487	1,418,149
Noncontrolling interests	684,948	682,958	734,216

Total equity	2,001,887	2,016,445	2,152,365

Total liabilities and equity	$4,331,587	$3,910,661	$2,712,008

The accompanying notes are an integral part of these financial statements.

Colony American Homes, Inc. and Subsidiaries

ColFin American Investors, LLC

Combined Consolidated Statements of Operations

(In thousands, except share and per share data)

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
	2015	2014	2014	2013
	(unaudited)
REVENUE
Rental income	$134,652	$83,164	$195,303	$77,870	$9,599
Interest income	11,248	263	4,060	41	—
Other income	9,553	5,267	14,124	4,379	332

Total revenue	155,453	88,694	213,487	82,290	9,931

EXPENSES
Property operating expenses	30,680	25,999	59,396	23,761	2,571
Real estate taxes and insurance	26,087	17,438	40,479	17,896	3,150
Property management expenses	9,261	6,947	16,950	5,635	779
Loan operating expenses	2,827	508	1,670	—	—
Acquisition costs	72	620	961	1,034	1,910
Interest expense	37,256	13,836	38,345	237	42
Depreciation and amortization	52,897	39,575	87,196	36,449	2,948
Impairment of assets held for sale	453	3,425	7,025	737	—
General and administrative	20,858	17,685	44,389	41,848	13,595

Total expenses	180,391	126,033	296,411	127,597	24,995

Net gain on sales of real estate	1,239	4,765	5,282	1,285	—
Equity in income from unconsolidated joint ventures	106	63	305	501	62
Loss on disposition of unconsolidated joint venture	—	—	—	(3,527)	—
Other loss, net	(780)	(2,151)	(4,296)	(526)	—

Loss before income taxes	(24,373)	(34,662)	(81,633)	(47,574)	(15,002)
Income tax (benefit) expense	270	232	(693)	681	—

Net loss	(24,643)	(34,894)	(80,940)	(48,255)	(15,002)
Net loss attributable to noncontrolling interests	(9,121)	(9,966)	(23,340)	(9,928)	(4,254)

Net loss attributable to Colony American Homes, Inc.	(15,522)	(24,928)	(57,600)	(38,327)	(10,748)
Net income attributable to preferred stockholders	8	8	15	15	—

Net loss attributable to common stockholders	$(15,530)	$(24,936)	$(57,615)	$(38,342)	$(10,748)

Net loss per common share:
Basic and diluted	$(0.10)	$(0.17)	$(0.39)	$(0.27)	$(0.46)
Weighted average number of common shares outstanding:
Basic and diluted	149,143,500	149,143,500	149,143,500	143,398,200	23,136,300

The accompanying notes are an integral part of these financial statements.

Colony American Homes, Inc. and Subsidiaries

ColFin American Investors, LLC

Combined Consolidated Statements of Comprehensive Income

(In thousands)

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
	2015	2014	2014	2013
	(Unaudited)
Net loss	$(24,643)	$(34,894)	$(80,940)	$(48,255)	$(15,002)
Other comprehensive (loss) income:
Net change in fair value of cash flow hedge	(1,311)	(1,404)	(1,909)	49	—
Unrealized gain (loss) on available-for-sale securities	(315)	1,178	315	—	—

Other comprehensive (loss) income	(1,626)	(226)	(1,594)	49	—

Comprehensive loss	(26,269)	(35,120)	(82,534)	(48,206)	(15,002)
Comprehensive loss attributable to noncontrolling interests	(9,729)	(10,043)	(23,936)	(9,912)	(4,254)

Comprehensive loss attributable to stockholders	$(16,540)	$(25,077)	$(58,598)	$(38,294)	$(10,748)

The accompanying notes are an integral part of these financial statements.

Colony American Homes, Inc. and Subsidiaries

ColFin American Investors, LLC

Combined Consolidated Statements of Equity

(In thousands, except share data)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
	Shares	Amount	Shares	Amount
Balances at March 13, 2012 (commencement of operations)	—	$—	—	$—	$—	$—	$—	$—	$—	$—
Capital contributions and issuance of common stock	—	—	30,185,000	302	303,548	—	—	303,850	357,000	660,850
Distributions	—	—	—	—	(5,000)	—	—	(5,000)	—	(5,000)
Offering costs	—	—	—	—	(1,017)	—	—	(1,017)	—	(1,017)
Net loss	—	—	—	—	—	(10,748)	—	(10,748)	(4,254)	(15,002)

Balances at December 31, 2012	—	—	30,185,000	302	297,531	(10,748)	—	287,085	352,746	639,831

Capital contributions and issuance of common stock	—	—	118,958,500	1,190	1,191,571	—	—	1,192,761	413,600	1,606,361
Distributions	—	—	—	—	—	(1,800)	—	(1,800)	(11,317)	(13,117)
Issuance of preferred shares	125	—	—	—	125	—	—	125	125	250
Preferred stock dividends	—	—	—	—	—	(15)	—	(15)	(16)	(31)
Offering costs	—	—	—	—	(21,713)	—	—	(21,713)	(11,010)	(32,723)
Net loss	—	—	—	—	—	(38,327)	—	(38,327)	(9,928)	(48,255)
Other comprehensive income	—	—	—	—	—	—	33	33	16	49

Balances at December 31, 2013	125	—	149,143,500	1,492	1,467,514	(50,890)	33	1,418,149	734,216	2,152,365

Distributions	—	—	—	—	(25,949)	(100)	—	(26,049)	(27,306)	(53,355)
Preferred stock dividends	—	—	—	—	—	(15)	—	(15)	(16)	(31)
Issuance of additional operating units (see Note 11)	—	—	—	—	—	—	—	—	208,250	208,250
Deemed distribution (see Note 11)	—	—	—	—	—	—	—	—	(208,250)	(208,250)
Net loss	—	—	—	—	—	(57,600)	—	(57,600)	(23,340)	(80,940)
Other comprehensive loss	—	—	—	—	—	—	(998)	(998)	(596)	(1,594)

Balances at December 31, 2014	125	—	149,143,500	1,492	1,441,565	(108,605)	(965)	1,333,487	682,958	2,016,445

Capital contributions	—	—	—	—	—	—	—	—	11,630	11,630
Issuance of preferred shares by subsidiary	—	—	—	—	—	—	—	—	125	125
Offering costs	—	—	—	—	—	—	—	—	(24)	(24)
Preferred stock dividends	—	—	—	—	—	(8)	—	(8)	(12)	(20)
Net loss	—	—	—	—	—	(15,522)	—	(15,522)	(9,121)	(24,643)
Other comprehensive loss	—	—	—	—	—	—	(1,018)	(1,018)	(608)	(1,626)

Balances at June 30, 2015	125	$—	149,143,500	$1,492	$1,441,565	$(124,135)	$(1,983)	$1,316,939	$684,948	$2,001,887

(unaudited)

The accompanying notes are an integral part of these financial statements.

Colony American Homes, Inc. and Subsidiaries

ColFin American Investors, LLC

Combined Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
	2015	2014	2014	2013
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,643)	$(34,894)	$(80,940)	$(48,255)	$(15,002)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	52,897	39,575	87,196	36,449	2,948
Amortization of net origination fees	(139)	—	(47)	—	—
Amortization of mortgage loan discount	444	217	645	—	—
Amortization of deferred financing costs	10,337	2,853	10,625	173	—
Equity in income of unconsolidated joint ventures	(106)	(63)	(305)	(501)	(62)
Distributions from unconsolidated joint ventures	—	—	—	93	—
Loss on disposition of unconsolidated joint venture	—	—	—	3,527	—
Imputed interest on notes payable	—	—	—	62	42
Bad debt expense	1,927	2,710	6,881	5,303	257
Net gain on sale of real estate	(1,239)	(4,765)	(5,282)	(1,285)	—
Gain on sale of marketable securities	(288)	—	(1,067)	—	—
Unrealized losses from derivative instruments	(901)	1,336	1,826	482	—
Impairment of assets held for sale	453	3,425	7,025	737	—
Changes in operating assets and liabilities:
Increase in accounts receivable	2,049	(3,616)	(14,491)	(7,485)	(2,573)
Decrease (increase) in related party receivable	(179)	(135)	299	845	(3,714)
Increase in other assets	(12,437)	(24,616)	22,859	10,895	(3,351)
Increase in accounts payable and accrued expenses	9,687	1,339	6,483	12,836	5,825
Increase in tenant security deposits and prepaid rent	3,501	15,606	20,580	4,522	2,717
(Decrease) increase in related party payable	510	2,202	(3,204)	(165)	6,260
Increase in borrower deposits	630	—	317	—	—
Increase in other liabilities	(2,321)	50	5,085	15	21

Net cash provided by (used in) operating activities	40,182	1,224	18,767	(3,542)	(6,632)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate assets	(117,303)	(475,606)	(803,686)	(1,648,069)	(524,944)
Improvements and capital expenditures	(42,027)	(78,726)	(151,656)	(233,898)	(17,098)
Proceeds from sales of real estate	32,205	44,942	67,848	15,667	—
Investment in unconsolidated joint ventures	—	(184)	(8,041)	(940)	(38,013)
Investments in marketable securities	—	(19,449)	(19,499)	—	—
Proceeds from sales of marketable securities	4,430	—	16,424	—	—
Distribution from unconsolidated joint ventures	4,094	32	3,986	73	—
Investment in purchased loans receivable	(64,562)	—	(53,203)	(3,545)	—
Repayments of principal on loans receivable	70,528	—	19,918	6	—
Net disbursements on originated loans	(135,503)	(17,694)	(236,914)	—	—
Payment of leasing costs	(2,953)	(5,870)	(9,863)	(7,310)	—
Purchase and escrow deposits	—	—	—	—	(43,524)

Net cash used in investing activities	(251,091)	(552,555)	(1,174,686)	(1,878,016)	(623,579)

CASH FLOWS FROM FINANCING ACTIVITIES
Line of credit borrowings	89,982	333,972	809,277	499,998	—
Line of credit repayments	(446,903)	(583,407)	(608,735)	—	—
Mortgage loan borrowings, net	640,073	1,064,580	1,064,580	—	—
Mortgage loan repayments	(3,408)	—	(3,028)	—	—
Secured financing borrowings, net	111,615	—	55,465	—	—
Payment of deferred financing costs	(15,809)	(32,360)	(40,053)	(16,852)	—
Deposits of escrow reserves for credit facility, net	14,808	18,563	(218)	(30,236)	—
Deposits of escrow reserves for mortgage loans	1,685	(7,054)	(14,734)	—	—
Proceeds from issuance of common stock	—	—	—	1,192,761	296,126
Distributions to common stock	—	(100)	(26,049)	(1,800)	—
Contributions from noncontrolling interests	11,630	—	—	413,600	357,000
Distributions to noncontrolling interests	—	(2,717)	(27,306)	(11,317)	—
Issuance of preferred shares	100	—	—	250	—
Dividends paid to preferred shareholders	(20)	(15)	(31)	(31)	—
Payment of offering costs	(2,374)	(2,374)	(4,748)	(11,357)	(1,017)

Net cash provided by financing activities	401,379	789,088	1,204,420	2,035,016	652,109

Net increase in cash	190,470	237,757	48,501	153,458	21,898
Cash at beginning of period	223,857	175,356	175,356	21,898	—

Cash at end of period	$414,327	$413,113	$223,857	$175,356	$21,898

The accompanying notes are an integral part of these financial statements.

Colony American Homes, Inc. and Subsidiaries

ColFin American Investors, LLC

Combined Consolidated Statements of Cash Flows (continued)

(In thousands)

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
	2015	2014	2014	2013
	(Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest, net of amounts capitalized	$15,433	$10,222	$27,537	$369	$—
Cash paid for income taxes	463	2,197	2,448	176	—

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Investment in securitization certificate issued by subsidiary	33,689	—	—	—	—
Discount on mortgage loan borrowings	—	5,103	4,676	—	—
Noncash deemed distribution to noncontrolling interests	—	—	208,250	—	—
Repayment of principal on loans receivable held by servicer and included in accounts receivable	2,055	—	6,846	—	—
Accrued deferred financing costs	—	—	616	—	—
Accrued offering costs	—	—	—	21,368	—
Issuance of note payable in exchange for joint venture interest, net of discount	—	—	—	—	2,254
Write-off of investment in joint venture interest	—	—	—	5,385	—
Write-off of note payable	—	—	—	1,858	—
Noncash contribution of investments in real estate	—	—	—	—	2,724

The accompanying notes are an integral part of these financial statements.

Colony American Homes, Inc. and Subsidiaries

Notes to the Combined Consolidated Financial Statements

June 30, 2015 (unaudited) and December 31, 2014

1. Organization and Operations

ColFin American Investors, LLC (“CAI” or the “Predecessor”) was organized on March 13, 2012 as a Delaware limited liability company for the purpose of acquiring, renovating, leasing, and managing a portfolio of single-family residential properties in select metropolitan markets across the United States. CAI received capital commitments of $250 million from two investment vehicles (the “CAI Investors”) sponsored and managed by Colony Capital, LLC (“Colony Capital”).

Colony American Homes, Inc. (“CAH”), formerly Colony Single-Family Residential, Inc., was organized on July 5, 2012 as a Maryland corporation and as a successor to the operations of CAI. As discussed below, CAH Operating Partnership, L.P. (the “Operating Partnership”), formerly CSFR Operating Partnership, L.P., a wholly owned subsidiary of CAH, acquired CAI in a series of transactions that occurred during the period from July 31, 2012 through October 5, 2012. Except where the context suggests otherwise, the terms “we”, “us” and “our” in this report refer to CAH, together with its consolidated subsidiaries, including the Operating Partnership

We acquire properties through various sources, including portfolio purchases, foreclosure auctions, single asset purchases, and joint venture investments. We intend to hold the properties for investment and rent them for income. As of June 30, 2015 and December 31, 2014, we owned a portfolio of 17,934 properties (including 17,974 housing units (“housing units” or “homes”)) and 17,695 properties (including 17,728 homes), respectively, in 35 markets. We also owned, as of June 30, 2015 and December 31, 2014, equity interests in 882 properties (including 973 homes) and 900 properties (including 998 homes), respectively, through our investment in an unconsolidated joint venture with the Federal National Mortgage Association (“Fannie Mae”). All property acquisitions have been financed through a combination of capital contributions and funds received from our revolving line of credit and mortgage financing (see Note 7).

In November 2013, Colony American Finance, LLC (“CAF”), a wholly owned subsidiary of the Operating Partnership, and its subsidiaries, began originating loans to single-family residential buy-to-rent property investors seeking financing. In August 2014, we formed Colony American Finance REIT, Inc. (“CAF REIT”), a wholly owned subsidiary of the Operating Partnership, to operate as a separate lending platform that originates and acquires loans to residential property investors. CAF is a wholly owned subsidiary of CAF REIT.

We have elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, commencing with our first taxable year ended December 31, 2012. A REIT that distributes at least 90% of its taxable income to its stockholders each year and meets certain other conditions is not taxed on that portion of its taxable income that is distributed to its stockholders.

CAH Manager, LLC, (the “CAH Manager”), a majority-owned indirect subsidiary of Colony Capital, was organized on July 30, 2012 as a Delaware limited liability company for the purpose of providing management and advisory services to CAH. From July 30, 2012 through November 3, 2014, we were managed and advised by the CAH Manager pursuant to a management agreement between the CAH Manager and CAH. Pursuant to an agreement among CAH, Colony Capital and the Operating Partnership entered on November 4, 2014, we acquired all of the membership interests in the CAH Manager from its owners in exchange for 5,487,169 Series X units of limited partnership in the Operating Partnership (the “Management Internalization”). In connection with the Management Internalization, CAH’s Class A Special Units were recapitalized into 10,974,337 Series X OP Units. Prior to its acquisition by CAH, the CAH Manager provided all management and advisory functions for us, such as marketing, leasing and management of our single-family rental (“SFR”) homes, including collecting rents and interacting with tenants, as well as directing and overseeing the acquisition and renovations of SFR homes and all strategic and corporate initiatives for CAH in exchange for management fees. In addition to those fees, we reimbursed certain direct expenses of the CAH Manager related to administrative, financial, property management, marketing and leasing functions. Under the terms of the agreement, all administrative, financial, property management, marketing and leasing personnel, including executive management, became our employees. The Management Internalization was accounted for as a reorganization of entities under common control and the financial statements of CAH and the CAH Manager have been combined for all periods presented (see Note 2).

We hold our properties and conduct our business through the Operating Partnership. In conjunction with the formation of CAH, the CAI Investors agreed to exchange their interests in CAI for partnership interests in the Operating Partnership, and agreed that such exchanges would occur as capital was received from CAI Investors and other investors in the Operating Partnership. In its first closing, the Operating Partnership received approximately $512.8 million of equity capital commitments (including amounts committed by the CAI Investors). On October 5, 2012, all committed equity capital from the first closing was contributed, and the Operating Partnership acquired the remaining interest in CAI from the CAI Investors. Accordingly, subsequent to October 5, 2012, CAI is wholly owned by CAH.

To date, CAH has received, directly and indirectly, through private placements and contributions from the CAI Investors through the Operating Partnership, total equity commitments aggregating approximately $2.3 billion and all such commitments have been funded. We have used the net proceeds from such private placements to fund acquisitions of single-family residential assets in selected markets across the United States.

2. Basis of Presentation and Significant Accounting Policies

Basis of Presentation and Change in Reporting Entity

The accompanying combined consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation and combination.

The accompanying combined consolidated statements of operations, comprehensive income, equity and cash flows include the results of operations of CAI from its inception on March 13, 2012 and CAH from its inception on July 5, 2012. Since CAI and CAH were entities under common control, and were operated together as a single portfolio, their results of operations, changes in equity and cash flows have been combined for the period from July 5, 2012 (inception) through August 29, 2012, the date that CAH acquired control of CAI, and are subsequently presented on a consolidated basis. All significant intercompany transactions and balances have been eliminated in consolidation and combination.

Since CAH and the CAH Manager were under common control of Colony Capital prior to the Management Internalization, the acquisition of the CAH Manager was accounted for as a reorganization of entities under common control. Accordingly, we have retrospectively adjusted the historical financial statements for all periods presented to reflect the change in reporting entity, as if the Management Internalization had occurred on March 13, 2012, the date CAH commenced operations. All significant intercompany transactions and balances have been eliminated in consolidation and combination. The effect of the change in reporting entity on CAH’s combined consolidated results of operations previously reported is as follows:

(In thousands, except per share data)	Six Months Ended June 30, 2014	Year Ended December 31,		Period from March 13, 2012 (commencement of operations) to December 31, 2012
		2014	2013
	(unaudited)
Net loss attributable to common stockholders, prior to adjustments	$(23,299)	$(50,636)	$(27,091)	$(2,837)
Management internalization adjustments	(1,637)	(6,979)	(11,251)	(7,911)

Net loss attributable to common stockholders, as adjusted	$(24,936)	$(57,615)	$(38,342)	$(10,748)

Net loss per common share:
Basic and diluted, prior to adjustments	$(0.16)	$(0.34)	$(0.19)	$(0.12)
Management internalization adjustments	(0.01)	(0.05)	(0.08)	(0.34)

Net loss per common share:
Basic and diluted, as adjusted	$(0.17)	$(0.39)	$(0.27)	$(0.46)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that may affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and revenues and expenses. Our estimates are inherently subjective in nature and actual results could differ from our estimates.

Unaudited Financial Information

Certain information used to describe the real estate portfolio included in our financial statements, including total housing units and number of markets, are unaudited and outside the scope of our independent registered public accounting firm’s audit of our combined consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

Reclassifications

Certain line items in prior period financial statements have been reclassified to conform to the current period groupings.

Summary of Significant Accounting Policies

Principles of Consolidation

We consolidate entities in which we retain a controlling financial interest or entities that meet the definition of a variable interest entity (“VIE”) for which we are deemed to be the primary beneficiary. In performing our analysis of whether we are the primary beneficiary, at initial investment and at each quarterly reporting period, we consider whether we individually have the power to direct the activities of the VIE that most significantly affect the entity’s performance and also have the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The determination of whether an entity is a VIE, and whether we are the primary beneficiary, involves significant judgments, including the determination of which activities most significantly affect the entities’ performance, estimates about the current and future fair values and performance of assets held by the VIE and/or general market conditions.

Due to the variability in economic interests and voting rights held by the various classes of OP units at the Operating Partnership, it has been determined to be a VIE. As a result of our majority ownership interest and ability to control the Operating Partnership through our general partner rights, we are the primary beneficiary, and consolidate the VIE. The consolidated total assets of the Operating Partnership comprise a substantial majority of CAH’s total consolidated assets, so it is not presented separately on the accompanying consolidated balance sheet.

As described in Note 7, in June 2015, we entered into a mortgage loan arrangement with JPMorgan. JPMorgan transferred the loan into a trust that issued and sold pass-through certificates approximating the principal amount of the mortgage loan, and we purchased the Class G certificate. We have evaluated the purchased Class G certificate as a variable interest in the trust and concluded that the Class G certificate will not absorb a majority of the trust’s expected losses or receive a majority of the trust’s expected residual returns. Additionally, we have concluded that the Class G certificate does not provide us with any ability to direct activities that could impact the trust’s economic performance. Accordingly, we do not consolidate the trust and consolidate, at historical cost basis, the approximately 3,900 homes placed as collateral for the loan and have recorded a $673.8 million asset-backed securitization liability at June 30, 2015, which is included in mortgage loans, net in the accompanying consolidated balance sheet. Separately, the $33.7 million purchased Class G certificate has been reflected as an asset-backed securitization certificate in the accompanying consolidated balance sheet as of June 30, 2015.

From July 30, 2012 through November 3, 2014, CAH was the managing member of Colony SFR Holdings, LLC (“SFR Holdings”), an entity formed by certain investment funds and other managed investment vehicles sponsored by Colony Capital to hold partnership interests in the Operating Partnership. Due to the disproportionality between the economic and voting interests of the investors, who were members of a related party group, SFR Holdings was deemed to be a VIE. However, another investor in SFR Holdings was deemed to be the member most closely associated with, and therefore the primary beneficiary of, the VIE.

We account for our investments in joint ventures in which we do not hold a controlling financial interest but have significant influence over operating and financial policies using the equity method. Under the equity method, we initially record our investments at cost and adjust for our proportionate share of net earnings or losses and other comprehensive income or loss, cash contributions made and distributions received, and other adjustments, as appropriate. Distributions of operating profit from the joint ventures are reported as part of operating cash flows while distributions related to a capital transaction, such as a refinancing transaction or sale, are reported as investing activities. We perform a periodic evaluation of our investments to determine whether the fair value of each investment is less than the carrying value, and, if so, whether such decrease in value is deemed to be other-than-temporary. There were no impairment losses recognized by us related to our investments during the six months ended June 30, 2015 and 2014, the years ended December 31, 2014 and 2013, or the period from March 13, 2012 (commencement of operations) through December 31, 2012.

Investments in Real Estate

We evaluate each purchase transaction to determine whether the acquired assets meet the definition of a business within the scope of Accounting Standards Codification (“ASC”) 805, Business Combinations. We record property acquired with an existing lease as a business combination. For property acquisitions accounted for as business combinations, the land, building and improvements and the existing lease are recorded at fair value at the date of acquisition, with acquisition costs expensed as incurred. We account for property acquired not subject to an existing lease as an asset acquisition, with the property recorded at the purchase price, including acquisition costs, allocated between land and building and improvements based upon their relative fair values at the date of acquisition. Transaction costs related to acquisitions that are not deemed to be businesses are included in the cost basis of the acquired assets.

We determine fair value based on ASC 820, Fair Value Measurements and Disclosures, primarily based on unobservable data inputs. In making estimates of fair values for purposes of allocating purchase price, we utilize various valuation studies, our own market knowledge, and published market data to estimate fair value of the assets acquired. We determine the fair value of acquired in-place leases based on the estimated cost to replace such leases, including foregone rents during an assumed re-lease period, as well as the impact on projected cash flow of acquired leases with rents above or below current market rents.

The nature of our business requires that in certain circumstances properties are acquired subject to existing liens. Liens that are expected to be extinguished in cash are estimated and accrued on the date of acquisition and recorded as a cost of the property.

Expenditures incurred to prepare the acquired properties to be rented that improve or extend the life of the asset, including construction overhead, personnel and other allocated direct costs, along with related holding costs during the renovation period are capitalized and depreciated over their estimated useful life. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred.

Investments in Equity Securities

We designate equity securities as held-to-maturity, available-for-sale, or trading depending upon our intent at the time of acquisition. Our investments in equity securities are designated as available-for-sale and are presented at fair value. Unrealized gains or losses are included as a component of other comprehensive income or loss.

Depreciation

Depreciation on building, fixtures, improvements, and appliances is computed on a straight-line basis over the estimated useful lives of the assets, which generally range between 15 to 30 years for buildings, improvements and land improvements, 5 to 15 years for fixtures, equipment and appliances, and three years for software and computing systems.

Capitalized Interest

We capitalize interest for properties undergoing renovation activities. Capitalized interest associated with our renovation activities totaled $2.3 million and $6.9 million for the six months ended June 30, 2015 and 2014 and $11.0 million and $6.6 million for the years ended December 31, 2014 and 2013, respectively.

Real estate Impairment

We evaluate our long-lived assets for impairment periodically or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. We evaluate cash flows and determine impairments on a per-unit basis, which is generally a single home but may include a single property with multiple housing units. In making this determination, we review, among other things, current and estimated future rental revenues associated with each home or property, market information for each sub-market, including competition levels, foreclosure levels, leasing trends, lease rates, and the market prices of similar homes currently being offered for sale; and known or probable events indicating that the carrying value may not be recoverable. If an impairment indicator exists, we compare the expected future undiscounted cash flows against the carrying amount of an asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, we record an impairment loss for the difference between the estimated fair value and the carrying amount of the asset. Since impairment of assets classified as held for use in our operations is evaluated on the basis of undiscounted cash flows, the carrying values of certain homes may exceed their fair values but no impairment loss is recognized as long as the carrying values are recoverable from future cash flows. However, if homes classified as held for use were subsequently classified as held for sale, they would be required to be measured at fair value less costs to sell, and the resulting impairment losses could be material. Except for impairments of assets classified as held for sale, no impairment losses were recorded during the six months ended June 30, 2015 and 2014, the years ended December 31, 2014 and 2013 or for the period from March 13, 2012 (commencement of operations) through December 31, 2012.

Assets Held for Sale

We evaluate our long-lived assets on a regular basis to ensure that individual properties still meet our investment criteria. If we determine that an individual property no longer meets our investment criteria, we make a decision to dispose of the property. We then market the property for sale and classify it as held for sale in the consolidated financial statements. The properties that are classified as held-for-sale are reported at the lower of their carrying value or their fair value less estimated costs to sell and are no longer depreciated.

Leasing Costs

We defer direct and incremental costs incurred to lease the properties and amortize them over the term of the lease, usually one year. Amortization of leasing costs is included in depreciation and amortization.

Cash and Cash Equivalents

We consider all demand deposits, money market accounts and investments in certificates of deposit purchased with a maturity of three months or less at the date of purchase to be cash equivalents. We maintain our cash and cash equivalents and escrow deposits at financial institutions. The combined account balances at one or more institutions typically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. We believe that the risk is not significant, as we do not anticipate the financial institutions’ non-performance.

Restricted Cash

Restricted cash represents escrow deposits related to required reserves associated with properties pledged as collateral for our indebtedness (Note 7). Restricted cash also includes escrow deposits representing refundable cash on deposit for property purchases and earnest money deposits with certain third-party property managers.

Rental Income

We record rental income attributable to residential leases on a straight-line basis. Leases entered into between residents and CAH for the rental of property units are generally for a term of one year or less, and renewable upon consent of both parties on an annual or monthly basis.

We periodically evaluate the collectability of our tenant and other receivables and maintain an allowance for doubtful accounts that we believe to be adequate to absorb potential credit losses. The provision for doubtful accounts is included with other property operating costs on the accompanying combined consolidated statements of operations.

Other Income

We receive fees and other reimbursements, or “tenant charge-backs,” from our tenants, which are primarily designed to recover costs for certain items, such as utilities, damages and maintenance. For the six months ended June 30, 2015 and 2014, the years ended December 31, 2014 and 2013, and the period from March 13, 2012 (commencement of operations) through December 31, 2012, we received fees and tenant charge-backs of approximately $7.4 million, $3.7 million, $9.5 million, $2.5 million, and $0.2 million, respectively.

During the year ended December 31, 2014, we invested in available-for-sale marketable securities for which we earned investment income of $0.3 million in the six months ended June 30, 2015 and $1.1 million in 2014. We sold these securities in the fourth quarter of 2014 and January 2015. In addition, we also earn management fees as the managing member of the joint venture with Fannie Mae (see Note 4).

Sales of Real Estate

We recognize revenue from sales of real estate when the sale has occurred, title has passed, possession and other attributes of ownership have been transferred to the buyer, and we are not obligated to perform significant additional activities after closing and delivery. If the buyer has provided sufficient initial and continuing investment, and all other revenue recognition criteria have been met, we recognize revenue using the full accrual method on the date of closing.

Interest Income

We accrue interest income on loans based on the outstanding principal amount and contractual terms of the instrument. We capitalize origination fees and costs in accordance with ASC 310-20, Nonrefundable Fees and Other Costs, and amortize them into income using the effective interest method, through the expected maturity date of the loans.

We outsource the servicing of loans to third parties (the “Servicers”). Servicers collect interest income and loan payoffs from borrowers and then remit payments to us per the contractual terms of the servicing agreements.

Fair Value Measurement

We estimate the fair value of financial assets and liabilities using the three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The three levels of inputs that may be used to measure fair value, as defined in ASC 820, are as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level 3—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

We record certain financial instruments at fair value on a recurring basis when required by GAAP. Certain other real estate assets are measured at fair value on a non-recurring basis. We have not elected the fair value option for any other financial instruments, which are carried at cost with fair value disclosed where reasonably estimable (see Note 12).

Derivatives and Hedging

We entered into derivative financial instruments to manage our exposure to interest rate movements impacting interest expense on our borrowings and the fair value of our loan portfolio. Interest rate contracts that qualify as cash flow hedges are accounted for in accordance with ASC 815, Derivatives and Hedging. We include the fair value of the derivative financial instruments in other assets, net or other liabilities, as appropriate. To the extent they are effective, fair value adjustments on derivative instruments designated as hedges are reported as other comprehensive income and included in stockholders’ equity until the hedged item is realized. Ineffective portions, if any, are included in earnings. We do not enter into derivative transactions for speculative or trading purposes.

Income Taxes

We elected to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2012. A REIT is generally not subject to corporate level federal and state income tax on net income it distributes to its stockholders. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal and state income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if we qualify for taxation as a REIT, we and our subsidiaries may be subject to certain federal, state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income.

We have elected or may elect to treat certain of our existing or newly created subsidiaries as taxable REIT subsidiaries (each a “TRS”). In general, a TRS of a REIT may perform non-customary services for tenants of the REIT, hold assets that the REIT cannot hold directly and, subject to certain exceptions related to hotels and healthcare properties, may engage in any real estate or non-real estate related business. A TRS is treated as a regular corporation and is subject to federal, state, local and foreign taxes on its income and property.

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets and liabilities of the TRSs relate primarily to temporary differences in the book and tax income of TRSs and operating loss carryforwards for federal and state income tax purposes, as well as the tax effect of accumulated other comprehensive income of TRSs. A valuation allowance for deferred tax assets of the TRSs is provided if we believe it is more likely than not that all or some portion of the deferred tax assets will not be realized. Realization of deferred tax assets is dependent on the TRSs generating sufficient taxable income in future periods.

We periodically evaluate the tax positions of our TRSs to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. As of June 30, 2015, December 31, 2014 and 2013, CAH has not established a liability for uncertain tax positions.

Deferred Financing Costs

We record costs incurred in connection with our financing arrangements as deferred financing costs and include them in other assets, net on the accompanying consolidated balance sheet. We amortize deferred financing costs associated with our revolving credit facility and secured financing facility using the straight-line method over the expected terms of the respective facility. We amortize deferred financing costs and discounts associated with mortgage loans using the effective interest method over the respective term of the financing.

Loans Receivable

We originate and purchase loans receivable through CAF and its consolidated subsidiaries. We record originated loans at amortized cost, or the outstanding unpaid principal balance (“UPB”) less net deferred loan fees. Net deferred loan fees include unamortized origination and other fees charged to the borrower less direct incremental loan origination costs incurred by CAH. We record purchased loans at amortized cost, or the UPB less unamortized purchase discount or premium. Costs to purchase loans are expensed as incurred. We recognize interest income based upon the contractual rate and the outstanding principal balance of the loans. We amortize purchase discount, premium or net deferred loan fees over the expected life of the loans using the effective yield method. When a loan is prepaid, prepayment fees and any excess of proceeds over the carrying amount of the loan are recognized as a gain. Loans that we have the intent and ability to hold for the foreseeable future are classified as held for investment.

Past Due Loans

We place loans on nonaccrual status when any portion of principal or interest is more than 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, we reverse the accrual for unpaid interest and do not recognize interest income until the cash is received and the loan returns to accrual status. Generally, a loan may be returned to accrual status when all delinquent principal and interest are brought current in accordance with the terms of the loan agreement and the borrower has met certain performance criteria.

Impairment and Allowance for Loan Losses

We regularly analyze the extent and effect of any credit migration from underwriting and the initial investment review associated with a loan’s performance and/or value of underlying collateral as well as the financial and operating capability of the borrower/sponsor. Where applicable, we also evaluate the financial wherewithal of any loan guarantors as well as the borrower’s competency in managing and operating the properties. Such analysis is performed at least quarterly, or more often as needed when impairment indicators are present. We do not utilize a statistical credit rating system to monitor and assess the credit risk and quality of acquired or originated loans. Given the diversity of the loan portfolio, we believe there is no consistent method of assigning a numerical rating to a particular loan that captures all of the various credit metrics and their relative importance. Therefore, we evaluate impairment and allowance for loan loss on an individual loan basis. We also monitor and evaluate period-to-period changes in portfolio credit risk, focusing on borrower payment history and delinquencies and, if warranted, loan to value. We do not have a policy to obtain routine valuations on the underlying loan collateral if there are no indicators of significant change in the value of that collateral.

A loan is considered to be impaired when it is probable that we will not be able to collect all amounts due according to the contractual terms of the loan agreement. A loan is considered to be impaired if it has been restructured in a troubled debt restructuring involving a modification of terms as a concession resulting from the debtor’s financial difficulties. We measure impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the loan valuation is less than the recorded investment in the loan, we establish a valuation allowance with a corresponding charge to allowance for loan loss. No loan impairment losses were recorded during the six months ended June 30, 2015 and 2014, the years ended December 31, 2014 and 2013 or for the period from March 13, 2012 (commencement of operations) through December 31, 2012.

Segment Reporting

Under the provision of ASC 280, Segment Reporting, we determined that we have two reportable segments: (1) single-family residential rentals, with activities related to acquiring, renovating, leasing and operating single-family homes as rental properties and (2) single-family real estate loans, which include originated and acquired debt issued to single-family residential property investors. Prior to the fourth quarter of 2014, we had one reportable segment, single-family residential rentals. During the fourth quarter of 2014, we reevaluated our operating and reportable segments in light of the increasing significance of our single-family real estate loans. As a result of this evaluation, we created a second reportable segment, which represents our investments in single-family real estate loans.

Our chief operating decision maker reviews various key financial measures to assess the performance and financial condition of each segment. Segment profit or loss is evaluated based upon income before income taxes. There is no intersegment activity. Our segment disclosures present the measures used by the chief operating decision maker for purposes of assessing each segment’s performance.

Earnings per Share

Basic earnings or loss per share is calculated by diving income or loss attributable to common stockholders by the weighted-average shares of common stock outstanding during the period. Diluted earnings or loss per share is computed by dividing income allocated to common stockholders by the weighted average common shares outstanding plus the dilutive effect, if any, of share-based payments, convertible instruments and other potential common shares. For the six months ended June 30, 2015 and 2014, the years ended December 31, 2014 and 2013, we did not issue any shares of common stock. While the Series X OP units, AGP units and AGP-2 units issued by the Operating Partnership are redeemable for cash or common stock, at our election, if certain conditions are met, those conditions were not satisfied and no shares were issuable as of June 30, 2015, December 31, 2014 or 2013.

Recent Accounting Updates

Troubled Debt Restructurings by Creditors

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-04, Troubled Debt Restructurings by Creditors: Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure. Under ASU 2014-04, a repossession or foreclosure has occurred, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. In addition, ASU 2014-04 requires additional disclosures of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in mortgage loans collateralized by residential real estate property that are in the process of foreclosure. ASU 2014-04 may be applied using either a prospective transition method or a modified retrospective transition method and is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014, with early adoption permitted. The adoption of ASU 2014-04 did not have a material impact on our consolidated financial statements.

Discontinued Operations

In April 2014, the FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under ASU 2014-08, the disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the business component is classified as held-for-sale, or disposed of by sale or otherwise. In addition, ASU 2014-08 requires additional disclosures for reporting discontinued operations. ASU 2014-08 is effective for reporting periods beginning on or after December 15, 2014, with early adoption permissible, but only for disposals (or classifications as held-for-sale) that have not been reported in financial statements previously issued. We adopted this new guidance effective January 1, 2014. We do not classify individual homes sold or held for sale as discontinued operations since the homes are typically recently acquired portfolio assets which do not meet our investment criteria and the proceeds from the sales are used to fund investing activities. Accordingly, the adoption of ASU 2014-08 did not have a significant effect on our consolidated financial position, results of operations or cash flows.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which amended the existing accounting standards for revenue recognition. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. ASU 2014-09, as amended, is effective for public companies for annual reporting periods beginning after December 15, 2016. Early adoption is not permitted. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect as of the date of initial application recognized in retained earnings. We are currently evaluating the impact of the adoption of ASU 2014-09 on our consolidated financial statements.

Consolidation

In February 2015, the FASB issued ASU No. 2015-02, Consolidation: Amendments to the Consolidation Analysis, which amended the existing accounting standards for consolidation under both the variable interest model and the voting model. Under ASU No. 2015-02, companies will need to re-evaluate whether an entity meets the criteria to be considered a VIE, whether companies still meet the definition of primary beneficiaries, and whether an entity needs to be consolidated under the voting model. ASU No. 2015-02 may be applied using a modified retrospective or full retrospective approach and is effective for reporting periods beginning after December 15, 2015. Early adoption is permitted in any interim reporting period. We are currently evaluating the impact of the adoption of ASU No. 2015-02 on our consolidated financial statements.

Debt Issuance Costs

In April 2015, the FASB issued ASU No. 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The new standard requires that all costs incurred to issue debt be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. The standard also indicates that debt issuance costs do not meet the definition of an asset because they provide no future economic benefit. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The new guidance should be applied on a retrospective basis. We are currently evaluating the new guidance to determine the impact it may have on our consolidated financial statements.

Cloud Computing Fees

In April 2015, the FASB issued ASU No. 2015-05, Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. Under the new standard, customers will apply the same criteria as vendors to determine whether a cloud computing arrangement (“CCA”) contains a software license or is solely a service contract. Fees paid by a customer in a CCA will be within the scope of the internal-use software guidance if both of the following criteria are met: (1) the customer has the contractual right to take possession of the software at any time during the CCA period without significant penalty; and (2) it is feasible for the customer to run the software on its own hardware (or to contract with another party to host the software). Arrangements that do not meet both of the criteria are considered service contracts, and separate accounting for a license will not be permitted. Arrangements that meet the criteria are considered multiple-element arrangements to purchase both a software license and a service of hosting the software. Existing guidance on internal-use software is applied to the purchased license. This ASU is effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted. We are currently evaluating the new guidance to determine the impact it may have on our consolidated financial statements.

3. Single Family Real Estate Investments

The following table summarizes our single-family residential properties owned and held for investment, excluding real estate held for sale:

	June 30, 2015			December 31, 2014			December 31, 2013
	(unaudited)
	Number of Housing Units	%	Gross Cost Basis (In thousands)	Number of Housing Units	%	Gross Cost Basis (In thousands)	Number of Housing Units	%	Gross Cost Basis (In thousands)
STATE
Arizona	1,205	7%	$173,385	1,207	7%	$172,098	1,124	8%	$150,621
California	2,972	17%	859,815	2,995	17%	854,894	2,809	21%	772,224
Colorado	1,115	6%	213,753	1,060	6%	195,007	654	5%	107,255
Delaware	110	1%	18,475	110	1%	18,422	93	1%	14,588
Florida	4,763	27%	946,405	4,661	27%	901,226	2,990	22%	514,919
Georgia	3,316	18%	465,890	3,394	19%	468,069	3,353	25%	431,223
Nevada	1,685	9%	342,546	1,677	10%	338,779	1,170	9%	218,274
North Carolina	693	4%	142,138	549	3%	107,308	—	—%	—
Pennsylvania	2	—%	303	4	—%	575	3	—%	408
Tennessee	106	1%	32,535	27	—%	8,148	—	—%	—
Texas	1,863	10%	261,548	1,813	10%	245,331	1,215	9%	143,959

Total	17,830	100%	$3,456,793	17,497	100%	$3,309,857	13,411	100%	$2,353,471

We have established relationships with third-party buyers (“Authorized Buyers”) that assist with sourcing acquisitions. Authorized Buyers earn an acquisition fee ranging from 1% to 5% of the acquisition price of single-family homes or a flat fee. Authorized Buyers assist with acquisitions of large-scale portfolios, “mini bulk” transactions, and individual asset acquisitions. The acquisition fees associated with the purchase of properties with an existing lease at acquisition are expensed as incurred. The acquisition fees associated with the purchase of properties without an existing lease are capitalized as part of the cost basis of the acquired properties. During the six months ended June 30, 2015 and 2014, we incurred approximately $72,000 and $0.6 million in acquisition fees for properties purchased with existing leases and approximately $0.7 million and $8.2 million, respectively, in acquisition fees for properties purchased without existing leases. We incurred approximately $1.0 million in acquisition fees for properties purchased with existing leases in each of the years ended December 31, 2014 and 2013, and the period from March 13, 2012 (commencement of operations) through December 31, 2012, and approximately $14.2 million, $48.7 million, and $11.6 million, respectively, in acquisition fees for properties purchased without existing leases.

We have relationships with various third-party service providers (“Property Managers”) that assist with the active management of our single-family real estate investments. Property Managers earn a fee of up to 8% of monthly cash collected from the single-family homes.

As of June 30, 2015 and December 31, 2014 and 2013, 144 properties (including 143 housing units) with a carrying value of $12.8 million, 227 properties (including 231 housing units) with a carrying value of $30.8 million and 463 properties (including 464 housing units) with a carrying value of $76.8 million, respectively, were classified as held for sale.

During the year ended December 31, 2014, we changed our plans to sell 205 properties (including 206 housing units) previously classified as held for sale as of December 31, 2013. As a result of the change in plan to sell, we reversed $0.4 million of estimated costs to sell those properties previously held for sale and recognized additional depreciation expense of $0.5 million.

4. Investments in Unconsolidated Joint Ventures

Fannie Mae

On October 31, 2012, we acquired a 10% interest in a joint venture with Fannie Mae to operate, lease, and manage a portfolio of 970 properties (including 1,176 housing units) single-family residential assets primarily located in Arizona, California, and Nevada. We paid approximately $34 million to acquire our interest, and funded approximately $1.0 million in reserves to the joint venture.

A subsidiary of CAH is the managing member and responsible for the operation and management of the properties, subject to Fannie Mae’s approval on major decisions. We evaluated the entity and determined that Fannie Mae held certain participating rights that preclude the presumption of control by us. Accordingly, we account for the ownership interest using the equity method. As of June 30, 2015 and December 31, 2014, the joint venture owned 882 properties (including 973 housing units) and 900 properties (including 998 housing units), respectively.

LendingHome

On May 5, 2014, we entered into a limited partnership agreement with an unrelated third party to form LendingHome Fund I-C, L.P. (“LendingHome”), of which CAH is the sole limited partner and the third party is the general partner. We had a capital commitment of $10.0 million to LendingHome, which was formed to originate loans collateralized by single-family residential properties. We determined that our investment in LendingHome did not create a VIE and the third party as general partner should consolidate the entity. Accordingly, we account for our ownership interest using the equity method. As of June 30, 2015 and December 31, 2014, we have contributed a net of $4.1 million of our commitment. During the six months ended June 30, 2015, Lending Home distributed capital totaling $3.5 million, and our net contribution as of June 30, 2015 was $0.6 million.

During the six months ended June 30, 2015 and the year ended December 31, 2014, our share of net earnings of LendingHome was $40,000 and $0.2 million, respectively. We recognized no earnings during the six months ended June 30, 2014.

Vineyard

On July 30, 2012, we acquired a 25.0% ownership interest (“Ownership Interest”) in CAH Vineyard, LLC (“Vineyard,” formerly Vineyard Development Group, LLC), which provided construction and rehabilitation services to us and other unaffiliated entities, for $5.0 million. We evaluated the entity and determined that our investment in Vineyard did not create a VIE. Accordingly, we accounted for our Ownership Interest using the equity method.

On October 16, 2013, we distributed the Ownership Interest to the sellers of Vineyard (the “Sellers”), subject to the Sellers assuming all of our obligations to pay any remaining amounts due under the note payable pursuant to the executed agreement between CAH and the Sellers. In conjunction with the agreement, we wrote off our investment in Vineyard, net of the corresponding note payable, resulting in a loss of $3.5 million for the year ended December 31, 2013.

5. Loans Receivable

In November 2013, CAF began offering loans targeted for residential buy-to-rent property investors seeking financing. The loans are either originated or acquired by CAF and are secured by first mortgages on SFR properties.

CAF’s portfolio of loans held for investment is divided into two portfolio segments: single-family residential term loans (typically five or 10-year terms) and bridge loans (typically 12 to 18-month terms), which are the same groupings used to determine the allowance for loan losses. The following tables summarize CAF’s loans held for investment:

	June 30, 2015
	(unaudited)
(Dollars in thousands)	Principal	Carrying Amount	Weighted Average Coupon	Weighted Average Maturity in Years	Number of Loans
Bridge loans	$113,200	$112,798	9.2%	0.7	263
Term Loans	290,723	288,608	5.6%	6.2	61

Total	$403,923	$401,406			324

	December 31, 2014					December 31, 2013
(Dollars in thousands)	Principal	Carrying Amount	Weighted Average Coupon	Weighted Average Maturity in Years	Number of Loans	Principal	Carrying Amount	Weighted Average Coupon	Weighted Average Maturity in Years	Number of Loans
Bridge loans	$78,471	$79,006	8.8%	0.9	116	$—	$—	—	—	—
Term loans	189,291	187,933	5.6%	6.5	32	3,574	3,539	6.5%	4.8	1

Total	$267,762	$266,939			148	$3,574	$3,539			1

As of June 30, 2015 and December 31, 2014, all loans are performing and no allowance for loan losses has been recorded.

Activity in loans held for investment is summarized below:

(In thousands)	June 30, 2015	Year Ended December 31,
		2014	2013
	(unaudited)
Balance at beginning of period	$266,939	$3,539	$—
Loan acquisitions and originations	200,065	290,117	3,545
Premium and net loan fee amortization	139	47	—
Principal repayments	(65,737)	(26,764)	(6)

Balances at end of period	$401,406	$266,939	$3,539

During the six months ended June 30, 2015, CAF invested $200.1 million, net of origination fees, in the acquisitions and originations of loans as follows:

•	$98.6 million, net of origination fees, for 296 revolving and non-revolving first mortgage bridge loans with both fixed and variable interest rates. The loans bear interest, on a weighted average basis at 9.2% and have maturities of one to two years. As of June 30, 2015, there were 263 active loans collateralized by 1,067 single-family properties, multi-unit properties, townhomes, condominiums, and unfunded commitments of $220.7 million.

•	$92.9 million, net of origination fees, for 29 first mortgage term loans and $8.6 million, net of origination fees for draws on existing loans. The majority of loans are 30-year amortizing with a fixed interest rate. The loans bear interest, on a weighted average basis, at 5.6% and have maturities of five to 10 years. As of June 30, 2015, there were 61 active loans collateralized by 4,153 single-family properties, multi-unit properties, townhomes, condominiums, and no unfunded commitments.

During the year ended December 31, 2014, CAF invested $290.1 million, net of origination fees, in the acquisitions and originations of loans as follows:

•	$105.7 million, net of origination fees, for 153 revolving and non-revolving first mortgage bridge loans with both fixed and variable interest rates. The loans bear interest, on a weighted average basis, at 8.8% and have maturities of one to two years. As of December 31, 2014, there were 116 active loans collateralized by 863 single-family properties (unaudited) and unfunded commitments of $220.6 million.

•	$184.4 million, net of origination fees, for 31 first mortgage term loans. The majority of loans are 30-year amortizing with a fixed interest rate. The loans bear interest, on a weighted average basis, at 5.6% and have maturities of five to 10 years. As of December 31, 2014, there were 32 active loans collateralized by 3,033 single-family properties (unaudited) and unfunded commitments of $5.1 million.

Minimum scheduled principal payments required under the loan agreements as of June 30, 2015 are as follows (unaudited):

(In thousands)
Year Ending December 31,
Remainder 2015	$45,824
2016	63,553
2017	3,824
2018	3,516
2019	110,364
2020 and thereafter	176,842

Total	$403,923

6. Other Assets

The following table summarizes our other assets, net:

	June 30, 2015	December 31,
(In thousands)		2014	2013
	(unaudited)
Deferred financing costs, net	$47,244	$43,204	$14,936
Available-for-sale marketable securities, at fair value	—	4,457	—
Deposits	1,694	1,335	10,092
Deferred leasing costs, net	2,567	3,414	3,663
Receivables, net—single-family residential rentals	1,600	1,940	3,169
Receivables, net—single-family real estate loans	5,224	8,860	23
Prepaid expenses	7,388	3,525	2,487
Other	9,498	9,655	3,369

Total other assets	$75,215	$76,390	$37,739

Our allowance for doubtful accounts for tenant receivables at June 30, 2015, December 31, 2014 and 2013 was approximately $2.3 million, $3.3 million and $1.6 million, respectively, included within receivables, net—single-family residential rentals in other assets. Activity in the allowance for doubtful accounts was as follows:

(In thousands)	Allowance for Doubtful Accounts
Balance at March 13, 2012 (commencement of operations)	$—
Additions—bad debt expense	(270)
Deductions—writes off, net of collections	—

Balance at December 31, 2012	(270)
Additions—bad debt expense	(5,303)
Deductions—write offs, net of collections	4,010

Balance at December 31, 2013	(1,563)
Additions—bad debt expense	(6,881)
Deductions—write offs, net of collections	5,139

Balance at December 31, 2014	(3,305)
Additions—bad debt expense	(1,927)
Deductions—write offs, net of collections	2,908

Balance at June 30, 2015 (unaudited)	$(2,324)

7. Debt

Secured Credit Facility

On August 28, 2013, we entered into a $500.0 million secured revolving credit facility (the “Credit Facility”) with JPMorgan. The Credit Facility was subsequently amended on November 22, 2013 to syndicate the facility to three additional lenders, and the total borrowing capacity was increased to $1.2 billion. Borrowings under the Credit Facility accrued interest at the London Interbank Offered Rate (“LIBOR”) plus 3.5%, subject to a LIBOR floor of 0.5%, until May 29, 2014. Effective May 30, 2014, the interest rate was reduced to LIBOR plus 3.0%, subject to a LIBOR floor of 0.5%. The Credit Facility may be used for the acquisition, financing, and renovation of properties and other general purposes. As of June 30, 2015, December 31, 2014 and 2013, approximately $343.6 million, $700.5 million and $500.0 million, respectively, was outstanding under the Credit Facility and $456.4 million, $499.5 million and $700 million, respectively, was available for future borrowings. The weighted average interest rate for the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013 was 3.5%, 3.7% and 3.8%, respectively.

All amounts outstanding under the Credit Facility are collateralized by the equity interests in certain of our property owning subsidiaries, or pledged subsidiaries. The pledged subsidiaries are required to pay a monthly fee in connection with the revolving credit facility based upon the unused portion of the facility, certain fees assessed in connection with establishing the facility and other fees specified in the revolving credit facility documents. The pledged subsidiaries are separate legal entities, but continue to be reported in our consolidated financial statements. As long as the Credit Facility is outstanding, the assets of the pledged subsidiaries are not available to satisfy the other debts and obligations of the pledged subsidiaries or CAH.

The Credit Facility does not contractually restrict our ability to pay dividends, but certain covenants contained therein may limit the amount of cash available for distribution. There are various affirmative and negative covenants, including financial covenants that require the pledged subsidiaries to maintain minimum tangible net worth and liquidity levels, as defined in the agreement for the Credit Facility. As of June 30, 2015, December 31, 2014 and 2013, the pledged subsidiaries were in compliance with all of these financial covenants.

The Credit Facility also provides for the restriction of cash whereby we must set aside funds for payment of insurance, property taxes and certain property operating and maintenance expenses associated with properties in the pledged subsidiaries’ portfolios. As of June 30, 2015, December 31, 2014 and 2013, CAH had approximately $15.6 million, $30.5 million and $30.2 million, respectively, included in escrow deposits associated with the required reserves. The agreement also contains customary events of default, including payment defaults, covenant defaults, breaches of representations and warranties, bankruptcy and insolvency, judgments, change of control and cross-default with certain other indebtedness.

Concurrent with new borrowings under a mortgage loan in June 2015 (described below), we paid down the balance of the Credit Facility by $432.9 million and the borrowing capacity was reduced from $1.2 billion to $800.0 million. In July 2015, we entered into an agreement with JPMorgan to amend certain terms of the Credit Facility, including extending the maturity date to July 2017 (see Note 17).

Mortgage Loans

On April 10, 2014, we borrowed, through CAH 2014-1 Borrower, LLC, a single-purpose, bankruptcy-remote special purpose subsidiary (the “April 2014 Borrower”), $513.6 million under a mortgage loan (the “April 2014 mortgage loan”) arranged by JPMorgan. The April 2014 mortgage loan provides for monthly payments at a blended rate equal to the one-month LIBOR plus 1.69%, subject to a 0.25% LIBOR floor. The April 2014 mortgage has a blended effective rate, including discount amortization, of one-month LIBOR plus 1.78%, subject to a 0.25% LIBOR floor. The loan matures in May 2019, assuming the exercise of two one-year extension options at CAH’s option, subject to the satisfaction of certain conditions, including that no event of default has occurred and is continuing and that CAH has obtained an extension of the interest rate cap. The April 2014 mortgage loan was issued at a discount of $4.7 million, which is amortized as additional interest expense over the expected term of the borrowing. The unamortized discount was $3.6 million at June 30, 2015 and $4.0 million at December 31, 2014. The April 2014 mortgage loan also provides for minimum principal payments on the schedule set forth in the table below. The April 2014 mortgage loan, which was secured by a pledge of all of the assets of the April 2014 Borrower, including first priority mortgages on approximately 3,400 single-family homes, is generally non-recourse to CAH beyond the homes mortgaged to secure the loan. The April 2014 mortgage loan was also guaranteed by the sole member of the April 2014 Borrower, also a single-purpose, bankruptcy-remote special purpose subsidiary. The guarantor’s only asset is the April 2014 Borrower. The April 2014 Borrower as well as its sole member are CAH’s subsidiaries and consolidated by us. The April 2014 mortgage loan requires an interest rate cap with a 2.08% strike on the one-month LIBOR (see Note 13). The loan arranger for the April 2014 mortgage loan subsequently transferred the loan into a trust which issued and sold pass-through certificates approximating the principal amount of the loan. Concurrent with this borrowing, we paid down the Credit Facility by $237.9 million.

On June 30, 2014, we borrowed, through CAH 2014-2 Borrower, LLC, a single-purpose, bankruptcy-remote special purpose subsidiary (the “June 2014 Borrower”), $558.5 million under a mortgage loan (the “June 2014 mortgage loan”) arranged by JPMorgan. The June 2014 mortgage loan provides for monthly payments of interest only at a blended rate equal to LIBOR plus 1.73%. The loan matures in July 2019, assuming the exercise of three one-year extension options at our option, subject to the satisfaction of certain conditions, including that no event of default has occurred and is continuing and that we have obtained an extension of the interest rate cap. The June 2014 mortgage loan, which was secured by a pledge of all of the assets of the June 2014 Borrower, including first priority mortgages on approximately 3,700 single-family homes, is generally non-recourse to CAH beyond the homes mortgaged to secure the loan. The June 2014 mortgage loan was also guaranteed by the sole member of the June 2014 Borrower, also a single-purpose, bankruptcy-remote special purpose subsidiary. The guarantor’s only asset is the June 2014 Borrower. The June 2014 Borrower as well as its sole member are CAH’s subsidiaries and consolidated by us. The June 2014 mortgage loan requires an interest rate cap with a 2.96% strike on one-month LIBOR (see Note 13). The loan arranger for the June 2014 mortgage loan subsequently transferred the loan into a trust which issued and sold pass-through certificates approximating the principal amount of the mortgage loan. Concurrent with this borrowing, we paid down the Credit Facility by $345.5 million.

On June 11, 2015, we borrowed, through CAH 2015-1 Borrower, LLC, a single-purpose, bankruptcy-remote special purpose subsidiary (the “June 2015 Borrower”), $640.1 million under a mortgage loan (the “June 2015 mortgage loan”) arranged by JPMorgan (excluding the Class G Certificate described below). The June 2015 mortgage loan provides for monthly payments of interest only at a blended rate equal to LIBOR plus 1.97%. The loan matures in July 2020, assuming the exercise of three one-year extension options at our option, subject to the satisfaction of certain conditions, including that no event of default has occurred and is continuing and that we have obtained an extension of the interest rate cap. The June 2015 mortgage loan, which was secured by a pledge of all of the assets of the June 2015 Borrower, including first priority mortgages on approximately 3,900 single-family homes, is generally non-recourse to CAH beyond the homes mortgaged to secure the loan. The June 2015 mortgage loan was also guaranteed by the sole member of the June 2015 Borrower, also a single-purpose, bankruptcy-remote special purpose subsidiary. The guarantor’s only asset is the June 2015 Borrower. The June 2015 Borrower as well as its sole member are CAH’s subsidiaries and consolidated by us. The June 2015 mortgage loan requires an interest rate cap with a 2.42% strike on the one-month LIBOR (see Note 13). The loan arranger for the June 2015 mortgage loan subsequently transferred the loan into a trust which issued and sold pass-through certificates approximating the principal amount of the mortgage loan. Concurrent with this borrowing, we paid down the Credit Facility by $432.9 million.

In addition to the pass-through certificates in the amount of approximately $640.1, the trust issued a principal-only certificate, Class G, in the amount of $33.7 million, which was retained by us. The Class G certificate is set forth on the consolidated balance sheet as an asset-backed securitization certificate.

As of June 30, 2015 and December 31, 2014, approximately $1.7 billion and $1.1 billion of principal was outstanding under the mortgage loans and the weighted average interest rate for the six months ended June 30, 2015 and the year ended December 31, 2014 was 2.0% and 1.9%, respectively.

The following table summarizes the minimum principal payments due under the mortgage loans as of June 30, 2015:

(In thousands) Year Ending December 31,	April 2014 Mortgage Loan	June 2014 Mortgage Loan	June 2015 Mortgage Loan	Total
Remaining 2015	$2,568	$—	$—	$2,568
2016	5,136	—	—	5,136
2017	5,136	—	—	5,136
2018	5,136	—	—	5,136
2019	489,037	555,808	—	1,044,845
2020	—	—	673,762	673,762

Total	$507,013	$555,808	$673,762	1,736,583

Unamortized discount				(3,588)

Carrying value				$1,732,995

The rental revenues from the leases for the homes securing the mortgage loans are used first to pay the interest on the borrowings and to reserve funds for the various ongoing maintenance and repairs and taxes, after which we are entitled to the excess rental revenues related to such collateralized homes. The homes included in the collateral underlying the mortgage loans cannot be cross collateralized or serve as collateral for other purposes. However, the homes securing the mortgage loans may be substituted if they fail to comply with certain property covenants and representations.

None of the mortgage loans restrict our ability to pay dividends but certain covenants contained therein may limit the amount of cash available for distribution. There are various affirmative and negative covenants, including financial covenants that require the pledged subsidiaries to maintain minimum tangible net worth and liquidity levels. At June 30, 2015 and December 31, 2014, the pledged subsidiaries were in compliance with all of these financial covenants.

The mortgage loans also provide for the restriction of cash whereby we must set aside funds for payment of insurance, property taxes and certain property operating and maintenance expenses associated with properties securing the borrowings. As of June 30, 2015 and December 31, 2014, we had approximately $13.0 million and $14.9 million included in escrow deposits associated with the required reserves. The agreement also contains customary events of default, including payment defaults, covenant defaults, breaches of representations and warranties, bankruptcy and insolvency, judgments, change of control and cross-default with certain other indebtedness.

Secured Financing Facility

We entered into a Master Repurchase Agreement (the “Warehouse Facility”) on December 16, 2014 with Credit Suisse First Boston Mortgage Capital, LLC (the “Lender”) to finance originated and acquired term loans for its single-family real estate loans operations under CAF. The Warehouse Facility is a revolving line with a one-year term and bears interest at LIBOR plus 3.00% per annum. If any amounts under the Warehouse Facility are outstanding longer than 270 days, the applicable margin increases to 3.50%. Upon the first draw of the Warehouse Facility, we paid the Lender a 0.75% commitment fee on the maximum commitment amount of $300.0 million totaling $2.3 million which is included in deferred financing costs on the accompanying consolidated balance sheet. In addition, we are required to pay an exit fee on early repayments equal to 0.25% of the repayment, as well as a quarterly non-utilization fee equal to 0.50% per annum multiplied by 50% of the maximum aggregate purchase price times the average daily aggregate outstanding borrowings. The non-utilization fee commenced 90 days after the closing date of the Warehouse Facility.

The following table presents information regarding the Warehouse Facility as of June 30, 2015:

(Dollars in thousands)	Maturity Date	Outstanding Balance	Committed Amount	Effective Rate	Assets Pledged
Secured financing facility	12/15/2015	$167,080	$300,000	4.74%	$233,867

The following table presents information regarding the Warehouse Facility as of December 31, 2014:

(Dollars in thousands)	Maturity Date	Outstanding Balance	Committed Amount	Effective Rate	Assets Pledged
Secured financing facility	12/15/2015	$55,465	$300,000	3.17%	$80,527

For the six months ended June 30, 2015 and the year ended December 31, 2014, CAH incurred interest expense of $4.8 million and $0.1 million, respectively. In conjunction with the execution of the Warehouse Facility, we incurred deferred financing costs totaling $4.4 million, which are being amortized over the one-year term of the Warehouse Facility. For the six months ended June 30, 2015 and the year ended December 31, 2014, we amortized $2.1 million and $0.2 million of deferred financing costs which is included in interest expense in the accompanying combined consolidated statements of operations.

The Warehouse Facility is fully collateralized by a portion of our loan portfolio (see Note 5). We were in compliance with all covenants related to this financing arrangement at June 30, 2015 and December 31, 2014.

8. Equity

CAH’s authorized capital stock consists of 50,000,000 shares of preferred stock, $0.01 par value per share, 125 of which are classified as 12.5% Series A Cumulative Non-Voting Preferred Stock, and 450,000,000 shares of common stock, $0.01 par value per share, 26,075,000 of which are classified as shares of Class A common stock and 423,925,000 of which are classified as shares of Class B common stock.

The Operating Partnership’s capital structure consists of Series A OP units, Series B OP units, Series X OP units, AGP units, AGP-2 units, Class A Special Units (until November 4, 2014), and Class B Special Units. CAH holds all of the Series A and Series B OP units, while all of the remaining classes of partnership units were held by SFR Holdings (a portion of Series X OP units, Class A Special Units and Class B Special Units), or are held by pooled investment vehicles managed by Colony Capital (remaining Series X OP units and AGP units). Following the Management Internalization, SFR Holdings was dissolved and the partnership interests it held in the Operating Partnership were transferred to affiliates of Colony Capital.

In July and August 2012, through a series of private placement transactions, we received approximately $512.8 million in capital commitments from institutional investors and certain affiliates of Colony Capital.

During November 2012 through May 31, 2013, we raised an additional $1.8 billion in capital commitments from institutional and other investors, including affiliates of Colony Capital. As a result of these transactions, we received aggregate commitments of approximately $2.3 billion. Investors in the private placements received shares of one or more of CAH’s existing outstanding classes of common stock or one or more of the existing series or classes of OP units in the Operating Partnership in exchange for their capital commitments.

In connection with $802.6 million in capital commitments received during the year ended December 31, 2013, we incurred $32.7 million in offering costs payable to the placement agent. At June 30, 2015, December 31, 2014 and 2013, approximately $14.2 million, $16.6 million and $21.4 million, respectively, of the offering costs were payable and included in other liabilities on the accompanying consolidated balance sheet.

On November 4, 2014, we acquired all of the membership interests in the CAH Manager from a holding company owned by Colony Capital and certain other owners for 5,487,169 Series X OP Units of the Operating Partnership. Additionally, in connection with the Management Internalization, the Class A Special Units were recapitalized into 10,974,337 Series X OP Units of the Operating Partnership (see Note 11).

The following table summarizes the capitalization of the Operating Partnership:

	June 30, 2015	December 31,
		2014	2013
	(unaudited)
Series A OP units	26,075,000	26,075,000	26,075,000
Series B OP units	123,068,500	123,068,500	123,068,500
Series X OP units	38,521,506	38,521,506	22,060,000
AGP units	15,000,000	15,000,000	15,000,000
AGP-2 units	40,000,000	40,000,000	40,000,000
Class A Special units	—	—	51,275,000
Class B Special units	26,075,000	26,075,000	26,075,000

From July 31, 2012 to November 3, 2014, at the end of each quarter, cash available for distribution from the Operating Partnership was first distributed to the holders of Class A Special Units in an amount equal to the lesser of (A) 0.375% of the Operating Partnership’s capital accounts, as defined in the Operating Partnership agreement, and (B) the net income of the Operating Partnership with respect to such quarter; provided that any excess of (A) over (B) was added to the amount distributed to the holders of Class A Special Units for subsequent quarters. After the priority distribution, if any, with respect to the Class A Special Units, any remaining cash available for distribution was allocated among each of the Series A, Series B, Series X, and AGP units and AGP-2 Units based on the percentage that the number of each series of OP units represents in comparison to the number of all outstanding partnership units. The amount allocated for distribution in respect of the AGP units, AGP-2 Units and Series X OP units is then divided between the holders of the AGP units, AGP-2 Units and Series X OP units based on their relative percentage interests in such series. The amount allocated for distribution in respect of the Series A OP units and the Series B OP units is then divided between the holders of such series of OP units and the holders of the Class B Special Units in accordance with the following formula: first to the holders of such series of OP units, until each such series receives a return of its capital contributions plus a 10% per annum cumulative preferred return; second 50% to the holders of such series of OP units and 50% to the holders of Class B Special Units until the holders of Class B Special Units have received cumulative distributions equal to 20% of the distributions (after capital has been returned) paid to the holders of such series of OP units and Class B Special Units under this formula; and third 80% to the holders of such series of OP units and 20% to the holders of Class B Special Units. The distributions payable in respect of the Class A common stock are tied to the distributions CAH receives as a holder of Series A OP units. The distributions payable in respect of the Class B common stock are tied to the distributions CAH receives as a holder of Series B OP units.

The CAH Manager’s capital structure consisted of Class A, Class B, Class C, and Class D Units. The Class A, Class C, and Class D membership interests were profits interests in the CAH Manager. Accordingly, only the Class B member was required to have additional capital contributions and advances when such requests were made by the management committee of the CAH Manager. Colony AH Member, LLC (“Colony AH Member”), a Delaware limited liability company and a wholly owned subsidiary of Colony Capital, owned 100% of the Class B interest.

On July 30, 2012, the CAH Manager issued non-transferrable warrants to certain warrant holders to purchase Class D Units of the CAH Manager at the exercise price of $0.01 per warrant in the event that CAH acquires the CAH Manager through an internalization transaction. The warrants were exercised by the warrant holders immediately prior to the Management Internalization, and the Class D Units of the CAH Manager issued to satisfy the warrants were converted to Series X OP Units along with all other unit types of the CAH Manager as part of the Management Internalization.

In connection with the Management Internalization, the Operating Partnership made a distribution of $27.8 million to the holders of the Class A Special Units. In addition, on December 30, 2014, we declared a $19.9 million distribution representing the liquidation of the assets of the CAH Manager prior to the Management Internalization.

Effective July 1, 2015, we raised $30.0 million in cash as a result of a capital call on the partners of CAF, of which we received $11.6 million in June 2015 and the balance in July 2015.

Noncontrolling Interests

The portions of the equity, net income and other comprehensive income of consolidated subsidiaries that are not attributable to the parent are presented separately as amounts attributable to noncontrolling interests in the consolidated financial statements. A substantial portion of noncontrolling interests represent interests held by private investment funds or other investment vehicles managed by Colony Capital or its affiliates.

Accumulated Other Comprehensive Income

The following tables present the changes in each component of accumulated other comprehensive income attributable to the stockholders:

(In thousands)	Unrealized Gain (Loss) on Fair Value of Cash Flow Hedge	Unrealized Gain on Available-for-Sale Securities	Total
Balance at December 31, 2012	$—	$—	$—
Other comprehensive income before reclassifications	33		33
Amounts reclassified from accumulated other comprehensive income	—	—	—

Net other comprehensive income	33	—	33

Balance at December 31, 2013	33	—	33
Other comprehensive (loss) income before reclassifications	(1,261)	930	(331)
Amounts reclassified from accumulated other comprehensive income	—	(667)	(667)

Net other comprehensive (loss) income	(1,261)	263	(998)

Balance at December 31, 2014	(1,228)	263	(965)
Other comprehensive (loss) income before reclassifications	(755)	(7)	(762)
Amounts reclassified from accumulated other comprehensive income	—	(256)	(256)

Net other comprehensive (loss) income	(755)	(256)	(1,018)

Balance at June 30, 2015 (unaudited)	$(1,983)	$—	$(1,983)

9. Earnings (loss) per Share

The following table provides the basic earnings per common share computations:

(In thousands, except share and per share data)	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (Commencement of Operations) to December 31, 2012
	2015	2014	2014	2013
	(unaudited)
Numerator:
Net loss	$(24,643)	$(34,894)	$(80,940)	$(48,255)	$(15,002)
Net loss attributable to noncontrolling interest	(9,121)	(9,966)	(23,340)	(9,928)	(4,254)

Net loss attributable to stockholders	(15,522)	(24,928)	(57,600)	(38,327)	(10,748)
Preferred dividends	8	8	15	15	—

Net loss attributable to common stockholders	$(15,530)	$(24,936)	$(57,615)	$(38,342)	$(10,748)

Denominator:
Basic and diluted weighted average number of common shares outstanding	149,143,500	149,143,500	149,143,500	143,398,200	23,136,300
Earnings per share:
Net income attributable to common stockholders per share–basic and diluted	$(0.10)	$(0.17)	$(0.39)	$(0.27)	$(0.46)

10. Related-party transactions

Administrative and Acquisition Support Services

From July 30, 2012 through November 3, 2014, Colony Capital provided certain services to us, including accounting, taxes, capital formation, auditing, and investor relations, for an annual support fee of $750,000 plus one tenth of a percent (0.10%) of the cost of CAH’s assets under management. Colony Capital also provided acquisition related services, including identification, due diligence, and acquisition of single-family residential properties on behalf of CAH. For the period from January 1, 2014 through November 3, 2014, the year ended December 31, 2013, and for the period from March 13, 2012 (commencement of operations) through December 31, 2012, we incurred $3.2 million, $2.6 million and $0.8 million, respectively, of administrative support services fees which are included in general and administrative expenses, and approximately $2.5 million, $4.1 million and $3.4 million, respectively, of acquisition support services costs which are also included in general and administrative expenses. Any unpaid fees and costs are included in related party payables in the accompanying consolidated balance sheet.

Transition Services Agreement

Upon the closing of the Management Internalization, we entered into a transition services agreement with Colony Capital to obtain the services of certain administrative personnel. Pursuant to this agreement, we are provided with dedicated personnel to staff general and administrative functions necessary for its operations. The agreement also allows certain Colony Capital senior management personnel to serve as officers of CAH. In accordance with the transition services agreement, we reimburse Colony Capital for all compensation and benefits and costs associated with the employees dedicated to its operations. The transition services agreement will terminate upon the earlier of (i) the cessation of all services or (ii) May 4, 2016, provided that we will have the one-time option to extend the provision of services under the agreement until November 4, 2016. For the six months ended June 30, 2015 and the year ended December 31, 2014, we incurred $2.0 million and $0.7 million of transition services fees, which are included in general and administrative expenses. Any unpaid fees and costs are included in related party payables in the accompanying consolidated balance sheet.

Management Services

As the managing member of a joint venture with Fannie Mae (see Note 4), a wholly owned subsidiary of CAH earns a management fee based upon the venture’s gross receipts. For the six months ended June 30, 2015 and 2014, the years ended December 31, 2014 and 2013, and the period from March 13, 2012 (commencement of operations) through December 31, 2012, CAH earned management fees of approximately $1.5 million, $1.3 million, $2.7 million, $1.9 million, and $0.2 million, respectively. Management fees earned from the Fannie Mae joint venture are included in other income.

Vineyard Note Payable and Cost Reimbursements

Pursuant to a purchase agreement for Vineyard (see Note 4), we paid $2.5 million in cash at closing and agreed to pay the Sellers $0.5 million per year for five consecutive years beginning December 31, 2012 through a non-interest bearing note for its investment in Vineyard. We imputed interest using an approximate market rate, resulting in a discount of $0.2 million amortized over the term of the note. For the year ended December 31, 2013 and for the period from March 13, 2012 (commencement of operations) through December 31, 2012, we recognized $62,000 and $42,000, respectively, in interest expense related to the note. Pursuant to a distribution agreement dated as of October 16, 2013, the affiliate relationship between CAH and Vineyard ended subject to the Sellers assuming all of our obligations to pay any remaining amounts due under the note payable. As of December 31, 2012, the outstanding principal balance of the note payable was $2.0 million.

Until October 16, 2013, Vineyard provided construction and rehabilitation services on our portfolio of properties. We reimbursed approximately $39.8 million and $5.4 million for the year ended December 31, 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, respectively, to Vineyard for third-party costs and overhead, which have been capitalized or expensed, as appropriate, in accordance with our capitalization policy.

11. Management Internalization

On November 4, 2014, we completed the Management Internalization by indirectly acquiring all of the membership interests in the CAH Manager in exchange for 5,487,169 Series X OP Units in the Operating Partnership. Prior to its acquisition, the CAH Manager provided all management and advisory functions for us, such as marketing, leasing and management of our single-family residential homes, including collecting rents and interacting with tenants, as well as directing and overseeing the acquisition and renovations of homes and all strategic and corporate initiatives for us.

Since CAH and the CAH Manager were under common control of Colony Capital, the Management Internalization was accounted for as a reorganization of entities under common control. Accordingly, we retrospectively adjusted our historical financial statements for all periods presented to reflect the change in reporting entity, as if the Management Internalization had occurred on March 13, 2012, the date we commenced operations.

In connection with the Management Internalization, the Class A Special Units received a cash distribution in an amount equal to the unpaid distributions that had accrued with respect to such Class A Special Units as of the date of the Management Internalization, reduced by payments otherwise due from the CAH Manager to CAH

Subsidiary REIT, Inc. The Class A Special Units were recapitalized into 10,974,337 Series X OP Units in connection with the Management Internalization. In addition, since the acquisition of the CAH Manager was accounted for as a reorganization of entities under common control, the excess of the fair value of the consideration transferred over the book value of the net assets acquired was accounted for as a deemed distribution to the noncontrolling interests. The fair value of the CAH Manager and Class A Special Units, which were determined based on appraisals provided by three independent parties, was estimated to be $208.3 million, equivalent to $12.65 per Series X OP unit, as of the date of the Management Internalization.

12. Fair Value Measurements

Considerable judgment may be necessary to interpret market data and develop estimated fair value. The use of different assumptions or methodologies could have a material effect on the estimated fair value amounts.

Recurring Fair Value Measurements

We have certain assets and liabilities that are required to be recorded at fair value on a recurring basis. The fair values of interest rate derivative contracts are determined by discounting the expected cash flow of each derivative instrument based on forecasted interest rates. This analysis reflects the contractual terms of the derivatives, observable market-based inputs, and credit valuation adjustments to appropriately reflect the non-performance risk for both CAH and the respective counterparty. Although credit valuation adjustments, such as the risk of default, rely on Level 3 inputs, we have determined that these inputs are not significant to the overall valuation of our derivatives. As a result, interest rate derivatives are classified in Level 2 of the fair value hierarchy. As of June 30, 2015, December 31, 2014 and 2013, our interest rate caps with a fair value of approximately $1.9 million, $1.4 million and $0.2 million, respectively, are included in other assets, net. As of June 30, 2015 and December 31, 2014, our interest rate swaps with a fair value of approximately $1.0 million and $1.1 million, respectively, are included in other liabilities. We had no interest rate swaps as of December 31, 2013.

We invested in available-for-sale marketable securities, which are valued based on quoted prices available in active markets for identical investments and are within Level 1 of the fair value hierarchy. As of December 31, 2014, our available-for-sale marketable securities with a fair value of approximately $4.5 million are included in other assets, net. As of June 30, 2015 and December 31, 2013 and 2012, CAH did not own any marketable securities.

Nonrecurring Fair Value Measurements

We also measure certain other assets at fair value on a nonrecurring basis.

As of June 30, 2015, December 31, 2014 and 2013, real estate assets of approximately $2.8 million, $9.5 million and $11.0 million, respectively, were carried at fair value on a nonrecurring basis, including real estate held for sale. The majority of the fair value measurements of these real estate assets were based on third-party broker price opinions that incorporate prices in observed transactions involving comparable real estate investments in the valuation. We classified these fair value measurements as Level 3 of the fair value hierarchy as the valuations included Level 3 inputs that were significant to the estimate of fair value. The adjustments to fair value of these real estate assets resulted in impairment losses for the six months ended June 30, 2015 and 2014 and the years ended December 31, 2014 and 2013 of $0.5 million, $3.4 million, $7.0 million and $0.7 million, respectively. We did not record any impairment charges for real estate assets for the period from March 13, 2012 (commencement of operations) through December 31, 2012.

Financial Instruments Reported at Cost

We disclose the fair value of financial instruments carried at historical cost for which fair value can be reasonably estimated.

Fair values of loans receivable are estimated using Level 3 inputs such as discounted cash flow projections, interest rates available for borrowers with similar credit metrics, market comparables, dealer quotes, and other quantitative and qualitative factors. As of June 30, 2015, December 31, 2014 and 2013, the fair value of CAH’s loans receivable approximated $402.0 million, $271.6 million and $3.6 million, respectively.

The carrying values of our asset-backed securitization certificates, secured credit facility, mortgage loans, and secured financing facility approximate their fair values as they were recently obtained or have their terms recently amended, and their interest rates reflect market rates since they are indexed to LIBOR.

The carrying values of rent and other receivables, purchase and escrow deposits, accrued liabilities, related party receivables and payables approximate their fair values due to their short term nature.

13. Derivatives and Hedging

Our objective in using derivative instruments is to manage our exposure to interest rate movements impacting interest expense on its borrowings and the fair value of its loan portfolio. During the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013, we used interest rate caps to hedge the variable cash flows associated with our existing variable-rate mortgage loans and credit facility. We also used interest rate swaps to (i) mitigate changes in the fair value of our loan portfolio, which generally bears interest at fixed rates, and (ii) offset the impact of changes in interest rates for our borrowings under the secured financing. Interest rate swaps involve the receipt of variable-rate interest amounts from a counterparty in exchange for us making payments based on a fixed interest rate over the life of the swap contracts.

Designated Hedges

In April 2014, June 2014 and June 2015, we entered into interest rate caps to limit the exposure of increases in interest rates on our LIBOR-indexed mortgage loans. The cap for the April 2014 mortgage loan has a 2.08% strike on one-month LIBOR and expires in May 2017. The cap for the June 2014 mortgage loan has a 2.96% strike on one-month LIBOR and expires in July 2016. The cap for the June 2015 mortgage loan has a 2.42% strike on one-month LIBOR and expires in July 2016. These interest rate caps were partially designated as cash flow hedges. Changes in fair value of the designated portion of the interest rate caps that qualify for hedge accounting are recorded in other comprehensive income, resulting in unrecognized losses of $1.3 million and $1.4 million for the six months ended June 30, 2015 and 2014, and $1.9 million for the year ended December 31, 2014, and an unrecognized gain of $49,000 for the year ended December 31, 2013.

Non-Designated Hedges

Non-designated hedges are derivatives that do not meet the criteria for hedge accounting or for which we did not elect to designate as accounting hedges. We do not enter into derivative transactions for speculative or trading purposes, but may enter into derivatives to manage the economic risk of changes in interest rates. Changes in the fair value of derivatives not designated as accounting hedges are recorded in other loss, net in the accompanying combined consolidated statements of operations.

A portion of the notional amounts of interest rate caps in connection with our mortgage loans are not designated as accounting hedges. In addition, we entered into interest rate caps in connection with each of the draws from the secured credit facility, which are not designated as accounting hedges. Each of the interest rate caps has a strike rate on one-month LIBOR of 2.08% to 3.00% and all expire between July 2016 and July 2017. For the six months ended June 30, 2015 and 2014 and the years ended December 31, 2014 and 2013, unrealized losses of $0.2 million, $1.4 million, $1.4 million and $0.5 million, respectively, are included in other loss, net in the accompanying combined consolidated statements of operations for our non-designated interest rate cap hedges.

We utilize interest rate swaps as economic hedges for our portfolio of loans held for investment and secured financing facility, which are not designated as accounting hedges. For the six months ended June 30, 2015 and year ended December 31, 2014, unrealized gains of $1.2 million and unrealized losses of $1.4 million, respectively, are included in other loss, net in the accompanying combined consolidated statements of operations related to our non-designated interest rate swaps.

The fair values of derivative instruments included in other assets, net and other liabilities in our consolidated balance sheet are as follows:

	June 30, 2015
	(unaudited)
	Asset Derivatives		Liability Derivatives
(In thousands)	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Derivatives designated as hedging instruments:
Interest rate caps—mortgage loans	$1,546,621	$682	$—	$—

Total derivatives designated as hedging instruments	1,546,621	682	—	—

Derivatives not designated as hedging instruments:
Interest rate caps—mortgage loans	159,988	61	—	—
Interest rate caps—secured credit facility	850,683	—	—	—
Interest rate swaps—loan receivables and secured financing facility	94,949	1,124	150,559	1,027

Total derivatives not designates as hedging instruments	1,105,620	1,185	150,559	1,027

Total	$2,652,241	$1,867	$150,559	$1,027

	December 31, 2014				December 31, 2013
	Asset Derivatives		Liability Derivatives		Asset Derivatives
(In thousands)	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Derivatives designated as hedging instruments:
Interest rate caps—mortgage loans	$940,812	$1,238	$—	$—	$—	$—

Total derivatives designated as hedging instruments	940,812	1,238	—	—	—	—

Derivatives not designated as hedging instruments:
Interest rate caps—mortgage loans	128,292	169	—	—	—	—
Interest rate caps—secured credit facility	850,683	—	—	—	500,000	184
Interest rate swaps—loan receivables and secured financing facility	13,529	33	173,100	1,114	—	—

Total derivatives not designates as hedging instruments	992,504	202	173,100	1,114	500,000	184

Total	$1,933,316	$1,440	$173,100	$1,114	$500,000	$184

14. Income Taxes

Our TRSs are subject to corporate level federal, state, foreign and local income taxes. The following is a summary of our income tax provision (benefit):

	Six Months Ended June 30,		Year Ended December 31,		Period from March 13, 2012 (Commencement of Operations) to December 31, 2012
(In thousands)	2015	2014	2014	2013
Current
Federal	$9	$811	$625	$625	$—
State	358	255	244	211	—

Total current tax expense	367	1,066	869	836	—

Deferred
Federal	(79)	(690)	(1,286)	(136)	—
State	(18)	(144)	(276)	(19)	—

Total deferred tax benefit	(97)	(834)	(1,562)	(155)	—

Total income tax (benefit) expense	$270	$232	$(693)	$681	$—

Deferred tax assets of $1.8 million, $1.7 million and $0.2 million are included in other assets, net as of June 30, 2015, December 31, 2014 and 2013, respectively. Deferred tax assets and liabilities arise from temporary differences in income recognition for GAAP and tax purposes.

15. Commitments and Contingencies

Homeowners’ Association Fees

Certain of our properties are located in communities that are subject to homeowners’ association fees. The fees are generally billed quarterly and subject to annual adjustments. The fees cover the costs of maintaining common areas and are generally paid for by us.

Legal

From time to time, we are subject to potential liability under various claims and legal actions arising in the ordinary course of business. Liabilities are established for legal claims when an unfavorable outcome is probable and the costs can be reasonably estimated. If an unfavorable outcome is probable and a reasonable estimate of the loss is a range, we accrue the best estimate within the range; however, if no amount within the range is a better estimate than any other amount, the minimum within the range is accrued. Legal fees related to legal claims are expensed as incurred. The actual costs of resolving legal claims may be substantially higher or lower than the amounts established for those claims. Based on information currently available, management is not aware of any legal claims that would have a material effect on CAH’s financial statements at June 30, 2015, December 31, 2014 or 2013.

Insurance

We are self-insured for property and casualty losses up to its deductibles and $3 million in total annual claims.

Loan Commitments

At June 30, 2015 and December 31, 2014, we had $220.7 million and $225.7 million in unfunded loan commitments through our CAF operations, respectively.

Leases

As of June 30, 2015, our future minimum rental and lease payments under non-cancelable operating leases with initial terms of one year or more, for our primary and regional offices are as follows:

Year Ending December 31,	(In thousands)
Remaining 2015	$669
2016	1,324
2017	720
2018	309
2019	157
2020	—

Total	$3,179

The leases provide for payment of certain operating expenses applicable to the leased premises, as well as escalation clauses.

16. Segment Information

The operating results for each of our reportable segments are summarized below:

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
(In thousands)	Single-Family Residential Rentals	Single-Family Real Estate Loans	Total	Single-Family Residential Rentals	Single-Family Real Estate Loans	Total
	(unaudited)			(unaudited)
REVENUE
Rental income	$134,652	$—	$134,652	$83,164	$—	$83,164
Interest income	—	11,248	11,248	—	263	263
Other income	9,393	160	9,553	5,267	—	5,267

Total revenue	144,045	11,408	155,453	88,431	263	88,694

EXPENSES
Property operating expenses	30,680	—	30,680	25,999	—	25,999
Real estate taxes and insurance	26,087	—	26,087	17,438	—	17,438
Property management expenses	9,261	—	9,261	6,947	—	6,947
Loan operating expense	—	2,827	2,827	—	508	508
Acquisition costs	17	55	72	620	—	620
Interest expense	31,315	5,941	37,256	13,836	—	13,836
Depreciation and amortization	52,885	12	52,897	39,575	—	39,575
Impairment of assets held for sale	453	—	453	3,425	—	3,425
General and administrative	17,961	2,897	20,858	17,070	615	17,685

Total expenses	168,659	11,732	180,391	124,910	1,123	126,033

Net gain on sales of real estate	1,239	—	1,239	4,765	—	4,765
Equity in income from unconsolidated joint ventures	106	—	106	63	—	63
Other (loss) gain, net	(1,959)	1,179	(780)	(2,151)	—	(2,151)

Income (loss) before income taxes	(25,228)	855	(24,373)	(33,802)	(860)	(34,662)
Income tax expense	254	16	270	232	—	232

Net income (loss)	$(25,482)	$839	$(24,643)	$(34,034)	$(860)	$(34,894)

	Year Ended December 31, 2014
(In thousands)	Single-Family Residential Rentals	Single-Family Real Estate Loans	Total
REVENUE
Rental income	$195,303	$—	$195,303
Interest income	—	4,060	4,060
Other income	14,051	73	14,124

Total revenue	209,354	4,133	213,487

EXPENSES
Property operating expenses	59,396	—	59,396
Real estate taxes and insurance	40,479	—	40,479
Property management expenses	16,950	—	16,950
Loan operating expense	—	1,670	1,670
Acquisition costs	725	236	961
Interest expense	38,086	259	38,345
Depreciation and amortization	87,194	2	87,196
Impairment of assets held for sale	7,025	—	7,025
General and administrative	40,878	3,511	44,389

Total expenses	290,733	5,678	296,411

Net gain on sales of real estate	5,282	—	5,282
Equity in income from unconsolidated joint ventures	305	—	305
Other loss, net	(2,908)	(1,388)	(4,296)

Loss before income taxes	(78,700)	(2,933)	(81,633)
Income tax (benefit) expense	(695)	2	(693)

Net loss	$(78,005)	$(2,935)	$(80,940)

The net investments in each of our reportable segments are summarized as follows:

(In thousands)	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS:
Single-Family Residential Rentals	$3,896,759	$3,586,829
Single-Family Real Estate Loans	434,828	323,832

Total consolidated assets	$4,331,587	$3,910,661

17. Subsequent Events (unaudited)

In July 2015, we entered into an agreement with JPMorgan to amend the terms of the Credit Facility to and extend the maturity to July 2017. The interest rate is equal to the three-month LIBOR plus 3.00% with no LIBOR floor. In addition, we are able to draw up to 65% of the aggregate value of the eligible homes in the borrowing subsidiaries’ portfolios (previously 60%) based on the lesser of (a) the value of the homes or (b) the original purchase price plus certain renovation and other capitalized costs of the homes.

In July 2015, the Operating Partnership made a distribution of $332.3 million to its unit holders.

On September 21, 2015, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Starwood Waypoint Residential Trust (“SWAY”), SWAY Holdco, LLC, a wholly owned subsidiary of SWAY (“Merger Sub”), and Starwood Waypoint Residential Partnership, L.P., pursuant to which CAH will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of SWAY.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Merger, all of the issued and outstanding shares of CAH common stock (other than shares held by CAH’s wholly owned subsidiaries, which shares will be canceled), will be exchanged for the right to receive an aggregate of 64,869,583 common shares of SWAY. In addition, all of the issued and outstanding shares of CAH preferred stock will automatically be redeemed for an aggregate amount of $125,000 in accordance with the liquidation preference of the preferred stock, plus any accrued and unpaid dividends, in cash in accordance with the liquidation preference of the preferred stock, all of which shall be cancelled and retired.

The Closing of the Merger is subject to certain mutual conditions of the parties, including approval by SWAY’s shareholders. The Merger Agreement also contemplates that we will effect certain internal corporate reorganization transactions principally designed to exclude CAF REIT from the merged entity.

Annex A

Execution Version

CONTRIBUTION AGREEMENT

Dated as of September 21, 2015

By and Among

STARWOOD WAYPOINT RESIDENTIAL TRUST,

a Maryland real estate investment trust

STARWOOD WAYPOINT RESIDENTIAL PARTNERSHIP, L.P.,

a Delaware limited partnership

STARWOOD CAPITAL GROUP GLOBAL, L.P.,

a Delaware limited partnership

and

SWAY MANAGEMENT LLC,

a Delaware limited liability company

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Exhibit A	Defined Terms
Exhibit B	Registration Rights Agreement
Exhibit C	Assignment
Exhibit D	Second Amended and Restated Agreement

Schedule 2.04(a)	Sample Net Asset Amount Calculation
Schedule 3.02(d)	Legal Proceedings
Schedule 3.02(g)	Contracts
Schedule 3.02(n)	Cash Restrictions
Schedule 3.02(q)	Benefit Plans
Schedule 3.02(t)	Insurance
Schedule 3.02(x)	Real Property Leases
Schedule 3.02(bb)	Agreements with Related Parties
Schedule 4.01(b)	Contracts
Schedule IP	Intellectual Property

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is executed as of September 21, 2015 (the “Effective Date”) by and among Starwood Capital Group Global, L.P., a Delaware limited partnership (the “Contributor”), SWAY Management LLC, a Delaware limited liability company (the “Manager”), Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “REIT”), and Starwood Waypoint Residential Partnership, L.P., a Delaware limited partnership (the “OP”) owned by Starwood Waypoint Residential GP, Inc., a Delaware corporation (the “OP-General Partner”), as the sole general partner, and by the REIT as the sole limited partner. Capitalized terms used but not defined herein shall have the respective meanings set forth on Exhibit A.

RECITALS

WHEREAS, the Contributor currently owns one-hundred percent (100%) of the Class A Interests and the Class B Interests in the Manager, the OP’s external manager and advisor, which interests represent all of the issued and outstanding membership interests in the Manager (the “Membership Interests”);

WHEREAS, the Manager was created primarily to provide management services to the REIT;

WHEREAS, in connection with the REIT’s spin-off from Starwood Property Trust, Inc., a Maryland corporation, the REIT and the Manager entered into a Management Agreement dated as of January 31, 2014 (the “Management Agreement”);

WHEREAS, effective as of the Closing, (i) the Contributor will contribute and assign to the OP all of its right, title and interest in and to the Membership Interests, all as more particularly set forth herein, and (ii) the Contributor will receive from the OP the Initial Contribution Consideration (as defined below), all as more particularly set forth herein;

WHEREAS, in anticipation of the issuance by the OP to the Contributor of the OP Units, the REIT, the Contributor and other parties are entering into a Registration Rights Agreement substantially in the form of Exhibit B (the “Registration Rights Agreement”);

WHEREAS, a special committee of independent members of the REIT’s Board of Trustees (the “Special Committee”) and the REIT’s Board of Trustees have reviewed and evaluated the Transactions and determined that the Transactions, and the entering into by the REIT of this Agreement, are in the best interest of the REIT and its shareholders; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, the REIT, the OP, SWAY Holdco LLC, Colony American Homes, Inc., CAH Operating Partnership, L.P., and the parties identified as the Colony Stockholders, the Colony Unitholders and the Colony Investors are entering into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

CONTRIBUTION

Section 1.01 CONTRIBUTION TRANSACTION.

(a) Consideration. At the Closing, the Contributor shall contribute to the OP all of its right, title and interest in and to the Membership Interests (the “Contribution”). In exchange for the Contributor’s contribution of the Membership Interests, the OP shall issue to the Contributor Six Million Four Hundred Thousand (6,400,000) OP Units (the “Initial Contribution Consideration”).

(b) Adjustments. If, between the date of this Agreement and the Closing Date, the outstanding shares of Common Stock or OP Units shall have been changed into a different number of shares or a different class as a result of a reclassification, recapitalization, stock split or combination, exchange or readjustment, stock dividend or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the OP Units to be delivered pursuant to this Section 1.01, as applicable.

Section 1.02 INTENDED TAX TREATMENT. The REIT, the OP, the Manager and the Contributor intend that the transactions undertaken pursuant to this Agreement will be treated for all United States federal, state and local income Tax purposes as (a) a contribution by the Contributor of all of the assets and liabilities of the Business of the Manager to the OP in exchange for newly issued partnership interests of the OP governed solely by Section 721(a) of the Code and (b) to the extent any distribution by the OP is made to the Contributor pursuant to Section 2.04(d)(i), a distribution in reimbursement of certain pre-formation capital expenditures made by the Contributor within the meaning of Treas. Reg. § 1.707-4(d) governed solely by Section 731(a) of the Code, but only to the extent that the Contributor provides information reasonably satisfactory to the REIT (and the REIT’s accountants) with respect to such expenditure (the “Intended Tax Treatment”). Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local Law), the REIT, the OP, the Manager and the Contributor shall file all United States federal, state and local Tax Returns in a manner consistent with such Intended Tax Treatment and shall take no position inconsistent with such treatment.

ARTICLE II

CLOSING

Section 2.01 CLOSING AND PLACE. The closing of the Transactions (the “Closing”) will take place immediately prior to the closing of the Merger pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of the last of the conditions set forth in Section 2.02(b) to be satisfied or waived (other than any such conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 2.02 CONDITIONS PRECEDENT.

(a) Closing Actions and Documents. At the Closing, the following events shall occur and the following closing documents shall be delivered by and to the parties specified below:

(i) assignments separate from certificate, executed by the Manager, shall be delivered to the Contributor transferring all of the shares of Common Stock held by the Manager as of the Closing (including any shares of Common Stock held by the Manager as a result of the vesting of Restricted Share Units prior to the Closing and in connection with the Closing, and the issuance of such shares in respect of such vesting, under the RSU Award);

(ii) the REIT shall deliver to the Contributor a share certificate, or shall make a book entry on the records of the transfer agent for the Common Stock, representing the aggregate number of shares of Common Stock referred to in Section 2.02(a)(i), registered in the name of the Contributor;

(iii) the Contributor shall deliver to the REIT the resignations of all members of the Manager’s Board of Managers and any Persons holding equivalent positions at any Subsidiaries of the Manager, which resignations shall be effective as of the Closing;

(iv) an Assignment and Acceptance Agreement that assigns the Membership Interests to the OP substantially in the form of Exhibit C (the “Assignment”) shall be executed and delivered by the Contributor and the OP;

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(v) the Second Amended and Restated Agreement, executed by the OP-General Partner and the REIT, shall be delivered to the Contributor;

(vi) an acknowledgement of the termination of the Investment Advisory Agreement shall be executed by the REIT, the Manager and Starwood Capital Group Management, L.L.C., providing that the Investment Advisory Agreement, following such termination, shall be void and shall have no effect, and no party thereto shall have any liability to the other party or parties thereto or their respective Affiliates, or their respective directors, officers or employees, except as expressly contemplated herein, except that nothing therein shall relieve any party from liability for any fees or expenses accrued through such termination or for any breach of the Investment Advisory Agreement that arose prior to such termination;

(vii) an assignment of the Existing Registration Rights Agreement from the Manager to the Contributor shall be executed and delivered by the Manager and the Contributor, and consented to by the REIT; and

(viii) such other documents shall be executed and delivered, and such items shall be done, as may be reasonably required to effect the consummation of the Transactions, in accordance with the terms of this Agreement.

(b) Closing Conditions. The respective obligations of each party to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions that run in the favor of such party:
(i) For the benefit of the Contributor:

(A) (1) each of the representations and warranties of the REIT and the OP set forth herein that is qualified by reference to materiality or Material Adverse Effect shall be true and correct in all respects, and each of the other representations and warranties of the REIT and the OP set forth herein shall be true and correct in all material respects as of the Closing Date (except in any case the representations and warranties that expressly speak as of a specified date or time need only be true and correct in all respects or true and correct in all material respects, as the case may be, as of such specified date or time); and (2) all of the covenants and agreements of the REIT and the OP set forth herein and required to have been performed as of the Closing Date shall have been performed in all material respects as of the Closing Date;

(B) There shall not have occurred a Material Adverse Effect with respect to the REIT or the OP;

(C) The REIT shall have paid to the Manager, by wire transfer of immediately available funds, the Accrued Management Fee;

(D) The execution and delivery of the documents required to be executed and delivered by the REIT and the OP pursuant to Section 2.02(a); and

(E) The Board of Trustees of the REIT shall have authorized the vesting of any unvested Restricted Share Units outstanding under the RSU Award and such Restricted Share Units shall have become vested and shall no longer be subject to the restrictions set forth in Section 2(a) of the RSU Award.

(ii) For the benefit of the REIT and the OP:

(A) (1) each of the representations and warranties of the Contributor set forth herein that is qualified by reference to materiality or Material Adverse Effect shall be true and correct in all respects, and each of the other representations and warranties of the Contributor set forth herein shall be true and correct in all material respects as of the Closing Date (except in any case the representations and warranties that expressly speak as of a specified date or time need only be true and correct in all respects or true and correct in all material respects, as the case may be, as of such specified date or time); and (2) all of the covenants and agreements of the Contributor set forth herein and required to have been performed as of the Closing Date shall have been performed in all material respects as of the Closing Date;

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(B) The REIT shall have received a certificate, in form and substance reasonably satisfactory to the REIT, executed by the Secretary (or other executive officer) or General Partner of the Contributor, to the effect of clause (A) above;

(C) (1) each of the representations and warranties of the Manager set forth herein that is qualified by reference to materiality or Material Adverse Effect shall be true and correct in all respects, and each of the other representations and warranties of the Manager set forth herein shall be true and correct in all material respects as of the Closing Date (except in any case the representations and warranties that expressly speak as of a specified date or time need only be true and correct in all respects or true and correct in all material respects, as the case may be, as of such specified date or time); and (2) all of the covenants and agreements of the Manager set forth herein and required to have been performed as of the Closing Date shall have been performed in all material respects as of the Closing Date;

(D) There shall not have occurred a Material Adverse Effect with respect to the Manager;

(E) The REIT shall have received a certificate, in form and substance reasonably satisfactory to the REIT, executed by the Secretary (or other executive officer) of the Manager, to the effect of clauses (C) and (D) above;

(F) The execution and delivery of the documents required to be executed and delivered by the Contributor pursuant to Section 2.02(a); and

(G) The REIT shall have received a certificate executed by the Secretary (or other executive officer) or General Partner of the Contributor, in form and substance reasonably satisfactory to the REIT, certifying as of the Closing Date: (1) all partner or other applicable resolutions, fully and properly adopted, evidencing the Contributor’s authorization to execute, deliver and perform the Transaction Documents to which the Contributor is a party; and (2) a true and complete copy of the certificate of limited partnership and partnership agreement of the Contributor, and any amendments.

(iii) For the benefit of the REIT, the OP and the Contributor:

(A) the REIT Shareholder Approval shall have been obtained;

(B) the Investment Advisory Agreement shall have been terminated;

(C) (1) no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Authority that prohibits the consummation of the Transactions or the Merger; (2) no action, suit or proceeding shall be pending before any Governmental Authority which is reasonably likely to result in an injunction, judgment, order, decree or ruling that would prevent the consummation of the Transactions or the Merger; and (3) any necessary consents and approvals of any Governmental Authority required for the consummation of the Transactions or the Merger shall have been obtained; and

(D) all of the conditions set forth in the Merger Agreement shall have been satisfied or irrevocably waived (if permitted under applicable Law) in writing by the applicable party thereto (other than those conditions that by their terms are to be satisfied by actions taken at the closing under the Merger Agreement and the condition relating to the consummation of the Transactions) and the parties thereto shall be ready, willing and able to consummate the Merger and the Merger shall be consummated substantially concurrently with the consummation of the Transactions.

Section 2.03 COSTS. The Contributor shall directly pay for all out of pocket costs incurred by the Contributor or the Manager in connection with the Transactions, including any legal fees or fees of any financial, accounting and other advisors incurred by the Contributor for itself or on behalf of the Manager in connection with the Transactions. The REIT shall directly pay for all costs of the REIT and the Special Committee incurred in connection with the Transactions, including any fees of its legal, financial and accounting advisors. The provisions of this Section 2.03 shall survive the Closing.

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Section 2.04 POST CLOSING ADJUSTMENT. The Initial Contribution Consideration shall be subject to adjustment as follows:

(a) As promptly as practicable following the Closing Date, but in no event more than sixty (60) days following the Closing Date, the REIT shall prepare and deliver to the Contributor the following: (i) a balance sheet of the Manager as of the Closing (the “Closing Date Balance Sheet”) that shall be prepared in accordance with GAAP, and (ii) a calculation of the Net Asset Amount of the Manager as of the Closing Date (collectively with the Closing Date Balance Sheet, the “Closing Date Financial Information”), which calculation shall include a worksheet setting forth in reasonable detail how the Net Asset Amount was calculated and shall be substantially in form of, and calculated in a manner consistent with the items included on, Schedule 2.04(a).

(b) The Contributor shall have twenty (20) days (subject to extension for any delays encountered by the Contributor in gaining access to, or receiving, requested records or information) to enable it to review and verify the Closing Date Financial Information (the “Review Period”). During such period, the REIT shall cause the Manager to make available its financial records and provide requested information, and the Manager shall make available its financial records and provide requested financial information relating to periods prior to the Closing Date and the Closing Date Balance Sheet, as the Contributor may reasonably request to enable the Contributor or its agents to verify the Closing Date Financial Information. Based upon its review, on or prior to the end of the Review Period (as it may be extended as aforesaid), the Contributor shall either confirm the Closing Date Financial Information is correct or notify the REIT in writing of any proposed adjustments or objections to the Closing Date Financial Information.

(c) The Contributor and the REIT shall endeavor in good faith to resolve by mutual agreement all adjustments or objections proposed by the Contributor to the Closing Date Financial Information during, or within thirty (30) days following, the Review Period. If the Contributor and the REIT are unable to resolve any matter with respect to the Closing Date Financial Information within thirty (30) days after the Review Period, the REIT and the Contributor shall retain a nationally recognized independent accounting firm acceptable to the Contributor and the REIT (the “Reviewing Accountant”) to resolve any disputed matters as promptly as practicable. The Reviewing Accountant shall: (i) address only those disputed matters submitted to the Reviewing Accountant for resolution; (ii) make its determination in writing; and (iii) not assign a value greater than the greatest value for any such item claimed by the REIT or the Contributor, or smaller than the smallest value for any such item claimed by the REIT or the Contributor. The parties shall cooperate in good faith with each other and the Reviewing Accountant in connection with the matters set forth in this Section 2.04, including by furnishing such information as may be reasonably requested. The determination of the Reviewing Accountant shall be final and binding with respect to any disputed matters, and not subject to collateral attack for any reason absent manifest error or fraud. The Contributor shall pay a portion of the fees and expenses of the Reviewing Accountant equal to one-hundred percent (100%) multiplied by a fraction, the numerator of which is the total amount of disputed amounts submitted to the Reviewing Accountant that are resolved in favor of the REIT (that being the difference between the Reviewing Accountant’s determination and the Contributor’s determination) and the denominator of which is the total amount of disputed amounts submitted to the Reviewing Accountant (that being the sum total by which the REIT’s determination and the Contributor’s determination differ from the determination of the Reviewing Accountant). The REIT shall pay that portion of the fees and expenses of the Reviewing Accountant that the Contributor is not required to pay hereunder.

(d) Promptly upon the final resolution of the matters set forth in this Section 2.04, if, as of the Closing:

(i) the Net Asset Amount is positive, then the OP shall pay such positive amount to the Contributor by wire transfer of immediately available funds to an account specified in writing by the Contributor; or

(ii) the Net Asset Amount is negative, then the Contributor shall pay such negative amount to the OP by wire transfer of immediately available funds to an account specified in writing by the OP.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR. The Contributor hereby represents and warrants to the REIT and the OP as follows as of the Effective Date and as of the Closing Date (except as to any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), which representations and warranties shall survive the Closing to the extent provided in Section 5.01:

(a) Organization and Qualification. The Contributor: (i) is a duly formed limited partnership validly existing and in good standing under the Laws of the State of Delaware, and is qualified to do business in each of the states in which it is required to be qualified; and (ii) has the requisite limited partnership power and authority to carry on its business as now being conducted, except where the failure to be qualified would not reasonably be expected to, individually or in the aggregate, prevent, impair or materially delay the ability of the Contributor to perform its obligations hereunder or to consummate the Transactions. The Contributor has the full limited partnership power and authority to execute, deliver and perform its obligations under this Agreement, the Transaction Documents to which the Contributor is a party and the documents to be executed and delivered by the Contributor pursuant to this Agreement. The Contributor is not in default under any provision of its certificate of limited partnership, partnership agreement or other organizational document.

(b) Due Authorization; Approvals. The execution and delivery of this Agreement and the Transaction Documents to which the Contributor is a party, and the performance by the Contributor of the Transactions contemplated to be performed by it, have been approved by all necessary partnership action or other proceedings on the part of the Contributor. This Agreement has been duly executed and delivered by an authorized person on behalf of the Contributor and constitutes the legal, valid and binding agreement of the Contributor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws affecting enforcement of creditors’ rights and to general principles of equity (the “Enforceability Exceptions”).

(c) No Conflict; Legal Compliance. (i) Neither the execution, delivery, nor performance of this Agreement by the Contributor, nor any action or omission on the part of the Contributor required pursuant hereto, nor the consummation of the Transactions by the Contributor will (A) result in a breach or violation of, or constitute a default under, any Legal Requirement applicable to the Contributor, (B) result in a breach of any term or provision of the organizational documents of the Contributor or (C) constitute a default or result in the cancellation, termination, acceleration, breach or violation of any agreement, instrument or other material document to which the Contributor is a party or by which any of the Contributor’s properties is bound, or give any Person the right to challenge any such transaction, to declare any such default, cancellation, termination, acceleration, breach or violation or to exercise any remedy or obtain any other relief under any such agreement, instrument, indenture or other material document or under any Legal Requirement, except, in the case of (A) or (C), as would not reasonably be expected to result in a Material Adverse Effect with respect to the Manager; and (ii) the Contributor is not, nor will be, required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement that has not already been given or obtained.

(d) Litigation and Default. (i) The Contributor has not been served with notice of any material legal proceeding against the Contributor related to the Business or the Manager; and (ii) to the Knowledge of the Contributor, no material legal proceeding has been threatened against the Contributor related to the Business or the Manager, nor, to the Knowledge of the Contributor, is there any claim or grounds for any claim that might result in any legal proceeding against the Contributor related to the Business or the Manager.

(e) Insolvency. The Contributor has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

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(f) Ownership of the Equity Interests. The Contributor owns all of the Membership Interests in the Manager. There are no voting trusts, proxies or other agreements or understandings to which the Contributor is a party with respect to the voting of any Equity Interests of the Manager. Immediately following the Closing, the OP shall own the Membership Interests, comprising one hundred percent (100%) of the Equity Interests in the Manager, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements and encumbrances of any nature whatsoever, other than those imposed by Law or resulting from action by the REIT or the OP.

(g) Issuance of OP Units.

(i) The Contributor understands that the OP Units being issued hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities Laws (“Blue Sky Laws”), in reliance upon exemptions contained in the Securities Act and Blue Sky Laws and any applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless, among other things, such OP Units subsequently are so registered or qualify for exemption from registration under the Securities Act and Blue Sky Laws.

(ii) The OP Units are being acquired under this Agreement by the Contributor in good faith solely for its own account for investment and not with a view toward resale or other distribution in violation of the Securities Act, and the OP Units shall not be disposed of by the Contributor in contravention of the Securities Act or any applicable Blue Sky Laws.

(iii) The Contributor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the OP Units, and it understands and is able to bear any economic risks associated with such investment (including the inherent risk of losing all or part of its investment in such OP Units).

(iv) The Contributor is personally and directly familiar with the business that is conducted and is intended to be conducted by the OP and the REIT, including financial matters related to such business, has been given the opportunity to ask questions of, and receive answers from, the OP-General Partner, and the officers and trustees of the REIT concerning the business and financial affairs of the OP and the REIT, and the terms and conditions of its acquisition of such OP Units, and has had further opportunity to obtain any additional information desired (including information necessary to verify the accuracy of the foregoing).

(v) The Contributor has had an opportunity, to the full extent it deemed necessary or desirable, to inform its legal and financial advisers of the terms, nature and risks of investing in the OP Units at this time, and to consult with them as appropriate about the investment.

(vi) The Contributor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(h) Brokers, Finders and Advisors. The Contributor has not entered into any agreement resulting in, or which will result in, the REIT, the OP, or any subsidiary thereof having any obligation or liability as a result of the execution and delivery of this Agreement and the consummation of the Transactions for any brokerage, finder or advisory fees or charges of any kind whatsoever.

(i) Tax Classification of the Manager. The Manager, from the time of its formation until June 15, 2015, was treated as a partnership for United States federal income Tax purposes. The Manager qualifies, and since June 15, 2015, has qualified, to be treated as an entity disregarded as separate from the Contributor for United States federal income Tax purposes. The Contributor has never made an election under Treasury Regulations Section 301.7701-3 (or any analogous provision of state or local income Tax Law) for the Manager to be treated as an association taxable as a corporation. The Contributor has never taken a position with regard to any United States federal, state or local Tax that is inconsistent with the provisions of this paragraph.

Section 3.02 REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR AND THE MANAGER. The Contributor and the Manager hereby represent and warrant to the REIT and the OP as follows

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as of the Effective Date and as of the Closing Date (except as to any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), which representations and warranties shall survive the Closing to the extent provided in Section 5.01:

(a) Organization and Qualification.

(i) The Manager: (A) is a duly formed limited liability company validly existing and in good standing under the Laws of the State of Delaware, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) in which it is required to be qualified; and (B) has the requisite limited liability company power and authority to carry on its business as now being conducted, except where the failure to be qualified would not reasonably be expected to result in a Material Adverse Effect with respect to the Manager. The Manager has the full limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Transaction Documents to which the Manager is a party and the documents to be executed and delivered by the Manager pursuant to this Agreement. The Manager is not in default under any provision of its certificate of formation, operating agreement or other organizational document.

(ii) The Manager holds all of the equity interests in SWAY Management Inc., a California corporation and the sole Subsidiary of the Manager. Each Subsidiary of the Manager (A) is duly organized and validly existing under the laws of its jurisdiction of organization, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) in which it is required to be qualified; and (B) has all requisite corporate power and authority to carry on its business as now being conducted; except where the failure to be so qualified or in good standing or have such requisite powers, as the case may be, would not reasonably be expected to result in a Material Adverse Effect with respect to the Manager. Other than SWAY Management Inc., the Manager does not hold any interests, either directly or indirectly, in any other entities.

(b) Due Authorization; Approvals. The execution and delivery of this Agreement and the Transaction Documents to which the Manager is a party, and the performance by the Manager of the Transactions contemplated to be performed by it, have been approved by all necessary limited liability company action or other proceedings on the part of the Manager. This Agreement has been duly executed and delivered by an authorized person on behalf of the Manager and constitutes the legal, valid and binding agreement of the Manager enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(c) No Conflict; Legal Compliance. (i) Neither the execution, delivery, nor performance of this Agreement by the Manager, nor any action or omission on the part of the Manager required pursuant hereto, nor the consummation of the Transactions by the Manager will (A) result in a breach or violation of, or constitute a default under, any Legal Requirement applicable to the Manager, (B) result in a breach of any term or provision of the organizational documents of the Manager or (C) constitute a default or result in the cancellation, termination, acceleration, breach or violation of any agreement, instrument or other material document to which the Manager or any of its Subsidiaries is a party or by which any of the Manager’s or any of its Subsidiaries’ properties is bound, or give any Person the right to challenge any such transaction, declare any such default, cancellation, termination, acceleration, breach or violation or to exercise any remedy or obtain any other relief under any such agreement, instrument, indenture or other material document or under any Legal Requirement, except, in the case of (A) or (C), as would not reasonably be expected to result in a Material Adverse Effect with respect to the Manager; and (ii) the neither the Manager nor any of its Subsidiaries is, or will be, required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement that has not already been given or obtained.

(d) Litigation and Default. (i) There is no material legal proceeding pending against the Manager or any of its Subsidiaries, any of the Manager’s or its Subsidiaries’ respective property, or, to the Manager’s Knowledge, any executive officer or director of the Manager (in their capacity as such), except as set forth on Schedule 3.02(d); (ii) to the Knowledge of the Manager, no material legal proceeding has been threatened against the Manager or any of its Subsidiaries, any of the Manager’s or its Subsidiaries’ respective property, or any

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executive officer or director of the Manager (in their capacity as such) nor, to the Knowledge of the Manager, is there any claim or grounds for any claim that might result in any such legal proceeding; (iii) neither the Manager nor any of its Subsidiaries is in material breach of any provisions of any Legal Requirement; (iv) to the Knowledge of the Manager, no event has occurred that, with due notice or lapse of time or both, would constitute a material breach of any Legal Requirement on the part of the Manager or any of its Subsidiaries; and (v) to the Knowledge of the Manager, is there no investigation of a Governmental Authority pending or threatened against the Manager or any of its Subsidiaries, other than as have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Manager. There are no outstanding, pending or, to the Knowledge of the Manager, threatened orders, writs, judgments, decrees, injunctions or settlements against the Manager or any of its Subsidiaries that: (x) prohibit or restrict the consummation of the Transactions; or (y) have, or would reasonably be expected to have, a Material Adverse Effect with respect to the Manager.

(e) Insolvency. Neither the Manager nor any of its Subsidiaries has: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

(f) Ownership of the Equity Interests. The authorized and outstanding Equity Interests of the Manager consist of Class A Interests and Class B Interests, all of which are owned by the Contributor. There are no outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities or any other agreements or other instruments giving any Person the right to acquire any Equity Interests in the Manager, or giving any Person any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option to acquire such Equity Interests. There are no outstanding or authorized share appreciation, phantom share, profit participation or similar rights for which the Manager has any liability. There are no voting trusts, proxies or other agreements or understandings to which the Manager is a party with respect to the voting of any Equity Interests of the Manager. There are no issued or outstanding bonds, indentures, notes or other Indebtedness having the right to vote (or convertible into securities that have the right to vote) on any matters on which the members of the Manager may vote.

(g) Contracts. The contracts listed on Schedule 3.02(g) constitute (i) all of the material Contracts (and all material amendments or modifications thereto) as of the Effective Date and (ii) each Contract that would be a Parent Material Contract (as defined in the Merger Agreement) after giving effect to the Contribution. Furthermore, there are no change orders, modifications or amendments to any of the Contracts as of the Effective Date that have been agreed to and have not been reduced to writing as of the Effective Date. Neither the Manager nor any of its Subsidiaries is a party to any contract other than the Contracts that are necessary for the operation of the Business.

(h) No Defaults Under Contracts; Valid and Binding. Neither the Manager nor, to the Knowledge of the Manager, any other party to any Contract, has given or received any notice of any uncured material default with respect to any Contract, and no event has occurred or, to the Knowledge of the Manager, is pending or threatened, which through the passage of time or the giving of notice, or both, would constitute a material default under any Contract. The Contracts are valid and binding and in full force and effect.

(i) Compliance With Laws. Between January 31, 2014 and the Effective Date, the Manager did not receive written notice of any material violation of any Laws relating to or arising out of the Business, the Business Employees, the Transferred Assets, the Transferred Intellectual Property or the Contracts that remains uncured. The Manager is not, and since January 31, 2014 has not been, in material default under or in material violation of, nor has the Manager been charged with any material violation of, any Law, relating to or arising out of the Business, the Business Employees, the Transferred Assets, the Transferred Intellectual Property or the Contracts. The Business has at all times since January 31, 2014 been operated in all material respects in accordance with applicable Laws and Governmental Licenses.

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(j) Foreign Asset Control. None of the Manager or any of its Affiliates or constituents is a Person that: (i) is, or is controlled by, a Designated Person; (ii) has received funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. None of the Manager or any of its Affiliates or constituents engages, or will engage in, any dealings or transactions, or is or will be otherwise associated, with any Designated Person. The Manager is in compliance in all material respects with the Patriot Act. The Manager has taken commercially reasonable measures to ensure compliance with the Anti-Terrorism Laws, including the requirement that: (y) no Person who owns any direct or indirect interest in the Manager is a Designated Person; and (z) funds invested directly or indirectly in the Manager are derived from legal sources.

(k) Tax Matters.

(i) The Manager from the time of its formation until June 15, 2015 was treated as a partnership for United States federal income Tax purposes. The Manager qualifies, and since June 15, 2015, has qualified, to be treated as an entity disregarded as separate from the Contributor for United States federal income Tax purposes. The Manager has never made an election under Treasury Regulations Section 301.7701-3 (or any analogous provision of state or local income Tax Law) to be treated as an association taxable as a corporation. The Manager has never taken a position with regard to any United States federal, state or local Tax that is inconsistent with the provisions of this paragraph.

(ii) The Manager has timely filed all material federal, state, local and foreign Tax Returns and reports required to be filed by it with the appropriate Tax Authorities (after giving effect to any filing extension properly granted by any such Tax Authority having authority to do so). All such Tax Returns and reports are accurate and complete in all material respects. The Manager has timely paid (or had timely paid on its behalf) or will timely pay all material Taxes due and payable by the Manager, including any Taxes levied on any of the Manager’s properties, assets, income or franchises, whether or not shown as owing on such Tax Returns. All material amounts of Taxes that the Manager was required by Law to withhold or collect in connection with amounts owing to any employee, independent contractor, creditor or other third party have been duly withheld or collected and, to the extent required, have been timely remitted to the appropriate Tax Authority. No deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Manager, and no waivers or extensions of the time to assess or collect any such Taxes are currently in effect.

(iii) There are no liens for Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the assets or Equity Interests of the Manager.

(iv) There are no pending or threatened in writing audits, assessments or other actions with respect to Taxes or Tax Returns of, or with respect to, the Manager, or any matters under discussion with any Tax Authority with respect to Taxes that are likely to result in an additional liability for Taxes with respect to either of them. No power of attorney has been granted to any Person with respect to any Tax matter of the Manager that will remain in force after the Closing.

(v) The representations and warranties contained in this Section 3.02(k) are the sole and exclusive representations and warranties made by the Manager relating to Tax matters, including compliance with and liabilities arising under Tax Laws.

(l) Financial Statements. Copies of (i) the consolidated financial statements for the Manager, consisting of a balance sheet as of December 31, 2014 and the related statements of operations, members’ equity and cash flows for the period from January 31, 2014 through December 31, 2014, and the notes thereto, and (ii) the unaudited consolidated financial statements for the Manager, consisting of a balance sheet as of June 30, 2015 and the related statements of operations, member’s equity and cash flows for the period then ended, (collectively, the “Financial Statements”) have been made available to the REIT and the OP. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except in the case of the unaudited Financial Statements, for the absence of footnotes and subject to customary year-end adjustments. The Financial Statements are complete and correct in all material respects and fairly present, in all

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material respects, the financial position and results of operations of the Manager as of their respective dates and for the respective periods presented, and are consistent with the books and records of the Manager (which books and records are complete and correct in all material respects). To the Knowledge of the Manager, the Business has no significant deficiencies in the design or operation of its internal controls that could reasonably be expected to materially impair the REIT’s ability to record, process, summarize and report financial data with respect to the Business. The Manager has not identified any fraud, whether or not material, that involves management or other employees of the Manager who have a significant role in the Manager’s internal controls with respect to the Business. Since June 30, 2015, there have been no changes in the internal controls of the Manager relating to the Business or in other factors with respect to the Manager’s operations that could affect internal controls with respect to the Manager or the Business. The balance sheet for the Manager as of June 30, 2015 is referred to herein as the “Current Balance Sheet.”

(m) Absence of Certain Changes. From June 30, 2015 until the Effective Date, the Manager has operated in the ordinary course of business in all material respects and there has not been, with respect to the Manager, any action that would have been prohibited by Section 4.01 had this Agreement been in effect for such period.

(n) Title to Assets. The Manager has good, valid and marketable title to all Transferred Assets. All such Transferred Assets are free and clear of all Encumbrances other than: (i) Encumbrances for or in respect of Taxes or governmental levies not yet due and payable; (ii) the rights of lessors and lessees under leases executed in the ordinary course of business; (iii) the rights of licensors and licensees under licenses executed in the ordinary course of business; and (iv) in the case of cash, as set forth in Schedule 3.02(n). Each of the Transferred Assets is suitable in all material respects for the purpose for which it is intended to be used.

(o) Sufficiency of Assets. Except for the Pre-Closing Cash, immediately following the Closing, the REIT will have all of the assets necessary for the REIT and the OP to conduct the Business as conducted on the Effective Date, and to provide the services provided as of the Effective Date by the Manager to the REIT under the Management Agreement, and to Waypoint Real Estate Group Holdco LLC under the Legacy Management Agreement, in substantially the same manner as such Business is being conducted and such services are being provided as of the Effective Date.

(p) Employees.

(i) The Manager has made available to the REIT a list of the employees of, or leased employees providing services to, the Manager and its Affiliates (including the Contributor) as of the Effective Date (each such employee or leased employee, together with any new or replacement employees or leased employees who will be employees of, or leased employees providing services to, the Manager or its Subsidiaries as of the Closing, being referred to herein as a “Business Employee”).

(ii) Neither the Manager nor any of its Subsidiaries is, or has been, a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a “Collective Bargaining Agreement”); no Collective Bargaining Agreement is being negotiated; and neither the Manager nor any of its Subsidiaries is the subject of any legal proceeding that seeks to compel the Manager or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment or any other matter. No labor organization or group of employees of the Manager or any of its Subsidiaries has made, in writing, a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There is no strike, lockout, slowdown, or work stoppage against the Manager or any of its Subsidiaries currently pending or, to the Knowledge of the Contributor, threatened, that may interfere in any material respect with the conduct of the Business by the Manager or any of its Subsidiaries. The Manager and its Subsidiaries have complied in all material respects with all laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and equitable pay practices) and other laws in respect of any reduction in force

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(including notice, information and consultation requirements), and no claims relating to non-compliance with the foregoing are pending or, to the Knowledge of the Contributor, threatened. Neither the Manager nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

(q) Benefit Plans.

(i) Schedule 3.02(q)(i) sets forth a correct and complete list of each Manager Plan. With respect to each Manager Plan, to the extent applicable, correct and complete copies of the following (to the extent applicable) have been delivered or made available to the REIT by the Manager: (A) all Manager Plans (including all amendments and attachments thereto and related agreements or arrangements with third party service providers or administrators); (B) written summaries of any Manager Plan not in writing; (C) all related trust documents; (D) all insurance contracts or other funding arrangements; (E) the two most recent annual reports (Form 5500) filed with the Internal Revenue Service (the “IRS”); (F) the most recent determination letter from the IRS; (G) the most recent summary plan description and any summary of material modifications thereto; and (H) actuarial valuations and reports for the most recently completed plan year. No Manager Plan is maintained outside the jurisdiction of the United States, or provides benefits or compensation to any Business Employees or other service providers who reside or provide services outside of the United States. The Manager and its ERISA Affiliates have not made any written commitment, intention or understanding to create, materially modify or terminate any material Plan.

(ii) Each Manager Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code (including documentary and operational compliance with Section 409A thereof), and there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Knowledge of the Contributor, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Manager or any of its Subsidiaries, the Manager Plans or any fiduciaries thereof. All contributions required to be made to any Manager Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Manager Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Manager.

(iii) Neither the Manager nor any of its ERISA Affiliates has, at any time, maintained, established, contributed to or been obligated to contribute to any Plan that is (A) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (B) subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code ,or (C) subject to corresponding or similar provisions of foreign Laws. Neither the Manager nor any of its Subsidiaries has sponsored, or has any obligation with respect to, any employee benefit plan that provides for any post-employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code. Each Manager Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Qualified Plan”) has received a favorable and current determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, and, to the Knowledge of the Contributor, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan.

(iv) Except as set forth in Schedule 3.02(q)(iv), neither the execution and delivery of this Agreement or the Transaction Documents, nor the performance of the Transactions, will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including severance payments, payments under any other agreements or unemployment compensation payments) becoming due from the REIT, the OP or the Manager or any of their respective Subsidiaries to any Business Employee or any other Person, under any Plan or otherwise; (B) materially increase any benefits otherwise payable under any Plan operated or maintained by or on behalf of the REIT, the OP or the Manager or any of their

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respective Subsidiaries; (C) result in any acceleration of the time of payment or vesting of any benefits payable by the REIT, the OP or the Manager or any of their respective Subsidiaries to any Business Employee; (D) trigger any funding obligation under any Manager Plan or impose any restrictions or limitations on the Manager’s or any of its Subsidiaries’ rights to administer, amend or terminate any Manager Plan; or (E) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Manager Plan provides for the gross-up or reimbursement of Taxes under Section 4999 of the Code or otherwise. Schedule 3.02(q)(iv) sets forth (X) the amount of each payment or benefit that could become payable to any disqualified individual under a Manager Plan as a result of the transactions contemplated by this Agreement or the Transaction Documents or a termination of employment or service, including as a result of accelerated vesting, and (Y) the amount of the “excess parachute payments” within the meaning of Section 280G of the Code that could become payable to each such disqualified individual.

(r) Loans to the Manager. There are no outstanding loans to, or other Indebtedness incurred by, the Manager.

(s) Licenses and Permits. The Manager holds all licenses, permits and other regulatory and governmental authorizations (“Governmental Licenses”) that are required to be maintained by it in connection with the conduct of the Business, except where the failure to hold any Governmental License would not reasonably be expected to result in a Material Adverse Effect with respect to the Manager. Each such Governmental License is valid and in full force and effect in all material respects and will not be invalidated by consummation of the Transactions. The Manager has been in compliance in all material respects with all of the terms and requirements of each Governmental License, and there are no disputes, oral agreements or forbearance programs in effect as to any Governmental License.

(t) Insurance.

(i) Schedule 3.02(t) sets forth a complete and correct list of all insurance policies held by or on behalf of the Business or the Manager as of the Effective Date (the “Business Insurance Policies”) and a brief description of such insurance policies. The Manager has made available to the REIT a complete and correct copy of all the Business Insurance Policies together with all riders and amendments thereto. All the Business Insurance Policies are in full force and effect and the Manager is in compliance in all material respects with the terms of such policies. All premiums due and payable on the Business Insurance Policies have been duly and timely paid and no notice of cancellation or termination has been received with respect to any such policy. The Business Insurance Policies will not terminate due to the consummation of the Transactions (assuming payment of any applicable policy premiums arising after the Closing).

(ii) There are no claims pending under any of the Business Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies (other than through customary reservation of rights letters).

(u) Information Furnished. The Manager has made available to the REIT and the OP true and complete copies of all material corporate records of the Manager relevant to the Business and all other items referred to in the schedules of this Section 3.02, and neither this Agreement nor the schedules of this Section 3.02, taken as a whole, contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

(v) Projections and Financial Information Provided to Special Committee. The projections provided to the REIT by the Contributor prior to the Effective Date (the “Projections”) were prepared in good faith using assumptions that the Contributor believes in good faith are reasonable (which assumptions are disclosed therein) and are based on all reasonably available information regarding the current and historic operations, income and

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expenses of the Business by the Manager and the operations, income and expenses of the Business as it is proposed as of the Effective Date to be conducted following the Closing as reflected in the assumptions underlying the Projections, it being understood by the REIT that (i) such Projections are not a guarantee of the future performance of the Business, or that the Projections will be obtained and (ii) neither the Contributor nor the Manager shall have any liability under, and there shall not be a breach of, this Section 3.02(v) based solely on any failure to achieve the Projections.

(w) Absence of Undisclosed Liabilities. There are no liabilities or obligations relating to the Business, the Transferred Intellectual Property or the Transferred Assets of any nature, whether accrued, contingent or otherwise, and, to the Knowledge of the Manager, there is no existing condition, situation or set of circumstances that reasonably could be expected to result in such a liability or obligation, except for liabilities or obligations: (i) reflected in the Current Balance Sheet; (ii) that were incurred since June 30, 2015 in the ordinary course of business (including in the course of the Transactions) and would not reasonably be expected to have a Material Adverse Effect with respect to the Manager; or (iii) that are incurred after the Effective Date in connection with, or as a result of, the Merger. As of the Closing, the Manager will not have any liabilities other than liabilities set forth on the Closing Date Balance Sheet.

(x) Real Property.

(i) The Manager and its Subsidiaries do not own any real property, have never owned any real property, and will not as of the Closing, own any real property. Schedule 3.02(x)(i) sets forth a correct and complete list of the addresses of the real property leased or subleased to or occupied by the Manager or any of its Subsidiaries (all such property, the “Leased Real Property”) and also lists the lease or sublease and any amendments thereto pursuant to which the Manager or any of its Subsidiaries occupies any Leased Real Property.

(ii) Assumed due authorization, execution and delivery by the counterparty to each lease, each lease required to be listed on Schedule 3.02(x)(i) is a legal, valid and binding agreement of the Manager, enforceable against the Manager and, to the Knowledge of the Manager, each other party thereto, in accordance with its terms, in each case, subject to the Enforceability Exceptions. Neither the Manager nor any of its Subsidiaries is, or has received any notice that any other party is, in default in any material respect (or any condition or event that, after notice or lapse of time or both, would constitute a default in any material respect) under any such lease. Neither the Manager nor any of its Subsidiaries owes any brokerage commissions with respect to any such leased space (including any contingent obligation in respect of future lease extensions).

(iii) The Manager has delivered, or made available, to the REIT prior to the execution of this Agreement correct and complete copies of all leases (including any amendments and renewal letters) required to be listed on Schedule 3.02(x)(i). There are no other written understandings, arrangements or agreements between the parties to such leases with respect to the leasing of the Leased Real Property.

(iv) No other Person holds any sublease, lease option or other current or contingent right to occupy any of the Leased Real Property before the expiration of the applicable lease. No tenant or other party in possession of any of the Leased Real Property has any right to purchase, or holds any right of first refusal to purchase, such properties.

(y) Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that are reasonably likely to result in the imposition, on the Manager or any of its Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance pending or threatened against the Manager or any of its Subsidiaries, except as would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect with respect to the Manager. Neither the Manager nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or

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third party imposing any liability or obligation with respect to the foregoing that is reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect with respect to the Manager.

(z) Intellectual Property.

(i) Schedule IP sets forth a true, complete and accurate list of: (A) all registrations or applications for patents, trademarks or copyrights for the Transferred Intellectual Property owned by the Manager or any of its Subsidiaries; (B) the Transferred Intellectual Property necessary for the conduct of the Business as conducted as of the Effective Date or currently contemplated to be conducted; and (C) all licenses to Transferred Intellectual Property to which the Manager or any of its Subsidiaries is a party (other than licenses for off-the-shelf computer software that is generally available to the public on commercially reasonable terms). Except as set forth in Schedule IP, no Person has any joint ownership rights in any Transferred Intellectual Property owned by the Manager or any of its Subsidiaries. Other than the licenses to Transferred Intellectual Property listed in Schedule IP, neither the Manager nor any of its Subsidiaries has granted any license to any Person for any Transferred Intellectual Property owned by the Manager or any such Subsidiary. Other than Transferred Intellectual Property listed in Schedule IP, there is no other material Intellectual Property necessary for the conduct of the Business.

(ii) As of the Closing Date, the Manager will own or otherwise have the right to use all of the Transferred Intellectual Property necessary for the conduct of the Business as it is currently conducted, free and clear of all Encumbrances. This representation is not to be interpreted as providing any representation of non-infringement.

(iii) To the Knowledge of the Manager, use of the Transferred Intellectual Property in the conduct of the Business has not and does not infringe upon or misappropriate the Intellectual Property of any other Person. In addition, to the Knowledge of the Manager, none of the Transferred Intellectual Property owned by the Manager or any of its Subsidiaries is being infringed upon, violated or misappropriated by any other Person.

(iv) Consummation of the Transactions will not result in the imposition of any material financial obligation on the part of the REIT or the OP arising from the transfer of the Transferred Intellectual Property pursuant to the Transaction Documents.

(v) In each case in which the Manager or any of its Subsidiaries has acquired or sought to acquire ownership of any Transferred Intellectual Property from any Person, including as a result of engaging such Person as a consultant, advisor, employee or independent contractor to independently or jointly conceive, reduce to practice, create or develop any Transferred Intellectual Property on behalf of the Manager (each an “Author”), the Manager or such Subsidiary has obtained unencumbered and unrestricted exclusive ownership of, by a written, valid and enforceable assignment sufficient to irrevocably transfer, all such Intellectual Property and has obtained from such Authors the waiver of all non-assignable rights, including of any moral rights.

(aa) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Manager or any of its Subsidiaries.

(bb) Transactions with Related Parties. There are no outstanding loans, receivables or payables from or to the Contributor, on the one hand, and any Business Employee or the Manager or any of its Subsidiaries, on the other hand. There is no: (i) agreement between the Manager or any of its Subsidiaries, on the one hand, and (A) the Contributor, (B) any current or former officer, employee, director or partner of the Contributor or the Manager or any of its Subsidiaries or (C) any Affiliate of the Persons identified in clauses (A) and (B), excluding the Manager and its Subsidiaries, on the other hand, except for employment agreements or other agreements governing terms of employment or as set forth in Schedule 3.02(bb); or (ii) agreement requiring payments to be made by the Manager or any of its Subsidiaries to any Person on a change of control or otherwise as a result of the consummation of the Transactions, other than as provided in the Brien Employment Agreement.

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(cc) Improper Payments. Neither the Manager nor any of its Subsidiaries nor, to the Knowledge of the Manager, any director, officer or representative of the Manager or any of its Subsidiaries has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. Neither the Manager nor any of its Subsidiaries has received any written communication that alleges that the Manager or any of its Subsidiaries, or any of their respective representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

(dd) Investment Company Act. Neither the Manager nor any of its Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(ee) Mortgage-Backed Securities; Mortgage Loans. Neither the Manager nor any its Subsidiaries is the owner of, or issuer of, any mortgage-backed securities. Neither the Manager nor any of its Subsidiaries holds any residential mortgage loans.

(ff) No Other Business. The Manager’s only clients since its inception have been: (i) the REIT; and (ii) the Waypoint Legacy Funds (as such term is defined in the Legacy Management Agreement). The Manager has conducted no business other than the Business and has conducted no activities other than pursuant to the Management Agreement and the Legacy Management Agreement.

(gg) Brokers, Finders and Advisors. Neither the Manager nor any of its Subsidiaries has entered into any agreement resulting in, or which will result in, the REIT, the OP, or any subsidiary thereof having any obligation or liability as a result of the execution and delivery of this Agreement and the consummation of the Transactions for any brokerage, finder or advisory fees or charges of any kind whatsoever.

Section 3.03 REPRESENTATIONS AND WARRANTIES OF THE REIT AND THE OP. In each case except as disclosed in the REIT SEC Filings (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) and except where the failure of any such representations or warranties to be true and correct is a result of an action or inaction by the Manager or the Manager has Knowledge of such failure, each of the REIT and the OP hereby represents and warrants to the Contributor as follows, as of the Effective Date and as of the Closing Date (except as to any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), which representations and warranties shall survive the Closing to the extent provided in Section 5.01:

(a) Organization and Qualification.

(i) The REIT: (A) is a duly formed real estate investment trust validly existing and in good standing under the Laws of the State of Maryland and is qualified to do business in each of the states in which it is required to be qualified; and (B) has the full trust power and authority to carry on its business as now being conducted, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect on the REIT. The REIT has the full trust power and authority to execute, deliver and perform its obligations under this Agreement, the Transaction Documents and the documents to be executed and delivered by the REIT pursuant to this Agreement. The REIT is not in default under any provision of its declaration of trust, bylaws or other organizational document.

(ii) The OP: (A) is a duly formed limited partnership validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business in each of the states in which it is required to be qualified; and (B) has the full limited partnership power and authority to carry on its business as now being conducted, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect on the OP. The OP has the full limited partnership power and authority to execute,

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deliver and perform its obligations under this Agreement, the Transaction Documents and the documents to be executed and delivered by the OP pursuant to this Agreement. The OP is not in default under any provision of its certificate of limited partnership, partnership agreement or other organizational document.

(b) Due Authorization; Approvals. This Agreement has been duly authorized, executed and delivered by the REIT and the OP and constitutes the legal, valid and binding agreement of the REIT and the OP enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions. Other than the REIT Shareholder Approval, the execution and delivery of this Agreement and the Transaction Documents to which the REIT or the OP is a party and the performance by the REIT and the OP of the Transactions have been approved, to the extent applicable, by the shareholders and partners of the REIT and the OP and no other corporate or other proceedings on the part of the REIT or the OP is necessary to authorize the execution and delivery by the REIT or the OP, as applicable, of this Agreement or the Transaction Documents to which the REIT or the OP is a party or the performance by the REIT and the OP of the Transactions. Upon their execution, the Transaction Documents to which the REIT or the OP is a party will be duly executed and delivered by the REIT and the OP and will constitute valid and binding obligations of the REIT and the OP, enforceable against the REIT and the OP in accordance with their respective terms, subject to the Enforceability Exceptions.

(c) Capitalization. The authorized capital of the REIT consists solely of: (i) 500,000,000 common shares of beneficial interest, par value $0.01 per share (the “Common Stock”); and (ii) 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Stock”). As of the Effective Date: (y) 37,907,966 shares of Common Stock are issued and outstanding, inclusive of 11,273 shares of restricted Common Stock; and (z) no shares of Preferred Stock are issued and outstanding. As of the Effective Date, 37,907,966 Partnership Units are issued and outstanding, of which 43,600 Partnership Units are held by the OP-General Partner and 37,864,366 Common Units are held by the REIT. The OP Units to be issued and conveyed by the OP pursuant to this Agreement will, upon such issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable. Subject to Section 4.11, each such OP Unit may be redeemed at the request of the holder thereof for the Cash Amount (as defined in the Partnership Agreement) or, at the sole and absolute discretion of the REIT, purchased by the REIT for the Cash Amount or the REIT Shares Amount (as defined in the Partnership Agreement), as elected by the REIT, in each case subject to the terms and conditions of the Partnership Agreement.

(d) Opinion of Financial Advisor. The Special Committee has received an opinion of Wells Fargo Securities, LLC, as financial advisor to the Special Committee (the “Special Committee Financial Advisor”), to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Initial Contribution Consideration to be paid in the Contribution pursuant to this Agreement is fair, from a financial point of view, to the REIT. The REIT will make copies of such opinion available to the Contributor promptly following the receipt thereof by the Special Committee, for informational purposes only, and it is agreed and understood that such opinion may not be relied on by the Contributor or any of its Subsidiaries.

(e) Brokers, Finders and Advisors. Neither the REIT nor the OP has entered into any agreement resulting in, or which will result in, the Contributor or the Manager having any obligation or liability as a result of the execution and delivery of this Agreement or the Merger Agreement, or the consummation of the Transactions or the Merger, for any brokerage, finder or advisory fees or charges of any kind whatsoever, except that the Special Committee has employed the Special Committee Financial Advisor.

(f) Title to OP Units. At Closing, the Contributor will acquire the OP Units free and clear of all Encumbrances of any nature whatsoever, other than those imposed by Section 4.10 and Section 4.11 of this Agreement or by Law or resulting from action by the Contributor.

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ARTICLE IV

COVENANTS

Section 4.01 CONDUCT OF BUSINESS PRIOR TO CLOSING. From the Effective Date until the Closing or earlier termination of this Agreement, except as otherwise expressly provided in this Agreement or as may result from the pendency of the Merger or preparations to consummate the Merger, the Manager shall, and the Contributor shall cause the Manager to: (i) conduct the Business in the ordinary course, consistent with past practice and in compliance with the requirements of the Management Agreement and the Legacy Management Agreement; (ii) use commercially reasonable efforts to preserve substantially intact its present organization; (iii) use commercially reasonable efforts to keep available the services of its present officers and employees and of all other Persons who provide material services to the REIT and its subsidiaries; and (iv) use commercially reasonable efforts to preserve its relationships with others having business dealings with it relating to the Business. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, from the Effective Date to the Closing, without the prior consent of the Special Committee, the Manager shall not, and the Contributor shall cause the Manager not to:

(a) sell, lease, Encumber, transfer, license or dispose of any Transferred Assets, Contracts or Intellectual Property, in each case except in the ordinary course of business;

(b) except as set forth on Schedule 4.01(b), enter into, amend or terminate any material Contract;

(c) fail to timely pay any account payable in the ordinary course of business relating to the Business other than amounts that are subject to dispute in good faith;

(d) take any action that would adversely affect the REIT’s qualification as a real estate investment trust within the meaning of Section 856 of the Code;

(e) make any material change in any financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(f) enter into any material commitment or transaction relating to the Business except in the ordinary course of business;

(g) enter into any new line of business;

(h) incur, create, assume or guarantee any Indebtedness;

(i) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

(j) change (or permit to be changed) any accounting or Tax procedure, method or practice (including any method of accounting for Tax purposes), make, change or revoke (or permit to be made, changed or revoked) any Tax election, amend any Tax Return, or settle or compromise any Tax liability;

(k)

(i) increase in any manner the compensation or benefits of any Business Employee, or pay or otherwise grant any benefit not required by any Plan with respect to any Business Employee, or enter into any contract to do any of the foregoing, in each case other than:

(A) awarding annual performance-related merit increases in base salaries made in the ordinary course of business to executive officers of the Manager by an amount that in the aggregate does not exceed five percent (5%) of such officers’ current aggregate annual base salaries;

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(B) awarding annual performance-related merit increases in base salaries or base wages made in the ordinary course of business to all Business Employees (other than executive officers of the Manager) by an amount that in the aggregate does not exceed five percent (5%) of such employees’ current aggregate annual base salaries and base wages;

(C) increasing annual bonus opportunities made in the ordinary course of business consistent with past practice;

(D) to provide payments and benefits required under the terms of existing Manager Plans as in effect on the date hereof; or

(E) to the extent required by Law;

(ii) except to the extent required by applicable Law or the terms of any Manager Plan as in effect on the date hereof,

(A) enter into, adopt, amend, terminate or waive any right under any Plan (including any employment or consulting arrangement) or any Collective Bargaining Agreement;

(B) accelerate any rights or benefits, or, other than in the ordinary course of business and consistent with past practice, make any determinations or interpretations with respect to any Manager Plan; or

(C) fund any rabbi trust or similar arrangement;

(l) commit to any single or aggregate capital expenditure or commitment in excess of $50,000 (on a consolidated basis);

(m) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof;

(n) cancel any debts or waive any claims or rights of substantial value relating to the Business or the Manager;

(o) enter into any lease for real property or assign its rights under, amend or terminate any lease with respect to real property;

(p) issue, sell or grant any Equity Interests of the Manager, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any Equity Interests of the Manager, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any Equity Interests of the Manager or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any Equity Interests of the Manager or any other securities in respect of, in lieu of, or in substitution for, the Equity Interests of the Manager that are outstanding on the Effective Date;

(q) settle or compromise any claim, action, suit or proceeding pending or threatened against it or relating to the Business, other than any such settlement or compromise in the ordinary course of business consistent with past practice that involves solely payment of money damages in an amount not in excess of $50,000 individually or $250,000 in the aggregate that is paid prior to Closing; provided, however, that neither the Manager nor any of its Subsidiaries shall agree to, or shall, settle any claim, action, suit or proceeding if the settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Business;

(r) except as required in connection with the Merger, hire or terminate, or enter into any transaction or any contract with, any Business Employee, or promote or appoint any Person to a position of executive officer or director of the Manager;

(s) make or authorize any change in its organizational documents;

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(t) abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to Intellectual Property;

(u) take, or agree or otherwise commit to take, or cause the REIT to take or to agree or otherwise commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Transactions or the transactions contemplated by the Merger Agreement or that would reasonably be expected to result in a breach under the Merger Agreement; or

(v) take, or agree or otherwise commit to take, any of the foregoing actions or any other action that if taken would reasonably be expected to prevent the satisfaction of any condition set forth in Section 2.02(b).

Section 4.02 ACCESS TO INFORMATION; LITIGATION SUPPORT.

(a) During the period from the Effective Date to the Closing or earlier termination of this Agreement, the Contributor shall furnish the Special Committee, the REIT and their representatives with any information and data (including copies of contracts, plans and other books and records) concerning the Business, the Manager and operations of the Business as the Special Committee, the REIT or any of their representatives reasonably may request.

(b) In the event and for so long as any party actively is contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Business, each of the other parties will reasonably cooperate with such party and its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense; provided, however, that the contesting or defending party shall reimburse the other party for its reasonable costs and expenses (including its internal costs for the personnel providing such assistance); provided, further, that each party may restrict the foregoing access and the disclosure of information to the extent that (i) in the reasonable good faith judgment of such party, any applicable Law requires such party or its subsidiaries to restrict or prohibit access to any such information, (ii) in the reasonable good faith judgment of such party, the information is subject to confidentiality obligations to a third party or (iii) disclosure of any such information or document would result in the loss of attorney-client privilege; provided, further, that with respect to clauses (i) through (iii) of this Section 4.02(b), the applicable party shall use its commercially reasonable efforts to (A) obtain the required consent of any such third party to provide such access or disclosure, (B) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to each of the parties and (C) in the case of clauses (i) and (iii), enter into a joint defense agreement or implement such other techniques if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege.

(c) Not less than five (5) business days before the Closing Date, the Contributor shall furnish to the Special Committee and to the REIT its good faith estimate of the Accrued Management Fee, setting forth in reasonable detail how such estimate was calculated.

Section 4.03 CONSENTS AND APPROVALS.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the REIT, the Manager and the Contributor shall and shall cause their respective Subsidiaries, to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto, all things necessary, proper and advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the Transactions, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article II to be satisfied, (ii) the preparing and filing of all documentation to effect all required filings, notices, petitions, statements, registrations, submissions

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and applications and the obtaining of all necessary actions or nonactions, waivers, consents, authorizations and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Transactions and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid legal proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Transactions, (iii) the defending of any legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Transactions so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

(b) In connection with and without limiting the foregoing, each of the REIT, the Manager and the Contributor shall give (or shall cause to be given) any notices to any Person, and each of the REIT, the Manager and the Contributor shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any consents from any Person not covered by Section 4.03(a) that are necessary, proper and advisable to consummate the Transactions. Each of the REIT, the Manager and the Contributor will furnish to the others such necessary information and reasonable assistance as the others may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between any party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the REIT, the Manager and the Contributor or their respective representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither the REIT, the Manager nor the Contributor shall, nor shall they permit their respective representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other parties prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority. Notwithstanding the foregoing, obtaining any approval or consent from any Person pursuant to this Section 4.03(b) shall not be a condition to the obligations of the parties to consummate the Transactions.

(c) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Transactions, none of the REIT, the Manager or the Contributor or any of their respective Subsidiaries or Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person, in each case that is not conditioned upon the occurrence of the Closing. Subject to the immediately foregoing sentence, the parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents. The REIT, the Manager and the Contributor acknowledge and agree that no approval or consent of any such Person is a condition to the obligations of any party to effect the Transactions.

Section 4.04 PROXY STATEMENT: SPECIAL MEETING.

(a) Reasonably promptly after the Effective Date, the Manager and the REIT shall prepare and the REIT shall file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A for a special meeting of shareholders of the REIT (as amended or supplemented, the “Proxy Statement”). The

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Manager and the REIT shall include in the Proxy Statement a proposal or proposals for or relating to the approval of the Transactions and the Transaction Documents, including the issuance of the OP Units as required under Rule 312.03 of the New York Stock Exchange Listed Company Manual, which proposal(s) shall be approved at a meeting by the affirmative vote of at least a majority of the votes cast by the shareholders entitled to vote on the matter other than the votes of shares owned of record or beneficially by the Contributor or its Affiliates, or by any other shareholder determined to have a material financial interest in the Transactions (the “REIT Shareholder Approval”). The Manager and the REIT shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the federal securities Laws (including the SEC’s proxy rules) and of Maryland Law. The Contributor shall furnish all required information concerning itself, the Manager and their Affiliates to the REIT and provide such other assistance as may be reasonably requested in connection with the preparation of the Proxy Statement. Prior to filing the Proxy Statement or any amendment or supplement thereto, the Manager and the REIT shall provide the Contributor with reasonable opportunity to review and comment on such proposed filing solely with respect to the REIT Shareholder Approval and any information relating to the Contributor. If, at any time prior to the Closing Date, any information should be discovered by the REIT, on the one hand, or the Manager or the Contributor, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the REIT with the SEC and, to the extent required by applicable Law, disseminated by the REIT to the shareholders of the REIT.

(b) The Manager and the REIT shall promptly notify the Contributor of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the Contributor with copies of all correspondence between the REIT or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement. Prior to responding to any comments of the SEC, the Manager and the REIT shall provide the Contributor with reasonable opportunity to review and comment on such proposed response solely with respect to the REIT Shareholder Approval and any information relating to the Contributor.

(c) The REIT shall mail the Proxy Statement to the holders of Common Stock in accordance with customary practice after the SEC’s review of the Proxy Statement is completed.

(d) The REIT shall, in accordance with customary practice, duly call, give notice of, convene and hold a special meeting of its shareholders (the “Shareholders Meeting”). One matter presented to the shareholders of the REIT at the Shareholders Meeting for approval shall be the REIT Shareholder Approval. The Board of Trustees of the REIT shall, subject to its duties under the Law and the approval of the Special Committee, recommend that the shareholders of the REIT vote in favor of the issuance of the OP Units at the Shareholders Meeting, and the REIT shall use reasonable best efforts to solicit from its shareholders proxies in favor of such approval. Notwithstanding the foregoing, the Board of Trustees of the REIT may decline to make or may withdraw, modify or change its recommendation at any time prior to obtaining the REIT Shareholder Approval if the Special Committee determines in good faith (after consultation with its outside counsel) that the failure to take such action would be inconsistent with their duties to the REIT’s shareholders under applicable Law.

Section 4.05 PRE-CLOSING CASH DISTRIBUTION. Prior to the Closing Date, the Manager shall declare and distribute to the Contributor, by wire transfer of immediately available funds, the Pre-Closing Cash (such distribution, the “Pre-Closing Cash Distribution”).

Section 4.06 COOPERATION ON POST-CLOSING TAX MATTERS. The REIT and the Contributor each shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the

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preparation and filing of any Tax Return and contesting any audit or other proceeding with respect to Taxes and the Intended Tax Treatment. Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information which are reasonably relevant to any such audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree: (i) to retain all books and records with respect to Tax matters pertinent to the Manager relating to any Pre-Closing Tax Period and to abide by all record retention agreements entered into with any Tax Authority; and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, the REIT and the Contributor, as the case may be, shall allow the other party to take possession of such books and records.

Section 4.07 SUPPLEMENTAL DISCLOSURE. The REIT and the OP, on the one hand, and the Contributor and the Manager, on the other hand, shall promptly, upon having or gaining Knowledge of any event, condition or fact that would cause any of the conditions to the other party’s obligation to consummate the Transactions not to be fulfilled, notify the other party hereto, and furnish the other party hereto any information it may reasonably request with respect thereto.

Section 4.08 RESTRICTIVE COVENANTS.

(a) The Contributor covenants that, commencing on the Closing Date and ending on the twelve (12) month anniversary of the Closing Date (the “Non-Competition Period”), the Contributor shall not, and it shall cause its Affiliates not to, engage directly or indirectly in, in any capacity, or have any direct or indirect ownership interest in, or permit the Contributor’s or any such Affiliate’s name to be used in connection with, any business in the United States which is engaged directly in the business of acquiring, owning and operating single-family rental residential properties (the “Restricted Business”); provided, however, that nothing in this Agreement shall prevent or restrict the Contributor or any of its Affiliates from any of the following:

(i) owning equity interests, indebtedness or other securities representing not more than ten percent (10%) of the equity capital of a company that is engaged in the Restricted Business, so long as the Contributor is not otherwise associated with the management of such company, including by serving on the board of directors or holding any other similar governing position;

(ii) owning, operating or leasing, directly or indirectly, fewer than one-hundred (100) single-family residential properties;

(iii) owning, operating or leasing, directly or indirectly, single-family residential properties acquired as a result of loss mitigation, foreclosure or similar activities in connection with or incidental to investments in mortgage loans, mortgage servicing rights, mortgage-backed securities or other mortgage-related assets; or

(iv) the acquisition and operation of any Person or business engaged in a Restricted Business so long as, with respect to subsection (iv), (A) the revenues from such Restricted Business constitute less than twenty percent (20%) of the total revenues of such acquired Person or business (measured for the four (4) calendar quarters before the execution of the purchase agreement) or (B) the Contributor or its Affiliate, within twelve (12) months of the closing of such acquisition, divests a sufficient portion of the acquired Person or business such that the revenues from such Restricted Business constitute less than twenty percent (20%) of the total revenues of such acquired Person or business (measured for the four (4) calendar quarters before the disposition).

It is recognized that the Restricted Business is expected to be conducted in the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenants set forth in Section 4.08(b)) are therefore not appropriate.

(b) The Contributor covenants that, during the Non-Competition Period, the Contributor shall not, and it shall cause its Affiliates not to, (i) directly or indirectly solicit or entice, or attempt to solicit or entice, any clients or customers of the REIT or the OP or any of their subsidiaries for purposes of diverting their business or

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services from the REIT or the OP or any of their subsidiaries or (ii) solicit the employment or engagement of services of any person who is or was employed as an employee, contractor or consultant (other than, for the sake of clarity, any such consultant employed by the Contributor or its Affiliates (other than the Manager or its Subsidiaries) at the time of the rendering of the consulting services) by the REIT or the OP or any of their subsidiaries (including the Manager) during such period on a full- or part-time basis. The foregoing shall not prohibit any general solicitation of employees, contractors or consultants or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such employees, contractors or consultants, nor shall it prohibit the Contributor or its Affiliates from hiring any such employee, contractor or consultant who seeks employment or engagement with the Contributor or its Affiliate on his or her own initiative, without any prior solicitation by the Contributor or any of its Affiliates.

(c) The Contributor acknowledges that the restrictions contained in this Section 4.08 are reasonable and necessary to protect the legitimate interests of the REIT and the OP and constitute a material inducement to the REIT and the OP to enter into this Agreement and consummate the Transactions. The Contributor acknowledges that any violation of this Section 4.08 may result in irreparable injury to the REIT or the OP and agrees that the REIT or the OP shall be entitled to seek preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 4.08, which rights shall be cumulative and in addition to any other rights or remedies to which the REIT and the OP may be entitled.

(d) In the event that any covenant contained in this Section 4.08 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 4.08 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 4.09 CO-INVESTMENT RIGHTS.

(a) The parties hereto agree that the REIT shall have following co-investment rights during the Co-Investment Period:

(i) of the equity capital proposed to be invested by any Starwood Investment Vehicle in any Starwood Target Asset Opportunity, the REIT shall have the right to invest up to a minimum of fifty percent (50%) of such equity capital;

(ii) to the extent that any Starwood Investment Vehicle elects to invest less than fifty percent (50%) of the equity capital proposed to be invested by such Starwood Investment Vehicle in any Starwood Target Asset Opportunity (including in cases where such Starwood Target Asset Opportunity does not satisfy such Starwood Investment Vehicle’s minimum investment criteria as then in effect), the REIT shall also have the right to invest an additional percentage of equity capital in such Starwood Target Asset Opportunity equal to the percentage of equity capital not so invested by such Starwood Investment Vehicle; and

(iii) any portion of a Starwood Target Asset Opportunity that the REIT elects not to invest in pursuant to clauses (i) or (ii) of paragraph (a) of this Section 4.09 may be thereafter offered to, and purchased by, any investment vehicle sponsored or managed by the Contributor or its Affiliates.

(b) The REIT’s rights set forth in Section 4.09(a) are subject to the following conditions:

(i) the availability of the REIT’s cash to make investments;

(ii) the REIT’s determination that the proposed investment opportunity referred to in Section 4.09(a) is consistent with, and would not violate any of the Investment Guidelines; and

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(iii) the determination by the REIT that the proposed investment opportunity referred to in Section 4.09(a) is suitable for the REIT, taking into account the composition of the REIT’s portfolio at the time and any other relevant factors (including maintaining its status as a real estate investment trust).

(c) For purposes of this Section 4.09, the Starwood Target Asset Opportunities shall also include opportunities to invest in a portfolio of assets including both Target Assets and real estate related equity investments if the Contributor determines that more than fifty percent (50%) of the aggregate anticipated investment returns from the portfolio is expected to come from the Target Assets, but shall not include opportunities to invest in a portfolio of assets including both Target Assets and real estate related equity investments if the Contributor determines that fifty percent (50%) or less of the aggregate anticipated investment returns from the portfolio is expected to come from the Target Assets.

(d) The parties hereto acknowledge and agree that the REIT will not have any co-investment or similar rights pursuant to this Section 4.09 with respect to (i) Starwood Property Trust, Inc. and its Subsidiaries, (ii) Starwood Real Estate Securities, L.L.C. and its sponsored funds, or (iii) Starwood Energy Group Global, L.L.C. and its sponsored funds.

(e) Nothing contained in this Agreement, including this Section 4.09, shall prevent the Contributor or any of its Affiliates from bidding for, purchasing or otherwise seeking an interest in, any distressed or non-performing loans held by the REIT or its Subsidiaries or Affiliates that are being offered for sale by the REIT or such Subsidiary or Affiliate, as applicable.

Section 4.10 RESTRICTIONS ON RESALE OF OP UNITS. Without the prior written consent of the OP, the Contributor shall not offer, sell, contract to sell, pledge or otherwise transfer or dispose of any of the OP Units or securities convertible or exchangeable or exercisable for any of the OP Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OP Units for a period of nine (9) months commencing on the Closing Date; provided, however, that notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to transfers by the Contributor to its affiliates, successors or any investment fund or other entity controlled or managed by the Contributor so long as such transferee remains an affiliate or controlled or managed by the Contributor and agrees in writing to be bound by the terms of this Section 4.10.

Section 4.11 RESTRICTIONS ON REDEMPTION OF OP UNITS. The Contributor shall not seek to have any OP Units that it receives as part of the Contribution Consideration redeemed by the OP sooner than nine (9) months after the Closing (it being understood that the foregoing shall not prevent the Contributor from issuing a notice of redemption during such period as long as the actual redemption does not occur prior to the end of such period).

Section 4.12 SHARES NOT SUBJECT TO LOCK-UP. For the avoidance of doubt, it is understood that any shares of Common Stock held by the Contributor, or received or receivable by the Contributor as a result of the vesting of the RSU Award, shall not be subject to any transfer restrictions other than such restrictions as shall apply under applicable securities laws.

Section 4.13 PUBLICITY. The Contributor, the Manager and the REIT shall consult with each other before issuing, and, to the extent practicable, give each other a reasonable opportunity to review and comment on, any press release or other public statement with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, duties under applicable Law or by obligations pursuant to any listing agreement with the NYSE. Notwithstanding this Section 4.13, no party shall be required to consult or obtain the consent of the other parties prior to making statements that are not inconsistent with any previous press releases, public disclosures or public statements made by the Contributor, the Manager or the REIT in compliance with this Section 4.13.

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Section 4.14 USE OF NAME.

(a) The Contributor and its Affiliates are not conveying ownership rights to, or granting the REIT or any of its Subsidiaries a license to use, any trade name or trademark containing the name “Starwood” or derivations of the name “Starwood” (collectively, the “Marks”) or any word or mark that is similar in sound or appearance to the Marks, except as otherwise consented to by the Contributor in writing or pursuant to Section 4.14(b). In the event the REIT or any Subsidiary of the REIT violates any of its obligations under this Section 4.14, the Contributor or its Affiliate may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. The REIT acknowledges that a violation of this Section 4.14 may cause the Contributor and its Affiliates irreparable harm that may not be adequately compensated for by money damages. The REIT therefore agrees that, in the event of any actual or threatened violation of this Section 4.14, the Contributor and any of its Affiliates shall be entitled, in addition to any other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against the REIT or such subsidiary of the REIT to prevent any violations of this Section 4.14, without the necessity of posting a bond.

(b) The Contributor hereby grants to the REIT for a period of ninety (90) days following the Closing Date, a non-exclusive, non-transferrable, fully-paid and royalty-free license to use the Mark in the business of the REIT, as such business is conducted as of the Closing, in connection with the transition of the names used by the REIT to new names. Notwithstanding the foregoing, the REIT shall use reasonable best efforts to change all references to the Mark used by the REIT and its Subsidiaries as soon as reasonably practicable following the Closing Date and, in any event, within ninety (90) days of the Closing Date. As soon as reasonably practicable following the Closing, the REIT shall amend its organizational documents, and the organizational documents of each of its Subsidiaries, to reflect an entity name that does not include the Mark.

Section 4.15 CONTRIBUTION OF SURVIVING ENTITY. Immediately following the closing under the Merger Agreement, the REIT shall contribute the equity interests of the Surviving Entity, as defined in the Merger Agreement, to the OP.

ARTICLE V

INDEMNIFICATION AND CLAIMS

Section 5.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations and warranties of the Contributor, the Manager, the REIT and the OP contained in this Agreement will survive until eighteen (18) months after the Closing Date, provided that the Contributor Fundamental Representations, the Manager Fundamental Representations and the REIT Fundamental Representations shall survive until the later of eighteen (18) months after the Closing Date or thirty (30) days after the expiration of the applicable statute of limitations with respect to the matters addressed in such representations. Notwithstanding the foregoing, a claim given in good faith in accordance with this Article V in respect of a representation or warranty on or prior to the date on which the representation or warranty ceases to survive shall not thereafter be barred by the expiration of the survival period, and may be pursued thereafter without regard to such expiration. Except as otherwise expressly provided in this Agreement, each covenant or agreement set forth in this Agreement shall survive without limit.

Section 5.02 INDEMNIFICATION OF THE REIT AND THE OP. The Contributor shall indemnify and hold harmless the REIT and the OP and their respective successors and the respective shareholders, members, managers, partners, officers, directors, employees and agents of each such indemnified Person (collectively, the “REIT Indemnified Parties”) from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any REIT Indemnified Party to the extent arising out of, resulting from, based upon or relating to:

(i) any breach, as of the Effective Date or the Closing Date (except any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), of any representation or warranty made by the Contributor in Section 3.01 of this Agreement or in any of the

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Transaction Documents, or made by the Manager in Section 3.02 of this Agreement or in any of the Transaction Documents, in each case determined without regard to any limitation or qualification including the terms “material” or “Material Adverse Effect”;

(ii) any failure by the Contributor or the Manager duly and timely to perform or fulfill any of its covenants or agreements required to be performed by it under this Agreement or any of the Transaction Documents;

(iii) any act or omission for which the Manager would be required to provide indemnity to the REIT under the Management Agreement (and regardless of whether the Management Agreement remains in effect) in effect immediately prior to the Closing, to the extent such act or omission preceded the Closing; provided, however, such indemnity shall not include claims by the Manager’s employees arising from any actual or prospective changes in employment levels, locations or conditions associated with the Merger; and

(iv) any liability, whether or not accrued, assessed or currently due and payable, for (a) any Taxes imposed on or with respect to the Manager for any Pre-Closing Tax Period (other than Taxes taken into account in determining any adjustment under Section 2.04), (b) any Taxes of the Contributor or any Affiliate thereof, or (c) any Taxes resulting from any transfer of assets or interests pursuant to the Transaction Documents, in the case of each of clauses (a) through (c), regardless of any investigation or any knowledge acquired (or capable of being acquired) by the REIT Indemnified Parties at any time (whether before or after the Effective Date or the Closing Date), with respect thereto.

Section 5.03 INDEMNIFICATION OF THE CONTRIBUTOR. The REIT shall indemnify and hold harmless the Contributor and its respective successors and the respective stockholders, members, managers, partners, officers, directors, employees and agents of each such indemnified Person (collectively, the “Contributor Indemnified Parties”) from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any Contributor Indemnified Party to the extent arising out of, resulting from, based upon or relating to:

(i) any breach, as of the Effective Date or the Closing Date (except any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), of any representation or warranty made by the REIT or the OP in Section 3.03 of this Agreement or in any of the Transaction Documents (determined without regard to any limitation or qualification including the terms “material” or “Material Adverse Effect”), except to the extent that such breach is caused by any act or omission of the Manager; and

(ii) any failure by the REIT or the OP duly and timely to perform or fulfill any of their covenants or agreements required to be performed by them under this Agreement or any of the Transaction Documents, except to the extent that such failure is caused by any act or omission of the Manager.

Section 5.04 LIMITATIONS.

(a) No amounts of indemnity shall be payable as a result of any claim arising under:

(i) clause (i) of Section 5.02 unless and until the REIT Indemnified Parties have paid, suffered or incurred Losses referred to in that clause in excess of $2,000,000 (the “Basket Amount”) in the aggregate, in which case the REIT Indemnified Parties may bring a claim for the aggregate amount of all Losses, regardless of the Basket Amount; provided no REIT Indemnified Parties shall assert any claim under clause (i) of Section 5.02 in respect of any Loss or series of related Losses, unless such Loss or series of related Losses exceeds $100,000 (the “Per Claim Threshold”) and any such Losses that do not exceed the Per Claim Threshold shall not be aggregated for purposes of this clause (a)(i);

(ii) clauses (i) or (iii) of Section 5.02, and no REIT Indemnified Parties shall be entitled to indemnification under clauses (i) or (iii) of Section 5.02, in excess of $22,050,000 (the “Indemnity Amount”) (aggregating all indemnity payments by the Contributor under clauses (i) and (iii) of Section 5.02); and

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(iii) clause (ii) of Section 5.02, and no REIT Indemnified Parties shall be entitled to indemnification under clause (ii) of Section 5.02, in excess of $40,000,000 (aggregating all indemnity payments by the Contributor under clause(ii) of Section 5.02);

provided, the aggregate indemnity payments by the Contributor under clauses (i), (ii) and (iii) of Section 5.02 shall not exceed $40,000,000; and provided further none of the limitations set forth in this Section 5.04(a) shall be applicable with respect to fraud or intentional misrepresentation or representations set forth in any of the Contributor Fundamental Representations or the Manager Fundamental Representations.

(b) No amounts of indemnity shall be payable as a result of any claim arising under:

(i) clause (i) of Section 5.03 unless and until the Contributor Indemnified Parties have paid, suffered or incurred Losses referred to in that clause in excess of the Basket Amount in the aggregate, in which case the Contributor Indemnified Parties may bring a claim for the aggregate amount of all Losses, regardless of the Basket Amount; provided no Contributor Indemnified Parties shall assert any claim under clause (i) of Section 5.03 in respect of any Loss or series of related Losses, unless such Loss or series of related Losses exceeds the Per Claim Threshold and any such Losses that do not exceed the Per Claim Threshold shall not be aggregated for purposes of this clause (b)(i);

(ii) clause (i) of Section 5.03, and no Contributor Indemnified Parties shall be entitled to indemnification under clause (i) of Section 5.03, in excess of the Indemnity Amount (aggregating all indemnity payments by the REIT under clause (i) of Section 5.03); and

(iii) clause (i) of Section 5.03, and no Contributor Indemnified Parties shall be entitled to indemnification under clause (i) of Section 5.03, for any Losses based on or arising out of any inaccuracy in or breach of any representation or warranty made by the REIT or the OP in Section 3.03 of this Agreement or in any of the Transaction Documents if the Manager or the Contributor had Knowledge of such inaccuracy or breach prior to the Closing;

provided, that none of the limitations set forth in this Section 5.04(b) shall be applicable with respect to fraud or intentional misrepresentation or representations set forth in any of the REIT Fundamental Representations.

Section 5.05 INDEMNIFICATION PROCEDURES. All claims for indemnification by any person seeking indemnification under this Article V (an “Indemnified Party”) shall be asserted and resolved as follows:

(a) If an Indemnified Party intends to seek indemnification under this Article V, it shall promptly notify the Indemnifying Party in writing of such claim, indicating with reasonable particularity the nature of such claim and provide the Indemnifying Party with all relevant information in the Indemnifying Party’s possession that the Indemnifying Party may reasonably request. The failure to provide such notice will not affect any rights hereunder except to the extent the Indemnifying Party is materially prejudiced thereby.

(b) If such claim involves a Third Party Claim against the Indemnified Party and the Indemnifying Party has unconditionally acknowledged in writing its obligation to indemnify the Indemnified Party in respect of such Third Party Claim, the Indemnifying Party may, within thirty (30) days after receipt of such notice and information, and upon notice to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, assume the settlement or defense thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it at the sole cost and expense of the Indemnified Party. If the Indemnifying Party assumes the settlement or defense of such claim and the Indemnified Party determines reasonably and in good faith that representation by the Indemnifying Party’s counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest or that there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, then the Indemnifying Party shall pay the reasonable fees and expenses of the Indemnified Party’s counsel. So long as the Indemnifying Party is contesting any such claim in good faith in accordance with the first sentence of this Section 5.05(b), the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is

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available hereunder that imposes solely monetary obligations that are paid by the Indemnifying Party, does not contain a finding or admission of any violation of Law or any violation of the rights of any Person and contains an unconditional release of the Indemnified Party from all liability thereunder; provided, that to the extent that such settlement requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party, then the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. So long as the Indemnifying Party is contesting any such claim in good faith in accordance with the first sentence of this Section 5.05(b), the Indemnified Party shall: (i) not pay or settle any such claim without the Indemnifying Party’s consent, such consent not to be unreasonably withheld, conditioned or delayed; and (ii) cooperate fully with the Indemnifying Party and its counsel in the settlement and defense of such claim. If the Indemnifying Party is not entitled to join in or assume the defense of the claim pursuant to the foregoing provisions or is entitled but does not contest such claim in good faith (including if it does not notify the Indemnified Party of the assumption of the defense of such claim within the thirty (30) day period set forth above), then the Indemnified Party may conduct and control, through counsel of its own choosing and at the expense of the Indemnifying Party, the settlement or defense thereof and the Indemnifying Party shall cooperate with it in connection therewith. Except as otherwise expressly provided in this Section 5.05, the failure of the Indemnified Party to participate in, conduct or control such defense shall not relieve the Indemnifying Party of any obligation it may have hereunder. Any costs and expenses incurred by such Indemnified Party in connection with the investigation and defense of such claim (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) required to be paid by the Indemnifying Party on behalf of the Indemnified Party shall be paid as incurred, promptly against delivery of reasonably detailed invoices therefor.

(c) If the Indemnifying Party chooses to defend any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) cause, or agree to, the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of an Indemnified Party (the “Subject Materials”) relating to such Third Party Claim. Each party hereto mutually acknowledges and agrees, on behalf of itself and its Affiliates, that (i) each shares a common legal interest in preparing for the defense of legal proceedings, or potential legal proceedings, arising out of, relating to or in respect of any actual or threatened Third-Party Claim or any related claim or counterclaim, (ii) the sharing of Subject Materials will further such common legal interest and (iii) by disclosing any Subject Materials to and/or sharing any Subject Materials with the Indemnifying Party, the Indemnified Party shall not waive the attorney-client privilege, attorney work-product immunity or any other privilege or protection. The Indemnified Party shall not be required to make available to the Indemnifying Party any information that is subject to an attorney-client or other applicable legal privilege that based on the advice of outside counsel would be impaired by such disclosure or any confidentiality restriction under applicable Law.

Section 5.06 CHARACTER OF INDEMNITY PAYMENTS. The parties agree that any indemnification payments made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to or refund of the Initial Contribution Consideration, unless otherwise required by Law (including by a determination of a Tax Authority that, under applicable Law, is not subject to further review or appeal).

Section 5.07 EXCLUSIVE REMEDY. Except for claims based on fraud or claims for equitable relief pursuant to Section 4.08, following the Closing the rights of the parties for indemnification relating to breaches of this Agreement shall be limited to those contained in this Article V and such indemnification rights shall be the exclusive remedies of the parties with respect to breaches of this Agreement.

Section 5.08 SUBROGATION/INSURANCE. If an Indemnified Party recovers Losses from an Indemnifying Party, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party’s rights against any third party (including any employees) with respect to such recovered Losses, subject to the subrogation rights of any insurer providing insurance coverage under one of the

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Indemnified Party’s policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy. With respect to any rights of any Indemnifying Party (including any employees) against a third party to which an Indemnified Party is entitled pursuant to the preceding sentence, such Indemnified Party shall use commercially reasonable efforts to preserve any rights that such Indemnifying Parties may have to make claims against third parties (including under applicable insurance policies) and the Indemnified Parties and the Indemnifying Parties shall cooperate with and assist the other in issuing notices of claims to such third parties, presenting claims for payment and collecting proceeds related thereto. Notwithstanding anything in this Agreement to the contrary, the amount of any Losses of any Person under this Article V shall be net of the amount, if any, received by the Indemnified Party (after deducting all costs and expenses associated with recovering such amount) from any third party (including any insurance company or other insurance provider).

Section 5.09 RELEASE . Effective as of the Closing, the Contributor releases and forever discharges the Manager and the REIT and each of their respective Subsidiaries, and each of their respective individual, joint or mutual, past, present and future Representatives, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, Legal Proceedings, causes of action and Orders that the Contributor now has, has ever had or may hereafter have against the respective Releasees, and from any and all obligations, Contracts, debts, liabilities and obligations that any Releasee now has, has ever had or may hereafter have in favor of the Contributor, in each case of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) arising contemporaneously with or before the Closing or on account of or arising out of any matter, cause or event occurring contemporaneously with or before the Closing, including any rights to indemnification or reimbursement, whether pursuant to their respective certificate of incorporation or by-laws (or comparable documents), Contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing (in each case other than any obligations of Manager or the REIT arising under this Agreement) (collectively, the “Released Claims”); provided, that the foregoing release shall not cover claims arising from the Non-Released Matters. “Non-Released Matters” shall mean rights of the Contributor (i) under this Agreement, including, for the avoidance of doubt, under Article II and Sections 5.03 and 5.04, the Registration Rights Agreement, the Management Agreement, the Investment Advisory Agreement or any documents or instruments executed in connection herewith and therewith, (ii) to accrued fees due, and reimbursements owed, under the Management Agreement and the Investment Advisory Agreement and (iii) to claims, if any, against current or former employees of the Manager in respect of actions, or omissions to act, in each case prior to the Closing Date, that result in a claim for indemnity under the provisions of the Management Agreement. Effective as of the Closing, the Contributor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Legal Proceeding of any kind against any Releasee, based upon any Released Claim.

ARTICLE VI

TERMINATION

Section 6.01 TERMINATION. This Agreement may be terminated, and the Transactions may be abandoned at any time prior to the Closing by:

(a) the mutual written agreement of the REIT and the Contributor, before or after the REIT Shareholder Approval is obtained;

(b) either the REIT or the Contributor, if any court of competent jurisdiction or other competent Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting all or any portion of the Transactions or the Merger and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable;

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(c) either the REIT or the Contributor, in the event: (i) of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within thirty (30) days following written notification thereof by the terminating party; or (ii) the satisfaction of any condition to the terminating party’s obligations under this Agreement becomes impossible, but only if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the terminating party or its Affiliates;

(d) either the REIT or the Contributor, if the Merger Agreement is terminated; or

(e) either the REIT or the Contributor, on or after the Outside Date (as such term is defined in the Merger Agreement).

Section 6.02 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to Section 6.01, this Agreement will forthwith become null and void, and have no further effect, without any liability on the part of any party hereto or its Affiliates, directors, managers, officers, stockholders, partners or members, other than the provisions of this Section 6.02 and Article VII hereof. Nothing contained in this Section 6.02 shall relieve any party from liability for any willful breach of this Agreement occurring prior to termination.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 NOTICES. All notices, demands and requests hereunder shall be in writing and shall be deemed to have been properly given if: (a) hand delivered; (b) sent by reputable overnight courier service; or (c) sent by United States registered or certified mail, postage prepaid, addressed to the parties at the respective addresses set forth below, or at such other address as any of the parties may from time to time designate by written notice given as herein required. Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused) as shown by the addressee’s return receipt if by certified mail, and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m. (local time where received) or on a non-business day, then such notice or communication so made shall be deemed effective on the first business day after the day of actual delivery. All such notices shall be addressed as follows:

If to the REIT:	Starwood Waypoint Residential Trust
1999 Harrison Street
Oakland, California 94612
Attention: Andrew Sossen and Doug Brien

With a cc to (not constituting notice):	Starwood Waypoint Residential Trust
1999 Harrison Street
Oakland, California 94612
Attention: Tamra D. Browne

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Adam Emmerich and Ronald Chen

If to the OP:	Starwood Waypoint Residential Partnership, L.P.
1999 Harrison Street
Oakland, California 94612
Attention: Andrew Sossen and Doug Brien

With a cc to (not constituting notice):	Starwood Waypoint Residential Trust
1999 Harrison Street
Oakland, California 94612
Attention: Tamra D. Browne

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Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Adam Emmerich and Ronald Chen

If to the Contributor:	Starwood Capital Group Global, L.P.
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Thomas Bowers

With a cc to (not constituting notice):	Starwood Capital Group Global, L.P.
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: Ellis Rinaldi

Section 7.02 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (together with any exhibits) contains the entire agreement among the parties with respect to the Transactions, and shall supersede all previous oral and written agreements and all contemporaneous oral negotiations, commitments and understandings between the parties. This Agreement may be amended, changed, terminated or modified only by agreement in writing signed by all of the parties.

Section 7.03 SUCCESSORS AND ASSIGNS. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, successors and assigns of the parties hereto and all Persons or entities claiming by, through or under any of them.

Section 7.04 FURTHER DOCUMENTS. Each party hereto agrees to execute any and all further documents and writings and perform such other reasonable actions that may be or become necessary or expedient to effectuate and carry out the Transactions, whether before or after the Closing.

Section 7.05 GOVERNING LAW; JURISDICTION.

(a) This Agreement, and all claims or causes of actions (whether at law, in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to conflicts of Laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b) All legal proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the parties hereby irrevocably and unconditionally: (i) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any legal proceeding arising out of or relating to this Agreement and the Transactions brought by any party; (ii) agrees not to commence any such legal proceeding except in such courts; (iii) agrees that any claim in respect of any such legal proceedings may be heard and determined in any Maryland state or federal court; (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such legal proceeding; and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such legal proceeding. Each of the parties agrees that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

Section 7.06 COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original and all of which, collectively, shall constitute one (1) agreement.

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Section 7.07 CONSTRUCTION OF AGREEMENT. No party, or its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

Section 7.08 NO WAIVER. A waiver by either party hereto of a breach of any of the covenants or agreements in this Agreement to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions of this Agreement.

Section 7.09 SEVERABILITY. In the event that any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the full extent permissible by Law.

Section 7.10 HEADINGS. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to sections and exhibits are to sections and exhibits of this Agreement, unless otherwise indicated.

Section 7.11 INTERPRETATION. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to articles, sections, exhibits and schedules mean the articles and sections of, and the exhibits and schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement, as applicable; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. All references to “dollars” or “$” shall mean United States Dollars.

Section 7.12 SCHEDULES. The disclosure of any fact or item in any portion of any schedule referenced by a particular section or subsection of this Agreement shall, should the existence of the fact or item or its contents be relevant to any other section or subsection of this Agreement, and if such relevance is reasonably apparent on the face thereof, be deemed to be disclosed with respect to such other section or subsection of this Agreement to which such fact or item relates.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The REIT:

STARWOOD WAYPOINT RESIDENTIAL TRUST, a Maryland real estate investment trust

	By:	/s/ Douglas R. Brien
		Name:	Douglas R. Brien
		Title:	Chief Executive Officer

The OP:

STARWOOD WAYPOINT RESIDENTIAL PARTNERSHIP, L.P., a Delaware limited partnership

	By:	Starwood Waypoint Residential GP, Inc., its General Partner

		By:	/s/ Douglas R. Brien
			Name:	Douglas R. Brien
			Title:	Chief Executive Officer

The Contributor:

STARWOOD CAPITAL GROUP GLOBAL, L.P., a Delaware limited partnership

	By:	/s/ Ellis Rinaldi
		Name:	Ellis Rinaldi
		Title:	EVP

Signature Page to Contribution Agreement

The Manager:

SWAY MANAGEMENT LLC,
a Delaware limited liability company

	By:	/s/ Andrew J. Sossen
		Name:	Andrew J. Sossen
		Title:	Authorized Signatory

Signature Page to Contribution Agreement

EXHIBIT A

DEFINED TERMS

“Accrued Management Fee” means the amount of the Base Management Fee (as defined in the Management Agreement) that has accrued and is unpaid under the Management Agreement through (and including) the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended and (b) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.

“Anti-Terrorism Law” means each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Law now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Assignment” is defined in Section 2.02(a)(iv).

“Author” is defined in Section 3.02(z)(v).

“Basket Amount” is defined in Section 5.04(a)(i).

“Blue Sky Laws” is defined in Section 3.01(g)(i).

“Brien Employment Agreement” means the letter agreement dated January 31, 2014 between the Manager and Doug Brien, as amended by letter agreement dated June 12, 2015 between the Manager and Doug Brien.

“Business” means the business of providing the advisory, property management and other services provided by the Manager to the REIT or any other Persons (including all of the services necessary to satisfy the obligations of the Manager under the Management Agreement and the Legacy Management Agreement).

“business day(s)” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“Business Employee” is defined in Section 3.02(p)(i).

“Business Insurance Policies” is defined in Section 3.02(t)(i).

“Closing” is defined in Section 2.01.

“Closing Date” is defined in Section 2.01.

“Closing Date Balance Sheet” is defined in Section 2.04(a).

“Closing Date Financial Information” is defined in Section 2.04(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investment Period” means the period commencing on the Closing Date and ending on the earliest of (i) the date on which the Board of Trustees of the REIT determines that the REIT should exit the activity of

Exh. A-1

investing in distressed and non-performing loans, (ii) the date on which the REIT and its Subsidiaries dispose of all or substantially all of their portfolio of distressed and non-performing loans and (iii) the one-year anniversary of the Closing Date.

“Collective Bargaining Agreement” is defined in Section 3.02(p)(ii).

“Common Stock” is defined in Section 3.03(c).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral (and all amendments or modifications thereto) to which the Manager or one of its Subsidiaries is a party that are legally binding on the Manager or such Subsidiary.

“Contribution” is defined in Section 1.01(a).

“Contributor” is defined in the preamble.

“Contributor Fundamental Representations” means the representations set forth in Section 3.01(a) (Organization and Qualification), Section 3.01(b) (Due Authorization; Approvals), Section 3.01(f) (Ownership of the Equity Interests), and Section 3.01(h) (Brokers, Finders and Advisors).

“Contributor Indemnified Parties” is defined in Section 5.03.

“Current Balance Sheet” is defined in Section 3.02(l).

“Designated Person” means any Person who: (a) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation; (b) (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner who violates Section 2 of the Executive Order; or (c) (i) is an agency of the government of a country, (ii) is an organization controlled by a country or (iii) is a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Effective Date” is defined in the preamble.

“Encumbrances” means any and all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements or other adverse claims or restrictions on title or transfer of any nature whatsoever.

“Enforceability Exceptions” is defined in Section 3.01(b).

“Equity Interests” means: (a) with respect to a corporation, as determined under the Laws of the jurisdiction of organization of such entity, shares of capital stock (whether common, preferred or treasury); (b) with respect to a partnership, limited liability company, limited liability partnership or similar Person, as determined under the Laws of the jurisdiction of organization of such entity, units, interests or other partnership or limited liability company interests; or (c) any other equity ownership.

Exh. A-2

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Executive Order” means Executive Order No. 13224 on Terrorist Financings:—Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001, as amended by Order No. 132684, as so amended.

“Existing Registration Rights Agreement” means the Registration Rights Agreement dated as of February 4, 2014 between the REIT and the Manager.

“Financial Statements” is defined in Section 3.02(l).

“GAAP” means United States generally accepted accounting principles consistently applied with those principles used in the preparation of the Financial Statements.

“Governmental Authority(ies)” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Licenses” is defined in Section 3.02(s).

“Indebtedness” means, as to any Person: (a) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured); (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business; (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency; (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases; (g) all indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; and (h) all guarantees by such Person of the Indebtedness of any other Person.

“Indemnified Party” is defined in Section 5.05.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article V.

“Indemnity Amount” is defined in Section 5.04(a)(ii).

“Initial Contribution Consideration” is defined in Section 1.01(a).

Exh. A-3

“Intellectual Property” means all of the following forms of intellectual property and all rights therein: (a) brands and slogans, registered and unregistered trademarks, trade names, service marks, domain names and applications and registrations therefor and all goodwill associated therewith; (b) patents, patent applications and inventions conceived or reduced to practice prior to the Closing Date, including any provisional, utility, continuation, continuation-in-part or divisional applications filed in the United States or other jurisdiction prior to the Closing Date, and all reissues thereof and all reexamination certificates issuing therefrom; (c) copyrights, including all related copyright applications and registrations; (d) know-how and trade secrets, whether or not reduced to practice; (e) the right to sue for and recover damages, assert, settle or release any claims or demands and obtain all other remedies and relief at law or equity for any past, present or future infringement or misappropriation of any of the foregoing; (f) licenses, options to license and other contractual rights to use the Intellectual Property; and (g) all computer and electronic data processing programs and software programs and related documentation.

“Intended Tax Treatment” is defined in Section 1.02.

“Investment Advisory Agreement” means the Investment Advisory Agreement dated as of January 31, 2014 between the Manager, acting on behalf of the REIT, and Starwood Capital Group Management, L.L.C.

“Investment Guidelines” means the Investment Guidelines of the REIT adopted by the REIT’s Board of Trustees, subject to any amendments to the Investment Guidelines from time to time.

“IRS” is defined in Section 3.02(q)(i).

“Knowledge” means, with respect to the Contributor, the actual knowledge, after reasonable investigation, of Andrew Sossen and Tom Bowers, and with respect to the Manager, the actual knowledge, after reasonable investigation, of Andrew Sossen, Tom Bowers, Doug Brien, Nina Tran, Charles Young, Ali Nazar, Brendan Brogan and Tamra Browne.

“Law(s)” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, decrees, policies, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

“Leased Real Property” is defined in Section 3.02(x)(i).

“Legacy Management Agreement” means the Management and Reimbursement Agreement dated as of January 31, 2014 between the Manager and Waypoint Real Estate Group Holdco, LLC, as amended by the Purchase Agreement dated as of June 15, 2015 among the Contributor, Waypoint Real Estate Group Holdco LLC, the Manager, Wiel Brien, LLC, GI Partners Fund III L.P., GI Waypoint UBTI Blocker Fund III-A, Inc., GI Waypoint ECI Blocker Fund III-B, Inc., Gary Beasley, Doug Brien and Colin Wiel.

“Legal Requirement(s)” means any and all judicial decisions, orders, injunctions, writs, statutes, laws, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority.

“Losses” means any and all damages, fines, fees, penalties, liabilities, losses and costs and expenses (including interest, court costs and fees, reasonable costs of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment); provided, that Losses shall not include any indirect, special, punitive, incidental or consequential damages (other than any such damages asserted in a claim by a third party).

Exh. A-4

“made available” means (i) filed with the SEC and publicly available on the SEC’s website, (ii) posted in the electronic data room established for purposes of the Transactions and made available to the Special Committee in such data room, or (iii) provided to legal counsel to the Special Committee by e-mail, in each case, at least two (2) business days prior to the Effective Date.

“Management Agreement” is defined in the recitals.

“Manager” is defined in the preamble.

“Manager Fundamental Representations” means the representations set forth in Section 3.02(a) (Organization and Qualification), Section 3.02(b) (Due Authorization; Approvals), Section 3.02(f) (Ownership of the Equity Interests), Section 3.02(k) (Tax Matters) and Section 3.02(gg) (Brokers, Finders and Advisors).

“Manager Plan” means any Plan maintained by the Manager or any of its Subsidiaries, or to which the Manager or any of its Subsidiaries contributes or is obligated to contribute or might otherwise have or reasonably be expected to have any liability.

“Marks” is defined in Section 4.14(a).

“Material Adverse Effect” means:

(a) with respect to the Manager, any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, (i) a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of the Manager, taken as a whole, or (ii) a material adverse effect on the ability of the Contributor or the Manager to consummate the Transactions; provided, however, that for the purposes of clause (i), the following Effects shall not be taken into account when determining whether a Material Adverse Effect has occurred or is reasonably likely to exist or occur:

(i) any changes after the Effective Date in general United States or global economic conditions to the extent that such Effects do not disproportionately have a greater adverse impact on the Manager relative to other similarly situated participants in the single family residential leasing industry in which the Manager operates generally;

(ii) any changes after the Effective Date to the industry or industries in which the Manager operates;

(iii) any changes after the Effective Date in GAAP (or any interpretation thereof in accordance with the Financial Accounting Standards Board Statements of Financial Accounting Standards and Interpretations) to the extent that such changes do not disproportionately have a greater adverse impact on the Manager relative to other similarly situated participants in the industries in which the Manager operates generally;

(iv) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Authority after the Effective Date to the extent that such adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal does not disproportionately have a greater adverse impact on the Manager relative to other similarly situated participants in the industries in which the Manager operates generally;

(v) any actions taken, or the failure to take any action, if such action or such failure to take action is at the written request or with the prior written consent of the Special Committee,

(vi) any Effect attributable to the negotiation, execution or announcement of this Agreement, the Transactions, the Merger Agreement or the Merger (provided, that this clause (vi) shall be disregarded for purposes of any representations and warranties set forth in Section 3.01(c) and, to the extent related thereto, Section 2.02(b)(ii)(A));

Exh. A-5

(vii) any failure by the Manager to meet any internal or published projections, estimates or expectations of the Manager’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Manager to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure and that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account);

(viii) any Effects after the Effective Date arising out of changes in geopolitical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the Effective Date to the extent that such changes do not disproportionately have a greater adverse impact on the Manager relative to other similarly situated participants in the industries in which the Manager operates generally; and

(ix) any reduction in the credit rating of the Manager, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction and that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account).

(b) with respect to the REIT and the OP, any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, (i) a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of the REIT or the OP, taken as a whole or (ii) a material adverse effect on the ability of the REIT or the OP to consummate the Transactions; provided, however, that for the purposes of clause (i), the following Effects shall not be taken into account when determining whether a Material Adverse Effect has occurred or is reasonably likely to exist or occur:

(i) any changes after the Effective Date in general United States or global economic conditions to the extent that such Effects do not disproportionately have a greater adverse impact on the REIT or the OP, taken as a whole, relative to other similarly situated participants in the single family residential leasing industry in which the REIT and the OP operate generally;

(ii) any changes after the Effective Date to the industry or industries in which the REIT and the OP operate;

(iii) any changes after the Effective Date in GAAP (or any interpretation thereof in accordance with the Financial Accounting Standards Board Statements of Financial Accounting Standards and Interpretations) to the extent that such changes do not disproportionately have a greater adverse impact on the REIT or the OP, taken as a whole, relative to other similarly situated participants in the industries in which the REIT and the OP operate generally;

(iv) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Authority after the Effective Date to the extent that such adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal does not disproportionately have a greater adverse impact on the REIT or the OP, taken as a whole, relative to other similarly situated participants in the industries in which the REIT and the OP operate generally;

(v) any actions taken, or the failure to take any action, if such action or such failure to take action is at the written request or with the prior written consent of the Contributor or the Manager;

(vi) any Effect attributable to the negotiation, execution or announcement of this Agreement, the Transactions, the Merger Agreement or the Merger;

(vii) any failure by the REIT or the OP to meet any internal or published projections, estimates or expectations of the REIT’s or the OP’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the REIT or the OP to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of

Exh. A-6

itself (it being understood that the facts or occurrences giving rise or contributing to such failure and that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account);

(viii) any Effects after the Effective Date arising out of changes in geopolitical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the Effective Date to the extent that such changes do not disproportionately have a greater adverse impact on the REIT or the OP, taken as a whole, relative to other similarly situated participants in the industries in which the REIT and the OP operate generally; and

(ix) any reduction in the credit rating of the REIT or the OP, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction and that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account).

“Membership Interests” is defined in the recitals.

“Merger” means the Merger of Colony American Homes, Inc. with and into a subsidiary of the REIT, as provided in the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated as of the date hereof among the REIT, the OP, Colony American Homes, Inc., CAH Operating Partnership, L.P., and the parties identified therein as the Colony Stockholders, the Colony Unitholders and the Colony Investors.

“Net Asset Amount” means, as of the Closing Date:

(i) the amount representing the total assets of the Manager, as shown on the Closing Date Balance Sheet, after deducting (x) the Pre-Closing Cash Distribution, if any amount in respect thereof is included in said total assets amount and (y) any assets related to the RSU Award (including any shares of Common Stock issued or issuable to the Manager as a result of the vesting of the RSU Award)), if any such assets are included in said total asset amount, minus

(ii) the amount representing the total liabilities (not including, for the sake of clarity, any amount of member’s equity) of the Manager, as shown on the Closing Date Balance Sheet, after deducting any liabilities related to the RSU Award, if any such liabilities are included in said total liabilities amount.

“Non-Competition Period” is defined in Section 4.08(a).

“Non-Released Matters” is defined in Section 5.09.

“OP” is defined in the preamble.

“OP-General Partner” is defined in the preamble.

“OP Units” means Common Units (as such term is defined in the Partnership Agreement) in the OP.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Starwood Waypoint Residential Partnership, L.P. dated as of January 16, 2014 between the OP-General Partner, as general partner, and the REIT, as limited partner.

“Partnership Units” has the meaning assigned to that term in the Partnership Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

Exh. A-7

“Per Claim Threshold” is defined in Section 5.04(a)(i).

“Person(s)” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employment, consulting, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based), leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, dental, vision, welfare, accident, disability, workmen’s compensation or other insurance, severance, separation, termination, change of control, collective bargaining or other benefit plan, agreement, practice, policy or arrangement, whether written or oral, and whether or not subject to ERISA, including any “employee benefit plan” within the meaning of Section 3 (3) of ERISA.

“Pre-Closing Cash” means cash held by the Manager immediately prior to the Closing, which shall (i) include the cash received as a result of the payment of the Accrued Management Fee and (ii) exclude cash whose use is restricted (e.g., cash posted as reserves for insurance coverage, cash posted as collateral for letters of credit, cash deposited to secure utility service or payments, and cash deposits received from prospective or actual lessees).

“Pre-Closing Cash Distribution” is defined in Section 4.05.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and any period through the Closing Date in the case of a taxable period beginning before and ending after the Closing Date.

“Preferred Stock” is defined in Section 3.03(c).

“Projections” is defined in Section 3.02(v).

“Proxy Statement” is defined in Section 4.04(a).

“Qualified Plan” is defined in Section 3.02(q)(iii).

“Registration Rights Agreement” is defined in the recitals.

“REIT” is defined in the preamble.

“REIT Fundamental Representations” means the representations set forth in Section 3.03(a) (Organization and Qualification), Section 3.03(b) (Due Authorization; Approvals), Section 3.03(c) (Capitalization) and Section 3.03(e) (Brokers, Finders and Advisors).

“REIT Indemnified Parties” is defined in Section 5.02.

“REIT SEC Filings” means all forms, reports, schedules, statements and documents (including all exhibits to such forms, reports, schedules, statements and documents) filed or furnished with the SEC by the REIT, including any amendments or supplements thereto, from and after January 1, 2013 to the Effective Date.

“REIT Shareholder Approval” is defined in Section 4.04(a).

“Released Claims” is defined in Section 5.09.

“Releasee” and collectively, “Releasees” are defined in Section 5.09.

“Restricted Business” is defined in Section 4.08(a).

Exh. A-8

“Restricted Share Unit” has the meaning assigned to that term in the RSU Award.

“Review Period” is defined in Section 2.04(b).

“Reviewing Accountant” is defined in Section 2.04(c).

“RSU Award” means the Restricted Share Unit Award Agreement dated as of February 4, 2014, between the REIT and the Manager, regarding the grant by the REIT to the Manager of 777,574 Restricted Share Units under the terms of the Starwood Waypoint Residential Trust Manager Equity Plan.

“SEC” is defined in Section 4.04(a).

“Second Amended and Restated Agreement” means the Second Amended and Restated Limited Partnership Agreement of the OP in the form of Exhibit D.

“Securities Act” is defined in Section 3.01(g)(i).

“Shareholders Meeting” is defined in Section 4.04(d).

“Special Committee” is defined in the recitals.

“Special Committee Financial Advisor” is defined in Section 3.03(d).

“SOF-X Partnership” means, collectively: (i) Starwood Distressed Opportunity Fund X U.S., L.P.; (ii) Starwood Opportunity Fund X International, L.P.; and (iii) Starwood Opportunity Fund X Global, L.P.

“Starwood Investment Vehicle” means the (i) Contributor and any Affiliate of the Contributor and (ii) any investment vehicle sponsored or managed by any of the foregoing, including the SOF-X Partnership.

“Starwood Target Asset Opportunities” means investment opportunities in Target Assets that are identified by a Starwood Investment Vehicle.

“Subject Materials” is defined in Section 5.05(c).

“Subsidiary” means, with respect to any Person, any other Person (i) of which the first Person owns directly or indirectly fifty percent (50%) or more of the Equity Interests in the other Person, (ii) of which the first Person or any other Subsidiary of the first Person is a general partner or (iii) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to the other Person are at the time owned by the first Person and/or one or more of the first Person’s Subsidiaries.

“Target Assets” means distressed and non-performing single-family residential mortgage loans on property located within the United States.

“Tax” means any and all taxes, governmental fees, imposts, levies or other like assessments or charges of any kind whatsoever (including all net income, gross receipts, capital, sales, use, ad valorem, value added, goods and services, transfer, franchise, profits, alternative, environmental, inventory, license, withholding, payroll, employment, social security, unemployment, escheat, excise, severance, stamp, occupation, property (real or personal) and estimated taxes and customs duties), whether federal, state, local, foreign or other, together with any interest, penalty, addition to tax or additional amount imposed by any Tax Authority and any liability for any of the foregoing as transferee or successor.

“Tax Authority” means any Governmental Authority responsible for the imposition or administration of any Tax.

Exh. A-9

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

“Third Party Claim” means a third party action which constitutes a matter: (a) for which an Indemnified Party is entitled to indemnification under Section 5.05; or (b) which if determined adversely to the applicable Indemnified Party, would provide a basis for a claim for indemnification under Section 5.05.

“Transaction Documents” means this Agreement and the Assignment and any agreements or documents prepared or executed pursuant to the transactions contemplated by such agreements, any exhibits or attachments to any of the foregoing and any other agreement signed by the parties that expressly states that it is intended to be a Transaction Document, as the same may be amended from time to time.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transferred Assets” means all material tangible personal property and other material assets reflected in the Financial Statements, excluding, however, any shares of Common Stock and Restricted Share Units held by the Manager.

“Transferred Intellectual Property” means: (a) all Intellectual Property owned by the Manager and used in the Business; and (b) all licenses of Intellectual Property used in the Business to which the Manager is a party (other than licenses for off-the-shelf computer software that is generally available to the public on commercially reasonable terms).

Exh. A-10

Annex B

CONFORMED COPY

AGREEMENT AND PLAN OF MERGER

by and among

STARWOOD WAYPOINT RESIDENTIAL TRUST,

STARWOOD WAYPOINT RESIDENTIAL PARTNERSHIP, L.P.,

SWAY HOLDCO, LLC,

COLONY AMERICAN HOMES, INC.,

CAH OPERATING PARTNERSHIP, L.P.,

COMPANY STOCKHOLDERS,

COMPANY UNITHOLDERS and

COMPANY INVESTORS

dated as of

September 21, 2015

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EXHIBITS AND SCHEDULES

Exhibit A	Contribution Agreement
Exhibit B	Surviving Entity Certificate of Formation
Exhibit C	Surviving Entity Limited Liability Company Operating Agreement
Exhibit D	Parent Declaration of Trust
Exhibit E	Parent Bylaws
Exhibit F	Surviving Operating Partnership Agreement
Exhibit G	Officers
Exhibit H	Separation Business Agreement
Exhibit I	Registration Rights Agreement
Schedule I	Form of Company Reorganization Step Plan
Schedule II	Indemnification Shares Gross-Up Calculation
Schedule III	Company Investors Parent Common Share Allocation
Schedule IV	Designated Recipients Pro Forma Parent Common Share Allocation
Schedule V	Form of Customary REIT Exemption Representation Letter

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated as of September 21, 2015, is by and among Starwood Waypoint Residential Trust, a Maryland real estate investment trust (“Parent”), SWAY Holdco, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), Starwood Waypoint Residential Partnership, L.P., a Delaware limited partnership, (the “Parent Operating Partnership”), Colony American Homes, Inc., a Maryland corporation (“Company”), CAH Operating Partnership, L.P., a Delaware limited partnership (“Company Operating Partnership”), each holder of Company common stock prior to giving effect to the Company Reorganization (as defined below) (collectively, the “Company Stockholders”), each holder of Company operating partnership units prior to giving effect to the Company Reorganization (collectively, the “Company Unitholders”) and each holder of Company common stock after giving effect to the Company Reorganization (each, a “Company Investor”). All capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Section 11.4 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent, Merger Sub, Parent Operating Partnership, Company, Company Operating Partnership, Company Unitholders and the Company Investors are each individually referred to herein as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Company is a Maryland corporation operating as a real estate investment trust for U.S. federal income tax purposes (a “REIT”);

WHEREAS, Parent is a Maryland real estate investment trust operating as a REIT;

WHEREAS, the Parties wish to effect a business combination through a merger of Company with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”), and each share of common stock, $0.01 par value per share, of Company (“Company Shares”) issued and outstanding immediately prior to the Merger Effective Time being converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”);

WHEREAS, SWAY Management LLC (“Manager”), a wholly owned subsidiary of Starwood Capital Group Global, L.P., serves as manager to Parent and, prior to the consummation of the Merger, all the equity interests in Manager will be contributed by Starwood Capital Group Global, L.P. to Parent Operating Partnership in exchange for the issuance, simultaneously with the distribution of Merger Consideration (as defined below) in accordance with Section 2.1(a) below, to Starwood Capital Group Global, L.P. of 6,400,000 Parent OP Units, subject to and in accordance with the Contribution Agreement, dated as of the date hereof, by and between Manager and Parent, a copy of which is attached hereto as Exhibit A (the “Contribution Agreement”; the transactions contemplated by the Contribution Agreement, the “Manager Contribution”);

WHEREAS, prior to the consummation of the Merger, Company shall cause its ownership structure to be reorganized and recapitalized and the Excluded Business (as defined in the Excluded Business Separation Agreement) (the “Excluded Business”) to be distributed to the Company Investors, in each case, in accordance with the Company Reorganization Step Plan, substantially in the form attached hereto as Schedule I (the “Company Reorganization Step Plan”) and the transactions contemplated thereby (the “Company Reorganization”);

WHEREAS, the board of directors of Company (the “Company Board of Directors”), has (a) duly and validly authorized the execution and delivery of this Agreement and declared advisable and in the best interests of Company and Company Stockholders the consummation of the Merger and the other Transactions, (b) submitted the Merger to the Company Stockholders and (c) substantially concurrently with the execution and delivery hereof, the Company Stockholders approved this Agreement and approved the Merger;

WHEREAS, the Parent Board of Trustees (the “Parent Board of Trustees”) has (a) authorized the issuance of common shares of beneficial interest, par value $0.01 per share, of Parent (the “Parent Common Shares”) in connection with the Merger as described herein (the “Share Issuance”) and directed that such issuance be submitted for consideration at a special meeting of Parent’s shareholders, and (b) authorized the Manager Contribution in accordance with the Contribution Agreement;

WHEREAS, a duly authorized and fully empowered committee of the Parent Board of Trustees, comprised solely of independent and disinterested members of the Parent Board of Trustees (the “Special Committee”), has (a) declared the Contribution Agreement, the Manager Contribution and the other transactions contemplated by the Contribution Agreement to be advisable and in the best interests of Parent, and (b) recommended that Parent Board of Trustees approve the Contribution Agreement, the Manager Contribution and the other transactions contemplated by the Contribution Agreement and recommend that Parent’s shareholders vote in favor of the Manager Contribution and the other transactions contemplated by the Contribution Agreement;

WHEREAS, the Parent Board of Trustees has (in the case of the Contribution Agreement, the Manager Contribution and the other transactions contemplated by the Contribution Agreement, based on the recommendation of the Special Committee) (a) approved this Agreement, the Merger, the Share Issuance, the Contribution Agreement, the Manager Contribution and the other Transactions, (b) declared this Agreement, the Merger, the Share Issuance, the Contribution Agreement, the Manager Contribution and the other Transactions to be advisable and in the best interests of Parent and its shareholders, and (c) recommended that Parent’s shareholders vote in favor of the Share Issuance and the Manager Contribution, and to include such recommendation in the Proxy Statement (the “Parent Board Recommendation”);

WHEREAS, Parent, in its capacity as the sole member of Merger Sub, and Merger Sub have taken all actions required for the execution and delivery of this Agreement by Merger Sub and to adopt and approve the execution and delivery of this Agreement and to approve the consummation by Merger Sub of the Merger;

WHEREAS, Starwood Waypoint Residential GP, Inc., the general partner of Parent Operating Partnership has approved the execution and delivery of this Agreement and the Contribution Agreement, and further has deemed it advisable and in the best interests of Parent Operating Partnership to enter into this Agreement and the Contribution Agreement and to consummate the Merger, the Manager Contribution and the other Transactions;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for the Merger for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also prescribe various conditions to the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL and the DLLCA, at the Merger Effective Time, Company

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shall be merged with and into Merger Sub, whereupon the separate existence of Company will cease, with Merger Sub surviving the Merger (Merger Sub, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that following the Merger, the Surviving Entity will be a wholly owned Subsidiary of Parent. The Merger shall have the effects provided in this Agreement and as specified in the MGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of Merger Sub and Company, and all of the claims, obligations, liabilities, debts and duties of Merger Sub and Company shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.

Section 1.2 Closing. The closing of the Merger (the “Closing”) will take place (a) by electronic exchange of documents and signatures at 10:00 a.m., New York time, on the third (3rd) business day after the satisfaction or waiver of the last of the conditions set forth in Article VIII to be satisfied or waived (other than any such conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or (b) at such other date or place as is agreed to in writing by Company and Parent; provided, however, that if the Closing would otherwise occur on a date that is within thirty (30) days prior to the end of Parent’s then current fiscal quarter, Parent may elect to defer the Closing to the first (1st) business day after the end of such fiscal quarter of Parent, subject to Company’s consent, which shall not be unreasonably withheld, conditioned or delayed. The date on which the Closing actually takes place is referred to as the “Closing Date.”

Section 1.3 Effective Time of Merger. On the Closing Date, Company, Parent and Merger Sub shall (i) cause articles of merger with respect to the Merger (the “Articles of Merger”) to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) as provided under the MGCL, (ii) cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) as provided under the DLLCA and (iii) make any other filings, recordings or publications required to be made by Company or Merger Sub under the MGCL or DLLCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are accepted for record by the SDAT, and the Certificate of Merger is accepted by the Delaware Secretary, or on such other date and time as shall be agreed to by Company and Parent and specified in the Articles of Merger and in the Certificate of Merger (such date and time being hereinafter referred to as the “Merger Effective Time”).

Section 1.4 Governing Documents.

(a) At the Merger Effective Time, the certificate of formation and the limited liability company operating agreement of the Surviving Entity shall be substantially in the form set forth in Exhibit B and Exhibit C, respectively, attached hereto.

(b) Prior to the Merger Effective Time, Parent shall cause the declaration of trust, subject to the changes thereto contemplated by Section 7.20 and Section 7.22, and the bylaws of Parent to be amended, effective no later than the Merger Effective Time, to be substantially in the form set forth in Exhibit D and Exhibit E.

(c) Prior to the Merger Effective Time, Parent shall cause the Parent Operating Partnership Agreement to be amended and restated, effective no later than the Merger Effective Time, to be in substantially the form of Exhibit F (the “Surviving Operating Partnership Agreement”).

Section 1.5 Tax Treatment of Merger.

(a) The Parties hereby confirm, covenant and agree to treat the Merger as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement be, and is hereby adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code.

(b) Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local Law), all Parties shall file all United States federal, state and local Tax Returns in a manner consistent with the intended tax treatment of the Merger described in this Section 1.5, and no Party shall take a position inconsistent with such treatment.

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Section 1.6 Subsequent Actions. If at any time after the Merger Effective Time, the Surviving Entity shall determine, in its sole and absolute discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights or properties of Company acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger, then the Surviving Entity may take all such actions as may be necessary or desirable to vest all right, title or interest in, to or under such rights or properties in the Surviving Entity or otherwise to carry out this Agreement and the Transactions.

ARTICLE II

TREATMENT OF SECURITIES

Section 2.1 Treatment of Company Capital Stock. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Company or of Merger Sub:

(a) Treatment of Company Shares. All Company Shares issued and outstanding immediately prior to the Merger Effective Time (other than Company Shares to be cancelled in accordance with this clause (a)) shall be converted into the right to receive an aggregate of 64,869,583 (the “Initial Company Investor Share Count”) duly authorized, fully paid, nonassessable and validly issued Parent Common Shares, subject to adjustment as provided in Section 2.2(d) (all such shares, the “Merger Consideration”), which, at the Merger Effective Time, shall be distributed, or caused to be distributed, by Parent to each of the Company Investors and, at the direction of such Company Investors, their Designated Recipients (as defined below) in accordance with their respective allocations (the “Merger Consideration Allocation”) as set forth, in the case of the Company Investors, on Schedule III hereto and, in the case of the Designated Recipients, on Schedule IV hereto; provided, however, that each Company Share issued and outstanding immediately prior to the Merger Effective Time that is held by Company or any wholly owned Subsidiary of Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto. From and after the Merger Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Company Share shall cease to have any rights with respect thereto, except the right to receive Parent Common Shares in exchange therefor in accordance with this Article II, including the right to receive, pursuant to Section 2.5, cash in lieu of fractional Parent Common Shares, if any, for which such Company Shares have the right to be exchanged pursuant to this Section 2.1 (the “Fractional Share Consideration”). At Company’s election, the Merger Consideration Allocation set forth on Schedule III may be reallocated amongst the Company Investors, and the Merger Consideration Allocation set forth on Schedule IV may be reallocated amongst the Designated Recipients, as set forth on a revised Schedule III and Schedule IV, respectively, delivered to Parent no later than five (5) business days prior to the Closing.

(b) Treatment of Company’s Preferred Shares. All shares of preferred stock, $0.01 par value per share, of Company (the “Company Preferred Shares”) issued and outstanding immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be redeemed for an aggregate of $125,000 in cash in accordance with the liquidation preference of the Company Preferred Shares, cancelled and retired and shall cease to exist, and no further payment shall be made with respect thereto. From and after the Merger Effective Time, all such Company Preferred Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Company Preferred Share shall cease to have any rights with respect thereto.

(c) Treatment of Merger Sub Securities. Each membership interest of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall remain issued and outstanding as membership interests of the Surviving Entity.

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Section 2.2 Exchange of Shares; Payment for Securities; Payment of Permitted Dividends and Distributions.

(a) At the Closing, Parent shall (i) pay to the applicable Company Investors (or to the applicable limited partner or other investor of the applicable Company Investor designated on Schedule IV, as supplemented from time to time in accordance with the terms hereof (the “Designated Recipients”)), and/or holders of Company Preferred Shares, as applicable, the (A) amount of any Fractional Share Consideration due in accordance with Section 2.1(a), and (B) redemption amount for each of the Company Preferred Shares due in accordance with Section 2.1(b), which, in the case of each of clauses (A) and (B), such Company Investors (and Designated Recipients) and/or holders of Company Preferred Shares, as applicable, are entitled to receive on the Closing Date by wire transfer to one or more accounts designated by, or on behalf of, each such Company Investor and holder of Company Preferred Shares in writing no later than two (2) business days prior to the Closing Date, and (ii) electronically issue to each Company Investor (or Designated Recipient) by way of direct registration in book-entry form Parent Common Shares representing the number of whole Parent Common Shares into which each Company Investor’s Company Shares shall have been converted in accordance with Section 2.1 (and Parent will subsequently mail, or cause to be mailed, to each Company Investor (or Designated Recipient) a book-entry account statement that reflects the Parent Common Shares to which such Company Investor (or Designated Recipient) is entitled). For the avoidance of doubt, all dividends or other distributions with respect to the Parent Common Shares that have been declared (in compliance with the terms of this Agreement) but not paid as of the Closing (and for which the record date is after the Closing) shall be paid on the payment date for such dividend or other distribution with respect to the Parent Common Shares constituting the Merger Consideration (including any Fractional Share Consideration) to the applicable holders thereof as of such record date.

(b) The Merger Consideration issued and paid in accordance with this Article II upon conversion of the Company Shares shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Shares.

(c) Transfer Books; No Further Ownership Rights in Company Shares. At the Merger Effective Time, the stock transfer books of Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of Company. From and after the Merger Effective Time, the holders of Company Shares outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such Company Shares except as otherwise provided for herein or by applicable Law.

(d) Adjustment to Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Parent Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of Parent Common Shares outstanding after the date hereof and prior to the Merger Effective Time so as to provide the holders of Company Shares with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Merger Consideration.

Section 2.3 Dissenter’s Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement, so long as the provisions of Section 3-202(c)(1)(ii) of the MGCL are applicable to the transaction.

Section 2.4 Withholding. All amounts payable pursuant to this Article II shall be paid without interest (unless otherwise noted). Any payments made pursuant to this Agreement shall be net of all applicable withholding Taxes that Company, Parent, Merger Sub or the Surviving Entity, as the case may be, shall be required to deduct and withhold under applicable Law (including Section 1445 of the Code); provided, however, that Parent, Merger Sub or the Surviving Entity, as the case may be, shall provide Company with notice at least ten (10) business days prior to Closing of any proposed withholding and the Parties shall, to the extent reasonably possible, work together to avoid or reduce any such withholding obligation. To the extent that amounts are so deducted and withheld by the applicable payor and remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Party in respect of which such deduction and withholding was made.

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Section 2.5 No Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no certificate or scrip representing fractional Parent Common Shares shall be issued upon the conversion of the Company Shares pursuant to this Article II, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any fractional shares, Parent shall pay each holder of Company Shares, and such holder shall be entitled to receive, an amount in cash, rounded up to the cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all Company Shares held at the Merger Effective Time by such holder) would otherwise be entitled by (ii) the closing price on the NYSE, as reported on the consolidated tape at the close of the NYSE regular session of trading, for a Parent Common Share on the last trading day immediately preceding the Merger Effective Time.

Section 2.6 Further Transfers and Fractional Shares. The Company and Parent acknowledge and agree that, following the Closing, the shares constituting the Merger Consideration shall be transferred (subject to Section 7.12), from time to time, to the beneficial owner of such shares (such direct and indirect equity holders of the Company Investors, collectively, the “Company Investor Equity Holders”) and if any such transfer(s) would otherwise entitle any such transferee(s) to receive a fractional share or shares, the Company Investor and Parent will determine the Fractional Share Consideration into which such shares should be exchanged (as set forth below). In lieu of any fractional shares, Parent shall pay to each Company Investor Equity Holder, and such holder shall be entitled to receive, an amount in cash, rounded up to the cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the closing price on the NYSE, as reported on the consolidated tape at the close of the NYSE regular session of trading, for a Parent Common Share on the last trading day immediately preceding the Merger Effective Time, and thereupon, any previously issued whole shares in lieu of which such Fractional Share Consideration is paid shall be automatically deemed to have been returned by the applicable Company Investor to Parent (and Parent shall instruct its transfer agent to reflect such return).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY

OPERATING PARTNERSHIP

The following representations and warranties by the Company and Company Operating Partnership are qualified in their entirety by reference to the disclosures set forth in Company’s disclosure letter delivered to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”). Each disclosure set forth in the Company Disclosure Letter shall qualify the Section to which it corresponds and any other Section to the extent the applicability of the disclosure to each other Section is reasonably apparent on its face from the text, or in the context, of the disclosure made; provided, however, that no disclosure shall qualify any Fundamental Representation unless it is set forth in the specific Section or sub-Section of the Company Disclosure Letter corresponding to such Fundamental Representation. The representations and warranties of the Company and Company Operating Partnership set forth in this Article III are given without giving effect to the Merger, the Company Reorganization or the other Transactions, except that all representations and warranties made as of the Closing Date give effect to the Company Reorganization and for any representations and warranties of the Company and Company Operating Partnership set forth in this Article III that by their express terms relates to the consummation of the Transactions contemplated hereby; provided, however, that, in any case, no representation or warranty (or portion thereof) is being made in this Article III with respect to the Excluded Business. Subject to the foregoing, the Company and Company Operating Partnership hereby represent and warrant to Parent, as of the date hereof and, as applicable, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date) as follows:

Section 3.1 Organization and Qualification; Subsidiaries.

(a) Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland and has the requisite corporate power and authority and any necessary governmental

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authorization to own, lease and, to the extent applicable, operate its properties and to conduct its business as it is now being conducted. Company is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. Company has made available to Parent, true and complete copies of any amendments or supplements to the Company Governing Documents and the Company OP Governing Documents. Company is in compliance with the terms of the Company Governing Documents in all material respects. Company Operating Partnership is in compliance with the terms of the Company OP Governing Documents in all material respects. True and complete copies of Company’s and Company Operating Partnership’s minute books and other corporate and partnership records, as applicable, have been made available by Company to Parent.

(b) Section 3.1(b) of the Company Disclosure Letter sets forth a true and complete list, in each case without giving effect to the Company Reorganization, of the Company Subsidiaries and each other corporate or non-corporate subsidiary in which Company owns any direct or indirect voting, capital, profits or other beneficial interest (excluding the Excluded Business, “Other Company Subsidiary”), together with (i) the jurisdiction of organization or incorporation, as the case may be, of each Company Subsidiary and each Other Company Subsidiary, (ii) the type of and percentage of voting, equity, profits, capital and other beneficial interest held, directly or indirectly, by Company in and to each Company Subsidiary and each Other Company Subsidiary, (iii) the names of and the type of and percentage of voting, equity, profits, capital and other beneficial interest held by any Person other than Company or a Company Subsidiary in each Company Subsidiary and each Other Company Subsidiary and (iv) the classification for U.S. federal income tax purposes of each Company Subsidiary and each Other Company Subsidiary.

(c) Each Company Subsidiary (i) is duly organized, validly existing, in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its organization and is in compliance in all material respects with the terms of its constituent organizational or governing documents, (ii) has all requisite corporate, partnership, limited liability company or other company (as the case may be) power and authority to conduct its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(d) Except as set forth in Section 3.1(d) of the Company Disclosure Letter, as of the date hereof, neither Company nor any Company Subsidiary, directly or indirectly, owns any interest or investment (whether equity or debt) in any Person (other than equity interests in the Company Subsidiaries, Other Company Subsidiaries or the Excluded Business) in the aggregate in excess of $250,000 in fair market value.

(e) Section 3.1(e) of the Company Disclosure Letter sets forth a true and complete list of each Company Subsidiary that is a REIT within the meaning of Sections 856 through 860 of the Code, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (“Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (“Taxable REIT Subsidiary”).

Section 3.2 Capitalization.

(a) The authorized capital stock of Company consists of 450,000,000 Company Shares, of which (i) as of the date hereof, 149,143,500 Company Shares are issued and outstanding and (ii) after giving effect to the Company Reorganization, 242,665,006 Company Shares will be issued and outstanding, and 50,000,000 Company Preferred Shares, of which (i) as of the date hereof, 125 Company Preferred Shares are issued and outstanding and (ii) after giving effect to the Company Reorganization 125 Company Preferred Shares will be

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issued and outstanding. All of the outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable and were issued, or with regard to the Company Shares issued in the Company Reorganization, will be, in compliance with applicable securities Laws. Except as set forth in this Section 3.2, there is no other outstanding capital stock of Company. There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) (“Company Voting Debt”) of Company or any Company Subsidiary issued and outstanding. Except as set forth above and except for the Company OP Units held by Company Unitholders prior to giving effect to the Company Reorganization and, in each case, except as set forth in the Excluded Business Separation Agreement, including the Company Reorganization Step Plan and Schedule IV, there are no (i) options, warrants, calls or profits interest units, stock appreciation rights, restricted stock, restricted stock units, “phantom” stock rights, performance units, other equity or equity-linked compensation awards, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind, including any stockholder rights plan, relating to the issued or unissued capital stock of Company or any Company Subsidiary, obligating Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Company Voting Debt of, or other equity interest in, Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment (collectively, “Company Equity Interests”) or (ii) outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any capital stock of, or other Company Equity Interests in, Company, any Company Subsidiary or any other Person, including under any stock repurchase plan, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in Company, any Company Subsidiary or any other Person.

(b) There are no voting trusts, proxies or other agreements to which Company, any Company Subsidiary or any Company Investor is a party with respect to the voting of Company Shares or any capital stock of, or other Company Equity Interest of, Company or any Company Subsidiary. Neither Company nor any Company Subsidiary has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its capital stock or other Company Equity Interests. No Company Shares are owned by any Company Subsidiary. Neither Company nor any Company Subsidiary has granted any registration rights on any of its capital stock. Except as may be set forth in the Company Governing Documents and for restrictions under federal and state securities laws, there are no outstanding obligations to which Company or any Company Subsidiary is a party (i) restricting the transfer of or (ii) limiting the exercise of voting rights with respect to any capital stock or other Company Equity Interests in any Company Subsidiary.

(c) Company Operating Partnership or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Company Equity Interests of each of the Company Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws and any immaterial Liens), and all of such shares of capital stock or other Company Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(d) Section 3.2(d) of the Company Disclosure Letter sets forth as of the date hereof a list of all of the Company Unitholders, together with the number and class of Company OP Units held by each such Company Unitholder in Company Operating Partnership. Other than the Company OP Units owned by the Company Unitholders set forth in Section 3.2(d) of the Company Disclosure Letter, Company directly owns, as of the date hereof, all of the issued and outstanding Company OP Units of Company Operating Partnership, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws or Company Operating Partnership Agreement or as set forth in Section 3.2(d) of the Company Disclosure Letter), and all Company OP Units are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights. There is no capital stock or other Company Equity Interests of Company Operating Partnership issued and outstanding other than such Company OP Units listed in Section 3.2(d) of the Company Disclosure Letter.

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(e) All dividends or other distributions on the Company Shares, Company Preferred Shares and Company Equity Interests and any material dividends or other distributions on any securities of any Company Subsidiary which have been authorized and declared prior to the date hereof have been paid in full.

Section 3.3 Authorization; Validity of Agreement; Company Action.

(a) Company has full corporate power and authority to execute and deliver this Agreement, the agreements contemplated by the Company Reorganization, and any other documents to which it is specified to be a party, to perform its obligations hereunder and thereunder and to consummate the Merger, the Company Reorganization and the other Transactions. The execution, delivery and performance by Company of this Agreement, the agreements contemplated by the Company Reorganization and the consummation by it of the Merger, the Company Reorganization and the other Transactions, have been duly and validly authorized by the Company Board of Directors and no other corporate action on the part of Company pursuant to the Company Governing Documents, the MGCL, the DLLCA or otherwise, is necessary to authorize the execution and delivery by Company of this Agreement, the Company Reorganization and the consummation by it of the Merger, the Company Reorganization and the other Transactions, subject, in the case of the Merger, to the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT and the filing of the Certificate of Merger with, and acceptance for record of the Certificate of Merger by the Delaware Secretary. This Agreement has been duly executed and delivered by Company and, assuming due and valid authorization, execution and delivery hereof by Parent, Parent Operating Partnership and Merger Sub, is a valid and binding obligation of Company enforceable against Company in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 3.4 Board and Other Approvals. The Company Board of Directors has (i) duly and validly authorized the execution and delivery of this Agreement and declared advisable and in the best interests of Company and the Company Stockholders the consummation of the Merger and the other Transactions to which they are a party and (ii) submitted the Merger to the Company Stockholders. Substantially concurrently with the execution and delivery hereof, the Company Stockholders unanimously approved this Agreement and unanimously approved the Merger. Each of Company, as the general partner of Company Operating Partnership, and CFI CSFR Investor, LLC, a Delaware limited liability company, as the associate general partner of the Company Operating Partnership, has (i) determined that this Agreement and the other Transactions are advisable, and in the best interests of, Company Operating Partnership and (ii) duly and validly authorized the execution and delivery of this Agreement and the consummation of the other Transactions. No consent from any other holder of Company OP Units is required for Company or Company Operating Partnership to enter into the Transactions.

Section 3.5 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or the Company Reorganization, the consummation by Company of the Merger, the Company Reorganization or any of the other Transactions, or compliance by Company or Company Operating Partnership with any of the provisions of this Agreement or the agreements contemplated by the Company Reorganization will (a) contravene, conflict with or result in any breach of any provision of the Company Governing Documents, the Company OP Governing Documents or the comparable organizational or governing documents of any other Company Subsidiary or the Company Operating Partnership Agreement, (b) require any filing by Company or any Company Subsidiary with, or the obtaining of any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental, quasi-governmental or other regulatory authority, instrumentality or agency, whether foreign, federal, state, local or supranational (a “Governmental Entity”) (except for (i) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (ii) any filings as may be required under the MGCL or the DLLCA in connection with the Merger or with respect to the transactions contemplated by the Company Reorganization, under the applicable state corporate or business

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organizational laws, (iii) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) such filings as may be required under the rules and regulations of the NYSE in connection with this Agreement or the Merger, or (v) such filings as may be required in connection with state and local Transfer Taxes), (c) result in any breach of or any loss of any benefit or material increase in any cost or obligation of Company or any Company Subsidiary under, or result in a modification, or violation of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Material Contract or Company Lease, (d) violate any Order or Law applicable to Company or any of the Company Subsidiaries or any of their respective properties, assets or operations or (e) result in the creation or imposition of any Lien (other than a Company Permitted Lien) on any asset of Company or any of the Company Subsidiaries; except in each of clauses (b), (c), (d) or (e) above where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings or (z) any such modifications, violations, rights, impositions, breaches or defaults has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.6 Company Financial Statements. Company has made available to Parent the consolidated balance sheet and statements of operations, comprehensive income, shareholders’ equity and cash flows, together with the notes thereto, (i) as of and for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014, each reported on by Ernst & Young LLP, as independent public accountants of Company, and (ii) as of and for the fiscal periods referenced therein ended March 30, 2015 and June 30, 2015, in unaudited interim form (including the related notes and schedules thereto) (collectively, the “Company Financial Statements”). The Company Financial Statements (i) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of Company and the Company Subsidiaries in all material respects, (ii) have been or will be, as the case may be, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments), and (iii) fairly present, in all material respects, the financial position and the results of operations, stockholders’ equity and cash flows of Company and its consolidated Subsidiaries as of the times and for the periods referred to therein. None of Company or any Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. Parent and Parent Operating Partnership hereby agree and acknowledge that the Company Financial Statements reflect the assets, liabilities and results of operations of the Excluded Business but neither Parent nor Parent Operating Partnership is relying on, and the representation is not being made with respect to, any facts, matters or information therein to the extent relating to the Excluded Business.

Section 3.7 Internal Controls; Improper Payments.

(a) Company and the Company Subsidiaries have designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization, (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(b) Neither Company nor any Company Subsidiary nor, to the knowledge of Company, any director, officer, or Representative of Company or any Company Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or (iii) made any unlawful bribe,

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rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. Neither Company nor any Company Subsidiary has received any written communication that alleges that Company or any Company Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

Section 3.8 Absence of Certain Changes.

(a) Except as contemplated by this Agreement and the Transactions, since June 30, 2015, Company and the Company Operating Partnership have conducted, in all material respects, their respective businesses in the ordinary course consistent with past practice.

(b) Since December 31, 2014, no Effects have occurred, which have had or would reasonably be expected to have, a Company Material Adverse Effect.

Section 3.9 No Undisclosed Liabilities. Except (a) as disclosed, reflected or otherwise reserved against or provided for on the Company Financial Statements, (b) for liabilities and obligations incurred since December 31, 2014 in the ordinary course of business consistent with past practice and (c) for liabilities and obligations incurred under this Agreement or in connection with the Transactions, neither Company nor any Company Subsidiary has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clause (a), (b) or (c) above, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

Section 3.10 Litigation. As of the date hereof, there is no claim, action, suit, arbitration, alternative dispute resolution action or any other judicial or administrative proceeding, in Law or equity (each, a “Legal Proceeding”), pending against (or to Company’s knowledge, threatened against or naming as a party thereto) Company, a Company Subsidiary, any of Company’s or any Company Subsidiary’s respective property, or, to the knowledge of Company, any executive officer or director of Company (in their capacity as such) nor, to the knowledge of Company, is there any investigation of a Governmental Entity pending or threatened against Company or any Company Subsidiary, other than, in each of the foregoing cases, as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect (it being understood that, notwithstanding the date limitation in this sentence, any such Legal Proceeding or investigation commenced after the date of this Agreement may be taken into account when determining whether a Company Material Adverse Effect has occurred pursuant to Section 3.8(b)). There is no Legal Proceeding against or pending against Company, or to the knowledge of Company, threatened against Company seeking to enjoin or restrict, in any material respect, the Transactions. Neither Company nor any Company Subsidiary is subject to any outstanding Order of a Governmental Entity which has had, or would reasonably be expected to have, a Company Material Adverse Effect.

Section 3.11 Labor and Other Employment Matters; Employee Benefit Plans.

(a)

(i) Neither Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization;

(ii) neither Company nor any Company Subsidiary is the subject of any Legal Proceeding that seeks to compel Company or any Company Subsidiary to bargain with any labor organization as to wages or conditions of employment or any other matter;

(iii) no strike or work stoppage involving Company or any Company Subsidiary is pending or, to the knowledge of Company, threatened in writing;

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(iv) neither Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices;

(v) no labor organization or group of employees of Company or any Company Subsidiary has made, in writing, a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority; and

(vi) Company and each Company Subsidiary have complied in all material respects with the Worker Adjustment and Retraining Notification Act of 1988, (the “WARN Act”), and any similar statutes, where applicable.

(b) Section 3.11(b) of the Company Disclosure Letter sets forth a true and complete list of each Benefit Plan sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by Company or any Company Subsidiary or their respective ERISA Affiliates in respect of any current or former employee, officer, director or independent contractor of Company or any Company Subsidiary (a “Company Benefit Plan”), other than any immaterial Company Benefit Plan.

(c) With respect to each material Company Benefit Plan, Company has made available true and complete copies of (i) where the Company Benefit Plan has been reduced to writing, the current plan document and all current amendments, (ii) where the Company Benefit Plan has not been reduced to writing, a written summary of all material plan terms, (iii) any trust agreements or other funding arrangements, insurance policies and contracts, (iv) the most recent summary plan description and, where applicable, summaries of material modifications, (v) in the case of any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the IRS (or a copy of any pending application for a determination letter and any related correspondence from the IRS), (vi) in the case of any Company Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Form 5500 and summary annual report, with schedules and financial statements attached, and (vii) actuarial valuations and reports for the most recently completed plan year.

(d) Each Company Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and in compliance in all material respects with the requirements prescribed by applicable Law.

(e) Neither the execution of this Agreement nor the consummation of the Transactions will, individually or together with the occurrence of any other event, (A) result in the payment by Company, the Company Subsidiaries or their respective ERISA Affiliates of any amount or benefit to a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually, or in combination with any other payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, (B) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Company or Company Subsidiaries or (C) require a “gross-up” or other payment to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1).

(f) Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Company Qualified Plan”) has received a favorable and current determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, and, to Company’s knowledge, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Company Qualified Plan, Neither Company, the Company Subsidiaries nor any of their respective ERISA Affiliates maintains, sponsors, participates in or is required to contribute to, or has any liability (whether contingent or otherwise) with respect to, any Benefit Plan subject to Title IV of ERISA or Section 412

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of the Code, any “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code or any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(g) Neither Company, any Company Subsidiary, nor any of their respective ERISA Affiliates has any obligation to provide any of the following retiree or post-employment benefits to any Person: medical, accident, disability, life insurance, death or welfare benefits, except as required by the applicable requirements of Section 4980B of the Code or any similar state law (“COBRA”).

(h) Company, the Company Subsidiaries and their respective ERISA Affiliates have not made any commitment, intention or understanding to create, materially modify or terminate any material Company Benefit Plan.

(i) There is no pending or, to Company’s knowledge, threatened, in writing, action relating to a Company Benefit Plan (other than routine claims for benefits).

(j) Each Company Benefit Plan that is subject to Section 409A of the Code has been administered in compliance in all material respects with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder.

Section 3.12 Taxes.

(a) Company and each Company Subsidiary have timely filed or caused to be filed with the appropriate Governmental Entity all United States federal income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Company and each Company Subsidiary have timely paid or caused to be paid, or made adequate provisions for, all material amounts of Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all United States federal income Tax Returns that have been filed with the IRS by Company and each Company Subsidiary with respect to the taxable years ending on or after Company’s formation have been made available to Parent.

(b) Company (i) for all taxable years commencing with Company’s short taxable year beginning July 16, 2012 and ended December 31, 2012 and through its taxable year ended December 31, 2014 has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2014 until the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT, (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will end with the Merger and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Entity to its status as a REIT and no such challenge is pending or, to the knowledge of Company, threatened.

(c) (i) There are no current disputes, audits, examinations, investigations or other proceedings pending (or threatened in writing), or claims asserted for or with regard to any material amounts of Taxes or material Tax Returns of Company or any Company Subsidiary, (ii) neither Company nor any Company Subsidiary has received a written notice or announcement of any audits, examinations, investigation or other proceedings, (iii) no deficiency for Taxes of Company or any Company Subsidiary has been claimed, proposed or assessed, or, to the knowledge of Company, threatened, in each case, in writing, by any Governmental Entity, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (iv) neither Company nor any Company Subsidiary has in the past three (3) years received a claim in writing by a Governmental Entity in any jurisdiction in which it does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction.

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(d) Each Company Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation or an association taxable as a corporation. No Company Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a REIT, as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary.

(e) Neither Company nor any Company Subsidiary holds directly or indirectly any asset, the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code.

(f) Company and each Company Subsidiary have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Entity all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(g) There are no material Liens for Taxes upon any property or assets of Company or any Company Subsidiary except for Company Permitted Liens.

(h) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Company or any Company Subsidiary, except for customary indemnification provisions contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes, and after the Closing Date neither Company nor any Company Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(i) Since Company’s formation (i) neither Company nor any Company Subsidiary has incurred any material liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, nor is Company or any Company Subsidiary aware of any event, condition, or circumstance that presents a material risk that a material amount of Taxes as described in such sections may be imposed on Company or any Company Subsidiary, and (ii) neither Company nor any Company Subsidiary has incurred any material liability for Taxes other than (A) in the ordinary course of business or consistent with past practice, or (B) transfer or similar Taxes arising in connection with acquisitions or dispositions of property.

(j) Neither Company nor any Company Subsidiary has extended or waived (nor granted any extension or waiver of) the limitation period for the assessment or collection of any material amount of Tax that has not since expired; and (ii) neither Company nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled.

(k) Neither Company nor any Company Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law), and neither Company nor any Company Subsidiary is subject to any private letter ruling of the IRS or comparable written ruling of any other Governmental Entity with respect to Taxes.

(l) Neither Company nor any Company Subsidiary has entered into any transaction that constitutes a “listed transaction” within the meaning of Treasury Regulations Section 1.6011–4(b)(2).

(m) Neither Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax–free treatment under Section 355 of the Code in the two (2) years prior to the date hereof.

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(n) Company is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(o) Neither Company nor any Company Subsidiary (A) has been a member of an affiliated group filing a consolidated United States federal income Tax Return or (B) has any material liability for the Taxes of any Person (other than Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor.

(p) Neither Company nor any Company Subsidiary (other than Taxable REIT Subsidiaries) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

(q) Company qualifies as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Section 3.13 Contracts.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth a list of each Contract (other than a Company Benefit Plan) in effect as of the date hereof to which Company or any Company Subsidiary is a party or by which any of its properties or assets are bound that:

(i) would be required to be filed as an exhibit to Company’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) or required to be disclosed by Company in a Current Report on Form 8-K, in each case if Company was required to file such Form 10-K or Form 8-K;

(ii) obligates Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 and is not cancelable within ninety (90) days without material penalty to Company or any Company Subsidiary, except for any Company Lease or any Company Residential Lease;

(iii) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to Company, or upon consummation of the Transactions, Parent or its Subsidiaries, or which restricts the conduct of any line of business of Company or any Company Subsidiaries, or upon consummation of the Merger, Parent or its Subsidiaries, except for any (A) Company Lease or Company Residential Lease or (B) recorded property declarations, recorded reciprocal easement agreements or recorded restrictive covenant agreements affecting any Company Owned Property, which Company Leases, Company Residential Leases, declarations and agreements contain non-compete or exclusivity provisions restricting activities of Company or any Company Subsidiary or restricting the conduct of any line of business by Company or any Company Subsidiary, in each case, solely on the applicable Company Owned Property;

(iv) constitutes Indebtedness of Company or any Company Subsidiary with a principal amount greater than $1,000,000;

(v) constitutes a leasehold obligation related to any Company Corporate Office;

(vi) would prohibit or materially delay the consummation of Transactions as contemplated by this Agreement (except for any Company Lease);

(vii) requires Company or any Company Subsidiary to dispose of or acquire assets or properties (other than any real property) that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value in excess of $1,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(viii) constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a forward, swap or other hedging transaction of any type;

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(ix) sets forth the operational terms of a joint venture, partnership, limited liability company with a third party member, strategic alliance of Company or any Company Subsidiary or other similar arrangement;

(x) constitutes a loan to any Person (other than a wholly owned Subsidiary of Company or the Company Operating Partnership) by Company or any Company Subsidiary in an amount in excess of $1,000,000;

(xi) prohibits the pledging of the capital stock of Company or any Company Subsidiary or prohibits the issuance of guarantees by any Company Subsidiary, except for any Company Lease or recorded property declarations, recorded reciprocal easement agreements or recorded restrictive covenant agreements affecting any Company Owned Property;

(xii) is with a Governmental Entity;

(xiii) has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $1,000,000; or

(xiv) is both (A) not made in the ordinary course of business consistent with past practice and (B) material to Company and the Company Subsidiaries, taken as a whole, except, in each case, for any Company Lease, any Company Residential Lease or any recorded property declarations, recorded reciprocal easement agreements or recorded restrictive covenant agreements affecting any Company Owned Property.

(b) Each contract of the type described above in Section 3.13(a), whether or not set forth in Section 3.13(a) of the Company Disclosure Letter, is referred to herein as “Company Material Contract.” Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, each Company Material Contract is legal, valid and binding on Company and each Company Subsidiary that is a party thereto, and is in full force and effect, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (A) neither Company nor any Company Subsidiary, nor, to Company’s knowledge, any other party thereto, is in breach, or violation of, or default under, any Company Material Contract, and (B) no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Company Material Contract. Neither Company nor any Company Subsidiary has received notice of any violation or default under or notice to terminate, not renew or challenge the validity or enforceability of any Company Material Contract, except for violations, defaults, notices to terminate or not renew or challenges to the validity or enforceability of any Company Material Contract that would not reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2014 and as of the date hereof, neither Company nor any Company Subsidiary has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any Company Material Contract.

(c) Company has made available to Parent or provided to Parent for review, prior to the execution of this Agreement, true and complete copies of all of the Company Material Contracts.

Section 3.14 Investment Company Act. Neither Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 3.15 Environmental Matters. Company and each Company Subsidiary are, and have been since Company’s formation, in compliance with all Environmental Laws, including with respect to identification and management of Hazardous Substances such as lead-based paint, asbestos and toxic mold, except for such non-compliance that has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To Company’s knowledge, the aggregate outstanding liability of Company and its Subsidiaries with respect to any violations of Environmental Laws or the sampling, monitoring, treatment, remediation, removal or clean-up

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of Hazardous Substances does not exceed $1,000,000. Notwithstanding the other provisions of this Agreement, this Section 3.15 contains the only representations of the Company or the Company Operating Partnership regarding Environmental Laws or Hazardous Substances.

Section 3.16 Intellectual Property. Except as has not had, or would not reasonably be expected to have, a Company Material Adverse Effect, (i) Company or one of the Company Subsidiaries owns or otherwise has all Intellectual Property Rights necessary to conduct the business of Company and the Company Subsidiaries as conducted prior to the Closing Date and (ii) since January 31, 2014, Company and the Company Subsidiaries have not received any written notice relating to any actual or alleged infringement, misappropriation or violation of any Intellectual Property Right of another Person by Company or any Company Subsidiary. To the knowledge of Company, the conduct of the business of Company and Company Subsidiaries as presently conducted does not violate, conflict with or infringe in any material respect the Intellectual Property Rights of any other Person. To the knowledge of Company, no other Person is violating, conflicting with, or infringing in any material respect the Intellectual Property Rights of Company or any Company Subsidiary.

Section 3.17 Compliance with Laws; Permits.

(a) (i) Each of Company and the Company Subsidiaries has complied and is in compliance with all Laws which affect the business, properties, assets or operations of Company and the Company Subsidiaries, and (ii) no notice, charge or assertion has been received by Company or any Company Subsidiary or, to Company’s knowledge, threatened against Company or any Company Subsidiary alleging any non-compliance with any such Laws, except with respect to clauses (i) and (ii) above, for such non-compliance that has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Company and the Company Subsidiaries or Company’s contractors or agents are in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Entity and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy, necessary for Company and the Company Subsidiaries to own, lease and operate their properties or for Company and the Company Subsidiaries to carry on their respective businesses substantially as is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except, in each case, where the failure to possess and maintain such Company Permits in full force and effect has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.18 Properties.

(a) Section 3.18(a)(i) of the Company Disclosure Letter sets forth a list of the address of each real property owned in fee as of August 31, 2015 by Company or any Company Subsidiary other than any Company Corporate Office (all such real property, together with all right, title and interest of Company and any Company Subsidiary in and to (i) all buildings, structures and other improvements and fixtures located on or under such real property and (ii) all easements, rights and other appurtenances benefitting such real property, in each case whether or not set forth in Section 3.18(a)(i) of the Company Disclosure Letter, as updated in accordance herewith, are individually referred to herein as a “Company Owned Property” and collectively referred to herein as the “Company Owned Properties”). Section 3.18(a)(ii) of the Company Disclosure Letter sets forth a list of the address of each real property (and noting whether such real property is) leased (as lessee or sublessee) (including ground leased) or licensed (as licensee) by Company or any Company Subsidiary as of August 31, 2015 other than any Company Corporate Office all such real property interests, together with all right, title and interest of Company and any Company Subsidiary in and to (i) all buildings, structures and other improvements and fixtures located on or under such real property and (ii) all easements, rights and other appurtenances benefitting such real property, are individually referred to herein as a “Company Leased Property” and collectively referred to herein as the “Company Leased Properties.” All Company Owned Property, together with all Company Leased Property, may hereinafter be referred to individually or collectively as a “Company

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Property” and the Company Owned Properties and the Company Leased Properties may be referred to individually or collectively, as the “Company Properties.” Section 3.18(a)(iii) of the Company Disclosure Letter sets forth a list of the address of each real property which, as of August 31, 2015, is under contract by Company or a Company Subsidiary for purchase or which is required under a binding contract to be leased or subleased or licensed by Company or a Company Subsidiary. Neither Company nor any Company Subsidiary is (A) obligated to dispose of any material Company Property or (B) bound by any unexpired option to purchase, right of first refusal or first offer, right of reversion or any other right to purchase, ground lease or otherwise acquire any Company Property.

(b) Company or a Company Subsidiary is the legal and beneficial owner of, and has good and insurable fee simple title or valid leasehold title (as applicable) to, each of the Company Properties, in each case, free and clear of Liens except for Company Permitted Liens. For the purposes of this Agreement, “Company Permitted Liens” means (i) Liens set forth in Section 3.18(b)(i) of the Company Disclosure Letter securing any Indebtedness, (ii) Liens for Taxes or assessments that are not delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Company Financial Statements (if such reserves are required pursuant to GAAP) or are being contested by a tenant pursuant to, and in compliance with, the procedures set forth in the applicable Company Leases and/or Company Residential Leases, (iii) Liens arising under any Company Material Contracts or other service contracts, management agreements, leasing commission agreements, or other similar agreements or obligations, (iv) any Company Leases and/or Company Residential Leases, (v) Liens imposed or promulgated by Law or any Governmental Entity, including zoning regulations, permits and licenses, in each case (A) that are not violated by any current use, occupancy or activity conducted by Company or any Company Subsidiary or permitted by any Company Lease and/or Company Residential Lease, or (B) with respect to which Company or a Company Subsidiary is working in good faith to cure the underlying condition giving rise to such Lien or is disputing or contesting such Lien in good faith, (vi) Liens that are disclosed on any title insurance policies with respect to each Company Owned Property or surveys made available by or on behalf of Company or any Company Subsidiary to Parent prior to the date hereof, (vii) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s Liens and other similar Liens imposed by Law and incurred in the ordinary course of business that are not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Company Financial Statements (if such reserves are required pursuant to GAAP), (viii) Liens which will be released or insured over before Closing, (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of set off, (x) all public roads and highways, (xi) any purchase money Liens and Liens securing rental payments under capital lease arrangements and Liens incurred in connection with the acquisition of Company Property, in each case covering personal property, (xii) any other non-monetary Liens, limitations, restrictions or title defects that do not materially impair the continued use and operation of the applicable Company Property as currently used and operated, (xiii) Liens imposed by any homeowner’s association, including in connection with unpaid assessments or fines, or uncured violations of any applicable homeowner’s association covenants and (xiv) any other Lien approved in writing by Parent.

(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (i) neither Company nor any of the Company Subsidiaries has received any written notice of any violation of any municipal, state, federal or homeowners’ association law, rule or regulation concerning any Company Owned Property, (ii) to Company’s knowledge, each of the Company Owned Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions and other recorded covenants, (iii) neither Company nor any Company Subsidiary has received from any Governmental Entity any written notice of any condemnation, eminent domain or zoning change, in each case affecting any Company Owned Property, and neither Company nor any Company Subsidiary has received written notice of any such threatened condemnation, eminent domain, or zoning change, in each case affecting any Company Owned Property, (iv) water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Company Owned Property over duly dedicated streets or perpetual easements of record benefiting the applicable Company Owned Property in each case as necessary for such Company Owned Property to be

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occupied by residents in the ordinary course, (v) each Company Owned Property consists of a contiguous parcel of real property with a detached single family residence or a townhouse as part of a two-to-four-family dwelling unit erected thereon lying wholly within the applicable boundary lines of such parcel, (vi) each Company Owned Property is in working order sufficient for its normal operation in the manner currently being operated, normal wear and tear excepted, and without any material structural defects or other conditions which would reasonably be expected to affect its habitability (including the presence of infestation, mold or other Hazardous Substances), (vii) no Company Owned Property is a manufactured home, modular home, condotel unit, or individual condominium unit in a condominium project, (viii) no Company Owned Property has been materially damaged by water, fire, earthquake or earth movement, windstorm, flood, tornado, vandalism or other casualty causing damages thereto in excess of any insurance coverage therefor less any deductible, in each case except as has been fully repaired prior to the date hereof, (ix) no Company Owned Property is subject to any restriction on leasing such Company Owned Property, including by any homeowners’ association, deed restriction or local Law, (x) each Company Owned Property is in material compliance with the rules and regulations of any homeowners’ association applicable to such Company Owned Property, as well as any agreement, covenant, condition, restriction or encumbrance pertaining to such Company Owned Property, and (xi) there are no material unpaid homeowner’s association assessments or similar fees with respect to any Company Owned Property which are more than fifteen (15) days past due. No mortgage, deed of trust, deed to secure debt or similar instrument encumbering any Company Owned Property is or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Company Owned Property or in Company or any Company Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of Company or any Company Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by Company or any Company Subsidiaries.

(d) True and complete copies in all material respects of all material Company Leases in each case in effect as of August 31, 2015 have been made available to Parent. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither Company nor any Company Subsidiary is and, to the knowledge of Company, no other party is in breach or violation of, or default under, any Company Lease.

(e) Company and Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all furniture, fixtures and equipment owned, used or held for use by them as of the date hereof (other than property owned by tenants and used or held in connection with the applicable tenancy and other than property owned by any third party managers), except as would not reasonably be expected to have a Company Material Adverse Effect.

(f) Neither the Company nor any Company Subsidiary has any obligation pursuant to any Contract to expend funds to develop or redevelop any Company Owned Property, or to improve, maintain or repair, or to fund the improvement, maintenance or repair, of any Company Owned Property that in the aggregate and with respect to a particular Company Owned Property are in excess of $500,000.

Section 3.19 Information in the Proxy Statement; Information Furnished to Company Investors.

(a) None of the information supplied or to be supplied in writing by or on behalf of Company or any Company Subsidiary for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of Parent, at the time of the Parent Shareholder Meeting or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The representations and warranties contained in this Section 3.19 will not apply to statements or omissions included in the Proxy Statement to the extent based upon information supplied by or on behalf of Parent, Parent Operating Partnership, Merger Sub, Starwood Capital Group Global, L.P. or Manager or any of the affiliates or representatives of such Persons.

(b) None of the documents distributed to any Company Stockholder in connection with obtaining any consent or approval of such Company Stockholder of this Agreement or the Transactions contained any untrue

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statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the representations and warranties contained in this sentence will not apply to statements or omissions contained in such documents to the extent based upon information supplied by or on behalf of Parent, Parent Operating Partnership, Merger Sub, Starwood Capital Group Global, L.P. or Manager.

Section 3.20 Insurance. Company and its Subsidiaries have obtained and maintained in full force and effect insurance in such amounts, on such terms and covering such risks as Company’s management believes is reasonable and customary for its business. Company or the applicable Company Subsidiary has paid, or caused to be paid, all premiums due under such policies and is not in default with respect to any obligations under such policies in any material respect. All such policies are valid, outstanding and enforceable and neither Company nor any of its Subsidiaries has agreed to modify or cancel any of such insurance policies nor has Company or any of its Subsidiaries received any notice of any actual or threatened modification or cancellation of such insurance other than (i) in the ordinary course of business consistent with past practice, (ii) in connection with the Company Reorganization, (iii) in connection with the Company New Securitization or (iv) such as is normal and customary in Company’s industry.

Section 3.21 Related Party Agreements. Other than the Company Operating Partnership Agreement, any other equity holder agreement with respect to the governance of the Company or any Company Subsidiary and as set forth in Section 3.21 of the Company Disclosure Letter (collectively the “Company Related Party Agreements”), in each case which will be terminated except as set forth in Section 7.17 of the Company Disclosure Letter, or to which neither the Company nor any Company Subsidiary will remain party or bound at or prior to Closing, no agreements, arrangements or understandings between Company or any Company Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any Company Investor (or any affiliate thereof) or any affiliate of Company or any Company Subsidiary (including any past or present officer or director or employee of Company or Company Operating Partnership), on the other hand (other than those exclusively among Company and Company Subsidiaries), are in existence that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC if Company were subject to reporting thereunder.

Section 3.22 Mortgage-Backed Securities. Neither Company nor any Company Subsidiary is the owner of or issuer of any mortgage backed securities.

Section 3.23 Mortgage Loans. Neither Company nor any Company Subsidiary is the holder of any mortgage loans.

Section 3.24 Non-Mortgage Loans. Other than as set forth in Section 3.22 and in Section 3.23 of the Company Disclosure Letter, neither Company nor any Company Subsidiary is the holder of any loan with a principal amount exceeding $250,000.

Section 3.25 Brokers; Expenses. No broker, investment banker, financial advisor or other Person (other than the Company Financial Advisor and the Persons listed on Section 3.25 of the Company Disclosure Letter), is entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Company Reorganization or the other Transactions based upon arrangements made by or on behalf of Company or any Company Subsidiary, or to which they would be responsible or liable for in connection with the consummation of the Transactions.

Section 3.26 Takeover Statutes. None of Company or any Company Subsidiary is, nor at any time during the last two (2) years has been, an “interested stockholder” of Parent as defined in Section 3-601 of the MGCL. The Company Board of Directors has taken all action necessary to render inapplicable to the Merger and the other Transactions, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of Title 3 of the MGCL. No other “business combination,” “control share acquisition,” “fair price,”

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“moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) are applicable to the Merger or the other Transactions.

Section 3.27 Assets/Liabilities. Neither Company Stockholder has any other assets other than its respective Company Shares and neither Company Stockholder has any liabilities other than those liabilities incidental to owning such Company Shares. Neither Company Stockholder has engaged in any business activity other than that of owning such Company Shares.

Section 3.28 Dissenters’ Rights. No dissenters’, appraisal or similar rights are available to the holders of Company Shares or the Company OP Units with respect to the Merger or the other Transactions, and the Company Board of Directors has not made a determination to the effect that any of the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL apply with respect to the Merger or the other Transactions.

Section 3.29 Company Investor Equity Holders. Each Company Investor Equity Holder to which Parent Common Shares are distributed pursuant to Section 2.6 and each Designated Recipient satisfies the requirements set forth in the representations and warranties of the Company Investors set forth in Section 4.5 (as if such representations and warranties were made by such Company Investor Equity Holder or Designated Recipient, as applicable, with respect to itself and the Parent Common Shares to be distributed to it in accordance with the terms hereof).

ARTICLE IV

REPRESENTATIONS AND

WARRANTIES OF THE COMPANY INVESTORS

The following representations and warranties by the Company Investors are qualified in their entirety by reference to the disclosures set forth in the Company Disclosure Letter. Each disclosure set forth in the Company Disclosure Letter shall qualify the Section to which it corresponds and any other Section to the extent the applicability of the disclosure to each other Section is readily apparent on its face from the text of the disclosure made; provided, however, that no disclosure shall qualify any Fundamental Representation unless it is set forth in the specific Section or sub-Section of the Company Disclosure Letter corresponding to such Fundamental Representation. The following representations are made by each Company Investor as to itself and not as to any other Company Investor and are made severally and not jointly. The representations and warranties of each Company Investor set forth in this Article IV are given without giving effect to the Merger, the Company Reorganization or the other Transactions, except that all representations and warranties made as of the Closing Date give effect to the Company Reorganization and for any representations and warranties of the Company Investors set forth in this Article IV that by their express terms relates to the consummation of the Transactions; provided, that, in any case, no representation or warranty (or portion thereof) is being made in this Article IV with respect to the Excluded Business. Subject to the foregoing, each Company Investor hereby represents and warrants severally and not jointly, as to itself, to Parent, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date), as follows:

Section 4.1 Organization and Qualification. Such Company Investor that is not an individual is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has requisite organizational power and authority and any necessary governmental authorizations to own, lease and to the extent applicable, operate its properties, including, as applicable, the Company Shares or Company OP Units, and to conduct its businesses as now being conducted.

Section 4.2 Authorization; Validity of Agreement and Necessary Action. Such Company Investor (if not an individual) has full organizational power and authority to execute and deliver this Agreement, to perform its

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obligations hereunder and to consummate the Transactions as applicable to such Company Investor. The execution, delivery and performance by such Company Investor (if not an individual) of this Agreement and the consummation by it of the Transactions, have been duly and validly authorized and no other organizational action on the part of such Company Investor is necessary to authorize the execution and delivery by such Company Investor of this Agreement and the consummation by it of the Transactions as applicable to such Company Investor. This Agreement has been duly executed and delivered by such Company Investor and, assuming due and valid authorization, execution and delivery hereof by Parent, Parent Operating Partnership and Merger Sub, is a valid and binding obligation of such Company Investor, enforceable against such Company Investor in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). If such Company Investor is an individual, such Company Investor has the capacity to execute and deliver, and perform its obligations under, this Agreement, the Transactions and any other documents to which it is specified to be a party, and the execution and delivery by such Company Investor hereof and of any other documents to which it is specified to be a party and the consummation by such Company Investor of the Transactions do not require any consent from any spouse or any related person of such Company Investor.

Section 4.3 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by such Company Investor, the consummation by such Company Investor of the Transactions, or compliance by Company or Company Operating Partnership with any of the provisions of this Agreement or the agreements contemplated by the Transactions will (a) contravene, conflict with or result in any breach of any provision of the governing documents of such Company Investor, (b) require any filing by such Company Investor with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the MGCL or the DLLCA in connection with the Merger, (iii) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) such filings as may be required under the rules and regulations of the NYSE in connection with this Agreement or the Merger, or (v) such filings as may be required in connection with state and local Transfer Taxes), (c) result in any breach of or any loss of any benefit or material increase in any cost or obligation of such Company Investor under, or result in a modification, or violation of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement, (d) violate any Order or Law applicable to such Company Investor or any of its properties, assets or operations, or (e) result in the creation or imposition of any Lien on any asset of such Company Investor; except in each of clauses (b), (c), (d) or (e) above where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings or (z) any such modifications, violations, rights, impositions, breaches or defaults has not had, and would not reasonably be expected to have a material adverse effect on the Company Investor’s ability to perform its obligations under this Agreement prior to closing.

Section 4.4 The Company Shares. Such Company Investor has, or in the case of shares to be issued pursuant to the Company Reorganization transactions, will have good and valid title to the Company Shares set forth next to such Company Investor’s name on Section 3.2(a) of the Company Disclosure Letter as of the date or time specified thereon, as applicable, free and clear of all Liens. Other than this Agreement, such Company Shares and Company OP Units are not subject to any voting trust agreement or other contract, including any contract restricting or otherwise relating to the voting, dividend rights or disposition of such Company Shares (except as contemplated by the Company Reorganization).

Section 4.5 Acquisition of Parent Common Shares.

(a) Such Company Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

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(b) The Parent Common Shares to be received by each Company Investor as Merger Consideration, are being acquired by such Company Investor for its own account for the purpose of investment and not (A) with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or (B) for the account or benefit of, as a nominee or agent for, or on behalf of any Person, in each of (A) and (B) above, in circumstances that would preclude Parent, Parent Operating Partnership or Merger Sub from relying on any exemption from the registration requirements under the Securities Act.

(c) Such Company Investor understands that the Parent Common Shares to be received by each Company Investor as Merger Consideration will be issued in reliance upon Rule 506 of Regulation D under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act.

(d) Such Company Investor has not, and none of its affiliates or any person acting on behalf of such Company Investor or any such affiliate has, engaged or will engage in any general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) with respect to the Parent Common Shares.

(e) Such Company Investor understands that the Parent Common Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or pursuant to an exemption from registration that has been described in a reasonably detailed written explanation delivered by such Company Investor to Parent reasonably in advance of any proposed transfer or resale, and, if requested by Parent, confirmed by an opinion of counsel reasonably satisfactory to Parent and its counsel, and any certificate or book-entry account statement representing the Parent Common Shares will be endorsed with the following legends (which Parent shall cause to be promptly removed at a Company Investor’s request at such time as such restrictions, as applicable, no longer apply):

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, GIFTED, ASSIGNED, DISTRIBUTED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, GIFT, ASSIGNMENT, DISTRIBUTION, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR DISPOSITION IS DONE IN COMPLIANCE WITH THE PROVISIONS OF AND THE RESTRICTIONS CONTAINED IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER, BY AND AMONG STARWOOD WAYPOINT RESIDENTIAL TRUST (“COMPANY”), COLONY AMERICAN HOMES, INC., AND THE OTHER PARTIES THERETO (COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF COMPANY). IN ADDITION, NO TRANSFER, SALE, GIFT, ASSIGNMENT, DISTRIBUTION, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE “ACT”) AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR EXCEPT PURSUANT TO RULE 144 OR REGULATION S OR OTHER APPLICABLE EXEMPTION UNDER THE ACT;

(ii) THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, WHICH EXEMPTION HAS BEEN DESCRIBED IN A REASONABLY DETAILED WRITTEN EXPLANATION DELIVERED TO COMPANY REASONABLY IN ADVANCE OF ANY PROPOSED TRANSFER OR RESALE, AND, IF REQUESTED BY COMPANY, CONFIRMED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY”; and

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(iii) any other legend required to be placed thereon by applicable United States federal or state, or other applicable state and foreign securities laws.

Section 4.6 Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties. Such Company Investor has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of Parent and Parent’s Subsidiaries and acknowledges that it has been provided access to personnel, properties, premises and records of Parent and Parent’s Subsidiaries for such purposes (although the Company Investors make no representation regarding the adequacy of the access afforded to them by Parents). In entering into this Agreement, such Company Investor has relied solely upon the representations and warranties set forth in this Agreement and its independent investigation and analysis of Parent and Parent’s Subsidiaries, and such Company Investor acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Parent, any of Parent’s Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or Parent’s Representatives that are not expressly set forth in this Agreement or in the Contribution Agreement or any other documents relating to the Transactions to which Parent or any of Parent’s Subsidiaries is a party, whether or not such representations, warranties or statements were made in writing or orally. Such Company Investor acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, the Contribution Agreement or any other documents relating to the Transactions to which Parent or any of Parent’s Subsidiaries is a party is a party, none of Parent, Parent’s Subsidiaries, Parent Operating Partnership or Merger Sub makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger, and such Company Investor is not relying on any representation or warranty except for those expressly set forth in this Agreement and the Contribution Agreement or any other documents relating to the Transactions to which Parent or any of Parent’s Subsidiaries is a party. None of the foregoing in this Section 4.6 shall, in and of itself, provide a separate right of action under the Contribution Agreement.

ARTICLE V

REPRESENTATIONS AND

WARRANTIES OF PARENT, MERGER SUB

AND PARENT OPERATING PARTNERSHIP

The following representations and warranties by Parent, Merger Sub and Parent Operating Partnership are qualified in their entirety by reference to the disclosures (a) in the Parent SEC Documents (excluding any information or documents incorporated by reference therein and excluding any disclosures under the captions “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein to the extent they are predictive, cautionary or forward-looking in nature) filed on or after December 31, 2014 and prior to the date hereof (and then only to the extent that the relevance of any disclosed event, item or occurrence in such Parent SEC Documents to a matter covered by a representation or warranty set forth in this Article V is reasonably apparent on its face, or in the context, of the disclosure made as to matters and items which are the subject of such representation or warranty); provided, however, that the disclosures in the Parent SEC Documents shall not be deemed to qualify (i) any Fundamental Representations, which matters shall only be qualified by specific disclosure in the respective corresponding Section of the Parent Disclosure Letter and (ii) the representations and warranties made in Sections 5.5, 5.6, 5.8(b), 5.9, 5.19, and 5.27, and (b) set forth in Parent’s disclosure letter delivered to Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”). Each disclosure set forth in the Parent Disclosure Letter shall qualify the Section to which it corresponds and any other Section to the extent the applicability of the disclosure to each other Section is reasonably apparent on its face from the text, or in the context, of the disclosure made; provided, however, that no disclosure shall qualify any Fundamental Representation unless it is set forth in the specific Section or sub-Section of the Parent Disclosure Letter corresponding to such Fundamental Representation. The following representations are made by Parent, Merger Sub and Parent Operating Partnership on a joint and several basis.

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The representations and warranties of Parent, Merger Sub and Parent Operating Partnership set forth in this Article V are given without giving effect to the Merger, the Manager Contribution or the other Transactions, except that all representations and warranties made as of the Closing Date give effect to the Manager Contribution and for any representations and warranties of Parent, Merger Sub and Parent Operating Partnership set forth in this Article V that by their express terms relates to the consummation of the Merger, the Manager Contribution or the other Transactions. Subject to the foregoing, each of Parent, Merger Sub and Parent Operating Partnership hereby represents and warrants to Company and the Company Investors, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date) as follows:

Section 5.1 Organization and Qualification; Subsidiaries.

(a) Parent is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland. Merger Sub is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to conduct its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to Company true and complete copies of any amendments or supplements to the Parent Governing Documents and Parent OP Governing Documents not filed as of the date hereof with the SEC. Parent is in compliance with the terms of the Parent Governing Documents in all material respects. Parent Operating Partnership is in compliance with the terms of the Parent OP Governing Documents in all material respects. True and complete copies of Parent’s and Parent Operating Partnership’s minute books and other corporate and partnership records, as applicable, have been made available by Parent to Company.

(b) Section 5.1(b) of the Parent Disclosure Letter sets forth a true and complete list of the Subsidiaries of Parent (such subsidiaries, including the Prime JV and the Parent Operating Partnership, each, a “Parent Subsidiary” and collectively, the “Parent Subsidiaries”) and each other corporate or non-corporate subsidiary in which Parent owns any direct or indirect voting, capital, profits or other beneficial interest (“Other Parent Subsidiary”), together with (i) the jurisdiction of organization or incorporation, as the case may be, of each Parent Subsidiary and each Other Parent Subsidiary, (ii) the type of and percentage of voting, equity, profits, capital and other beneficial interest held, directly or indirectly, by Parent in and to each Parent Subsidiary and each Other Parent Subsidiary, (iii) the names of and the type of and percentage of voting, equity, profits, capital and other beneficial interest held by any Person other than Parent or a Parent Subsidiary in each Parent Subsidiary and each Other Parent Subsidiary and (iv) the classification for U.S. federal income tax purposes of each Parent Subsidiary and each Other Parent Subsidiary.

(c) Each Parent Subsidiary (i) is duly organized, validly existing, in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its organization and is in compliance in all material respects with the terms of its constituent organizational or governing documents, (ii) has all requisite corporate, partnership, limited liability company or other company (as the case may be) power and authority to conduct its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Parent Material Adverse Effect.

(d) Except as set forth in Section 5.1(d) of the Parent Disclosure Letter, as of the date hereof, neither Parent nor any Parent Subsidiary, directly or indirectly, owns any interest or investment (whether equity or debt) in any Person (other than equity interests in Parent Subsidiaries or Other Parent Subsidiaries) in the aggregate in excess of $250,000 in fair market value.

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(e) Section 5.1(e) of the Parent Disclosure Letter sets forth a true and complete list of each Parent Subsidiary that is a REIT, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary.

Section 5.2 Capitalization.

(a) The authorized capital stock of Parent consists of (i) 500,000,000 Parent Common Shares, and (ii) 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (“Parent Preferred Stock”). As of the close of business on the business day prior to the date hereof, there are (A) 37,907,966 Parent Common Shares (which includes 11,273 shares of restricted stock outstanding) issued and outstanding and (B) zero (0) shares of Parent Preferred Stock issued and outstanding. As of the Closing Date, there will be (A) a total number of Parent Common Shares issued and outstanding that is the sum of (v) 37,907,966 Parent Common Shares (which includes 11,273 shares of restricted stock outstanding), plus (w) 721,354 Parent Common Shares issuable upon the vesting of all restricted stock units and (B) zero (0) shares of Parent Preferred Stock issued and outstanding. Section 5.2(a) of the Parent Disclosure Letter sets forth all Parent Common Shares authorized and reserved for future issuance as of the date hereof and the applicable agreement or arrangement pursuant to which such reservation has been established. All of the outstanding shares of Parent capital stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with applicable securities Laws, and all Parent Common Shares to be issued in connection with the Merger, when so issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with applicable securities Laws. Except as set forth in this Section 5.2, there is no other outstanding capital stock of Parent. Other than the Parent Convertible Notes, as of the date hereof, there are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) (“Parent Voting Debt”) of Parent or any Parent Subsidiary issued and outstanding. Except for the equity awards and deferred stock units set forth on Section 5.2(a) of the Parent Disclosure Letter and outstanding as of the date hereof (the “Parent Equity Awards”), there are no (1) options, warrants, calls, profits interest units, stock appreciation rights, restricted stock, restricted stock units, “phantom” stock rights, performance units, other equity or equity-linked compensation awards, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind, including any stockholder rights plan, relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, obligating Parent or any Parent Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting Debt of, or other equity interest in, Parent or any Parent Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment (collectively, “Parent Equity Interests”) or (2) outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Common Shares or any capital stock of, or other Parent Equity Interests in, Parent or any Parent Subsidiary or any other Person, including under any stock repurchase plan, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in Parent, any Parent Subsidiary or any other Person.

(b) There are no voting trusts, proxies or other agreements to which Parent or any Parent Subsidiary is a party with respect to the voting of the Parent Common Shares or any capital stock of, or other Parent Equity Interest, of Parent or any Parent Subsidiary. Neither Parent nor any Parent Subsidiary has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any capital stock or other Parent Equity Interests of Parent. Neither Parent nor any Parent Subsidiary has granted any registration rights on any of its capital stock other than as contemplated by the Registration Rights Agreement, dated as of the date of this Agreement, by and among Parent and the Holders (as defined therein) (the “Registration Rights Agreement”), being entered into and delivered in connection herewith and attached hereto as Exhibit I. No Parent Common Shares are owned by any Parent Subsidiary. Except as may be set forth in the Parent Governing Documents and for restrictions under federal and state securities laws, there are no outstanding obligations to which Parent or any Parent Subsidiary is a party (i) restricting the transfer of or (ii) limiting the exercise of voting rights with respect to any capital stock or other Parent Equity Interests in any Parent Subsidiary.

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(c) Parent or another Parent Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Parent Equity Interests of each of the Parent Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws and any immaterial Liens), and all of such shares of capital stock or other Parent Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(d) Section 5.2(d) of the Parent Disclosure Letter sets forth as of the date hereof, and as of the Closing Date, a list of all of the partners of Parent Operating Partnership, together with the number of Parent OP Units held by each such partner. As of the date hereof, and as of the Closing Date, Parent directly owns all of the issued and outstanding limited Parent OP Units (other than those to be issued in connection with the Manager Contribution), free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws or the Parent Operating Partnership Agreement or as set forth in Section 5.2(d) of the Parent Disclosure Letter), and all Parent OP Units are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights. There is no capital stock or other Parent Equity Interests of Parent Operating Partnership issued and outstanding other than such Parent OP Units listed in Section 5.2(d) of the Parent Disclosure Letter. 6,400,000 Parent OP Units shall be issued in connection with the Manager Contribution, and such Parent OP Units shall be duly authorized and validly issued and free of preemptive rights.

(e) Section 5.2(e) of the Parent Disclosure Letter sets forth a list of all Parent Equity Awards outstanding as of the date hereof, and as of the Closing Date, including (i) the identity of the holder, (ii) the number of shares held by such holder in respect of each such grant of Parent Equity Awards and (iii) the vesting schedule applicable to such Parent Equity Award.

(f) All dividends or other distributions on the Parent Common Shares and any material dividends or other distributions on any securities of any Parent Subsidiary which have been authorized and declared prior to the date hereof have been paid in full.

Section 5.3 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has full organizational power and authority to execute and deliver this Agreement, the Contribution Agreement and any other documents to which Parent or Merger Sub is specified to be a party, to perform its obligations hereunder and thereunder and to consummate the Merger, the Manager Contribution and the other Transactions to which Parent or Merger Sub is a party. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Contribution Agreement, and the consummation by each of them of the Merger, the Manager Contribution and the other Transactions have been duly and validly authorized by all necessary organizational action on the part of Parent and Merger Sub, and no other corporate action on the part of any of Parent and Merger Sub, pursuant to the Parent Governing Documents, the Merger Sub Governing Documents, the DLLCA, the MGCL or otherwise, is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the Contribution Agreement and the consummation by them of the Merger, the Manager Contribution and the other Transactions, subject, in the case of the Merger, to the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by the SDAT, the filing of the Certificate of Merger with, and acceptance for record of the Certificate of Merger by the Delaware Secretary and, in the case of the Share Issuance in connection with the Merger and the Manager Contribution, to the receipt of the Parent Shareholder Approval. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by Company, the Company Investors and Company Operating Partnership, is a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 5.4 Board and Other Approvals. The Parent Board of Trustees, at a meeting duly called and held, has (a) determined that this Agreement, the Merger, the Manager Contribution and the other Transactions,

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including the Share Issuance, are advisable and in the best interests of Parent and the shareholders of Parent, (b) duly and validly authorized the execution and delivery of this Agreement and the consummation of the Merger, the Manager Contribution and the other Transactions, (c) approved the Merger, the Share Issuance, the Manager Contribution and the other Transactions and directed that the Share Issuance and the Manager Contribution be submitted for consideration at the Parent Shareholder Meeting and (d) subject to Section 6.3(e), resolved to recommend that the shareholders of Parent vote in favor of the approval of the Share Issuance and the Manager Contribution and to include such recommendation in the Proxy Statement. Parent, as the sole stockholder of Merger Sub has approved this Agreement and the Merger. Parent OP GP has approved, on behalf of Parent Operating Partnership, this Agreement, the Manager Contribution and the other Transactions. Manager has approved the Contribution Agreement, the Manager Contribution and the other Transactions. No consent from any other holder of Parent OP Units is required for Parent Operating Partnership to enter into the Transactions.

Section 5.5 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or the Contribution Agreement and the Transactions by Parent, Parent Operating Partnership and Merger Sub, the consummation by Parent, Parent Operating Partnership and Merger Sub of the Merger, the Manager Contribution or any of the other Transactions or compliance by Parent, Parent Operating Partnership and Merger Sub with any of the provisions of this Agreement or the Manager Contribution will (a) contravene, conflict with or result in any breach of any provision of the Parent Governing Documents, Parent OP Governing Documents, the Merger Sub Governing Documents or the comparable organizational or governing documents of any Parent Subsidiary, (b) require any filing by Parent, Parent Operating Partnership, Merger Sub or any Parent Subsidiary with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the MGCL or the DLLCA in connection with the Merger, (iii) such filings with the SEC as may be required to be made by Parent, including a proxy statement in preliminary and definitive form relating to the Parent Shareholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”), (iv) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (v) such filings as may be required under the rules and regulations of the NYSE in connection with this Agreement, the Merger or the Manager Contribution or (vi) such filings as may be required in connection with state and local Transfer Taxes), (c) result in any breach of or any loss of any benefit or material increase in any cost or obligation of Parent or any Parent Subsidiary under, or result in a modification, or violation of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Parent Material Contract, Parent Lease or Parent Residential Lease, (d) violate any Order or Law applicable to Parent, Parent Operating Partnership, Merger Sub or any Parent Subsidiary or any of their respective properties, assets or operations or (e) result in the creation or imposition of any Lien (other than a Parent Permitted Lien) on any asset of Parent, Parent Operating Partnership, Merger Sub or any Parent Subsidiaries; except in each of clauses (b), (c), (d) or (e) above where (A) any failure to obtain such permits, authorizations, consents or approvals, (B) any failure to make such filings or (C) any such modifications, violations, rights, impositions, breaches or defaults has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

Section 5.6 Parent SEC Documents and Parent Financial Statements.

(a) Parent has filed or furnished (as applicable), on a timely basis, with the SEC all forms, reports, certifications, schedules, statements and other documents required by it to be filed or furnished (as applicable) since and including December 31, 2014 under the Exchange Act or the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) (such documents and any other documents filed or furnished by Parent with the SEC, as have been amended since the time of their filing, collectively, the “Parent SEC Documents”). As of their respective filing dates (or the date of their most recent amendment, supplement or modification, in each case, to the extent filed prior to the date hereof), the Parent SEC Documents (i) did not (or with respect to Parent SEC Documents filed after the date hereof, will not) contain any

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untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied, or with respect to Parent SEC Documents filed after the date hereof, will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. All of the audited financial statements and unaudited interim financial statements of Parent included in the Parent SEC Documents (including the related notes and schedules thereto) (collectively, the “Parent Financial Statements”), (A) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of Parent and Parent Subsidiaries in all material respects, (B) complied as of their respective dates in all material respects with the then-applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (C) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act), and (D) fairly present, in all material respects, the financial position and the results of operations, stockholder’s equity and cash flows of Parent and its consolidated Subsidiaries as of the times and for the periods referred to therein. No Parent Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act.

(b) None of the Parent SEC Documents is, to the knowledge of Parent, the subject of ongoing SEC review and Parent has not received any comments from the SEC with respect to any of the Parent SEC Documents which remain unresolved. None of the Parent SEC Documents is the subject of any confidential treatment request by Parent.

Section 5.7 Internal Controls; Sarbanes-Oxley Act; Improper Payments.

(a) Parent and Parent Subsidiaries have designed and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization, (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Since January 31, 2014, (A) Parent has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure, (B) to the knowledge of Parent, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of Parent to material information required to be included in Parent’s periodic reports required under the Exchange Act (if Parent were required to file such reports) and (C) to the knowledge of Parent, the principal executive officer and principal financial officer of Parent have disclosed to Parent’s auditors and the audit committee of the Parent Board of Trustees (and made summaries of such disclosures available to Company) (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in Parent’s internal controls over financial reporting. Since January 31, 2014, neither Parent nor any Parent Subsidiary has made any prohibited loans to any director or executive officer of Parent (as defined in Rule 3b-7 promulgated under the Exchange Act).

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(b) Neither Parent nor any Parent Subsidiary nor, to the knowledge of Parent, any director, officer or Representative of Parent or any Parent Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. Neither Parent nor any Parent Subsidiary has received any written communication that alleges that Parent or any Parent Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

Section 5.8 Absence of Certain Changes.

(a) Except as contemplated by this Agreement and the Transactions, since June 30, 2015, Parent and the Parent Operating Partnership have conducted, in all material respects, their respective businesses in the ordinary course consistent with past practice.

(b) Since December 31, 2014, no Effects have occurred, which have had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.9 No Undisclosed Liabilities. Except (a) as disclosed, reflected or otherwise reserved against or provided for on the Parent Financial Statements, (b) for liabilities and obligations incurred since December 31, 2014 in the ordinary course of business consistent with past practice and (c) for liabilities and obligations incurred under this Agreement or in connection with the Transactions, neither Parent nor any Parent Subsidiary has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

Section 5.10 Litigation. As of the date hereof, there is no Legal Proceeding pending against (or to Parent’s knowledge, threatened against or naming as a party thereto) Parent, a Parent Subsidiary, any of Parent’s or any Parent Subsidiary’s respective property, or, to the knowledge of Parent, any executive officer or director of Parent (in their capacity as such), nor, to the knowledge of Parent, is there any investigation of a Governmental Entity pending or threatened against Parent or any Parent Subsidiary, other than, in each of the foregoing cases, as have not had and would not reasonably be expected to have a Parent Material Adverse Effect (it being understood that, notwithstanding the date limitation in this sentence, any such Legal Proceeding or investigation commenced after the date of this Agreement may be taken into account when determining whether a Parent Material Adverse Effect has occurred pursuant to Section 5.8(b)). There is no Legal Proceeding pending against Parent, or to the knowledge of Parent, threatened against Parent seeking to enjoin or restrict, in any material respect, the Transactions. Neither Parent nor any Parent Subsidiary is subject to any outstanding Order of a Governmental Entity which has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

Section 5.11 Labor and Other Employment Matters; Employee Benefit Plans.

(a)

(i) Neither Parent nor any Parent Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization;

(ii) neither Parent nor any Parent Subsidiary is the subject of any Legal Proceeding that seeks to compel Parent or any Parent Subsidiary to bargain with any labor organization as to wages or conditions of employment or any other matter;

(iii) no strike or work stoppage involving Parent or any Parent Subsidiary is pending or, to the knowledge of Parent, threatened in writing;

(iv) neither Parent nor any Parent Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices;

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(v) no labor organization or group of employees of Parent or any Parent Subsidiary has made, in writing, a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority; and

(vi) Parent and each Parent Subsidiary has complied in all material respects with the WARN Act and any similar statutes, where applicable.

(b) Section 5.11(b) of the Parent Disclosure Letter sets forth a true and complete list of each Benefit Plan sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by Parent or any Parent Subsidiary or their respective ERISA Affiliates in respect of any current or former employee, officer, director or independent contractor of Parent or any Parent Subsidiary (a “Parent Benefit Plan”), other than any immaterial Parent Benefit Plan.

(c) With respect to each material Parent Benefit Plan, Parent has made available true and complete copies of (i) where the Parent Benefit Plan has been reduced to writing, the current plan document and all current amendments, (ii) where the Parent Benefit Plan has not been reduced to writing, a written summary of all material plan terms, (iii) any trust agreements or other funding arrangements, insurance policies and contracts, (iv) the most recent summary plan description and, where applicable, summaries of material modifications, (v) in the case of any Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the IRS (or a copy of any pending application for a determination letter and any related correspondence from the IRS), (vi) in the case of any Parent Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Form 5500 and summary annual report, with schedules and financial statements attached, and (vii) actuarial valuations and reports for the most recently completed plan year.

(d) Each Parent Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and in compliance in all material respects with the requirements prescribed by applicable Law.

(e) Neither the execution of this Agreement nor the consummation of the Transactions will, individually or together with the occurrence of any other event, (A) result in the payment by Parent, Parent Subsidiaries or their respective ERISA Affiliates of any amount or benefit to a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually, or in combination with any other payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, (B) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Parent or Parent Subsidiaries, or (C) require a “gross-up” or other payment to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1).

(f) Each Parent Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Parent Qualified Plan”) has received a favorable and current determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, and, to Parent’s knowledge, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Parent Qualified Plan. Neither Parent, Parent Subsidiaries nor any of their respective ERISA Affiliates maintains, sponsors, participates in or is required to contribute to, or has any liability (whether contingent or otherwise) with respect to, any Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, any “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code or any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(g) Neither Parent, any Parent Subsidiary, nor any of their respective ERISA Affiliates has any obligation to provide any of the following retiree or post-employment benefits to any Person: medical, accident, disability, life insurance, death or welfare benefits, except as required by COBRA.

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(h) Parent, Parent Subsidiaries and their respective ERISA Affiliates have not made any commitment, intention or understanding to create, materially modify or terminate any material Parent Benefit Plan.

(i) There is no pending or, to Parent’s knowledge, threatened, action relating to a Parent Benefit Plan (other than routine claims for benefits).

(j) Each Parent Benefit Plan that is subject to Section 409A of the Code has been administered in compliance in all material respects with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder.

Section 5.12 Taxes.

(a) Parent and each Parent Subsidiary has timely filed or caused to be filed with the appropriate Governmental Entity all United States federal income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Parent and each Parent Subsidiary has timely paid or caused to be paid, or made adequate provisions for, all material amounts of Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all United States federal income Tax Returns that have been filed with the IRS by Parent and each Parent Subsidiary with respect to the taxable years ending on or after December 31, 2014 have been made available to Company.

(b) Parent (i) for all taxable years commencing with Parent’s short taxable year beginning February 1, 2014 and ended December 31, 2014 has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such year; (ii) has operated since December 31, 2014 until the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Entity to its status as a REIT and no such challenge is pending or, to the knowledge of Parent, threatened.

(c) (i) There are no current disputes, audits, examinations, investigations or other proceedings pending (or threatened in writing), or claims asserted for or with regard to any material amounts of Taxes or material Tax Returns of Parent or any Parent Subsidiary; (ii) neither Parent nor any Parent Subsidiary has received a written notice or announcement of any audits, examinations, investigation or other proceedings; (iii) no deficiency for Taxes of Parent or any Parent Subsidiary has been claimed, proposed or assessed, or, to the knowledge of Parent, threatened, in each case, in writing, by any Governmental Entity, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and (iv) neither Parent nor any Parent Subsidiary has in the past three (3) years received a claim in writing by a Governmental Entity in any jurisdiction in which it does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction.

(d) Each Parent Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation or an association taxable as a corporation. No Parent Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a REIT, as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary.

(e) Neither Parent nor any Parent Subsidiary holds directly or indirectly any asset, the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code.

(f) Parent and each Parent Subsidiary have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have

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duly and timely withheld and, in each case, have paid over to the appropriate Governmental Entity all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(g) There are no material Liens for Taxes upon any property or assets of Parent or any Parent Subsidiary except for Parent Permitted Liens.

(h) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Parent or any Parent Subsidiary, except for customary indemnification provisions contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes, and after the Closing Date neither Parent nor any Parent Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(i) Since Parent’s formation (i) neither Parent nor any Parent Subsidiary has incurred any material liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, nor is Parent or any Parent Subsidiary aware of any event, condition, or circumstance that presents a material risk that a material amount of Taxes as described in such sections may be imposed on Parent or a Parent Subsidiary, and (ii) neither Parent nor any Parent Subsidiary has incurred any material liability for Taxes other than (A) in the ordinary course of business or consistent with past practice or (B) transfer or similar Taxes arising in connection with acquisitions or dispositions of property.

(j) (i) Neither Parent nor any Parent Subsidiary has extended or waived (nor granted any extension or waiver of) the limitation period for the assessment or collection of any material amount of Tax that has not since expired and (ii) neither Parent nor any Parent Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled.

(k) Neither Parent nor any Parent Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law), and neither Parent nor any Parent Subsidiary is subject to any private letter ruling of the IRS or comparable written ruling of any other Governmental Entity with respect to Taxes.

(l) Neither Parent nor any Parent Subsidiary has entered into any transaction that constitutes a “listed transaction” within the meaning of Treasury Regulations Section 1.6011–4(b)(2).

(m) Neither Parent nor any Parent Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax–free treatment under Section 355 of the Code in the two (2) years prior to the date hereof.

(n) Parent is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(o) Neither Parent nor any Parent Subsidiary (A) has been a member of an affiliated group filing a consolidated United States federal income Tax Return or (B) has any material liability for the Taxes of any Person (other than Parent or any Parent Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor.

(p) Neither Parent nor any Parent Subsidiary (other than Taxable REIT Subsidiaries) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

(q) Parent qualifies as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Section 5.13 Contracts.

(a) Except as has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, each Parent Material Contract is legal, valid and binding on Parent and each Parent Subsidiary that is a

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party thereto, and is in full force and effect, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, (A) neither Parent nor any Parent Subsidiary, nor, to Parent’s knowledge, any other party thereto, is in breach or violation of, or default under, any Parent Material Contract, and (B) no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Parent Material Contract. Neither Parent nor any Parent Subsidiary has received notice of any violation or default under or notice to terminate, not renew or challenge the validity or enforceability of any Parent Material Contract, except for violations, defaults, notices to terminate or not renew or challenges to the validity or enforceability of any Parent Material Contract that would not reasonably be expected to have a Parent Material Adverse Effect. Since December 31, 2014 and as of the date hereof, neither Parent nor any Parent Subsidiary has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any Parent Material Contract.

(b) Section 5.13(b) of the Parent Disclosure Letter sets forth a list of each Contract (other than a Parent Benefit Plan) in effect as of the date hereof to which Parent or any Parent Subsidiary is a party or by which any of its properties or assets are bound (each a “Parent Material Contract”) that:

(i) is required to be filed as an exhibit to Parent’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated by the SEC or required to be disclosed by Parent in a Current Report on Form 8-K;

(ii) obligates Parent or any Parent Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 and is not cancelable within ninety (90) days without material penalty to Parent or any Parent Subsidiary, except for any Parent Lease or any Parent Residential Lease;

(iii) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to Parent or any Subsidiaries, including upon consummation of the Transactions, or which restricts the conduct of any line of business of Parent or any Parent Subsidiaries, except for any (A) Parent Lease or Parent Residential Lease or (B) recorded property declarations, recorded reciprocal easement agreements or recorded restrictive covenant agreements affecting any Parent Owned Property, which Parent Leases, Parent Residential Leases, declarations and agreements contain non-compete or exclusivity provisions restricting activities of Parent or any Parent Subsidiary or restricting the conduct of any line of business by Parent or any Parent Subsidiary, in each case, solely on the applicable Parent Owned Property;

(iv) constitutes Indebtedness of Parent or any Parent Subsidiary with a principal amount greater than $1,000,000;

(v) constitutes a leasehold obligation related to any Parent Corporate Office;

(vi) would prohibit or materially delay the consummation of Transactions as contemplated by this Agreement (except for any Parent Lease);

(vii) requires Parent or any Parent Subsidiary to dispose of or acquire assets or properties (other than any real property) that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value in excess of $1,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(viii) constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a forward, swap or other hedging transaction of any type;

(ix) sets forth the operational terms of a joint venture, partnership, limited liability company with a third party member, strategic alliance of Parent or any Parent Subsidiary or other similar arrangement;

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(x) constitutes a loan to any Person (other than a wholly owned Subsidiary of Parent or the Parent Operating Partnership) by Parent any or any Parent Subsidiary in an amount in excess of $1,000,000;

(xi) prohibits the pledging of the capital stock of Parent or any Parent Subsidiary or prohibits the issuance of guarantees by any Parent Subsidiary, except for any Parent Lease or recorded property declarations, recorded reciprocal easement agreements or recorded restrictive covenant agreements affecting any Parent Owned Property;

(xii) is with a Governmental Entity;

(xiii) has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $1,000,000; or

(xiv) is both (A) not made in the ordinary course of business consistent with past practice and (B) material to Parent and Parent Subsidiaries, taken as a whole, except, in each case, for any Parent Lease, Parent Residential Lease or any recorded property declarations, recorded reciprocal easement agreements or recorded restrictive covenant agreements affecting any Parent Owned Property.

(c) Parent has made available, including through its filings and other disclosures with the SEC, to Company or provided to Company for review, prior to the execution of this Agreement, true and complete copies of all of the Parent Material Contracts.

Section 5.14 Investment Company Act. Neither Parent nor any Parent Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 5.15 Environmental Matters. Parent and each Parent Subsidiary are, and have been since January 31, 2014, in compliance with all Environmental Laws, including with respect to identification and management of Hazardous Substances such as lead-based paint, asbestos and toxic mold, except for such non-compliance that has not had and would not reasonably be expected to have a Parent Material Adverse Effect. To Parent’s knowledge, the aggregate outstanding liability of Parent and its Subsidiaries with respect to any violations of Environmental Laws or the sampling, monitoring, treatment, remediation, removal or clean-up of Hazardous Substances does not exceed $1,000,000. Notwithstanding the other provisions of this Agreement, this Section 5.15 contains the only representations of Parent, Parent Operating Partnership or Merger Sub regarding Environmental Laws or Hazardous Substances.

Section 5.16 Intellectual Property. Except as has not had, or would not reasonably be expected to have a Parent Material Adverse Effect, (i) Parent or one of Parent Subsidiaries owns or otherwise has all Intellectual Property Rights necessary to conduct the business of Parent and the Parent Subsidiaries as conducted prior to the Closing Date and (ii) since January 31, 2014, Parent and Parent Subsidiaries have not received any written notice relating to any actual or alleged infringement, misappropriation or violation of any Intellectual Property Right of another Person by Parent or any Parent Subsidiary. To the knowledge of Parent, the conduct of the business of Parent and Parent Subsidiaries as presently conducted does not violate, conflict with or infringe in any material respect the Intellectual Property Rights of any other Person. To the knowledge of Parent, no other Person is violating, conflicting with, or infringing in any material respect the Intellectual Property Rights of Parent or any Parent Subsidiary.

Section 5.17 Compliance with Laws; Permits.

(a) (i) Each of Parent and Parent Subsidiaries has complied and is in compliance with all Laws which affect the business, properties, assets or operations of Parent and Parent Subsidiaries, and (ii) no notice, charge or assertion has been received by Parent or any Parent Subsidiary or, to Parent’s knowledge, threatened against Parent or any Parent Subsidiary alleging any non-compliance with any such Laws, except with respect to clauses (i) and (ii) above, for such non-compliance that has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

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(b) Parent and Parent Subsidiaries or Parent’s contractors or agents are in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Entity and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy, necessary for Parent and Parent Subsidiaries to own, lease and operate their properties or for Parent and Parent Subsidiaries to carry on their respective businesses substantially as is being conducted as of the date hereof (the “Parent Permits”), and all such Parent Permits are valid, and in full force and effect, except, in each case, where the failure to possess and maintain such Parent Permits in full force and effect has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.18 Properties.

(a) Section 5.18(a)(i) of the Parent Disclosure Letter sets forth a list of the address of each real property owned in fee as of August 31, 2015 by Parent or any Parent Subsidiary other than any Parent Corporate Office (all such real property, together with all right, title and interest of Parent and any Parent Subsidiary in and to (i) all buildings, structures and other improvements and fixtures located on or under such real property and (ii) all easements, rights and other appurtenances benefitting such real property, in each case whether or not set forth in Section 5.18(a)(i) of the Parent Disclosure Letter, as updated in accordance herewith, are individually referred to herein as a “Parent Owned Property” and collectively referred to herein as the “Parent Owned Properties”). Section 5.18(a)(ii) of the Parent Disclosure Letter sets forth a list of the address of each real property (and noting whether such real property is) leased (as lessee or sublessee) (including ground leased) or licensed (as licensee) by Parent or any Parent Subsidiary as of August 31, 2015 other than any Parent Corporate Office (all such real property interests, together with all right, title and interest of Parent and any Parent Subsidiary in and to (i) all buildings, structures and other improvements and fixtures located on or under such real property and (ii) all easements, rights and other appurtenances benefitting such real property, are individually referred to herein as a “Parent Leased Property” and collectively referred to herein as the “Parent Leased Properties”). All Parent Owned Property, together with all Parent Leased Property, may hereinafter be referred to individually or collectively as a “Parent Property” and the Parent Owned Properties and the Parent Leased Properties may be referred to individually or collectively, as the “Parent Properties.” Section 5.18(a)(iii) of the Parent Disclosure Letter sets forth a list of the address of each real property which, as of August 31, 2015, is under contract by Parent or a Parent Subsidiary for purchase or which is required under a binding contract to be leased or subleased or licensed by Parent or a Parent Subsidiary. Neither Parent nor any Parent Subsidiary is (A) obligated to dispose of any material Parent Property or (B) bound by any unexpired option to purchase, right of first refusal or first offer, right of reversion or any other right to purchase, ground lease or otherwise acquire any Parent Property.

(b) Parent or a Parent Subsidiary is the legal and beneficial owner of, and has good and insurable fee simple title or valid leasehold title (as applicable) to, each of the Parent Properties, in each case, free and clear of Liens except for Parent Permitted Liens. For the purposes of this Agreement, “Parent Permitted Liens” means (i) Liens set forth in Section 5.18(b)(i) of the Parent Disclosure Letter securing any Indebtedness, (ii) Liens for Taxes or assessments that are not delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Parent Financial Statements (if such reserves are required pursuant to GAAP) or are being contested by a tenant pursuant to, and in compliance with, the procedures set forth in the applicable Parent Leases and/or Parent Residential Leases, (iii) Liens arising under any Parent Material Contracts or other service contracts, management agreements, leasing commission agreements, or other similar agreements or obligations, (iv) any Parent Leases and/or any Parent Residential Leases, (v) Liens imposed or promulgated by Law or any Governmental Entity, including zoning regulations, permits and licenses, in each case (A) that are not violated by any current use, occupancy or activity conducted by Parent or any Parent Subsidiary or permitted by any Parent Lease and/or any Parent Residential Lease or (B) with respect to which Parent or a Parent Subsidiary is working in good faith to cure the underlying condition giving rise to such Lien or is disputing or contesting such Lien in good faith, (vi) Liens that are disclosed on any title insurance policies with respect to each Parent Owned Property or surveys made available by or on behalf of Parent or any Parent Subsidiary to Parent prior to the date hereof, (vii) any cashiers’, landlords’, workers’,

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mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s Liens and other similar Liens imposed by Law and incurred in the ordinary course of business that are not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Parent Financial Statements (if such reserves are required pursuant to GAAP), (viii) Liens which will be released or insured over before Closing, (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of set off, (x) all public roads and highways, (xi) any purchase money Liens and Liens securing rental payments under capital lease arrangements and Liens incurred in connection with the acquisition of Parent Property, in each case covering personal property, (xii) any other non-monetary Liens, limitations, restrictions or title defects that do not materially impair the continued use and operation of the applicable Parent Property as currently used and operated, (xiii) Liens imposed by any homeowner’s association, including in connection with unpaid assessments or fines, or uncured violations of any applicable homeowner’s association covenants and (xiv) any other Lien approved in writing by Company.

(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect (i) neither Parent nor any of the Parent Subsidiaries has received any written notice of any violation of any municipal, state, federal or homeowners’ association law, rule or regulation concerning any Parent Owned Property, (ii) to Parent’s knowledge, each of the Parent Owned Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions and other recorded covenants, (iii) neither Parent nor any Parent Subsidiaries has received from any Governmental Entity any written notice of any condemnation, eminent domain or zoning change, in each case affecting any Parent Owned Property, and neither Parent nor any Parent Subsidiaries has received written notice of any such threatened condemnation, eminent domain or zoning change, in each case affecting any Parent Owned Property, (iv) water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Parent Owned Property over duly dedicated streets or perpetual easements of record benefiting the applicable Parent Owned Property in each case as necessary for such Parent Owned Property to be occupied by residents in the ordinary course, (v) each Parent Owned Property consists of a contiguous parcel of real property with a detached single family residence or a townhouse as part of a two-to-four-family dwelling unit erected thereon lying wholly within the applicable boundary lines of such parcel, (vi) each Parent Owned Property is in working order sufficient for its normal operation in the manner currently being operated, normal wear and tear excepted, and without any material structural defects or other conditions which would reasonably be expected to affect its habitability (including the presence of infestation, mold or other Hazardous Substances), (vii) no Parent Owned Property is a manufactured home, modular home, condotel unit, or individual condominium unit in a condominium project, (viii) no Parent Owned Property has been materially damaged by water, fire, earthquake or earth movement, windstorm, flood, tornado, vandalism or other casualty causing damages thereto in excess of any insurance coverage therefor less any deductible, in each case except as has been fully repaired prior to the date hereof, (ix) no Parent Owned Property is subject to any restriction on leasing such Parent Owned Property, including by any homeowners’ association, deed restriction or local Law, (x) each Parent Owned Property is in material compliance with the rules and regulations of any homeowners’ association applicable to such Parent Owned Property, as well as any agreement, covenant, condition, restriction or encumbrance pertaining to such Parent Owned Property, and (xi) there are no material unpaid homeowner’s association assessments or similar fees with respect to any Parent Owned Property which are more than fifteen (15) days past due. No mortgage, deed of trust, deed to secure debt or similar instrument encumbering any Parent Owned Property is or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Parent Owned Property or in Parent or any Parent Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of Parent or any Parent Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by Parent or any Parent Subsidiaries.

(d) True and complete copies in all material respects of all material Parent Leases in each case in effect as of August 31, 2015 have been made available to Company. Except as would not reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary is and, to the knowledge of Parent, no other party is in breach or violation of, or default under, any Parent Lease.

(e) Parent and Parent Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all furniture, fixtures and equipment owned, used or held for use by them as of

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the date hereof (other than property owned by tenants and used or held in connection with the applicable tenancy and other than property owned by any third party managers), except as would not reasonably be expected to have a Parent Material Adverse Effect.

(f) Neither Parent nor any Parent Subsidiary has any obligation pursuant to any Contract to expend funds to develop or re-develop any Parent Owned Property, or to improve, maintain or repair, or to fund the improvement, maintenance or repair, of any Parent Owned Property that in the aggregate and with respect to a particular Parent Owned Property are in excess of $500,000.

Section 5.19 Opinion of Financial Advisor. The Parent Board of Trustees has received the opinion of the Parent Financial Advisor, dated September 19, 2015, to the effect that, as of such date and based on and subject to the assumptions, qualifications, limitations and other matters set forth in its written opinion, the number of Parent Common Shares to be retained by the pre-Manager Contribution holders of Parent Common Shares after giving effect to the Merger and the Manager Contribution is fair from a financial point of view to such holders (other than Starwood Capital Group Global, L.P. and its affiliates). The Special Committee has received an opinion from its financial advisor to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the consideration to be paid in the Manager Contribution pursuant to the Contribution Agreement is fair, from a financial point of view, to Parent. Parent will make copies of such opinions available to Company promptly following the receipt thereof by the Parent Board of Trustees and the Special Committee, as applicable, for informational purposes only, and it is agreed and understood that such opinions may not be relied on by Company or any of the Company Subsidiaries, Company Stockholders, Company Unitholders, Company Investors or any of their respective Affiliates.

Section 5.20 Information in the Proxy Statement. None of the information supplied or to be supplied in writing by or on behalf of Parent or any Parent Subsidiary for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of Parent or at the time of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that Parent is responsible for filing with the SEC in connection with the Transactions, to the extent relating to Parent or any Parent Subsidiary or other information supplied by or on behalf of Parent or any Parent Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Entity (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein. The representations and warranties contained in this Section 5.20 will not apply to statements or omissions included in the Proxy Statement to the extent based upon information supplied to Parent by or on behalf of Company or any Company Subsidiary regarding the Company or any Company Subsidiary or their respective businesses.

Section 5.21 Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 5.22 Insurance. Parent and its Subsidiaries have obtained and maintained in full force and effect insurance in such amounts, on such terms and covering such risks as Parent’s management believes is reasonable and customary for its business. Parent or the applicable Parent Subsidiary has paid, or caused to be paid, all premiums due under such policies and is not in default with respect to any obligations under such policies in any material respect. All such policies are valid, outstanding and enforceable and neither Parent nor any of its Subsidiaries has agreed to modify or cancel any of such insurance policies nor has Parent or any of its Subsidiaries received any notice of any actual or threatened modification or cancellation of such insurance other

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than (i) in the ordinary course of business consistent with past practice, (ii) in connection with the Parent New Securitization or (iii) such as is normal and customary in Parent’s industry.

Section 5.23 Related Party Agreements. Except as set forth in Parent’s proxy statement filed on April 3, 2015, and except for the Contribution Agreement (collectively, the “Parent Related Party Agreements”), no agreements, arrangements or understandings between Parent or any Parent Subsidiary (or binding on any of their respective properties or assets), on the one hand (or any affiliate thereof), or any affiliate of Parent or any Parent Subsidiary (including Manager and including any past or present officer or director or employee of Parent or Manager (or any of its affiliates), on the other hand (other than those exclusively among Parent and Parent Subsidiaries), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 5.24 Mortgage-Backed Securities. Neither Parent nor any Parent Subsidiary is the owner of or issuer of any mortgage-backed securities.

Section 5.25 Mortgage Loans.

(a) Section 5.25(a) of the Parent Disclosure Letter sets forth a list of each residential mortgage loan of which Parent or any Parent Subsidiary is the holder as of the date hereof (each, a “Mortgage Loan” and, collectively, the “Mortgage Loans”), and listing each Mortgage Loan that is a non-performing mortgage loan and any mortgage loan in foreclosure, including with a mortgagor subject to bankruptcy, secured by a mortgage, deed of trust, security deed, or any other instrument which constitutes a lien (each, a “Mortgage”) on residential real property (each, whether performing or non-performing, a “Mortgaged Property”), securing payment by a borrower of a promissory note and other loan documents, including any amendments thereto.

(b) Parent or a Parent Subsidiary, as applicable, has the full power and authority to hold each Mortgage Loan, subject to that certain Master Repurchase Agreement, among Deutsche Bank AG, Cayman Islands Branch, Starwood Waypoint Residential Trust, a Maryland real estate investment trust, and Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as trustee of PrimeStar-H Fund I Trust, as amended.

(c) To Parent and each Parent Subsidiary’s knowledge, as of August 31, 2015, the information relating to each Mortgage Loan set forth in Section 5.25(a) of the Parent Disclosure Letter is true and accurate in all material respects.

(d) To Parent and each Parent Subsidiary’s knowledge, the related Mortgage constitutes a valid, existing and enforceable (subject to bankruptcy laws and general principals of equity) lien and security interest on the applicable Mortgaged Property, including all improvements on the applicable Mortgaged Property subject only to (i) the lien of current real property taxes and assessments, in each case not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording and (iii) other matters to which like properties are commonly subject, including Liens that are subordinate to the applicable Mortgage.

Section 5.26 Non-Mortgage Loans. Other than as set forth in Section 5.24 and Section 5.25(a) of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary is the holder of any loan with a principal amount exceeding $250,000.

Section 5.27 Brokers; Expenses. No broker, investment banker, financial advisor or other Person (other than the Parent Financial Advisor), is entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the other Transactions based upon arrangements made by or on behalf of Parent or any Parent Subsidiary, or to which they would be responsible or liable for in connection with the consummation of the Transactions.

Section 5.28 Takeover Statutes. None of Parent or any Parent Subsidiary is, nor at any time during the last two (2) years has been, an “interested stockholder” of Company as defined in Section 3-601 of the MGCL. The

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Parent Board of Trustees has taken all action necessary to render inapplicable to the Merger and the other Transactions, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL, Subtitle 7 of Title 3 of the MGCL and Section 7.2 of Parent’s charter. No other Takeover Statutes are applicable to this Agreement, the Merger or the other Transactions.

Section 5.29 Vote Required. The Parent Shareholder Approval is the only vote of the holders of any class or series of shares of stock of Parent necessary to approve the Transactions, including the Share Issuance in connection with the Merger and the Manager Contribution.

Section 5.30 Dissenters’ Rights. No dissenters’ appraisal or similar rights are available to the holders of Parent Common Shares or the Parent OP Units with respect to the Merger, Contribution Agreement or the other Transactions, and the Parent Board of Trustees has not made a determination to the effect that any of the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL apply with respect to the Merger, Contribution Agreement or the other Transactions.

Section 5.31 Contribution Agreement. Exhibit A hereto contains a true, complete and accurate copy of the Contribution Agreement and any and all schedules or exhibits thereto including any amendments or modifications as of the date hereof, and such documents set forth the entire agreement among Parent and any Parent Subsidiary, on the one hand, and Manager and any of its affiliates on the hand relating to the Manager Contributions and the transactions contemplated hereby. The Contribution Agreement is in full force and effect, enforceable against the parties thereto and neither Parent, any Parent Subsidiary nor, to the knowledge of Parent, Manager has on or prior to the date hereof taken or has committed to any action that would reasonably be expected to result in a breach of such Agreement.

Section 5.32 Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties. Each of Parent, Parent Operating Partnership and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of Company and Company Subsidiaries and acknowledges that each of Parent, Parent Operating Partnership and Merger Sub has been provided access to personnel, properties, premises and records of Company and Company Subsidiaries for such purposes. In entering into this Agreement, each of Parent, Parent Operating Partnership and Merger Sub has relied solely upon the representations and warranties set forth in this Agreement or any other documents relating to the Transactions to which any of Parent, Parent Operating Partnership or Merger Sub is a party, respectively, and its independent investigation and analysis of Company and Company Subsidiaries, and each of Parent, Parent Operating Partnership and Merger Sub acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Company, any Company Subsidiaries, the Company Investors or, in each case, any of their respective affiliates, stockholders, controlling persons or Company Representatives that are not expressly set forth in this Agreement or any other documents relating to the Transactions to which any of Parent, Parent Operating Partnership or Merger Sub is a party, respectively, whether or not such representations, warranties or statements were made in writing or orally. Parent, Parent Operating Partnership and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement, none of Company or any Company Investor makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and the other Transactions contemplated hereby, and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement or any other documents relating to the Transactions to which any of Parent, Parent Operating Partnership or Merger Sub is a party, respectively. None of the foregoing in this Section 5.32 shall, in and of itself, provide a separate right of action under any other documents relating to the Transactions to which any of Parent, Parent Operating Partnership or Merger Sub is a party, respectively.

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ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1 Conduct of Business by Company Pending the Closing.

(a) Company agrees that between the date of this Agreement and the earlier to occur of (x) Merger Effective Time or (y) the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (i) as set forth in Section 6.1 of the Company Disclosure Letter, (ii) as expressly permitted by this Agreement (iii) the Company Reorganization, (iv) as may be required by applicable Law or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), Company shall, and shall cause each of the Company Subsidiaries (other than, in each case, as it relates to the Excluded Business) to, (A) conduct its business in all material respects in the ordinary course of business consistent with past practice and (B) use their respective reasonable best efforts to maintain in all material respects their assets and properties in their current condition (ordinary wear and tear excepted), preserve their business organizations intact in all material respects, maintain existing relations and goodwill with Governmental Entities, alliances, customers, lenders, tenants, employees and business associates in all material respects, and maintain the status of Company as a REIT and each Company Subsidiary as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary, as applicable and provided, that notwithstanding anything to the contrary in this Section 6.1, Company or any Company Subsidiary may effect one (1) securitization on customary terms in an amount not to exceed $625,000,000 (the “Company New Securitization”).

(b) Without limiting the generality of clause (a) above, and except as set forth in Section 6.1 of the Company Disclosure Letter, as expressly permitted by this Agreement, as contemplated by the Company Reorganization pursuant to the Company Reorganization Step Plan, as required by Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the Interim Period, Company shall not, and shall not permit any Company Subsidiary (other than, in each case, as it relates to the Excluded Business) to, directly or indirectly:

(i) amend its charter, bylaws or equivalent organizational documents;

(ii) adjust, split, combine, subdivide or reclassify any shares of capital stock or other Company Equity Interests;

(iii) declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of stock of Company or Company Operating Partnership or other Company Equity Interests, except for (A) the declaration and payment by Company of quarterly dividends in accordance with past practice for the period up to the Closing Date (including the portion of any month in which the Closing occurs) in an amount not to exceed $0.05 per Company Share per quarter, (B) the declaration and payment of dividends or other distributions by the Company Operating Partnership in an amount not to exceed $0.05 per Company OP Unit per quarter, and (C) dividends or other distributions by any Company Subsidiary (other than by the Company Operating Partnership), in accordance with the terms of the organizational documents of such Company Subsidiary; provided, however, that, notwithstanding anything herein to the contrary, Company and any Company Subsidiary shall be permitted to make (or increase) dividends or distributions, including under Sections 858 or 860 of the Code, reasonably necessary for Company or such Company Subsidiary to maintain its status as a REIT under the Code and/or avoid or reduce the imposition of any entity-level income or excise Tax under the Code or applicable state Law;

(iv) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other Company Equity Interests, except any Company OP Units in accordance with the terms of the Company Operating Partnership Agreement;

(v) (A) grant any Person any right or option to acquire any Company Equity Interests, (B) issue, deliver or sell any additional capital stock or other Company Equity Interests or (C) enter into any Contract with respect to the sale, voting, registration or repurchase of any capital stock or other

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Company Equity Interests; provided, however, that Company may issue Company Shares in connection with the redemption or exchange of any Company OP Units in accordance with the terms of the Company Operating Partnership Agreement; provided, further, Company Subsidiaries may issue equity solely to form special purpose entities that will be wholly owned directly or indirectly by Company as may be reasonably required for the completion of a Company Permitted Acquisition;

(vi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock, equity interests or assets) any real property, personal property (other than personal property at a total cost of less than $2,000,000 in the aggregate), non-performing loans, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof; provided, however, that the Company Operating Partnership and any wholly owned Subsidiary of Company or the Company Operating Partnership shall be permitted to acquire real property (via acquisition of the fee interest or the equity interest in the entity which owns the fee interest) in the ordinary course of business consistent with past practice with an aggregate value of up to $30,000,000 per month (each such acquisition, together with any other acquisitions identified on Section 6.1 of the Company Disclosure Letter, a “Company Permitted Acquisition”);

(vii) sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any Company Owned Property or other tangible assets of Company or any Company Subsidiary, except (A) pledges and encumbrances on Company Owned Property in the ordinary course of business consistent with past practices and that would not be material to any Company Owned Property, and (B) with respect to any tangible property or assets with a net book value of less than $20,000,000 per month in the aggregate;

(viii) incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any Indebtedness or other debt securities or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than Indebtedness of the Company Operating Partnership or a wholly owned Company Subsidiary or the Company Operating Partnership that is permitted hereunder), except (A) Indebtedness incurred under Company’s existing revolving credit facilities for working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted under this Agreement) in an aggregate amount not to exceed $100,000,000 per quarter, or (B) unsecured, unsubordinated Indebtedness to or among Company and Company Subsidiaries in the ordinary course of business consistent with past practice;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (A) by Company, the Company Operating Partnership or a wholly owned Subsidiary of Company or the Company Operating Partnership to Company, the Company Operating Partnership or a wholly owned Subsidiary of Company or the Company Operating Partnership, (B) loans or advances required to be made under any of the existing Company Leases, Company Residential Leases or ground leases affecting the Company Properties, or (C) loans or advances to non-affiliate borrowers in the ordinary course of business with a principal amount of up to $1,000,000 (any such loan also constituting a Company Permitted Acquisition);

(x) enter into, renew, materially modify or amend, terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date hereof, would be a Company Material Contract), other than (A) any termination or renewal in accordance with the terms of such existing Company Material Contract that occur automatically without any action by Company or any Company Subsidiary, (B) the entry into any modification or amendment of, or waiver or consent under, any mortgage, deed of trust, deed to secure debt, similar agreement, or related agreement to which Company or any Company Subsidiary is a party as required

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or necessitated by this Agreement or the Transactions; provided, however, that any such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise adversely affect Company, any Company Subsidiary or Parent in any material respect, (C) as necessary to comply with the terms of this Agreement or (D) modifications, amendments, terminations, waivers, releases, compromises or assignments of rights or claims, in each case that are not material and are made in the ordinary course of business and consistent with past practices;

(xi) waive, release, assign, commence, settle or compromise any pending or threatened Legal Proceeding (A) of or against Company or Company Subsidiaries or (B) involving any present, former or purported holder or group of holders of Company Shares or Company OP Units, that in the case of (A) or (B), (1) requires payment by Company of an amount in excess of $1,000,000 in the aggregate or that would require the issuance of any Company Shares, (2) entails the incurrence of any obligation or liability of Company in excess of such amount, including costs or revenue reductions or obligations that would impose any material restrictions on the business or operations of Company or Company Subsidiaries, or (3) imposes any non-monetary relief or an admission of liability or wrong doing or that would result in any supplement, modification to or amendment of the terms of (a) any agreement or document relating to the Transactions to which neither the Parent nor any of its affiliates is a party or (b) any Company Material Contract that would not otherwise be permitted pursuant to sub-clause (x) of this Section 6.1(b);

(xii) fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof concurred with by Company’s independent auditors) or make any material change to its methods of accounting in effect at December 31, 2014, except as required by a change in GAAP (or any interpretation thereof concurred with by Company’s independent auditors) or in applicable Law, or make any change with respect to accounting policies, unless required by GAAP;

(xiii) enter into any new line of business;

(xiv) form any new funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

(xv) waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of Company or any Company Subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

(xvi) except as otherwise required pursuant to any written agreement or Company Benefit Plan as in existence on the date hereof or as otherwise required hereunder, (A) hire or terminate (other than termination for cause) any employee, officer, executive officer or director of Company or any Company Subsidiary or promote or appoint any Person to a position of executive officer or director of Company or any Company Subsidiary, (B) increase, or accelerate the vesting or payment of, compensation or other benefits payable or provided to Company’s directors or executive officers, or (C) enter into, materially amend or adopt any Benefit Plan; provided, however, that clauses (A) through (C) above shall not restrict Company or any of its Subsidiaries from (1) awarding annual performance-related merit increases in base salaries made in the ordinary course of business to executive officers of Company by an amount that in the aggregate does not exceed 5% of such officers’ current aggregate annual base salaries, (2) awarding annual performance-related merit increases in base salaries or base wages made in the ordinary course of business to all employees other than executive officers of Company by an amount that in the aggregate does not exceed 5% of such employees’ current aggregate annual base salaries and base wages, (3) increasing annual bonus opportunities made in the ordinary course of business consistent with past practice, or (4) entering into or making available to newly hired employees (not including executive officers) or to employees (not including executive officers) in the context of promotions based on job performance or workplace requirements, including replacement of an open position, in each case in the ordinary course of business, plans, agreements, benefits and compensation arrangements that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees (not including executive officers) in similar positions;

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(xvii) take or fail to take any action, which action or failure would reasonably be expected to cause (A) Company to fail to qualify as a REIT or (B) any Company Subsidiary to cease to be treated as any of (x) a partnership or disregarded entity for United States federal income tax purposes or (y) a REIT, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xviii) (A) make, change or rescind any material election relating to Taxes, (B) change a material method of Tax accounting, (C) amend any material Tax Return, (D) settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, (E) enter into any material closing agreement related to Taxes, or (F) knowingly surrender any right to claim any material Tax refund, or (G) give or request any waiver of a statute of limitation with respect to any material Tax Return, except in each case as reasonably necessary to (1) comply with Law or (2) (x) preserve Company’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a REIT, Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xix) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with a Company Permitted Acquisition or the Company Reorganization;

(xx) amend or modify the engagement letters entered into with the Company Financial Advisor or the Persons listed on Section 3.25 of the Company Disclosure Letter, in a manner adverse to Company, any Company Subsidiary or Parent, or engage other financial advisers in connection with the Transactions;

(xxi) other than as permitted by clause (vi) above, make or commit to make any recurring capital expenditures that are in excess of $17,000,000 per quarter in the aggregate;

(xxii) take any action under the Company Governing Documents, the Company OP Governing Documents or otherwise (including by resolution) that would give dissenters’, appraisal or similar rights to the holders of Company Shares or the Company OP Units with respect to the Merger or the other Transactions; or

(xxiii) authorize, or enter into any contract, agreement or binding commitment or arrangement to do any of the foregoing.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board of Directors, upon advice of counsel to Company, is reasonably necessary for Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Merger Effective Time, including making dividend or other distribution payments to stockholders of Company in accordance with this Agreement or otherwise. If Company proposes to take any such action, it shall notify Parent as soon as reasonably practicable prior to the taking of such action.

Section 6.2 Conduct of Business by Parent Pending the Closing.

(a) Parent agrees that during the Interim Period, except as set forth in Section 6.2 of the Parent Disclosure Letter, as expressly permitted by this Agreement (including with respect to the Manager Contribution or the Merger), as may be required by applicable Law or as consented to in writing by Company (which consent shall not be unreasonably withheld, delayed or conditioned), Parent shall, and shall cause each Parent Subsidiary to, (i) conduct its business in all material respects in the ordinary course of business consistent with past practice, and (ii) use their respective reasonable best efforts to maintain in all material respects their assets and properties in their current condition (ordinary wear and tear excepted), preserve their business organizations intact in all

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material respects, and maintain existing relations and goodwill with Governmental Entities, alliances, customers, lenders, tenants, employees and business associates in all material respects and maintain the status of Parent as a REIT and each Parent Subsidiary as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary, as applicable, and provided, that notwithstanding anything to the contrary in this Section 6.2, Parent or any Parent Subsidiary may effect one (1) securitization on customary terms in an amount not to exceed $625,000,000 (the “Parent New Securitization”).

(b) Without limiting the generality of clause (a) above, and except as set forth in Section 6.2 of the Parent Disclosure Letter, as permitted by this Agreement, as required by Law or as consented to in writing by Company (which consent shall not be unreasonably withheld, delayed or conditioned), during the Interim Period, Parent shall not, and shall not permit any Parent Subsidiary to, directly or indirectly:

(i) amend its charter, bylaws or equivalent organizational documents;

(ii) adjust, split, combine, subdivide or reclassify any shares of capital stock or other Parent Equity Interests;

(iii) declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of Parent or other Parent Equity Interests, except for (A) the declaration and payment by Parent of quarterly dividends in accordance with past practice for the period up to the Closing Date (including the portion of any month in which the Closing occurs) in an amount not to exceed $0.20 per Parent Common Share per quarter, (B) the declaration and payment of dividends or other distributions by the Parent Operating Partnership in an amount not to exceed $0.20 per Parent OP Unit per quarter, and (C) dividends or other distributions by any Parent Subsidiary (other than by the Parent Operating Partnership), in accordance with the terms of the organizational documents of such Parent Subsidiary; provided, however, that, notwithstanding anything herein to the contrary, Parent and any Parent Subsidiary shall be permitted to make (or increase) dividends or distributions, including under Sections 858 or 860 of the Code, reasonably necessary for Parent to maintain its status as a REIT under the Code or applicable state Law and/or avoid or reduce the imposition of any entity-level income or excise Tax under the Code or applicable state Law;

(iv) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other Parent Equity Interests, except any Parent OP Units in accordance with the terms of the Parent Operating Partnership Agreement;

(v) (A) grant any Person any right or option to acquire any Parent Equity Interests, (B) issue, deliver or sell any additional capital stock or other Parent Equity Interests or (C) enter into any Contract with respect to the sale, voting or registration of any capital stock or other Parent Equity Interests; provided, however, that Parent may issue Parent Common Shares upon the vesting or exercise of any Parent Equity Awards outstanding as of the date hereof in accordance with the terms and conditions thereof as in effect on the date hereof; provided, further, Parent Subsidiaries may issue equity solely to form special purpose entities that will be wholly owned directly or indirectly by Parent as may be reasonably required for the completion of a Parent Permitted Acquisition;

(vi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock, equity interests or assets) any real property, personal property (other than personal property at a total cost of less than $2,000,000 in the aggregate), non-performing loans, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof; provided, however, that any wholly owned Parent Subsidiary shall be permitted to acquire real property (via acquisition of the fee interest or the equity interest in the entity which owns the fee interest) in the ordinary course of business consistent with past practice with an aggregate value of up to $30,000,000 per month (each such acquisition, together with any other acquisitions identified on Section 6.2 of the Parent Disclosure Letter, a “Parent Permitted Acquisition”);

(vii) sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any Parent Owned Property or other Parent tangible assets of Parent or any Parent

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Subsidiary, except (A) pledges and encumbrances on property and assets in the ordinary course of business consistent with past practices and that would not be material to any Parent Owned Property, and (B) with respect to any tangible property or assets with a net book value of less than $20,000,000 per month in the aggregate;

(viii) incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any Indebtedness or other debt securities or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly owned Parent Subsidiary), except (A) Indebtedness under Parent’s existing revolving credit facilities for working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted under this Agreement) in an aggregate amount not to exceed $100,000,000 per quarter, or (B) unsecured, unsubordinated Indebtedness to or among Parent and Parent Subsidiaries in the ordinary course of business consistent with past practice;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (A) by Parent or a wholly owned Parent Subsidiary to Parent or a wholly owned Parent Subsidiary, (B) loans or advances required to be made under any of the existing Parent Leases, Parent Residential Leases or ground leases affecting the Parent Properties, or (C) loans or advances to non-affiliate borrowers in the ordinary course of business with a principal amount of up to $1,000,000 (any such loan also constituting a Parent Permitted Acquisition);

(x) enter into, renew, materially modify or amend, terminate, or waive, release, compromise or assign any rights or claims under, any Parent Material Contract (or any contract that, if existing as of the date hereof, would be a Parent Material Contract), other than (A) any termination or renewal in accordance with the terms of such existing Parent Material Contract that occur automatically without any action by Parent or any Parent Subsidiary, (B) the entry into any modification or amendment of, or waiver or consent under, any mortgage, deed of trust, deed to secure debt, similar agreement, or related agreement to which Parent or any Parent Subsidiary is a party as required or necessitated by this Agreement or the Transactions; provided, however, that any such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise adversely affect Parent, any Parent Subsidiary or Company in any material respect, (C) as necessary to comply with the terms of this Agreement or (D) modifications, amendments, terminations, waivers, releases, compromises or assignments of rights or claims, in each case that are not material and are made in the ordinary course of business and consistent with past practices;

(xi) waive, release, assign, commence, settle or compromise any pending or threatened Legal Proceeding (A) of or against Parent or Parent Subsidiaries or (B) involving any present, former or purported holder or group of holders of the Parent Common Shares, that in the case of (A) or (B), (1) requires payment by Parent of an amount in excess of $1,000,000 in the aggregate or that would require the issuance of any Parent Common Shares, (2) entails the incurrence of any obligation or liability of Parent in excess of such amount, including costs or revenue reductions or obligations that would impose any material restrictions on the business or operations of Parent or Parent Subsidiaries, (3) imposes any material non-monetary relief or an admission of material liability or wrong doing or that would result in any supplement, modification to or amendment of the terms of (a) the Contribution Agreement or any agreement or document relating to the Transactions of which neither the Company, any Company Investor nor their respective affiliates is party or (b) any Parent Material Contract that would not otherwise be permitted pursuant to sub-clause (x) of this Section 6.2(b);

(xii) fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof concurred with by Parent’s independent auditors) or make any material change to its methods of accounting in effect at December 31, 2014, except as required by a

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change in GAAP (or any interpretation thereof concurred with by Parent’s independent auditors) or in applicable Law, or make any change with respect to accounting policies, unless required by GAAP or the SEC or disclosed in any Parent SEC Document filed prior to the date hereof;

(xiii) enter into any new line of business;

(xiv) form any new funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

(xv) waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of Parent or any Parent Subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

(xvi) except as otherwise required pursuant to any written agreement or Benefit Plan as in existence on the date hereof or as otherwise required hereunder, (A) hire or terminate (other than termination for cause) any employee, officer, executive officer or director of Parent or any Parent Subsidiary or promote or appoint any Person to a position of executive officer or director of Parent or any Parent Subsidiary, (B) increase, or accelerate the vesting or payment of, compensation or other benefits payable or provided to Parent’s directors or executive officers, or (C) enter into, materially amend or adopt any Benefit Plan; provided, however, that clauses (A) through (C) above shall not restrict any payment permitted by Section 4.01(k) of the Contribution Agreement;

(xvii) take or fail to take any action, which action or failure would reasonably be expected to cause (A) Parent to fail to qualify as a REIT or (B) any Parent Subsidiary to cease to be treated as any of (x) a partnership or disregarded entity for United States federal income tax purposes or (y) a REIT, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xviii)(A) make, change or rescind any material election relating to Taxes, (B) change a material method of Tax accounting, (C) amend any material Tax Return, (D) settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, (E) enter into any material closing agreement related to Taxes, (F) knowingly surrender any right to claim any material Tax refund, or (G) give or request any waiver of a statute of limitation with respect to any material Tax Return, except in each case as reasonably necessary to (1) comply with Law or (2) (x) preserve Parent’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any Parent Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a REIT, Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xix) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with a Parent Permitted Acquisition;

(xx) amend or modify the engagement letters entered into with the Parent Financial Advisor or the Persons listed on Section 5.26 of the Parent Disclosure Letter, in a manner adverse to Parent, any Parent Subsidiary or Company, or engage other financial advisers in connection with the Transactions;

(xxi) other than as permitted clause (vi) above, make or commit to make any recurring capital expenditures that are in excess of $15,000,000 per quarter in the aggregate;

(xxii) take any action under the Parent Governing Documents or otherwise (including by resolution) that would give dissenters’, appraisal or similar rights to the holders of Parent Common Shares with respect to the Merger or the other Transactions; or

(xxiii) authorize, or enter into any contract, agreement or binding commitment or arrangement to do any of the foregoing.

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Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Parent from taking any action, at any time or from time to time, that in the reasonable judgment of the Parent Board of Trustees, upon advice of counsel to Parent, is reasonably necessary for Parent to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Merger Effective Time, including making dividend or other distribution payments to shareholders of Parent in accordance with this Agreement or otherwise. If Parent proposes any such action, it shall notify Company as soon as reasonably practicable prior to the taking of such action.

Section 6.3 No Solicitation; Change in Recommendation.

(a) Except as otherwise expressly provided in this Section 6.3, during the Interim Period, neither Parent nor Company shall, and each of Parent and Company shall cause each of its Subsidiaries and shall instruct its and their respective Representatives (including, with respect to Parent, Manager and its Representatives) not to, directly or indirectly, (i) (x) enter into, engage in or otherwise participate in any discussions or negotiations relating to, (y) furnish to any Person (other than Parent, Company and their subsidiaries and affiliates) any information regarding Company or Parent or their respective Subsidiaries or their respective businesses’ assets and liabilities or any of the Transactions to any third person in connection with, or for the purpose of facilitating, any inquiries, proposals, or offers that would constitute or may reasonably be expected to lead to, or (z) initiate, solicit or knowingly encourage or facilitate any inquiry, proposal, offer, contract or commitment (whether binding or non-binding) for, or take any other action designed to facilitate any inquiry, proposal or offer, that would constitute or may reasonably be expected to lead to, a Competing Proposal, (ii) enter into any Contract (including any letter of intent or agreement in principle) with respect to a Competing Proposal (each, a “Competing Acquisition Agreement”), (iii) grant any waiver, amendment or release under any standstill or confidentiality agreement or any Takeover Statute (provided, however, that notwithstanding anything contained herein to the contrary, if the Parent Board of Trustees determined after consultation with legal counsel, that not doing so would be inconsistent with its duties as trustees under applicable law, Parent may waive any provision of any standstill or confidentiality that prohibits a confidential proposal being made to the Parent Board of Trustees (directly or indirectly through the Parent’s Representatives)) so long as (A) such waiver, amendment or release is limited only to permitting such a confidential proposal and (B) Parent promptly notifies Company of the granting such waiver, amendment or release prior thereto, or (iv) agree, approve, recommend or propose to do any of the foregoing.

(b) Promptly following the execution of this Agreement, each of Company and Parent shall, and shall cause each of their Subsidiaries (including, with respect to Parent, Manager and its Representatives) and instruct its and their respective Representatives to, immediately cease any solicitation, discussions or negotiations with any Persons with respect to any Competing Proposal, use reasonable best efforts to take such reasonable action as is necessary to enforce any confidentiality or standstill or provisions of similar effect to which Company or Parent, as applicable, or any of their Subsidiaries is a party or of which Company or Parent, as applicable, or any of their Subsidiaries is a beneficiary, and use reasonable best efforts to cause any such Person to promptly return and/or destroy all confidential information concerning Company or Parent, as applicable, and its Subsidiaries previously furnished to any Person in connection therewith and immediately terminate all physical and electronic data room access previously granted to any such Person, its Subsidiaries or any of their respective Representatives.

(c) Notwithstanding anything to the contrary contained herein, if (i) at any time on or after the date hereof and prior to obtaining the Parent Shareholder Approval, Parent or any of its Representatives receives a bona fide written Competing Proposal from any Person or group of Persons, which Competing Proposal was made on or after the date hereof and was not solicited in, and did not otherwise result from, any breach of this Section 6.3 and (ii) the Parent Board of Trustees determines in good faith, after consultation with outside legal counsel and a financial advisor, that (A) such Competing Proposal constitutes or is reasonably expected to lead to a Superior Proposal and (B) its failure to take such action would be inconsistent with its duties as trustees under applicable Law, then Parent and its Representatives may, after notifying Company in writing of such

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determination (1) furnish, pursuant to an Acceptable Confidentiality Agreement to which Parent and the applicable person or persons making such Competing Proposal (and entered into prior to furnishing or communicating any information) are party, information (including non-public information) with respect to Parent and its Subsidiaries to the Person or group of Persons who has made such Competing Proposal; provided, however, that Parent shall (x) provide the Company a copy of the Acceptable Confidentiality Agreement upon entering therein and (y) promptly (and in any event, within twenty-four (24) hours) provide to Company any material non-public information concerning Parent or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Company or its Representatives, and (2) engage in or otherwise participate in discussions or negotiations with respect to such Competing Proposal with the Person or group of Persons making such Competing Proposal. Parent shall promptly (and in any event, within twenty-four (24) hours) notify Company after it or any of its Subsidiaries or any of their respective Representatives has received a Competing Proposal or inquiry, proposal or offer to enter into or seeking to have discussions or negotiations with Parent relating to a possible Competing Proposal or the initial request for non-public information concerning Parent or any of its Subsidiaries. Such notice to Company shall indicate the identity of the Person making such request and include the material terms and conditions of such Competing Proposal inquiry, proposal or offer (including a complete copy thereof if in writing and any related documents or correspondence).

(d) Following the date hereof, Parent shall keep Company reasonably informed orally and in writing on a current basis (and in any event, within one (1) business day) of any material developments, discussions or negotiations regarding any Competing Proposal (whether made before or after the date hereof) including providing a copy of all material documentation (including drafts) or material correspondence with respect thereto and upon the request of Company shall apprise Company of the status and details of such Competing Proposal. Parent agrees that it and its Subsidiaries will not enter into any agreement with any Person subsequent to the date hereof which prohibits Parent from providing any information to Company in accordance with, or from otherwise complying with the terms of, this Section 6.3.

(e) Except as expressly permitted by this Section 6.3(e) or Section 6.3(f) neither the Parent Board of Trustees nor any committees thereof shall (i) (A) fail to recommend to the Parent Shareholders that the Parent Shareholder Approval in full be given or fail to include the Parent Board Recommendation in whole or in part in the Proxy Statement or any filing or amendment or supplement relating thereto, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or, in a manner adverse to the Company or the Company Investors, modify the Parent Board Recommendation in whole or in part or the determination of the advisability to the Parent Shareholders of the Merger and other Transactions or make any other public statement in connection with the Parent Shareholder Meeting by or on behalf of the Parent Board of Trustees or a committee thereof that would reasonably be expected to have the same effect of the foregoing, (C) adopt, approve or recommend, or publicly propose to approve or recommend to the Parent Shareholders a Competing Proposal, (D) fail to recommend against any pending tender or exchange offer that constitutes a Competing Proposal within ten (10) business days after it is launched or (E) fail within three (3) business days of a request by the Company, to reaffirm the Parent Board Recommendation without qualification (provided, that Parent Board of Trustees or a committee thereof shall not be obligated to do so on more than three (3) occasions with respect to a Competing Proposal with each material modification thereof (including any change in consideration) being a new Competing Proposal for such purpose (it being understood that, in each case, Parent stating that it is continuing to negotiate with the Person that made such Competing Proposal shall not in and of itself constitute an Adverse Recommendation Change) (each of the actions described in this clause (i) being referred to as an “Adverse Recommendation Change”), (ii) authorize, cause or permit Company or Parent or any of their respective Subsidiaries to enter into any Competing Acquisition Agreement (other than an Acceptable Confidentiality Agreement) or (iii) take any action pursuant to Section 9.1(e). Notwithstanding anything to the contrary herein, prior to the time the Parent Shareholder Approval is obtained, but not after, the Parent Board of Trustees may make an Adverse Recommendation Change and terminate this Agreement pursuant to Section 9.1(e) and enter into a Competing Acquisition Agreement with respect to a Competing Proposal, if and only if Parent receives a Competing Proposal that was not solicited in, and did not otherwise

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result from, breach by Parent of this Section 6.3 and that the Parent Board of Trustees determines in good faith, after consultation with outside legal counsel and after obtaining and taking into account the advice of Parent’s financial advisor, constitutes a Superior Proposal; provided, however, that in order to make an Adverse Recommendation Change or terminate this Agreement to enter into a Competing Acquisition Agreement with respect to a Superior Proposal:

(i) the Parent Board of Trustees shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the trustees’ duties as a trustee under applicable Law;

(ii) Parent shall have given Company at least five (5) business days’ prior written notice of its intention to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.1(e), which notice shall specify in reasonable detail the basis for the Adverse Recommendation Change or termination and the identity of the party making such Superior Proposal and the material terms thereof and include copies of the current drafts of all material agreements between Parent and the party making such Superior Proposal and any other material documents or agreements that relate to such Superior Proposal (it being understood and agreed that such notice or the public disclosure by Parent of such notice shall not in and of itself constitute an Adverse Recommendation Change);

(iii) Parent shall have negotiated, and shall have caused its Representatives to negotiate, in good faith with Company during such notice period, to the extent Company wishes to negotiate; and

(iv) following the end of such notice period, the Parent Board of Trustees shall have considered in good faith any proposed revisions, modifications or adjustments to this Agreement and for the Transactions proposed by Company, and shall have determined (after taking into account any such proposed revisions, modifications or adjustments), after consultation with its outside legal counsel and after obtaining and taking into account the advice of Parent’s financial advisor that (x) such Superior Proposal giving rise to the notice in sub-clause (e)(ii) above continues to constitute a Superior Proposal and (y) after consultation with outside legal counsel, that failure to take such action would be inconsistent with the trustees’ duties under applicable law; provided, however, that in the event of any material change to the material terms of such Superior Proposal, Parent shall, in each case, have delivered to Company an additional notice consistent with that described in clause (ii) above and the notice period shall have recommenced (in which case such notice period shall be for three (3) business days instead of five (5) business days); provided, further, that any purported termination of this Agreement pursuant to this Section 6.3(e) shall be void and of no force and effect, unless Parent termination is in accordance with Section 9.1(e) and Parent pays, or causes to be paid, the Termination Payment in full to the Company Operating Partnership or such other Person designated by Company in accordance with Section 9.2(c) prior to or concurrently with such termination.

(f) Nothing in this Section 6.3 shall prohibit or restrict the Parent Board of Trustees, in circumstances not involving or relating to (i) an alternative transaction with respect to Manager or the Manager Contribution or (ii) a Competing Proposal and to the extent a Competing Proposal has not been publicly disclosed, announced or otherwise made public, from effecting an Adverse Recommendation Change; provided, that, in order to make such Adverse Recommendation Change, (x) the Parent Board of Trustees determines in good faith, after consultation with its financial advisor and outside legal counsel, that it is necessary to do so in order to comply with its duties as trustees under applicable Law and (y) the provisions in Section 6.3(e)(ii) through (iv) shall apply, mutatis mutandis.

(g) Nothing in this Section 6.3 shall prohibit the Parent Board of Trustees from: (i) taking and disclosing to the shareholders of Parent a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to Parent’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any other disclosure required under applicable Law and any disclosure referred to in clauses (i), (ii) or (iii) shall be deemed

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not to be an Adverse Recommendation Change so long as (A) any such disclosure includes the Parent Board Recommendation without any modification or qualification thereof or continues the prior recommendation of the Parent Board of Trustees, and (B) does not contain either an express Adverse Recommendation Change or any other statements by or on behalf of the Parent Board of Trustees which would reasonably be expected to have the same effect as an Adverse Recommendation Change.

(h) (i) Each of Company and Parent acknowledges and agrees that any violation of the restrictions set forth in this Section 6.3 by any of its respective Subsidiaries or its or its respective Subsidiaries’ Representatives, for these purposes as if such Representatives are subject to the same restrictions and obligations as those applicable to Company and Parent or its respective Subsidiaries, shall be deemed to be a breach by Company or Parent, respectively, of this Section 6.3 and (ii) Parent acknowledges and agrees that any violation of the restrictions set forth in this Section 6.3 by Manager, its Subsidiaries and Representatives, for these purposes as if Manager, its Subsidiaries and Representatives are subject to the same restrictions and obligations as those applicable to Parent, shall be deemed to be a breach by Parent of this Section 6.3.

(i) As used in this Agreement, “Competing Proposal” shall mean any proposal or offer from any Person (other than Parent and its Subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition, sale, lease, exchange, mortgage, pledge, license transfer or other disposition, directly or indirectly, of assets of Parent or Company or any of their Subsidiaries equal to twenty (20) percent or more of Company’s or Parent’s consolidated assets or to which twenty (20) percent or more of Company’s or Parent’s revenues or earnings on a consolidated basis are attributable, (B) acquisition of twenty (20) percent or more of the outstanding Company Shares, Company OP Units or Parent Common Shares or Parent OP Units, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty (20) percent or more of the outstanding Company Shares, Company OP Units or Parent Common Shares or Parent OP Units, (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company or Parent or any of their respective Subsidiaries, or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings, outstanding Company Shares, Company OP Units, Parent Common Shares or Parent OP Units is involved twenty (20) percent or more, in each case, other than the Transactions.

(j) As used in this Agreement, “Superior Proposal” shall mean any bona fide written Competing Proposal arising after the date of this Agreement that was not the result of a breach by Parent of this Section 6.3 and that the Parent Board of Trustees has determined, after consulting with Parent’s outside legal counsel and financial advisor is reasonably likely to be consummated in accordance with its terms and that if consummated, and taking into account all financial, legal, regulatory and any other aspects of the transaction described in such Competing Proposal, would result in a transaction more favorable to Parent’s shareholders from a financial point of view than the Merger and the other Transactions (including any bona fide written revisions to the terms of this Agreement proposed by Company in response to such proposal or otherwise), which Competing Proposal, if consummated, would provide for a combination, acquisition or sale, directly or indirectly, involving (i) fifty (50) percent or more of Parent’s consolidated assets or assets to which fifty (50) percent or more of Parent’s revenues or earnings on a consolidated basis are attributable, or (ii) fifty (50) percent or more of the outstanding Parent Common Shares or Parent OP Units.

Section 6.4 Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, Parent shall prepare and cause to be filed with the SEC, the Proxy Statement. Company shall furnish all information concerning itself, its affiliates and the holders of its capital stock to Parent and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. Parent shall promptly notify Company upon the receipt of any comments from the SEC or any request from the SEC for

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amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Company with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and promptly advise Company of any oral comments with respect to the Proxy Statement received from the SEC. Parent shall use its reasonable best efforts to respond as promptly as practicable to any comment from the SEC with respect to the Proxy Statement and have such comment cleared by the SEC as promptly as practicable. Notwithstanding the foregoing, prior to filing (including with respect to the preliminary Proxy Statements), mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Company (as applicable) and Parent shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give due consideration to all reasonable changes provided by the other Party. Parent shall also use reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Parent Common Shares in the Merger and Company shall furnish all information concerning Company and Company Investors as may be reasonably requested in connection with any such actions.

(b) If, at any time prior to the receipt of the Parent Shareholder Approval, any information relating to Company or Parent, or any of their respective affiliates, should be discovered by Company or Parent which, in the reasonable judgment of Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and Company (as appropriate under the circumstances) and Parent shall cooperate in the prompt filing by Parent with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to shareholders of Parent. Nothing in this Section 6.4(b) shall limit the obligations of any Party under Section 6.4(a). For purposes of this Section 6.4, any information concerning or, by its nature, related to Company or its affiliates will be deemed to have been provided by Company, and any information concerning or related to the Transactions (other than any information regarding the transactions effecting the Company Reorganization), Parent, its affiliates or the Parent Shareholder Meeting will be deemed to have been provided by Parent.

(c) As promptly as practicable, Parent shall, in accordance with applicable Law and the Parent Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Parent Shareholder Meeting solely for the purpose of obtaining the Parent Shareholder Approval (and no other matters shall be submitted at such meeting unless consented to by the Company in its sole discretion). Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the shareholders of Parent entitled to vote at the Parent Shareholder Meeting and to hold the Parent Shareholder Meeting as soon as practicable. Parent shall, through the Parent Board of Trustees, recommend to its shareholders that they give the Parent Shareholder Approval, include such recommendation in the Proxy Statement, and solicit and use its reasonable best efforts to obtain the Parent Shareholder Approval, except to the extent that the Parent Board of Trustees shall have made an Adverse Recommendation Change as permitted by Section 6.3; provided, however, that Parent’s obligation to duly call, give notice of, convene and hold the Parent Shareholder Meeting shall be unconditional unless this Agreement is terminated in accordance with its terms and shall not be affected by any Adverse Recommendation Change. Notwithstanding the foregoing provisions of this Section 6.4(c), if, on a date for which the Parent Shareholder Meeting is scheduled, Parent has not received proxies representing a sufficient number of Parent Common Shares to obtain the Parent Shareholder Approval, whether or not a quorum is present, Company may require Parent, and Parent shall have the right, to adjourn or postpone the Parent Shareholder Meeting (provided, however, that the Parent Shareholder Meeting shall not be postponed or adjourned to a date that is more than thirty (30) days after the date for which the Parent Shareholder Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law)); provided, further, the Parent Shareholder Meeting may not be postponed or adjourned on the date the Parent Shareholder Meeting is scheduled if Parent shall have

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received proxies in respect of an aggregate number of Parent Common Shares, which have not been withdrawn, such that Parent Shareholder Approval will be obtained at such meeting.

(d) Parent will use its reasonable best efforts to hold the Parent Shareholder Meeting as soon as reasonably practicable after the date of this Agreement.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1 Access; Confidentiality; Notice of Certain Events.

(a) During the Interim Period, to the extent permitted by applicable Law and Contracts, and subject to the reasonable protocols imposed from time to time upon advice of counsel, each of Parent and Company shall, and shall cause each Parent Subsidiary and Company Subsidiary, respectively, to afford to the other Party and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, commitments, personnel and records and, during such period, each of Parent and Company shall, and shall cause each Parent Subsidiary and Company Subsidiary, respectively, to, furnish all information in its possession (financial or otherwise) concerning its business, properties and personnel such other Party or its Representatives may reasonably request. Notwithstanding the foregoing, neither Parent nor Company shall be required by this Section 7.1 to provide the other Party or the Representatives of the other Party with access to or to disclose information, (i) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement and disclosed to the other Party hereto or entered into on or after the date of this Agreement in the ordinary course of business consistent with past practice (provided, however, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (ii) the disclosure of which would violate any Law or duty (provided, however, that withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty) or (iii) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that withholding Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by means of entry into a customary joint defense agreement that would alleviate the loss of such privilege). Each of Parent and Company will use its reasonable best efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder.

(b) Each of Parent and Company will hold, and will cause its Representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

(c) Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, (i) of any notice or other communication received by such Party (A) from any Governmental Entity in connection with this Agreement, the Merger or the other Transactions, (B) from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the Merger or the other Transactions, or (C) of any written notice received from any Person in connection with (1) any material violation or default under or notice to terminate, not renew or challenge the validity or enforceability of any Company Material Contract or Parent Material Contract, or (2) any event or circumstance that would give rise to any option to purchase, right of first refusal or first offer, or any other right to purchase in favor of any Person under any Company Material Contract, Company Lease, Company Residential Lease, Parent Material Contract, Parent Lease or Parent Residential Lease, (ii) of any Legal Proceeding commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or affiliates or otherwise relating to, involving or affecting such Party or any

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of its Subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction, and (iii) upon becoming aware of the occurrence or impending occurrence of any event, change, development or circumstance relating to it or any Company Subsidiary or Parent Subsidiary, respectively, which makes or is reasonably likely to make any of the conditions set forth in Article VIII to not be satisfied. The failure to deliver any such notice, in and of itself, shall not result in the failure of, or otherwise affect, any of the conditions set forth in Article VIII.

Section 7.2 Consents and Approvals.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Company and Parent shall and shall cause their respective Subsidiaries, to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper and advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the Merger and the other Transactions, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article VIII to be satisfied, (ii) the preparing and filing of all documentation to effect all required filings, notices, petitions, statements, registrations, submissions and applications and the obtaining of all necessary actions or nonactions, waivers, consents, authorizations and approvals from Governmental Entities or other Persons necessary in connection with the consummation of the Merger and the other Transactions and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid Legal Proceeding by, any Governmental Entity or other Persons necessary in connection with the consummation of the Merger and the other Transactions, (iii) the defending of any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, or the other Transactions, including seeking to have any stay or temporary restraining Order entered by any court or other Governmental Entity vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Entity with respect to the Merger and the other Transactions so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of this Agreement.

(b) In connection with and without limiting the foregoing, each of Parent and Company shall give (or shall cause to be given) any notices to any Person, and each of Parent and Company shall use, and cause each of their respective affiliates to use, its reasonable best efforts to obtain any consents from any Person not covered by Section 7.2(a) that are necessary, proper and advisable to consummate the Merger and the other Transactions. Each of the Parties will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Entity, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Entity with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their affiliates that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the other Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither Company nor Parent shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Entity in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Entity. Notwithstanding the foregoing, obtaining any approval or consent from any Person pursuant to this Section 7.2(b) shall not be a condition to the obligations of the Parties to consummate the Merger.

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(c) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Merger and the other Transactions, none of Company or any Company Subsidiaries, Parent or any Parent Subsidiaries or any of their respective Representatives, shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person, in each case that is not conditioned upon the occurrence of the Closing. Subject to the immediately foregoing sentence, the Parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents. The Parties acknowledge and agree that no approval or consent of any such Person is a condition to the obligations of any Party to effect the Merger.

Section 7.3 Publicity. The initial press release issued by Parent and Company concerning this Agreement and the other Transactions shall be a joint press release, and thereafter Parent and Company shall consult with each other before issuing, and, to the extent practicable, give each other a reasonable opportunity to review and comment on, any press release or other public statement with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, duties under applicable Law or by obligations pursuant to any listing agreement with the NYSE. Notwithstanding this Section 7.3, neither Party shall be required to consult or obtain the consent of the other Party (i) prior to making statements or issuing press releases relating to Competing Proposals subject, however, to compliance with the provisions of Section 6.3 of this Agreement, (ii) in the case of the Company, any statement or press release issued by the Company in response to any public statement or press release issued by Parent in accordance with Parents’ duties and requirements of disclosure as a public and listed company and with respect to which it did not consult with Company prior to the issuance and release thereof as permitted pursuant to the prior sentence and (iii) prior to making statements that are not inconsistent with previous press release, public disclosures or public statements made by Parent and Company in compliance with this Section 7.3.

Section 7.4 Directors’ and Officers’ Insurance and Indemnification.

(a) Parent shall cause the Surviving Entity and the Parent Operating Partnership to honor and fulfill in all respects the respective obligations of Company to the extent permissible under applicable Law, under the Company Governing Documents (and/or Company OP Governing Documents, as the case may be), in effect on the date hereof and under any indemnification or other similar agreements in effect on the date hereof previously made available to Parent (the “Indemnification Agreements”) to the individuals covered by such Company Governing Documents (and/or Company OP Governing Documents, as the case may be) Company Subsidiary Governing Documents or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring at or prior to the Merger Effective Time, including in connection with the adoption of this Agreement and approval of the Transactions.

(b) Without limiting the provisions of Section 7.4(a), for a period of six (6) years after the Merger Effective Time, Parent and the Surviving Entity shall, and Parent shall cause the Surviving Entity (in each case, only to the extent the Covered Persons would be permitted to be indemnified by Company or any Company Subsidiary under the Company Governing Documents (and/or the Company OP Governing Documents, as the case may be) or the Company Subsidiary Governing Documents and applicable Law), to: (i) indemnify and hold harmless each Covered Person against and from any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Covered Person’s capacity as such, or (B) this Agreement and any of the Transactions; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any Covered Person upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, none of Parent,

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the Surviving Entity or the Parent Operating Partnership (1) shall be liable for any settlement effected without at least one such Person’s prior written consent (which consent shall not be unreasonably withheld or delayed), and (2) shall have any obligation hereunder to any Covered Person to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification and expense reimbursement is prohibited by applicable Law, in which case the Covered Person shall promptly refund to Parent, the Surviving Entity or the Parent Operating Partnership, as applicable, the amount of all such expenses theretofore advanced pursuant hereto.

(c) For a period of six (6) years after the Merger Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Company (provided, however, that Parent may substitute therefor policies written by carriers with A.M. Best ratings no lower than the existing policies, providing at least the same coverage and amounts and containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Merger Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by Company for such insurance (such 300% amount, the “Base Premium”); provided, further, if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Base Premium, Parent shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Base Premium; provided, further, if Company in its sole discretion elects, then, in lieu of the foregoing insurance, effective as of the Merger Effective Time, Company may purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six (6) years after the Merger Effective Time with terms, conditions, retentions and limits of liability that are at least as favorable, as provided in Company’s existing policies as of the date hereof.

(d) In the event Parent, the Surviving Entity or the Parent Operating Partnership or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 7.4.

(e) The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 7.4, and this Section 7.4 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of each of the Covered Persons (including their successors and heirs) affected thereby.

Section 7.5 Takeover Statutes. The Parties and their respective boards of directors (or equivalent) shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger, the Manager Contribution or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger, the Manager Contribution and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or Section 7.2 of Parent’s Declaration of Trust or of Company charter (collectively the “Charter Restrictions”) on the Merger, the Manager Contribution and the other Transactions. No Party shall take any action to exempt any Person (other than the other Parties or their respective affiliates) from any Takeover Statute of any jurisdiction or the Charter Restrictions that may purport to be applicable to the Merger, the Manager Contribution or any of the other Transactions or otherwise cause any restrictions in any Takeover Statute or the Charter Restrictions not to apply to any such Person, except, in the case of Parent, in connection with the concurrent termination of this Agreement and entry into a Competing Acquisition Agreement that constitutes a Superior Proposal in accordance with Section 9.1(e).

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Section 7.6 Rule 16b-3. Prior to the Merger Effective Time, Company and Parent, as applicable, shall take all such steps to cause any dispositions of Company Shares (including derivative securities) or acquisitions of Parent Common Shares (including derivative securities) resulting from the Merger, the Manager Contribution and the other Transactions by each individual who is a director or officer of Company or who will become a director or officer of Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.7 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give either Party, directly or indirectly, the right to control or direct the other Party’s operations prior to the Merger Effective Time (with respect to Company, Company Operating Partnership, Parent and Parent Operating Partnership), and (b) prior to the Merger Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 7.8 Security Holder Litigation. In the event that any Legal Proceeding related to this Agreement, the Merger, the Manager Contribution or the other Transactions is brought against Company and/or Parent or any of their respective Subsidiaries, officers, directors and/or Representatives by security holders of Company or Parent or any of their respective Subsidiaries (a “Security Holder Litigation”), the Party against whom such Security Holder Litigation is brought shall promptly notify the other Party of such Legal Proceeding and shall keep the other Party informed on a current basis with respect to the status thereof. The Party against whom such Security Holder Litigation is brought shall give the other Party the opportunity to participate, subject to a customary joint defense agreement, in the defense and settlement of any such Legal Proceeding, and no settlement thereof shall be agreed to without such other Party’s written consent.

Section 7.9 Director Resignations. Company shall use reasonable best efforts to cause to be delivered to Parent resignations executed by each director of Company, Company Operating Partnership and each of their wholly owned Subsidiaries in office immediately prior to the Merger Effective Time, such resignations to be effective as of the Merger Effective Time, as applicable.

Section 7.10 Tax Matters.

(a) Company shall (i) use its reasonable best efforts to obtain the opinion of counsel referred to in Section 8.2(c), (ii) deliver to Clifford Chance US LLP a tax representation letter, dated as of the Closing Date and signed by an officer of Company, containing representations of Company reasonably necessary or appropriate to enable Clifford Chance US LLP to render the tax opinion described in Section 8.2(c) and (iii) deliver to Clifford Chance US LLP and Sidley Austin LLP a tax representation letter, dated as of the Closing Date and signed by an officer of Company and Company Operating Partnership, containing representations of Company and Company Operating Partnership reasonably necessary or appropriate to enable Clifford Chance US LLP and Sidley Austin LLP to render the tax opinions described in Section 8.2(d) and Section 8.3(e).

(b) Parent shall (i) use its reasonable best efforts to obtain the opinion of counsel referred to in Section 8.3(d), (ii) deliver to Sidley Austin LLP a tax representation letter, dated as of the Closing Date and signed by an officer of Parent and Parent Operating Partnership, containing representations of Parent and Parent Operating Partnership reasonably necessary or appropriate to enable Sidley Austin LLP to render the tax opinion described in Section 8.3(d), and (iii) deliver to Clifford Chance US LLP and Sidley Austin LLP a tax representation letter, dated as of the Closing Date and signed by an officer of Parent and Parent Operating Partnership, containing representations of Parent and Parent Operating Partnership reasonably necessary or appropriate to enable Clifford Chance US LLP and Sidley Austin LLP to render the tax opinions described in Section 8.2(d) and Section 8.3(e).

(c) Parent and Company shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any

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similar taxes that become payable in connection with the Transactions (together with any related interest, penalties or additions to such taxes, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes.

(d) Each of Parent and Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, including by executing and delivering the officers’ certificates referred to herein and reporting consistently for all federal, state, and local income Tax or other purposes. None of Parent or Company shall take any action, or fail to take any action, that would reasonably be expected to cause either of the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

(e) At any time while Colony Capital, Inc. (“CLNY Investor”) owns, directly or indirectly, greater than ten (10) percent of Parent, Parent shall deliver to CLNY Investor, by e-mail of a pdf with a hard-copy to follow, an opinion of tax counsel to Parent (“Tax Counsel”), as soon as practicable, but in any event within 25 days after the last day of each quarter of each taxable year of Parent, stating that Parent has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years, and Parent’s current organization and proposed method of operation will enable Parent to continue to meet the requirements for qualification and taxation as a REIT under the Code for its current and subsequent taxable years. Such opinion may be subject to customary exceptions, assumptions and qualifications and rely on a tax representation letter, an executed copy of which shall also be delivered to CLNY Investor as provided in the preceding sentence. CLNY Investor and Parent shall each bear fifty (50) percent of the cost of Tax Counsel’s preparation of any such opinion. Counsel to CLNY Investor shall be entitled to rely upon any opinion delivered to CLNY Investor pursuant to this Section 7.10(e) solely for purposes of issuing opinions with respect to the qualification of CLNY Investor as a REIT and Tax Counsel shall give written consent allowing such counsel to reference Tax Counsel’s opinion when referring to CLNY Investor counsel’s opinion in securities filings of CLNY Investor. Notwithstanding the foregoing, to the extent that Parent has received an Exhibit 8.1 opinion publicly filed with the SEC with regard to its qualification as a REIT within 25 days after the last day of a calendar quarter, Tax Counsel may, in lieu of issuing the opinion described in the first sentence of this Section 7.10(e), instead issue to CLNY Investor a letter permitting CLNY Investor to rely on such Exhibit 8.1 opinion together with a copy of the executed tax representation letter on which such Exhibit 8.1 opinion relied, without any cost to CLNY Investor, In addition, at any time while CLNY Investor has one or more classes of securities registered pursuant to the Securities Exchange Act of 1934, as amended, and owns, directly or indirectly, greater than ten (10) percent of Parent, Parent shall deliver to CLNY Investor, such information or documentation as may be required, in the reasonable judgment of CLNY Investor, to satisfy or demonstrate compliance with any legal, regulatory or disclosure obligation it has under the Federal Securities laws or otherwise.

Section 7.11 Parent Board of Trustees and Officers; Manager Contribution Oversight Committee; Merger Oversight Committee.

(a) The Parent Board of Trustees shall take or cause to be taken such action as may be necessary, in each case, to be effective as of the Merger Effective Time, to (i) increase the number of trustees to twelve (12) and to cause the Company Designees, Parent Designees (each as defined below), Thomas J. Barrack, Jr. and Barry S. Sternlicht to compose the entire Parent Board of Trustees (such persons, and any replacement designees selected, the “Board Designees”), (ii) appoint Thomas J. Barrack, Jr. and Barry S. Sternlicht as Co-Chairmen of the Board and (iii) appoint the Board Designees so identified by the Company and Parent to the investment committee of the Board, a majority of which shall be comprised of Company Designees. In addition to Thomas J. Barrack, Jr. and Barry S. Sternlicht, the Board Designees shall include six (6) individuals designated by Company (the “Company Designees”) and four (4) individuals designated by Parent (the “Parent Designees”). A majority of the Board Designees shall be independent as determined under the applicable NYSE independence rules. If any of such persons is not able or willing to serve on the Parent Board of Trustees, as of the Merger Effective Time, Parent (in the case of any Board Designee initially designated by Parent) or Company (in the

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case of any Board Designee initially designated by Company) shall select, within a reasonable period of time prior to the Merger Effective Time, a replacement, and the Parent Board of Trustees shall, subject to approval of the Nominating and Corporate Governance Committee of the Parent Board of Trustees, appoint such replacement as a member of the Parent Board of Trustees, as of the Merger Effective Time. Effective as of the Merger Effective Time, the Parent Board of Trustees shall appoint as officers the individuals set forth on Exhibit G hereto of Parent with the respective offices set forth thereon. If any of such persons is not able or willing to serve as an officer of Parent as of the Merger Effective Time, Parent and Company shall select a replacement by mutual agreement, and the Parent Board of Trustees shall, subject to approval of the Nominating and Corporate Governance Committee of the Parent Board of Trustees, appoint such replacement to such office, as of the Merger Effective Time.

(b) Effective as of the Merger Effective Time, the Parent Board of Trustees shall (i) constitute a committee of the Parent Board of Trustees that is thereupon duly authorized and empowered to (x) make any determination or take any action, or refrain from making any determination or taking any action pursuant or with respect to, and (y) exercise any right of Parent or any Parent Subsidiary under or in connection with, the Contribution Agreement (the “Manager Contribution Oversight Committee”); provided, however, that the Manager Contribution Oversight Committee may determine in its sole discretion whether any such provision, right or obligation shall be under the authority and supervision of such committee, and may redelegate any such determination in whole or in part to the Parent Board of Trustees or delegate to, in whole or in part, duly authorized members of management; and (ii) appoint (effective as of the Merger Effective Time) the individuals designated by the Company to the Manager Contribution Oversight Committee. If any additional individual is added to the Manager Contribution Oversight Committee or if any member thereof resigns or if any seat thereon is vacated for any other reason, the Parent Board of Trustees shall appoint to the Manager Contribution Oversight Committee persons who shall be both (x) a trustee of Parent at the time such vacancy is created, and (y) not a current or former director, manager, trustee or employee of, or a direct or indirect interest holder in Manager, or any affiliate of the foregoing.

(c) Effective as of the Merger Effective Time, the Parent Board of Trustees shall (i) constitute a committee of the Parent Board of Trustees that is thereupon duly authorized and empowered to (x) make any determination or take any action, or refrain from making any determination or taking any action pursuant or with respect to, and (y) exercise any right of Parent or any Parent Subsidiary under or in connection with, this Agreement (including with respect to any indemnification claims hereunder) or the Excluded Business Separation Agreement (the “Merger Oversight Committee”); provided, however, that the Merger Oversight Committee may determine in its sole discretion whether any such provision, right or obligation shall be under the authority and supervision of such committee, and may redelegate any such determination in whole or in part to the Parent Board of Trustees or delegate to, in whole or in part, duly authorized members of management; and (ii) appoint (effective as of the Merger Effective Time) the individuals designated by the Parent to the Merger Oversight Committee. If any additional individual is added to the Merger Oversight Committee or if any member thereof resigns or if any seat thereon is vacated for any other reason, the Parent Board of Trustees shall appoint to the Merger Oversight Committee persons who shall be both (x) a trustee of Parent at the time such vacancy is created and (y) was a trustee of Parent as of the date of this Agreement (or, if no such individual is available, another individual who is independent with respect to the Company Investors).

Section 7.12 Lock-Up. Until the nine- (9-) month anniversary of the Closing Date, all Parent Common Shares received as Merger Consideration, shall, at all times, be subject to the Transfer Restrictions (the “Lock-Up”); provided, that, in the event the term of the Lock-Up applicable to the equity securities issued in connection with the Contribution Agreement is reduced to a term of less than nine (9) months, the terms set forth in this Section 7.12 shall be reduced automatically to a term of equal duration.

Section 7.13 Company Reorganization.

(a) Company and Company Operating Partnership shall use their respective reasonable best efforts to, and each shall cause each of their respective controlled affiliates to use reasonable best efforts to, take, or cause

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to be taken all actions and to do, or cause to be done, all things necessary, proper and advisable to (i) maintain in effect the Excluded Business Separation Agreement, (ii) comply, or cause the compliance by each party thereto, with all the provisions of the Excluded Business Separation Agreement, (iii) satisfy, or cause the satisfaction by each of the parties thereto, of the conditions to the consummation of the Excluded Business Separation Agreement, (iv) consummate, and cause the consummation of, the Company Reorganization, including, for the avoidance of doubt, the Separation and Distribution (as defined in the Excluded Business Separation Agreement) of the Excluded Business (and any assets and liabilities relating thereto) contemplated by the Company Reorganization Step Plan and the documents and instruments entered into and/or delivered to effect the steps actions therein to be consummated immediately prior to the Closing and (v) enforce its (or any of its Subsidiaries’) rights and the obligations under the Excluded Business Separation Agreement, including, if necessary, by commencement of one or more Legal Proceedings to fully enforce the terms of the Excluded Business Separation Agreement. In no event shall Parent or any of its affiliates be obligated to take any action or agree to any modification, amendment or waiver to this Agreement, in order for Company and/or Company Operating Partnership to satisfy its obligations under this Section 7.13(a). Such Company and Company Operating Partnership’s reasonable best efforts shall not include, nor be deemed satisfied, in whole or in part, by requesting, causing or attempting to cause the Parent or its affiliates to take any such action or agreeing to any such modification, amendment or waiver.

(b) Neither Company nor any Company Subsidiary, shall, without Parent’s prior written consent (which consent shall not be unreasonably withheld or delayed), (i) agree to, enter into or otherwise permit any amendment, modification, supplement or waiver of any provision, term, condition or remedy to be made or effected under the Excluded Business Separation Agreement, including with respect to any term or provision therein that, by its terms, survives the consummation of the Separation and Distribution, or (ii) enter into any agreement or other arrangement that would have the effect of amending, modifying, supplementing or waiving any provision of the Excluded Business Separation Agreement (other than for any certificate or other document reasonably acceptable to Parent, as set forth elsewhere under this Agreement, entered into or delivered by Company or any Company Subsidiary, or the Excluded Business or any of its affiliates necessary to give effect to any provision of the Excluded Business Separation Agreement). Company shall fully cooperate with Parent in implementing the Company Reorganization and shall keep Parent reasonably updated on a prompt basis with respect thereto and provide Parent and its Representatives with a reasonable opportunity to review and comment on any Contract, document or instrument effecting any portion of the Company Reorganization and shall consider in good faith any of Parent’s or its representatives’ comments. If any portion of the Company Reorganization Step Plan cannot be completed, Company and the Company Investors shall use their best efforts to develop alternative steps to accomplish the same result, which alternative steps shall be subject to the review and approval of Parent, which approval shall not be unreasonably withheld or delayed.

(c) Without limiting the generality of the foregoing, prior to the Closing, Company shall give Parent prompt notice after first becoming aware of any (i) potential material breach, default or failure to perform (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to a material breach or default) by any party to the Excluded Business Separation Agreement, or (ii) event, fact or circumstance (other than by reason of Company’s good faith belief that Parent has breached this Agreement and such breach, if true, would reasonably be expected to result in the failure to satisfy any of the conditions set forth in Section 8.3), that would reasonably be expected to result in the failure of, or material delay in, the consummation of the Company Reorganization, including, for the avoidance of doubt, the Separation and Distribution.

Section 7.14 Manager Contribution.

(a) Parent and Parent Operating Partnership shall use their respective reasonable best efforts to, and each shall cause each of their respective controlled affiliates to use reasonable best efforts to, take, or cause to be taken all actions and to do, or cause to be done, all things necessary, proper and advisable to (i) maintain in effect the Contribution Agreement, (ii) comply, or cause the compliance by each party thereto, with all the provisions

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of the Contribution Agreement, (iii) satisfy, or cause the satisfaction by each of the parties thereto, of the conditions to the Contribution Agreement, (iv) consummate, and cause the consummation of, the Manager Contribution on the terms and conditions set forth in Contribution Agreement on the Closing Date immediately prior to the Closing hereunder, including by taking all necessary and appropriate action to timely satisfy, and cause each party thereto to timely satisfy, the conditions to closing thereunder and (v) enforce its (or any of its Subsidiaries’) rights, and Manager’s obligations, under the Contribution Agreement, including, if necessary, by commencement of one or more Legal Proceedings to fully enforce the terms of the Contribution Agreement. In no event shall the Company or any of its affiliates be obligated to take any action or agree to any modification, amendment or waiver to this Agreement in order for Parent and/or Parent Operating Partnership to satisfy its obligations under this Section 7.14(a). Such Parent and Parent Operating Partnership’s reasonable best efforts shall not include, nor be deemed satisfied, in whole or in part, by requesting, causing or attempting to cause the Company or its Affiliates to take any such action or agreeing to any such modification, amendment or waiver.

(b) Neither Parent nor any Parent Subsidiary, shall, without Company’s prior written consent (which consent shall not be unreasonably withheld or delayed), (i) agree to, enter into or otherwise permit any amendment, modification, supplement or waiver of any provision, term, condition or remedy to be made or effected under the Contribution Agreement, including with respect to any term or provision therein that, by its terms, survives the consummation of the Manager Contribution, or (ii) enter into, agree to enter into or permit the entry into, in each case by any party thereto, any agreement or other arrangement that would have the effect of amending, modifying, supplementing or waiving any provision of the Contribution Agreement (other than for any certificate or other document reasonably acceptable to Company, as set forth elsewhere under this Agreement, entered into or delivered by Parent or any Parent Subsidiary, or Manager or any of its affiliates necessary to give effect to any provision of the Contribution Agreement).

(c) Without limiting the generality of the foregoing, prior to the Closing, Parent shall give Company prompt notice after first becoming aware of any (i) potential material breach, default or failure to perform (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to a material breach or default) by any party to the Contribution Agreement, or (ii) event, fact or circumstance (other than by reason of Parent’s good faith belief that Company has breached this Agreement and such breach, if true, would reasonably be expected to result in the failure to satisfy any of the conditions set forth in Section 8.2), that would reasonably be expected to result in the failure of, or material delay in, the consummation of the Manager Contribution.

Section 7.15 Obligations of Parent and Merger Sub. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. During the Interim Period, Merger Sub shall not, and Parent shall not permit Merger Sub to, engage in any activity of any nature except as provided in or expressly contemplated by this Agreement.

Section 7.16 Surviving Operating Partnership Agreement.

(a) Each of Parent Operating Partnership and Parent shall use their respective reasonable best efforts to, and each shall cause each of their respective controlled affiliates to use reasonable best efforts to, take, or cause to be taken all actions and to do, or cause to be done, all things necessary, proper and advisable to execute and deliver to Company prior to the Merger Effective Time the Surviving Operating Partnership Agreement, such agreement to be effective as of the Merger Effective Time.

(b) Neither Parent nor any Parent Subsidiary (including the Parent Operating Partnership), shall, without Company’s prior written consent, (i) agree to, enter into or otherwise permit any amendment, modification, supplement or waiver of any provision or term under the Surviving Operating Partnership

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Agreement, including with respect to any term or provision therein that, by its terms, survives the consummation of the Manager Contribution, or (ii) enter into any agreement or other arrangement that would have the effect of amending, modifying, supplementing or waiving any provision of the Surviving Operating Partnership Agreement (other than for any certificate or other document reasonably acceptable to Company entered into or delivered by Parent or any Parent Subsidiary (including, the Parent Operating Partnership) or any of its affiliates necessary to give effect to any provision of the Surviving Operating Partnership Agreement).

Section 7.17 Termination of Related Party Agreements

(a) Except as set forth in Section 7.17 of the Company Disclosure Letter, Company shall cause all contracts (including, for the avoidance of doubt, the Company Related Party Agreements) between any former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents of Company or any Company Subsidiary, on the one hand, and the Company or any Company Subsidiary, on the other hand, to be settled or terminated on or prior to the Closing, without any further obligations, liability or payments by or on behalf of Company as of the Closing. For the avoidance of doubt, the foregoing shall not require the settlement or termination of an agreement that is solely between Company and/or any entities that will remain Company Subsidiaries after the Closing.

(b) Except as set forth in Section 7.17 of the Parent Disclosure Letter, Parent shall cause all contracts (including, for the avoidance of doubt, the Parent Related Party Agreements) between any former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents of Parent or any Parent Subsidiary, on the one hand, and Parent or any Parent Subsidiary, on the other hand, to be settled or terminated on or prior to the Closing, without any further obligations, liability or payments by or on behalf of Parent as of the Closing. For the avoidance of doubt, the foregoing shall not require the settlement or termination of an agreement that is solely between Parent and/or any entities that will remain Parent Subsidiaries after the Closing.

Section 7.18 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the Parent Common Shares to be issued as Merger Consideration to be approved for listing on the NYSE, subject to official notice of issuance, at the Merger Effective Time.

Section 7.19 WARN Act Notice. Parent shall prepare and deliver, or cause to be prepared and delivered, any WARN Act notices as mutually agreed with Company.

Section 7.20 Parent Name. Prior to the Closing, the Parent Board of Trustees, in accordance with Article II of the declaration of trust of Parent, shall change the name of Parent effective as of the Merger Effective Time to such name as shall be mutually agreed by Parent and Company and, in accordance with MGCL Section 2-605, without any further action by any of the holders of Parent Common Shares.

Section 7.21 Coordination of Dividends. Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Company Shares so that holders of Company Shares (i) do not receive dividends on both Company Shares and Parent Common Shares received in the Merger in respect of a single calendar quarter or fail to receive a dividend on either Company Shares or Parent Common Shares received in the Merger in respect of a single calendar quarter or (ii) do not receive both a dividend permitted by the proviso to Section 6.1(b)(iii) on Company Shares and a dividend permitted by the proviso to Section 6.2(b)(iii) on Parent Common Shares received in the Merger or fail to receive either a dividend permitted by the proviso to Section 6.1(b)(iii) on Company Shares or a dividend permitted by the proviso to Section 6.2(b)(iii) on Parent Common Shares received in the Merger.

Section 7.22 Authorized Shares Issuance. Prior to the Closing, the Parent Board of Trustees, in accordance with Article VI of the declaration of trust of Parent, shall authorize the increase of the number of Parent Common Shares effective prior to the Merger Effective Time to the extent necessary to allow for, and take into account, the issuance of the Merger Consideration and the Share Issuance in accordance with MGCL Section 2-105, without any further action by any of the holders of Parent Common Shares.

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Section 7.23 REIT Ownership Waiver. Prior to the Closing, the Parent Board of Trustees, in accordance with Section 7.2.7 of the declaration of trust of Parent, shall exempt from the ownership limitations set forth therein, any Company Investor, direct or indirect investor in a Company Investor or Designated Recipient to the extent the receipt of the Merger Consideration by such Person would result in such Person owning (constructively or beneficially) in excess of the amount permitted to be owned pursuant to such ownership limitations; provided, however, that any such Person delivers for this purpose to Parent a customary representation letter substantially in the form of Schedule V attached hereto; provided, further, that any such ownership waiver may be conditioned on the continued accuracy of such representation letter in order to protect the status of Parent as a REIT.

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 8.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent and Company to the extent permitted by applicable Law:

(a) Parent Shareholder Approval. The Parent Shareholder Approval shall have been duly obtained.

(b) Statutes; Court Orders. No Law shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction (whether temporary, preliminary or permanent) which remains in effect and prohibits, restrains, enjoins or makes illegal the consummation of the Merger or the other Transactions and there shall be no Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction in effect preventing, restraining or enjoining the consummation of the Merger or the other Transactions.

(c) Manager Contribution. The Manager Contribution shall have been consummated in accordance with the Contribution Agreement.

Section 8.2 Conditions to Obligations of Parent, Parent Operating Partnership and Merger Sub. The respective obligations of Parent, Parent Operating Partnership and Merger Sub to effect the Merger shall also be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) Other than the Fundamental Representations, each of the representations and warranties (other than Section 3.8(b) (Absence of Certain Changes)) of Company, Company Subsidiaries and the Company Operating Partnership set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained in Article III) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, (ii) the Fundamental Representations of the Company Investors shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date) and (iii) the representations and warranties set forth in Section 3.8(b) (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date; and Parent shall have received a certificate signed by each Company Investor and on behalf of Company by a duly authorized executive officer of Company to the foregoing effect.

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(b) Performance of Obligations of the Company Investors, Company and Company Operating Partnership. Each of the Company Investors, Company and Company Operating Partnership shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Merger Effective Time; and Parent shall have received a certificate signed by each Company Investor and on behalf of Company by a duly authorized executive officer of Company to such effect.

(c) REIT Opinion. Parent shall have received a written opinion of Clifford Chance US LLP, tax counsel to Company, dated as of the Closing Date and in a form customary for transactions of this nature, to the effect that, commencing with Company’s short taxable year beginning July 16, 2012 and ended December 31, 2012, Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled Company to meet, through the Merger Effective Time, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on representations contained in a tax representation letter described in Section 7.10(a).

(d) Section 368 Opinion. Parent shall have received a written opinion of Sidley Austin LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, Sidley Austin LLP may rely upon the tax representation letter described in Section 7.10(a) and Section 7.10(b).

(e) Company Reorganization. The Company Reorganization shall have been consummated by Company in accordance with Section 7.13.

(f) Excluded Business Separation Agreement. In accordance with the Separation and Distribution Agreement, dated as of the date hereof, by and among Colony American Finance REI, Inc., a Maryland corporation, Colony American Finance, LLC, a Delaware limited liability company, Company, CAH Subsidiary REIT, Inc., a Maryland corporation, and the Company Stockholders (the “Excluded Business Separation Agreement”), a copy of which is attached hereto as Exhibit H, the Separation and Distribution (as defined therein) shall have taken effect.

Section 8.3 Conditions to Obligations of Company and Company Investors. The respective obligations of Company and the Company Investors to effect the Merger shall also be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Company to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) Other than the Fundamental Representations, each of the representations and warranties (other than Section 5.8(b) (Absence of Certain Changes)) of Parent, Parent Operating Partnership and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality contained in Article V) as of the date of this Agreement and as of the Closing as though made on the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date) except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have a Parent Material Adverse Effect, (ii) the Fundamental Representations of Parent, Parent Operating Partnership and Merger Sub shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date) and (iii) the representations and warranties set forth in Section 5.8(b) (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing; and Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to the foregoing effect.

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(b) Performance of Obligations of Parent and Merger Sub. Parent, Parent Operating Partnership and Merger Sub shall have performed or complied in all material respects with all obligations required to be performed or complied with by them under this Agreement at or prior to the Merger Effective Time, and Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to such effect.

(c) Except, in each case, to the extent any changes thereto are necessary to comply with applicable Law, the declaration of trust, subject to the changes thereto contemplated by Section 7.20 and Section 7.22, and the bylaws of Parent shall be in substantially the form attached hereto as Exhibit D and Exhibit E, respectively.

(d) REIT Opinion. Company shall have received a written opinion of Sidley Austin LLP, tax counsel to Parent, dated as of the Closing Date and in a form customary for transactions of this nature, to the effect that, commencing with Parent’s short taxable year beginning February 1, 2014 and ended December 31, 2014, Parent has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled Parent to meet, through the Merger Effective Time and its proposed method of operation will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on representations contained in a tax representation letter described in Section 7.10(b).

(e) Section 368 Opinion. Company shall have received a written opinion of Clifford Chance US LLP, tax counsel to Company, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, Clifford Chance US LLP may rely upon the tax representation letters described in Section 7.10(a) and Section 7.10(b).

(f) Board Designees. Each of the Board Designees shall have been appointed to the Parent Board of Trustees effective as of the Merger Effective Time.

(g) Registration Rights Agreement. The Registration Rights Agreement, dated as of the date hereof and a copy of which is attached hereto to as Exhibit I, shall remain in full force and effect as of the Closing Date.

(h) Surviving Operating Partnership Agreement. Parent shall have delivered at the Closing, an executed Surviving Operating Partnership Agreement, effective as of the Merger Effective Time.

(i) Stock Exchange Listing. The Parent Common Shares to be issued as Merger Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of the Parent Shareholder Approval, if applicable) as follows:

(a) by mutual written consent of Parent and Company;

(b) by either Parent or Company, prior to the occurrence of the Merger Effective Time, if any of the representations or warranties made by the other Party or Parties shall have been inaccurate when made, which inaccuracy (i) in the case of a breach by Company or the Company Investors, shall result in a condition in

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Section 8.1 or Section 8.2 being incapable of being satisfied and (ii) in the case of a breach by Parent, Parent Operating Partnership or Merger Sub, shall result in a condition in Section 8.1 or Section 8.3 being incapable of being satisfied (and in each case such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (A) thirty (30) calendar days after the receipt of notice thereof by the defaulting Party from the non-defaulting Party or (B) two (2) business days before the Outside Date); provided, however, this Agreement may not be terminated pursuant to this Section 9.1(b) by any Party if such Party or its affiliates is then in material breach of any representation or warranty (as if made on such date, other than representations and warranties made as of a specific date), covenant or agreement set forth in this Agreement that would permit termination of this Agreement by the other Party pursuant to this Section 9.1(b) or Section 9.1(c);

(c) by either Parent or Company, prior to the occurrence of the Merger Effective Time, if there has been a breach by the other Party or Parties of any covenant or agreement set forth in this Agreement, which (i) in the case of a breach of the Company or the Company Investors shall result in a condition in Section 8.1 or Section 8.2 being incapable of being satisfied and (ii) in the case of a breach of Parent, Parent Operating Partnership or Merger Sub shall result in a condition in Section 8.1 or Section 8.3 being incapable of being satisfied (and in each case such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (A) thirty (30) calendar days after the receipt of notice thereof by the defaulting Party from the non-defaulting Party or (B) two (2) business days before the Outside Date); provided, however, this Agreement may not be terminated pursuant to this Section 9.1(c) by any Party if such Party or its affiliates is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement that would permit termination of this Agreement by the other Party pursuant to this Section 9.1(c) or Section 9.1(b);

(d) by either Parent or Company, if the Merger Effective Time shall not have occurred by 11:59 p.m., New York time on the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any Party or its affiliates whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the Merger Effective Time not occurring prior to the Outside Date;

(e) by Parent, prior to the receipt of the Parent Shareholder Approval, in order to concurrently enter into a Competing Acquisition Agreement that constitutes a Superior Proposal and that was not the result of a breach by Parent (including any deemed breach by Parent in accordance with Section 6.3(h)) of Section 6.3; provided, however, that prior to or concurrently with such termination, Parent pays, or causes to be paid, the Termination Payment in full to the Company Operating Partnership or such other Person designated by Company in accordance with Section 9.2(c);

(f) by either Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable Order permanently restraining, enjoining or otherwise prohibiting the consummation of either the Merger or the other Transactions; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 9.1(f) shall have complied with its obligations under Section 7.2 to use reasonable best efforts to prevent the entry of and to remove such Order;

(g) by either Parent or Company, if the Parent Shareholder Approval shall not have been obtained at the Parent Shareholder Meeting or at any adjournment or postponement thereof, in each case, at which a vote on such approval was taken;

(h) by Company, in the event the Contribution Agreement is terminated for any reason; or

(i) by Company, if the Parent Board of Trustees makes an Adverse Recommendation Change.

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Section 9.2 Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Parties specifying the provision hereof pursuant to which such termination is made and, (i) except for the Confidentiality Agreement, this Section 9.2 and Section 11.2 through Section 11.15, which each shall survive such termination, this Agreement shall forthwith become null and void, and (ii) except as otherwise provided in this Section 9.2 or with respect to those provisions that survive a termination of this Agreement as set forth in clause (i), there shall be no liability on the part of Parent, Parent Operating Partnership, Merger Sub, Company, Company Operating Partnership or the Company Investors; provided, however, that, nothing herein shall relieve any Party from liability to any other Party, as applicable, for a (i) Willful Breach of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination, or (ii) breach of its representations, warranties, covenants or agreement set forth in Section 7.13 or Section 7.14 of this Agreement prior to such termination (which liability the Parties acknowledge and agree shall not be limited to reimbursement of expenses, any Termination Payment, payments under Section 9.2 or out-of-pocket costs).

(b) In the event that this Agreement is terminated pursuant to Section 9.1(g), then Parent shall pay to Company Operating Partnership or such other Person designated by Company, on the date of such termination if terminated by Parent or within two (2) business days of such termination if terminated by the Company, an amount in immediately available funds set forth on an invoice provided by the Company to Parent not to exceed $7,000,000 in respect of costs and expenses incurred by the Company, the Company Investors and/or any of their Affiliates in connection with the Transactions.

(c) In the event that:

(i)(A) a Competing Proposal shall have been publicly made, proposed or communicated, after the date hereof and prior to the Parent Shareholder Meeting (or prior to the termination of this Agreement if there has been no Parent Shareholder Meeting), and (B) following the occurrence of an event described in clause (A) above, this Agreement is terminated by Company or Parent pursuant to Section 9.1(d) (and, in the case of a termination pursuant to Section 9.1(d), the Parent Shareholder Approval shall not have been obtained) or Section 9.1(g), and (C) within twelve (12) months of the date of such termination, Parent enters into a definitive agreement with respect to, or consummates, any Competing Proposal (substituting “50%” for “20%” in the definition of Competing Proposal);

(ii) this Agreement is terminated by Parent pursuant to Section 9.1(e); or

(iii) this Agreement is terminated pursuant to Section 9.1(i).

then, in the case of each of clauses (i) through (iii) of this Section 9.2(c), Parent shall pay, or cause to be paid, to the Company Operating Partnership or such other Person designated by Company Operating Partnership, the Termination Payment, less any amount previously paid pursuant to Section 9.2(b), in accordance with the escrow procedures set forth in Section 9.2(f), (x) in the case of Section 9.2(c)(ii), prior to or simultaneously with such termination, (y) in the case of only Section 9.2(c)(i), on or before two (2) business days after the execution of a definitive agreement with respect to a Competing Proposal, or if earlier, the consummation of a Competing Proposal, or (z) in the case of Section 9.2(c)(iii), on or before two (2) business days after the date of any such termination.

(d) In no event shall Parent be (A) required to pay the Termination Payment on more than one occasion or (B) shall Parent be liable for payments under Section 9.2(b) and 9.2(c) in excess of the Termination Payment plus interest, and fees and expenses pursuant to Section 9.2(h).

(e) Notwithstanding anything in this Agreement to the contrary, but subject to the proviso of Section 9.2(a), if a Party provides a notice of termination and such termination could result in the obligation to pay the Termination Payment (plus any interest, fees and expenses pursuant to Section 9.2(h)), the right to

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receive such Termination Payment (plus any interest, fees and expenses pursuant to Section 9.2(h)) shall be the sole and exclusive remedy of the Company Related Parties against the Parent Related Parties, for any loss or damage suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise; provided, however, that the foregoing shall not impair the rights of Company, if any, to obtain injunctive relief and/or specific performance pursuant to Section 11.13 prior to any termination of this Agreement. Subject to the proviso of Section 9.2(a), upon payment of the Termination Payment (plus any interest, fees and expenses pursuant to Section 9.2(h)), none of Parent, the Parent Operating Partnership or any of their respective Subsidiaries or any Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to any obligations under the Confidentiality Agreement, and Section 11.2 through Section 11.15, which will survive in accordance with the terms thereof. For the avoidance of doubt, if a Party has the right to terminate this Agreement pursuant to multiple provisions of this Agreement, such Party may elect under which provision it is providing notice of termination.

(f) Notwithstanding anything in this Agreement to the contrary, but subject to the proviso of Section 9.2(a):

(i) If Parent is required to pay a Termination Payment or pay the amount pursuant to Section 9.2(b), such payment (in the amount of the Termination Payment (or the payment under Section 9.2(b), as the case may be, plus, if applicable, any interest, fees and expenses pursuant to Section 9.2(h) irrespective of the foregoing) shall be paid into escrow on the date such payment is required to be paid pursuant to this Agreement by wire transfer of same day funds to an escrow account designated in accordance with this Section 9.2(f), and the amount payable in any taxable year of the recipient shall not exceed the amount provided in Section 9.2(f)(ii).

(ii) To secure Parent’s obligation to pay these amounts, as applicable, Parent shall deposit into escrow an amount in cash equal to such Termination Payment with an escrow agent selected by Company on such terms (subject to this Section 9.2(f)) as shall be mutually agreed upon by Company, Parent and the escrow agent. The payment or deposit into escrow of such Termination Payment pursuant to this Section 9.2(f) shall be made at the time Parent, as applicable, is obligated to pay such amount pursuant to this Section 9.2 by wire transfer of same day funds. The escrow agreement shall provide that such Termination Payment in escrow or any portion thereof shall not be released to the Company Operating Partnership, on behalf of Company, or such other recipient designated by Company, unless the escrow agent receives any one or combination of the following: (A) a letter from recipient’s independent accountants indicating the maximum amount that can be paid by the escrow agent to the recipient, without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”) and the recipient has other income from unknown sources during such year in an amount equal to 1% of its gross income which is not Qualifying Income (or, if a higher amount, any known or anticipated income which is not Qualifying Income for such year), in which case the escrow agent shall release such amount set forth in the independent accountants’ letter to recipient, or (B) a letter from recipient’s counsel indicating that (1) recipient received a ruling from the IRS holding that the receipt by the recipient of such Termination Payment would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (2) Company’s outside counsel has rendered a reasoned legal opinion to the effect that the receipt by the recipient of such Termination Payment should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the entire amount remaining in the escrow account to recipient. The Parties agree to amend this Section 9.2(f) at the reasonable request of Company in order to (x) maximize the portion of such Termination Payment that may be distributed to the recipient hereunder without causing recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, or (y) assist it in obtaining a favorable ruling or legal opinion from its outside counsel, in each case, as described in this

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Section 9.2(f). Any amount of such Termination Payment that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.2(f). The obligation of Parent to pay any unpaid portion of the Termination Payment and any payment under Section 9.2(b) shall terminate on the December 31 following the date which is five (5) years from the date of Parent’s deposit into escrow.

(g) Each of the Parties acknowledges that (i) the agreements contained in this Section 9.2 are an integral part of the Transactions and (ii) neither any payments under Section 9.2(b) nor the Termination Payment is a penalty, but rather, in each case, is liquidated damages (but not necessarily in the full amount of damages that may have been incurred as may thereafter be awarded) in a reasonable amount that will compensate Company in the circumstances in which any payments under Section 9.2(b) and/or the Termination Payment, as the case may be, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.

(h) If the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Article IX, such Party shall pay interest on such amount at the annual rate of five (5) percent for the period from the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law. In addition, if Parent fails to timely pay any amount due pursuant to Section 9.2(b) or Section 9.2(c) and, in order to obtain the payment, the Company commences a Legal Proceeding which results in a judgment for the payment set forth in this Section 9.2(b) or Section 9.2(c), Parent shall pay the Company (or the Company Operating Partnership, as may be directed by the Company) its reasonable out-of-pocket expenses (including attorney’s fees and expenses and disbursements) in connection with such Legal Proceeding, together with interest on such payment (as set forth in the prior sentence) through the date such payment was actually received.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification by Company Investors.

(a) From and after Closing, each of the Company Investors shall (giving effect to Section 10.1(c)) on a several and not joint basis be liable for, and shall indemnify each of Parent, the Surviving Entity and their respective affiliates, successors and permitted assigns and each of their respective Representatives (collectively, the “Parent Indemnitees”) against and hold each Parent Indemnitee harmless from, any Losses suffered or incurred by such Parent Indemnitee arising out of, involving or otherwise in respect of:

(i) any breach of any representation or warranty of Company, Company Operating Partnership or a Company Investor contained in Article III or Article IV herein or any certificate delivered pursuant to Section 8.2 or supplemental disclosures delivered pursuant hereto (it being agreed and acknowledged by the Parties that for purposes of the right to indemnification pursuant to this clause (i) such representations and warranties shall be deemed not qualified by any references therein to materiality or to whether or not any such breach results or may result in a Company Material Adverse Effect)

(ii) any breach of any covenant or other agreement of Company or a Company Investor contained herein; and

(iii) the Released Claims.

(b) The Company Investors shall not have any liability under:

(i) Section 10.1(a) and the Parent Indemnitees shall not be entitled to indemnification under Section 10.1(a), unless and until the aggregate of all Losses (not taking into account any Losses

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disregarded pursuant to Section 10.1(b)(iii) below) for which the Company Investors would, but for this clause (b), be liable thereunder exceeds on a cumulative basis an amount equal to $50,000,000 (the “Basket”), in which event the Company Investors shall be liable for all such Losses in excess of the Basket;

(ii) Section 10.1(a) and no Parent Indemnitee shall assert any claim under Section 10.1(a), in respect of any Loss or series of related Losses, unless such Loss or series of Losses exceeds $1,000,000 (the “Per Claim Threshold”) and any such Losses that do not exceed the Per Claim Threshold shall not be aggregated for purposes of clause (b)(i) above;

(iii) Section 10.1(a), and no Parent Indemnitee shall be entitled to indemnification under Section 10.1(a), in excess of $250,000,000 (the “Cap”) (aggregating all indemnity payments by the Company Investors under Section 10.1(a));

provided, however, in no event shall any Company Investor have any liability under this Article X in excess of such Company Investor’s Pro Rata Share of the Cap.

(c) Each Company Investor shall pay its Pro Rata Share of any Losses under Section 10.1(a)(i) with respect to breaches of Article III, Article IV and under Section 10.1(a)(ii) with respect to breaches of covenants to be performed before or at the Closing by Company or Company Operating Partnership. No Company Investor shall have any right to obtain damages (whether through an action for contribution or otherwise) from any of the Surviving Entity, the Company Subsidiaries or their Representatives with respect to any breach of any representation, warranty, covenant or agreement of Company hereunder.

Section 10.2 Indemnification by Parent.

(a) From and after Closing, Parent shall be liable for, and shall indemnify each of the Company Investors and each of their respective affiliates, successors, Company Investor Equity Holders and permitted assigns and each of their respective Representatives (collectively “Company Investor Indemnitees”) against and hold each Company Investor Indemnitee harmless from, any Losses suffered or incurred by such Company Investor Indemnitee arising out of, involving or otherwise in respect of:

(i) any breach of any representation or warranty of Parent, Parent Operating Partnership or Merger Sub contained in Article V herein or any certificate delivered pursuant to Section 8.2 or supplemental disclosures delivered pursuant hereto (it being agreed and acknowledged by the Parties that for purposes of the right to indemnification pursuant to this clause (i) such representations and warranties of Parent, Parent Operating Partnership or Merger Sub contained herein shall be deemed not qualified by any references therein to materiality or to whether or not any such breach results or may result in a Parent Material Adverse Effect); and

(ii) any breach of any covenant or other agreement of Parent, Parent Operating Partnership or Merger Sub contained herein.

(b) Parent shall not have any liability under:

(i) Section 10.2(a) and the Company Investor Indemnitees shall not be entitled to indemnification under
Section 10.2(a), unless and until the aggregate of all Losses for which Parent would, but for this clause (i), be liable thereunder exceeds on a cumulative basis an amount equal to the Basket, in which event Parent shall be liable for all such Losses in excess of the Basket;

(ii) Section 10.2(a), and no Company Investor Indemnitee shall assert any claim under Section 10.2(a), in respect of any Loss or series of related Losses, unless such Loss or series of Losses exceeds the Per Claim Threshold and any such Losses that do not exceed the Per Claim Threshold shall not be aggregated for purposes of clause (b)(i) above; or

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(iii) Section 10.2(a), and no Company Investor Indemnitee shall be entitled to Indemnification under Section 10.2(a), in excess of the Cap (aggregating all indemnity payments by Parent under Section 10.2(a));

provided, however, that the limitations set forth in this clause (b) shall not apply to (i) Parent’s obligation(s) to pay and/or issue Merger Consideration and Fractional Share Consideration pursuant to Article II, (ii) any claims under, or payment obligations pursuant to, Section 7.4 and (iii) the obligations of the Parent Operating Partnership pursuant to Section 11.15.

Section 10.3 Calculation of Losses; Form of Payment.

(a) The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts recovered by the Indemnified Party under any insurance policy with respect to such Loss and the Indemnified Party shall use commercially reasonable efforts to make a claim against and recover under any such applicable policy (provided, however, that, resolution of any such claim against an insurance policy shall not delay payment of any indemnification payment due and payable and, in the event any amounts are subsequently recovered under an insurance policy, the Indemnified Party shall reimburse the Indemnifying Party the amount of such recovery (net of the Indemnified Party’s out-of-pocket costs and expenses in pursuing such claim thereunder).

(b) The indemnity payment hereunder with respect to any Loss shall be calculated after taking into account all reductions in federal, state, and local Taxes (including estimated Taxes) realized by the Indemnified Party as a result of the event giving rise to such Loss.

(c) The Indemnified Party will use commercially reasonable efforts to mitigate any Loss upon becoming aware of any event or circumstance that would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(d) The Indemnified Parties will not be entitled to indemnification pursuant to Section 10.1 or Section 10.2 for consequential damages, indirect damages, incidental damages, exemplary or punitive damages (except to the extent such damages are awarded to a third party against the Indemnified Party by a court of competent jurisdiction and actually paid by the Indemnified Party to such third party), special damages, or any other similar damages.

(e) Subject to the limitations set forth in this Article X, if any Company Investor Indemnitee is entitled to indemnification provided under this Article X, this Section 10.3(e) shall apply. The aggregate payment to the Company Investor Indemnitees by Parent pursuant to Section 10.2 above for any indemnification shall be paid by Parent’s issuance to the Company Investor Indemnitees of Parent Common Shares (the “Indemnification Shares”) (with any fractional shares issuable thereby being settled in cash instead). The number of Indemnification Shares to be issued will be calculated in accordance with Schedule II hereto. When determining the amount of the Losses for purposes of calculation, Losses shall include both (x) Losses incurred by Parent and/or any of its Subsidiaries arising out of or relating to the indemnifiable matter for which the Company Investors would be entitled pursuant to Section 10.2(a)(i) or Section 10.2(a)(ii) and, without duplication, (y) any Losses actually incurred by a Company Investor Indemnitee itself.

(f) To the extent that any Company Investor has any obligation to indemnify a Parent Indemnitee for Losses, such Company Investor shall satisfy, or cause the satisfaction of, such Company Investor’s obligation by delivery to Parent of Parent Common Shares having a value (determined in accordance with clause (g)) equal to such Losses (or the value of the portion of such Losses being satisfied by Parent Common Shares (with any fractional shares deliverable thereby being settled in cash instead)).

(g) For purposes of this Article X, the value per share of a Parent Common Share shall be $33.08.

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Section 10.4 Survival of Representations, Warranties, Covenants and Agreements; Termination of Indemnification. The representations, warranties, covenants and agreements contained herein and in any certificate delivered pursuant hereto shall survive for nine (9) months following the Closing, other than the (x) obligations of Parent and the rights of the Company Investor Indemnitees and Covered Persons, as applicable, pursuant to Article II and Section 7.4, respectively, (y) the obligations of Parent and the rights of a Company Investor set forth in Section 7.10(e) and (z) agreement and guarantee set forth in Section 11.15, which, in the case of each of (x), (y) and (z) shall survive in accordance with their terms and until fully performed. The obligations to indemnify and hold harmless any party (i) pursuant to Section 10.1(a)(i) (Indemnification by Company Investors) or 10.2(a)(i) (Indemnification by Parent) shall terminate nine (9) months following Closing, and (ii) pursuant to Section 10.1(a)(ii) (Indemnification by Company Investors) or Section 10.2(a)(ii) (Indemnification by Parent) shall terminate nine (9) months following Closing; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any specific indemnifiable matter as to which the Indemnified Party shall have, before the expiration of the applicable period, made an express and valid claim by delivering a notice of such claim in accordance with Section 10.5 (Procedures) to the Indemnifying Party until such pre-expiration claim has been resolved (including by judgment of a court of competent jurisdiction, settlement, release or otherwise).

Section 10.5 Procedures.

(a) Third Party Claims. In order for a Person (the “Indemnified Party”) to be entitled to any indemnification provided for under Section 10.1 (Indemnification by Company Investors) or Section 10.2 (Indemnification by Parent) in respect of, arising out of or involving a claim made by any Person not a party hereto against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the indemnifying party (the “Indemnifying Party”) in writing of such Third Party Claim (setting forth in reasonable detail the facts giving rise to such Third Party Claim (to the extent known or reasonably determinable by the Indemnified Party) and the amount or estimated amount (to the extent reasonably estimable) of Losses arising out of, involving or otherwise in respect of such Third Party Claim) within ten (10) business days after the receipt by such Indemnified Party of written notice of such Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b) Assumption. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in or control the defense thereof and (unless the Indemnifying Party fails to actively defend such Third Party Claim), if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party; provided, however, that such counsel is not reasonably objected to by the Indemnified Party. If the Indemnifying Party assumes the defense of a Third Party Claim in accordance with this Section 10.5(b), (i) the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Any such participation or assumption shall not constitute a waiver by any party of any attorney-client privilege in connection with such Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim in accordance with this Section 10.5(b), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, separate from the counsel employed by the Indemnifying Party, at its own expense unless representation of both Parties by the same counsel would represent a conflict of interest for such counsel under applicable standards of professional conduct for attorneys, in which case the Indemnifying Party will pay the reasonable fees and expenses of such counsel (selection not to be unreasonably objected to by the Indemnifying Party); provided that in no event shall the Indemnifying Party be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel in each relevant jurisdiction), it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall reasonably cooperate in the defense or prosecution thereof. Such reasonable cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and

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making employees available at such times and places as may be reasonably necessary to defend against such Third Party Claim for the purpose of providing additional information, explanation or testimony in connection with such Third Party Claim. In any Third Party Claim, the party responsible for the defense of such claim shall, to the extent reasonably requested by the other party, keep such party informed as to the status of such claims, including all settlement negotiations and offers. If notice is given to an Indemnifying Party of a Third Party Claim in accordance with this Section 10.5(b) and the Indemnifying Party does not, within twenty (20) business days after such notice is given, give notice to the Indemnified Party of its election to defend such claim, the Indemnifying Party shall not thereafter be entitled to assume the defense thereof. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall defend such Third Party Claim diligently to final conclusion or settlement of such Third Party Claim; provided, however, that the Indemnifying Party shall not settle such Third Party Claim without the consent of the Indemnified Party unless such settlement (i) does not involve any finding or admission of any violation of Law or any violation of the rights of any Indemnified Party and would not reasonably be expected to have any adverse effect on any other claims arising out of the same matter that may be made against any Indemnified Party, (ii) does not involve any relief other than monetary damages that are paid in full by the Indemnifying Party and (iii) completely, finally and unconditionally releases the Indemnified Party in connection with such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if (i) the Third Party Claim seeks an injunction or other equitable relief or relief other than monetary damages for which the Indemnified Party would be entitled to indemnification under this Agreement or may otherwise adversely affect the Indemnified Party or (ii) the Third Party Claim is a criminal, civil or administrative proceeding, or relates to such a proceeding, or the underlying facts or circumstances of which could reasonably be expected to give rise to such a proceeding; provided, however, that, no settlement of any such claim or action shall be entered into, without the prior written consent of the Indemnifying Party.

(c) If the Indemnifying Party chooses to defend any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) cause, or agree to, the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of an Indemnified Party (the “Subject Materials”) relating to such Third Party Claim. Each party hereto mutually acknowledges and agrees, on behalf of itself and its affiliates, that (i) each shares a common legal interest in preparing for the defense of Legal Proceedings, or potential Legal Proceedings, arising out of, relating to or in respect of any actual or threatened Third Party Claim or any related claim or counterclaim, (ii) the sharing of Subject Materials will further such common legal interest and (iii) by disclosing any Subject Materials to and/or sharing any Subject Materials with the Indemnifying Party, the Indemnified Party shall not waive the attorney-client privilege, attorney work-product immunity or any other privilege or protection. The Indemnified Party shall not be required to make available to the Indemnifying Party any information that is subject to an attorney-client or other applicable legal privilege that based on the advice of outside counsel would be impaired by such disclosure or any confidentiality restriction under applicable Law.

(d) Other Claims. In the event any Indemnified Party has a claim against any Indemnifying Party under Section 10.1 (Indemnification by Company Investors) or Section 10.2 (Indemnification by Parent) that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party (setting forth in reasonable detail the facts giving rise to such claim (to the extent known by the Indemnified Party) and the amount or estimated amount (to the extent reasonably estimable) of Losses arising out of, involving or otherwise in respect of such claim) promptly after becoming aware of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. If the Indemnifying Party does not notify the Indemnified Party within twenty (20) business days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.1(a) (the “Response Period”) or Section 10.2(a) (a “Claim Response”), such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying

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Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party delivers a Claim Response within the Response Period indicating that it disputes one or more of the matters identified in the claims notice, then the Indemnifying Party and the Indemnified Party shall promptly meet and use their reasonable efforts to settle the dispute. If Indemnifying Party and the Indemnified Party are unable to reach agreement within 30 days after the conclusion of the Response Period, then either the Indemnifying Party or the Indemnified Party may resort to other legal remedies, subject to the limitations set forth in this Article X.

(e) Exclusive Remedy. After the Closing, the rights and remedies set forth in this Article X shall be the sole and exclusive rights and remedies of the Company Investor Indemnitees and Parent Indemnitees under or in connection with this Agreement, except that nothing in this Agreement will limit any right to injunctive or other equitable relief or limit any rights or remedies with respect to fraud.

Section 10.6 Release. Effective as of the Merger Effective Time, each Company Investor (individually, a “Releasor” and collectively, “Releasors”), hereby releases and forever discharges the Surviving Entity, Parent (in its capacity as an affiliate of the Surviving Entity) and each of their respective Subsidiaries, and each of their respective individual, joint or mutual, past, present and future Representatives, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, Legal Proceedings, causes of action and Orders that any of the Releasors now have, have ever had or may hereafter have against the respective Releasees, and from any and all obligations, Contracts, debts, liabilities and obligations that any Releasee now has, has ever had or may hereafter have in favor of any of the Releasors, in each case of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) arising contemporaneously with or before the Merger Effective Time or on account of or arising out of any matter, cause or event occurring contemporaneously with or before the Merger Effective Time, including any rights to indemnification or reimbursement, whether pursuant to their respective certificate of incorporation or by-laws (or comparable documents), Contract or otherwise and whether or not relating to claims pending on, or asserted after, the Merger Effective Time (in each case other than any obligations of Parent or the Surviving Entity arising under this Agreement or otherwise arising in connection with the Merger or the other Transactions) (collectively, the “Released Claims”); provided, however, that the foregoing release shall not cover claims arising from the Non-Released Matters. “Non-Released Matters” shall mean rights of the Releasors (i) under this Agreement, including, for the avoidance of doubt under Article II, Section 7.4, Section 10.2 and Section 11.3) or the Registration Rights Agreement or otherwise arising in connection with the Merger or the other Transactions. Effective as of the Merger Effective Time, each Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Legal Proceeding of any kind against any Releasee, based upon any Released Claim.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Parent Shareholder Approval, if applicable, by written agreement of Company, Parent, Parent Operating Partnership and the Company Investors; provided, however, that after the Parent Shareholder Approval, no amendment shall be made which by Law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of Company, Parent, Parent Operating Partnership and the Company Investors.

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(b) At any time and from time to time prior to the Merger Effective Time, any Party or Parties may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such Party or Parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party or Parties contained herein. Any agreement on the part of a Party or Parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party or Parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 11.2 Expenses. Except as otherwise expressly provided herein, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by Parent; provided, however, that if this Agreement terminates prior to the Closing Date for any reason, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses. Notwithstanding anything to the contrary contained herein, from and after the Merger Effective Time, Parent shall pay the amount of any Transfer Taxes incurred in connection with this Agreement and the Transactions.

Section 11.3 Notices.

(a) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by facsimile (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent, Parent Operating Partnership or Merger Sub, to:

Starwood Waypoint Residential Trust

1999 Harrison Street, 24th Floor

Oakland, CA 94612

Attention: Tamra Browne

Facsimile: 510.550.2828

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Michael Gordon; Gabriel Saltarelli

Facsimile: 212.839.5399

Starwood Capital Group

591 West Putnam Avenue

Greenwich, CT 06830

Attention: Ellis Rinaldi

The Special Committee of the Board of Trustees of Starwood Waypoint Residential Trust

c/o Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Adam O. Emmerich; Ronald C. Chen

Facsimile: 212.403.2000

if to Company (prior to the Closing) or to the Company Investors, to:

Colony American Homes, Inc.

712 Fifth Avenue, 35th Floor

New York, NY 10019

Attention: General Counsel

Facsimile: 646.837.5321

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention: Howard Ellin; Kenneth Wolff

Facsimile: 917.777.2438; 917.777.2681

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Richard Catalano

Facsimile: 212.878.8375

(b) For purposes of this Agreement, any notice received by a Party at the addressee’s location on any business day after 5:30 PM of recipient’s local time shall be deemed to have been received at 9:00 AM of recipient’s local time on the next business day.

Section 11.4 Certain Definitions. For the purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in any material respect to the Party entering into such agreement than those contained in the Confidentiality Agreement, other than any “standstill” or similar provisions; provided, however, that an “Acceptable Confidentiality Agreement” must expressly permit Parent’s compliance with any provision of this Agreement (including the notification and information delivery provisions of Section 6.3 hereof), and shall not contain any provision that adversely affects the rights of Parent upon compliance with any provision of this Agreement.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended and (b) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.

“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, retention, stock option, restricted stock, restricted stock unit or profits interest unit, outperformance, stock purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement, in each case, whether written or unwritten and whether or not subject to ERISA.

“business day(s)” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the bylaws of Company, as amended.

“Company Certificate” means the charter of Company, as in effect on the date hereof.

“Company Corporate Office” means Company’s corporate headquarters located at 9305 East Via de Ventura Boulevard, Scottsdale, Arizona 85258 and each of the other regional corporate headquarters located at the leases set forth in Section 3.13(a)(v) of the Company Disclosure Letter.

“Company Financial Advisor” means Morgan Stanley & Co., LLC.

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“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company Lease” means any lease, sublease or license to which Company or any Company Subsidiary is a party as tenant, lessee, sublessee or licensee with respect to a Company Property and all amendments, modifications (including pursuant to any estoppel), guarantees, renewals and extensions exercised related thereto.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, (a) a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of Company and Company Subsidiaries, taken as a whole or (b) a material adverse effect on the ability of Company or the Company Operating Partnership to consummate the Merger, the Company Reorganization or the other Transactions prior to the Outside Date; provided, however, that for the purposes of clause (a) above, the following Effects shall not be taken into account when determining whether a Company Material Adverse Effect has occurred or is reasonably likely to exist or occur: (i) any changes after the date hereof in general United States or global economic conditions to the extent that such Effects do not disproportionately have a greater adverse impact on Company or Company Subsidiaries, taken as a whole, relative to other similarly situated participants in the single family residential leasing industry in which Company and Company Subsidiaries operate generally, (ii) any changes after the date hereof to the industry or industries in which Company and Company Subsidiaries operate, (iii) any changes after the date hereof in GAAP (or any interpretation thereof in accordance with the Financial Accounting Standards Board Statements of Financial Accounting Standards and Interpretations) to the extent that such changes do not disproportionately have a greater adverse impact on Company or Company Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which Company and Company Subsidiaries operate generally, (iv) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity after the date hereof to the extent that such adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal does not disproportionately have a greater adverse impact on Company or Company Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which Company and Company Subsidiaries operate generally, (v) any actions taken, or the failure to take any action, if such action or such failure to take action is at the written request or with the prior written consent of Parent or Merger Sub, (vi) any Effect attributable to the negotiation, execution or announcement of this Agreement and the Transactions (including the Merger), including any litigation arising therefrom (provided, however, that this clause (vi) shall be disregarded for purposes of any representations and warranties set forth in Section 3.5 and, to the extent related thereto,
Section 8.2(a)), (vii) any failure by Company to meet any internal or published projections, estimates or expectations of Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure and that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (viii) any Effects after the date hereof arising out of changes in geopolitical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement to the extent that such changes do not disproportionately have a greater adverse impact on Company and Company Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which Company and Company Subsidiaries operate generally, (ix) any reduction in the credit rating of Company or Company Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction and that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account) and (x) any Effect to the extent solely affecting the Excluded Business.

“Company OP Governing Documents” means the Company Operating Partnership Agreement and the certificate of limited partnership of Company Operating Partnership, each as in effect on the date hereof.

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“Company OP Unit” means a Company OP Unit designated by Company Operating Partnership as a partnership unit or limited partnership unit of Company Operating Partnership under the Company Operating Partnership Agreement and any other partnership interest or limited partnership interest in Company Operating Partnership.

“Company Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Company Operating Partnership, dated as of November 4, 2014, as amended, modified or supplemented from time to time.

“Company Related Parties” means Company and the Company Subsidiaries (including the Excluded Business) and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents.

“Company Residential Lease” means any residential lease, sublease or license to which Company or any Company Subsidiary is a party as lessor, sublessor or licensor with respect to a Company Property and all amendments, modifications (including pursuant to any estoppel), guarantees, renewals and extensions exercised related thereto.

“Company Subsidiary” means, (i) when used in reference to the date of this Agreement and any date prior to the Closing Date, any Subsidiary of the Company without giving effect to the Company Reorganization (together with the FNMA JV and, for the avoidance of doubt, the Company Operating Partnership) and (ii) when used in reference to the Closing Date and any date after the Closing Date, any Subsidiary of the Company giving effect to the Company Reorganization (together with the FNMA JV and excluding, for the avoidance of doubt, the Company Operating Partnership); provided that, in either case, “Company Subsidiary” shall not include the Excluded Business.

“Company Subsidiary Governing Documents” means the organizational documents of any Company Subsidiary.

“Confidentiality Agreement” means, the letter agreement, dated January 8, 2015, between Parent, Company and Manager.

“Contract” means any note, bond, mortgage, lien, indenture, lease, license, contract or agreement, arrangement or other instrument or obligation.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Law” means any and all applicable Laws which (a) regulate or relate to the protection or clean-up of the environment; the presence, use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of tenants and employees (but solely as they relate to exposure to Hazardous Substances); or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or under common control under Section 4001(b)(1) of ERISA, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder and unitholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

“FNMA JV” means Company’s joint venture with the Federal National Mortgage Association, pursuant to the Amended and Restated Operating Agreement of SFR 2012-1 U.S. WEST LLC, dated as of October 31, 2012, by and between CSFR FM 2012-1 U.S. WEST, LLC and Fannie Mae.

“Fundamental Representations” means the representations and warranties contained in Sections 3.1 (Organization and Qualification; Subsidiaries), 3.2 (Capitalization), 3.3 (Authorization; Validity of Agreement; Company Action); 3.4 (Board and Other Approvals); 4.1 (Organization and Qualification); 4.2 (Authorization; Validity of Agreement and Necessary Action); 4.4 (The Company Shares), 4.5 (Acquisition of Parent Common Shares), 5.1 (Organization and Qualification; Subsidiaries); 5.2 (Capitalization), 5.3 (Authorization; Validity of Agreement; Necessary Action); and 5.4 (Board and Other Approvals).

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos, lead-based paint, toxic mold, urea formaldehyde, polychlorinated biphenyls (PCBs), radon gas, and petroleum products or by-products.

“Indebtedness” means with respect to any Person, (a) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (b) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (c) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (d) all obligations under capital leases, (e) all obligations in respect of bankers acceptances or letters of credit, (f) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, and (g) any guarantee (other than customary non-recourse carve-out or “bad boy” guarantees) of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

“Intellectual Property Rights” means all rights in or to all U.S. or foreign: (a) inventions (whether or not patentable), patents and patent applications and any other governmental grant for the protection of inventions or industrial designs (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof), (b) trademarks, service marks, trade dress, logos, taglines, brand names, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) copyrights, whether registered or unregistered, and any registrations and applications for registration thereof, (d) trade secrets and confidential information, including know-how, concepts, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, business plans and other proprietary information and rights, (e) rights in databases and data collections (including knowledge databases, customer lists and customer databases), and (f) domain name registrations (the items in clauses (a) through (f) above, “Intellectual Property”).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

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“knowledge” will be deemed to be, as the case may be, the actual knowledge of any of (a) the Chief Executive Officer and President, Chief Operating Officer or Chief Financial Officer of Parent with respect to Parent, Parent Operating Partnership or Merger Sub, or (b) the Chief Executive Officer, President and Chief Operating Officer or Chief Financial Officer of Company with respect to Company.

“Law” means any statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law, including Anti-Corruption Laws.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal or first offer, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Loss” means any loss, liability, claim, damage, cost or expense (including without duplication any mitigation costs, lost profits and diminution of value, and any incidental, special, indirect or consequential damages but excluding any punitive damages, except to the extent actually paid to a third party), including Taxes and reasonable legal fees and expenses, whether involving a Third Party Claim or a claim solely between the Parties; it being agreed that the term “Loss” shall include any such items arising out of the continued operation of Company or any Company Subsidiary after the Closing in substantially the same manner as before the Closing or the continuation after the Closing of any circumstance that existed before the Closing.

“made available” means (i) filed with the SEC and publicly available on the SEC’s website or (ii) posted in the electronic data room established for purposes of the Transactions and made available to a Party in such data room, in each case, at least two (2) business days prior to the date of this Agreement.

“Merger Sub Governing Documents” means (a) the articles of incorporation of Merger Sub, and (b) the bylaws of Merger Sub, each as in effect on the date hereof.

“NYSE” means the New York Stock Exchange.

“Order” means any order, judgment, writ, stipulation, settlement, award, injunction, decree, consent decree, decision, ruling, subpoena, verdict or arbitration award entered, issued, made or rendered by any arbitrator or Governmental Entity of competent jurisdiction.

“Outside Date” means June 30, 2016.

“Parent Convertible Notes” means Parent’s 4.5% Convertible Notes issued in an aggregate principal amount of $172.5 million and maturing October 15, 2017 and Parent’s 3% Convertible Notes issued in an aggregate principal amount of $230 million and maturing July 1, 2019.

“Parent Corporate Office” means Parent’s corporate headquarters located at 1999 Harrison Street, Suite 2400 & 1980, Oakland, California 94612 and each of its regional corporate headquarters located at the leases set forth in Section 5.13(a)(v) of the Parent Disclosure Letter.

“Parent Financial Advisor” means Moelis & Company, LLC.

“Parent Governing Documents” means (a) the declaration of trust of Parent, as in effect on the date hereof and (b) the bylaws of Parent, as amended and restated.

“Parent Lease” means any lease, sublease or license to which Parent or any Parent Subsidiary is a party as tenant, lessee, sublessee or licensee with respect to a Parent Property and all amendments, modifications (including pursuant to any estoppel), guarantees, renewals and extensions exercised related thereto.

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“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have had, (a) a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of Parent and Parent Subsidiaries, taken as a whole or (b) a material adverse effect on the ability of Parent, Parent Operating Partnership or Merger Sub to consummate the Merger, the Manager Contribution or the other Transactions prior to the Outside Date; provided, however, that for the purposes of clause (a) above the following Effects shall not be taken into account when determining whether a Parent Material Adverse Effect has occurred or is reasonably likely to exist or occur: (i) any changes after the date hereof in general United States or global economic conditions to the extent that such Effects do not disproportionately have a greater adverse impact on Parent or Parent Subsidiaries, taken as a whole, relative to other similarly situated participants in the single family residential leasing (and related non-performing loans) industry in which Parent and Parent Subsidiaries operate generally, (ii) any changes after the date hereof to the industry or industries in which Parent and Parent Subsidiaries operate, (iii) any changes after the date hereof in GAAP (or any interpretation thereof in accordance with the Financial Accounting Standards Board Statements of Financial Accounting Standards and Interpretations) to the extent that such changes do not disproportionately have a greater adverse impact on Parent or Parent Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which Parent and Parent Subsidiaries operate generally, (iv) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity after the date hereof to the extent that such adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal does not disproportionately have a greater adverse impact on Parent or Parent Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which Parent and Parent Subsidiaries operate generally, (v) any actions taken, or the failure to take any action, if such action or such failure to take action is at the written request or with the prior written consent of Company, (vi) any Effect attributable to the negotiation, execution or announcement of this Agreement and the Transactions (including the Merger), including any litigation arising therefrom (provided, however, that this clause (vi) shall be disregarded for purposes of any representations and warranties set forth in Section 5.5 and, to the extent related thereto, Section 8.3(a)), (vii) any failure by Parent to meet any internal or published projections, estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Parent to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure and that are not otherwise excluded from the definition of a “Parent Material Adverse Effect” may be taken into account), (viii) any Effects after the date hereof arising out of changes in geopolitical conditions, acts of terrorism or sabotage, the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement to the extent that such changes do not disproportionately have a greater adverse impact on Parent and Parent Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which Parent and Parent Subsidiaries operate generally and (ix) any reduction in the credit rating of Parent or Parent Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction and that are not otherwise excluded from the definition of a “Parent Material Adverse Effect” may be taken into account).

“Parent OP Governing Documents” means (a) the certificate of limited partnership of Parent Operating Partnership, and (b) the Parent Operating Partnership Agreement, each as in effect on the date hereof.

“Parent OP Unit” means a Parent OP Unit designated by Parent Operating Partnership as a partnership unit or limited partnership unit of Parent Operating Partnership under the Parent Operating Partnership Agreement and any other partnership interest or limited partnership interest in Parent Operating Partnership.

“Parent Operating Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Parent Operating Partnership, dated as of January 16, 2014, as amended, modified or supplemented from time to time.

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“Parent Related Parties” means Parent, Parent Operating Partnership, Merger Sub and each of their respective Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers (including, for the avoidance of doubt, Manager), members, affiliates or agents.

“Parent Residential Lease” means any lease, sublease or license to which Parent or any Parent Subsidiary is a party as tenant, lessor, sublessor or licensor with respect to a Parent Property and all amendments, modifications (including pursuant to any estoppel), guarantees, renewals and extensions exercised related thereto.

“Parent Shareholder Approval” means exclusively the approval of (i) the Share Issuance contemplated by the Merger by the affirmative vote of a majority of the votes cast thereon by the holders of Parent Common Shares at the Parent Shareholder Meeting and (ii) the Manager Contribution in accordance with the Contribution Agreement by the affirmative vote of a majority of the votes cast by the holders of Parent Common Shares entitled to vote on the matter, other than the votes of shares owned of record or beneficially by Starwood Group Global, L.P. or its affiliates, or by any other shareholder determined to have a material financial interest in the Manager Contribution.

“Parent Shareholder Meeting” means the meeting of the holders of Parent Common Shares exclusively for the purpose of seeking the Parent Shareholder Approval, including any postponement or adjournment thereof.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Prime JV” means the Amended and Restated Limited Partnership Agreement of PrimeStar Fund I, L.P., effective as of March 1, 2014, by and between SRP PrimeStar, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Parent, Prime Asset Fund VI, LLC and PrimeStar Fund I GP, L.L.C., the joint venture’s general partner, a wholly owned subsidiary of Parent.

“Pro Rata Share” means, with respect to any Company Investor, a fraction, the numerator of which is the percentage set forth opposite the name of such Company Investor under the column titled “Allocable Ownership % in Parent” on Schedule III attached hereto and the denominator of which is the sum of the percentages set forth opposite the name of each Company Investor under the column titled “Allocable Ownership % in Parent” on Schedule III attached hereto.

“Representatives” means, when used with respect to a Party, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of such Party, as applicable, and its Subsidiaries.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Tax” or “Taxes” means all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with all interest, penalties and additions to tax imposed with respect thereto, whether disputed or not) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax.

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“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Termination Payment” means a cash amount equal to $35,000,000.

“Transactions” means this Agreement, the Manager Contribution, the Company Reorganization and each of the transactions contemplated hereby and thereby.

“Transfer” means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including any disposition by operation of Law or any grant of a derivative or economic interest therein.

“Transfer Restrictions” means, with regard to any Parent Common Shares, that such Parent Common Shares may not be Transferred to any Person under any circumstances except, (a) with the written consent of Parent, (b) for purposes of estate administration or tax planning to the spouse, children, grandchildren or family of the applicable Company Investor, or a trust for the direct or indirect benefit of any such person, (c) pursuant to a tender or exchange offer within the meaning of the Exchange Act for any or all of the Parent Common Shares, (d) in connection with any plan of reorganization, restructuring, bankruptcy, insolvency, merger or consolidation, reclassification, recapitalization, or, in each case, similar corporate event of Parent or Parent Operating Partnership, as applicable, (e) through an involuntary transfer pursuant to operation of Law, including pursuant to the laws of descent and distribution following the death of such Company Investor or any permitted transferee, (f) for transfers to direct or indirect interest holder, limited partner or investor in the Company Investors, or (g) from one Company Investor to another Company Investor; provided, however, that (x) such Persons agree to the other Transfer Restrictions (subject to the exceptions set forth in this definition) set forth in this definition and (y) each Company Investor shall, until the later of (A) nine months after the Closing and (B) the date on which all indemnification claims asserted under Article X during the period ending nine months after the Closing are finally resolved, not be permitted to transfer, and shall in all cases retain, a number of Parent Common Shares with an aggregate value not less than such Company Investor’s Pro Rata Share of the Cap, determined using the value per Parent Common Share set forth in Section 10.3(g).

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Willful Breach” means a material breach that is a consequence of an act undertaken by the breaching Party with the knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

Section 11.5 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

ACT	Section 4.5(e)(i)
Adverse Recommendation Change	Section 6.3(e)
Agreement	Preamble
Articles of Merger	Section 1.3
Base Premium	Section 7.4(c)
Basket	Section 10.1(b)(i)
Board Designees	Section 7.11(a)
Cap	Section 10.1(b)(iii)
Certificate of Merger	Section 1.3
Charter Restrictions	Section 7.5
Claim Response	Section 10.5(d)
Clifford Chance	Section 11.14(a)

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CLNY Investor	Section 7.10(e)
Closing	Section 1.2
Closing Date	Section 1.2
COBRA	Section 3.11(g)
Company	Preamble
Company Benefit Plans	Section 3.11(b)
Company Board of Directors	Recitals
Company Designees	Section 7.11(a)
Company Disclosure Letter	Article III
Company Equity Interests	Section 3.2(a)
Company Financial Statements	Section 3.6
Company Investor	Preamble
Company Investor Equity Holders	Article III
Company Investor Indemnitees	Section 10.2(a)
Company Leased Properties	Section 3.18(a)
Company Leased Property	Section 3.18(a)
Company Material Contract	Section 3.13(b)

Company New Securitization	Section 6.1(a)
Company Operating Partnership	Preamble
Company Owned Properties	Section 3.18(a)
Company Owned Property	Section 3.18(a)
Company Permits	Section 3.17(b)
Company Permitted Acquisition	Section 6.1(b)(vi)
Company Permitted Liens	Section 3.18(b)
Company Preferred Shares	Section 2.1(b)
Company Properties	Section 3.18(a)
Company Property	Section 3.18(a)
Company Qualified Plan	Section 3.11(f)
Company Related Party Agreements	Section 3.21
Company Reorganization	Recitals
Company Reorganization Step Plan	Recitals
Company Shares	Recitals
Company Stockholders	Preamble
Company Unitholders	Preamble
Company Voting Debt	Section 3.2(a)
Competing Acquisition Agreement	Section 6.3(a)
Competing Proposal	Section 6.3(i)
Contribution Agreement	Recitals
Covered Persons	Section 7.4(a)
Delaware Secretary	Section 1.3
Designated Recipients	Section 2.1(a)
DLLCA	Recitals
Exchange Act	Section 3.5
Excluded Business	Recitals
Excluded Business Separation Agreement	Section 8.2(f)
Fractional Share Consideration	Section 2.1(a)
GAAP	Section 3.6
Governmental Entity	Section 3.5
Indemnification Agreements	Section 7.4(a)
Indemnification Shares	Section 10.3(e)
Indemnified Party	Section 10.5(a)

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Indemnifying Party	Section 10.5(a)
Initial Company Investor Share Count	Recitals
Interim Period	Section 6.1(a)
Legal Proceeding	Section 3.10
Lock-Up	Section 7.12
Manager	Recitals
Manager Contribution	Recitals
Manager Contribution Oversight Committee	Section 7.11(b)
Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger Consideration Allocation	Section 2.1(a)
Merger Effective Time	Section 1.3

Merger Oversight Committee	Section 7.11(c)
Merger Sub	Preamble
MGCL	Recitals
Mortgage	Section 5.25(a)
Mortgage Loan	Section 5.25(a)
Mortgage Loans	Section 5.25(a)
Mortgaged Property	Section 5.25(a)
Non-Released Matters	Section 10.6
Other Company Subsidiary	Section 3.1(b)
Other Parent Subsidiary	Section 5.1(b)
Parent	Preamble
Parent Benefit Plan	Section 5.11(b)
Parent Board of Trustees	Recitals
Parent Board Recommendation	Recitals
Parent Common Shares	Recitals
Parent Designees	Section 7.11(a)
Parent Disclosure Letter	Article V
Parent Equity Awards	Section 5.2(a)
Parent Equity Interests	Section 5.2(a)
Parent Financial Statements	Section 5.6(a)
Parent Indemnitees	Section 10.1(a)
Parent Leased Properties	Section 5.18(a)
Parent Leased Property	Section 5.18(a)
Parent Material Contract	Section 5.13(b)
Parent New Securitization	Section 6.2(a)
Parent Operating Partnership	Preamble
Parent Owned Properties	Section 5.18(a)
Parent Owned Property	Section 5.18(a)
Parent Permits	Section 5.17(b)
Parent Permitted Acquisition	Section 6.2(b)(vi)
Parent Permitted Liens	Section 5.18(b)
Parent Preferred Stock	Section 5.2(a)
Parent Properties	Section 5.18(a)
Parent Property	Section 5.18(a)
Parent Qualified Plan	Section 5.11(f)
Parent Related Party Agreements	Section 5.23
Parent SEC Documents	Section 5.6(a)
Parent Subsidiaries	Section 5.1(b)
Parent Subsidiary	Section 5.1(b)

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Parent Voting Debt	Section 5.2(a)
Parties	Preamble
Party	Preamble
Per Claim Threshold	Section 10.1(b)(ii)
Privileged Communications	Section 11.14(a)
Proxy Statement	Section 5.5
Qualified REIT Subsidiary	Section 3.1(e)

Qualifying Income	Section 9.2(f)(i)
Registration Rights Agreement	Section 5.2(a)
REIT	Recitals
Released Claims	Section 10.6
Releasee	Section 10.6
Releasees	Section 10.6
Releasor	Section 10.6
Releasors	Section 10.6
Relevant Matters	Section 11.14(a)
Response Period	Section 10.5(d)
Sarbanes-Oxley Act	Section 5.6(a)
SDAT	Section 1.3
SEC	Section 3.13(a)(i)
Securities Act	Section 5.6(a)
Security Holder Litigation	Section 7.8
Share Issuance	Recitals
Skadden	Section 11.14(a)
Special Committee	Recitals, Recitals
Subject Materials	Section 10.5(c)
Superior Proposal	Section 6.3(j)
Surviving Operating Partnership Agreement	Section 1.4(c)
Takeover Statutes	Section 3.26
Tax Counsel	Section 7.10(e)
Taxable REIT Subsidiary	Section 3.1(e)
Third Party Claim	Section 10.5(a)
Transfer Taxes	Section 7.10(c)
WARN Act	Section 3.11(a)(vi)

Section 11.6 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” except when preceded by a negative predicate. As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. References to a Person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of

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America (unless otherwise expressly provided herein). The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to “days” shall mean “calendar days” unless expressly stated otherwise. When “since” is used in connection with a date, the period covered thereby shall be inclusive of such date. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

Section 11.7 Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.8 Entire Agreement; Third Party Beneficiaries.

(a) This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended so that until the termination of this Agreement in accordance with Section 9.1, Parent, Parent Operating Partnership and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof. The terms of the Excluded Business Separation Agreement shall be incorporated herein for purposes of the Parent Operating Partnership guarantee pursuant to Section 11.15.

(b) Except (i) following the Merger Effective Time, with respect to the Company Investor Indemnitees, the right to enforce payment of the Merger Consideration and Fractional Share Consideration to which any such Company Investors is entitled pursuant to Article II and (ii) with respect to the Covered Persons pursuant to Section 7.4 and (iii) following the Merger Effective Time, with respect to the Company Investor Indemnitees, pursuant to Section 11.14, neither this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 11.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger is fulfilled to the extent possible.

Section 11.10 Governing Law; Jurisdiction.

(a) This Agreement, and all claims or causes of actions (whether at law, in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to conflicts of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

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(b) All Legal Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Legal Proceeding arising out of or relating to this Agreement and the Transactions brought by any Party, (ii) agrees not to commence any such Legal Proceeding except in such courts, (iii) agrees that any claim in respect of any such Legal Proceedings may be heard and determined in any Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Legal Proceeding, and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Legal Proceeding. Each of the Parties agrees that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 11.3. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 11.11 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.11.

Section 11.12 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, except that Merger Sub may assign, in its sole discretion and without the consent of any other Party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) Parent and one or more direct or indirect wholly owned Subsidiaries of Parent, or (iii) one or more direct or indirect wholly owned Subsidiaries of Parent. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 11.13 Enforcement; Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except as set forth in this Section 11.13, including the limitations set forth in Section 11.13(c) and Section 11.13(d), it is agreed that in the event of a breach prior to the termination of this Agreement pursuant to Article IX, the non-breaching Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement.

(c) Notwithstanding Section 11.13(b), it is acknowledged and agreed that Company shall be entitled to specific performance of Parent’s obligation pursuant to the terms of this Agreement to consummate the Merger only in the event that each of the following conditions have been satisfied: (i) all of the conditions in Section 8.1 and Section 8.2 have been satisfied and (ii) Parent, Parent Operating Partnership and Merger Sub have failed to complete the Closing in accordance with Section 1.2.

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(d) Notwithstanding Section 11.13(b), it is acknowledged and agreed that Parent shall be entitled to specific performance of Company’s obligation pursuant to the terms of this Agreement to consummate the Merger only in the event that each of the following conditions have been satisfied: (i) all of the conditions in Section 8.1 and Section 8.3 have been satisfied and (ii) Company has failed to complete the Closing in accordance with Section 1.2.

(e) The Parties’ right to obtain specific performance is an integral part of the Transactions and each Party hereby waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any other Party (including any objection on the basis that there is an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity), and each Party shall be entitled to an injunction or injunctions and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement, all in accordance with the terms of this Section 11.13. In the event any Party seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such Party shall not be required to provide any bond or other security in connection with such order or injunction, all in accordance with the terms of this Section 11.13. In the event that a Party initiates a proceeding seeking equitable relief pursuant to this Section 11.13, the Outside Date shall automatically be extended until such proceeding is finally resolved.

Section 11.14 Waiver of Conflicts.

(a) Parent agrees, on its own behalf and on behalf of any of its Subsidiaries and affiliates, that, following the Closing, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and Clifford Chance LLP (“Clifford Chance”) may serve as counsel to the Company Investors and their affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement (collectively, the “Relevant Matters”) notwithstanding any representation by Skadden and Clifford Chance prior to the Closing of the Company and/or any of the Company Subsidiaries. Parent and the Surviving Entity (on behalf of itself and the Company Subsidiaries) hereby, effective as of the Closing (a) waive any claim they have or may have that either Skadden and Clifford Chance has a conflict of interest or is otherwise prohibited from engaging in such representation and (b) agree that, in the event that a dispute arises after the Closing between Company Investors or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other hand, in connection with the Relevant Matters, Skadden and Clifford Chance may represent the Company Investors or any of its affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Parent or the Surviving Entity and even though Skadden and Clifford Chance may have represented the Surviving Entity or the Company Subsidiaries in a matter substantially related to such dispute. Parent represents that Parent’s own attorney has explained and helped Parent evaluate the implications and risks of waiving the right to assert a future conflict against Skadden and Clifford Chance, and Parent’s consent with respect to this waiver is fully informed. Parent (on behalf of itself, the Surviving Entity and the Company Subsidiaries) also further agrees that, as to all communications among Skadden and/or Clifford Chance and Parent, the Surviving Entity, the Company Subsidiaries, and the Company Investors or any of its affiliates and Representatives, that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement (“Privileged Communications”), the attorney-client privilege and the expectation of client confidence belongs to the Company Investors and may be controlled by the Company Investors and will not pass to or be claimed by Parent, the Surviving Entity or any of the Company Subsidiaries or any of their respective affiliates or Representatives. In addition, all of the client files and records in the possession of Skadden and Clifford Chance related to this Agreement and the Transactions, and that constitute Privileged Communications will continue to be property of (and be controlled by) the Company Investors; provided, that, to the extent that any such files or other materials which relate to any matter with respect to which counsel was engaged by the Surviving Entity or any Company Subsidiary and contain information that does not relate to the negotiation, documentation and consummation of the transaction contemplated by this Agreement, such information shall remain with Parent and the Surviving Entity. Notwithstanding the foregoing, (x) nothing shall limit, and the Company Investors agree, in

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its own capacity and on behalf of the Company Investor Equity Holders, not to object to, Skadden and/or Clifford Chance representing Parent or Surviving Entity and its respective Subsidiaries at any time and shall not raise or assert any conflict of interest or any other objection to such representation and (y) in the event that a dispute arises between Company or any of the Company Subsidiaries and a third party other than a party to this Agreement after the Closing, Company and the Company Subsidiaries may assert the attorney-client privilege to prevent disclosure of Privileged Communications by Skadden and Clifford Chance or any of the Company Investors to such third party.

Section 11.15 Parent Operating Partnership Guarantee of Certain Excluded Business Separation Agreement Obligations. Effective as of the Merger Effective Time, the Parent Operating Partnership hereby absolutely, unconditionally and irrevocably guarantees the due and punctual payment of all payment obligations of the Company Group (as defined in the Excluded Business Separation Agreement) under or in connection with the Excluded Business Separation Agreement as any such obligation may, from time to time, become due and payable thereunder or with respect thereto. The Parent Operating Partnership acknowledges that the foregoing guarantee is one of payment, not collection or collectability, and such guarantee obligation is primary without requirement of presentment, demand for payment, notice of non-performance or other notice of any kind.

***

90

IN WITNESS WHEREOF, Parent, Merger Sub, Parent Operating Partnership, Company, Company Operating Partnership, the Company Stockholders, the Company Unitholders and the Company Investors have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

PARENT:

STARWOOD WAYPOINT RESIDENTIAL TRUST,
a Maryland real estate investment trust

By:	/s/ Douglas R. Brien
	Name:	Douglas R. Brien
	Title:	Chief Executive Officer

MERGER SUB: SWAY HOLDCO, LLC,
a Delaware limited liability company

By:	/s/ Douglas R. Brien
	Name:	Douglas R. Brien
	Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

PARENT OPERATING PARTNERSHIP:

STARWOOD WAYPOINT RESIDENTIAL PARTNERSHIP, L.P.,
a Delaware limited partnership

By: Starwood Waypoint Residential GP, Inc. its sole general partner

By:	/s/ Douglas R. Brien
	Name:	Douglas R. Brien
	Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

COMPANY:

COLONY AMERICAN HOMES, INC.,
a Maryland corporation

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COMPANY OPERATING PARTNERSHIP: CAH OPERATING PARTNERSHIP, L.P.,
a Delaware Limited Partnership

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COMPANY STOCKHOLDERS: CSFR PARENT REIT, INC.,
a Maryland corporation

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

CSFR PARENT REIT II, INC.,
a Maryland corporation

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Signature Page to Merger Agreement]

COMPANY UNITHOLDERS:

CFI CSFR INVESTOR, LLC,
a Delaware limited liability company

By: Colony Capital Operating Company, LLC,
as sole managing member

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

CLASS B HOLDCO, LLC,
a Delaware limited liability company

By: Colony SFR Holdings, LLC,
its managing member
By: CAH Manager, LLC,
its managing member

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COLONY DISTRESSED CREDIT FUND II, L.P.,
a Delaware limited partnership

By: Colony Capital Credit II, L.P.,
its general partner
By: ColonyGP Credit II, LLC,
its general partner

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Signature Page to Merger Agreement]

SERIES X HOLDCO, LLC,
a Delaware limited liability company

By: Manager Holdco LLC,
its managing member
By: Colony AH Member, LLC,
its managing member

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

MANAGER HOLDCO, LLC,
a Delaware limited liability company

By: Colony AH Member, LLC,
its managing member

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COMPANY INVESTORS:

CFI CSFR INVESTOR, LLC,
a Delaware limited liability company

By: Colony Capital Operating Company, LLC,
as sole managing member

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Signature Page to Merger Agreement]

CLASS B HOLDCO, LLC,
a Delaware limited liability company

By: Manager Holdco LLC,
its managing member
By: Colony AH Member, LLC,
its managing member

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COLONY DISTRESSED CREDIT FUND II, L.P.,
a Delaware limited partnership

By: Colony Capital Credit II, L.P.,
its general partner
By: ColonyGP Credit II, LLC,
its general partner

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

SERIES X HOLDCO, LLC, a Delaware limited liability company

By: Manager Holdco LLC, its managing member
By: Colony AH Member, LLC, its managing member

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Signature Page to Merger Agreement]

MANAGER HOLDCO, LLC,
a Delaware limited liability company

By: Colony AH Member, LLC,
its managing member

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COLONY AMERICAN HOMES HOLDINGS I, L.P., a Delaware limited partnership

By: ColonyGP American Homes, LLC,
its general partner

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COLONY AMERICAN HOMES HOLDINGS II, L.P.,
a Cayman Islands exempted limited partnership

By: ColonyGP American Homes, LLC,
its general partner

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Signature Page to Merger Agreement]

COLONY AMERICAN HOMES HOLDINGS III, L.P.,
a Delaware limited partnership

By: ColonyGP American Homes, LLC,
its general partner

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COLONY AMERICAN HOMES HOLDINGS IV, L.P., a Cayman Islands exempted limited partnership

By: ColonyGP American Homes, LLC, its general partner

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Signature Page to Merger Agreement]

Annex C

[LETTERHEAD OF WELLS FARGO SECURITIES, LLC]

September 19, 2015

The Special Committee

of the Board of Trustees

Starwood Waypoint Residential Trust

1999 Harrison St.

Oakland, California 94612

The Special Committee of the Board of Trustees:

The Special Committee of the Board of Trustees (the “Special Committee”) of Starwood Waypoint Residential Trust, a Maryland real estate investment trust (“SWAY”), has asked Wells Fargo Securities, LLC (“Wells Fargo Securities”) to advise it with respect to the fairness, from a financial point of view, to SWAY of the Initial Contribution Consideration (as hereinafter defined) to be paid pursuant to a Contribution Agreement (the “Contribution Agreement”) to be entered into among SWAY, Starwood Waypoint Residential Partnership, L.P., a Delaware limited partnership (“SWAY OP”), Starwood Capital Group Global, L.P., a Delaware limited partnership (“SCGG”), and SWAY Management LLC, a Delaware limited liability company which provides management services to SWAY (“Manager”). The Contribution Agreement provides, among other things, for the contribution by SCGG to SWAY OP of all right, title and interest in and to the outstanding membership interests in Manager (such contribution, the “Contribution”) in exchange for aggregate consideration consisting of 6,400,000 Common Units of SWAY OP (as such Common Units are defined in the Amended and Restated Limited Partnership Agreement of SWAY OP, dated as of January 16, 2014 (the “Partnership Agreement”), between Starwood Waypoint Residential GP, Inc. and SWAY) (such number of Common Units, the “Initial Contribution Consideration”), subject to adjustment (as to which we express no opinion) as specified in the Contribution Agreement.

We understand that, pursuant to the Contribution Agreement, prior to or concurrently with consummation of the Contribution, (i) the Investment Advisory Agreement, dated as of January 31, 2014, between Manager, acting on behalf of SWAY, and Starwood Capital Group Management, L.L.C. will be terminated, (ii) SWAY will pay to Manager the amount of the Base Management Fee (as defined in the Management Agreement, dated as of January 31, 2014 (the “Management Agreement”), between SWAY and Manager) that has accrued and is unpaid under the Management Agreement through and including the closing date of the Contribution, (iii) Manager will distribute to SCGG certain cash held by Manager immediately prior to consummation of the Contribution, including the amount described in clause (ii) above, and (iv) the Board of Trustees of SWAY will authorize the vesting of any unvested restricted share units outstanding under restricted share unit awards granted by SWAY to Manager (such transactions described in clauses (i) through (iv) above and the other transactions contemplated by the Contribution Agreement (other than the Contribution), collectively, the “Contribution Related Transactions”). We also understand that, in connection with the Contribution and the Contribution Related Transactions, the parties to the Contribution Agreement, as applicable, will enter into a Partnership Agreement amendment, registration rights agreement and certain other related agreements (such agreements, the “Contribution Related Agreements”).

We further understand that, concurrently with the execution of the Contribution Agreement, SWAY, SWAY Holdco, LLC, a Delaware limited liability company and a wholly owned subsidiary of SWAY (“Merger Sub”), SWAY OP, Colony American Homes, Inc., a Maryland corporation (“Colony”), CAH Operating Partnership,

The Special Committee

of the Board of Trustees

Starwood Waypoint Residential Trust

September 19, 2015

L.P., a Delaware limited partnership, and certain investors in Colony will enter into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for, among other things, (i) following consummation of the Contribution, (A) the merger of Colony with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity of the Merger, and the conversion of all outstanding shares of the common stock, par value $0.01 per share, of Colony into common shares of beneficial interest, par value $0.01 per share, of SWAY (“SWAY Common Shares”), and (B) the redemption of all outstanding shares of the preferred stock, par value $0.01 per share, of Colony and (ii) prior to consummation of the Merger, (A) the reorganization and recapitalization of Colony’s ownership structure and (B) the separation and distribution of Colony’s residential specialty finance business that focuses on loans to small-sized and mid-sized aggregators of single-family homes, in each case, in accordance with a reorganization step plan (such transactions described in clauses (i) and (ii) above and the other transactions contemplated by the Merger Agreement, the “Merger Related Transactions” and, together with the Contribution Related Transactions, the “Related Transactions”). In addition, we understand that, in connection with the Merger Related Transactions, the parties to the Merger Agreement, as applicable, will enter into separation and distribution, indemnification, registration rights and certain other related agreements (such agreements, together with the Merger Agreement and the Contribution Related Agreements, the “Related Agreements”). The terms and conditions of the Contribution and the Related Transactions are more fully set forth in the Contribution Agreement and the Merger Agreement.

In arriving at our opinion, we have, among other things:

•	Reviewed a draft, dated September 18, 2015, of the Contribution Agreement, including the financial terms of the Contribution;

•	Reviewed certain publicly available business, financial and other information regarding SWAY, including information set forth in SWAY’s annual report to shareholders for the fiscal year ended December 31, 2014 and annual reports on Form 10-K for the fiscal years ended December 31, 2013 and December 31, 2014 and quarterly report on Form 10-Q for the period ended June 30, 2015;

•	Reviewed certain other business and financial information regarding Manager and SWAY furnished to us by and discussed with the Special Committee and the management of Manager, including (i) financial forecasts and estimates relating to Manager for the fiscal years ending December 31, 2015 through December 31, 2018 prepared by and discussed with the management of Manager (the “Manager Forecasts”), (ii) an alternative version of the Manager Forecasts incorporating certain adjustments thereto as directed by the Special Committee (the “Adjusted Manager Forecasts”), (iii) financial forecasts and estimates relating to SWAY after giving effect to the Contribution and the Related Transactions for the fiscal years ending December 31, 2015 through December 31, 2018 prepared by the management of Manager (the “Pro Forma Forecasts”) and (iv) estimates of the net asset value of SWAY after giving effect to the Contribution and the Related Transactions prepared by the respective managements of Manager and Colony (the “Pro Forma NAV Estimates”);

•	Discussed with the management of Manager the operations and prospects of Manager and SWAY, including the historical financial performance and trends in the results of operations of Manager and SWAY;

•	Discussed with the management of Manager the strategic rationale for the Contribution and the Related Transactions and financial and strategic benefits anticipated by such management to result from the Contribution and the Related Transactions;

•	Participated in discussions and negotiations among representatives of the Special Committee, Manager and their respective advisors regarding the proposed Contribution;

The Special Committee

of the Board of Trustees

Starwood Waypoint Residential Trust

September 19, 2015

•	Reviewed reported prices and trading activity for SWAY Common Shares;

•	Compared certain financial data of Manager with similar data of certain publicly traded companies that we deemed relevant in evaluating Manager;

•	Compared the proposed financial terms of the Contribution with financial terms of certain business combinations and other transactions that we deemed relevant in evaluating Manager;

•	Analyzed the estimated present value of the future cash flows of Manager based upon the Adjusted Manager Forecasts and assumptions relating thereto discussed with and confirmed as reasonable by the Special Committee;

•	Compared certain financial data of SWAY after giving effect to the Contribution and the Related Transactions with similar data of certain publicly traded companies that we deemed relevant in evaluating SWAY (after giving effect to the Contribution and the Related Transactions) and analyzed the estimated present value of the future dividends per share of SWAY based upon the Pro Forma Forecasts; and

•	Considered other information, such as financial studies, analyses, and investigations, as well as financial, economic and market criteria, that we deemed relevant.

In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to us, including all accounting, tax, regulatory and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have relied upon assurances of the Special Committee and the management of Manager that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. Based on the assessments of the Special Committee as to the relative likelihood of achieving the future financial results reflected in the Manager Forecasts and the Adjusted Manager Forecasts, we have been directed by the Special Committee to rely on the Adjusted Manager Forecasts for purposes of our analyses and opinion. With respect to the Adjusted Manager Forecasts, at the direction of the Special Committee, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of the Special Committee (and, to the extent the Manager Forecasts are incorporated therein, also reflect the best currently available estimates, judgments and assumptions of Manager) as to, and are a reasonable basis upon which to evaluate, the future financial performance of Manager and the other matters covered thereby. As the Special Committee is aware, in evaluating SWAY pro forma for the Contribution and the Related Transactions, we have not been provided with access to the management of Colony and, accordingly, we have relied on the management of Manager with respect to such matters. We have assumed that, were we to have access to the management of Colony, any information received would not affect or change our analyses or opinion in any meaningful respect. With respect to the Pro Forma Forecasts and the Pro Forma NAV Estimates which we have been directed to utilize for purposes of our analyses and opinion, we have been advised by the management of Manager, and at the direction of the Special Committee, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of such management as to, and are a reasonable basis upon which to evaluate, the future financial performance and net asset value of SWAY, the potential pro forma effects of the Contribution and the Related Transactions and the other matters covered thereby. We assume no responsibility for, and express no view as to, any forecasts, estimates or other information utilized in our analyses or the judgments or assumptions upon which they are based. We also have assumed that there have been no meaningful changes in the condition (financial or otherwise), results of operations, business or prospects of Manager, SWAY or Colony since the respective dates of the most recent financial statements and other information provided to us and that the Pro Forma Forecasts and the Pro Forma NAV Estimates reflect all assets and liabilities of SWAY in the Contribution and the Related Transactions. We have relied, at the direction of the Special Committee, upon the assessments of the

The Special Committee

of the Board of Trustees

Starwood Waypoint Residential Trust

September 19, 2015

management of Manager as to the potential impact on Manager, SWAY and Colony of certain trends and other developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the residential real estate market, and related credit and financial markets. We have assumed, with the consent of the Special Committee, that there will be no developments with respect to any such matters that would have an adverse effect on Manager, SWAY, Colony or the Contribution or any Related Transactions (including the contemplated benefits thereof to SWAY) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, at the direction of the Special Committee, that there will be no adjustments to the Initial Contribution Consideration that would be meaningful in any respect to our analyses or opinion.

In arriving at our opinion, we have not conducted physical inspections of the properties or assets of Manager, SWAY, Colony or any other entity, nor have we made or been provided with any evaluations or appraisals of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Manager, SWAY, Colony or any other entity. We are not experts in the evaluation of, and we have not evaluated, mortgage, loan or lease portfolios or individual credit files and we express no view or opinion as to the adequacy or sufficiency of allowances for losses or other matters with respect thereto. We also have not evaluated the solvency or fair value, as the case may be, of Manager, SWAY, Colony or any other entity under state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, we have assumed, with your consent, that (i) SWAY and Colony will retain or acquire all assets, properties and rights required for the operation of their respective businesses, (ii) there are appropriate reserves, indemnification arrangements and other provisions with respect to liabilities of or relating to Manager, SWAY and Colony, and (iii) SWAY will not directly or indirectly assume or incur any liabilities that are contemplated to be excluded as a result of the Related Transactions or otherwise.

In rendering our opinion, we have assumed, at the direction of SWAY, that the final form of the Contribution Agreement, when signed by the parties thereto, will not differ from the draft reviewed by us in any respect meaningful to our analyses or opinion, that the Contribution and the Related Transactions will be consummated in accordance with the terms described in the Contribution Agreement and the Related Agreements and in compliance with all applicable Jaws, documents and other requirements, without amendment or waiver of any material terms or conditions and that, in the course of obtaining any necessary governmental, regulatory or third party consents, approvals or agreements for the Contribution and the Related Transactions, no delay, limitation or restriction will be imposed or action will be taken that will have an adverse effect on Manager, SWAY, Colony or the Contribution or any Related Transactions (including the contemplated benefits thereof to SWAY). We have been advised by the management of Manager that SWAY and Colony have operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since their respective formation as a REIT and we have assumed, at the direction of the Special Committee, that the Contribution and the Related Transactions will not adversely affect the status or operations of SWAY or Colony.

We are not expressing any opinion as to what the value of Common Units or SWAY Common Shares actually will be when issued or the prices at which such securities will trade or otherwise be transferable at any time and we have assumed that each Common Unit has a value equivalent to one SWAY Common Share. Our opinion is necessarily based on economic, market, financial and other conditions existing, and information made available to us, as of the date hereof. As the Special Committee is aware, the credit, financial and stock markets have experienced volatility and we express no view or opinion as to any potential effects of such volatility on Manager, SWAY, Colony or the Contribution or any Related Transactions (including the contemplated benefits thereof to SWAY). Although subsequent developments may affect the matters set forth in this opinion, we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on or consider any such events occurring or coming to our attention after the date hereof.

The Special Committee

of the Board of Trustees

Starwood Waypoint Residential Trust

September 19, 2015

Our opinion only addresses the fairness, from a financial point of view and as of the date hereof, to SWAY of the Initial Contribution Consideration to be paid pursuant to the Contribution Agreement to the extent expressly specified herein, and does not address any other terms, aspects or implications of the Contribution or any Related Transactions, including, without limitation, the form or structure of the Initial Contribution Consideration or the Contribution, the form or structure, or financial or other terms, of any Related Transactions, any adjustment to the Initial Contribution Consideration, or any non-compete, non- solicit, transfer or redemption restriction, co-investment, indemnification or other agreement, arrangement or understanding entered into in connection with or contemplated by the Contribution, any Related Transaction or otherwise. In addition, our opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Contribution or any Related Transactions, or class of such persons, relative to the Initial Contribution Consideration or otherwise. We were not requested to, and we did not, participate in the structuring of the Contribution or any Related Transactions. Our opinion also does not address the merits of the underlying decision by SWAY to enter into the Contribution Agreement or any Related Agreements or the relative merits of the Contribution or any Related Transactions compared with other business strategies or transactions available or which have been or might be considered by SWAY or the Special Committee or in which SWAY might engage. We also are not expressing any view or opinion with respect to, and with the consent of SWAY have relied upon the assessments of representatives of SWAY regarding, accounting, tax, regulatory, legal or similar matters as to which we understand that SWAY obtained such advice as it deemed necessary from qualified professionals.

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to the Special Committee with respect to this opinion and will receive a fee for such services in connection with the delivery of this opinion. Wells Fargo Securities may be entitled to an additional fee, at the sole discretion of the Special Committee, upon consummation of the Contribution. In addition, SWAY has agreed to reimburse certain of Wells Fargo Securities’ expenses and to indemnify us and certain related parties against certain liabilities that may arise out of our engagement. Wells Fargo Securities and our affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which we and such affiliates receive customary fees and, given certain policies and procedures designed to preserve the independence of our research and credit analysts, the views of such analysts may differ from those reflected in our analyses and opinion. Wells Fargo Securities and our affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to SWAY, SCGG, Colony and certain related entities, for which Wells Fargo Securities and such affiliates have received and would expect to receive fees including, during the past two years, having acted or acting as (i) a calculation agent and paying agent and/or a lender or buyer under certain asset-backed, construction, repurchase and other credit facilities of SWAY, SCGG and certain related entities, (ii) a certificate administrator for a private offering of single-family rental pass-through certificates by a trust established by SWAY, (iii) an underwriter for various equity and debt offerings of an entity related to SCGG and (iv) an agent and broker to SCGG, Colony and certain related entities for sales of real estate assets and loans, real estate debt financings and other transactions. Furthermore, a Wells Fargo Securities employee who is member of the Wells fargo Securities deal team providing services to the Special Committee in connection with the Contribution is currently a member of the Board of Directors of a portfolio company of SCGG. In the ordinary course of business, Wells Fargo Securities and our affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of SWAY, SCGG, Colony and certain related entities for our and our affiliates’ own account and for the accounts of customers and , accordingly, may at any time hold a long or short position in such securities or financial instruments.

The Special Committee

of the Board of Trustees

Starwood Waypoint Residential Trust

September 19, 2015

It is understood that this opinion is for the information and use of the Special Committee (in its capacity as such) in connection with its evaluation of the Contribution. Our opinion does not constitute a recommendation to the Special Committee or to any other person or entity in respect of the Contribution or any Related Transactions, including as to how any securityholder should vote or act in connection with the Contribution, any Related Transactions or any other matters.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Initial Contribution Consideration to be paid in the Contribution pursuant to the Contribution Agreement is fair, from a financial point of view, to SWAY.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

Annex D

CONFIDENTIAL

September 19, 2015

Starwood Waypoint Residential Trust

1999 Harrison Street

Oakland, California 94612

The Board of Trustees:

You have requested our opinion as to the fairness, from a financial point of view, to the pre-Transaction (as defined below) holders of common shares of beneficial interest, par value $0.01 per share (“Company Common Shares”), of Starwood Waypoint Residential Trust (the “Company”) (other than Starwood Capital Group Global, L.P. (the “Contributor”) and its affiliates) of the number of Company Common Shares (such shares, the “Retained Shares”) to be retained by the pre-Transaction holders of Company Common Shares after giving effect to: (i) the Merger (as defined below) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by the Company, SWAY Holdco LLC, a wholly owned subsidiary of the Company (the “Merger Sub”), Starwood Waypoint Residential Partnership, L.P., a wholly owned subsidiary of the Company (the “Company OP”), Colony American Homes, Inc. (“CAH”), CAH Operating Partnership, L.P., a wholly owned subsidiary of CAH, and the other parties thereto; and (ii) the Contribution (as defined below) contemplated by the Contribution Agreement (the “Contribution Agreement”) to be entered into by and among the Company, the Company OP, the Contributor and SWAY Management, LLC, the external manager and advisor of the Company and a wholly owned subsidiary of the Contributor (the “Manager”). As more fully described in the Merger Agreement, CAH will be merged with and into the Merger Sub (the “Merger”) and all of the issued and outstanding shares of the common stock par value $0.01 per share, of CAH will be converted into the right to receive, in the aggregate, 64,869,583 Company Common Shares. As more fully described in the Contribution Agreement, the Contributor will contribute to the Company OP all of the equity interests of the Manager in exchange for 6,400,000 common units of the Company OP, subject to adjustment as specified in the Contribution Agreement (the “Contribution,” and together with the Merger, the “Transaction”).

In addition, prior to the Merger, pursuant to a Separation and Distribution Agreement (the “Distribution Agreement”) to be entered into by and among CAH and the other parties thereto, CAH will distribute to its indirect equity holders all of the equity interests of subsidiaries of CAH that will be holding the assets and liabilities relating to CAH’s residential specialty finance business, as more fully described in the Distribution Agreement (the “Distribution”).

We have acted as your financial advisor in connection with the Merger and will receive a fee for our services, the principal portion of which is contingent upon consummation of the Merger. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, CAH, the Contributor and their respective affiliates. We have provided investment banking and other services to affiliates of the Contributor and CAH unrelated to the Transaction and currently and in the future may provide such services to the Company, the Contributor and the shareholders of CAH and their respective affiliates and have received and may receive compensation for such services.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Merger, the Contribution or any other matter. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Merger Agreement or the Contribution Agreement or any aspect or implication of the Merger or the Contribution, except as to the Retained Shares to the extent expressly specified herein. Our opinion relates to the value of a Company Common Share prior to giving effect to the Transaction as compared to the value of a share of Company Common Stock after giving effect to the Transaction. We have also not been asked to, nor do we, offer any opinion as to the terms of the Contribution Agreement. With your consent, we express no opinion as to what the value of Company Common Shares actually will be when issued pursuant to the Merger or the Contribution or the prices at which Company Common Shares may trade at any time. We are not tax, legal, regulatory or accounting experts and have assumed and relied upon, without independent verification, the assessments of the Company and its other advisors with respect to tax, legal, regulatory and accounting matters. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement, the Contribution Agreement and the Distribution Agreement will not differ in any material respect from the drafts that we have reviewed, that the Merger, the Contribution and Distribution will be consummated in accordance with their respective terms and that the parties to the Merger Agreement, the Contribution Agreement and the Distribution Agreement will comply with all the material terms of the Agreement, the Contribution Agreement and the Distribution Agreement, as applicable. We also have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger and the Contribution will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on CAH, the Manager or the Company or on the expected benefits to the Company of the Merger and the Contribution. In addition, representatives of the Company have advised us, and we have assumed, with your consent, that the Merger will qualify as a reorganization for federal income tax purposes. We also have not been requested to, and have not, participated in the structuring or negotiation of the Contribution.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of CAH furnished to us by CAH, including financial forecasts provided to or discussed with us by the management of CAH and reviewed and approved for our use by management of the Company; (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iv) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Manager furnished to us by the Manager, including financial forecasts provided to or discussed with us by the management of the Manager and reviewed and approved for our use by management of the Company; (v) reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Contribution and the Merger (the “Expected Synergies”) furnished to us by the Company and CAH; (vi) conducted discussions with members of the senior managements and representatives of the Company, CAH and the Manager concerning the information described in clauses (i)-(v) of this paragraph, as well as the businesses and prospects of CAH and the Company generally; (vii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (viii) reviewed a draft, dated September 18, 2015, of the Merger Agreement, a draft, dated September 18, 2015, of the Contribution Agreement and a draft, dated September 18, 2015, of the Distribution Agreement; (ix) participated in certain discussions and negotiations among representatives of the Company and CAH and their advisors; and (x) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

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In connection with our review, we have not assumed any responsibility for independent verification of any of the information supplied to, discussed with or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of CAH, the Company or the Manager, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and other information relating to CAH, the Company and the Manager, the Expected Synergies referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CAH, the Company or the Manager, as the case may be, as to the future performance of CAH, the Company and the Manager and such Expected Synergies (including the amount, timing and achievability thereof). We also have assumed, at your direction, that the future financial results (including Expected Synergies) reflected in such forecasts will be achieved at the times and in the amounts projected.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

This opinion is for the use and benefit of the Board of Trustees of the Company (in its capacity as such) in its evaluation of the Transaction and may not be disclosed without our prior written consent. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company or CAH.

In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger or the Contribution, or any class of such persons, relative to the Retained Shares or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Retained Shares to be retained by the pre-Transaction holders of Company Common Shares after giving effect to the Merger and the Contribution is fair from a financial point of view to such holders (other than the Contributor and its affiliates).

Very truly yours,

/s/ MOELIS & COMPANY LLC

MOELIS & COMPANY LLC

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Annex E

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 21, 2015, by and among Starwood Waypoint Residential Trust, a Maryland real estate investment trust (“Oakland”), for the benefit of the Holders (as defined below). Certain capitalized terms used herein shall have the meanings ascribed to such terms in Section 1.

RECITALS:

WHEREAS, Oakland has entered into a Contribution Agreement dated as of September 21, 2015 (the “Contribution Agreement”) with Starwood Waypoint Residential Partnership, L.P., a Delaware limited partnership (“Oakland OP”), Starwood Capital Group Global, L.P., a Delaware limited partnership (“Oakland Capital”), and SWAY Management LLC, a Delaware limited liability company (“Oakland Manager”), pursuant to which Oakland Capital is contributing the outstanding membership interests of Oakland Manager to Oakland OP in exchange for the consideration described therein, including Common Units of limited partnership interest (the “OP Units”) issued by Oakland OP;

WHEREAS, upon the terms and subject to the conditions contained in the OP Partnership Agreement, the OP Units will be redeemable for cash or, at the option of Oakland, subject to purchase by Oakland for cash or shares of common stock of Oakland, par value $0.01 per share (the “Common Stock”);

WHEREAS, Oakland has entered into an Agreement and Plan of Merger dated as of September 21, 2015 (the “Merger Agreement”) with Oakland OP, SWAY Holdco LLC, a Delaware limited liability company (“Oakland Sub”), Colony American Homes, Inc., a Maryland corporation (“Scottsdale”), CAH Operating Partnership, L.P., a Delaware limited partnership, and the Persons identified therein as the Scottsdale Stockholders and the Scottsdale Unitholders, pursuant to which, among other things, the shareholders of Scottsdale are receiving shares of Common Stock that are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, as a condition to the consummation of the transactions contemplated by the Contribution Agreement and the Merger Agreement, Oakland has agreed to grant the registration rights set forth herein for the benefit of the Holders; and

WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of Oakland and the mutual covenants of the parties relating thereto.

NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

Section 1. Certain Definitions. In this Agreement, the following terms have the following respective meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Articles” means the Articles of Amendment and Restatement of Oakland, as amended from time to time.

“Board” means the Board of Trustees of Oakland.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

“Closing Date” has the meaning ascribed to it in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” has the meaning ascribed to it in the recitals hereof.

“Company Notice” has the meaning ascribed to it in Section 2(b).

“Contribution Agreement” has the meaning ascribed to it in the recitals hereof.

“Demand Registration” has the meaning ascribed to it in Section 2(a).

“End of Suspension Notice” has the meaning ascribed to it in Section 4(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means a Holder of Registrable Shares, including (i) each Person listed on Schedule I, as may be amended from time to time to reflect transferees permitted by Section 10, and (ii) each Person holding Registrable Shares as a result of a transfer, distribution or assignment to that Person of Registrable Shares (other than pursuant to an effective Resale Registration Statement or Rule 144), provided, if applicable, such transfer, distribution or assignment is made in accordance with Section 10 of this Agreement and (x) Section 4.07 of the Contribution Agreement or (y) Section 7.12 of the Merger Agreement, as applicable.

“Indemnified Party” has the meaning ascribed to it in Section 8(c).

“Indemnifying Party” has the meaning ascribed to it in Section 8(c).

“Majority Selling Holders” means (i) a majority of the Oakland Capital Holders, if any of their Registrable Shares are proposed to be included in an underwritten sale of Registrable Shares, and (ii) a majority of the other Holders whose Registrable Shares are proposed to be included in such underwritten sale of Registrable Securities.

“Maximum Number of Shares” has the meaning ascribed to it in Section 2(c).

“Merger Agreement” has the meaning ascribed to it in the recitals hereof.

“Non-Oakland Capital Allocation” has the meaning ascribed to it in Section 2(c).

“NYSE” means the New York Stock Exchange.

“Oakland Capital” has the meaning ascribed to it in the recitals.

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“Oakland Capital Allocation” has the meaning ascribed to it in Section 2(c).

“Oakland Capital Holders” means Oakland Capital and its permitted transferees.

“Oakland Manager” has the meaning ascribed to it in the recitals.

“Oakland OP” has the meaning ascribed to it in the recitals.

“OP Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of [Oakland] Residential Partnership, L.P. dated as of January 16, 2014, as amended, between [Oakland] Residential GP, Inc., as general partner, and Oakland and Oakland Capital, as limited partners, as amended from time to time.

“OP Units” has the meaning ascribed to it in the recitals.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

“Piggyback Registration” has the meaning ascribed to it in Section 3(a).

“Prospectus” means the prospectus included in any Resale Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Resale Registration Statement in reliance upon
Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the offering of any portion of the Registrable Shares covered by such Resale Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Shares” means, with respect to any Holder, (i) the shares of Common Stock that are issued pursuant to the Merger Agreement, including pursuant to any indemnification provision therein, either owned of record or beneficially by such Holder, (ii) the shares of Common Stock that are issued or issuable to such Holder upon any purchase by Oakland of any OP Units issued pursuant to the Contribution Agreement and (iii) any additional securities issued or issuable as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares of Common Stock (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise); provided that shares of Common Stock shall cease to be Registrable Securities with respect to any Holder at the time such shares have been (a) sold pursuant to a Resale Registration Statement or sold pursuant to Rule 144, or (b) sold to Oakland or any of its subsidiaries.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including (i) all fees of the Commission, the NYSE or such other exchange on which the Registrable Shares are listed from time to time, and FINRA, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and NYSE or other applicable exchange), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Resale Registration Statement, any Prospectus, any amendments or supplements thereto, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on the NYSE or other applicable exchange pursuant to Section 5.1(j), (v) the fees and disbursements of counsel for Oakland and of the independent public accountants of Oakland (including the expenses of any special audit, agreed upon procedures and “cold comfort” letters required by or incident to such performance), and (vi) any fees and disbursements

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customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by Oakland in connection with any Resale Registration Statement); provided, however, that Registration Expenses will exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (ii) above.

“Renewal Deadline” has the meaning ascribed to it in Section 2(g).

“Resale Registration Statement” means any one or more registration statements of Oakland filed under the Securities Act, whether pursuant to a Demand Registration, Piggyback Registration or otherwise, covering the resale of any of the Registrable Shares pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statements, including post-effective amendments and new registration statements, in each case including the prospectus contained therein, all exhibits thereto and all materials and documents incorporated by reference therein.

“Rule 144”, “Rule 158”, “Rule 415” or “Rule 424”, respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” has the meaning ascribed to it in the recitals hereof.

“Selling Expenses” means, if any, all underwriting or broker fees, discounts and selling commissions or similar fees or arrangements, fees of counsel to the selling Holders (other than as specifically provided in the definition of “Registration Expenses” above) and transfer taxes allocable to the sale of the Registrable Shares included in the applicable offering.

“Suspension Event” has the meaning ascribed to it in Section 4(c).

“Suspension Notice” has the meaning ascribed to it in Section 4(c).

Section 2. Demand Registration Rights.

(a) Subject to the provisions hereof, each Holder, at any time from and after the date hereof, may request registration for resale under the Securities Act of all or part of the Registrable Shares (a “Demand Registration”) by giving written notice thereof to Oakland (which request will specify the number of shares of Registrable Shares to be offered by such Holder, whether the intended manner of sale will include or involve an underwritten offering and whether such Resale Registration Statement will be a “shelf” Resale Registration Statement under Rule 415 promulgated under the Securities Act). Subject to Sections 2(c) and 2(e) below and the penultimate sentence of this Section 2(a), Oakland will use commercially reasonable efforts (i) to file a Resale Registration Statement (which will be a “shelf” Resale Registration Statement under Rule 415 promulgated under the Securities Act if requested pursuant to such Holder’s request pursuant to the first sentence of this Section 2(a)) registering for resale such number of Registrable Shares as requested to be so registered within 30 days in the case of a registration on Form S-3 (and 60 days in the case of a registration on Form S-11 or such other appropriate form) after such Holder’s request therefor, and (ii) to cause such Resale Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. Notwithstanding the foregoing, Oakland will not be required to effect a registration pursuant to this Section 2(a):

(i) with respect to securities that are not Registrable Shares,

(ii) if, in the case of an Oakland Capital Holder, such request results in the cumulative requests for Demand Registrations by Oakland Capital Holders, for which a registration statement has been filed and declared effective, exceeding three (3),

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(iii) within 180 days after the effective date of a prior registration in respect of Oakland’s Common Stock, or

(iv) prior to the nine (9) month anniversary of the Closing Date.

If permitted under the Securities Act, such Resale Registration Statement will be one that is automatically effective upon filing. Notwithstanding anything to the contrary contained in this Section 2(a), if at the time Oakland receives a request for a Demand Registration Oakland has an effective shelf registration statement, Oakland may include all or part of the Registrable Shares covered by such request (including the Registrable Shares of other Holders requesting inclusion pursuant to Section 2(b)) in such shelf registration statement, including by virtue of including the Registrable Shares in a prospectus supplement to such shelf registration statement and filing such prospectus supplement pursuant to Rule 424(b)(7) under the Securities Act (in which event, Oakland shall be deemed to have satisfied its registration obligation under this Section 2(a) with respect to such Demand Registration request and such shelf registration statement shall be deemed to be a Resale Registration Statement for purposes of this Agreement and, if any Oakland Capital Holder initiated such request, such request shall be counted toward the total number of Demand Registrations of the Oakland Capital Holders, subject, as to all of the foregoing, to compliance with the provisions of this Agreement regarding underwritten offerings, if such Demand Registration request specified an intention to effect an underwritten offering of Registrable Securities).

(b) Within 10 days after receipt of any request for a Demand Registration under Section 2(a), Oakland shall give written notice of such requested registration (which shall specify the intended method of disposition of such Registrable Securities) to all other Holders of Registrable Securities (a “Company Notice”) and Oakland shall include (subject to the provisions of this Agreement) in such registration, all Registrable Securities with respect to which Oakland has received written requests for inclusion therein within 15 days after the delivery of such Company Notice; provided that any such other Holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective. Oakland may include in a Demand Registration shares of Common Stock for sale for its own account or for the account of other security holders of Oakland.

(c) If such Demand Registration is in respect of an underwritten offering and the managing underwriters of the requested Demand Registration advise Oakland and the Holder(s) covered by such Demand Registration that in the reasonable opinion of the managing underwriters the number of shares of Common Stock proposed to be included in the Demand Registration exceeds the number of shares of Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share) (such maximum number of shares, the “Maximum Number of Shares”), Oakland will include in such Demand Registration only such number of shares of Common Stock that, in the reasonable opinion of the managing underwriters, can be sold without materially delaying or jeopardizing the success of the offering (including the offering price per share), which shares of Common Stock will be so included in the following order of priority, unless otherwise agreed by Oakland and the Holders covered by such Demand Registration: (i) first, the Registrable Shares of Holders, provided that if such Holders includes the Oakland Capital Holders, (1) the number of Registrable Shares of Oakland Capital Holders included in such Demand Registration shall not exceed the greater of (x) twenty-two and one-half percent (22-1/2%) of the Maximum Number of Shares (the “Oakland Capital Allocation”), and (y) the Oakland Capital Allocation, plus, if any, the remainder of the Non-Oakland Capital Allocation (such number of shares shall be allocated among such Oakland Capital Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Oakland Capital Holder), and (2) the number of Registrable Shares of the other Holders included in such Demand Registration shall not exceed the greater of (x) seventy-seven and one-half percent (77-1/2%) of the Maximum Number of Shares (the “Non-Oakland Capital Allocation”), and (y) the Non-Oakland Capital Allocation, plus, if any, the remainder of the Oakland Capital Allocation (such number of shares shall be allocated among such Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Holder), (ii) second, any shares of Common Stock Oakland proposes to sell, and (iii) third, any other shares of Common Stock that have been requested to be so included.

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(d) If any of the Registrable Shares covered by a Demand Registration are to be sold in an underwritten offering, the Company shall have the right to (i) select the underwriters (and their roles) in the offering and (ii) determine the structure of the offering and negotiate the terms of any underwriting agreement as they relate to the Holders, including the number of shares to be sold (if not all shares offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount; provided that such underwriters, structure and terms are reasonably acceptable to Majority Selling Holders.

(e) Notwithstanding the foregoing, if the Board determines in its good faith judgment that the filing of a Demand Registration would (i) be seriously detrimental to Oakland in that such registration would interfere with a material corporate transaction, or (ii) require the disclosure of material non-public information concerning Oakland that at the time is not, in the good faith judgment of the Board, in the best interests of Oakland to disclose and is not, in the opinion of Oakland’s counsel, otherwise required to be disclosed, then Oakland will have the right to defer such filing for the period during which such registration would be seriously detrimental; provided, however, that (x) Oakland may not defer such filing for a period of more than 60 days after receipt of any demand by a Holder, and (y) Oakland will not exercise its right to defer a Demand Registration more than once in any 12-month period. Oakland will give written notice of its determination to the requesting Holder(s) to defer the filing and of the fact the purpose for such deferral no longer exists, in each case, promptly after the occurrence thereof.

(f) Upon the date of effectiveness of any Demand Registration, Oakland will use commercially reasonable efforts to keep the Resale Registration Statement continuously effective until such time as all of the Registrable Shares covered by such Demand Registration have been sold pursuant to such Demand Registration.

(g) If, by the third anniversary (the “Renewal Deadline”) of the initial effective date of a Resale Registration Statement filed pursuant to Section 2(a), any of the Registrable Shares remain unsold by the Holders included on such registration statement, Oakland will file, if it has not already done so and is eligible to do so, a new Resale Registration Statement covering the Registrable Shares included on the prior Resale Registration Statement; if at the Renewal Deadline Oakland is not eligible to file an automatic shelf registration statement, Oakland will, if it has not already done so, file a new Resale Registration Statement and will use commercially reasonable efforts to cause such Resale Registration Statement to be declared effective within 180 days after the Renewal Deadline; and Oakland will take all other action necessary or appropriate to permit the public offering and sale of the Registrable Shares to continue as contemplated in the expired Resale Registration Statement. References herein to Resale Registration Statement shall include such new shelf registration statement.

Section 3. Piggy-Back Registration Rights.

(a) If at any time Oakland has registered, or has determined to register, any of its securities for its own account or for the account of other security holders of Oakland on any registration form (other than on Forms S-4 or S-8) that permits the inclusion of the Registrable Shares (a “Piggyback Registration”), Oakland will give the Holders written notice thereof promptly (but in no event less than 20 days prior to the anticipated filing date) and, subject to Section 3(b), will include in such registration all Registrable Shares requested to be included therein pursuant to the written request of one or more Holders received within 10 days after delivery of Oakland’s notice. Notwithstanding the foregoing, Oakland will not be required to include any Registrable Shares in any registration under this Section 3(a) prior to the nine (9) month anniversary of the Closing Date.

(b) (i) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of Oakland, and the managing underwriters advise Oakland and the Holders that, in the reasonable opinion of the managing underwriters, the number of shares of Common Stock proposed to be included in such registration exceeds the Maximum Number of Shares, Oakland will include in such registration, unless otherwise agreed by Oakland and the Holders, (i) first, the number of shares of Common Stock that Oakland proposes to sell, and (ii) second, the Registrable Shares of Holders, provided that if such Holders includes the Oakland Capital Holders, (1) the number of Registrable Shares of Oakland Capital Holders included in such registration shall not exceed the

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greater of (x) the Oakland Capital Allocation, and (y) the Oakland Capital Allocation, plus, if any, the remainder of the Non-Oakland Capital Allocation (such number of shares shall be allocated among such Oakland Capital Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Oakland Capital Holder), and (2) the number of Registrable Shares of the other Holders included in such registration shall not exceed the greater of (x) the Non-Oakland Capital Allocation, and (y) the Non-Oakland Capital Allocation, plus, if any, the remainder of the Oakland Capital Allocation (such number of shares shall be allocated among such Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Holder). For purposes of the calculations under this Section 3(b)(i), each of the Oakland Capital Allocation and the Non-Oakland Capital Allocation shall be reduced by the number of shares to be sold by Oakland.

(ii) If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of shares of Common Stock other than under this Agreement, and the managing underwriters advise Oakland that, in the reasonable opinion of the managing underwriters, the number of shares of Common Stock proposed to be included in such registration exceeds the Maximum Number of Shares, then Oakland will include in such registration, unless otherwise agreed by Oakland and the holders (including the Holders, if any), (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration, (ii) second, the Registrable Shares of Holders, provided that if such Holders includes the Oakland Capital Holders, (1) the number of Registrable Shares of Oakland Capital Holders included in such registration shall not exceed the greater of (x) the Oakland Capital Allocation, and (y) the Oakland Capital Allocation, plus, if any, the remainder of the Non-Oakland Capital Allocation (such number of shares shall be allocated among such Oakland Capital Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Oakland Capital Holder), and (2) the number of Registrable Shares of the other Holders included in such registration shall not exceed the greater of (x) the Non-Oakland Capital Allocation, and (y) the Non-Oakland Capital Allocation, plus, if any, the remainder of the Oakland Capital Allocation (such number of shares shall be allocated among such Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Holder), (iii) third, the number of shares of Common Stock requested to be included therein by any other holders, and (iv) fourth, the number of shares of Common Stock that Oakland proposes to sell. For purposes of the calculations under this Section 3(b)(ii), each of the Oakland Capital Allocation and the Non-Oakland Capital Allocation shall be reduced by the number of shares to be sold by the holder(s) requesting such registration.

(c) If any Piggyback Registration is a primary or secondary underwritten offering, Oakland will have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering.

(d) Oakland will not grant to any Person the right to request Oakland to register any Common Stock in a Piggyback Registration unless such rights are consistent with the provisions of this Section 3.

Section 4. Suspension.

(a) Subject to the provisions of this Section 4 and a good faith determination by Oakland that it is in the best interests of Oakland to suspend the use of any Resale Registration Statement, following the effectiveness of such Resale Registration Statement (and the filings with any U.S. federal or state securities commissions), Oakland, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to such Resale Registration Statement for such times as Oakland reasonably may determine is necessary and advisable (but in no event for more than 30 days in any 90-day period or 90 days in any 365-day period), if any of the following events will occur: (i) an underwritten public offering of Common Stock by Oakland if Oakland is advised by the underwriters that the concurrent resale of the Registrable Shares by the Holders pursuant to the Resale Registration Statement would have a material adverse effect on Oakland’s offering, (ii) there is material non-public information regarding Oakland that (A) Oakland determines not to be in Oakland’s best interest to disclose, (B) would, in the good faith determination of Oakland, require any revision to the Resale Registration

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Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) Oakland is not otherwise required to disclose, or (iii) there is a significant bona fide business opportunity (including the acquisition or disposition of assets (other than in the ordinary course of business), including any significant merger, consolidation, tender offer or other similar transaction) available to Oakland that Oakland determines not to be in Oakland’s best interests to disclose.

(b) Upon the earlier to occur of (i) Oakland delivering to the Holders an End of Suspension Notice (as defined below), or (ii) the end of the maximum permissible suspension period, Oakland will use commercially reasonable efforts to promptly amend or supplement the Resale Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Resale Registration Statement so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(c) In the case of an event that causes Oakland to suspend the use of a Resale Registration Statement (a “Suspension Event”), Oakland will give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares, and such notice will state that such suspension will continue only for so long as the Suspension Event or its effect is continuing and Oakland is taking all reasonable steps to terminate suspension of the effectiveness of the Resale Registration Statement as promptly as possible. The Holders will not effect any sales of the Registrable Shares pursuant to such Resale Registration Statement (or such filings) at any time after it has received a Suspension Notice from Oakland and prior to receipt of an End of Suspension Notice. If so directed by Oakland, each Holder will deliver to Oakland (at the reasonable expense of Oakland) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Resale Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from Oakland, which End of Suspension Notice will be given by Oakland to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

Section 5. Registration Procedures.

5.1 In connection with the obligations of Oakland with respect to any registration pursuant to this Agreement, Oakland will:

(a) prepare and file with the Commission, as specified in this Agreement, each Resale Registration Statement, which will comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use commercially reasonable efforts to cause any Resale Registration Statement to become and remain effective as set forth in Section 2;

(b) subject to Section 4, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Resale Registration Statement as may be necessary to keep such Resale Registration Statement effective for the period described in Section 2 hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution specified by the Holders of Registrable Shares covered by such Resale Registration Statement;

(c) furnish to the Holders of Registrable Shares covered by a Resale Registration Statement, without charge, such number of copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as any such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; Oakland hereby consents to the use of such Prospectus, including each preliminary Prospectus, by such Holders in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

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(d) use commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Resale Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic jurisdictions as any Holder covered by a Resale Registration Statement may reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Resale Registration Statement is required to be kept effective pursuant to Section 2 and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder;

(e) notify each Holder with Registrable Shares covered by a Resale Registration Statement promptly and, if requested by any such Holder, confirm such advice in writing (i) when such Resale Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Resale Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Resale Registration Statement is effective as a result of which such Resale Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information will be accompanied by an instruction to suspend the use of the Resale Registration Statement and the Prospectus until the requisite changes have been made);

(f) during the period of time referred to in Section 2, use its best efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Resale Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g) upon request, furnish to each requesting Holder with Registrable Shares covered by a Resale Registration Statement, without charge, at least one conformed copy of such Resale Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) except as provided in Section 4, upon the occurrence of any event contemplated by Section 5.1(e)(iv), use commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Resale Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(i) enter into customary agreements and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Resale Registration Statement;

(j) use commercially reasonable efforts (including seeking to cure in Oakland’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on any securities exchange on which such Registrable Shares are then listed or included, and enter into such customary agreements including a supplemental listing application and indemnification agreement in customary form;

(k) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent Oakland’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Resale Registration Statement as required by Section 2 hereof, Oakland will register the Registrable Shares under the Exchange Act and maintain such registration through the effectiveness period required by Section 2;

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(l) (i) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Resale Registration Statement or Prospectus or amendment or supplement to such Resale Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Resale Registration Statement will have reasonably objected on the grounds that such Resale Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof; provided, however, that Oakland may file such Resale Registration Statement or Prospectus or amendment or supplement following such time as Oakland will have made a good faith effort to resolve any such issue with the objecting Holder and will have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(m) cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Resale Registration Statement from and after a date not later than the effective date of such Resale Registration Statement;

(n) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Resale Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, but subject to any remaining restrictions applicable under Section 4.07 of the Contribution Agreement or Section 7.12 of the Merger Agreement, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates will not bear any transfer restrictive legends arising under federal or state securities laws, and to enable such Registrable Shares to be in such denominations and registered in such names as the Holders may request at least three Business Days prior to any sale of the Registrable Shares;

(o) cause management of Oakland to cooperate as may be reasonably requested with each of the Holders of Registrable Shares covered by a Resale Registration Statement (i) with respect to sales or placements of Registrable Shares with an aggregate offering price of at least $250 million, including by participating in roadshows, one-on-one meetings with institutional investors, and (ii) with respect to all sales or placements, any request for information or other diligence request by any such Holder or any underwriter;

(p) in connection with a public offering of Registrable Shares, whether or not such offering is an underwritten offering, use commercially reasonable efforts to obtain a “comfort” letter from the independent public accountants for Oakland and any acquisition target of Oakland whose financial statements are required to be included or incorporated by reference in any Resale Registration Statement, in form and substance customarily given by independent certified public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of the Registrable Shares being sold pursuant to each Resale Registration Statement;

(q) execute and deliver all instruments and documents (including an underwriting agreement or placement agent agreement, as applicable in customary form) and take such other actions and obtain such certificates and opinions as sellers of the Registrable Shares being sold reasonably request in order to effect a public offering of such Registrable Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the offering is an underwritten offering, (A) make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, with respect to the business of Oakland and its subsidiaries, and the Resale Registration Statement and documents, if any, incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, and (B) use commercially reasonable efforts to furnish to the selling Holders and underwriters of such Registrable Shares opinions and negative assurance letters of counsel to Oakland and updates thereof (which counsel and opinions (in form, scope and substance) will be

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reasonably satisfactory to the managing underwriters, if any, and counsels to the selling Holders of the Registrable Shares), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and any such underwriters; and

(r) upon reasonable request by a Holder, Oakland will file an amendment to any applicable Resale Registration Statement (or Prospectus supplement, as applicable), to name additional Holders of Registrable Shares or otherwise update the information provided by any such Holder in connection with such Holder’s disposition of Registrable Shares.

Section 6. Required Information.

(a) Oakland may require the Holders to furnish in writing to Oakland such information regarding such Holder and the proposed distribution of Registrable Shares by such Holder as Oakland may from time to time reasonably request in writing or as will be required to effect the registration of the Registrable Shares, and no Holder will be entitled to be named as a selling stockholder in any Resale Registration Statement or use the Prospectus forming a part thereof if such Holder does not provide such information to Oakland. Each Holder further agrees to furnish promptly to Oakland in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

(b) Each Holder agrees that, upon receipt of any notice from Oakland of the happening of any event of the kind described in Section 5.1(e)(ii), 5.1(e)(iii) or 5.1(e)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Resale Registration Statement until (i) any such stop order is vacated, or (ii) if an event described in Section 5.1(e)(iii) or 5.1(e)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by Oakland, such Holder will deliver to Oakland (at the reasonable expense of Oakland) all copies, other than permanent file copies then in such Holder’s possession, in its possession of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

Section 7. Expenses of Registration. Oakland will pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement and any other actions that may be taken in connection with the registration contemplated herein. Each Holder participating in a registration pursuant to Section 2 or Section 3, will bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all Selling Expenses and any other expense relating to a registration of Registrable Shares pursuant to this Agreement and any other Selling Expenses relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Resale Registration Statement; provided, however, that each such Holder shall be responsible for its own counsel’s fees and expenses (and no other Holder shall have any responsibility in respect of such fees and expenses).

Section 8. Indemnification and Contribution.

(a) Oakland will indemnify and hold harmless each Holder of Registrable Shares covered by a Resale Registration Statement, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, managers, stockholders, partners, limited partners, agents and employees of each of them (each an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in a Resale Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Oakland of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; in each case, except to the extent, but

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only to the extent, that (A) such untrue statement or omission is based upon information regarding such Holder furnished in writing to Oakland by or on behalf of such Holder expressly for use therein, or (B) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of such Holder expressly for use in the Resale Registration Statement, such Prospectus or in any amendment or supplement thereto.

(b) Each Holder of Registrable Shares covered by a Resale Registration Statement will, severally and not jointly, indemnify and hold harmless Oakland, each director of Oakland, each officer of Oakland who will sign a Resale Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of securities included in a Resale Registration Statement, and each Person who controls any of the foregoing Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Resale Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statement or omission is based upon information regarding such Holder furnished in writing to Oakland by or on behalf of such Holder expressly for use therein, or (ii) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of such Holder expressly for use in the Resale Registration Statement, such Prospectus or in any amendment or supplement thereto.

(c) Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 8 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party will assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party will have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel will be at the expense of the Indemnified Party, unless (i) the employment of such counsel will have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party will not have employed counsel to take charge of the defense of such action or (iii) the Indemnified Party will have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses will be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in this Section 8 is unavailable to a party that would have been an Indemnified Party under this Section 8 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact

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relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Oakland and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).

(e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) In no event will any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 8 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

Section 9. Rule 144. Oakland shall, at Oakland’s expense, for so long as any Holder holds any Registrable Shares, use commercially reasonable efforts to cooperate with the Holders, as may be reasonably requested by any Holder from time to time, to facilitate any proposed sale of Registrable Shares by the requesting Holder(s) in accordance with the provisions of Rule 144, including by using commercially reasonable efforts (i) to comply with the current public information requirements of Rule 144 and (ii) to provide opinions of counsel as may be reasonably necessary in order for such Holder to avail itself of such rule to allow such Holder to sell such Registrable Shares without registration.

Section 10. Transfer of Registration Rights. The rights and obligations of a Holder (including, in the case of an Oakland Capital Holder, the rights of an Oakland Capital Holder) under this Agreement may be transferred or otherwise assigned to a transferee or assignee of Registrable Shares, provided (i) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if such transferee or assignee were an original party hereunder, and (ii) Oakland is given written notice by such Holder of such transfer or assignment stating the name and address of such transferee or assignee and identifying the securities with regard to which such rights and obligations are being transferred or assigned.

Section 11. Miscellaneous.

(a) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties, the transactions contemplated by this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, will be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 11(e). NOTHING IN THIS
SECTION 11(a), HOWEVER, WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS

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IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT WILL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(b) Entire Agreement. This Agreement, together with the Contribution Agreement and the Merger Agreement, constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

(c) Interpretation and Usage. In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to a section, an annex or a schedule, that reference is to a section, an annex or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any statute, rule, regulation or other law means that statute, rule, regulation or law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import will be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form.

(d) Amendment. No supplement, modification, waiver or termination of this Agreement will be binding unless executed in writing by Oakland, the Oakland Capital Holders and the Holders (excluding the Oakland Capital Holders) of at least a majority of the Registrable Shares (excluding the Registrable Shares held by the Oakland Capital Holders) (it being understood that a modification of Schedule I hereto to reflect a transfer permitted by Section 10 shall not be deemed to require such approval).

(e) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement will be in writing (except as otherwise provided in this Agreement), and will be effective and deemed to have been received (i) when delivered in person, (ii) when receipt is acknowledged by recipient if sent by fax or e-mail, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next Business Day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices will be addressed as follows: (A) if to a Holder, at such Holders’ address or fax number set forth on Schedule I hereto, or at such other address or fax number as such Holder will have furnished to Oakland in writing, or (B) if to any assignee or transferee of a Holder, at such address or fax number as such assignee or transferee will have

14

furnished Oakland in writing, or (c) if to Oakland, at the address of its principal executive offices and addressed to the attention of the President, or at such other address or fax number as Oakland will have furnished to the Holders. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to a designated representative of such Holder.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided, however, that each party executes one or more counterparts), each of which will be enforceable against the parties actually executing such counterparts, and all of which together will constitute one instrument. This Agreement may be executed in any number of separate counterparts (including by means of facsimile or portable document format (pdf)), each of which is an original but all of which taken together will constitute one and the same instrument.

(g) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

(h) Section Titles. Section titles are for descriptive purposes only and will not control or alter the meaning of this Agreement as set forth in the text.

(i) Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective successors and permitted assigns and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any successor or permitted assignee of any Holder will acquire Registrable Shares in any manner, whether by operation of law or otherwise, (a) such successor or permitted assignee will be entitled to all of the benefits of a “Holder” under this Agreement (and, in the case of a successor or permitted assign of an Oakland Capital Holder, all of the benefits of an Oakland Capital Holder) and (b) such Registrable Shares will be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person will be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

(j) Remedies; No Waiver. Each party acknowledges and agrees that the other parties would be irreparably damaged in the event that the covenants set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to seek an injunction to specifically enforce the terms of this Agreement solely in the courts specified in Section 11(a), in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement will impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy will preclude any further exercise of it or the exercise of any other remedy.

(k) Termination. This Agreement shall terminate without any further action of the parties, and be of no further force or effect, in the event that the Merger Agreement shall terminate prior to the consummation of the closing of the Merger (as defined in the Merger Agreement).

(l) Attorneys’ Fees. If Oakland or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action is entitled to recover its costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.

(m) Changes in Securities Laws. In the event that any amendment, repeal or other change in the securities laws will render the provisions of this Agreement inapplicable, Oakland will provide the Holders with substantially similar rights to those granted under this Agreement and use its good faith efforts to cause such rights to be as comparable as possible to the rights granted to the Holders hereunder.

***

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STARWOOD WAYPOINT RESIDENTIAL TRUST

By:	/s/ Douglas R. Brien
Name:	Douglas R. Brien
Title:	Chief Executive Officer

STARWOOD CAPITAL GROUP GLOBAL, L.P., a Delaware limited partnership

By:	/s/ Ellis F. Rinaldi
Name:	Ellis F. Rinaldi
Title:	Executive Vice President

CFI CSFR INVESTOR, LLC

By: Colony Capital Operating Company, LLC, as sole managing member

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President

CLASS B HOLDCO, LLC

By: Manager Holdco LLC, its managing member

By: Colony AH Member, LLC, its managing member

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President

COLONY DISTRESSED CREDIT FUND II, L.P.

By: Colony Capital Credit II, L.P., its general partner

By: ColonyGP Credit II, LLC, its general partner

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President
[Signature Page to Registration Rights Agreement]

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SERIES X HOLDCO, LLC

By: Manager Holdco LLC, its managing member

By: Colony AH Member, LLC, its managing member

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President

MANAGER HOLDCO, LLC

By: Colony AH Member, LLC, its managing member

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President

COLONY AMERICAN HOMES HOLDINGS I, L.P.

By: ColonyGP American Homes, LLC, its general partner

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President

COLONY AMERICAN HOMES HOLDINGS II, L.P.

By: ColonyGP American Homes, LLC, its general partner

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President

COLONY AMERICAN HOMES HOLDINGS III, L.P.

By: ColonyGP American Homes, LLC, its general partner

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President

[Signature Page to Registration Rights Agreement]

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COLONY AMERICAN HOMES HOLDINGS IV, L.P.

By: ColonyGP American Homes, LLC, its general partner

By:	/s/ Mark H. Hedstrom
Name:	Mark H. Hedstrom
Title:	Vice President

[Signature Page to Registration Rights Agreement]

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STARWOOD WAYPOINT RESIDENTIAL TRUST

1999 HARRISON STREET

OAKLAND, CA 94612

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STARWOOD WAYPOINT RESIDENTIAL TRUST	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trustees recommends you vote FOR the following:

	For	Against	Abstain

1.    Approval of the internalization of Starwood Waypoint Residential Trust’s (“SWAY’s”) management through the acquisition of SWAY Management LLC (the “Manager”) in exchange for the issuance to Starwood Capital Group Global, L.P. (“Starwood Capital Group”) of 6,400,000 units of limited partnership of Starwood Waypoint Residential Partnership, L.P. (the “Operating Partnership”), which under certain circumstances are redeemable for Common Shares on a one-for-one basis, and certain post-closing asset-based adjustments in cash, pursuant to the Contribution Agreement dated as of September 21, 2015 among SWAY, the Operating Partnership, the Manager and Starwood Capital Group (the “Internalization Proposal”).

	☐	☐	☐

The Board of Trustees recommends you vote FOR the following proposal:	For	Against	Abstain

2.    Approval of the issuance of 64,869,583 of SWAY’s common shares, $0.01 par value per share, in connection with the merger of Colony American Homes, Inc. (“CAH”) with and into SWAY Holdco, LLC, a wholly owned subsidiary of SWAY (the “Merger Subsidiary”), pursuant to the Agreement and Plan of Merger dated as of September 21, 2015 among SWAY, the Merger Subsidiary, the Operating Partnership, CAH, CAH Operating Partnership, L.P. and the parties identified therein as the Colony Stockholders, the Colony Unitholders and the Colony Investors (the “Merger Share Issuance Proposal”).

	☐	☐	☐

The Board of Trustees recommends you vote FOR the following proposal:	For	Against	Abstain

3.    Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, as determined in the sole discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes to approve the Internalization Proposal and the Merger Share Issuance Proposal

	☐	☐	☐

NOTE: The proxies will vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M87410-P63289

STARWOOD WAYPOINT RESIDENTIAL TRUST

Special Meeting of Shareholders

                                       Pacific Time

This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) Douglas R. Brien and Tamra D. Browne, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of STARWOOD WAYPOINT RESIDENTIAL TRUST that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at             , Pacific Time, on                          , at 1999 Harrison Street, Oakland, CA, 94612, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees’ recommendations.

Continued and to be signed on reverse side